UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FIFTH STREET ASSET MANAGEMENT INC.

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying 0.0001159 by the underlying value of the transaction, which is the $320,000,000 in gross cash consideration payable to Fifth Street Management, LLC, a subsidiary of the Registrant, under the terms of the Asset Purchase Agreement.

(4)	Proposed maximum aggregate value of transaction:

$320,000,000

(5)	Total fee paid:

$37,088

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
Dated September 8, 2017

FIFTH STREET ASSET MANAGEMENT INC.
777 West Putnam Avenue, 3RD Floor
Greenwich, CT 06830

Dear Stockholders:

You are cordially invited to attend the Special Meeting (the “Special Meeting”) of the stockholders of Fifth Street Asset Management Inc. (the “Company”) to be held at the Courtyard Rye, 631 Midland Avenue, Rye, New York 10580 on [•] [•], 2017, at [•] a.m., local time. Only Company stockholders of record at the close of business on [•] [•], 2017 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Special Meeting are given in the accompanying Notice of Special Meeting of Stockholders and proxy statement. This proxy statement is first being sent to Company stockholders on or about [•] [•], 2017.

Company stockholders are being asked to approve the Asset Purchase Agreement, dated as of July 13, 2017 (the “Asset Purchase Agreement”), by and among Fifth Street Management LLC (“FSM”), Oaktree Capital Management, L.P. (“Oaktree”), the Company (solely for the purposes set forth therein) and Fifth Street Holdings L.P. (“FSH”) (solely for the purposes set forth therein) and the transactions contemplated thereby at the Special Meeting. At the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”), and upon the terms and subject to the conditions set forth therein, FSM will sell, convey, assign and transfer to Oaktree and Oaktree will purchase, acquire and accept from FSM all of FSM’s right, title and interest in specified business records with respect to FSM’s existing investment advisory agreements with each of Fifth Street Finance Corp. (“FSC”) and Fifth Street Senior Rate Floating Corp. (“FSFR,” and together with FSC, the “BDCs”) for a purchase price of $320 million in cash. Oaktree will also acquire intellectual property used exclusively in these business records and any goodwill associated with the investment advisory business conducted by FSM pursuant to these investment advisory agreements. The Asset Purchase Agreement also provides for the entry by Oaktree into new investment advisory agreements with each of FSC and FSFR. The shares of common stock of FSC and FSFR owned by FSH will not be sold to Oaktree in connection with such transactions.

The transactions contemplated by the Asset Purchase Agreement will result in the Company no longer having an ongoing investment advisory business. If Company stockholders do not approve the Asset Purchase Agreement and the transactions contemplated thereby or if other conditions to the Closing are not satisfied or waived, the Closing will not occur and FSM’s current relationships with the BDCs will continue until such time as they are not renewed or are otherwise terminated by FSM or the BDCs.

At the Special Meeting, Company stockholders will also be asked to approve (i) the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Purchase Agreement and the transactions contemplated thereby and (ii) the Second Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Charter”), which will permit Company stockholders, by written consent, to take any action required or permitted to be taken by them without a meeting of Company stockholders.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the (i) Asset Purchase Agreement and the transactions contemplated thereby, as described in the accompanying proxy statement, (ii) adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Purchase Agreement and the transactions contemplated thereby and (iii) Amended and Restated Charter, which will permit Company stockholders, by written consent, to take any action required or permitted to be taken by them without a meeting of Company stockholders.

Your vote is very important to us. Whether or not you expect to be present in person at the Special Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via Internet or telephone. Instructions are provided on the proxy card. Returning the proxy card does not deprive you of your right to attend the Special Meeting and to vote your shares in person. Abstentions, votes to “withhold authority” and broker non-votes will have the same effect as a vote “AGAINST” the proposals to approve the (i) Asset Purchase Agreement and the transactions contemplated thereby and (ii) Amended and Restated Charter, which will permit Company stockholders, by written consent, to take any action required or permitted to be taken by them without a meeting of Company stockholders.

We look forward to seeing you at the Special Meeting.

Sincerely,

Leonard M. Tannenbaum
Chairman and Chief Executive Officer

Greenwich, Connecticut

[•] [•], 2017

This proxy statement is first being mailed to stockholders on or about [•] [•], 2017.

FIFTH STREET ASSET MANAGEMENT INC.
777 WEST PUTNAM AVENUE, 3rd FLOOR
GREENWICH, CT 06830

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held at

Courtyard Rye, 631 Midland Avenue, Rye, New York 10580

[•][•], 2017, [•] a.m., local time

______________________________

Dear Stockholders:

A Special Meeting (the “Special Meeting”) of the stockholders of Fifth Street Asset Management Inc. (the “Company”), will be held at the Courtyard Rye, 631 Midland Avenue, Rye, New York 10580, on [•] [•], 2017, at [•] a.m., local time to consider and vote on the following proposals:

1.	To approve the Asset Purchase Agreement, dated as of July 13, 2017, by and among Fifth Street Management LLC (“FSM”), Oaktree Capital Management, L.P. (“Oaktree”), the Company (solely for the purposes set forth therein) and Fifth Street Holdings L.P. (solely for the purposes set forth therein) and the transactions contemplated thereby;

2.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Purchase Agreement and the transactions contemplated thereby;

3.	To approve the Second Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Charter”), which will permit Company stockholders, by written consent, to take any action required or permitted to be taken by them without a meeting of Company stockholders; and

4.	To transact any other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

As discussed in more detail in the accompanying proxy statement, at the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”), and upon the terms and subject to the conditions set forth therein, FSM will sell, convey, assign and transfer to Oaktree, and Oaktree will purchase, acquire and accept from FSM all of FSM’s right, title and interest in specified business records with respect to FSM’s existing investment advisory agreements with each of Fifth Street Finance Corp. (“FSC”) and Fifth Street Senior Rate Floating Corp. (“FSFR”) for a purchase price of $320 million in cash. Oaktree will also acquire intellectual property used exclusively in these business records and any goodwill associated with the investment advisory business conducted by FSM pursuant to these investment advisory agreements. The Asset Purchase Agreement also provides for the entry by Oaktree into new investment advisory agreements with each of FSC and FSFR. The shares of common stock of FSC and FSFR owned by FSH will not be sold to Oaktree in connection with such transactions.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the (i) Asset Purchase Agreement and the transactions contemplated thereby, as described in the accompanying proxy statement, (ii) adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Purchase Agreement and the transactions contemplated thereby and (iii) Amended and Restated Charter, which will permit Company stockholders, by written consent, to take any action required or permitted to be taken by them without a meeting of Company stockholders.

Only Company stockholders of record at the close of business on [•] [•], 2017 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

Thank you for your support of Fifth Street Asset Management Inc.

By the Order of the Board of Directors,

Kerry S. Acocella
Secretary

Greenwich, Connecticut

[•] [•], 2017

Your vote is very important to us. Whether or not you expect to be present in person at the Special Meeting, please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via Internet or telephone. Instructions are provided on the proxy card. Returning the proxy card does not deprive you of your right to attend the Special Meeting and to vote your shares in person. Abstentions, votes to “withhold authority” and broker non-votes will have the same effect as a vote “AGAINST” the proposals to approve the (i) Asset Purchase Agreement and the transactions contemplated thereby and (ii) Amended and Restated Charter, which will permit Company stockholders, by written consent, to take any action required or permitted to be taken by them without a meeting of Company stockholders.

i

ii

Exhibit A:	Asset Purchase Agreement, dated as of July 13, 2017, by and between Fifth Street Management LLC, Oaktree Capital Management, L.P., Fifth Street Asset Management Inc. (solely for the purposes set forth therein), and Fifth Street Holdings L.P. (solely for the purposes set forth therein).

Exhibit B:	Opinion of Houlihan Lokey Capital, Inc.

Exhibit C:	Unaudited Carve-out Financial Statements

Exhibit D:	Unaudited Pro Forma Financial Statements

Exhibit E:	Annual Report on Form 10-K for the fiscal year ended December 31, 2016

Exhibit F:	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017

Exhibit G:	Form of Proposed Second Amended and Restated Certificate of Incorporation of Fifth Street Asset Management Inc.

iii

FIFTH STREET ASSET MANAGEMENT INC.
777 WEST PUTNAM AVENUE, 3RD FLOOR
GREENWICH, CT 06830

PROXY STATEMENT

Special Meeting of Stockholders

SUMMARY TERM SHEET

This summary term sheet highlights selected information included elsewhere in this proxy statement related to the proposed sale of the investment advisory business of Fifth Street Management LLC, a Delaware limited liability company and subsidiary of the Company, with respect to Fifth Street Finance Corp, a Delaware corporation, and Fifth Street Senior Floating Rate Corp., a Delaware corporation, to Oaktree Capital Management, L.P., a Delaware limited partnership, pursuant to the terms and conditions of the Asset Purchase Agreement. The Asset Purchase Agreement is attached as Exhibit A to this proxy statement. We encourage you to read the Asset Purchase Agreement carefully and in its entirety.

This summary term sheet may not contain all of the information that is important to you. To understand the Asset Purchase Agreement more fully and for a more complete description of the legal terms of the Asset Sale, you should carefully read this entire proxy statement, the exhibits to this proxy statement and the documents that we refer to in this proxy statement. Each item in this summary term sheet includes page references directing you to a more complete description of that item in this proxy statement.

Defined Terms

Defined terms regularly used in this proxy statement are set forth below:

•	“777 West Putnam” means 777 West Putnam Avenue LLC.

•	“Action” means any action, claim, demand, suit, litigation, arbitration, proceeding, hearing, examination, audit or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, in law or in equity, by or before any Governmental Entity or arbitral body.

•	“Advisers Act” means the Investment Advisers Act of 1940, as amended.

•	“Amended and Restated Charter” means the proposed Second Amended and Restated Certificate of Incorporation of the Company.

•	“Ancillary Agreements” means the FSC Administration Agreement, the FSFR Administration Agreement, the New Investment Advisory Agreements and the bill of sale, escrow agreement, pledge agreements and related control agreements, each as further described in the section of the proxy statement captioned “The Asset Purchase Agreement—Agreements Related to the Asset Purchase Agreement.”

1

•	“Asset Purchase Agreement” means the Asset Purchase Agreement, dated as of July 13, 2017, by and among FSM, Oaktree, the Company (solely for the purposes set forth therein) and FSH (solely for the purposes set forth therein).

•	“Asset Sale” means the proposed sale of the assets of FSM and the other proposed transactions contemplated by the Asset Purchase Agreement.

•	“BDC Boards of Directors” means the board of directors of each of FSC and FSFR.

•	“BDCs” means FSC and FSFR (each, individually, a “BDC”).

•	“BDC Portfolio Investment” means the loans, securities or other instruments in which a BDC or one of its subsidiaries has invested, either directly or through intermediate funds, vehicles or accounts formed to effectuate such investment, or the loans, securities or other instruments distributed as a dividend thereon, in a reclassification with respect thereto or in an exchange therefor.

•	“BDC Qualifying NAV Reduction” means the amount of any actual reduction in the NAV of a BDC to the extent such reduction was directly caused by, or indirectly caused by (but the reasonably foreseeable result of), the failure of any such representation or warranty to be true and correct.

•	“Board of Directors” means the board of directors of the Company.

•	“Business” means the investment advisory business conducted by FSM pursuant to the Existing Investment Advisory Agreements.

•	“Closing” means the closing of the transactions contemplated by the Asset Purchase Agreement.

•	“Closing Date” means the date on which the Closing occurs.

•	“Code” means the Internal Revenue Code of 1986, as amended.

•	“Company” or “we,” “our” and “us” means Fifth Street Asset Management Inc., a Delaware corporation.

•	“Company Common Stock” means the outstanding shares of Class A and Class B common stock of the Company.

•	“Compensation Committee” means the compensation committee of the Board of Directors.

•	“Competing Transaction” means any proposal or offer made by any natural person or any firm, partnership, limited liability partnership, association, corporation, limited liability company, joint venture, trust, business trust, sole proprietorship, Governmental Entity or other entity or any division thereof (other than Oaktree or any affiliate of Oaktree) to:

2

•	purchase or otherwise acquire, in one transaction or a series of transactions, (i) more than 50% of (A) the assets of the Company or FSM, (B) the equity of FSM or (C) the issued and outstanding shares of Class A common stock of the Company or (ii) shares of Company Common Stock representing more than 50% of the voting power of all issued and outstanding Company Common Stock; or

•	effectuate an assignment or novation of, or similar transaction involving, the Existing Investment Advisory Agreements.

•	“Deferred Bonus and Retention Plan” means the Fifth Street Asset Management Inc. Amended and Restated Deferred Bonus and Retention Plan adopted by the Compensation Committee on January 15, 2015.

•	“DOJ” means the U.S. Department of Justice.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“Existing Administration Agreements” means, collectively, the administration agreement, dated as of January 1, 2015, by and between FSC CT LLC (“FSC CT”) and FSC and the administration agreement, dated as of January 1, 2015, by and between FSC CT and FSFR.

•	“Existing Governmental Matters” means the SEC investigation In the Matter of the Fifth Street Group of Companies, No. HO-12925, dated March 23, 2016, the SEC examination of FSM and Fifth Street CLO Management LLC (SEC File Nos. 801-68676 and 801-101517) and any enforcement or related action brought by a Governmental Entity to the extent arising therefrom.

•	“Existing Investment Advisory Agreements” means, collectively, the fourth amended and restated investment advisory agreement, dated as of March 20, 2017, by and between FSM and FSC and the investment advisory agreement, dated as of June 27, 2013, by and between FSM and FSFR.

•	“FSC” means Fifth Street Finance Corp., a Delaware corporation.

•	“FSC Administration Agreement” means the Administration Agreement, to be dated as of the Closing Date, by and between FSC and Oaktree BDC Administrator.

•	“FSC Board of Directors” means the board of directors of FSC.

•	“FSC Voting Agreement” means the voting agreement, dated as of July 13, 2017, by and among FSH, Mr. Tannenbaum, the Tannenbaum Foundation, the Tannenbaum Trust, 777 West Putnam and Oaktree.

3

•	“FSFR” means Fifth Street Senior Floating Rate Corp., a Delaware corporation.

•	“FSFR Administration Agreement” means the Administration Agreement, to be dated as of the Closing Date, by and between FSFR and Oaktree BDC Administrator.

•	“FSFR Board of Directors” means the board of directors of FSFR.

•	“FSFR Voting Agreement” means the voting agreement, dated as of July 13, 2017, by and among FSH, Mr. Tannenbaum, the Tannenbaum Foundation , the Tannenbaum Trust and Oaktree.

•	“FSH” means Fifth Street Holdings L.P., a Delaware limited partnership.

•	“FSM” means Fifth Street Management LLC, a Delaware limited liability company.

•	“FTC” means the U.S. Federal Trade Commission.

•	“GAAP” means United States generally accepted accounting principles.

•	“Glick JV LLC Agreement” means the Limited Liability Company Agreement, dated as of October 20, 2014, between FSFR and GF Equity Funding 2014 LLC, as amended by Amendment No. 1 thereto, dated as of June 29, 2015, and Amendment No. 2 thereto, dated as of August 20, 2015 (as further amended, supplemented, restated or otherwise modified from time to time).

•	“Governmental Entity” means any federal, national, state, provincial, local or other government, governmental, regulatory or administrative authority, agency, commission or self-regulatory organization, including any court, tribunal or other judicial body, in each case domestic or foreign.

•	“Houlihan Lokey” means Houlihan Lokey Capital, Inc., financial advisor to the Special Committee.

•	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

•	“ING Credit Agreement” means the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 22, 2011, by and among FSC, ING Capital LLC, Royal Bank of Canada and the lenders party thereto, as subsequently amended.

•	“Investment Company Act” means the Investment Company Act of 1940, as amended.

•	“IRS” means the Internal Revenue Service of the United States.

4

•	“Morgan Stanley” means Morgan Stanley & Co. LLC, financial advisor to the Company.

•	“Mr. Berman” means Bernard D. Berman.

•	“Mr. Dimitrov” means Ivelin M. Dimitrov.

•	“Mr. Frank” means Alexander C. Frank.

•	“Mr. Tannenbaum” means Leonard M. Tannenbaum.

•	“NAV” means, with respect to a BDC as of the applicable date of determination, the net asset value of such BDC as of such date of determination, as determined by the board of directors of such BDC.

•	“New Administration Agreements” means the FSC Administration Agreement and the FSFR Administration Agreement.

•	“New Director Nominees” means the new director nominees to be elected or appointed to each BDC Board of Directors in accordance with the Asset Purchase Agreement.

•	“New Investment Advisory Agreement” means each of the FSC Investment Advisory Agreement and the FSFR Investment Advisory Agreement (together, the “New Investment Advisory Agreements”).

•	“Noncompetition and Nonsolicitation Agreement” means the Noncompetition and Nonsolicitation Agreement, dated as of July 13, 2017, by and between the Company and Oaktree.

•	“Oaktree” means Oaktree Capital Management, L.P.

•	“Oaktree BDC Administrator” means Oaktree Fund Administration, LLC, a Delaware limited liability company.

•	“Principals” means Mr. Berman, Mr. Dimitrov and Mr. Tannenbaum.

•	“Proposal 1” means the proposal, included in this proxy statement, by the Board of Directors to Company stockholders to approve the Asset Purchase Agreement and the transactions contemplated thereby.

•	“Proposal 2” means the proposal, included in this proxy statement, by the Board of Directors to Company stockholders to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1.

5

•	“Proposal 3” means the proposal, included in this proxy statement, by the Board of Directors to Company stockholders to approve the Amended and Restated Charter, which will permit Company stockholders, by written consent, to take any action required or permitted to be taken by them without a meeting of Company stockholders.

•	“Record Date” means the close of business on [•] [•], 2017.

•	“SEC” means the Securities and Exchange Commission and any successor thereto.

•	“Skadden” means Skadden, Arps, Slate, Meagher & Flom LLP, outside legal counsel to the Company and the Special Committee.

•	“SLF JV I LLC Agreement” means the Limited Liability Company Agreement, dated as of May 2, 2014, between FSC and Trinity Universal Insurance Company, as amended by Amendment No. 1 thereto, dated as of July 1, 2014, and Amendment No. 2 thereto, dated as of April 29, 2015 (as further amended, supplemented, restated or otherwise modified from time to time).

•	“Special Committee” means the Special Committee of the Board of Directors formed on June 19, 2017.

•	“Special Meeting” means the Special Meeting of the Stockholders of the Company that will be held on [•] [•], 2017, at [•] a.m., local time, at the Courtyard Rye, 631 Midland Avenue, Rye, New York 10580, to conduct the business described in the Notice of Special Meeting of Stockholders and in this proxy statement.

•	“Sumitomo Credit Agreement” means the Amended and Restated Credit Agreement, dated as of June 30, 2017, by and among FSH, certain subsidiaries of FSH, Sumitomo Mitsui Banking Corporation, Cortland Capital Market Services LLC and each of the lenders from time to time party thereto (as amended, supplemented, restated or otherwise modified from time to time).

•	“Superior Proposal” means any bona fide unsolicited written proposal or offer providing for a transaction that

•	if consummated would result in a third party acquiring more than 50% of the voting power and economic value of the outstanding Company Common Stock or all or substantially all of the assets of the Company (including, for the avoidance of doubt, as effectuated pursuant to an assignment or novation of, or similar transaction involving, the Existing Investment Advisory Agreements); and

•	the Board of Directors determines in good faith, after consultation with its outside counsel and a financial advisor of nationally recognized reputation, (i) provides to FSM or its direct or indirect owners consideration having an aggregate value in excess of $320 million (or, in respect of any proposal to acquire less than 100% of the voting power and economic value of Company Common Stock, having an aggregate value that is proportionally equivalent to $320 million with respect to percentage of the voting power and economic value of Company Common Stock that is proposed to be acquired) and (ii) is reasonably capable of being consummated on the terms proposed, taking into account the consideration offered in such transaction, the identity and reputation of such third party and the likelihood such transaction could be consummated on the terms and conditions proposed by such third party, including those relating to financing and the availability thereof and required stockholder and regulatory approvals.

6

•	“Tannenbaum Foundation” means the Leonard M. Tannenbaum Foundation.

•	“Tannenbaum Trust” means the Tannenbaum Family 2012 Trust.

•	“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of October 29, 2014, by and among the Company, FSH and the Principals.

•	“TRA Waiver” means the Waiver and Termination of Tax Receivable Agreement, dated as of July 13, 2017, entered into by the Company, FSH, the Principals, the Tannenbaum Trust, the Bernard D. Berman 2012 Trust (the “Berman Trust”) and FSC CT II, Inc. (“FSC CT II”).

•	“Transaction Expense Reimbursement Letter” means the letter agreement entered into by FSM and Oaktree on July 13, 2017 as described in the section of this proxy captioned “The Asset Purchase Agreement—Agreements Related to the Asset Purchase Agreement—Transaction Expense Reimbursement Letter.”

•	“Treasury Regulations” mean the tax regulations issued by the IRS.

•	“Voting Agreements” means the FSC Voting Agreement and the FSFR Voting Agreement.

The Asset Sale

Parties to the Asset Purchase Agreement (see page 42)

The parties to the Asset Purchase Agreement are FSM, Oaktree, the Company (solely for the purposes set forth therein) and FSH (solely for the purposes set forth therein).

The Company is a nationally recognized credit-focused asset manager.  The funds that the Company manages provide innovative and customized financing solutions to small and mid-sized businesses across the capital, primarily in connection with private equity sponsors. The Company’s common stock is listed on the Nasdaq under the symbol “FSAM.” The Company’s principal executive office is located at 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut, and its main telephone number is (203) 681-3600.

7

The Company is the general partner of FSH, which, in turn, is the holding company for FSM. The majority of the Company’s assets under management reside in publicly-traded permanent capital vehicles, consisting of the BDCs. As a holding company, the Company conducts all of its operations with respect to the BDCs through FSM.

Oaktree is a leader among global investment managers specializing in alternative investments, with approximately $99 billion in assets under management as of June 30, 2017. Oaktree emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Oaktree manages assets on behalf of significant institutional investors worldwide, including pension plans, corporations and/or their pension funds, endowments, foundations and sovereign wealth funds. Oaktree’s principal executive office is located at 333 South Grand Avenue, 28th Floor, Los Angeles, California, and its main telephone number is (213) 830-6300.

Effect on the Company if the Asset Sale is Completed (see page 43)

If the Asset Purchase Agreement is approved by Company stockholders and the other conditions to closing are satisfied or waived, Oaktree will purchase for $320 million in cash all of FSM’s right, title and interest in specified books, records, files, data and information relating to the Business (subject to certain exclusions for assets to be retained by FSM), intellectual property used exclusively therein and any goodwill associated with the Business. In addition, the Existing Investment Advisory Agreements and Existing Administration Agreements will terminate such that FSM (and, indirectly, the Company) will no longer receive any revenue therefrom and the BDCs will enter into the New Investment Advisory Agreements and New Administration Agreements with Oaktree and the Oaktree BDC Administrator, respectively.

Concurrently with the execution of the Asset Purchase Agreement, the Company and Oaktree entered into the Noncompetition and Nonsolicitation Agreement and, as a result, the Company and its controlled affiliates will be restricted from investing in certain debt or debt-like preferred equity where the investment opportunity being offered to all offerees exceeds $5 million (subject to certain exceptions) for three years after the Closing Date. Such restrictions apply for 10 years with respect to investments in Oaktree’s business development companies. Until the third anniversary of the Closing Date, the Company and its controlled affiliates are also restricted from soliciting for employment any full-time employees of Oaktree or advisors or consultants, who are engaged for a substantial portion of their time by Oaktree, at any time from July 13, 2017 until the date that is three months after the Closing Date (subject to certain exceptions).

Following the Closing, we will continue our efforts to resolve outstanding liabilities and prosecute and defend pending litigation and related matters, including the Existing Governmental Matters, and pursue other claims as appropriate that we may have against third parties. We also intend to evaluate and potentially explore all available alternatives. We will continue to work to maximize Company stockholder interests with a goal of returning value to our stockholders.

8

Although the Board of Directors has not yet made any determination with respect to such matters, potential alternatives for the Company following the Closing may include dissolution and liquidation of the Company, one or more transactions designed to reduce the costs associated with being a public company, an extraordinary dividend or other transactions to maximize Company stockholder value and to manage the Company’s outstanding liabilities.

Effect on the Company if the Asset Sale is Not Completed (see page 44)

If the Asset Sale is not completed, we will seek to continue our focus on conducting the Business and we will need to consider and evaluate other strategic alternatives. If the Asset Sale does not close, we may not have sufficient cash on hand and additional sources of liquidity to successfully operate the Business and meet our ongoing obligations, including any termination fees or expense reimbursement that may be payable to Oaktree as described in this proxy statement.

Purchase Price (see page 44)

Oaktree will pay FSM a purchase price of $320 million in cash at the Closing.

Use of Proceeds (see page 45)

If the Asset Sale is completed, a portion of the purchase price will be used to pay off FSH’s outstanding obligations under the Sumitomo Credit Agreement. In addition to the portion of the purchase price payable by Oaktree into escrow, we also intend to retain sufficient assets to cover the Company’s and its subsidiaries’ potential obligations relating to the Existing Governmental Matters. The Board of Directors currently expects that proceeds of the Asset Sale will be available to the Company such that the Company will be able to pay a special dividend to holders of the Company’s Class A common stock in respect of a portion of such proceeds. However, the Board of Directors has not made any final determination regarding any such special dividend and there is no guaranty that a special dividend will be paid.

Recommendation of the Board of Directors (see page 68)

The Board of Directors has unanimously determined that the Asset Purchase Agreement and the transactions contemplated thereby are advisable to, and in the best interests of, the Company and its stockholders.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Asset Purchase Agreement and the transactions contemplated thereby.

Reasons for the Asset Sale (see page 69)

Before recommending that Company stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby, the Special Committee and the Board of Directors considered the terms of the Asset Purchase Agreement, as well as other available strategic alternatives. As part of its evaluation, the Board of Directors considered the risks, timing and uncertainties of alternatives available to the Company, as well as financial information prepared by the Company’s senior management. The Board of Directors consulted with outside legal counsel and Morgan Stanley and the Company’s senior management and the Special Committee consulted with Houlihan Lokey, and considered a number of factors, including the financial benefit of the Asset Sale to the Company and its stockholders, the extensive auction process, the future business prospects of the Business, the potential use of proceeds from the Asset Sale (including the availability thereof to stockholders of the Company) and the terms and conditions of the Asset Purchase Agreement.

9

Opinion of the Financial Advisor to the Special Committee (see page 76)

On July 13, 2017, Houlihan Lokey orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by the delivery of Houlihan Lokey’s written opinion, dated as of July 13, 2017, to the Special Committee), as to, as of July 13, 2017, the fairness, from a financial point of view, to FSM of the $320 million in cash to be received by FSM in the Asset Sale pursuant to the Asset Purchase Agreement.

Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to FSM of the $320 million in cash to be received by FSM in the Asset Sale pursuant to the Asset Purchase Agreement and did not address any other aspect or implication of the Asset Sale, any related transaction or any other agreement, arrangement or understanding entered into in connection therewith or otherwise including, without limitation, any distribution or other use of the proceeds of the Asset Sale by FSM or any of its affiliates pursuant to a hypothetical full or partial liquidation or otherwise. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of such opinion, which is attached as Exhibit B to this proxy statement and which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of such opinion.

At the request of the Special Committee, Houlihan Lokey also performed supplemental financial analyses with respect to (i) the illustrative standalone value of the Company as a going-concern without giving effect to the Asset Sale and (ii) the illustrative pro forma value of the Company giving effect to the Asset Sale and a hypothetical liquidation of the Company based on assumptions, terms and analyses provided by the Company’s senior management team to Houlihan Lokey. The supplemental analyses were separate and apart from the financial analyses performed in connection with the preparation of Houlihan Lokey’s opinion to the Special Committee as to, as of July 13, 2017, the fairness, from a financial point of view, to FSM of the $320 million in cash to be received by FSM pursuant to the Asset Purchase Agreement.

None of Houlihan Lokey’s opinion, the summary of such opinion and the related analyses set forth in this proxy statement or the summary of the supplemental financial analyses are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board of Directors, the Company, FSM, FSH, any security holder or any other person as to how to act or vote with respect to any matter relating to the Asset Sale, any other transaction or otherwise.

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Interests of Certain Persons Related to the Company (see page 92)

Company stockholders should be aware that the Company’s executive officers and directors may have interests in the Asset Sale that are different from, or in addition to, those of Company stockholders generally. The Special Committee and the Board of Directors were aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement and in making its recommendation that Company stockholders vote “FOR” the proposal to approve the Asset Purchase Agreement and the transactions contemplated thereby.

Closing of the Asset Sale (see page 97)

Unless otherwise mutually agreed by FSM and Oaktree, the Closing will take place no later than the second business day following the satisfaction or waiver of all of the conditions to the Closing (as set forth in the Asset Purchase Agreement and as described in the section of this proxy statement captioned “The Asset Purchase Agreement—Conditions to the Asset Sale”), other than conditions that by their terms are to be satisfied at the Closing and subject to the satisfaction or waiver of such conditions.

No Appraisal Rights (see page 97)

There are no appraisal or dissenters’ rights under Delaware law that apply to the execution, delivery and performance of the Asset Purchase Agreement or the consummation of the Asset Sale.

U.S. Federal Income Tax Consequences of the Asset Sale (see page 98)

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the Asset Sale. The following discussion is based upon the Code, its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. The following discussion has no binding effect on the IRS or the courts.

The Asset Sale will be treated for U.S. federal income tax purposes as a sale of certain FSM assets in exchange for cash. The Asset Sale is a taxable transaction for the Company for U.S. federal income tax purposes, and the Company anticipates that it will realize a gain for U.S. federal income tax purposes in connection with the Asset Sale. However, there will be an acceleration of the intangible asset deduction which may offset the gain to produce an overall taxable loss for the Company for 2017.

The Asset Sale is not a stockholder-level action, and our U.S. and non-U.S. stockholders, in their capacities as such, are not expected to realize any gain or loss for U.S. federal income tax purposes solely as a result of the Asset Sale.

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Required Regulatory Approvals (see page 98)

Under the Asset Purchase Agreement, the Asset Sale cannot be completed until the applicable waiting period under the HSR Act has expired or been terminated. The Company and Oaktree filed their respective notification and report forms with the DOJ and the FTC under the HSR Act on July 27, 2017, and early termination of the applicable waiting period was granted by the FTC on August 8, 2017.

The Asset Purchase Agreement

Assets to be Transferred to Oaktree (see page 100)

At the Closing, FSM will transfer to Oaktree all of FSM’s right, title and interest in specified books, records, files, data and information relating to the Business (subject to certain exclusions for assets to be retained by FSM), intellectual property used exclusively therein and any goodwill associated with the Business.

Assets to be Retained by FSM (see page 101)

The Company and its affiliates will retain certain specified books, records, files, data and information, including: all files, records, data and information with respect to employees; employee benefit plan records; software licenses and operating keys; tax returns and tax records; materials prepared for their boards of directors; privileged materials in which Oaktree does not have a common interest with FSM or an affiliate of FSM; files, records, data and information with respect to the related strategic review process undertaken by the Company or its affiliates regarding the sale of all or any part of their business; records relating to portfolio companies of the BDCs disposed by a BDC prior to January 1, 2013 and emails, other than emails of employees of the Company and its affiliates hired by Oaktree to the extent such emails relate to the provision of investment advisory, administrative or other services to a BDC (but subject to the above privilege restrictions).

Liabilities for Which Oaktree Will be Responsible (see page 102)

Upon the terms and subject to the conditions set forth in the Asset Purchase Agreement or in the applicable Ancillary Agreement, Oaktree or its applicable affiliate will be responsible for, satisfy and discharge when due all liabilities of Oaktree and its affiliates from and after the Closing relating to the investment advisory business conducted by Oaktree pursuant to the New Investment Advisory Agreements, the service of Oaktree BDC Administrator as the administrator of the BDCs and the use by Oaktree or any of its affiliates of the assets to be transferred to Oaktree at the Closing.

Liabilities to be Retained by FSM (see page 102)

Upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, FSM will retain all debts and liabilities of it and its affiliates prior to the Closing relating to the conduct of the Business, the investment advisory business conducted by FSM pursuant to the Existing Investment Advisory Agreements, the service of FSC CT as the administrator of the BDCs and the use by FSM or any of its affiliates of the assets to be transferred to Oaktree at the Closing.

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Indemnification of Oaktree by FSM and FSH (see page 103)

FSM and FSH have agreed to indemnify Oaktree, its affiliates and its and their respective representatives from and after the Closing from certain liability or losses relating to excluded liabilities retained by FSM pursuant to the Asset Purchase Agreement, and breaches by the Company, FSH or FSM of their respective representations, warranties and covenants in the Asset Purchase Agreement, subject to a cap of $32 million and with sole recourse to a $32 million purchase price escrow. Oaktree may seek indemnification resulting from such excluded liabilities or breaches of covenants for attorneys’ fees and consequential damages within this $32 million cap up to an amount of $22 million. Oaktree’s losses with respect to breaches of representation and warranties will be determined on a formula basis based on actual reductions caused to the NAV of the BDCs and deemed losses suffered by Oaktree under the New Investment Advisory Agreements. Oaktree’s, its affiliates’ and its and their respective representatives’ right to such indemnification survives through December 20, 2019, after which time remaining amounts in the escrow account that are not subject to any claims, which are properly made and not fully resolved as of such time, will be released to FSM.

Indemnification of the BDCs by FSM and FSH (see page 104)

FSM and FSH have agreed to indemnify each of FSC and its subsidiaries (taken as a whole) and FSFR and its subsidiaries (taken as a whole) from and after the Closing from certain liability or losses relating to fines, disgorgements and the cost of insurance deductibles paid by them in respect of Existing Governmental Matters (net of related recoveries) and for attorneys’ fees and expenses arising out of responding to SEC inquiries related to the Existing Governmental Matters. Such indemnification for attorneys’ fees and expenses is subject to a $10 million escrow. In addition, FSC may seek recourse to $35 million of FSC common stock that will be pledged by FSH at the Closing in respect of such indemnification obligations and FSFR may seek recourse to $10 million of FSFR common stock that will be pledged by FSH at the Closing in respect of such indemnification obligations. The BDCs’ and their respective subsidiaries’ right to indemnification survives until 45 days following the time when the Existing Governmental Matters (and any related actions against officers or directors of the BDCs) have been fully settled or disposed of, after which time any outstanding stock pledges and amount in escrow that are not subject to any claims, which are properly made and not fully resolved as of such time, will be released and returned to FSH and FSM, respectively.

Indemnification of the Company by Oaktree (see page 105)

Oaktree will indemnify and hold harmless each of the Company, FSM, FSH and their respective affiliates and representatives from certain liability or losses, subject to a cap of $32 million relating to identified post-Closing liabilities of Oaktree related to the investment advisory business conducted by Oaktree pursuant to the New Investment Advisory Agreements from and after the Closing and breaches by Oaktree of its representations, warranties and covenants in the Asset Purchase Agreement. Each of the Company, FSM, FSH and their respective affiliates and representatives may seek indemnification for attorneys’ fees and consequential damages within this cap up to an amount of $22 million. Each of the Company’s, FSM’s, FSH’s and their respective affiliates’ and representatives’ right to such indemnification survives through December 20, 2019.

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Representations and Warranties (see page 105)

The Asset Purchase Agreement contains various customary representations and warranties from each of the Company, FSM, FSH and Oaktree. For more information, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Representations and Warranties.”

Covenants Relating to the Conduct of the Business (see page 114)

FSM has agreed to various customary covenants, including but not limited to conducting its business in the ordinary course and not engaging, or allowing its controlled affiliates to engage, in certain types of transactions during the period between the execution of the Asset Purchase Agreement and the Closing.

BDC Approvals (see page 117)

FSM and Oaktree agreed to use commercially reasonable efforts to facilitate the following:

•	the appointment of Oaktree as the new investment adviser to each BDC pursuant to the applicable New Investment Advisory Agreement;

•	the (i) approval of the applicable New Investment Advisory Agreement with respect to each BDC and the recommendation to stockholders of the applicable BDC to vote in favor of the same and (ii) appointment or election of the New Director Nominees and the recommendation to the BDCs’ stockholders to vote in favor of the same;

•	the calling of a meeting of the stockholders of each BDC to be held as promptly as reasonably practical after the execution of the Asset Purchase Agreement for the purpose of voting upon a proposal to approve the applicable New Investment Advisory Agreement and the election of the New Director Nominees; and

•	the submission to the stockholders of each BDC for a vote at a stockholders meeting the proposals to approve the applicable New Investment Advisory Agreement and for the election of the New Director Nominees. For more information, please see the section of this proxy statement captioned “The Asset Purchase Agreement—BDC Approvals.”

In connection therewith, FSM agreed to recommend, and has recommended, to the BDC Boards of Directors that they approve the New Investment Advisory Agreements and the appointment or election of the New Director Nominees necessary to satisfy the conditions to the Closing related to governance of the BDCs. On September 7, 2017, the stockholders of each BDC voted at a stockholders meeting to approve the applicable New Investment Advisory Agreement and for the election of the New Director Nominees to each of the BDC Boards of Directors.

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Nonsolicitation of Competing Transaction Proposals (see page 118)

From the date of the Asset Purchase Agreement until the earlier of the Closing, December 31, 2017 or the date, if any, of the termination of the Asset Purchase Agreement, the Company, FSM and FSH have agreed not to, and to cause their controlled affiliates not to (and to instruct their representatives not to), directly or indirectly:

•	solicit, knowingly encourage, entertain or facilitate, or make any inquiry, offer or proposal that would reasonably be likely to lead to any Competing Transaction;

•	initiate, continue or otherwise participate in any discussions or negotiations, or enter into any written or oral agreement, arrangement or understanding, regarding a Competing Transaction;

•	disclose, directly or indirectly, any confidential information concerning the assets to be transferred to Oaktree at the Closing except as necessary to manage such transferred assets in the ordinary course of business consistent with past practice, or afford access to the business, directors, officers, employees, properties, facilities, assets, contracts, books or records of the Company, FSM, FSH or any of their respective subsidiaries to any person in connection with a Competing Transaction, in each case, other than to Oaktree or its respective affiliates or representatives;

•	release any person from or waive, terminate, modify or fail to enforce any provision of any standstill or similar obligation of any person (other than Oaktree) with respect to the Company, FSM, FSH, the BDCs or any of their respective subsidiaries that is in effect as of the date of the Asset Purchase Agreement (unless the Company, FSH or FSM, as the case may be, determines in good faith, after consultation with its outside legal counsel, that the failure to so release, waive, terminate, modify or fail to enforce would be inconsistent with its or its directors’, general partners’ or managers’ respective fiduciary duties under applicable law); or

•	authorize any of, or commit or agree to do any of the foregoing.

Notwithstanding these restrictions, under certain circumstances, prior to such time as Company stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby, the Board of Directors may provide information, including nonpublic information, and engage in discussions or negotiations regarding any inquiry, offer or proposal that would reasonably be likely to lead to any Competing Transaction if the Board of Directors determines in good faith after consultation with its outside legal counsel and financial advisors that such inquiry, offer or proposal constitutes or could reasonably be likely to lead to a Superior Proposal and that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary duties. We must notify Oaktree of each such inquiry, offer or proposal prior to disclosing any information about the Company and our subsidiaries to the person or entity making such inquiry, offer or proposal.

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Company Stockholders Meeting (see page 123)

The Company has duly called the Special Meeting as promptly as reasonably practicable to vote on the proposal to approve the Asset Purchase Agreement and the transactions contemplated thereby and has included in this proxy statement the recommendation of the Board of Directors that Company stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby. If the Company has received a bona fide written Competing Transaction proposal from any person or entity that has not been withdrawn and, after consultation with its outside legal counsel, the Board of Directors has determined, in good faith, that such Competing Transaction is a Superior Proposal, the Board of Directors, subject to certain conditions, may withdraw, change or qualify such recommendation in a manner adverse to Oaktree if the Board of Directors, after consultation with its outside legal counsel, determines in good faith that failure to do so would be inconsistent with their fiduciary duties under applicable law. For more information, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Company Stockholders Meeting.”

Waiver of Rights Against the BDCs; Rights to BDC Insurance Coverage (see page 125)

The Company, FSH and FSM have agreed not to, and to cause FSC CT and their other respective affiliates not to, make any claim for, seek or otherwise be entitled to indemnification or advancement of expenses from any BDC or its subsidiaries pursuant to the Existing Investment Advisory Agreements, the Existing Administration Agreements, the charters or bylaws of any entity, any other contract or otherwise with respect to any damages, liabilities, claims, costs, expenses, interest, awards, judgments, penalties or other losses except to the extent such BDC is insured under, and such losses would be covered under an insurance policy in effect as of the date of the Asset Purchase Agreement, an insurance policy obtained by FSM or any of its affiliates at its or their sole cost and expense from and after such date or a tail or similar insurance policy that is purchased for coverage of claims where the underlying act, occurrence or event took place prior to the Closing (provided that FSM or its affiliates would bear the cost of any deductible with respect to such losses under any such policy), subject to certain limitations.

The Company and FSM have agreed not to, and not to permit any of their respective controlled affiliates to enter into or otherwise obtain any tail or similar insurance policy that provides joint coverage for FSM or its affiliates, on the one hand, and any of the BDCs or their respective affiliates, on the other hand, other than any such policy that limits coverage solely to claims arising from acts or occurrences taking place prior to the Closing in connection with or relating to the business and securities of the BDCs or investment advisory, administrative or other services provided by the Company or its controlled affiliates to or on behalf of the BDCs, subject to certain limitations. FSM and FSH have agreed to reimburse to the BDCs a portion of the premium cost of any such policy in excess of $4.5 million at FSC and $1.5 million at FSFR.

Covenants Relating to Section 15(f) of the Investment Company Act (see page 121)

Oaktree has agreed, subject to applicable law, to take all actions within its control so that for a period of not less than three years from and after the Closing, at least 75% of the members of each of the FSC Board of Directors and the FSFR Board of Directors will not be an “interested person” (within the meaning of Section 2(a)(19) of the Investment Company Act) of FSM or Oaktree, and for a period of not less than two years from and after the Closing, an “unfair burden” (as reasonably interpreted under Section 15(f) of the Investment Company Act) will not be imposed on any BDC as a result of the Asset Sale.

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Transaction Expenses (see page 125)

Each party to the Asset Purchase Agreement will bear its own expenses of negotiating and preparing the Asset Purchase Agreement and the Ancillary Agreements and consummating the transactions contemplated thereby; provided, however, that FSM and Oaktree will equally bear the first $1.5 million of (i) third-party out-of-pocket fees and expenses incurred in connection with the Company’s proxy solicitation in connection with the Special Meeting, (ii) HSR Act-related filing fees and (iii) third-party out-of-pocket fees and expenses incurred by the BDCs in connection with their proxy solicitation in connection with the meetings of their respective stockholders, and FSM will bear any such fees, costs and expenses in excess of $1.5 million. For more information, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Transaction Expenses.”

Conditions to the Asset Sale (see page 126)

The Closing is subject to the satisfaction or waiver (by FSM, Oaktree, or both parties) of certain conditions, including among other conditions, the following:

•	Oaktree’s and the BDCs’ entry into the New Investment Advisory Agreements not being prevented by any order of any Governmental Entity and there being in effect no law that prohibits or otherwise makes illegal Oaktree’s and the BDCs’ entry into the New Investment Advisory Agreements;

•	all waiting periods (and any extensions thereof) under the HSR Act having expired or been terminated;

•	Company stockholders having approved the Asset Purchase Agreement and the transactions contemplated thereby;

•	the following approvals of the BDC Boards of Directors having been obtained and being in effect: (i) Oaktree’s appointment as “investment adviser” of each BDC; (ii) approval of each New Investment Advisory Agreement pursuant to Section 15(c) of the Investment Company Act and appointment or election of the New Director Nominees to each of the BDC Boards of Directors and (iii) approval of the submission to BDC stockholders for a vote at a stockholders meeting the proposals to approve the New Investment Advisory Agreements and the election of the New Director Nominees to each of the BDC Boards of Directors;

•	at least 75% of the members of each of the BDC Boards of Directors not being “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of Oaktree or FSM;

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•	the appointment or election of a New Director Nominee to each of the BDC Boards of Directors who is an “interested person” (within the meaning of Section 2(a)(19) of the Investment Company Act) with respect to Oaktree;

•	Richard P. Dutkiewicz and the New Director Nominees (or one or more replacement directors as contemplated by the Asset Purchase Agreement) comprising the FSC Board of Directors and Richard W. Cohen and the New Director Nominees (or one or more replacement directors as contemplated by the Asset Purchase Agreement) comprising the FSFR Board of Directors, in each case effective as of the Closing;

•	no person other than the directors and New Director Nominees (or one or more replacement directors as contemplated by the Asset Purchase Agreement) described in the joint condition above having been appointed to the BDC Boards of Directors;

•	the repayment in full of certain debentures identified in the Asset Purchase Agreement by and between FSC and the U.S. Small Business Administration;

•	the payoff letter with respect to the borrowings and other indebtedness outstanding under the Sumitomo Credit Agreement having been obtained and in full force and effect;

•	no material adverse effect having occurred since July 13, 2017 with respect to the Business;

•	the NAV of each BDC as of June 30, 2017 (or, if the Closing occurs after November 1, 2017, as of September 30, 2017) not being less than 80% of the NAV for such BDC as of March 31, 2017;

•	certain consents, waiver letters and amendments that have been obtained from lenders and joint venture partners of the BDCs remaining in full force and effect;

•	no default occurring under specified debt facilities of the BDCs;

•	FSC obtaining an extension to January 31, 2018 of the term of its revolving credit availability under the ING Credit Agreement, or FSC having drawn down the full amount of its revolving credit availability under the ING Credit Agreement as of the date of the Asset Purchase Agreement;

•	certain assignment and assumption agreements by and between the BDCs and the joint venture partners of the BDCs entered into prior to the signing of the Asset Purchase Agreement remaining in full force and effect;

•	the Company, FSM and their respective affiliates not having entered into, authorized or agreed to enter into any settlement relating to the Existing Governmental Matters that would materially impair the operation of the business of any BDC as conducted as of July 13, 2017;

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•	the resolutions of the BDC Boards of Directors pursuant to Section 203(a)(1) of the General Corporation Law of the State of Delaware approving the acquisition of beneficial ownership of shares of common stock of the BDCs by Oaktree pursuant to the transactions contemplated by the Asset Purchase Agreement and the Voting Agreements not having been amended, modified or rescinded by the applicable BDC Boards of Directors in any manner adverse to Oaktree;

•	the collateral accounts contemplated by the pledge agreement having been opened and the applicable shares of FSC common stock and FSFR common stock having been deposited therein;

•	the accuracy of the representations and warranties of the Company, FSH, FSM and Oaktree, subject to applicable materiality qualifiers, as of the date of the Asset Purchase Agreement and as of the Closing, or, as applicable, the date as of which such representation or warranty was specifically made;

•	the Company, FSH, FSM and Oaktree having performed and complied in all material respects with each agreement, covenant and obligation required by the Asset Purchase Agreement to be performed or complied with by it at or prior to the Closing; and

•	the delivery by Oaktree and FSM, as applicable, of a certificate as to the two conditions set forth immediately above.

For more information, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Conditions to the Asset Sale.”

Termination of the Asset Purchase Agreement (see page 128)

The Asset Purchase Agreement may be terminated at any time prior to the Closing in the following ways:

•	by mutual written consent of FSM and Oaktree;

•	by either FSM or Oaktree if:

•	the Closing has not occurred on or prior to December 31, 2017; or

•	Company stockholders have not approved the Asset Purchase Agreement and the transactions contemplated thereby on or prior to December 31, 2017;

•	by FSM if:

•	there has been a breach by Oaktree of any of its representations, warranties, covenants or agreements contained in the Asset Purchase Agreement that has resulted in a condition to Closing not being satisfied and that has not been cured within 20 business days following FSM’s delivery of written notice thereof to Oaktree; or

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•	any condition to FSM’s obligations to close cannot be satisfied by December 31, 2017 (for more information regarding the conditions to FSM’s obligations to close, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Conditions to the Asset Sale”);

•	by Oaktree if:

•	there has been a breach by FSM of any its representations, warranties, covenants or agreements contained in the Asset Purchase Agreement that has resulted in a condition to Closing not being satisfied and that has not been cured within 20 business days following Oaktree’s delivery of written notice thereof to FSM;

•	a condition to Oaktree’s obligation to close cannot be satisfied by December 31, 2017 (for more information regarding the conditions to Oaktree’s obligations to close, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Conditions to the Asset Sale”);

•	at any time prior to the time Company stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby, the Board of Directors or any committee thereof withdraws, modifies or qualifies (or publicly proposes to withdraw, modify or qualify) in any manner adverse to Oaktree its recommendation to Company stockholders to approve the Asset Purchase Agreement and the transactions contemplated thereby, makes any other public statement in connection with the Special Meeting contrary to such recommendation or, upon Oaktree’s written request, fails to affirm publicly such recommendation;

•	at any time prior to the receipt of approval of the New Investment Advisory Agreements by the applicable BDC’s stockholders, FSM withdraws, modifies or qualifies (or publicly proposes to withdraw, modify or qualify) in any manner adverse to Oaktree its recommendation to the BDC Boards of Directors to approve the applicable New Investment Advisory Agreement with respect to each BDC and the election of the New Director Nominees or makes any other public statement in connection with the stockholders meeting of each BDC contrary to such recommendation;

•	there is a material breach by the Company or FSM of its or their respective obligations with respect to preparing and filing with the SEC a proxy statement, calling and holding a special meeting of Company stockholders to vote on the Asset Sale, using commercially reasonable efforts to solicit proxies in favor of the approval by stockholders of the Asset Purchase Agreement and the transactions contemplated thereby and not soliciting approvals for Competing Transactions (as further described in the section of this proxy statement captioned “The Asset Purchase Agreement—Nonsolicitation of Competing Transaction Proposals”);

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•	the Company fails to include the recommendation of the Board of Directors that stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby in this proxy statement;

•	a Competing Transaction has been publicly announced and the Board of Directors fails to issue a press release that expressly reaffirms the recommendation of the Board of Directors that Company stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby within five business days of receipt of a written request by Oaktree to provide such reaffirmation;

•	any tender offer or exchange offer is commenced with respect to Company Common Stock, and the Board of Directors does not recommend that Company stockholders reject such tender offer or exchange offer and not tender their Company Common Stock into such tender offer or exchange offer within 10 business days after commencement of such tender offer or exchange offer or the Board of Directors shall have withdrawn, modified or qualified (or publicly proposed to withdraw, modify or qualify) in any manner adverse to Oaktree its recommendation to Company stockholders to approve the Asset Purchase Agreement and the transactions contemplated thereby; or

•	the Board of Directors or any committee thereof shall have publicly announced its intention to take any of the actions specified in the bullets above.

Termination Fee and Expense Reimbursement (see page 130)

FSM must pay a $9.2 million termination fee to Oaktree if the Asset Purchase Agreement is terminated under certain circumstances, including:

•	if the Company, FSM or FSH have breached their respective representations, warranties or covenants in such a manner that the conditions to closing cannot be satisfied and either:

•	certain Company stockholders’, BDC Boards of Directors’ and BDC stockholders’ approvals have not been obtained and either of the BDC Boards of Directors has recommended against (or has not made any recommendation as to) approval of the applicable New Investment Advisory Agreement and election of the New Director Nominees to the FSC Board of Directors or the FSFR Board of Directors, as applicable; or

•	a Competing Transaction was publicly announced and not withdrawn at the time of announcement and the Company enters into a Competing Transaction within 12 months of termination that is subsequently consummated;

•	if the Board of Directors has changed its recommendation to Company stockholders regarding approval of the Asset Purchase Agreement and the transactions contemplated thereby or fails to reaffirm such recommendation under specified circumstances, if any tender offer or exchange offer is commenced with respect to the outstanding shares of Company Common Stock and the Board of Directors does not recommend that Company stockholders reject such tender offer or exchange offer or if the Company has materially breached its covenants relating to filing the proxy statement, soliciting the Company stockholder vote to approve the Asset Purchase Agreement and the transactions contemplated thereby or nonsolicitation of Competing Transactions;

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•	if the Closing has not occurred by December 31, 2017 and either:

•	certain Company stockholders’, BDC Boards of Directors’ and BDC stockholders’ approvals have not been obtained and either of the BDC Boards of Directors has recommended against (or has not made any recommendation as to) approval of the applicable New Investment Advisory Agreement and election of the New Director Nominees to such board; or

•	a Competing Transaction was publicly announced and not withdrawn at the time of announcement and the Company enters into a Competing Transaction within 12 months of termination that is subsequently consummated; or

•	if Company stockholders have not approved the Asset Purchase Agreement and the transactions contemplated thereby on or prior to December 31, 2017 and a Competing Transaction was publicly announced and not withdrawn at the time of announcement and the Company enters into a Competing Transaction within 12 months of termination that is subsequently consummated.

FSM will reimburse Oaktree’s reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the Asset Purchase Agreement up to $3.5 million (where a termination fee has not been triggered) if:

•	Oaktree has terminated the Asset Purchase Agreement as a result of a breach by FSM of any its representations, warranties, covenants or agreements contained in the Asset Purchase Agreement that has resulted in a condition to Closing not being satisfied that has not been cured within 20 business days following Oaktree’s delivery of written notice thereof to FSM;

•	Oaktree or FSM has terminated the Asset Purchase Agreement because the Closing has not occurred by December 31, 2017; or

•	Oaktree or FSM has terminated the Asset Purchase Agreement because Company stockholders have not approved the Asset Purchase Agreement and the transactions contemplated thereby on or prior to December 31, 2017.

In addition, any prior amount of expense reimbursement paid to Oaktree will be credited against payment of a subsequent termination fee and under no circumstance can expense reimbursement or the termination fee be paid to Oaktree more than one time.

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Specific Performance (see page 132)

Each of the Company, FSM, FSH and Oaktree are entitled to an injunction or other equitable relief to prevent breaches of the Asset Purchase Agreement and to enforce specifically the terms and provisions of the Asset Purchase Agreement, in addition to other legal and equitable remedies which may be available.

Agreements Related to the Asset Purchase Agreement (see page 132)

Concurrently with the execution of the Asset Purchase Agreement, the Company entered into the Noncompetition and Nonsolicitation Agreement with Oaktree, Mr. Tannenbaum entered into a similar noncompetition and nonsolicitation agreement with Oaktree, FSH and certain FSC stockholders (including Mr. Tannenbaum) entered into the FSC Voting Agreement, FSH and certain FSFR stockholders (including Mr. Tannenbaum) entered into the FSFR Voting Agreement, FSM entered into the Transaction Expense Reimbursement Letter with Oaktree, and the Company, FSH, Mr. Tannenbaum, Mr. Berman, Mr. Dimitrov, the Tannenbaum Trust, the Berman Trust and FSC CT II entered into the TRA Waiver. For more information about these agreements and other agreements that the parties to the Asset Purchase Agreement will enter into prior to and at the Closing, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Agreements Related to the Asset Purchase Agreement.”

The Special Meeting

Date, Time and Place (see page 34)

The Special Meeting will be held on [•][•], 2017, at [•] a.m., local time, at the Courtyard Rye, 631 Midland Avenue, Rye, New York 10580.

Shares Entitled to Vote (see page 35)

You are entitled to vote at the Special Meeting if you owned shares of Company Common Stock at the close of business on the Record Date. You will have one vote at the Special Meeting for each share of Class A common stock that you owned at the close of business on the Record Date. You will have five votes for each of Class B common stock that you owned at the close of business on the Record Date.

Quorum (see page 35)

As of the Record Date, there were [•] shares of Class A common stock of the Company and [•] shares of Class B common stock of the Company outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of at least a majority of the voting power of the shares of Company Common Stock outstanding and entitled to vote thereat, as of the Record Date, will constitute a quorum.

Required Vote (see page 37)

Under the terms of the Asset Purchase Agreement, the affirmative vote of the holders of at least a majority of the voting power of the shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, in person or represented by proxy, is required to approve the Asset Purchase Agreement and the transactions contemplated thereby.

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Share Ownership of Our Directors and Executive Officers (see page 39)

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [•] shares of Company Common Stock, representing approximately [•]% of the shares of Company Common Stock outstanding on the Record Date.

Voting and Proxies (see page 36)

Any Company stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or by granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and you hold your shares of Company Common Stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee as to how you wish to vote your shares of Company Common Stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee as to how you wish to vote your shares.

If you are a Company stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (i) signing another proxy card with a later date and returning it prior to the Special Meeting, (ii) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, (iii) delivering a written notice of revocation to our Secretary or (iv) attending the Special Meeting and voting in person by ballot.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

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QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Asset Purchase Agreement and the Special Meeting. These questions and answers may not address all of the questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the exhibits to this proxy statement and the documents we refer to in this proxy statement.

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Special Meeting.

Q:	Where is the proxy statement available?

A:	This proxy statement, the Notice of Special Meeting of Stockholders and other documents of the Company on file with the SEC are available at http://fsam.fifthstreet finance.com.

Q:	When and where will the Special Meeting take place?

A:	The Special Meeting will take place at the Courtyard Rye, 631 Midland Avenue, Rye, New York 10580, on [•] [•], 2017, at [•] a.m., local time.

Q:	What is the purpose of the Special Meeting?

A:	At the Special Meeting, you will be asked to vote on each of Proposal 1, Proposal 2 and Proposal 3.

Q:	Who is entitled to vote?

A:	Holders of Company Common Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting.

Q:	What is the quorum required for the Special Meeting?

A:	The presence at the Special Meeting, in person or by proxy, of the holders of at least a majority of the voting power of the shares of Company Common Stock outstanding and entitled to vote thereat, as of the Record Date, will constitute a quorum.

Q:	Why are Company stockholders being asked to vote on the Asset Purchase Agreement?

A:	The Board of Directors determined to submit this matter to a Company stockholder vote to comply with Section 271 of the General Corporation Law of the State of Delaware and the terms of the Asset Purchase Agreement.

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Q:	What vote is required to approve Proposal 1?

A:	The affirmative vote of the holders of at least a majority of the voting power of the shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, in person or represented by proxy, at which a quorum is present will be required to approve Proposal 1.

Q:	What vote is required to approve Proposal 2?

A:	The affirmative vote of the holders of at least a majority of the voting power of the shares of Company Common Stock present and voting at the Special Meeting, in person or represented by proxy, at which a quorum is present will be required to approve Proposal 2.

Q:	What vote is required to approve Proposal 3?

A:	The affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, in person or represented by proxy, at which a quorum is present will be required to approve Proposal 3.

Q:	What are the effects of not voting or abstaining?

A:	Abstentions, votes to “withhold authority” and broker non-votes will have the same effect as a vote “AGAINST” each of Proposal 1 and Proposal 3.

Q:	What if I want to change my vote or revoke my proxy?

A:	A registered Company stockholder may change his or her vote or revoke his or her proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone as indicated on the proxy card after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Secretary, Kerry S. Acocella; or

•	attending the Special Meeting and voting in person by ballot.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

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Q:	Are there any expenses associated with collecting the Company stockholder vote?

A:	FSM and Oaktree will share certain expenses up to $1.5 million, which include the expenses of proxy solicitation and of the tabulation, printing and mailing of proxy statements required to be distributed to Company stockholders. For more information, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Transaction Expenses.” We have retained Alliance Advisors, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $[•].

Q:	Where can I find the voting results?

A:	Voting results will be reported in a press release or Current Report on Form 8-K, which we will file with the SEC within four business days following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:	Your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares. The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as voting “AGAINST” each of Proposal 1 and Proposal 3.

Q:	What does it mean if I receive more than one proxy card?

A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:	Who can help answer my other questions?

A:	If you have any questions concerning the Asset Sale, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact Alliance Advisors:

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200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003

Banks and Brokerage Firms &
Stockholders and All Others
Call Toll-Free: (888) 991-1291

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors unanimously recommends that you vote “FOR” each of Proposal 1, Proposal 2 and Proposal 3.

Q:	Do I have appraisal rights in connection with the Asset Sale?

A:	Under applicable Delaware law, appraisal rights are not provided to Company stockholders in connection with the Asset Sale.

Q:	Are there any risks to the Asset Sale?

A:	Yes. You should carefully read the sections of this proxy statement captioned “Forward-Looking Statements” and “Risk Factors,” and the section captioned “Risk Factors” starting on page 9 of the Company’s most recent Annual Report on Form 10-K and on page 66 of the Company’s most recent Quarterly Report on Form 10-Q, which are included as Exhibit E and Exhibit F of this proxy statement, respectively.

Q:	What are the U.S. federal income tax consequences of the Asset Sale to U.S. Company stockholders resident in the United States?

A:	The Asset Sale will be treated for U.S. federal income tax purposes as a sale of FSM’s assets in exchange for cash and the assumption of certain liabilities. The Asset Sale is a taxable transaction for the Company for U.S. federal income tax purposes, and the Company anticipates that it will realize a loss for U.S. federal income tax purposes in connection with the Asset Sale. The Asset Sale is not a stockholder-level action, and our U.S. and non-U.S. stockholders, in their capacities as such, are not expected to realize any gain or loss for U.S. federal income tax purposes solely as a result of the Asset Sale.

Q:	When is the closing of the Asset Sale expected to occur?

A:	We currently expect the transaction to be completed in the fourth quarter of 2017. However, the exact timing of completion of the Asset Sale cannot be predicted because the Asset Sale is subject to the closing conditions specified in the Asset Purchase Agreement, many of which conditions are outside of our control.

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FORWARD-LOOKING STATEMENTS

Some of the statements in this proxy statement may include forward-looking statements that reflect current views with respect to future events and financial performance, and the Company may make related oral, forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Such statements are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995, including the date that the parties expect the proposed transaction to be completed. Because forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in the Company’s filings with the SEC, and (i) the satisfaction or waiver of certain closing conditions specified in the definitive agreements relating to the Asset Sale, including the consents of certain third parties, (ii) the parties’ ability to successfully consummate the Closing and the timing of the Closing, (iii) that the Asset Sale may disrupt current plans and operations of the BDCs and (iv) the possibility that competing offers or acquisition proposals related to the Asset Sale will be made and if made could be successful. Additional risks and uncertainties specific to the Company include (i) that the Company will have limited or no revenue generating operations following the Closing, (ii) the amount and timing of any release of escrowed transaction proceeds to the Company and its subsidiaries, which will depend on the outcome of contingencies set forth in the Asset Purchase Agreement, (iii) the costs and expenses that the Company and its subsidiaries have, and may incur, in connection with the Asset Sale, (iv) the impact that any litigation relating to the Asset Sale may have on the Company and its subsidiaries, (v) that future dividends and distributions of proceeds of the Asset Sale to the Company’s Class A stockholders must be declared by the Board of Directors subject to applicable law, and could be subject to the Board of Directors determining to approve and seek Company stockholder approval of a plan of dissolution with the Secretary of State of Delaware, (vi) that any amounts distributed to the Company’s Class A stockholders may not be reflective of the price at which any investor has purchased, or may purchase, shares of the Company’s Class A common stock, (vii) ongoing operational costs at the Company and its subsidiaries and, if applicable, potential wind-down costs, and their impact on amounts that may be available for distribution by the Company to its Class A stockholders and (viii) negative effects of entering into the Asset Purchase Agreement and consummation of the transactions contemplated thereby on the trading volume and market price of the Company’s Class A common stock. Information regarding risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking statements are discussed under the section of this proxy statement captioned “Risk Factors.”

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this proxy statement and elsewhere, including the risk factors included herein and starting on page 11 of the Company’s most recent Annual Report on Form 10-K and on page 70 of the Company’s most recent Quarterly Report on Form 10-Q, which are included as Exhibit E and Exhibit F of this proxy statement, respectively. The forward-looking statements in this proxy statement represent the Company’s views as of the date of this proxy statement. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this material.

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RISK FACTORS

In addition to the other information contained in this proxy statement and the Risk Factors starting on page 11 of the Company’s most recent Annual Report on Form 10-K and on page 70 of the Company’s most recent Quarterly Report on Form 10-Q, which are included as Exhibit E and Exhibit F of this proxy statement, respectively, you should also consider the following risk factors when deciding whether to vote to approve the Asset Purchase Agreement and the transactions contemplated thereby.

Our business may be harmed if the Asset Sale disrupts the operations of our business and prevents us from realizing intended benefits.

The Asset Sale may disrupt our business and prevent us from realizing intended benefits as a result of a number of obstacles, such as:

•	liquidity constraints;

•	loss of key employees;

•	loss of our investment advisory relationships with the BDCs;

•	failure to adjust or implement our business model;

•	additional expenditures required to facilitate the Asset Sale; and

•	the diversion of management’s attention from our day-to-day business.

Our executive officers and directors may have interests in the Asset Sale other than, or in addition to, the interests of our stockholders generally.

Members of the Board of Directors and our executive officers may have interests in the Asset Sale that are different from, or are in addition to, the interests of our stockholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement and the transactions contemplated thereby.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

After the Asset Sale, we will continue to be required to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome.

The failure to complete the Asset Sale may result in a decrease in the market value of our common stock.

The Asset Sale is subject to a number of contingencies, including approval by our stockholders and other customary closing conditions. As a result, we cannot assure you that the Asset Sale will be completed. If the Asset Sale is not completed for any other reason, the market price of our common stock may decline.

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If the Asset Sale is not consummated, there may not be any other offers from potential acquirers.

If the Asset Sale is not consummated, we may seek another strategic transaction. Although we have had such discussions with various parties in the past, none of these parties may now have an interest in a strategic transaction with the Company or be willing to offer a reasonable purchase price.

If we do not complete the Asset Sale, we will continue to face challenges and uncertainties in our ability to achieve business success.

Since the Company’s initial public offering in 2014, there has been a softening in middle market sponsored loan volume and increased competition from new market entrants with large capital bases and hold sizes driven to the space because of an increase in the number of investors seeking to allocate capital to private debt. This dynamic has created a supply and demand imbalance, which has resulted in spread tightening, driving down the weighted average yield of our BDC portfolios. During the same time period, the broader business development company market and direct lending funds have experienced pressure from investors on fee levels, which has put pressure on the Company’s fee structures and arrangements with the BDCs. Economies of scale and the ability to commit to increased hold sizes have been and continue to be an issue for the Company when competing for middle market sponsored loan transactions, leading to missed opportunities for it to enter into such transactions. In addition, during the fiscal year ended December 31, 2016, FSC was the target of a proxy contest by RiverNorth Capital Management, LLC (“RiverNorth”), who lobbied for the replacement of FSM as the investment manager at FSC, and FSFR was the target of a proxy contest initiated by Ironsides Partners LLC (“Ironsides”), who made similar demands with respect to FSM and FSFR. The Company and its directors and executive officers were also subject to litigation relating to the RiverNorth proxy solicitation.

Additionally, the Company and its executive officers and directors were named as parties in multiple stockholder derivative and securities class action lawsuits, which added to the challenges faced by the Company. While these lawsuits were either settled or dismissed, it is possible that the Company will be subject to future litigation. Furthermore, the Existing Governmental Matters have inhibited and continue to inhibit the Company’s ability to raise private capital. For more information, please see the section of this proxy statement captioned “The Asset Sale—Background of the Asset Sale.”

If we do not complete the Asset Sale, there is no guarantee that these challenges related to the Business will subside or that we will be able to overcome the challenges that we have faced to date. If the Asset Sale is not consummated, FSH may have difficulty meeting the obligations under the Sumitomo Credit Agreement and our lenders may have the ability to foreclose on our assets.

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As an accommodation to allow time to complete the Asset Sale, FSH’s lenders under the Sumitomo Credit Agreement recently agreed to extend the date on which FSH must begin principal payments under the Sumitomo Credit Facility to January 1, 2018. In the event the Asset Sale is not completed by January 1, 2018, and no further extensions of time are agreed to by the lenders, FSH may be unable to meet its obligations to pay the principal amounts due under the Sumitomo Credit Agreement and FSH could default under the Sumitomo Credit Agreement. Upon the occurrence of an event of default, the lenders could accelerate the repayment of all of FSH’s indebtedness. In such case, it is unlikely that FSH will have sufficient funds to pay the total amount of its accelerated obligations, and FSH’s lenders could proceed against the collateral securing the Sumitomo Credit Facility. Any acceleration in the repayment of FSH’s indebtedness or related foreclosure would adversely affect FSH’s business and could require FSH to seek protection under federal bankruptcy statutes.

If we were required to register as an investment company under the Investment Company Act, we would be subject to the restrictions imposed by the Investment Company Act, which would require us to make material changes to our strategy. If it were established that we were an unregistered investment company, it could have a material adverse effect on our business, financial condition and results of operations.

Following the Closing, we currently do not expect to have an active operating business. If we are found to be an investment company under the Investment Company Act, we could be required to materially restructure our activities or register as an investment company under the Investment Company Act, which could have a material adverse effect on our business, financial condition and results of operations. In connection with any such restructuring, we may be required to sell assets at a time when we otherwise might not choose to, and we may incur losses in connection with such sales. If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties and that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company.

FSH and FSM, the Company’s non-wholly owned subsidiaries, could have an indemnification obligation to Oaktree, its affiliates, their respective representatives and the BDCs and their subsidiaries from and after the Closing.

Under the terms of the Asset Purchase Agreement, FSM and FSH have agreed to indemnify and hold harmless Oaktree, its affiliates and their respective representatives from certain pre-closing liabilities and losses relating to breaches of the Asset Purchase Agreement and the BDCs and their subsidiaries against certain losses relating to the Existing Governmental Matters. Such indemnification is capped and survives only until December 20, 2019, in the case of indemnification of Oaktree, its affiliates and its and their respective representatives and 45 days after resolution of the Existing Governmental Matters, in the case of indemnification of the BDCs and their subsidiaries.

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Uncertainty with respect to the outcome of the obligations could result in a delay in the Board of Directors making any determination with respect to distribution or other use of the purchase price proceeds to be received by FSM at the Closing and could otherwise have a material adverse impact on the Company and its subsidiaries following the Closing.

The Board of Directors’ ability to determine the best course of action for the Company following the Closing may be impacted by the timing and resolution of the Existing Governmental Matters.

The amount and timing of the distributions, if any, to our stockholders will be significantly affected by the resolution of the matters relating to the Existing Governmental Matters. Moreover, FSM’s indemnification obligations with respect to the BDCs are linked to the resolution of the Existing Governmental Matters. A delay or adverse outcome in resolving the matters relating to the Existing Governmental Matters could decrease the funds available for distribution to our stockholders and will also make it more difficult to determine the best course of action for the Company following the Closing.

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THE SPECIAL MEETING

This proxy statement summarizes the information regarding the matters to be voted on at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares of Company Common Stock. You may simply complete, sign, and return the enclosed proxy card, or submit your vote by calling toll free at the telephone number indicated on the enclosed proxy card, or vote your shares through the Internet, as indicated on the proxy card. You may also grant a proxy (i.e., authorize someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or telephone, as indicated on the proxy card and the Company receives the proxy card or such instruction in time for the Special Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you do not give instructions on the proxy card, the shares covered by the proxy card will be voted “FOR” each of Proposal 1, Proposal 2 and Proposal 3.

As of the Record Date, [•] shares of Company Common Stock were outstanding. Each holder of Class A common stock as of the Record Date who is present or represented by proxy at the Special Meeting shall be entitled to cast one vote for each share of Class A common stock held. Each holder of Class B common stock as of the Record Date who is present or represented by proxy at the Special Meeting shall be entitled to cast five votes for each share of Class B common stock held. The Company began mailing this proxy statement on or about [•] [•], 2017 to all Company stockholders entitled to vote their shares of Company Common Stock at the Special Meeting.

Time and Location

We will hold the Special Meeting on [•] [•], 2017 at [•] a.m., local time, at the Courtyard Rye, 631 Midland Avenue, Rye, New York 10580.

Attending the Special Meeting

You are entitled to attend the Special Meeting only if you were a Company stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting. Since seating is limited, admission to the Special Meeting will be on a first-come, first-served basis. You must present valid photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record of the Company but hold shares as a beneficial owner in street name, in order to attend the Special Meeting, you must also provide proof of beneficial ownership, such as your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership of shares of the Company.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the Special Meeting.

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Proposal to Approve each of Proposal 1, Proposal 2 and Proposal 3

At the Special Meeting, you will be asked to vote on each of Proposal 1, Proposal 2 and Proposal 3.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” each of Proposal 1, Proposal 2 and Proposal 3.

Stockholders Entitled to Vote

You are entitled to vote if you were a holder of record of Company Common Stock as of the close of business on the Record Date.

All holders of Company Common Stock as of the Record Date, voting together, will be entitled to vote for the approval of the Asset Purchase Agreement and the transactions contemplated thereby at the Special Meeting. A list of Company stockholders of record as of the Record Date will be available for examination during ordinary business hours, for any purpose germane to the Special Meeting, at our office located at 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, for a period of at least 10 days before the Special Meeting.

As of the Record Date, there were [•] shares of Class A common stock and [•] shares of Class B common stock outstanding. Each holder of Class A common stock as of the Record Date who is present or represented by proxy at the Special Meeting shall be entitled to cast one vote for each share of Class A common stock held. Each holder of Class B common stock as of the Record Date who is present or represented by proxy at the Special Meeting shall be entitled to cast five votes for each share of Class B common stock held.

Quorum

To conduct business at the Special Meeting, a quorum of Company stockholders must be present at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of at least a majority of the voting power of the shares of Company Common Stock outstanding and entitled to vote thereat, as of the Record Date, will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will not be treated as shares present for quorum purposes.

If a quorum is not present, the Chairman of the Special Meeting shall have the power to adjourn the Special Meeting from time to time without notice other than announcement at the Special Meeting.

Stockholders Holding Shares Through Brokers, Banks or Nominees

If you hold shares of Company Common Stock through a broker, bank, trustee or nominee, you must follow the voting instructions you receive from your broker, bank, trustee or nominee. If you hold shares of Company Common Stock through a broker, bank, trustee or nominee and want to vote in person at the Special Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Special Meeting. Please instruct your broker, bank, trustee or nominee so your vote can be counted.

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Granting Authority to Vote to Brokers, Banks or Nominees

Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The “non-routine” matters being considered at this Special Meeting are the proposals to approve the Asset Purchase Agreement and the transactions contemplated thereby and to approve the Amended and Restated Charter, which will permit Company stockholders, by written consent, to take any action required or permitted to be taken by them without a meeting of Company stockholders. If you hold your shares of Company Common Stock in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote on the proposal, your broker may not be permitted to vote your shares on such proposal.

Voting by Proxy

If you are a record holder of shares of Company Common Stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed proxy card. Authorizing your proxy will not limit your right to vote in-person at the Special Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares “FOR” each of Proposal 1, Proposal 2 and Proposal 3. Internet and telephone voting procedures are designed to authenticate the Company stockholder’s identity and to allow such stockholders to vote their shares and confirm that their instructions have been properly recorded. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Receiving Multiple Proxy Cards

Many of the Company stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote by following the instructions on each proxy card or voting instruction form you receive.

Revocation of Proxy

If you are a Company stockholder of record, you can revoke your proxy at any time before it is exercised by (i) delivering a written revocation notice prior to the Special Meeting to: Fifth Street Asset Management Inc., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Kerry S. Acocella, Secretary, (ii) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Special Meeting or (iii) voting in person at the Special Meeting. If you hold shares of Company Common Stock through a broker, bank or other nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Attending the Special Meeting does not revoke your proxy unless you also vote in person at the Special Meeting.

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Votes Required to Approve Proposal 1, Proposal 2 and Proposal 3

Under the terms of the Asset Purchase Agreement, the affirmative vote of the holders of at least a majority of the voting power of the shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, in person or represented by proxy, is required to approve Proposal 1. Such approval by you is a condition to Closing. The Board of Directors determined to submit this matter to a stockholder vote to comply with Section 271 of the General Corporation Law of the State of Delaware and the terms of the Asset Purchase Agreement.

The affirmative vote of the holders of at least a majority of the voting power of the shares of Company Common Stock present and voting at the Special Meeting, in person or represented by proxy, is required to approve Proposal 2.

The affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, in person or represented by proxy, is required to approve Proposal 3.

Company stockholders may not cumulate their votes. Abstentions, votes to “withhold authority” and broker non-votes will have the same effect as a vote “AGAINST” Proposal 1 and Proposal 3.

Expenses Related to Proxy Solicitation

FSM and Oaktree will bear the expense of soliciting proxies for the Special Meeting, including the cost of preparing and posting this proxy statement, as specified in greater detail in the section of this proxy statement captioned “The Asset Purchase Agreement—Transaction Expenses.” We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the names of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their related reasonable expenses.

Methods of Proxy Solicitation

In addition to the solicitation of proxies by the use of mail, proxies may be solicited in person and by telephone, electronic transmission or facsimile transmission by directors or officers of the Company or officers or employees of Fifth Street-affiliated companies without special compensation therefor.

Other Matters to be Voted On

The Board of Directors does not presently intend to bring any other business before the Special Meeting, and, insofar as is known to the Board of Directors, no matters may properly be brought before the Special Meeting except as specified in the Notice of the Special Meeting. As to any other business that may properly come before the Special Meeting, however, the proxy, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholder(s).

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Whether or not you expect to attend the Special Meeting, please complete, date, sign and promptly return the accompanying proxy card so that you may be represented at the Special Meeting.

Who to Contact if You Have Questions

If you have any questions concerning the Asset Sale, the Asset Purchase Agreement, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact Alliance Advisors:

200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003

Banks and Brokerage Firms &
Stockholders and All Others
Call Toll-Free: (888) 991-1291

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock held by the following persons as of the Record Date (except as otherwise noted):

•	each person or group of affiliated persons known to us to beneficially own more than 5% of our Class A common stock or Class B common stock;

•	each of our named executive officers;

•	each of our current directors and director nominees; and

•	all of our directors, director nominees and executive officers as a group.

As of the Record Date, there were [•] shares of Class A common stock outstanding and [•] shares of Class B common stock outstanding. Beneficial ownership and percentage ownership are determined in accordance with SEC rules. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Company Common Stock underlying options and warrants held by a person that are exercisable within 60 days of the Record Date are considered to be outstanding. However, the numbers in the Percentage of Combined Voting Power column do not give effect to any options or warrants held by the persons listed in the table. To our knowledge, except as indicated in the footnotes to this table, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Company Common Stock shown as beneficially owned by them.

Unless otherwise indicated, the address of all executive officers, directors and director nominees is c/o Fifth Street Asset Management Inc., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

The information in the table below is current as of August 31, 2017.

	Class A Shares Beneficially Owned(1)(2)		Class B Shares Beneficially Owned

Name of Beneficial Owner	Number of Shares	Percentage of Class	Number of Shares	Percentage of Class	Percentage of Combined Voting Power

Executive Officers, Directors and Director Nominees

Leonard M. Tannenbaum	8,038,250	51.60%	32,152,868	93.78%	90.27%

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	Class A Shares Beneficially Owned(1)(2)		Class B Shares Beneficially Owned

Name of Beneficial Owner	Number of Shares	Percentage of Class	Number of Shares	Percentage of Class	Percentage of Combined Voting Power

Bernard D. Berman	533,153	3.42%	2,132,616	6.22%	5.99%

Alexander C. Frank	—	—	—	—	—

Michael W. Arthur	—	—	—	—	—

Jodi H. Bond	—	—	—	—	—

Thomas H. Brandt	—	—	—	—	—

Thomas L. Harrison	6,000	*	—	—	*

James F. Velgot	4,472	*	—	—	*

Executive Officers, Directors and Director Nominees as a group (8 persons)(3)	8,581,875	55.09%	34,285,484	100.00%	96.26%

* Represents less than 1%.

(1)	Each share of our Class A common stock is entitled to one vote per share and each share of our Class B common stock is entitled to five votes per share.

(2)	The following executive officers and directors own directly and indirectly, in addition to shares of Company Class A common stock, the following amounts of FSH units that are exchangeable into shares of Company Class A common stock, subject to certain terms and conditions: Leonard M. Tannenbaum — 32,189,775, Bernard D. Berman — 2,152,893, Alexander C. Frank — 104,940, and James F. Velgot — 17,889.

(3)	Amount includes the current executive officers and current directors.

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PROPOSAL 1 — APPROVAL OF THE ASSET PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY

We are asking you to approve the Asset Purchase Agreement and the transactions contemplated thereby. The Board of Directors has determined to submit this matter to a Company stockholder vote pursuant to Section 271 of the General Corporation Law of the State of Delaware and the terms of the Asset Purchase Agreement.

For a summary of and detailed information regarding this proposal, please see the information about the Asset Purchase Agreement provided throughout this proxy statement. A copy of the Asset Purchase Agreement is attached to this proxy statement as Exhibit A. You are urged to read the Asset Purchase Agreement carefully in its entirety.

The affirmative vote of the holders of at least a majority of the voting power of the shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, in person or represented by proxy, is required to approve Proposal 1. If you are entitled to vote at the Special Meeting and abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” Proposal 1.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 1.

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THE ASSET SALE

This discussion of the Asset Sale is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached to this proxy statement as Exhibit A and incorporated into this proxy statement by reference. You should carefully read the entire Asset Purchase Agreement as it is the legal document that governs the Asset Sale.

Parties Involved in the Asset Purchase Agreement

Fifth Street Asset Management Inc.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830
P: (203) 681-6800

The Company is a nationally recognized credit-focused asset manager.  The funds that the Company manages provide innovative and customized financing solutions to small and mid-sized businesses across the capital, primarily in connection with private equity sponsors. The Company’s common stock is listed on the Nasdaq under the symbol “FSAM.” Our principal executive office is located at 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut, and our main telephone number is (203) 681-3600.

The Company is the general partner of FSH, which, in turn, is the holding company for FSM. The majority of the Company’s assets under management reside in publicly traded permanent capital vehicles, consisting of the BDCs. As a holding company, the Company conducts all of its operations with respect to the BDCs through FSM.

Additional information regarding the Company and its business is included in the Company’s most recent Annual Report on Form 10-K, attached as Exhibit E to this proxy statement, including Part I thereof beginning on page 1 thereof, and the Company’s most recent Quarterly Report on Form 10-Q, attached as Exhibit F to this proxy statement, including Part II thereof beginning on page 69 thereof.

Historical financial information regarding the Company and the Company’s management’s discussion and analysis of financial condition and results of operations is included in the Company’s most recent Annual Report on Form 10-K, attached as Exhibit E to this proxy statement, including Part II thereof beginning on page 37 thereof, and the Company’s most recent Quarterly Report on Form 10-Q, attached as Exhibit F to this proxy statement, including Part I thereof beginning on page 1 thereof.

Oaktree Capital Management, L.P.
333 South Grand Ave., 28th Floor
Los Angeles, CA 90071
P: (213) 830-6293

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Oaktree is a leader among global investment managers specializing in alternative investments, with approximately $99 billion in assets under management as of June 30, 2017. Oaktree emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Oaktree manages assets on behalf of significant institutional investors worldwide, including pension plans, corporations and/or their pension funds, endowments, foundations and sovereign wealth funds. Oaktree’s principal executive office is located at 333 South Grand Avenue, 28th Floor, Los Angeles, California, and its main telephone number is (213) 830-6300.

Effect on the Company if the Asset Sale is Completed

If the Asset Purchase Agreement is approved by Company stockholders and the other conditions to the Closing are satisfied or waived, Oaktree will purchase all of FSM’s right, title and interest in specified books, records, files, data and information relating to the Business (subject to certain exclusions for assets to be retained by FSM), intellectual property used exclusively therein and any goodwill associated with the Business for $320 million in cash. In addition, the Existing Investment Advisory Agreements and Existing Administration Agreements will terminate such that FSM (and, indirectly, the Company) will no longer receive any revenue therefrom and the BDCs will enter into the New Investment Advisory Agreements and New Administration Agreements with Oaktree and Oaktree BDC Administrator, respectively.

Oaktree is not assuming any pre-Closing liabilities of the Company, FSH or FSM and such parties will retain all of their debts and liabilities relating to the Business.

Concurrently with the execution of the Asset Purchase Agreement, the Company entered into the Noncompetition and Nonsolicitation Agreement with Oaktree and, as a result, the Company and its controlled affiliates will be restricted from investing in certain debt or debt-like preferred equity where the investment opportunity being offered to all offerees exceeds $5 million (subject to certain exceptions) for three years after the Closing Date. Such restrictions apply for 10 years with respect to investments in Oaktree managed business development companies. Until the third anniversary of the Closing Date, the Company and its controlled affiliates are also restricted from soliciting for employment any full-time employees of Oaktree or advisors or consultants, who are engaged for a substantial portion of their time by Oaktree, at any time from July 13, 2017 until the date that is three months after the Closing Date (subject to certain exceptions).

Following the Closing, we will continue our efforts to resolve outstanding liabilities and prosecute and defend pending litigation and related matters, including the Existing Governmental Matters, and pursue other claims as appropriate that we may have against third parties. We also intend to evaluate and potentially explore all available alternatives. We will continue to work to maximize Company stockholder interests with a goal of returning value to our stockholders.

Although the Board of Directors has not yet made any determination with respect to such matters, potential alternatives for the Company following the Closing may include dissolution and liquidation of the Company, one or more transactions designed to reduce the costs associated with being a public company (including “going dark” (i.e., terminating the registration of Company Common Stock under the Exchange Act and suspending our SEC reporting obligations)) an extraordinary dividend or other transactions to maximize Company stockholder value and to manage the Company’s outstanding liabilities.

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The Board of Directors currently expects that proceeds of the Asset Sale will be available to the Company such that the Company will be able to pay a special dividend to holders of the Company’s Class A common stock in respect of a portion of such proceeds. However, the Board of Directors has not made any final determination regarding any such special dividend and there is no guaranty that a special dividend will be paid.

For more information, please see the section of this proxy statement captioned “The Asset Sale—Use of Proceeds” and the Unaudited Carve-out Financial Statements and Unaudited Pro Forma Financial Statements of the Company attached as Exhibits C and D, respectively, to this proxy statement.

Effect on the Company if the Asset Sale is Not Completed

If the Asset Sale is not completed, we will seek to continue our focus on conducting the Business and we will need to consider and evaluate other strategic alternatives. We will need to reinvest in our operations to support the Business and develop lead generation opportunities for the BDCs, which may require us to seek additional sources of financing. If the Asset Sale does not close, we may not have sufficient cash on hand and may need additional sources of liquidity to successfully operate the Business and meet our ongoing obligations. Therefore, the Company may have to consider other strategic alternatives, including winding up and dissolution.

Furthermore, depending on the circumstances that caused the Asset Sale not to be completed, the price of Company Common Stock may decline significantly. If that were to occur, it is uncertain when the price of Company Common Stock would return to the price at which it is trading as of the date of this proxy statement.

If the Asset Purchase Agreement is terminated under specified circumstances, we will be required to pay Oaktree a termination fee equal to $9.2 million. In addition, if either the Company or Oaktree terminates the Asset Purchase Agreement because it was not approved by Company stockholders, FSM will be required to reimburse Oaktree for up to $3.5 million of its expenses.

For more information, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Termination Fee and Expense Reimbursement.”

Purchase Price

At the Closing, Oaktree will pay FSM a purchase price of $320 million in cash, less (i) the total amount required to be paid to fully satisfy any and all obligations related to any borrowings under the Sumitomo Credit Agreement and (ii) $42 million in cash that will be deposited into escrow by Oaktree to support certain of FSM’s and FSH’s indemnification obligations under the Asset Purchase Agreement.

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Use of Proceeds

If the Asset Sale is completed, then following the Closing, the Board of Directors currently intends to make an initial cash distribution to Company stockholders in the amount of approximately $2.75 per share of the Company’s Class A common stock.  In addition, the Board of Directors currently expects that it will seek to approve in the future additional distributions to Company stockholders.  However, the Board of Directors has not made any final determination regarding any such special dividend and there is no guaranty that a special dividend will be paid. The declaration of, the Record Date and timing of payment for, and the form and amount of, any anticipated dividends or distributions will be determined by the Board of Directors at an appropriate time following the Closing after taking into account all relevant factors, including regarding whether the Company is able to satisfy the necessary legal tests required to make any such dividend or distribution.

If the Asset Sale is completed, a portion of the purchase price will be used to pay off FSH’s outstanding obligations under the Sumitomo Credit Agreement. In addition to the portion of the purchase price payable by Oaktree into escrow, we also intend to retain sufficient assets to cover the Company’s and its subsidiaries’ potential obligations relating to the Existing Governmental Matters.

Background of the Asset Sale

Since the Company’s initial public offering in 2014, there has been a softening in middle market sponsored loan volume and increased competition from new market entrants with large capital bases and hold sizes driven to the space because of an increase in the number of investors seeking to allocate capital to private debt. This dynamic has created a supply and demand imbalance, which has resulted in spread tightening, driving down the weighted average yield of our BDC portfolios. During the same time period, the broader business development company market and direct lending funds have experienced pressure from investors on fee levels, which in turn also has put pressure on the Company’s fee structures and arrangements with the BDCs. Economies of scale and the ability to commit to increased hold sizes have been and continue to be an issue for the Company when competing for middle market sponsored loan transactions, leading to missed opportunities for it to enter into such transactions. In addition, during the fiscal year ended December 31, 2016, FSC was the target of a proxy contest initiated by RiverNorth, who lobbied for the replacement of FSM as the investment manager at FSC, and FSFR was the target of a proxy contest initiated by Ironsides, who made similar demands with respect to FSM and FSFR. The Company and its directors and executive officers were also subject to litigation relating to the RiverNorth proxy solicitation.

Additionally, in October and November 2015, the Company, the Company’s executive officers and FSC were named as defendants in three putative securities class action lawsuits filed in New York and Connecticut federal courts (and later consolidated in New York). The lawsuits alleged violations of Sections 10(b) and 20(a) of the Exchange Act on behalf of a putative class of investors who purchased FSC common stock between July 7, 2014 and February 6, 2015. The lawsuits alleged in general terms that the defendants engaged in a purportedly fraudulent scheme designed to artificially inflate the true value of FSC’s investment portfolio and investment income in order to increase the Company’s revenue. The lawsuits were settled in February 2017.

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From December 2015 through April 2016, several putative shareholder derivative actions were filed on behalf of FSC in Connecticut federal court and in Connecticut and Delaware state courts, naming the Company’s executive officers and directors and the Company as defendants and FSC as the nominal defendant. The underlying allegations in all of the complaints were related, and generally similar, to the allegations in the securities class action lawsuits against FSC described above. The Connecticut federal lawsuit was settled in December 2016 and the Connecticut and Delaware state lawsuits were dismissed in light of such settlement.

The Company was also named as a defendant in two putative securities class action lawsuits filed by purchasers of Common Company Stock. These lawsuits were related to the securities class action lawsuits brought by FSC stockholders. In one lawsuit, which was filed in New York federal court in March 2016, the plaintiff voluntarily dismissed her case. The other lawsuit, which was filed in Connecticut federal court in January 2016 and later transferred to New York federal court in February 2016, was settled in February 2017.

After RiverNorth initiated the proxy contest at FSC, and prior to engaging Morgan Stanley as a financial advisor, the Company engaged another financial advisor in connection with a potential sale process, which process was subsequently terminated. In early 2016, during the pendency of the proxy contest at FSC by RiverNorth, the Company instructed Morgan Stanley to contact a group of leading global investment managers, including Oaktree, Party A, Party B and Party C, regarding a possible sale of the Company. The Company entered into confidentiality agreements with 25 potential buyers, including Oaktree and Party A. Ten of these parties, including Oaktree and Party A, also entered into confidentiality agreements with the BDCs. Following the termination of RiverNorth’s proxy solicitation at FSC, the related settlement of litigation with RiverNorth and the conclusion of FSFR’s 2016 annual meeting of stockholders (at which one director nominee proposed by Ironsides was elected to the FSFR Board of Directors), the Company intensified its focus on the management and stabilization of the BDCs.

On March 23, 2016, the Division of Enforcement of the SEC sent document subpoenas and document-preservation notices to the Company, FSC, FSCO GP LLC (the general partner of Fifth Street Opportunities Fund, L.P.) and FSFR. The subpoenas sought production of documents relating to a variety of issues, including those raised in an ordinary-course examination of FSM by the SEC’s Office of Compliance Inspections and Examinations that began in October 2015, and in FSC’s and the Company’s securities class actions and FSC’s derivative actions that were then pending. The subpoenas were issued pursuant to a formal order of private investigation captioned In the Matter of the Fifth Street Group of Companies, No. HO-12925, dated March 23, 2016, which addresses (among other things) (i) the valuation of FSC’s portfolio companies and investments, (ii) the expenses allocated or charged to FSC or FSFR, (iii) Fifth Street Opportunities Fund, L.P.’s trading in the securities of publicly traded business development companies, (iv) statements to the FSC Board of Directors, other representatives of pooled investment vehicles, investors or prospective investors concerning the fair value of FSC’s portfolio companies or investments as well as expenses allocated or charged to FSC and FSFR, (v) various issues relating to adoption and implementation of policies and procedures under the Advisers Act, (vi) statements and/or potential omissions in the Company’s, FSC’s and FSFR’s SEC filings, (vii) the Company’s, FSC’s and FSFR’s books, records and accounts and whether they fairly and accurately reflected the entities’ transactions and dispositions of assets and (viii) several other issues relating to corporate books and records of the Company, FSC and FSFR.

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During the period of February 2016 through June 2016, seven of the potential buyers contacted submitted first round indications of interest and five of these parties submitted second round indications of interest. However, a number of factors resulted in the sale process being terminated, including the Existing Governmental Matters and potential liability arising therefrom and the negative impact that this investigation had on bidders’ ability to potentially finance a transaction.

In November 2016, FSC announced that, effective January 2, 2017, Patrick Dalton (“Mr. Dalton”) would succeed Todd Owens (“Mr. Owens”) as its Chief Executive Officer. FSC also announced that its President and Chief Investment Officer, Mr. Dimitrov, intended to step down from those roles on the same day. In December 2016, similar announcements were made by FSFR with respect to Mr. Dalton, Mr. Owens and Mr. Dimitrov.

In March 2017, Standard & Poor’s Financial Services LLC announced a two-notch downgrade for FSC.

On March 28, 2017, during an offsite business and strategic update meeting, the Board of Directors met with members of the Company’s senior management team to discuss the challenges facing the business of the Company and the BDCs and their ability to successfully execute their business plans, including additional staff attrition and pressure on the refinancing of FSC’s credit facilities as a result of the downgrade by Standard & Poor’s Financial Services LLC. The Company’s senior management team observed that the Company’s ability to attract new capital, compete from a cost of capital and hold size perspective and source attractive investment opportunities for the Company and the BDCs was limited by the Company’s past performance, the loss of the Company’s staff of origination professionals and the potential consequences of the Existing Governmental Matters. In addition, the Company’s senior management team stated its belief that one of the Company’s subsidiaries, FSH, could be at risk of defaulting under its credit facility. During this meeting, members of the Company’s senior management team discussed with the Board of Directors the possibility of exploring a sale of the Company.

In April 2017, each of FSC and FSFR announced the resignation of Mr. Dalton and that Mr. Berman had been appointed as Chief Executive Officer of each of FSC and FSFR.

In April 2017, based upon the discussions with the Board of Directors at the March 28, 2017 meeting, the members of the Company’s senior management team instructed Morgan Stanley to make initial contact with potential buyers of the Company. Sixteen additional parties, including Party D, Party E and Party F, entered into confidentiality agreements and 12 of the original parties contacted in 2015 and 2016 entered into amendments to their existing confidentiality agreements (during this period 20 additional parties entered into confidentiality agreements with the BDCs).

On April 14, 2017, Oaktree entered into an amendment to its confidentiality agreement with the Company.

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On April 21, 2017, the Board of Directors held a meeting at which it approved the formal launch of the potential sale process and the distribution of first round process letters to potential buyers.

In late April 2017 and early May 2017, Morgan Stanley sent first round process letters, requesting initial indications of interest regarding an acquisition of the Company, to 28 potential buyers who had signaled interest in a transaction, including Oaktree, Party A, Party B, Party C, Party D, Party E and Party F, and each of these parties was granted access to an electronic data room. These process letters requested that potential buyers indicate their interest with respect to two potential transaction structures: (i) a merger or tender offer through which 100% of the Company’s Class A common stock would be acquired and (ii) an acquisition of certain of the Company’s assets.

During this period, the Company’s management met with potential buyers and a number of potential buyers participated in on-site due diligence meetings.

Between May 1, 2017 and May 5, 2017, 15 potential buyers, including Oaktree, Party A, Party B, Party C, Party D, Party E, Party F, Party G, Party H and Party I, submitted initial indications of interest to acquire selected assets of the Company (as opposed to an acquisition structured as a merger or tender offer) as described below.

Oaktree proposed a cash purchase price of $385 million, including $325 million for assets related to the Business and $60 million for the purchase of the shares of BDC common stock owned by FSH based upon the market value of such shares as of their closing price on April 28, 2017.

Party A proposed a nominal purchase price of $250 million for assets related to the Business, including $50 million in cash and a 7-year $200 million note.

Party B proposed a nominal purchase price of $370 million, including $270 million in cash and a 3-year $100 million note. Party B’s proposal valued the assets related to the Business at $300 million and the shares of BDC common stock owned by FSH at $70 million.

Party C proposed a nominal purchase price of $310 million, including $240 million in cash and $70 million in deferred cash. Party C’s proposal valued the assets related to the Business at $255 million and the shares of BDC common stock owned by FSH at $55 million.

Party D proposed a cash purchase price of $375 million, including $303 million for assets related to the Business, and $72 million for the purchase of the shares of BDC common stock owned by FSH based upon a 20% premium to the market value of such shares as of their closing price on April 28, 2017.

Party E proposed a cash purchase price of $275 to $300 million for assets related to the Business, and an unspecified amount for the shares of BDC common stock owned by FSH.

Party F proposed a nominal purchase price of $250 to $310 million for assets related to the Business, including $100 to $123 million in cash and the remainder in deferred consideration payable over a 5-year period. Party F’s indication of interest also contemplated, as a condition precedent to any transaction with the Company, stock-for-stock mergers between business development companies controlled by Party F and each of the BDCs.

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Party G proposed a nominal purchase price of $330 to $396 million for all of the Company’s assets in an undefined mix of cash and a seller note from the majority stockholder of the Company. Party G’s indication of interest did not specifically allocate value between the Business and related assets utilized by the Company in connection with the Existing Investment Advisory Agreements and the BDC common stock owned by FSH.

Party H proposed a nominal purchase price of $260 million, including up to $100 million in cash and the balance in Party H’s stock. Party H’s indication of interest valued the assets related to the Business at $200 million and the shares of BDC common stock owned by FSH at $60 million based upon the market value of such shares as of the closing price on April 28, 2017.

Party I proposed a nominal purchase price of $350 million for assets related to the Business, including $200 million in cash, $75 million in a 5-year note and $75 million in Party I’s stock.

The other five parties who submitted indications of interest did so at a price lower than those submitted by Oaktree and Parties A through I, or otherwise had characteristics that led Morgan Stanley and members of the Company’s senior management team to conclude that such parties were less likely to execute the transaction. Based on feedback received from potential buyers in connection with the initial indication of interest process, the Company’s senior management team concluded that it would be unlikely that a potential buyer would be willing to acquire the Company (as opposed to the Business) without providing for a significant valuation discount to account for risks related to the Existing Governmental Matters.

On May 5, 2017, the Board of Directors met on a teleconference with members of the Company’s senior management team and representatives of Morgan Stanley and Skadden to discuss the status of the potential sale process. At this meeting, members of the Company’s senior management team and representatives of Morgan Stanley reviewed with the Board of Directors the 15 indications of interest that the Company had received. The Board of Directors also discussed with members of the Company’s senior management team and representatives of Morgan Stanley the valuations that potential buyers had placed on the shares of BDC common stock owned by FSH and the view of the Company’s senior management team that these valuations did not reflect adequate value for the BDCs based upon comparisons of where other business development companies across a range of size and credit performance were trading relative to their net asset value. Following discussions among the Board of Directors, members of the Company’s senior management team and representatives of Morgan Stanley and Skadden, the Board of Directors instructed Morgan Stanley to pursue second round indications of interest from ten of the potential buyers, including Oaktree and Parties A through I.

On May 8, 2017, Party A submitted a revised indication of interest proposing a nominal purchase price of $325 million for the Business, including $100 million in cash and a 7-year $225 million note.

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On May 11, 2017, an additional potential buyer submitted an indication of interest to the Company relating to a purchase of substantially all of the assets of the Company (including the shares of BDC common stock owned by FSH) at a purchase price of $367 million, for a mix of cash and stock, which the Company’s senior management team and Morgan Stanley determined would be unlikely to result in a proposal more favorable than those that had previously been considered by the Board of Directors.

On May 15, 2017, FSH entered into a limited guaranty and contribution agreement with Mr. Tannenbaum whereby Mr. Tannenbaum agreed to backstop any shortfall in the funds and assets available to FSH and other guarantors to the credit facility to repay the outstanding obligations under the credit facility in the event of an acceleration of such credit facility. FSH agreed to pay reasonable consideration in amounts to be determined by the audit committee of the Board of Directors in exchange for Mr. Tannenbaum’s provision of such limited guaranty.

Between May 5, 2017 and May 19, 2017, Party H and Party I, both of which had submitted indications of interest to purchase the Business and related assets utilized by the Company in connection with the Existing Investment Advisory Agreements, indicated their intent to withdraw from the potential sale process to Morgan Stanley and the Company because they believed they could not remain competitive on timing and valuation and Party H was also unwilling to enter into confidentiality agreements with the BDCs that contained terms similar to those that all other potential buyers had agreed to execute.

On May 19, 2017, at the direction of the Board of Directors, Morgan Stanley sent second round process letters to the remaining eight parties that had been considered by the Board of Directors. The process letters requested that potential buyers indicate their interest with respect to two potential transaction structures: (i) a merger or tender offer through which 100% of the Company’s Class A common stock would be acquired and (ii) an acquisition of certain of the Company’s assets. During diligence meetings with the remaining parties prior to receipt of second round indications of interest, the Company indicated its preference to enter into and announce a definitive transaction no later than the end of the second quarter.

On or about May 25, 2017, the Company received revised indications of interest from seven potential buyers to acquire specified assets of the Company as follows: Oaktree proposed a cash purchase price of $300 million for assets related to the Business; Party A proposed a nominal purchase price of $325 million for assets related to the Business, including $100 million in cash, a 7-year $225 million note and unspecified contingent value rights tied to the revenues earned under new investment advisory agreements between Party A and the BDCs relative to a threshold; Party B proposed a nominal purchase price of $263 million for certain assets of the Business, including $163 million in cash and a 5-year $100 million note; Party C proposed a nominal purchase price of $260 million for assets related to the Business, including $190 million in cash and up to $70 million of deferred consideration payable on the third and fifth anniversary of the closing of such proposed transaction; Party D proposed a nominal purchase price of $240 million in cash and additional potential earn-out payments contingent upon revenue performance of the BDCs in 2018 and 2019 for certain assets of the Business; Party E proposed a nominal purchase price of $250 million for assets related to the Business, including $210 million in cash and $40 million of contingent deferred consideration linked to potential recoveries in the portfolio value of the BDCs; and Party F proposed a nominal purchase price of $200 million, including $50 million in cash and $150 million in deferred consideration payable over a 5-year period, for the merger of two of its business development companies with each of the BDCs. Party C reiterated its prior indication of interest and noted its willingness to provide for a minor increase in the upfront cash portion of its proposed consideration, but did not submit a full proposal letter. Party F’s revised indication of interest continued to contemplate stock-for-stock mergers between business development companies controlled by Party F with each of the BDCs, in addition to the acquisition of the Company’s assets, as a condition precedent to any transaction. Despite receiving a second round process letter, Party G did not submit a second round indication of interest and withdrew from the potential sale process.

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On May 26, 2017, the Board of Directors met on a teleconference with members of the Company’s senior management team and representatives of Morgan Stanley and Skadden to review the revised indications of interest. During this meeting, representatives of Morgan Stanley reviewed with the Board of Directors the process that had been undertaken with respect to a potential sale to date. Representatives of Morgan Stanley also observed that Oaktree and Party A had indicated the highest purchase prices, but that Oaktree’s indication of interest contemplated 100% cash consideration while a significant portion of Party A’s proposed consideration was in the form of a deferred 7-year note and other contingent consideration. Representatives of Morgan Stanley also noted that the indications were varied as to assets proposed to be acquired and liabilities proposed to be assumed and that consideration would need to be given to the exact structures contemplated by the proposals in order to compare relative valuations. The Board of Directors discussed with members of the Company’s senior management team and representatives of Morgan Stanley and Skadden as to which potential buyers were most likely to be able to negotiate definitive terms of a transaction on reasonable terms and on a reasonable timeframe and therefore should be invited to continue to participate in the potential sale process. The Board of Directors also discussed with members of the Company’s senior management team and representatives of Morgan Stanley and Skadden the heightened execution risk that could result from any transaction structure that contemplated separate corporate transactions being effected at the BDCs, as had been proposed by Party F.

Following further discussion, the Board of Directors authorized and directed Morgan Stanley to send a draft of the asset purchase agreement to Oaktree, Party A and Party B in order to obtain fully comparable proposals from each of them and directed Morgan Stanley to inform each of Party C, Party D, Party E and Party F that they would not be invited to continue in the potential sale process. The Board of Directors also authorized the delivery of a draft voting agreement to be provided by Mr. Tannenbaum with respect to a portion of the voting of shares of Company Common Stock owned by him in support of an asset sale (the “Company voting agreement”) and a draft form of the voting agreement to be provided by Mr. Tannenbaum and his personal planning vehicles and FSH with respect to the voting of shares of the BDCs owned by them in favor of new investment advisory agreements to be entered into by the BDCs with a successful buyer (the “BDC voting agreements”). Representatives of Skadden discussed with the Board of Directors certain legal matters relating to the draft Company voting agreement and that if any asset sale structure were pursued, the Board of Directors would ultimately need to determine the options available to the Company following such sale of its assets.

Following the Board of Directors meeting on May 26, 2017, representatives of Morgan Stanley contacted each of Party C, Party D, Party E and Party F to inform them that the Board of Directors had determined to move forward in its potential sale process with other potential buyers.

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On May 29, 2017, Oaktree sent a letter to Morgan Stanley seeking to clarify and highlight some of the key points from Oaktree’s May 25, 2017 indication of interest. In particular, the letter emphasized that Oaktree had substantially completed its due diligence, was interested in working with the Company to arrive at a mutually agreeable valuation and transaction structure, and desired to meet with the Company to discuss moving forward with a transaction.

On May 31, 2017, Jay Wintrob and Edgar Lee (“Mr. Lee”) of Oaktree held an in-person dinner meeting with Mr. Tannenbaum and Mr. Berman. The participants in the meeting discussed the mutual benefits of a potential transaction between Oaktree and the Company.

On June 2, 2017, Morgan Stanley provided a draft of the asset purchase agreement to each of Oaktree, Party A and Party B and instructed them to provide final proposals no later than June 9, 2017.

On June 5, 2017, the Board of Directors met on a teleconference with members of the Company’s senior management team and representatives of Morgan Stanley and Skadden to discuss the status of the potential sale process. Representatives of Morgan Stanley noted that they had been engaged in due diligence meetings with each of the remaining potential buyers. Representatives of Morgan Stanley also confirmed that the draft of the asset purchase agreement had been provided to each of Oaktree, Party A and Party B with a proposal deadline of June 9, 2017 and that each of Party C, Party D, Party E and Party F had been informed that they were no longer part of the Company’s potential sale process. Representatives of Skadden discussed with the Board of Directors a summary of the key terms of the auction draft of the asset purchase agreement and certain legal matters related to the proposed transaction structure. Also at this meeting, the Board of Directors discussed the potential options that could be available to the Company following any asset sale and agreed to defer more detailed discussions relating to such alternatives until such time as more information was available regarding the outcome of the potential sale process. Following the adjournment of the meeting, the independent directors participated in a teleconference with representatives of Skadden to discuss and ask questions regarding the transaction process to date.

On June 7, 2017, Morgan Stanley provided the draft Company voting agreement, form of BDC voting agreement and draft disclosure schedules to the asset purchase agreement to each of Oaktree, Party A and Party B.

Also on June 7, 2017, representatives of Morgan Stanley notified the Company that, if a transaction were undertaken with a potential buyer that was structured as an assignment or replacement of the Existing Investment Advisory Agreements, Morgan Stanley would be unable to provide a fairness opinion because the financial analyses required for such a fairness opinion fell outside of the scope of Morgan Stanley’s fairness opinion policies and practices. During the period between June 9, 2017 and June 12, 2017, members of the Company’s senior management team contacted three investment banks, including Houlihan Lokey, to determine whether any of these banks could potentially render opinions to the Board of Directors with respect to the fairness, from a financial point of view, of the consideration to be received in a transaction structured as an assignment or replacement of the Existing Investment Advisory Agreements. Houlihan Lokey indicated that it would be prepared to potentially render such an opinion and described its qualifications and experience with respect to mergers and acquisitions generally and to advising companies in the asset management and related industries. One of the other investment banks indicated that it would not be able to take on the engagement and the final bank had less experience than Houlihan Lokey with the evaluation of business development companies.

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On June 9, 2017, the Company received written revised proposals from each of Oaktree, Party A and Party B. Oaktree’s proposal indicated an increased purchase price of $320 million for a purchase of the Business, but its markup of the draft of the asset purchase agreement also contemplated stock-for-stock mergers between newly formed business development companies controlled by Oaktree with each of the BDCs. Party A’s proposal included a markup of the draft of the asset purchase agreement and a revised purchase price structure which could provide up to $325 million of nominal value for a purchase of the Business, including $110 million in upfront cash and up to $215 million of deferred consideration ($65 million of which would be contingent on the revenue performance of the BDCs in 2018). Party B provided an issues list instead of a full markup of the asset purchase agreement and increased its proposed purchase price to $265 million for a purchase of the Business, consisting of $165 million in cash and a 5-year $100 million note. Oaktree and Party A also provided proposed forms of new investment advisory and administration agreements for the BDCs. Oaktree’s proposal indicated a desire to interview a number of employees of the Company for potential employment by Oaktree following the closing of the potential transaction.

On June 10, 2017, members of the Company’s senior management team met on a teleconference with representatives of Morgan Stanley and Skadden to discuss the proposals received from Oaktree, Party A and Party B. During this meeting, it was discussed that the hiring of the Company’s employees, whose services would generally not be required if the Business were sold, could benefit the Company by potentially reducing severance costs potentially payable by the Company and its subsidiaries. Following these discussions, members of the Company’s senior management team authorized Morgan Stanley to contact Oaktree to communicate that Oaktree’s proposed stock-for-stock mergers between newly formed business development companies controlled by Oaktree and each of the BDCs were not in conformity with the proposal instructions and inconsistent with what management believed to be the expectations of the Board of Directors, and to contact Party A and Party B to encourage them to increase their proposed purchase price and mix of cash consideration. During these communications, representatives of Oaktree confirmed that they would be willing to submit a proposal on the basis of the transaction structure that had been proposed by the Company without any change in Oaktree’s proposed purchase price.

On or about June 13, 2017, Oaktree delivered to the Company a revised draft of the asset purchase agreement reflecting the transaction structure proposed by the Company. Mr. Tannenbaum called Mr. Lee to ask questions regarding Oaktree’s proposed hiring and interviewing of certain of the Company’s employees, including ones listed on a certain schedule to the draft asset purchase agreement.

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Also on June 13, 2017, the Board of Directors met on a teleconference with members of the Company’s senior management team and representatives of Morgan Stanley and Skadden to discuss the final proposals that had been received from Oaktree, Party A and Party B. Representatives of Morgan Stanley reviewed the financial terms of the proposals that had been received and noted that all potential buyers had agreed to the transaction structure that had been proposed by the Company involving each potential buyer entering into new investment advisory agreements with the BDCs and a sale of related assets by FSM. Representatives of Skadden then reviewed with the Board of Directors a summary of the key contractual terms of each of the proposals, including conditions relating to the BDCs. Representatives of Skadden also noted that each party was seeking rights to post-closing seller indemnification, for a personal guaranty from Mr. Tannenbaum regarding certain of these indemnification obligations and for a voting agreement that would, subject to certain exceptions, cover all shares of Company Common Stock owned by Mr. Tannenbaum and his personal planning vehicles. Mr. Tannenbaum noted that the BDC voting agreements proposed by Oaktree and Party A contemplated limits on the ability of Mr. Tannenbaum and FSH to transfer shares of common stock of the BDCs owned by them and that these limitations on liquidity would need to be considered given that they would prevent FSH from being able to promptly liquidate its stockholdings following an asset sale. During this meeting, representatives of Skadden also discussed with the Board of Directors the fact that Mr. Tannenbaum had retained separate legal counsel with respect to transaction issues that could impact him in a personal capacity (including Oaktree’s requests from Mr. Tannenbaum of a personal guaranty and a noncompetition and nonsolicitation agreement) and that Mr. Tannenbaum and his legal counsel had confirmed that Mr. Tannenbaum was not engaging in discussions with any potential buyer that could result in Mr. Tannenbaum receiving additional consideration or a different form of consideration. The Board of Directors then engaged in further discussion with representatives of Morgan Stanley and Skadden regarding the proposals. The Board of Directors also discussed their view that, given Mr. Tannenbaum’s deep knowledge of the Company’s operations and his general alignment with stockholder interests and his substantial ownership of the Company’s Class A common stock, he was well suited to engage in transaction negotiations with Oaktree in the absence of any direct conflict involving Oaktree and to provide regular updates to the Board of Directors. The Board of Directors discussed with representatives of Skadden the possibility of the Board of Directors forming a special committee to review any transaction in order to separately consider specific matters related to a potential transaction that could have a unique impact on or provide unique benefits to Mr. Tannenbaum or Mr. Berman as compared to other stockholders of the Company.

On June 14, 2017, members of the Company’s senior management team and representatives of Morgan Stanley and Skadden met on a teleconference with representatives of Oaktree and Simpson Thacher & Bartlett LLP (“Simpson Thacher”), Oaktree’s legal counsel, to negotiate issues presented by Oaktree’s markup of the transaction documents, including with respect to seller indemnification obligations (including the scope and limit thereof and Oaktree’s potential sources of recourse), closing conditions, the Company voting agreement and the BDC voting agreements (including the proposed duration thereof and the transfer restrictions on shares of BDC common stock held by Mr. Tannenbaum and his personal planning vehicles and FSH that had been proposed by Oaktree). Representatives of Skadden noted on the call that certain issues that had been raised by Oaktree’s markups that were personal to Mr. Tannenbaum, including Oaktree’s request of a personal guaranty from Mr. Tannenbaum and Oaktree’s request for a noncompetition and nonsolicitation agreement, would not be topics of the discussion and would be addressed by Mr. Tannenbaum and his legal counsel at a later time. During these discussions, it was noted that the Board of Directors would not authorize a transaction where all of Mr. Tannenbaum’s shares of Company Common Stock would be covered by the Company voting agreement.

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Also on June 14, 2017, representatives of Morgan Stanley contacted each of Party A and Party B to request that they increase their proposed purchase price and mix of cash consideration. Party A confirmed to representatives of Morgan Stanley on June 15, 2017 that it did not intend to further revise its proposal, and Party B provided a similar confirmation to representatives of Morgan Stanley on June 16, 2017.

On June 15, 2017, Mathew Pendo (“Mr. Pendo”), Mary Gallegly (“Ms. Gallegly”), Milwood Hobbs, Jr. (“Mr. Hobbs”), Nick Basso (“Mr. Basso”), Brett McKeone and Daniela Greco from Oaktree and Mr. Tannenbaum, Mr. Berman, Brian Walter (“Mr. Walter”) and Robyn Friedman (“Ms. Friedman”) held in-person meetings and had dinner. Mr. Lee joined by telephone for a portion of the meetings. The participants in the meeting discussed, among other things, the scope of the indemnification obligations of the BDCs following the contemplated transaction, director election rights following the contemplated transaction and issues related to the Company voting agreement and BDC voting agreements.

During the remainder of that week, representatives of Skadden and Simpson Thacher continued to discuss issues relating to drafts of the asset purchase agreement, Company voting agreement and BDC voting agreements.

On June 16, 2017, the Board of Directors met on a teleconference with members of the Company’s senior management team and representatives of Morgan Stanley and Skadden to receive an update on the status of negotiations with Oaktree. Mr. Tannenbaum and Mr. Berman discussed with the Board of Directors certain key issues, including the purchase price and the scope and nature of proposed seller indemnification. Mr. Berman and Mr. Walter discussed with the Board of Directors the process the Company intended to follow with the BDCs with respect to obtaining third party consents under BDC credit facilities which, Mr. Berman noted, Oaktree had proposed to be a condition to closing of a proposed transaction. Representatives of Skadden reviewed with the directors a summary of terms of the draft of the asset purchase agreement based on negotiations with Oaktree to date and proposed changes that were being made by Skadden based on discussions with members of the Company’s senior management team. Representatives of Skadden noted that certain issues related to Mr. Tannenbaum in his personal capacity would be negotiated by Mr. Tannenbaum and his separate legal counsel, and Mr. Tannenbaum asked the Board of Directors to consider a request to reimburse Mr. Tannenbaum for these expenses of outside legal counsel. Mr. Tannenbaum noted that Oaktree had made a request to enter into a period of exclusive negotiations with the Company. The Board of Directors, members of the Company’s senior management team and representatives of Morgan Stanley and Skadden then discussed Oaktree’s proposed purchase price, including whether Oaktree would be willing and able to increase its proposed purchase price, and the fact that each of Party A and Party B had declined to improve the terms of the proposals they had submitted on June 9, 2017 when requested to do so by Morgan Stanley. The Board of Directors also discussed the status of negotiations with Oaktree and the other parties and Oaktree’s request for exclusivity. During a short recess, the independent directors discussed with Skadden Oaktree’s request for exclusivity and, separately, Mr. Tannenbaum’s request to be reimbursed for expenses of separate legal counsel he would incur in connection with the transaction. Following this recess, the meeting was resumed and the Board of Directors authorized the Company to enter into an exclusivity agreement with Oaktree through June 30, 2017 and determined to further consider Mr. Tannenbaum’s request for reimbursement of his expenses for outside legal counsel (and such request was subsequently approved by the audit committee of the Board of Directors).

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On or about June 17, 2017, Skadden delivered to Simpson Thacher a revised draft of the asset purchase agreement.

On June 17, 2017, Skadden delivered to Simpson Thacher a revised draft of the form of BDC voting agreement.

On June 18, 2017, the Company and Oaktree entered into an exclusivity agreement with an exclusivity period ending at 11:59 p.m. on June 30, 2017.

On June 19, 2017, the Board of Directors met on a teleconference with members of the Company’s senior management team and representatives of Morgan Stanley and Skadden to receive an update on the status of negotiations with Oaktree and reviewed with the Board of Directors the proposed process timeline for the coming week. Mr. Tannenbaum noted that Oaktree was expected to meet with one of the BDC’s lenders regarding required transaction consents and that Mr. Berman, in his capacity as Chairman and Chief Executive Officer of each of the BDCs, intended to engage outside legal counsel for the BDCs and their independent directors so that the independent directors of the BDCs would be prepared and equipped to engage with Oaktree and, if appropriate, to review and approve transaction documentation and a proxy statement relating to the New Investment Advisory Agreements for each BDC. Mr. Tannenbaum then introduced representatives of Houlihan Lokey, who reviewed with the Board of Directors Houlihan Lokey’s qualifications and experience with respect to mergers and acquisitions generally and to advising companies in the asset management and related industries. The representatives of Houlihan Lokey indicated that Houlihan Lokey would consider an engagement to render an opinion with respect to the fairness of the consideration to be received in a transaction structured as an assignment or replacement of the Existing Investment Advisory Agreements. The representatives of Houlihan Lokey explained that Houlihan Lokey had in the past provided and currently provides investment banking, financial advisory or other financial or consulting services to Oaktree and its affiliates that were unrelated to the proposed transaction with the Company. The representatives of Houlihan Lokey also noted that affiliates of Oaktree are among the creditors in certain restructuring transactions unrelated to the proposed transaction with the Company in connection with which Houlihan Lokey was at the time, or in the past, engaged. The representatives of Houlihan Lokey also explained that the members of the engagement team were not among the Houlihan Lokey employees that had in the past provided or are currently providing services to Oaktree.

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The Board of Directors then engaged in a discussion regarding certain indirect benefits from the proposed transaction that could accrue to Mr. Tannenbaum and Mr. Berman in a manner different than other stockholders of the Company. Representatives of Skadden reported that, based upon earlier discussions with Mr. Tannenbaum (and his personal legal counsel) and Mr. Berman, Skadden was not aware of any material relationships between Mr. Tannenbaum or Mr. Berman and Oaktree and that Mr. Tannenbaum was not seeking consideration in the transaction from Oaktree in connection with the requests being made to Mr. Tannenbaum in his personal capacity (nor was Oaktree offering such consideration). Following discussion, in light of the considerations presented to the Board of Directors at the meeting, the Board of Directors unanimously approved the formation of the Special Committee consisting of Michael W. Arthur (“Mr. Arthur”), Jodi Hanson Bond, Thomas H. Brandt (“Mr. Brandt”) and Thomas L. Harrison (“Mr. Harrison”). Mr. Harrison was appointed to serve as the chairman of the Special Committee. It was discussed that the Special Committee’s authority should be broad enough to ensure that Mr. Tannenbaum and Mr. Berman were not receiving any special benefit as a result of the proposed transactions and to seek an overall result of the sale process that was favorable for all Company stockholders in light of the challenges faced by the Company. The Special Committee was expressly authorized to (i) consider and evaluate the terms, conditions and advisability of the proposed transaction with Oaktree, (ii) supervise and/or participate directly in negotiations of the terms and conditions of such proposed transaction, (iii) determine whether the potential transaction was advisable and fair to, and in the best interests of, the Company and its stockholders, (iv) if, and only if, the Special Committee determined that such a recommendation was appropriate, recommend to the Board of Directors the approval of the proposed transaction and (v) discuss, propose, negotiate and approve certain waivers or amendments to the terms of the Tax Receivable Agreement. The Special Committee was also authorized and empowered to engage its own outside legal and financial advisors.

Also on June 19, 2017, Mr. Lee and Mr. Pendo of Oaktree and Mr. Tannenbaum met in-person. The participants in the meeting held discussions re-affirming that there were mutual benefits to a potential transaction between Oaktree and the Company and a desire to move forward with pursuing a transaction.

On June 20, 2017, representatives of Oaktree met in person with the BDC Boards of Directors to discuss the terms of the investment advisory agreements that had been proposed by Oaktree.

On June 21, 2017, Rutan & Tucker, LLP (“Rutan & Tucker”), Mr. Tannenbaum’s personal legal counsel, delivered to Simpson Thacher a draft of the noncompetition and nonsolicitation agreement that Oaktree had requested from Mr. Tannenbaum.

On or about June 21, 2017, Simpson Thacher delivered to Skadden a revised draft of the asset purchase agreement and the form of BDC voting agreement.

Later during the afternoon of June 21, 2017, members of the Company’s senior management team and Mr. Harrison met on a teleconference with representatives of Skadden to discuss the revised asset purchase agreement and form of BDC voting agreement delivered by Simpson Thacher, including closing conditions, transaction termination triggers and related termination fees, seller indemnities and Oaktree’s source of recourse in respect of such indemnities, survival of the BDC voting agreement if the transaction was terminated as a result of failure to obtain Company stockholder approval or under certain other circumstances and restrictions on the ability of Mr. Tannenbaum and his personal planning vehicles and FSH to sell shares of BDC common stock under the BDC voting agreements. Later that evening, Mr. Tannenbaum and Mr. Berman telephoned Mr. Pendo, Mr. Lee and Ms. Gallegly of Oaktree to discuss issues relating to the draft of the asset purchase agreement and form of BDC voting agreement. Following this meeting, representatives of Simpson Thacher called Skadden to state that Oaktree’s request that the Company voting agreement generally cover all of Mr. Tannenbaum’s shares of Company common stock (and a fraction of the voting power of such shares following a change in recommendations by the Board of Directors) remained an open issue.

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From June 21, 2017 onward, Mr. Tannenbaum and Mr. Harrison spoke frequently over telephone, and often multiple times per day, concerning updates regarding the status of the transaction negotiations with Oaktree.

On June 22, 2017, Skadden and Simpson Thacher met on a teleconference to negotiate legal issues presented by Oaktree’s June 21, 2017 draft of the asset purchase agreement and voting agreements. Later that afternoon, Mr. Berman telephoned Mr. Pendo to discuss issues that were not resolved or otherwise discussed during the call between Skadden and Simpson Thacher. Following this call, Mr. Lee called Mr. Berman to reiterate Oaktree’s request that the Company voting agreement generally cover all of Mr. Tannenbaum’s shares of Company Common Stock (and a fraction of the voting power of such shares following a change in recommendations by the Board of Directors).

Later on June 22, 2017, the Special Committee met on a teleconference with members of the Company’s senior management team and representatives of Morgan Stanley, Houlihan Lokey and Skadden. During this meeting, representatives of Morgan Stanley reviewed with the Special Committee the process that had been undertaken with respect to a potential sale process to date. The Special Committee and representatives of Skadden discussed that the members of the Special Committee had an independent ability to review the transaction documents being negotiated with Oaktree and would oversee the negotiations that were being conducted by the Company’s senior management team. Representatives of Morgan Stanley and Skadden also discussed with the Special Committee the potential risk of one or more third parties seeking to enter into an investment advisory contract with either FSC or FSFR if a transaction were publicly announced with Oaktree. Representatives of Houlihan Lokey then reviewed with the Special Committee the framework underlying the financial analyses Houlihan Lokey could potentially undertake in connection with preparing an opinion for the benefit of the Special Committee or the Board of Directors as to the fairness, from a financial point of view, of the consideration to be received in the transaction. The Special Committee then engaged in discussions regarding the information reviewed with Morgan Stanley, Houlihan Lokey and Skadden. Following these discussions, representatives of Skadden reviewed with the members of the Special Committee certain legal matters related to the Special Committee’s review of the proposed asset sale and related matters. Representatives of Skadden also provided an update on the proposed transaction and its terms and discussed with the Special Committee the agreements that Oaktree was seeking from Mr. Tannenbaum in his personal capacity.

On June 23, 2017, Houlihan Lokey provided the Board of Directors with a letter setting forth certain information with respect to investment banking, financial advisory and other financial or consulting services it had provided, was providing at the time of such letter or might in the future provide to Oaktree and the Company. Such information included the fact that, with respect to such services provided to Oaktree and certain of its affiliates during the past two years, Houlihan Lokey had received less than $35 million in fees and, with respect to such services provided to FSC during the past two years, Houlihan Lokey had received less than $2 million in fees.

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Also on June 23, 2017, the Board of Directors met on a teleconference with members of the Company’s senior management team and representatives of Skadden to receive an update on the proposed transaction with Oaktree. Representatives of Skadden noted that material transaction issues remained open with respect to representations and warranties, seller indemnities, conditions to closing and the voting agreements and summarized the current terms of the proposed agreements. Representatives of Skadden commented that Oaktree’s current indemnity proposal continued to contemplate both potential purchase price escrows and uncapped liability, and it was observed that the latter would make it more difficult for the Company to distribute proceeds of a potential asset sale received by the Company to stockholders following the closing of a transaction. The Board of Directors then engaged in discussion regarding the open issues and the likelihood of agreement being reached with Oaktree. Representatives of Skadden highlighted Oaktree’s continuing request for the Company voting agreement to generally cover all shares of Company Common Stock owned by Mr. Tannenbaum (and a fraction of the voting power of such shares following a change in recommendations by the Board of Directors). It was also discussed that Oaktree was seeking other deal protection measures such as termination fees and extended survival of the BDC voting agreements following certain termination events.

Also at this meeting, Mr. Tannenbaum reviewed with the Board of Directors the potential ability of the Company to pay a special dividend following the closing of a transaction with Oaktree. Mr. Tannenbaum noted that sale proceeds would be available for distribution at the Company level from FSM and FSH after taking into account transaction expenses, potential purchase price escrows, required payments to Mr. Tannenbaum, Mr. Berman and others under the Tax Receivable Agreement and other reserves and the amounts that would be received by the Company following distribution of sale proceeds to all limited partners of FSH. Mr. Frank noted that any formal analysis relating to a potential dividend would need to include a number of considerations and that more detailed information would need to be provided to the Board of Directors at a later date. Following this discussion, the Board of Directors engaged in discussions regarding the status of the transaction and the risk that the Company and Oaktree might be unable to resolve outstanding issues.

Also on June 23, 2017, members of the Company’s senior management team, Mr. Harrison and representatives of Morgan Stanley and Skadden met on a teleconference with representatives of Oaktree and Simpson Thacher to continue to negotiate transaction issues. Later that evening, Mr. Berman telephoned Mr. Pendo and Ms. Gallegly to discuss Oaktree’s requests with respect to seller indemnification (including uncapped exposure for pre-closing liabilities) and the Company voting agreement. They also discussed whether the Company and its subsidiaries would be required by Oaktree to waive their rights under the Existing Investment Advisory Agreements to indemnification from the BDCs, and whether the Company and its subsidiaries should retain the ability to make claims under insurance policies shared with the BDCs.

On June 24, 2017, Mr. Pendo telephoned Mr. Berman to further discuss Oaktree’s request for uncapped seller indemnification for pre-closing liabilities.

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On June 24, 2017, Rutan & Tucker delivered to Simpson Thacher a revised draft of the noncompetition and nonsolicitation agreement between Oaktree and Mr. Tannenbaum.

On June 24, 2017, Skadden delivered to Simpson Thacher a revised draft of the asset purchase agreement.

On or about June 25, 2017, Simpson Thacher delivered to Skadden a list of supplemental due diligence requests from Oaktree.

On June 25, 2017, Skadden delivered to Simpson Thacher an updated draft of the asset purchase agreement containing revised indemnification terms proposed by the Company. Later that evening, members of the Company’s senior management team and representatives of Morgan Stanley and Skadden met on a teleconference with representatives of Oaktree and Simpson Thacher to continue to negotiate transaction issues, including relating to seller indemnification, the Company voting agreement and termination triggers and termination fees.

On June 26, 2017, the Special Committee met on a teleconference with members of the Company’s senior management team and representatives of Morgan Stanley, Houlihan Lokey and Skadden. During this meeting, representatives of Skadden provided an update to the Special Committee members regarding the status of transaction negotiations with Oaktree and a potential transaction timeline. Representatives of Skadden summarized for the members of the Special Committee the key terms that were contemplated by the then-current draft of the asset purchase agreement and certain legal issues related thereto. Representatives of Skadden also discussed with the Special Committee the rights that Mr. Tannenbaum, Mr. Berman and Mr. Dimitrov had under the Tax Receivable Agreement and the impact of the proposed transaction under the Tax Receivable Agreement and the amounts that would become payable thereunder to Mr. Tannenbaum, Mr. Berman and Mr. Dimitrov.

On June 28, 2017, Simpson Thacher delivered to Rutan & Tucker a revised draft of the noncompetition and nonsolicitation agreement between Oaktree and Mr. Tannenbaum.

On June 28, 2017, members of the Company’s senior management team and representatives of Skadden met on a teleconference with representatives of Oaktree and Simpson Thacher to continue to negotiate transaction issues. In addition, Mr. Tannenbaum, Mr. Berman, Mr. Lee, Mr. Pendo and Ms. Gallegly met on a teleconference to discuss issues related to indemnification after the Closing, and Mr. Tannenbaum and Mr. Lee engaged in further discussion regarding how the change of the investment advisory relationships with the BDCs from FSM to Oaktree could impact certain BDC credit facilities and how the parties would bear the costs related thereto.

During the period between June 28, 2017 and July 7, 2017, Mr. Harrison and Mr. Tannenbaum entered into discussions with representatives of Houlihan Lokey in order to determine whether to engage Houlihan Lokey as financial advisor to the Board of Directors or Special Committee. On July 1, 2017, Mr. Harrison and representatives of Skadden discussed the retention of Houlihan Lokey by the Special Committee (as opposed to the full Board of Directors) with the other members of the Special Committee, including that Houlihan Lokey had first been contacted by Mr. Tannenbaum and Mr. Berman. During this period, the Special Committee reviewed the terms of the potential engagement and, after careful deliberation, determined that it was advisable for Houlihan Lokey to be retained as its financial advisor.

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On June 29, 2017, the Special Committee met on a teleconference with members of the Company’s senior management team and representatives of Morgan Stanley, Houlihan Lokey and Skadden. Representatives of Skadden provided an update to the Special Committee regarding the current status of transaction negotiations and timeline and terms of the proposed transaction. Representatives of Skadden also updated the Special Committee as to the status of negotiations with Houlihan Lokey to be engaged by the Special Committee as its financial advisor. The members of the Special Committee also engaged in further discussion with representatives of Skadden regarding the Tax Receivable Agreement and the amounts that would become payable to Mr. Tannenbaum, Mr. Berman and Mr. Dimitrov in connection with the proposed transaction. The members of the Special Committee then discussed the potential likelihood that the beneficiaries of the Tax Receivable Agreement would be willing to waive all or a portion of proceeds payable to them under the Tax Receivable Agreement. The members of the Special Committee also discussed in an executive session whether to engage separate legal counsel and financial advisors and, based upon a number of factors including Mr. Tannenbaum’s retention of separate counsel and Skadden’s role as Company counsel in connection with the proposed transaction, the Special Committee determined that it would benefit from being represented by Skadden and that Skadden was sufficiently independent from Mr. Tannenbaum such that the Special Committee did not need to engage separate counsel.

Following the teleconference on June 29, 2017, Mr. Harrison telephoned Mr. Tannenbaum to discuss questions from the Special Committee regarding a potential waiver of payments under the Tax Receivable Agreement. During these discussions Mr. Tannenbaum indicated that he and the other Principals would potentially be willing to waive all but $15 million of the future benefits that would become payable to them under the Tax Receivable Agreement. Following this conversation, Mr. Harrison continued to have regular discussions with Mr. Tannenbaum regarding the Principals’ potential waiver of future payments under the Tax Receivable Agreement and the importance of such a waiver given the Special Committee’s view of the desirability of maximizing the possible distribution to Company stockholders of proceeds from the potential asset sale transaction.

Later on June 29, 2017, Simpson Thacher delivered to Skadden a revised draft of the asset purchase agreement.

Also on June 29, 2017, Rutan & Tucker delivered to Simpson Thacher a revised draft of the noncompetition and nonsolicitation agreement between Oaktree and Mr. Tannenbaum.

On June 30, 2017, members of the Company’s senior management team and representatives of Skadden met on a teleconference with representatives of Oaktree and Simpson Thacher to continue to negotiate transaction issues, including those relating to FSM’s indemnification and conditions to closing.

Also on June 30, 2017, Mr. Tannenbaum notified Mr. Lee that the Company intended to publish a press release in response to a Wall Street Journal article about the proposed asset sale and that such press release would not mention Oaktree by name.

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On July 1, 2017, the Special Committee met on a teleconference with representatives of Skadden. On this call, representatives of Skadden provided an update to the Special Committee regarding the current status of transaction negotiations and timeline and terms of the proposed transaction based on the revised draft agreement received from Simpson Thacher. Representatives of Skadden also reviewed with the Special Committee the terms of a proposed noncompetition and nonsolicitation agreement that Oaktree was requesting from the Company, which representatives of Skadden noted had substantially similar terms to a noncompetition and nonsolicitation agreement that Mr. Tannenbaum was in the process of negotiating with Oaktree. The Special Committee then engaged in discussion with Skadden regarding the proposed transaction and the proposed engagement by the Special Committee of Houlihan Lokey as its financial advisor, Houlihan Lokey’s experience with respect to transactions involving business development companies and the potential framework underlying the financial analysis Houlihan Lokey had proposed to undertake in connection with such engagement. Following this discussion, the Special Committee determined that it was in the best interests of the Company and its stockholders to engage Houlihan Lokey.

Also on July 1, 2017, Mr. Lee, on behalf of Oaktree, requested that Mr. Tannenbaum, on behalf of the Company, provide Oaktree with an extension of exclusivity with respect to the proposed asset sale.

On or about July 2, 2017, Skadden delivered to Simpson Thacher a revised draft of the asset purchase agreement.

On July 2, 2017, the Special Committee met on a teleconference with representatives of Skadden and Houlihan Lokey. On this call, representatives of Houlihan Lokey provided a brief overview of the framework underlying the financial analysis that Houlihan Lokey intended to provide to the Special Committee in connection with its proposed engagement and discussed with the Special Committee the proposed scope of Houlihan Lokey’s engagement. Following this discussion, representatives of Houlihan Lokey provided an update on the preliminary work that had been performed by Houlihan Lokey to date in anticipation of being engaged by the Special Committee.

Also on July 2, 2017, members of the Company’s senior management team, Mr. Harrison and representatives of Skadden met on a teleconference with representatives of Oaktree and Simpson Thacher to continue to negotiate transaction issues, including relating to seller indemnification and potential waivers of rights by the Company and its subsidiaries to indemnification from the BDCs and to access insurance policies shared with the BDCs. Mr. Tannenbaum and Mr. Lee further discussed business points relating to open issues.

On July 2, 2017, Simpson Thacher delivered to Rutan & Tucker a revised draft of the noncompetition and nonsolicitation agreement between Oaktree and Mr. Tannenbaum.

Also on July 2, 2017, Mr. Lee, on behalf of Oaktree, again requested that Mr. Tannenbaum, on behalf of the Company, provide Oaktree with an extension of exclusivity with respect to the proposed asset sale.

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On July 3, 2017, Simpson Thacher delivered to Skadden a draft of the Noncompetition and Nonsolicitation Agreement.

On July 3, 2017, the Board of Directors met on a teleconference with members of the Company’s senior management team and Skadden to receive an update on the proposed transaction with Oaktree. During this meeting, Mr. Tannenbaum disclosed that he and Mr. Harrison had been engaged in discussions regarding a waiver of some or all of the payments due to the Principals under the Tax Receivable Agreement in connection with the proposed asset sale and that negotiations were still in process to determine the details of such a waiver and to preserve additional cash proceeds of the proposed asset sale received by the Company for distribution to stockholders of the Company. Mr. Tannenbaum also requested authorization from the Board of Directors to provide Oaktree with an extension of exclusivity until July 5, 2017 with respect to the proposed asset sale. After engaging in discussions regarding the status of transaction negotiations with Oaktree, the Board of Directors approved an extension of the exclusivity period until July 5, 2017. Such extension was formally executed on July 3, 2017.

On July 4, 2017, a representative of Rutan & Tucker and a representative of Simpson Thacher met on a teleconference to discuss certain issues in the noncompetition and nonsolicitation agreement between Oaktree and Mr. Tannenbaum, including restrictions on certain investments by Mr. Tannenbaum following the Closing and the term of the agreement.

On July 4, 2017, Mr. Tannenbaum and Mr. Lee discussed the timing and location of a meeting between the parties and their respective representatives to be held on July 7, 2017.

Also on July 4, 2017, Houlihan Lokey provided the Special Committee with a letter setting forth certain information with respect to investment banking, financial advisory and other financial or consulting services it had provided, was providing at the time of such letter or might in the future provide to Mr. Tannenbaum, the BDCs, Oaktree and the Company. Such information included the fact that, with respect to such services provided to Oaktree and certain of its affiliates during the past two years, Houlihan Lokey had received less than $35 million in fees and, with respect to such services provided to FSC during the past two years, Houlihan Lokey had received less than $2 million in fees.

On July 5, 2017, Mr. Tannenbaum telephoned Mr. Lee to discuss open transaction issues, including those relating to conditions to Closing, the scope of FSM’s indemnification and potential waivers of rights by the Company and its subsidiaries to indemnification from the BDCs and to access insurance policies shared with the BDCs.

Also on July 5, 2017, the Board of Directors met on a teleconference with members of the Company’s senior management team and representatives of Skadden to receive an update on the proposed transaction with Oaktree. During the teleconference, Mr. Tannenbaum requested authorization from the Board of Directors to provide Oaktree with an extension of exclusivity until July 7, 2017 with respect to the proposed asset sale, if Oaktree requested such extension. After engaging in discussions regarding the status of transaction negotiations with Oaktree, the Board of Directors authorized the extension of the exclusivity period until July 7, 2017 if Oaktree requested such extension.

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On July 6, 2017, Simpson Thacher delivered to Skadden a revised draft of the asset purchase agreement. Later that afternoon, members of the Company’s senior management team and Mr. Harrison met with representatives of Skadden to discuss open transaction issues.

On July 6, 2017, Simpson Thacher delivered to Rutan & Tucker a revised draft of the noncompetition and nonsolicitation agreement between Oaktree and Mr. Tannenbaum and delivered to Skadden a revised draft of the Noncompetition and Nonsolicitation Agreement.

On July 7, 2017, the Special Committee met on a teleconference with representatives of Skadden and Houlihan Lokey to discuss the status of transaction negotiations and to discuss certain of Houlihan Lokey’s preliminary observations relating to the supplemental financial analyses that it was performing on behalf of the Special Committee, including various line items relating to wind-down costs. Under the terms of its engagement, Houlihan Lokey was retained by the Company on behalf of the Special Committee to (i) render to the Special Committee an opinion as to the fairness, from a financial point of view, of the consideration to be received by FSM in the proposed asset sale, (ii) provide the Special Committee with supplemental analyses with respect to the standalone value of the Company without giving effect to the proposed asset sale and the pro forma value of the Company giving effect to the proposed asset sale and a hypothetical liquidation of the Company, including the impact of any payment under the Tax Receivable Agreement on sale proceeds that could potentially be distributable to Company stockholders and (iii) assist the Special Committee in any negotiations with Mr. Tannenbaum, Mr. Berman, Mr. Dimitrov and certain entities controlled by Mr. Tannenbaum and Mr. Berman. The Special Committee also discussed their view that the transaction would not be beneficial for Company stockholders unless the expenses to the Company resulting from the Tax Receivable Agreement were substantially or entirely eliminated.

Following the teleconference on July 7, 2017, Mr. Harrison telephoned Mr. Tannenbaum to discuss the status of the proposed asset sale and questions and concerns raised by the Special Committee regarding the Company’s expenses, including payments under the Tax Receivable Agreement, the resolution of which could result in additional sale proceeds potentially being made available to Company stockholders. Mr. Harrison stated to Mr. Tannenbaum that the Company’s expenses would need to be significantly reduced on a going forward basis and that the Special Committee expected a substantial reduction in the payments that would be owed under the Tax Receivable Agreement.

Also on July 7, 2017, Mr. Tannenbaum, Mr. Walter and Ms. Friedman from the Company met in person with Todd Molz, Mr. Lee, Mr. Pendo, Ms. Gallegly, Mr. Hobbs and Mr. Basso from Oaktree. Mr. Berman, Mr. Harrison and representatives of Skadden and Simpson Thacher participated in the meeting via teleconference. During this meeting, the Company and Oaktree continued to discuss open issues relating to Oaktree’s requests regarding seller indemnification and certain uncapped liability with respect thereto.

During the period between July 8, 2017 and July 13, 2017, the Company’s senior management team and representatives of Skadden, on the one hand, and representatives of Oaktree and Simpson Thacher, on the other hand, communicated frequently regarding open issues and to finalize drafts of the asset purchase agreement, the form of BDC voting agreements and other transaction documents.

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On July 8, 2017, Mr. Tannenbaum met in person with Mr. Lee to discuss open issues relating to the draft of the asset purchase agreement. During this meeting, Mr. Tannenbaum and Mr. Lee discussed a potential compromise through which Oaktree would agree that the proposed $42 million of purchase price escrow and $45 million of pledges of shares of BDC common stock owned by FSH would be the sole source of recourse for FSH’s and FSM’s indemnification obligations in exchange for FSM agreeing to reimburse Oaktree’s transaction expenses up to $5 million if the proposed transaction were to be completed. Later on July 8, 2017, Skadden delivered to Simpson Thacher a revised draft of the asset purchase agreement.

Also on July 8, 2017, in response to questions from Houlihan Lokey on behalf of the Special Committee and Mr. Harrison’s conversation with Mr. Tannenbaum the previous day, the Company’s senior management team and representatives of Skadden and Houlihan Lokey met on a teleconference to discuss the budget and expenses associated with a hypothetical liquidation of the Company prepared by the Company’s senior management team for use by Houlihan Lokey in connection with the preparation of its financial analyses. In advance of these discussions, Mr. Harrison received a commitment from Mr. Tannenbaum that the Principals would waive additional payments under the Tax Receivable Agreement such that only $10 million of future aggregate payments would be retained.

Following this meeting, Mr. Harrison and Mr. Tannenbaum continued to negotiate the amount of the proposed Tax Receivable Agreement waiver. During these discussions, Mr. Tannenbaum and the other Principals agreed to further reductions in the aggregate retained payment amount, first to $8 million and then $5 million. Mr. Harrison encouraged Mr. Tannenbaum and the other Principals to consider a waiver of the full amounts potentially payable.

On July 9, 2017, the Special Committee met on a teleconference with representatives of Skadden and Houlihan Lokey to discuss the current status of transaction negotiations and to provide an update with respect to the status of Houlihan Lokey’s financial analyses. The Special Committee, with Houlihan Lokey’s assistance, also reviewed and discussed the revised financial projections provided by the Company’s senior management team to Houlihan Lokey, which reflected a retention of $10 million of payments by the Principals under the Tax Receivable Agreement.. The budget and expenses associated with a hypothetical liquidation of the Company prepared by the Company’s senior management team for use by Houlihan Lokey in connection with the preparation of its supplemental financial analyses were also discussed on this teleconference. During this meeting, Mr. Harrison was notified by Mr. Tannenbaum that the Principals would agree to waive all payments (other than accrued payments for the 2016 tax year) under the Tax Receivable Agreement.

On July 10, 2017, Mr. Lee, on behalf of Oaktree, requested that Mr. Tannenbaum, on behalf of the Company, provide Oaktree with an extension of exclusivity with respect to the proposed asset sale. On this day, Mr. Lee and Mr. Tannenbaum also discussed the status of transaction negotiations.

Also on July 10, 2017, Mr. Tannenbaum requested authorization from the Board of Directors to provide Oaktree with an extension of exclusivity, which had expired, until July 13, 2017 with respect to the proposed asset sale. After engaging in a discussion regarding the status of transaction negotiations with Oaktree, the Board of Directors approved the requested extension of the exclusivity period until July 13, 2017. Such extension was formally executed on July 10, 2017.

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On July 11, 2017, the Special Committee met on a teleconference with representatives of Skadden and Houlihan Lokey to discuss matters relating to the proposed asset sale and to receive an update on the status of Houlihan Lokey’s financial analyses being undertaken in connection with the preparation of its opinion to the Special Committee and its supplemental financial analyses, including information regarding the framework and assumptions underlying such analyses. The Special Committee, with Houlihan Lokey’s assistance, also reviewed and discussed the revised financial projections provided by the Company’s senior management team to Houlihan Lokey on July 9, 2017.

Also on July 11, 2017, the Company’s senior management team and representatives of Skadden and Houlihan Lokey met on a teleconference to discuss assumptions with respect to payment obligations under the Tax Receivable Agreement in Houlihan Lokey’s financial analyses with respect to the standalone value of the Company without giving effect to the proposed asset sale and the pro forma value of the Company giving effect to the proposed asset sale and a hypothetical liquidation of the Company. The budget and expenses associated with a hypothetical liquidation of the Company prepared by the Company’s senior management team for use by Houlihan Lokey in connection with the preparation of its financial analyses were also discussed on this teleconference.

On July 12, 2017, the Special Committee met on a teleconference with representatives of Skadden and Houlihan Lokey to review Houlihan Lokey’s preliminary financial analyses with respect to the Existing Investment Advisory Agreements, the consideration to be received by FSM in connection with the proposed asset sale, the standalone value of the Company without giving effect to the proposed asset sale and the pro forma value of the Company giving effect to the proposed asset sale and a hypothetical liquidation of the Company.

On July 13, 2017, the Company was informed that the BDC Boards of Directors, including all of the independent directors of each company, separately met and each unanimously approved the New Investment Advisory Agreements. During these meetings, representatives of Oaktree reviewed with the BDC Boards of Directors material regarding Oaktree and the New Investment Advisory Agreements.

During the afternoon of July 13, 2017, the Special Committee met in person, with Mr. Arthur and Mr. Brandt participating by telephone, with representatives of Skadden to finalize consideration of the Asset Purchase Agreement and to hold a formal vote on whether to recommend the Asset Purchase Agreement to the Board of Directors. Representatives of Skadden reiterated the fiduciary duties and responsibilities of the Special Committee. Representatives of Skadden then proceeded to provide an overview of the proposed transaction, including a summary of the key terms in the Asset Purchase Agreement. Skadden also provided an overview of the BDC voting agreements and discussed with the Special Committee that Mr. Tannenbaum’s counsel had confirmed on numerous occasions that Mr. Tannenbaum was not receiving any compensation in connection with entering into the BDC voting agreements.

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Following these discussions, representatives of Houlihan Lokey reviewed Houlihan Lokey’s financial analysis with respect to the Existing Investment Advisory Agreements and the consideration to be received by FSM in the Asset Sale pursuant to the Asset Purchase Agreement. Then, at the request of the Special Committee, Houlihan Lokey rendered to the Special Committee Houlihan Lokey’s oral opinion (which was subsequently confirmed by delivery of Houlihan Lokey’s written opinion, dated July 13, 2017), that, as of July 13, 2017, and based upon and subject to the assumptions, qualifications, limitations and other matters considered by Houlihan Lokey in connection with the preparation of its opinion, the consideration to be received by FSM in the Asset Sale pursuant to the Asset Purchase Agreement was fair, from a financial point of view, to FSM.

Afterwards, at the request of the Special Committee, representatives of Houlihan Lokey reviewed with the Special Committee Houlihan Lokey’s supplemental financial analyses with respect to (i) the illustrative standalone value of the Company as a going-concern without giving effect to the Asset Sale and (ii) the illustrative pro forma value of the Company giving effect to the Asset Sale and a hypothetical liquidation of the Company based on assumptions, terms and analyses provided by the Company’s senior management team to Houlihan Lokey.

Following these reviews and discussions with Houlihan Lokey, the Special Committee discussed potential interests of Mr. Tannenbaum and Mr. Berman arising from the Asset Sale, including payments under the Tax Receivable Agreement. Representatives of Skadden informed the Special Committee that the terms of the waiver of the Tax Receivable Agreement provided that, going forward, the Principals had agreed to waive any and all of their rights to receive tax benefit payments due to them under the Tax Receivable Agreement, including any tax benefit payments that would result from the Asset Sale, other than certain payments that would become payable to them in connection with the finalization of the Company’s 2016 tax returns. During a recess, Mr. Harrison and the other members of the Special Committee discussed with Mr. Tannenbaum further commitments that he could make personally or that the Board of Directors could seek to implement that would reduce the Company’s expenses on a going forward basis. During these discussions, the Special Committee secured from Mr. Tannenbaum an agreement to waive his right to any consideration arising from the limited guaranty and contribution agreement that he had provided in May 2017. During this recess, the members of the Special Committee also communicated to Mr. Tannenbaum that a commitment from the Principals to execute the waiver of the Tax Receivable Agreement would be a condition to the Special Committee’s recommendation of the proposed transaction with Oaktree, and Mr. Tannenbaum confirmed that the Principals were prepared to execute the TRA Waiver.

After further discussion, the Special Committee unanimously determined that the Asset Purchase Agreement, the Voting Agreements, the Ancillary Agreements and transactions relating thereto were fair to and in the best interests of the Company and its stockholders, FSH (for purposes of the Company’s capacity as general partner of FSH) and FSM (for purposes of FSH’s capacity as managing member of FSM) and resolved to recommend to the Board of Directors that the Board of Directors approve the Asset Purchase Agreement, the Voting Agreements, the Ancillary Agreements and transactions relating thereto and recommend that Company stockholders approve the Asset Purchase Agreement.

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Immediately following the Special Committee meeting, the entire Board of Directors met in person, with Mr. Arthur and Mr. Brandt participating by telephone, with representatives of Morgan Stanley, representatives of Houlihan Lokey, who were present at the request of the Special Committee, and representatives of Skadden to consider the approval of the Asset Purchase Agreement, the Voting Agreements, the Ancillary Agreements and transactions relating thereto. At the meeting, Mr. Harrison reported to the Board of Directors the recommendation of the Special Committee that the Board of Directors approve the Asset Purchase Agreement, the Voting Agreements, the Ancillary Agreements and transactions relating thereto. Following such recommendation, the Board of Directors unanimously determined that the Asset Purchase Agreement, the Voting Agreements, the Ancillary Agreements and transactions relating thereto were fair to and in the best interests of the Company and its stockholders, FSH (for purposes of the Company’s capacity as general partner of FSH) and FSM (for purposes of FSH’s capacity as managing member of FSM) and unanimously voted to approve the Asset Purchase Agreement, the Voting Agreements, the Ancillary Agreements and transactions relating thereto and to recommend that Company stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby.

On the evening of July 13, 2017, following the meeting of the Board of Directors, representatives of the Company, Oaktree, Skadden and Simpson Thacher met telephonically to confirm that the Asset Purchase Agreement, Voting Agreements and other transaction documents were in final form and to exchange executed copies of the Asset Purchase Agreement, Voting Agreements and Noncompetition and Nonsolicitation Agreement. Concurrently with the execution of the Asset Purchase Agreement, the Company, FSH, Mr. Tannenbaum, Mr. Berman, Mr. Dimitrov and certain entities affiliated with Mr. Tannenbaum and Mr. Berman executed the TRA Waiver.

On the morning of July 14, 2017, prior to the opening of trading markets, the Company and Oaktree each released a separate press release announcing the Asset Sale.

Recommendation of the Board of Directors and Reasons for the Asset Sale

Recommendation of the Board of Directors

The Board of Directors has unanimously determined that the Asset Purchase Agreement and the transactions contemplated thereby are advisable to, and in the best interests of, the Company and Company stockholders.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Asset Purchase Agreement and the transactions contemplated thereby.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Purchase Agreement and the transactions contemplated thereby.

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The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Amended and Restated Charter, which will permit Company stockholders, by written consent, to take any action required or permitted to be taken by them without a meeting of Company stockholders.

Reasons for the Asset Sale

In recommending that Company stockholders approve the Asset Purchase Agreement, the Special Committee and the Board of Directors considered the terms of the Asset Purchase Agreement, as well as other possible strategic alternatives. As part of their evaluation, the Special Committee and the Board of Directors each considered the risks, timing and uncertainties of each of the limited strategic alternatives potentially available to the Company, as well as financial information prepared by the Company’s senior management team. In evaluating the Asset Sale, the Special Committee and the Board of Directors consulted with outside financial advisors, outside legal counsel and the Company’s senior management team, and considered a number of factors. These factors included, but were not limited to, the following factors, which the Special Committee and the Board of Directors viewed as supporting their respective determinations (which factors are not necessarily presented in order of relative importance):

▪	The fact that the BDCs can terminate the Existing Investment Advisory Agreements at any time upon 60 days’ notice and that, in late 2015, RiverNorth sought to cause FSC to terminate its existing investment advisory agreement with FSM and, in early 2016, Ironsides sought to cause FSFR to terminate its existing investment advisory agreement with FSM;

▪	The fact that the Asset Sale contemplates that FSM will be paid $320 million in cash, subject to certain expense reimbursement and indemnification obligations to Oaktree, in exchange for selling certain of its assets and facilitating the entry by Oaktree into the New Investment Advisory Agreements with the BDCs under the Investment Company Act;

▪	The fact that the Company’s senior management team believed that its ability to attract new capital and investment opportunities for the Company and the BDCs was limited by the Company’s past performance, the fact that the Company currently does not have any origination professionals and the pendency of the Existing Governmental Matters;

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▪	The fact that the Asset Sale, taken with the sale of the Company’s middle market CLO business to NewStar Financial, Inc., will result in the Company no longer having an ongoing investment advisory business, which will permit the Company and its subsidiaries to seek to significantly reduce the Company’s expense base following the completion of the Asset Sale;

▪	The fact that each of the BDC Boards of Directors, including a majority of the independent directors thereof, have approved the applicable New Investment Advisory Agreement, conditioned on approval thereof by the stockholders of FSC and FSFR and the consummation of the Asset Sale;

▪	The fact that if the Asset Sale is not consummated, Oaktree has agreed not to seek to acquire, control or enter into an investment advisory agreement with either FSC or FSFR through October 8, 2018;

▪	The fact that the $320 million gross cash consideration to be received by FSM will provide liquidity to the Company and allow FSH to pay off its outstanding indebtedness;

▪	The fact that the $320 million gross cash consideration to be received by FSM will allow FSH to make a significant cash distribution to its limited partners, including the Company, and that the Company will in turn be able to make a significant cash special dividend to holders of the Company’s Class A common stock;

▪	The perceived risks and benefits of a variety of strategic alternatives for the Company, including (i) a sale of the entire Company and (ii) obtaining additional capital to allow FSM to continue as the investment advisor to the BDCs;

▪	The expectation that the Company’s current tax attributes, including its stepped-up tax basis arising from the contribution to the Company of limited partnership interests in FSH by certain of its limited partners, concurrently with the Company’s initial public offering, will result in an offset of all of the gains realized by the Company for U.S. federal income tax purposes as a result of the Asset Sale;

▪	The fact that Mr. Tannenbaum, Mr. Berman and Mr. Dimitrov have agreed (i) to irrevocably waive any and all rights to receive future tax benefit payments payable at any time under the Tax Receivable Agreement, including any tax benefit payments that would result from the consummation of the transactions contemplated by the Asset Purchase Agreement, other than certain payments that will become payable in connection with the finalization of the Company’s 2016 tax returns and that have not been paid, and (ii) to release the Company and FSH from their respective obligations under the Tax Receivable Agreement;

▪	The fact that Mr. Tannenbaum has waived the right to receive any fee from FSH in connection with the May 15, 2017 limited guaranty that Mr. Tannenbaum provided to certain lenders of FSH;

▪	The fact that the Company actively sought proposals from a number of other interested parties that it believed were potential buyers of the Company or its assets, as described below and as described in further detail in the section of this proxy statement captioned “The Asset Sale—Background of the Asset Sale”:

•	Morgan Stanley contacted 76 potential buyers, the Company executed confidentiality agreements with 29 such buyers and received 15 first round indications of interest;

•	of the aforementioned 15 parties, 10 were selected to participate in an auction process to purchase either the Company or its assets;

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•	six of these parties submitted revised proposals to buy all or a portion of the Company’s assets and none included a proposal to purchase the entire Company;

•	three parties – including Oaktree, Party A and Party B – were invited to submit proposals and markups of a draft asset purchase agreement;

•	of these parties, only two – Oaktree and Party A – submitted full markups of the asset purchase agreement at the final deadline, and only Oaktree submitted a proposal consisting entirely of upfront cash consideration;

•	a substantial portion of Party A’s proposal consisted of contingent, deferred consideration that would not be fully payable for seven years following the closing;

•	Party B’s proposal provided for less overall consideration and less cash consideration than Oaktree’s proposal; and

•	during this process, the Company did not receive any indications of interest from parties offering to acquire the entire Company;

▪	The fact that, through extensive negotiations, the Company was able to increase Oaktree’s final round proposal for the assets to be transferred to Oaktree by $20 million in cash, which the Company, after consultation with Morgan Stanley, believed was the maximum price at which Oaktree would transact;

▪	The fact that each of Party A and Party B were unwilling to increase the overall consideration or percentage of cash consideration in their respective proposals after being requested to do so by Morgan Stanley;

▪	The risk that prolonging the sale process further could have resulted in the loss of a favorable opportunity to successfully consummate a transaction on reasonable terms;

▪	The terms and conditions of the Asset Purchase Agreement and Ancillary Agreements, including:

•	The fact that Oaktree’s obligation to complete the Asset Sale is not conditioned upon receipt of financing and that Oaktree provided a representation that it has sufficient cash and available lines of credit or other sources of immediately available cash to enable it to pay the purchase price due at Closing;

•	The Board of Directors’ ability to change its recommendation in response to a Superior Proposal, subject to Oaktree’s ability to match such Superior Proposal and subject to paying Oaktree a termination fee of $9.2 million;

•	The Board of Directors’ ability to change its recommendation in response to an intervening event not related to an alternative proposal and not known or reasonably foreseeable by the Board of Directors prior to the execution of the Asset Purchase Agreement on July 13, 2017, subject to Oaktree’s ability to propose adjustments to the terms and conditions of the Asset Purchase Agreement that may convince the Board of Directors not to change its recommendation, and subject to Oaktree’s right to terminate the Asset Purchase Agreement following such change in recommendation and to collect a termination fee of $9.2 million;

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•	The fact that the termination fee payable by the Company is less than 3% of the consideration offered by Oaktree, which amount the Board of Directors believed was reasonable in light of, among other matters, the benefits of the Asset Sale to the Company and its stockholders, the typical size of such termination fees in similar transactions and the likelihood that a fee of such size would not be a meaningful deterrent to competing acquisition proposals; and

•	The fact that the Asset Purchase Agreement has customary terms and was the product of extensive arms-length negotiations by the Company and the Company’s professional advisors;

▪	The fact that Oaktree is a leader among global investment managers specializing in alternative investments, with approximately $99 billion in assets under management as of June 30, 2017 and that it emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities;

▪	The fact that Oaktree’s management of the BDCs could, if successful, increase the value of the common stock of such BDCs owned by FSH; and

▪	The fact that Mr. Tannenbaum and FSH have agreed to vote their shares of common stock of FSC and FSFR, which collectively represent approximately 19.2% and 27.2% of the outstanding shares of common stock of FSC and FSFR, respectively, in favor of the applicable New Investment Advisory Agreement and the appointment or election of the New Director Nominees to each of the BDC Boards of Directors.

In evaluating the Asset Sale, the Special Committee considered the following additional factors, which it viewed as supporting its determination:

▪	The financial analyses reviewed by Houlihan Lokey with the Special Committee as well as the oral opinion of Houlihan Lokey rendered to the Special Committee on July 13, 2017 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee, dated July 13, 2017) as to, as of such date, the fairness, from a financial point of view, to FSM of the $320 million in cash to be received by FSM in the Asset Sale pursuant to the Asset Purchase Agreement; and

▪	The supplemental financial analyses of Houlihan Lokey reviewed with the Special Committee on July 13, 2017 regarding the standalone value of the Company without giving effect to the Asset Sale and the pro forma value of the Company giving effect to the Asset Sale and a hypothetical liquidation of the Company.

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In evaluating the Asset Sale, the Board of Directors considered the following additional factor which it viewed as supporting its determination:

▪	The fact that resolutions approving the Asset Purchase Agreement and recommending its approval by the Board of Directors were unanimously approved by the Special Committee, which is comprised entirely of independent directors who are neither affiliated with Oaktree nor employees of the Company or any of its subsidiaries, and which retained and received advice from Houlihan Lokey, Morgan Stanley and Skadden.

In the course of reaching the determinations and decisions and making the recommendation described above, the Special Committee and the Board of Directors considered the risks and potentially negative factors relating to the Asset Purchase Agreement and the Asset Sale, including the following material factors (which factors are not necessarily presented in order of relative importance):

▪	The fact that the Asset Sale contemplated a sale of the Company’s only material revenue-generating assets;

▪	The possibility that the consummation of the Asset Sale may be delayed or not occur at all, and the possible significant adverse impact that such event would have on the Company and its business;

▪	The restrictions on the conduct of the Company’s business during the period between execution of the Asset Purchase Agreement and the Closing, which may delay or prevent the Company from undertaking business opportunities that may arise during such time which, absent the Asset Purchase Agreement, the Company might otherwise have pursued;

▪	The disruption to the Company’s business that resulted from the negotiation of the Asset Purchase Agreement and the potential disruption that may result from announcement of the Asset Sale and the resulting distraction of management’s attention from day-to-day operation of the business;

▪	The potential negative effect of the pendency of the Asset Purchase Agreement on the Company’s business, including uncertainty about the effect of the Asset Sale on the Company’s employees, business partners and other parties, which may impair the Company’s ability to retain and motivate key personnel, and could cause business partners, suppliers and others to seek to change existing business relationships with the Company;

▪	The fact that under the terms of the Asset Purchase Agreement the Company is unable to solicit other acquisition proposals during the pendency of the Asset Purchase Agreement or to engage in discussions with parties that make unsolicited acquisition proposals;

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▪	The fact that FSM will be required to reimburse up to $5 million of Oaktree’s expenses if the Asset Sale is completed;

▪	The fact that the Closing under the Asset Purchase Agreement is conditioned on approval of the New Investment Advisory Agreements by the stockholders of each of FSC and FSFR and, if such vote is not obtained, that FSM will be required to pay Oaktree a termination fee equal to $9.2 million under certain circumstances, and will otherwise be required to reimburse up to $3.5 million of Oaktree’s expenses;

▪	The fact that FSM will be required to pay a $9.2 million termination fee to Oaktree if the Asset Purchase Agreement is terminated under certain circumstances, including if: (i) the Company, FSM or FSH have breached their respective representations, warranties or covenants in such a manner that the conditions to Closing cannot be satisfied and either (x) certain Company stockholders’ and BDC Boards of Directors’ and BDC stockholders’ approvals have not been obtained and the BDC Boards of Directors have recommended against (or have not made any recommendation as to) approval of the applicable New Investment Advisory Agreement and election of the New Director Nominees or (y) a Competing Transaction was publicly announced and not withdrawn at the time of announcement and the Company enters into a Competing Transaction within 12 months of termination that is subsequently consummated, (ii) the Board of Directors has changed its recommendation to Company stockholders regarding approval of the Asset Purchase Agreement and the transactions contemplated thereby, fails to reaffirm such approval under specified circumstances, or the Company has materially breached its covenants relating to filing the proxy statement, soliciting Company stockholders’ vote to approve the Asset Purchase Agreement and the transactions contemplated thereby or relating to nonsolicitation of Competing Transactions, (iii) the Closing has not occurred by December 31, 2017 and either (x) certain Company stockholders’ and BDC Boards of Directors’ and BDC stockholders’ approvals have not been obtained and the BDC Boards of Directors have recommended against (or have not made any recommendation as to) approval of the applicable New Investment Advisory Agreement and election of the New Director Nominees or (y) a Competing Transaction was publicly announced and not withdrawn at the time of announcement and the Company enters into a Competing Transaction within 12 months of termination that is subsequently consummated or (iv) Company stockholders have not approved the Asset Purchase Agreement and the transactions contemplated thereby on or prior to December 31, 2017 and a Competing Transaction was publicly announced and not withdrawn at the time of announcement and the Company enters into a Competing Transaction within 12 months of termination that is subsequently consummated;

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▪	The fact that FSM will be required to reimburse up to $3.5 million of Oaktree’s reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the Asset Purchase Agreement (where a termination fee has not been triggered) if: (i) Oaktree has terminated the Asset Purchase Agreement as a result of a breach by FSM of any of its representations, warranties, covenants or agreements contained in the Asset Purchase Agreement that has resulted in a condition to Closing not being satisfied and that has not been cured within 20 business days following Oaktree’s delivery of written notice thereof to FSM, (ii) Oaktree or FSM has terminated the Asset Purchase Agreement because the Closing has not occurred by December 31, 2017 or (iii) Oaktree or FSM has terminated the Asset Purchase Agreement because Company stockholders have not approved the Asset Purchase Agreement and the transactions contemplated thereby on or prior to December 31, 2017;

▪	The fact that the Asset Purchase Agreement obligates FSM and FSH to indemnify Oaktree, FSC and FSFR against certain damages;

▪	The fact that a material portion of the cash proceeds from the transaction will be held in escrow as security against potential indemnification obligations to Oaktree, FSC and FSFR, used to pay off indebtedness at FSH, used to pay severance and other amounts owed to employees, distributed to limited partners of FSH other than the Company and used to satisfy other contractual obligations of the Company, which involves execution risk and the possibility that Company stockholders do not ultimately obtain the full value of such proceeds;

▪	The fact that each of the Company and Mr. Tannenbaum will enter into a noncompetition agreement with Oaktree at the Closing, which, among other things, will prevent the Company and its controlled affiliates from operating as an investment advisor for three years or from making any investment in business development companies controlled by Oaktree for 10 years;

▪	The fact that, following the Closing, the FSC Voting Agreement and the FSFR Voting Agreement will contain restrictions on transfer (including liquidity restrictions) of FSH’s shares of common stock of each of FSC and FSFR and will require FSH to vote such shares as directed by Oaktree;

▪	The fact that the issuance of a special dividend to holders of the Company’s Class A common stock in respect of a portion of the proceeds of the Asset Sale could be taxable to Company stockholders;

▪	The fact that completion of the Asset Sale required antitrust clearance in the United States;

▪	The fact that, following completion of the Asset Sale, the Company may be required to register as an investment company under the Investment Company Act and, as a result, incur additional costs relating to such registration and regulation;

▪	The fact that some of the Company’s directors and executive officers may be deemed to have interests in the Asset Sale that are different from, or in addition to, the interests of Company stockholders generally, as further described in the section of this proxy statement captioned “The Asset Sale—Interests of Certain Persons Related to the Company”; and

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▪	The factors described in the section of this proxy statement captioned “Risk Factors.”

The Board of Directors believed that, overall, the potential benefits of the Asset Sale to the Company and to its stockholders outweighed the risks and uncertainties thereof.

The foregoing discussion of factors considered by the Special Committee and the Board of Directors contains the material factors considered by the Special Committee and the Board of Directors, but is not in any way intended to be exhaustive. In light of the variety of factors considered in connection with their evaluation of the Asset Sale, the Special Committee and the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Each member of the Special Committee and the Board of Directors applied his or her own business judgment to the process and may have given different weight to different factors. The Special Committee and the Board of Directors did not undertake to make any specific determination as to whether any factor or any particular aspect of a factor supported or did not support their ultimate determination. The Special Committee and the Board of Directors based their respective recommendations on the totality of the information presented.

Opinion of the Financial Advisor to the Special Committee

On July 13, 2017, Houlihan Lokey orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by the delivery of Houlihan Lokey’s written opinion, dated as of July 13, 2017, to the Special Committee), as to, as of July 13, 2017, the fairness, from a financial point of view, to FSM of the $320 million in cash to be received by FSM pursuant to the Asset Purchase Agreement.

Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to FSM of the $320 million in cash to be received by FSM pursuant to the Asset Purchase Agreement and did not address any other aspect or implication of the Asset Sale, any related transaction or any other agreement, arrangement or understanding entered into in connection therewith or otherwise including, without limitation, any distribution or other use of the proceeds of the Asset Sale by FSM or any of its affiliates pursuant to a hypothetical full or partial liquidation or otherwise. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of such opinion, which is attached as Exhibit B to this proxy statement and which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of such opinion. However, neither Houlihan Lokey’s opinion nor the summary of such opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board of Directors, the Company, FSM, FSH, any security holder or any other person as to how to act or vote with respect to any matter relating to the Asset Sale, any other transaction or otherwise.

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For purposes of its analyses and opinion, Houlihan Lokey, with the Special Committee’s agreement, evaluated the fairness, from a financial point of view, to FSM of the $320 million in cash to be received by FSM pursuant to the Asset Purchase Agreement based on a comparison of the $320 million in cash to the value of the Existing Investment Advisory Agreements without giving effect to the Asset Sale, as indicated by its financial analyses. For purposes of its analyses and opinion, Houlihan Lokey, with the Special Committee’s agreement, also assumed that (i) the assets to be transferred to Oaktree at the Closing would not include any assets or rights that FSM or any of its affiliates require to own or operate any assets, businesses or operations of FSM or any of its affiliates not included in the assets to be transferred to Oaktree at the Closing (the “Retained Assets”) as currently used or conducted, or as the management of FSM currently contemplates the Retained Assets will be used or conducted in the future, by FSM and its affiliates, (ii) the Asset Sale will not otherwise impair the ability of FSM and its affiliates to own and operate the Retained Assets as currently used or conducted, or as the management of FSM currently contemplates the Retained Assets will be used or conducted in the future by FSM and its affiliates and (iii) upon the consummation of the Asset Sale, neither FSM nor any of its affiliates will have any liability or obligation with respect to liabilities relating to Oaktree serving as the investment adviser, and Oaktree BDC Administrator serving as the administrator, of the BDCs following the Closing and the use by Oaktree and its affiliates following the Closing of the assets to be transferred to Oaktree at the Closing, the New Investment Advisory Agreements or any other agreements or arrangements entered into between Oaktree and its affiliates and the BDCs and their affiliates.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

1.	reviewed a draft, dated July 12, 2017, of the Asset Purchase Agreement;

2.	reviewed certain publicly available business and financial information relating to FSM that Houlihan Lokey deemed to be relevant;

3.	reviewed certain information relating to the Existing Investment Advisory Agreements made available to Houlihan Lokey by FSM, including, among other things, historical financials and financial projections (the “Projections,” which we refer to as the “Projections Relating to the Existing Investment Advisory Agreements” under “—Summary of Financial Projections”) prepared by the management of FSM relating to the Existing Investment Advisory Agreements for the fiscal years ended December 31, 2017 through December 31, 2021;

4.	spoke with certain members of the management of the Company and FSM and certain of their representatives and advisors regarding the business, operations, financial condition and prospects of FSM with respect to the Existing Investment Advisory Agreements, the Asset Sale and related matters; and

5.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

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For purposes of its opinion, Houlihan Lokey did not rely upon a comparison of certain financial data for the Existing Investment Advisory Agreements with financial and stock market data for selected companies with publicly traded equity securities or on a comparison of the financial terms of the Asset Sale with the publicly available financial terms of other transactions, because Houlihan Lokey did not identify companies with publicly traded securities that Houlihan Lokey deemed sufficiently similar to FSM for such purposes or sufficient publicly available information with respect to any transaction involving target companies that Houlihan Lokey deemed sufficiently similar to FSM for such purposes. Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, the management of FSM advised Houlihan Lokey, and Houlihan Lokey assumed, that the projected financial information summarized under “—Summary of Financial Projections” were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to such projected financial information including, without limitation, the future revenues and cash flows to be received pursuant to, and the costs and other expenses to be incurred as a result of, or otherwise relating to, the Existing Investment Advisory Agreements and certain related information. With the Special Committee’s agreement, for purposes of its analyses and opinion, Houlihan Lokey assumed that, in the absence of the Asset Sale, the Existing Investment Advisory Agreements between FSM and each of the BDCs would continue through their applicable maturity dates and, thereafter, the Existing Investment Advisory Agreements would be renewed annually upon the terms indicated in the Projections (including the extension of any applicable temporary fee waivers and the permanent reduction of the management fee rate reflected in such Projections). Houlihan Lokey expressed no opinion with respect to the projected financial information summarized under “—Summary of Financial Projections” or the assumptions on which they were based. The Special Committee advised Houlihan Lokey that the Projections were a reasonable basis to evaluate the Existing Investment Advisory Agreements and directed Houlihan Lokey to use and rely upon the Projections for purposes of its analyses and opinion. The Special Committee also advised Houlihan Lokey that the projected financial information summarized under “—Summary of Financial Projections” were a reasonable basis on which perform the supplemental financial analyses, and directed Houlihan Lokey to use and rely upon those projections for purposes of the supplemental financial analyses.

Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the future revenues and cash flows expected to be received pursuant to, and the costs and other expenses expected to be incurred as a result of or otherwise relating to, the Existing Investment Advisory Agreements and such related information since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

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Houlihan Lokey relied upon and assumed, without independent verification, that, except as would not be material to its analyses or opinion (i) the representations and warranties of all parties to the Asset Purchase Agreement and all other related documents and instruments referred to therein were true and correct, (ii) each party to the Asset Purchase Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) all conditions to the consummation of the Asset Sale would be satisfied without waiver thereof and (iv) the Asset Sale would be consummated in a timely manner in accordance with the terms described in the Asset Purchase Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Asset Sale would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the Asset Sale would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Asset Sale, FSM or any expected benefits of the Asset Sale, in each case, that would be material to its analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Asset Purchase Agreement would not differ in any material respect from the draft of the Asset Purchase Agreement dated July 12, 2017 reviewed by Houlihan Lokey.

Furthermore, in connection with its financial analyses (including the supplemental financial analyses described below) and opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of FSM or any other party, nor, except as described under “—Summary of Financial Projections” below, was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the hypothetical liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which FSM was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which FSM was or may have been a party or was or may have been subject.

Houlihan Lokey was not requested to, and did not (i) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Asset Sale, the securities, assets, businesses or operations of the Company, FSM or any other party, or any alternatives to the Asset Sale, (ii) negotiate the terms of the Asset Sale or (iii) advise the Special Committee, the Board of Directors, the Company, FSM, FSH or any other party with respect to alternatives to the Asset Sale. Houlihan Lokey’s financial analyses (including the supplemental financial analyses) and opinion were necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion and supplemental financial analyses. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion or supplemental financial analyses, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion and supplemental financial analyses.

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Houlihan Lokey’s financial analyses (including the supplemental financial analyses) and opinion were furnished for the use of the Special Committee (in its capacity as such) in connection with its evaluation of the Asset Sale and may not be used for any other purpose without Houlihan Lokey’s prior written consent or agreement. The financial analyses (including the supplemental financial analyses) and opinion were not intended to be, and do not constitute, a recommendation to the Special Committee, the Board of Directors, the Company, FSM, FSH, any security holder or any other party as to how to act or vote with respect to any matter relating to the Asset Sale, any other transaction or strategic alternative or otherwise.

Houlihan Lokey’s opinion only addressed the fairness, from a financial point of view, to FSM of the $320 million in cash to be received by FSM in the Asset Sale pursuant to the Asset Purchase Agreement in the manner set forth in the opinion and did not address any other aspect or implication of the Asset Sale, any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, or any subsequent transactions, including, without limitation, the New Investment Advisory Agreements, or any other agreements or arrangements entered into between Oaktree and its affiliates and the BDCs and their affiliates and any transfers of assets, dividends or other distributions by the Company, FSM, FSH or any of their affiliates. Houlihan Lokey was not requested to opine as to, and its financial analyses (including the supplemental financial analyses) and opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board of Directors, the Company, FSM, FSH, their respective security holders or any other party to proceed with or effect the Asset Sale; (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Asset Sale or otherwise (other than the $320 million in cash to the extent expressly specified in the opinion); (iii) the fairness of any portion or aspect of the Asset Sale to the holders of any class of securities, creditors or other constituencies of the Company, FSH, FSM or to any other party; (iv) the relative merits of the Asset Sale as compared to any alternative business strategies or transactions that might have been available for the Company, FSH, FSM or any other party; (v) the fairness of any portion or aspect of the Asset Sale to any one class or group of FSM’s or any other party’s security holders or other constituents vis-à-vis any other class or group of FSM’s or such other party’s security holders or other constituents; (vi) whether or not FSM, Oaktree or any other party is receiving or paying reasonably equivalent value in the Asset Sale; (vii) the solvency, creditworthiness or fair value of the Company, FSH, FSM, Oaktree or any other participant in the Asset Sale, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Asset Sale, any class of such persons or any other party, relative to the $320 million in cash or otherwise including, without limitation, any compensation or consideration to be received (or waived) by certain limited partners of FSH arising from or otherwise relating to the Tax Receivable Agreement entered into by the Company and such limited partners in connection with the initial public offering of the Company’s Class A common stock. Furthermore, Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Special Committee, on the assessments by the Special Committee, the Company, FSH, FSM and their respective advisors as to all legal, regulatory, environmental, accounting, insurance and tax matters with respect to FSM, the Existing Investment Advisory Agreements, the assets to be transferred to Oaktree at the Closing, Oaktree’s assumption of all liabilities relating to Oaktree serving as the investment adviser, and Oaktree BDC Administrator serving as the administrator, of the BDCs following the Closing and the use by Oaktree and its affiliates following the Closing of the assets to be transferred to Oaktree at the Closing, the Asset Sale or otherwise.

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In preparing its opinion to the Special Committee and the supplemental financial analyses, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion or the supplemental financial analyses. The preparation of such an opinion and the supplemental financial analyses is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion, its underlying analyses, nor the supplemental financial analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Houlihan Lokey believes that its analyses (including the supplemental financial analyses) and the following summaries of the financial analyses performed in connection with the preparation of its opinion and the supplemental financial analyses must each be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all of the relevant analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s opinion and supplemental financial analyses, respectively.

In performing its financial analyses (including the supplemental financial analyses), Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion and the supplemental financial analyses. The estimates contained in the Projections Relating to the Existing Investment Advisory Agreements, Projections Relating to Other Corporate Activities, Projections Relating to the Company Management Hypothetical Liquidation Analyses (each as defined below) and the implied reference range values indicated by Houlihan Lokey’s analyses performed in connection with the preparation of its opinion are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company or FSM. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

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Houlihan Lokey’s opinion and the supplemental financial analyses were only one of many factors considered by the Special Committee in evaluating the Asset Sale. Neither Houlihan Lokey’s opinion nor its analyses (including the supplemental financial analyses) were determinative of $320 million in cash to be received by FSM pursuant to the Asset Purchase Agreement or of the views of the Special Committee with respect to the Asset Sale or such cash consideration. The type and amount of consideration payable in the Asset Sale were determined through negotiations among FSM, FSH, the Company and Oaktree, and the decision to enter into the Asset Purchase Agreement, and to cause FSH and FSM to enter into the Asset Purchase Agreement, was solely that of the Special Committee and the Board of Directors.

Under the terms of its engagement, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the Asset Sale or otherwise, should be construed as creating, and Houlihan Lokey will not be deemed to have, any fiduciary, agency or similar duty to the Special Committee, the Company, any stockholder or creditor of the Company or any other person, regardless of any prior or ongoing advice or relationships. Under the terms of its engagement, Houlihan Lokey was engaged as an independent contractor and the opinion and other advice rendered by Houlihan Lokey were provided solely for the use and benefit of the Special Committee (in its capacity as such). As a matter of state law, Houlihan Lokey believes the opinion and other advice of Houlihan Lokey may not be used or relied upon by any other person without its prior written consent. See e.g., Joyce v. Morgan Stanley, 538 F.3d 797 (7th Cir. 2008), HA2003 Liquidating Trust v. Credit Suisse Secs. (USA) LLC, 517 F.3d 454 (7th Cir. 2008) and Collins v. Morgan Stanley Dean Witter, 224 F.3d 496 (5th Cir. 2000). By limiting the foregoing statement to matters of state law, Houlihan Lokey is not, and should not be deemed to be, admitting that it has any liability to any persons with respect to its advice or opinion under the federal securities laws. Furthermore such statement is not intended to affect the rights and responsibilities of the Special Committee or the Board of Directors under governing state law or the federal securities laws. Any claims under the federal securities laws against Houlihan Lokey, the Special Committee or the Board of Directors will be subject to adjudication by a court of competent jurisdiction.

Financial Analyses Performed in Connection with Houlihan Lokey’s Opinion

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Special Committee on July 13, 2017.

Based on discussions with the Special Committee, the Company’s senior management team and the management of FSM, Houlihan Lokey performed discounted cash flow analyses with respect to the Existing Investment Advisory Agreements without giving effect to the Asset Sale by calculating the estimated net present value of the projected unlevered free cash flow of the Existing Investment Advisory Agreements based on the Projections under three alternative approaches: (i) treating income from the Existing Investment Advisory Agreements as taxable at the Company’s effective tax rate of 35.2% (no tax benefit), as provided by the Company’s senior management team, (ii) treating income from the Existing Investment Advisory Agreements as taxable at the Company’s effective tax rate of 35.2%, as provided by the Company’s senior management team, and incorporating an adjustment for the potential value that a buyer might ascribe to a step up in tax basis resulting from a purchase of FSM’s assets at a range of prices equal to the value reference range for the Existing Investment Advisory Agreements indicated by Houlihan Lokey’s analysis treating income from the Existing Investment Advisory Agreements as taxable at the Company’s effective tax rate and (iii) treating income from the Existing Investment Advisory Agreements as non-taxable.

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For purposes of the first approach, treating income from the Existing Investment Advisory Agreements as taxable at the Company’s effective tax rate, Houlihan Lokey applied discount rates ranging from 12.5% to 14.5%, based on a tax-affected weighted average cost of capital, and perpetual growth rates ranging from 0.0% to 2.0%. This analysis indicated an implied value reference range for the Existing Investment Advisory Agreements without giving effect to the Asset Sale of approximately $129 million to $167 million, as compared to the consideration of $320 million in cash to be received by FSM in the Asset Sale pursuant to the Asset Purchase Agreement.

For purposes of the second approach, treating income from the Existing Investment Advisory Agreements as taxable at the Company’s effective tax rate and incorporating an adjustment for the potential value that a buyer might ascribe to a step up in tax basis resulting from a purchase of FSM’s assets, Houlihan Lokey applied discount rates ranging from 12.5% to 14.5%, based on a tax-affected weighted average cost of capital, and perpetual growth rates ranging from 0.0% to 2.0%. This analysis indicated an implied value reference range for the Existing Investment Advisory Agreements without giving effect to the Asset Sale of approximately $149 million to $195 million, as compared to the consideration of $320 million in cash to be received by FSM in the Asset Sale pursuant to the Asset Purchase Agreement.

For purposes of the third approach, treating income from the Existing Investment Advisory Agreements as non-taxable, Houlihan Lokey applied discount rates ranging from 13.0% to 15.0%, based on a weighted average cost of capital without tax, and perpetual growth rates ranging from 0.0% to 2.0%. This analysis indicated an implied value reference range for the Existing Investment Advisory Agreements without giving effect to the Asset Sale of approximately $191 million to $245 million, as compared to the consideration of $320 million in cash to be received by FSM in the Asset Sale pursuant to the Asset Purchase Agreement.

Supplemental Financial Analyses

At the request of the Special Committee, Houlihan Lokey also performed supplemental financial analyses with respect to (i) the illustrative standalone value of the Company as a going-concern without giving effect to the Asset Sale and (ii) the illustrative pro forma value of the Company giving effect to the Asset Sale and a hypothetical liquidation of the Company based on assumptions, terms and analyses provided by the Company’s senior management team to Houlihan Lokey. The supplemental analyses were separate and apart from the financial analyses performed in connection with the preparation of Houlihan Lokey’s opinion to the Special Committee as to, as of July 13, 2017, the fairness, from a financial point of view, to FSM of the $320 million in cash to be received by FSM in the Asset Sale pursuant to the Asset Purchase Agreement.

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In connection with preparing the supplemental analyses, Houlihan Lokey reviewed certain information relating to the Company made available to it by the Company, including, among other information, (i) the Projections, (ii) the financial projections (the “Projections Relating to Other Corporate Activities”) prepared by the Company’s senior management team with respect to the operating cash flows related to the Company on a consolidated basis excluding the Existing Investment Advisory Agreements on a going-concern basis (the “Company Corporate Activities”), (iii) information related to the Company’s non-operating assets and liabilities without giving effect to the Asset Sale (the “Non-Operating Assets and Liabilities Information and Share Counts”) and (iv) estimates prepared by the Company’s senior management team with respect to the proceeds, wind-down costs, potential contingent liabilities, other uses of proceeds, and timing and amount of distributions to holders of the Company’s Class A common stock in a hypothetical liquidation of the Company (including its interests in marketable securities) after giving effect to the Asset Sale, including the TRA Waiver (the “Projections Relating to the Company Management Hypothetical Liquidation Analyses”). In addition, with the agreement of the Special Committee, the supplemental analyses did not give effect to any minority, illiquidity or other discounts that might otherwise be applicable to the interests of the limited partners of FSH and the interests of the Company in marketable securities (including the stock of FSC and FSFR). With the Special Committee’s agreement, such interests in marketable securities were evaluated based on their market prices as of July 12, 2017. For purposes of the supplemental analyses, the Company’s senior management team advised Houlihan Lokey, and Houlihan Lokey with the agreement of the Special Committee assumed, that the Projections, the Projections Relating to Other Corporate Activities, the Non-Operating Assets and Liabilities Information and Share Counts and the Projections Relating to the Company Management Hypothetical Liquidation Analyses were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company's senior management team as to (i) the future revenues and cash flows to be received pursuant to, and the costs and other expenses to be incurred as a result of or otherwise relating to, the Existing Investment Advisory Agreements, (ii) the future operating cash flows of the Company Corporate Activities, (iii) the Company's non-operating assets and liabilities without giving effect to the Asset Sale, (iv) the potential proceeds, wind-down costs, estimated potential contingent liabilities, other uses of proceeds, and timing and amount of distributions to holders of the Company's Class A common stock in a hypothetical liquidation of the Company and (v) the potential financial benefits to the Company resulting from the waiver of certain rights and other benefits agreed by certain limited partners of FSH in connection with the Asset Sale, including the TRA Waiver. Houlihan Lokey expressed no opinion with respect to the Projections, the Projections Relating to Other Corporate Activities, the Non-Operating Assets and Liabilities Information and Share Counts or the Projections Relating to the Company Management Hypothetical Liquidation Analyses or the assumptions on which they were based. The Special Committee advised Houlihan Lokey that the Projections, the Projections Relating to Other Corporate Activities and the Projections Relating to the Company Management Hypothetical Liquidation Analyses were a reasonable basis upon which to perform the supplemental analyses and directed Houlihan Lokey to use and rely upon the Projections, the Projections Relating to Other Corporate Activities and the Projections Relating to the Company Management Hypothetical Liquidation Analyses for purposes of its supplemental analyses.

The following is a summary of the material supplemental analyses reviewed with the Special Committee on July 13, 2017.

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The Company without Giving Effect to the Asset Sale. Houlihan Lokey performed a sum-of-the-parts analysis taking into account (i) the implied value reference ranges of the Existing Investment Advisory Agreements indicated by Houlihan Lokey’s discounted cash flow analyses of the Existing Investment Advisory Agreements without giving effect to the Asset Sale performed in connection with the preparation of the opinion as described above, (ii) the implied value reference ranges of the Company Corporate Activities based on the Projections Relating to Other Corporate Activities, (iii) the implied value of the Company’s interests in marketable securities (including the stock of FSC and FSFR) estimated in the manner set forth above and (iv) the Company’s other non-operating assets and the Company’s non-operating liabilities, based on the Non-Operating Assets and Liabilities Information and Share Counts.

The Company Giving Effect to the Asset Sale. Houlihan Lokey took into account the Projections Relating to the Company Management Hypothetical Liquidation Analyses (including the $320 million in cash to be received by FSM in the Asset Sale pursuant to the Asset Purchase Agreement.

The supplemental analyses indicated an illustrative implied value reference range of $1.21 to $2.40 per share of the Company’s Class A common stock on a standalone basis without giving effect to the Asset Sale and an illustrative implied value reference range of $4.25 to $4.89 per share of the Company’s Class A common stock after giving effect to the Asset Sale and the hypothetical liquidation of the Company contemplated by the Projections Relating to the Company Management Hypothetical Liquidation Analyses.

Houlihan Lokey did not express an opinion with respect to the value of a share of the Company’s Class A common stock either without giving effect to the Asset Sale or giving effect to the Asset Sale and a subsequent hypothetical liquidation of the Company. The implied reference range values indicated by the supplemental analyses are not necessarily indicative of actual values or predictive of future results or values for shares of the Company’s Class A common stock under such circumstances, which may be significantly more or less favorable than those suggested by the supplemental analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s supplemental analyses are inherently subject to substantial uncertainty.

Other Matters

Houlihan Lokey was engaged to act as the financial advisor to the Special Committee in connection with the Asset Sale and to provide the supplemental analyses. The Special Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to Houlihan Lokey’s engagement, Houlihan Lokey is entitled to a fee of $2.75 million, $400,000 of which became payable following Houlihan Lokey’s engagement, $600,000 of which became payable following the delivery of Houlihan Lokey’s opinion to the Special Committee, $1 million of which became payable following the filing of this proxy statement and the remainder of which is contingent upon the Closing. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey and certain related parties for certain potential liabilities arising out of Houlihan Lokey’s engagement.

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In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, FSM, Oaktree or any other party that may be involved in the Asset Sale and their respective affiliates or any currency or commodity that may be involved in the Asset Sale.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to FSC, one of the BDCs, including during the past two years having acted as financial advisor to a lender group led by FSC, in connection with the restructuring of a debt investment in 2016 and a current engagement to provide financial advisory services to a portfolio company of FSC, for which advice and services Houlihan Lokey and its affiliates have, during the past two years, received aggregate fees of approximately $1.3 million, and may receive additional compensation. In addition, Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to one or more security holders, affiliates and/or portfolio companies of investment funds affiliated or associated with Oaktree (collectively with Oaktree, the “Oaktree Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, during the past two years (i) having acted as financial advisor to Billabong International Limited, a member of the Oaktree Group, in connection with its sale of Tigerlily Swimwear Pty Ltd., which transaction closed in March 2017, (ii) having acted as co-manager in connection with the initial public offering of AdvancePierre Foods Holdings, Inc., then a member of the Oaktree Group, which closed in July 2016, (iii) having acted as financial advisor to Eagle Bulk Shipping, Inc., then a member of the Oaktree Group, in connection with a recapitalization transaction, which was completed in March 2016, (iv) having acted as financial advisor to members of the Oaktree Group, as senior lender and plan sponsor, in connection with the Chapter 11 plan of reorganization of Quiksilver, Inc., which was confirmed in January 2016 and (v) providing certain financial advisory and/or valuation advisory services, including portfolio valuation services, to members of the Oaktree Group for which advice and services Houlihan Lokey and its affiliates have, during the past two years, received aggregate fees of approximately $35 million. In the future, Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, FSH, FSM, the BDCs, members of the Oaktree Group, other participants in the Asset Sale or certain of their respective affiliates or security holders, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of its and their respective employees may have committed to invest in private equity or other investment funds managed or advised by members of the Oaktree Group, other participants in the Asset Sale or certain of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with members of the Oaktree Group, other participants in the Asset Sale or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates have in the past acted and are or may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that have included or represented and may be or have been adverse to members of the Oaktree Group, the Company, FSH, FSM, the BDCs and their respective affiliates for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

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Summary of Financial Projections

The Company does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenues, earnings, financial condition or other results due to, among other things, the uncertainty underlying assumptions and estimates. The Company is including selected projections in this proxy statement to provide Company stockholders with access to certain non-public unaudited financial information that was made available to the Board of Directors, the Special Committee and Houlihan Lokey in connection with the Asset Sale. These selected projections may not sum due to rounding.

In connection with the Asset Sale, the Company’s senior management team and the management of FSM prepared certain information relating to the Company both without giving effect to the Asset Sale and after giving effect to the Asset Sale and a hypothetical liquidation of the Company, including, among other things, (i) the Projections Relating to the Existing Investment Advisory Agreements, (ii) the Projections Relating to Other Corporate Activities, (iii) the Non-Operating Assets and Liabilities Information and Share Counts and (iv) the Projections Relating to the Company Management Hypothetical Liquidation Analyses (collectively, the “Company Projections”). The Company Projections were prepared for use by the Board of Directors and the Special Committee in evaluating whether the Asset Purchase Agreement and the transactions contemplated thereby are advisable to, and in the best interests of, the Company and its stockholders.

The summary of the Company Projections set forth below are included in this proxy statement because the Company Projections were provided to the Board of Directors and the Special Committee in connection with their evaluation of the Asset Sale and authorized for use by Houlihan Lokey in connection with providing advice to the Special Committee. However, the inclusion of such summary of the Company Projections should not be regarded as an indication that any party considered, or now considers, any of the Company Projections to be a reliable prediction of future results. Neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the Company Projections. The inclusion of the Company Projections in this proxy statement shall not be deemed an admission or representation by the Company that such information is material.

In the view of the Company’s senior management team, each set of the Company Projections prepared by them was prepared on a reasonable basis based on the best information available to the Company’s senior management team at the time of preparation, taking into account the assumptions underlying the relevant alternative scenario for the Company Projections. The Company Projections reflect the best currently available estimates and judgments of the Company’s senior management team as to (i) the future revenues and cash flows to be received pursuant to, and the costs and other expenses to be incurred as a result of or otherwise relating to, the Existing Investment Advisory Agreements, (ii) the future operating cash flows of the Company Corporate Activities, (iii) the Company’s non-operating assets and liabilities without giving effect to the Asset Sale, (iv) the potential proceeds, wind-down costs, estimated potential contingent liabilities, other uses of proceeds, and timing and amount of distributions to holders of the Company’s Class A common stock in a hypothetical liquidation of the Company and (v) the potential financial benefits to the Company resulting from the waiver of certain rights and other benefits agreed by certain limited partners of FSH in connection with the Asset Sale, including the TRA Waiver. The Company Projections, however, are not fact and should not be relied upon as being necessarily indicative of future results of the Company, and readers of this proxy statement are cautioned not to place undue reliance on the Company Projections. While the Company Projections were reasonably prepared in good faith on bases reflecting the best estimates available at the time of their preparation, no assurance can be made regarding future events with respect to the Company.

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The Company Projections are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Although presented with numerical specificity, the Company Projections are based upon and reflect numerous judgments, estimates and assumptions made by the Company’s senior management team with respect to, among other things, future industry performance, general business, economic, regulatory, market and financial conditions and other future events or business decisions that may not be realized, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The Company Projections are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under the sections of this proxy statement captioned “Risk Factors” and “Forward-Looking Statements” and the information in our consolidated financial statements and the notes thereto included in our most recent filings on Form 10-K and Form 10-Q attached as Exhibits E and F, respectively, to this proxy statement, all of which are difficult to predict and many of which are beyond the control of the Company. As a result, we cannot assure you that the underlying estimates and assumptions made in preparing the Company Projections will prove accurate, that the projected results will be realized or that actual results will not be significantly or materially higher or lower than the results reflected in the Company Projections, whether or not the Asset Sale is consummated. In addition, the Company Projections cover multiple years and such information by its nature becomes less reliable with each successive year. As a result, the Company Projections cannot be considered a reliable predictor of future operating results, and the Company Projections should not be relied on as such.

Some or all of the assumptions that have been made regarding, among other things, the occurrence or the timing of certain events or impacts have changed since the date the Company Projections were made, and the portions of the Company Projections set forth below do not take into account any circumstances or events occurring after the date on which the applicable projection was prepared, including the announcement of the Asset Sale and transaction-related expenses.

The Company Projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles (including GAAP), the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements and the use of GAAP or non-GAAP financial measures. While the Company believes that these non-GAAP financial measures used to prepare the Company Projections provide useful supplemental information, there are limitations associated with the use of such financial measures. Such financial measures are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures used by such competitors due to potential differences in the exact method of calculation. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, the Company’s senior management team. PricewaterhouseCoopers LLP has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this document relates to the Company’s historical financial information. It does not extend to the prospective financial information and should not be read to do so.

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The Company does not undertake any obligation, except as required by applicable law, to update or otherwise revise the Company Projections contained in this proxy statement to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or to reflect changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error.

In light of the foregoing factors and uncertainties inherent in the Company Projections, Company stockholders are cautioned not to rely on the Company Projections included in this proxy statement. The summary of the Company Projections is not included in this proxy statement to induce any Company stockholder to vote in favor of the proposal to approve the Asset Purchase Agreement and the transactions contemplated thereby. However, the Company provided, among other information, the Company Projections to Houlihan Lokey, which was authorized to rely upon the Company Projections for purposes of providing advice to the Special Committee.

Projections Relating to the Existing Investment Advisory Agreements

FSC and FSFR Contracts(1) (2)
$ in millions	Fiscal Year Ended
	Dec-17(3)	Dec-18	Dec-19	Dec-20	Dec-21
Revenues
Base Management Fees(4)	$36.6	$29.4	$29.3	$31.3	$33.3
Part I Fees(5)	$12.9	$23.3	$23.2	$22.1	$21.3
Part II Fees	$0.0	$0.0	$0.0	$0.0	$0.0
Other Fees	$8.3	$8.3	$8.4	$8.6	$8.8
Total Revenues	$57.8	$60.9	$60.9	$62.1	$63.4
Expenses
Total Compensation(6)	($22.3)	($23.2)	($24.1)	($25.1)	($26.1)
General and Administrative	($10.0)	($10.2)	($10.4)	($10.7)	($10.9)
Depreciation and Amortization	($1.3)	($1.3)	($1.3)	($1.3)	($1.3)
Total Expenses	($33.6)	($34.7)	($35.8)	($37.0)	($38.2)
Total EBITDA	$25.4	$27.5	$26.4	$26.3	$26.4
EBITDA Adjustments(7)	$2.3	$0.1	$0.0	$0.0	$0.0
Total Adjusted EBITDA	$27.7	$27.5	$26.4	$26.3	$26.4
EBIT	$24.1	$26.2	$25.1	$25.0	$25.1

(1)	Applicable effective tax rate at the Company-level is estimated to be 35.2 percent.
(2)	The Company projects that capital expenditure requirements and changes in net working capital will be approximately $0 million in each year of the projection period.

(3)	Projected amounts for the year ending December 31, 2017 include actual amounts for the quarter ended March 31, 2017.
(4)	Assumes no significant changes to leverage levels, equity capital raises and realized and unrealized gains or losses as well as a reduction to the FSC base management fee rate from 1.75% to 1.5% effective October 1, 2017 to reflect current market rates. Also reflects a quarterly waiver agreed to by FSM in connection with FSC shareholder derivative settlement in the amounts of $1.0 million beginning January 1, 2018 through June 30, 2020.
(5)	Beginning in the quarter ending March 31, 2018, reflects the investment adviser achieving a rate of return at FSC that exceeds 2.1875% as a result of the following: (i) reduced interest expense as a result of the expected full repayment of FSC’s SBA debentures, (ii) the base management fee waiver discussed above, (iii) all payoffs during the projection period are reinvested in interest generating debt investments with a weighted average yield of 7.5%.
(6)	Total compensation assumes additional headcount added in 2018 and a 4% annual increase in overall compensation costs.
(7)	Represents severance and lease termination costs.

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Projections Relating to Other Corporate Activities

FSAM Corp.(1) (2) (3)
$ in millions	Fiscal Year Ended
	Dec-17	Dec-18	Dec-19	Dec-20	Dec-21
Total Revenues	$1.6	$0.4	$0.4	$0.4	$0.4
Expenses
Professional fees	($4.5)	($4.7)	($4.8)	($4.9)	($5.0)
Professional fees – incremental(4)	($6.8)	($4.0)	($4.1)	($4.2)	($4.2)
Other	$9.1	$0.0	$0.0	$0.0	$0.0
Total Expenses	($2.1)	($8.7)	($8.9)	($9.1)	($9.3)
Total EBITDA	($0.5)	($8.3)	($8.5)	($8.7)	($8.9)
EBIT	($0.5)	($8.3)	($8.5)	($8.7)	($8.9)

(1)	Applicable effective tax rate at the Company-level is estimated to be 35.2 percent.
(2)	The Company projects that capital expenditure requirements and changes in net working capital will be approximately $0 million in each year of the projection period.
(3)	Excludes all income recognized from investments in FSC and FSFR common stock.
(4)	Non-routine professional fees incurred by the Company not in the ordinary course of the operation of its business development company management business. The 2017 amounts include higher levels of legal expenses due to the ongoing SEC investigation. When compared to future periods, it is assumed these levels may decrease.

Non-Operating Assets and Liabilities Information and Share Counts(1)

$ in millions
Investments in FSC and FSFR	$60
Cash(2)(3)	$16
Debt(2)	$95
Share counts in millions
FSH Units Outstanding Held by the Company	15.6
FSH Units Outstanding Held by Others(4)	35.2
Total FSH Units Outstanding	50.9

Dilutive Class A Common Stock(5)	1.7
Total Dilutive FSH Units Outstanding	52.6

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(1)	Does not reflect Tax Receivable Agreement assets potentially realizable by holders of the Company’s Class A common stock or potential off balance sheet liabilities.
(2)	Cash and debt balances reflect estimates giving effect to proceeds from the sale of certain assets of FSM and other cash flows generated through September 30, 2017.
(3)	$2.6 million of cash balance restricted as Fifth Street CLO Management LLC sale escrow.
(4)	These FSH units outstanding are held by the Principals, the Company’s executive officers and directors and other members of the Company’s current and former senior management team.
(5)	Consists primarily of the Company’s restricted stock units, which are held by Mr. Tannenbaum, Mr. Berman, Mr. Frank and other employees of the Company.

Projections Relating to the Company Management Hypothetical Liquidation Analysis

$ and share counts in millions, except per share figures
Category of Net Proceeds	Low Value Scenario	High Value Scenario
Total Pre-Closing Activities(1)	$12.6	$12.6
Closing Activities
Sale Proceeds	$320.0	$320.0
Debt Paydown	($92.7)	($92.7)
Investment Proceeds	$3.9	$3.9
Transaction Expenses	($15.3)	($15.3)
Total Closing Activities	$215.9	$215.9
Post-Closing Activities
Employee Expenses	($21.2)	($19.5)
Contingent Liabilities Estimate(2)	($43.5)	($43.5)
TRA Payment(3)	($1.0)	($1.0)
Total Post-Closing Activities	($65.7)	($64.0)
Year 1 Wind Down (December 2018)
Investment Income & Proceeds(4)	$33.6	$33.6
Employee Expenses	($7.3)	($7.3)
Other Wind Down Costs	($5.6)	($5.6)
Contingent Liabilities Estimate(5)	($2.0)	($2.0)
Total Year 1 Wind Down	$18.6	$18.6
Year 2 Wind Down (December 2019)
Investment Income & Proceeds(6)	$32.0	$32.0
Contingent Liabilities Estimate(7)	$14.1	$46.1
Employee Expenses	($4.0)	($4.0)
Debt Paydown	($2.0)	($2.0)
Other Wind Down Costs	$0.3	$0.3
Total Year 2 Wind Down	$40.3	$72.3
Net Proceeds, Overall	$221.7	$255.5
Total Effective Shares of Company Common Stock(8)	50.9	50.9
Net Proceeds per Class A Share(9)	$4.31	$4.98

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(1)	Reflects cash generated from the sale of certain assets of FSM and other cash estimated to be available as of September 30, 2017 prior to giving effect to the Asset Sale.
(2)	Represents certain escrow and indemnity related funds post-Closing (related to the ongoing SEC investigation, indemnity and other matters).
(3)	Reflects payment of TRA liabilities accrued in 2016 (TRA payments triggered as a result of the Asset Sale were waived by the parties to the TRA).
(4)	Represents dividend income and proceeds from the partial sale of shares of FSC and FSFR common stock held by FSAM.
(5)	Represents partial payments / fees related to the ongoing SEC investigation.
(6)	Represents dividend income and proceeds from the sale of the remaining shares of FSC and FSFR common stock held by FSAM.
(7)	Represents the estimated release of remaining escrow and indemnity related funds.
(8)	Does not include the Company’s restricted stock units as these restricted stock units are paid out separately in the “Employee Expenses” line item.
(9)	All of the components of net proceeds shown above are allocated evenly among all 50.9 million shares of Company Common Stock, with the exception of the $1.0 million payment related to 2016 TRA liabilities, which is allocated evenly across the 15.6 million shares of the Company’s Class A common stock.

Interests of Certain Persons Related to the Company

In considering the recommendation of the Board of Directors, Company stockholders should be aware that the Company’s executive officers and directors may have interests in the Asset Sale that are different from, or in addition to, those of Company stockholders generally. In addition, Mr. Tannenbaum, Mr. Berman and Mr. Frank own limited partnership interests in FSH, which will receive a portion of the proceeds from the Asset Sale paid by Oaktree to FSM pursuant to the Asset Purchase Agreement. The Principals are entitled to receive an aggregate of approximately $800,000 that will become payable in connection with the finalization of the Company’s 2016 tax returns pursuant to the Tax Receivable Agreement that was entered into in connection with the Company’s initial public offering. The Principals have waived their right to receive all future payments pursuant to the TRA Waiver, which will become irrevocable if the Closing occurs. For more information about the TRA Waiver, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Agreements Related to the Asset Purchase Agreement—Waiver of Tax Receivable Agreement.”

The independent directors of the Company do not have any interests in the Asset Sale other than their positions as directors of the Company.

Employment Agreements, Severance, Acceleration of Equity Awards and Deferred Bonus and Retention Plan

The Company has entered into employment agreements with its executive officers (except for Mr. Tannenbaum).

Bernard D. Berman—Employment Agreement, Severance, Acceleration of Equity Awards and TRA Waiver

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FSM and FSC CT, Inc. entered into an employment agreement with Mr. Berman that was amended on October 31, 2016. This employment agreement provides that if Mr. Berman’s employment is terminated without Cause (as defined in such employment agreement) or if he resigns for Good Reason (as defined in such employment agreement), he is entitled to receive (i) a severance payment equal to the sum of his then-annual base salary plus the average of the discretionary bonuses received by him for the prior two years, which payment shall not be less than $1.161 million, payable over the 12-month period after termination and (ii) a monthly payment of an amount equal to the employer portion of monthly premiums for continuation coverage under FSC CT, Inc.’s group health plans for the period commencing on the date of termination and ending on the earlier of 12 months thereafter or the date on which he becomes eligible for group health insurance coverage through a new employer. If Mr. Berman becomes entitled to severance benefits as of the Closing Date, the amount to which he would be entitled would be approximately $1,177,513.

In connection with his employment agreement, Mr. Berman entered into a noncompetition, nonsolicitation and nondisclosure agreement containing certain noncompetition restrictions that are effective during the term of his employment with the Company and for the 1-year period thereafter (or the 3-month period thereafter in the event of a termination other than for Cause (as defined in such employment agreement) or a termination within the 90-day period prior to, or at any time on or after, a change in control). The noncompetition, nonsolicitation and nondisclosure agreement provides that in the event that Mr. Berman’s employment with the Company is terminated for any reason other than for Cause (as defined in such employment agreement) and subject to his compliance with the terms of such agreement, Mr. Berman will receive during the applicable noncompetition period the sum of (i) the highest base salary paid to him during his employment with us (or a pro rata portion thereof if the noncompetition period is less than one year), plus (ii) a bonus (or a pro rata portion thereof if the noncompetition period is less than one year) equal to the average of the discretionary bonuses received over the two years preceding such termination.

We granted stock options and restricted stock units to Mr. Berman in 2014 and additional restricted stock units to Mr. Berman in 2017. Restricted stock units granted in 2014 vest one-third on each of the fourth, fifth and sixth anniversaries of the date of such grant. Options granted vest one-half on each of the first and second anniversaries of the date of such grant. The restricted stock units granted in 2017 vest one-third on each of the first, second and third anniversaries of the date of such grant. Under the terms of Mr. Berman’s employment agreement with the Company, in the event of his termination by us without Cause or by him for Good Reason (each, as defined in such employment agreement), Mr. Berman will be entitled to accelerated vesting of the awards granted in 2014 such that Mr. Berman will be vested in an aggregate number (including those awards that had previously vested) of outstanding options and restricted stock units determined based on the number of full months of service from the grant date completed by Mr. Berman plus an additional 12 months as a percentage of 72 months. With respect to the restricted stock units granted to Mr. Berman in 2017, the Asset Sale will constitute a change in control and all such awards will vest and become fully payable immediately prior to the consummation of the change in control.

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Outstanding Equity of Mr. Berman as of July 28, 2017

Options	Option Exercise Price	Unvested Restricted Stock Units
384,631	$18.70	168,454(1)

(1)	70,591 restricted stock unit awards were granted to Mr. Berman on October 29, 2014 and 97,863 restricted stock unit awards were granted to Mr. Berman on January 12, 2017.

Mr. Berman is also subject to nonsolicitation restrictions with respect to our investors, customers and employees during his employment with us and for the 1-year period (with respect to investors and customers) or the 2-year period (with respect to employees) thereafter (or the 6-month period thereafter in the event of a termination by us without Cause (as defined in such employment agreement) or a termination within the 90-day period prior to, or at any time on or after, a change in control).

Mr. Berman’s employment agreement provides that in the event any payments would subject him to the excise tax under Section 4999 of the Code, he shall receive either the full amount of such payments or, if less, the greatest amount that can be paid to him that would not result in the imposition of the excise tax under Section 4999 of the Code, whichever amount results in the greater after-tax benefit to him.

In connection with the Asset Sale, Mr. Berman, in addition to Mr. Tannenbaum and Mr. Dimitrov, entered into the TRA Waiver whereby he waived his right to all future payments that become payable under the Tax Receivable Agreement. For more information about the TRA Waiver, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Agreements Related to the Asset Purchase Agreement—Waiver of Tax Receivable Agreement.”

Alexander C. Frank —Employment Agreement, Severance and Acceleration of Equity Awards

Fifth Street Management and FSC CT, Inc. entered into an employment agreement with Alexander C. Frank that was amended on October 31, 2016. This employment agreement provides that if, prior to the sixtieth day after a change in control (as defined in such employment agreement), Mr. Frank’s employment is terminated without Cause (as defined in such employment agreement) or he resigns for Good Reason (as defined in such employment agreement), he is entitled to receive (i) a severance payment equal to $1 million, payable over the 12-month period after termination and (ii) a monthly payment of an amount equal to the employer portion of monthly premiums for continuation coverage under FSC CT, Inc.’s group health plans for the period commencing on the date of termination and ending on the earlier of 12 months thereafter and the date on which he becomes eligible for group health insurance coverage through a new employer. If Mr. Frank becomes entitled to severance benefits as of the Closing Date, the amount to which he would be entitled would be approximately $1,015,082.

In connection with his employment agreement, Mr. Frank entered into a noncompetition, nonsolicitation and nondisclosure agreement containing certain noncompetition restrictions that are effective during his employment and for the 1-year period thereafter (or the 3-month period thereafter in the event of a termination other than for Cause (as defined in such employment agreement) or a termination within the 90-day period prior to, or at any time on or after, a change in control). The noncompetition, nonsolicitation and nondisclosure agreement provides that in the event Mr. Frank’s employment is terminated for any reason other than Cause (as defined in such employment agreement) and subject to his compliance with the terms of such agreement, Mr. Frank will receive during the applicable noncompetition period the sum of (i) the highest base salary paid to him during his employment with us (or a pro rata portion thereof if the noncompetition period is less than one year), plus (ii) a bonus (or a pro rata portion thereof if the noncompetition period is less than one year) equal to the average of the discretionary bonuses received over the two years preceding termination.

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We granted stock options and restricted stock units to Mr. Frank in 2014 and additional restricted stock units to Mr. Frank in 2017. The 2014 grants vest one-third on each of the fourth, fifth and sixth anniversaries of the date of such grant. The 2017 grants vest one-third on each of the first, second and third anniversaries of the date of such grant. Under the terms of his employment agreement, in the event of Mr. Frank’s termination by us without Cause or by him for Good Reason (each, as defined in such employment agreement), Mr. Frank will be entitled to accelerated vesting of the 2014 grants such that Mr. Frank will be vested in an aggregate number (including those awards that had previously vested) of outstanding options and restricted stock units determined based on the number of full months of service from the grant date completed by Mr. Frank plus an additional 12 months as a percentage of 72 months. With respect to the restricted stock units granted to Mr. Frank in 2017, the Asset Sale will constitute a change in control and all such awards will vest and become fully payable immediately prior to the consummation of the change in control.

Outstanding Equity of Mr. Frank as of July 28, 2017

Options	Option Exercise Price	Unvested Restricted Stock Units
441,948	$18.70	156,481(1)

(1)	80,145 restricted stock unit awards were granted to Mr. Frank on October 29, 2014 and 76,336 restricted stock unit awards were granted to Mr. Frank on January 12, 2017.

We have the discretion to waive Mr. Frank’s obligations under the noncompetition, nonsolicitation and nondisclosure agreement, under which, in which case, Mr. Frank would be entitled only to accelerated vesting of outstanding options and restricted stock units and will not receive cash severance payments.

Mr. Frank is also subject to nonsolicitation restrictions with respect to our investors, customers and employees during his employment with us and for the 1-year period (with respect to investors and customers) or the 2-year period (with respect to employees) thereafter (or the 6-month period thereafter in the event of a termination by us without Cause (as defined in such employment agreement) or a termination within the 90-day period prior to, or at any time on or after, a change in control).

Mr. Frank’s employment agreement provides that, in the event any payments would subject him to the excise tax under Section 4999 of the Code, he shall receive either the full amount of such payments or, if less, the greatest amount that can be paid to him that would not result in the imposition of the excise tax under Section 4999 of the Code, whichever results in the greater after-tax benefit to him.

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Leonard M. Tannenbaum— Severance Arrangement, Employment Agreement and TRA Waiver

Mr. Tannenbaum is not party to any severance arrangement or employment agreement with the Company.

We granted stock options and restricted stock units to Mr. Tannenbaum in 2014 and additional restricted stock units to Mr. Tannenbaum in 2017. We granted restricted stock units in 2014 that vest one-third on each of the fourth, fifth and sixth anniversaries of the date of such grant. Options granted in 2014 vest one-half on each of the first and second anniversaries of the date of such grant. The restricted stock units granted in 2017 vest one-third on each of the first, second and third anniversaries of the date of such grant. Under his award agreements, in the event of Mr. Tannenbaum’s termination by us without cause or by him for good reason, Mr. Tannenbaum will be entitled to accelerated vesting of the 2014 grants such that Mr. Tannenbaum will be vested in an aggregate number (including those awards that had previously vested) of outstanding options and restricted stock units determined based on the number of full months of service from the grant date completed by Mr. Tannenbaum plus an additional 12 months as a percentage of 72 months. With respect to the restricted stock units granted to Mr. Tannenbaum in 2017, the Asset Sale will constitute a change in control and all such awards will vest and become fully payable immediately prior to the consummation of the change in control.

Outstanding Equity of Mr. Tannenbaum as of July 28, 2017

Options	Option Exercise Price	Unvested Restricted Stock Units
1,329,371	$18.70	676,498(1)

(1)	243,979 restricted stock units were granted to Mr. Tannenbaum on October 29, 2014 and 432,519 restricted stock units were granted to Mr. Tannenbaum on January 12, 2017.

In connection with the Asset Sale, Mr. Tannenbaum, in addition to Mr. Berman and Mr. Dimitrov, entered into the TRA Waiver whereby he waived his right to all future payments that become payable under the Tax Receivable Agreement. Mr. Tannenbaum has also waived the right to receive any fee from FSH in connection with the limited guaranty and contribution agreement, dated as of May 15, 2017, pursuant to which he agreed to backstop any shortfall in the funds and assets available to FSH and other guarantors to a certain credit facility to repay the outstanding obligations under such credit facility in the event of an acceleration of such credit facility. For more information about the TRA Waiver, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Agreements Related to the Asset Purchase Agreement—Waiver of Tax Receivable Agreement.”

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Amended and Restated Deferred Bonus and Retention Plan

On January 15, 2015, the Compensation Committee adopted and approved the Deferred Bonus and Retention Plan. Participation in the Deferred Bonus and Retention Plan is limited to the Company’s full-time employees, including executive officers, who are selected to participate.

The Deferred Bonus and Retention Plan became effective as of January 1, 2015, and, with respect to plan participants, applies to discretionary annual bonuses awarded on or after January 1, 2015. In the event that a participant’s employment with the Company is terminated without cause or due to his or her disability or death, then, subject to the participant’s (or his or her estate’s) execution of a release of claims (in a form prepared by the Company and delivered to the participant not later than seven days after the termination date), and further subject to, within 60 days of such termination, such release becoming effective and no longer being subject to revocation under applicable law, the participant shall receive, on the 61st day after such termination, any unpaid annual bonus payments that have not been forfeited.

Mr. Frank is the only executive officer who participates in the Deferred Bonus and Retention Plan. If Mr. Frank is terminated without cause or resigns with good reason as of the Closing Date, he would be entitled to a payment of his account balance equal to approximately $163,667.

The Board of Directors was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement and making its recommendation that Company stockholders vote “FOR” the proposal to approve the Asset Purchase Agreement and the transactions contemplated thereby.

Closing of the Asset Sale

Unless otherwise mutually agreed by FSM and Oaktree, the Closing will take place no later than the second business day following the satisfaction or waiver of all of the conditions to the Closing (as set forth in the Asset Purchase Agreement and as described in the section of this proxy statement captioned “The Asset Purchase Agreement—Conditions to the Asset Sale”), other than conditions that by their terms are to be satisfied at the Closing and subject to the satisfaction or waiver of such conditions.

We currently expect the transaction to be completed in the fourth quarter of 2017. However, the exact timing of the Closing cannot be predicted because it is subject to the conditions to the Closing specified in the Asset Purchase Agreement, many of which conditions are outside of our control.

No Appraisal Rights

No appraisal or dissenters’ rights are available to Company stockholders under applicable Delaware law, our certificate of incorporation or our bylaws.

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U.S. Federal Income Tax Consequences of the Asset Sale

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the Asset Sale. The following discussion is based upon the Code, its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. The following discussion has no binding effect on the IRS or the courts.

The Asset Sale will be treated for U.S. federal income tax purposes as a sale of certain FSM assets in exchange for cash. The Asset Sale is a taxable transaction for the Company for U.S. federal income tax purposes, and the Company anticipates that it will realize a gain for U.S. federal income tax purposes in connection with the Asset Sale. However, there will be an acceleration of the intangible asset deduction which may offset the gain to produce an overall taxable loss for the Company for 2017.

The Asset Sale is not a stockholder-level action, and our U.S. and non-U.S. stockholders, in their capacities as such, are not expected to realize any gain or loss for U.S. federal income tax purposes solely as a result of the Asset Sale.

Accounting Treatment of the Asset Sale

The Asset Sale will be accounted for as a “sale” by the Company for accounting and financial reporting purposes. Under GAAP and upon completion of the Asset Sale, we will remove the net assets sold and liabilities assumed from our consolidated balance sheet, and we anticipate recording a gain from the Asset Sale.

Required Regulatory Approvals

The Company and Oaktree have agreed to use commercially reasonable efforts to comply with all regulatory notification requirements and to obtain all regulatory approvals required to consummate the Asset Sale, including that the applicable waiting period under the HSR Act has expired or been terminated.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules and regulations promulgated thereunder, the Company and Oaktree are required to make certain filings with and provide copies of certain documents to the Antitrust Division of the DOJ and the FTC. The Company and Oaktree filed their respective notification and report forms with the DOJ and the FTC under the HSR Act on July 27, 2017, and early termination of the applicable waiting period was granted by the FTC on August 8, 2017.

After the statutory waiting periods and clearance of the Asset Sale, and even after completion of the Asset Sale, either the DOJ, the FTC or other U.S. governmental authorities could take action under the antitrust laws with respect to the Asset Sale as they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the Asset Sale, to rescind the Asset Sale or to conditionally approve the Asset Sale upon the divestiture of assets of the Company. Moreover, in some jurisdictions, a competitor, customer, state Attorney General or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the Asset Sale, before or after it is completed.

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Other Regulatory Approvals

We believe we are not required to make any other material filings or obtain any material governmental consents or approvals before the consummation of the Asset Sale. If any other approvals, consents or filings are required to consummate the Asset Sale, we will seek or make such consents, approvals or filings as promptly as possible.

To the extent any other regulatory approvals or consents are required, one or more Governmental Entities may impose a condition, restriction, qualification, requirement or limitation when it grants such necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals.

There can be no guarantee that the Asset Sale will not be challenged on antitrust grounds or, if such challenge is made, that the challenge will not be successful. Similarly, there can be no assurance that any other required regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of conditions to the consummation of the Asset Sale or require changes to the terms of the Asset Sale. These conditions or changes could result in the conditions to the Asset Purchase Agreement not being satisfied prior to December 31, 2017, which would allow Oaktree to terminate the Asset Purchase Agreement. For more information, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Termination of the Asset Purchase Agreement.”

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THE ASSET PURCHASE AGREEMENT

Explanatory Note Regarding the Asset Purchase Agreement

The following summary describes the material provisions of the Asset Purchase Agreement. The descriptions of the Asset Purchase Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this proxy statement as Exhibit A and incorporated by reference in its entirety into this proxy statement. We encourage you to read the Asset Purchase Agreement carefully and in its entirety because this summary may not contain all the information about the Asset Purchase Agreement that is important to you.

The representations, warranties and covenants of FSM, the Company, FSH and Oaktree contained in the Asset Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Asset Purchase Agreement, (ii) have been qualified by (a) matters specifically disclosed in the Company’s and the BDCs’ respective filings with the SEC filed or furnished since January 1, 2015 and (b) confidential disclosures made in the disclosure schedules delivered in connection with the Asset Purchase Agreement, (iii) are subject to applicable materiality qualifications contained in the Asset Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Asset Purchase Agreement or such other date as is specified in the Asset Purchase Agreement and (v) have been included in the Asset Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Asset Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Asset Purchase Agreement, and not to provide investors with any other factual information regarding FSM, the Company, FSH, Oaktree or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of FSM, the Company, FSH, Oaktree or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The representations and warranties in the Asset Purchase Agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in this proxy statement and the other reports, statements and filings the Company files publicly with the SEC.

Assets to be Transferred to Oaktree

At the Closing, FSM will transfer to Oaktree:

•	all of FSM’s right, title and interest in specified books, records, files, data and information in the possession of FSM and its affiliates, in each case, to the extent relating to the current operation of the Business (whether in hard copy or computer format), including such books, records, files, data and information relating to current portfolio companies of the BDCs and any former portfolio company of the BDCs disposed by a BDC on or after January 1, 2013;

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•	any intellectual property used exclusively in such business records, including all intellectual property worldwide, including patents, pending applications, provisional applications, continuations, continuations-in-part, divisionals, reissues and related reexaminations, registered and unregistered copyrights (including applications for registration of such copyrights), know-how, trade secrets and similar proprietary intellectual property rights; and

•	any goodwill associated with the Business.

Assets to be Retained by FSM

FSM will not transfer to Oaktree the following excluded records:

•	all files, records, data and information with respect to the employees of FSM or its affiliates;

•	all records, data and information with respect to any employee benefit plan established, maintained or contributed to by FSM or its affiliates;

•	all software licenses and operating keys for any proprietary software and source codes;

•	all tax returns and tax records of FSM and its affiliates;

•	all materials prepared for the board of directors of FSM or its affiliates;

•	all materials that are privileged and for which FSM or its affiliates do not have a common interest with Oaktree;

•	all filings made with any Governmental Entity by FSM or its affiliates relating to the Existing Investment Advisory Agreements;

•	all files, records, data and information with respect to the strategic review process undertaken by the Company or its affiliates regarding the sale of all or any part of its or their respective businesses;

•	all records relating to any former portfolio company of the BDCs disposed by a BDC prior to January 1, 2013; and

•	all emails sent or received by any employee of the Company or any of its controlled affiliates except, in the case of any such employee that is terminated by the Company or one of its controlled affiliates and hired by Oaktree or one of its affiliates contemporaneously with, or within a reasonable time after, the Closing, any emails sent or received by such employee, in each case, to the extent relating to the provision of investment advisory, administrative or other services to a BDC and subject to the sixth bullet above.

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Liabilities for Which Oaktree Will be Responsible

Upon the terms and subject to the conditions set forth in the Asset Purchase Agreement or in the applicable Ancillary Agreement, at the Closing, Oaktree or its applicable affiliate will be responsible for, satisfy and discharge when due all liabilities of Oaktree and its affiliates relating to:

•	the investment advisory business conducted by Oaktree pursuant to the New Investment Advisory Agreements from and after the Closing;

•	the New Investment Advisory Agreements;

•	the New Administration Agreements; and

•	the use by Oaktree or any of its affiliates from and after the Closing of the assets to be transferred to Oaktree at the Closing.

Liabilities to be Retained by FSM

FSM will retain all debts and liabilities of it and its affiliates prior to the Closing relating to:

•	the conduct of the Business;

•	the investment advisory business conducted by FSM pursuant to the Existing Investment Advisory Agreements;

•	service of FSC CT as the administrator of the BDCs; and

•	the use by FSM or any of its affiliates prior to the Closing of the assets to be transferred to Oaktree at the Closing.

Purchase Price

At the Closing, Oaktree will pay FSM a purchase price of $320 million in cash, less (i) the total amount required to be paid to fully satisfy any and all obligations related to any borrowings under the Sumitomo Credit Agreement and (ii) $42 million in cash which will be deposited into escrow by Oaktree to support certain of FSM’s and FSH’s indemnification obligations under the Asset Purchase Agreement.

Closing of the Asset Sale

Unless otherwise mutually agreed by FSM and Oaktree, the Closing will take place no later than the second business day following the satisfaction or waiver of all of the conditions to closing (as set forth in the Asset Purchase Agreement and as described in the section of this proxy statement captioned “The Asset Purchase Agreement—Conditions to the Asset Sale”), other than conditions that by their terms are to be satisfied at the Closing and subject to the satisfaction or waiver of such conditions.

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Indemnification of Oaktree by FSM and FSH

As set forth in the Asset Purchase Agreement, FSM and FSH have agreed to indemnify Oaktree, its affiliates and their respective representatives from and after the Closing from “Oaktree Specified Losses” and “General Losses” as follows:

•	“Oaktree Specified Losses,” which are losses arising from the failure of any representation or warranty of the Company, FSH or FSM set forth in the Asset Purchase Agreement to be true and correct as of July 13, 2017 and as of the Closing as if made as of the Closing calculated based on:

•	the amount of any actual reduction in the NAV of a BDC to the extent such reduction was directly caused by, or indirectly caused by (but the reasonably foreseeable result of), the failure of any such representation or warranty to be true and correct (“BDC Qualifying NAV Reduction”); multiplied by

•	the Base Management Fee (as defined in Paragraph 3 of the applicable New Investment Advisory Agreement) payable under the applicable New Investment Advisory Agreement with FSC or FSFR; multiplied by

•	15.

•	“General Losses,” which are all losses (including consequential, special, incidental or indirect damages, lost profits, diminution of value and similar items (other than punitive damages)), costs, expenses (including actual attorneys’ fees), interest, awards, judgments and penalties relating to:

•	the breach of any covenant under the Asset Purchase Agreement by the Company, FSM or FSH; and

•	any liability relating to the Business retained by FSM pursuant to the terms of the Asset Purchase Agreement;

“General Losses” also include punitive damages payable by Oaktree, its affiliates and its and their respective representatives to a third party, but expressly exclude reputational damages and consequential, special, incidental or indirect damages, lost profits, diminution of value or similar items arising out of (i) any action that has been settled among the parties thereto prior to July 13, 2017, (ii) the execution of the Asset Purchase Agreement or the Closing (other than a breach of the Asset Purchase Agreement) and (iii) the Existing Governmental Matters.

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The right of Oaktree, its affiliates and their respective representatives to such indemnification against “General Losses” and “Oaktree Specified Losses” is capped at $32 million with sole recourse to a $32 million escrow of purchase price proceeds and survives through December 20, 2019, after which time the remaining amounts in the escrow account that are not subject to any claims, which are properly made and not fully resolved as of such time, will be released to FSM. Further, such right to indemnification for attorneys’ fees and consequential and similar damages within the limits above is capped at $22 million.

In addition, neither FSM nor FSH is required to indemnify Oaktree, its affiliates and their respective representatives from and after the Closing for any Oaktree Specified Losses unless there has been a BDC Qualifying NAV Reduction equal to at least $76,471,950 with respect to FSC and equal to at least $23,936,834 with respect to FSFR, at which time all Oaktree Specified Losses with respect to such BDC shall be subject to the indemnification provisions of the Asset Purchase Agreement including the amount of the aforementioned threshold amounts in the calculation of such Oaktree Specified Losses.

Indemnification of the BDCs by FSM and FSH

As set forth in the Asset Purchase Agreement, FSM and FSH have agreed to indemnify each of FSC and its subsidiaries (taken as a whole) and FSFR and its subsidiaries (taken as a whole) from and after the Closing from:

•	certain losses incurred by the BDCs and their subsidiaries to the extent:

•	such losses, calculated as the sum of (i) all fees, fines and monetary penalties actually paid by such persons to the SEC in respect of an Existing Governmental Matter, (ii) any deductible paid in respect of insurance recoverables described in the following sub-bullet and (iii) all disgorgements actually paid by such persons to any person (other than a subsidiary of FSC or FSFR, as applicable) in respect of an Existing Governmental Matter to the extent at the direction of the SEC; exceed

•	certain recoveries, calculated as the sum of (i) all disgorgements actually paid to FSC, FSFR and their respective subsidiaries by FSM or its affiliates in respect of an Existing Governmental Matter and (ii) all amounts actually paid to such persons in respect of an Existing Government Matter under any insurance policy; and

•	all costs and out-of-pocket expenses (including actual attorneys’ fees) actually incurred by the BDCs and their subsidiaries in respect of responding to requests for information from any Governmental Entity or in defending such persons in connection with an Existing Governmental Matter, subject to certain exceptions.

The indemnification relating to costs and out-of-pocket expenses of responding to such requests for information and of defending such persons is subject to a $10 million escrow of purchase price proceeds. In addition, FSC may seek recourse to $35 million of FSC common stock that will be pledged by FSH at the Closing in respect of all of the above indemnification obligations benefitting FSC and its subsidiaries and FSFR may seek recourse to $10 million of FSFR common stock that will be pledged by FSH at the Closing in respect of all of the above indemnification obligations benefitting FSFR and its subsidiaries. The BDCs’ and their respective subsidiaries’ right to indemnification survives until 45 days following the time when the Existing Governmental Matters (and any related actions against officers or directors of the BDCs) have been fully settled or disposed of, after which time any outstanding stock pledges and amount in escrow that are not subject to any claims, which are properly made and not fully resolved as of such time, will be released and returned to FSH and FSM, respectively.

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Indemnification of the Company by Oaktree

As set forth in the Asset Purchase Agreement, from and after the Closing, Oaktree will indemnify and hold harmless the Company, FSM, FSH and our and their respective affiliates and representatives from and against all losses (including, subject to certain exceptions, consequential, special, incidental or indirect damages, lost profits, diminution of value and similar items (other than punitive damages)), costs, expenses (including actual attorneys’ fees), awards, judgments and penalties relating to:

•	the failure of any representation or warranty of Oaktree set forth in the Asset Purchase Agreement to be true and correct as of July 13, 2017 and as of the Closing as if made as of the Closing;

•	the breach of any covenant under the Asset Purchase Agreement by Oaktree; and

•	the costs and out-of-pocket expenses (including actual attorneys’ fees) actually incurred by the Company, FSM, FSH and their respective affiliates and representatives in respect of defending against the assertion of any liability of Oaktree and its affiliates from and after the Closing relating to the investment advisory business conducted by Oaktree pursuant to the New Investment Advisory Agreements, the service of Oaktree BDC Administrator as the administrator of the BDCs and the use by Oaktree or any of its affiliates of the assets to be transferred to Oaktree at the Closing, against the Company, FSM, FSH and their respective affiliates and representatives.

The right of the Company, FSM, FSH and our and their respective affiliates and representatives to such indemnification is capped at $32 million and survives through December 20, 2019. Further, such right to indemnification for attorneys’ fees and consequential and similar damages within the limits above is capped at $22 million.

Representations and Warranties

The Asset Purchase Agreement contains certain representations and warranties made by each of the Company and FSH to Oaktree regarding:

•	corporate and legal organization and power, qualification and good standing;

•	the authorization, execution, delivery and enforceability of the Asset Purchase Agreement and, in the case of FSH, the Voting Agreements;

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•	the absence of additional required consents of any other person under, conflicts with, violations of, defaults under, termination of, the right to accelerate or modify, or loss of rights under, or the creation or imposition of any pledge, lien, security interest, mortgage, charge, claim or other encumbrance pursuant to any provision of any note, bond, mortgage, deed of trust, lease, license, agreement, indenture or other instrument or debt obligation to which the Company or FSH is a party or by which any of their respective properties or assets are bound;

•	the absence of violations of their respective organizational documents and of applicable law;

•	stockholder and other corporate and similar approvals required to authorize the Asset Purchase Agreement and the Asset Sale; and

•	the accuracy of the information that we have included in this proxy statement and that we have provided to the BDCs expressly for inclusion in their proxy solicitation materials.

In addition, FSM makes representations and warranties to Oaktree regarding, among other things:

•	corporate and legal organization and power, qualification and good standing, with respect to it and each BDC;

•	the authorization, execution, delivery and enforceability of the Asset Purchase Agreement and the Ancillary Agreements to which FSM will be a party;

•	the absence of additional required consents of any other person under, conflicts with, violations of, defaults under, termination of, the right to accelerate or modify, or loss of rights under, or the creation or imposition of any pledge, lien, security interest, mortgage, charge, claim or other encumbrance pursuant to any provision of any note, bond, mortgage, deed of trust, lease, license, agreement, indenture or other instrument or debt obligation to which FSM is a party or by which any of its properties or assets are bound;

•	the absence of violations of its organizational documents and of applicable law;

•	the absence of additional required consents, approvals, authorizations of or filings with any Governmental Entity in connection with the execution, delivery and performance of the Asset Purchase Agreement and the Ancillary Agreements or the consummation of the Asset Sale;

•	good, exclusive and valid title to all personal property included in the assets to be transferred to Oaktree at the Closing;

•	no material adverse effect having occurred since December 31, 2016 with respect to the Business;

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•	copies of the Existing Administration Agreements and the Existing Investment Advisory Agreements have been made available to Oaktree and (i) are true, correct and complete in all respects, (ii) are in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application and general principles of equity and (iii) have not been materially breached or defaulted under by FSM and the other parties thereto;

•	as of the date of the Asset Purchase Agreement, no other party to any of the Existing Administration Agreements or the Existing Investment Advisory Agreements has provided FSM with notice of its intent to cancel or terminate any such contract;

•	each Existing Administration Agreement and Existing Investment Advisory Agreement (including any amendments or supplements thereto) has been approved and continued by all necessary corporate and stockholder action of the BDC party thereto;

•	each Existing Administration Agreement and Existing Investment Advisory Agreement has at all times been in compliance in all material respects with the Investment Company Act;

•	to the knowledge of FSM, there are no unwritten obligations or course of dealings contrary in any material respect to the specific terms of each Existing Administration Agreement and Existing Investment Advisory Agreement;

•	the listing provided to Oaktree of all material custody agreements, transfer agent agreements, accounting services agreements, stockholder services agreements, in-force principal underwriting agreements, intermediary agreements, clearing agreements, prime broker agreements, administrative service and similar agreements by which the BDCs are bound or pursuant to which they receive services, is true, correct and complete as of the date of the Asset Purchase Agreement;

•	the absence of pending or threatened actions before or by any Governmental Entity, arbitrator or mediator relating to or affecting the Business, the assets to be transferred to Oaktree at the Closing or the BDCs or their respective subsidiaries;

•	compliance in all material respects with all applicable laws;

•	any exemptive orders, “no action” letters or similar exemptions or regulatory relief in connection with the Business have been disclosed to Oaktree;

•	since January 1, 2015, no Governmental Entity has provided FSM with written notice, asserting FSM’s material violation of any applicable law;

•	FSM has obtained all material approvals, orders, authorizations, certificates, franchises, grants, licenses, notices, permits and waivers issued by any Governmental Entity that are required to conduct the Business, for the ownership and use of its properties and assets (including the assets to be transferred to Oaktree at the Closing) or that are required for its employees to perform the services, duties and responsibilities performed by or on behalf of FSM or for its clients in connection with the Business;

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•	all material approvals, orders, authorizations, certificates, franchises, grants, licenses, notices, permits and waivers of FSM issued by any Governmental Entity are valid and in full force and effect, with no material default or violation existing thereunder and FSM has not received any written notice advising or threatening that such material permits may be revoked, not renewed, withdrawn or amended (except to an immaterial extent) in whole or in part;

•	compliance, since January 1, 2015, by the BDCs in all material respects with all applicable laws and the fundamental investment restrictions set forth in their respective prospectuses and registration statements;

•	each of the BDCs is registered as an investment company under the Investment Company Act, has elected to be regulated as a business development company thereunder and such election has not been revoked or withdrawn and is in full force and effect;

•	any exemptive orders, “no action” letters or similar exemptions or regulatory relief obtained or pending with respect to a BDC, or any officer, director, partner or employee of such BDC, in connection with such BDC’s business have been disclosed to Oaktree;

•	since January 1, 2015, each BDC has filed (after giving effect to any extensions) with the SEC all material forms, documents and reports required to be filed with or furnished to the SEC, and such material forms, documents and reports are not misleading, do not contain any untrue statement of a material fact or omission of such material fact;

•	since January 1, 2015, no BDC or its subsidiary has received from a Governmental Entity any written notice, asserting any material violation of any applicable law;

•	no order has been issued by any court of competent jurisdiction or other Governmental Entity preventing the operation of the business of any BDC as conducted as of the date of the Asset Purchase Agreement in any material respect;

•	the BDCs and their subsidiaries have obtained all material approvals, orders, authorizations, certificates, franchises, grants, licenses, notices, permits and waivers issued by any Governmental Entity that are required to conduct their respective businesses, for the ownership and use of their properties and assets or that are required for their employees to perform the services, duties and responsibilities performed by or on behalf of such BDCs or their subsidiaries in connection with their respective businesses;

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•	all material approvals, orders, authorizations, certificates, franchises, grants, licenses, notices, permits and waivers of the BDCs and their subsidiaries issued by any Governmental Entity are valid and in full force and effect, with no material default or violation existing thereunder and no BDC or its subsidiaries has received written notice advising or threatening that such permits may be revoked, not renewed, withdrawn or amended (except to an immaterial extent) in whole or in part;

•	FSM has made available to Oaktree copies that are correct and complete in all material respects of (i) all material investigation, examination, audit or inspection reports or request letters sent by any Governmental Entity to the Company, Oaktree or a BDC or its subsidiary in respect of the Existing Governmental Matters and (ii) material written response letters to any such reports or letters made by the Company, FSM, or a BDC or its subsidiary, in each case, received or sent since January 1, 2015 through the date of the Asset Purchase Agreement;

•	each BDC has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws” (as defined in Rule 38a-19(e)(1) under the Investment Company Act);

•	the absence of any “material compliance matters” (as defined in Rule 38a-1(e)(2) under the Investment Company Act) for any BDCs, other than those disclosed to Oaktree and reported to the FSC Board of Directors or the FSFR Board of Directors, as applicable, and that have been remedied or are in the process of being remedied to the satisfaction of the FSC Board of Directors or the FSFR Board of Directors, as applicable;

•	tax matters, including the filing of tax returns, payment of material taxes, annual qualification of each BDC as a “regulatory investment company” under Section 851 of the Code and the absence of pending tax proceedings, outstanding agreements extending the statutory period of limitations applicable to any claim for material taxes with respect to the Business, tax liens on any of the assets to be transferred to Oaktree at the Closing and written notice or written inquiry from any jurisdiction where FSM or its applicable affiliates do not currently file tax returns to the effect that such filings may be required with respect to such transferred assets or that such transferred assets may otherwise be subject to taxation by such jurisdiction;

•	to the knowledge of FSM, the audited balance sheet of each BDC and its respective, consolidated subsidiaries as of its two most recently completed fiscal years and the other related financial statements included in such BDC’s Annual Reports on Form 10-K filed with the SEC for the two most recently completed fiscal years have been prepared in accordance with GAAP, and present fairly in all material respects the financial position and other financial results of such BDC and its consolidated subsidiaries at the dates and for the periods stated therein;

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•	since January 1, 2015, to the knowledge of FSM, there has been no fraud that involves management or other employees who have a significant role in a BDC’s internal controls over financial reporting;

•	to the knowledge of FSM, each BDC has issued its outstanding shares of common stock pursuant to an effective registration statement under applicable federal securities laws (or an applicable exemption therefrom) and in accordance with so-called “blue sky” laws of the various U.S. states;

•	other than Morgan Stanley and Houlihan Lokey, no broker, investment bank, financial advisor or other entity or person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Asset Sale based upon arrangements made by or on behalf of FSM and its affiliates;

•	the accuracy of the information relating to FSM provided by FSM to a BDC expressly for inclusion in such BDC’s proxy solicitation materials to be distributed to such BDC’s stockholders;

•	aside from the vote of the stockholders of the BDCs in favor of the Asset Purchase Agreement and the election of the New Director Nominees to each of the BDC Boards of Directors, the absence of any additional required vote of the holders of the securities of the BDCs in connection with the Asset Sale; and

•	the accuracy and completeness of the list of loan agreements, collateral documents (including control agreements) or other relevant documents with respect to portfolio investments of the BDCs, as disclosed to Oaktree in the disclosure schedules, dated as of July 13, 2017, delivered by FSM to Oaktree in connection with the Asset Purchase Agreement.

In addition, Oaktree makes representations and warranties to FSM, FSH and us regarding, among other things:

•	corporate and legal organization and power, qualification and good standing;

•	the authorization, execution, delivery and enforceability of the Asset Purchase Agreement and the Ancillary Agreements;

•	the absence of additional required consents of any other person under, conflict with, violation of, default under, termination of, the right to accelerate or modification or loss of rights under, or the creation or imposition of any pledge, lien, security interest, mortgage, charge, claim or other encumbrance pursuant to any provision of any note, bond, mortgage, deed of trust, lease, license, agreement, indenture or other instrument or debt obligation to which Oaktree or any of its applicable affiliates is a party or by which its properties or assets are bound;

•	the absence of violations of its and its applicable affiliates’ organizational documents and of applicable law;

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•	the absence of additional required consents, approvals, authorizations of or filings with any Governmental Entity in connection with the execution, delivery and performance of the Asset Purchase Agreement and the Ancillary Agreements or the consummation of the Asset Sale;

•	the absence of pending or threatened actions before or by any Governmental Entity, arbitrator or mediator against Oaktree that would reasonably be likely to prevent or materially impair or delay the consummation of the Asset Sale or the ability of Oaktree to perform its obligations under the Asset Purchase Agreement;

•	Oaktree is and has at all times required by the Advisers Act during its existence been duly registered as an investment adviser under the Advisers Act;

•	Oaktree is and at all times required by applicable law (other than the Advisers Act) has been duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business required such registration, licensing or qualification;

•	since January 1, 2015, Oaktree has been in compliance in all material respects with all laws applicable to its operations as an investment adviser;

•	the absence of any written notice from a Governmental Entity asserting any material violation by Oaktree of any applicable law;

•	the absence of pending or threatened actions against Oaktree before or by a Governmental Entity or an arbitral body that could potentially terminate or otherwise limit its rights under material approvals, orders, authorizations, certificates, franchises, grants, licenses, notices, permits and waivers issued by any Governmental Entity that are necessary to fulfill its obligations pursuant to the New Investment Advisory Agreements;

•	the absence of any material default under or material violation of any material approval, order, authorization, certificate, franchise, grant, license, notice, permit or waiver issued by any Governmental Entity described in the above bullet;

•	the eligibility of Oaktree and any “affiliated person” (as defined under the Investment Company Act) of Oaktree to serve as an investment adviser (or in any other capacity contemplated by Sections 9(a) or 9(b) of the Investment Company Act) to a registered investment company, and the absence of any pending or threatened action against Oaktree by any Governmental Entity that would result in the ineligibility of Oaktree or such “affiliated person” to serve in any such capacities;

•	the eligibility of Oaktree and any person “associated” (as defined under the Advisers Act ) with Oaktree pursuant to Section 203 of the Advisers Act to serve as a registered investment adviser or as an “associated” person of a registered investment adviser, and the absence of any pending or threatened action against Oaktree by any Governmental Entity that would result in the ineligibility of Oaktree or such “associated” person;

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•	except for routine examinations conducted by any Governmental Entity in the regular course of Oaktree’s business, the absence of any initiated or threatened actions against Oaktree with respect to its business;

•	except for routine examinations conducted by any Governmental Entity in the regular course of Oaktree’s business, the absence of any notice or communication received by Oaktree in connection with unresolved violations or exceptions by any Governmental Entity, the potential revocation or subjection to conditions for continuation of any approvals, orders, authorizations, certificates, franchises, grants, licenses, notices, permits and waivers of Oaktree issued by any Governmental Entity or the restriction or disqualification of Oaktree’s activities that would reasonably be likely to have a material and adverse effect on Oaktree’s ability to fulfill its obligations under the New Investment Advisory Agreements;

•	the absence of any express or implied understanding or agreement with respect to Oaktree or any of its affiliates that would impose an “unfair burden” on a BDC that would preclude satisfaction of the safe harbor provided by Section 15(f) of the Investment Company Act as a result of the Asset Sale or by such express or implied understanding or agreement;

•	the sufficiency of Oaktree’s funds and resources for the payment of the purchase price and any other payments required to be made by Oaktree in connection with the Asset Sale;

•	Oaktree was provided with adequate access to information related to the Business and the assets to be transferred to Oaktree at the Closing, has had sufficient time to review such information and was provided an opportunity to ask questions of FSM and its affiliates with respect to such information and has, based on such information, made its own independent review into and formed an independent judgment concerning the conditions, operations and prospects of the Business;

•	in entering into the Asset Purchase Agreement, Oaktree relied solely upon its own investigation and analysis and the representations and warranties of the Company, FSM and FSH as set forth in the Asset Purchase Agreement;

•	other than Merrill Lynch, Piece, Fenner & Smith Incorporated, no broker, investment bank, financial advisor or other entity or person is entitled to any broker’s, finder’s, financial advisors’ or other similar fee or commission in connection with the Asset Sale based upon arrangements made by or on behalf of Oaktree and its affiliates; and

•	the accuracy of the information provided by Oaktree to the Company and each BDC expressly for inclusion in the Company’s and such BDC’s proxy solicitation materials to be distributed to their respective stockholders.

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Many of the representations and warranties contained in the Asset Purchase Agreement are qualified by materiality or possess a Material Adverse Effect standard.

For purposes of our representation and warranties in the Asset Purchase Agreement, “Material Adverse Effect” is defined to mean any event, change, circumstance, effect, development, condition or occurrence, that, individually or together with any one or more event, changes, circumstances, effects, developments, conditions or occurrences, has a material adverse effect on the financial condition or results of operations of the Business; provided, however, that a Material Adverse Effect shall not include and, in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur, shall be deemed not to include any adverse event, change, circumstance, effect, development, condition or occurrence resulting from, arising out of or relating to:

•	economic or securities or financial market conditions generally (including changes in interest rates or changes in equity prices and corresponding changes in the value of the assets of FSM’s clients);

•	a change or condition affecting business development companies or the investment advisory or investment management industry generally;

•	any changes after the date hereof in applicable law or GAAP or the interpretation or enforcement of either of the foregoing, or changes in general legal, regulatory or political conditions;

•	any downgrade or potential downgrade of ratings of the Company, FSM, FSH, any of their respective affiliates, the BDCs, any subsidiary of a BDC or any borrower of any loan originated by a BDC or any change in the market price of any securities of the Company, FSM, FSH, any of their respective affiliates, the BDCs, any subsidiary of a BDC or any borrower of any loan originated by a BDC, provided that the underlying events leading to such downgrade or change in market price (subject to the other provisions of this definition) shall be considered in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur;

•	acts of terrorism or war, including the engagement by the United States of America or any other country in hostilities, and whether or not pursuant to a declaration of a national emergency or war, or any pandemics, earthquakes, hurricanes, tropical storms, floods, fires or other natural disasters;

•	any action taken or failed to be taken by the Company, FSH, FSM, any of their respective affiliates, the BDCs, any subsidiary of a BDC or their respective representatives, in each case, at Oaktree’s written request or that is required or reasonably contemplated by the Asset Purchase Agreement or any of the Ancillary Agreements;

•	any failure, in and of itself, by the Company, FSM, FSH, any of their respective affiliates, the BDCs, any subsidiary of a BDC or any borrower of any loan originated by a BDC to meet any internal, third-party analyst’s or rating agency’s forecast or projection (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall be excluded);

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•	any pending, initiated or threatened Action against the Company, FSM, FSH, any BDC or any of their respective affiliates or any of their respective directors or officers arising out of the Asset Purchase Agreement, any of the Ancillary Agreements or the transactions contemplated hereby or thereby or any liabilities retained by FSM as excluded liabilities pursuant to the Asset Purchase Agreement;

•	any action taken by Oaktree or any of its affiliates or representatives;

•	the negotiation, execution, announcement or performance of the Asset Purchase Agreement or any of the Ancillary Agreements or the pendency or consummation of the transactions contemplated by the Asset Purchase Agreement or the Ancillary Agreements (including the impact thereof on relationships, contractual or otherwise, with FSM’s clients); or

•	the identity of or any facts related to Oaktree; except, in the case of the first, second, third and fifth bullet above, to the extent that such event, change, circumstance, effect, development, condition or occurrence is disproportionately adverse to the Business relative to the business of other investment advisers similarly situated to FSM providing investment advisory or investment management services to business development companies.

Covenants Relating to the Conduct of the Business

We have agreed in the Asset Purchase Agreement that, between the execution of the Asset Purchase Agreement and the Closing, FSM will:

•	carry on the Business and use the assets to be transferred to Oaktree at the Closing in all material respects in the ordinary course of business consistent with past practice;

•	use commercially reasonable efforts to keep its business and operations intact;

•	use commercially reasonable efforts not to, and use commercially reasonable efforts to cause its controlled affiliates not to:

•	sell transfer, assign, lease, license or subject to any pledge, lien, security interest, mortgage, charge, claim or other encumbrance any assets to be transferred to Oaktree at the Closing;

•	make any material change in the Business;

•	modify, amend, supplement, extend, terminate or waive any rights under any Existing Administration Agreement or Existing Investment Advisory Agreement (including, with respect to the Existing Investment Advisory Agreements, in connection with any contract renewal process pursuant to Section 15(c) of the Investment Company Act) or any other service contract material to the Business;

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•	settle any Action relating to the Business or compliance with any Existing Administration Agreement or Existing Investment Advisory Agreement, other than in the ordinary course of business consistent with past practice solely for monetary damages, or recommend to the BDCs or their respective subsidiaries or consent to a settlement of any Action relating to the transactions contemplated by the Asset Purchase Agreement;

•	enter into any contract or transaction with a BDC that would be deemed to be a transaction between the BDC and an affiliated person, or an affiliated person of the BDC, and that would require exemptive relief from the SEC that has not been received;

•	propose any material transaction involving a BDC or a subsidiary thereof, other than in the ordinary course of business consistent with past practice and the Asset Sale, to either of the BDC Boards of Directors for approval by the FSC Board of Directors or the FSFR Board of Directors, as applicable, or stockholders of a BDC;

•	advise, direct or recommend that any BDC or a subsidiary thereof (i) pay, discharge or satisfy any indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation or (ii) cancel any material indebtedness (individually or in the aggregate);

•	waive or amend any claims or rights of substantial value to the extent that such waiver or amendment would affect in any material respect any right or obligation of Oaktree or its affiliates under (i) the New Investment Advisory Agreements or the New Administration Agreements, respectively, or (ii) any of the contracts to which any BDC or its controlled affiliate is a party;

•	advise, direct or recommend to the board of directors of a BDC that such BDC or a subsidiary thereof amend or supplement any of its organizational documents or that such board or any committee thereof modify or amend any of it written charters and policies; or

•	authorize any of, or commit or agree to take, whether in writing or otherwise, or do any of, the foregoing actions;

•	consult in good faith with Oaktree prior to:

•	advising, directing or recommending that a BDC or its subsidiaries originate any loan (or series of related loans) or subscribe for other indebtedness (in one transaction or a series of related transactions) in excess of certain prescribed amounts; or

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•	other than in the ordinary course consistent with past practice, advising, directing or recommending that any BDC or its subsidiaries acquire or dispose (including by merger, consolidation or acquisition of stock or assets), lease, license or otherwise sell, transfer or encumber any (i) BDC Portfolio Investment or (ii) corporation, partnership, limited liability company, other business organization or any division or all or any material portion of the assets, business or properties of any other person, or material amount of assets thereof in excess of certain prescribed amounts;

•	use commercially reasonable efforts to provide prior written notice to Oaktree of any amendment, supplement, extension, termination, waiver or other modification to any document related to and terms governing any BDC Portfolio Investment, including providing a report summarizing in reasonable detail any acquisition, dissolution or other transaction involving any BDC Portfolio Investment within three business days of any such acquisition, disposition or transaction;

•	provide written notice to Oaktree of any amendment, supplement, extension, termination, waiver or other modification to the documents or terms governing any indebtedness other than in the ordinary course consistent with past practice; provided that if such amendment, supplement, extension, termination, waiver or other modification would reasonably be expected to be materially less favorable to any BDC or to any of its subsidiaries than the current documents or terms of such indebtedness, FSM shall not recommend that such amendment, supplement, extension, termination, waiver or other modification be made by a BDC unless Oaktree gives prior written consent thereto;

•	if, as of October 15, 2017, the Closing has not occurred and certain professionals are no longer employed by FSM, FSC CT or any of their respective controlled affiliates, pay to Oaktree an amount equal to $50,000 multiplied by the number of days in the period commencing on October 15, 2017 and ending on the Closing Date; and

•	not and not permit any of its controlled affiliates to enter into or otherwise obtain any tail or similar insurance policy that provides for joint coverage of FSM and its affiliates, on the one hand, and any of FSC, FSFR or their respective affiliates, on the other hand, other than any such policy that limits coverage solely to claims arising from acts or occurrences taking place prior to the Closing in connection with or relating to the business and securities of the BDCs or investment advisory, administrative or other services provided by the Company or its controlled affiliates to or on behalf of the BDCs, subject to certain limitations (FSM and FSH have agreed to reimburse to the BDCs a portion of the premium cost of any such policy in excess of $4.5 million at FSC and $1.5 million at FSFR) (the Company has also agreed to be bound by this covenant).

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BDC Approvals

FSM and Oaktree have agreed to use commercially reasonable efforts to facilitate, to the extent practicable, as promptly as practicable following the date of the Asset Purchase Agreement, including FSM’s recommendation to the BDC Boards of Directors to approve the New Investment Advisory Agreements and the appointment or election of the New Director Nominees to each of the BDC Boards of Directors: (i) the appointment of Oaktree as the “investment adviser” pursuant to the applicable New Investment Advisory Agreement, (ii) the (x) approval of the applicable New Investment Advisory Agreement with respect to each BDC in accordance with Section 15(c) of the Investment Company Act and the recommendation to stockholders of the applicable BDC to vote in favor of the same and (y) appointment or election of the New Director Nominees to each of the BDC Boards of Directors and the recommendation to the BDCs’ stockholders to vote in favor of the same, (iii) the calling of a meeting of the stockholders of each BDC to be held as promptly as practical after the execution of the Asset Purchase Agreement for the purpose of voting upon a proposal to approve the applicable New Investment Advisory Agreement and the election of the New Director Nominees to each of the BDC Boards of Directors and (iv) the submission to the stockholders of each BDC for a vote at a stockholders meeting the proposals to approve the applicable New Investment Advisory Agreement and for the election of the New Director Nominees to each of the BDC Boards of Directors. On September 7, 2017, the stockholders of each BDC voted at a stockholders meeting to approve the applicable New Investment Advisory Agreement and for the election of the New Director Nominees to each of the BDC Boards of Directors.

BDC Governance Conditions

FSM has agreed to use commercially reasonable efforts to facilitate, with respect to the FSC Board of Directors, (i) Richard Dutkiewicz completing his current term as a director, (ii) each of Mr. Berman, James Castro-Blanco, Brian S. Dunn, Byron J. Haney, Mr. Frank and Douglas F. Ray resigning from the FSC Board of Directors, effective at the Closing, (iii) effective as of the Closing, the election or appointment as directors of John Frank, who is an “interested person” (within the meaning of Section 2(a)(19) of the Investment Company Act) with respect to Oaktree and of Marc H. Gamsin, Craig Jacobson, Richard G. Ruben and Bruce Zimmerman, who are not “interested persons” with respect to either Oaktree or any of its affiliates or FSM or any of its affiliates. In the event that any of the aforementioned persons are unwilling or unable to serve on the FSC Board of Directors at the Closing, Oaktree has agreed to identify a person (subject to the approval of the FSC Board of Directors) to replace such person as a proposed director of FSC.

FSM has also agreed to use commercially reasonable efforts to facilitate, with respect to the FSFR Board of Directors, (i) Richard W. Cohen completing his current term as a director, (ii) each of Mr. Berman, James Castro-Blanco, Richard P. Dutkiewicz, Mr. Frank and Jeffrey R. Kay resigning from the FSFR Board of Directors, effective at the Closing, (iii) effective as of the Closing, the election or appointment as directors of John Frank, who is an “interested person” (within the meaning of Section 2(a)(19) of the Investment Company Act) with respect to Oaktree and of Marc H. Gamsin, Craig Jacobson, Richard G. Ruben and Bruce Zimmerman, who are not “interested persons” with respect to either Oaktree or any of its affiliates or FSM or any of its affiliates. In the event that any of the aforementioned persons are unwilling or unable to serve on the FSFR Board of Directors at the Closing, then Oaktree will identify a person (subject to the approval of the FSFR Board of Directors) to replace such person as a proposed director of FSFR.

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Confidential Information

From and after the date of the Asset Purchase Agreement or the date, if any, on which the Asset Purchase Agreement is terminated, the Company and FSM have agreed to use commercially reasonable efforts to enforce and seek performance of all confidentiality, standstill and similar obligations set forth in any contract to which the Company and FSM are parties and which relate to the Business, the assets to be transferred to Oaktree at the Closing or the BDCs (unless the Company or FSM, as applicable, determines in good faith, after consultation with its outside legal counsel, that the enforcement or performance of such obligations would be inconsistent with its directors’ or managers’ respective fiduciary duties under applicable law).

Access to Information

The Asset Purchase Agreement requires that, upon reasonable prior notice, FSM shall, and shall cause its controlled affiliates to and instruct its representatives to, afford reasonable access to Oaktree and its representatives during normal business hours (i) to originals or copies of books, records, files, data and information in FSM’s or its affiliates’ possession or control, in each case, to the extent relating to the current operation of the Business (whether in hard copy or computer format), including such books, records, files, data and information relating to (x) the current portfolio companies of the BDCs and (y) any former portfolio company of the BDCs disposed by a BDC on or after January 1, 2013 and (ii) to the extent related to the Business, the properties, personnel and other representatives of FSM or its controlled affiliates and to provide copies thereof, as may be reasonably requested. Notwithstanding the foregoing, FSM and its controlled affiliates are not required to disclose any information to Oaktree or its representatives to the extent that such disclosure would, in FSM’s reasonable judgment, violate applicable law or the provisions of any agreement to which FSM or its controlled affiliates is a party or jeopardize any attorney-client or other legal privilege.

Nonsolicitation of Competing Transaction Proposals

The Asset Purchase Agreement requires that FSM, FSH and we do not, and that our controlled affiliates will not, and that FSM, FSH and we will instruct our respective directors, officers, employees, partners, members, affiliates, consultants, financial advisors, attorneys, accountants, agents and similar representatives not to, directly or indirectly:

•	solicit, knowingly encourage, entertain or facilitate, or make any inquiry, offer or proposal that would reasonably be likely to lead to any Competing Transaction;

•	initiate, continue or otherwise participate in any discussions or negotiations, or enter into any written or oral agreement, arrangement or understanding, regarding a Competing Transaction;

•	disclose, directly or indirectly, any confidential information concerning the assets to be transferred to Oaktree at the Closing (except as necessary to manage such transferred assets in the ordinary course of business consistent with past practices), or afford access to the business, directors, officers, employees, properties, facilities, assets, contracts, books or records of the Company, FSH, FSM or any of their respective subsidiaries to any person in connection with a Competing Transaction, in each case, other than to Oaktree or its respective affiliates or representatives;

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•	release any person from or waive, terminate, modify or fail to enforce any provision of any standstill or similar obligation of any person (other than Oaktree) with respect to the Company, FSM, FSH, the BDCs or any of their respective subsidiaries that is in effect as of the date of the Asset Purchase Agreement (unless the Company, FSH or FSM, as the case may be, determines in good faith, after consultation with its outside legal counsel, that the failure to so release, waive, terminate, modify or fail to enforce would be inconsistent with its or its directors’, general partner’s or managers’ respective fiduciary duties under applicable law); or

•	resolve or agree to do any of the actions described above.

Notwithstanding the foregoing bullets, at any time prior to such time as Company stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby, in response to an unsolicited written inquiry, offer or proposal that would reasonably be likely to lead to any Competing Transaction,

•	if the Board of Directors or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that such inquiry, offer or proposal constitutes or could reasonably be likely to lead to a Superior Proposal, the Board of Directors or any committee thereof may participate (and authorize the Company and its representatives to participate) in discussions regarding such inquiry, offer or proposal solely to the extent necessary to clarify the terms of such inquiry, offer or proposal; and

•	if the Board of Directors or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that such inquiry, offer or proposal constitutes a Superior Proposal, the Company may (and may authorize and permit its subsidiaries and representatives to), to the extent that the Board of Directors or any committee thereof determines in good faith, after consultation with its outside legal counsel, that the failure to take action would be inconsistent with the Board of Directors’ exercise of its fiduciary duties under applicable law:

•	furnish information to the person or entity making such inquiry, offer or proposal and its representatives, if, prior to furnishing such information, we receive from such person or entity an executed acceptable confidentiality agreement; and

•	participate in discussions and negotiations with such person or entity and its representatives regarding such inquiry, offer or proposal.

We must notify Oaktree of each such inquiry, offer of proposal prior to disclosing any information about the Company and our subsidiaries to the person or entity making such inquiry, offer or proposal.

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At any point in time, prior to the receipt of Company stockholder approval of the Asset Purchase Agreement, in response to receipt of a Superior Proposal, the Board of Directors may withdraw, modify or qualify (or publicly proposed to withdraw, modify or qualify) in a manner adverse to Oaktree its recommendation to stockholders to approve the Asset Purchase Agreement and the transactions contemplated thereby only if:

•	the Board of Directors has determined in good faith after consultation with its outside legal counsel that (i) such Competing Transaction constitutes a Superior Proposal and (ii) failure to change its recommendation or to so terminate the Asset Purchase Agreement would be inconsistent with the directors’ fiduciary duties under applicable law;

•	we have provided Oaktree with written notice of such determination and that the Board of Directors intends to change its recommendation or that we intend to terminate the Asset Purchase Agreement in connection with the Superior Proposal;

•	we have provided to Oaktree the identity of the offeror, the material terms and conditions of the Superior Proposal and copies of material related documentation;

•	we have given Oaktree three business days after delivery of the written notice, referenced in the second bullet above, to propose revisions to the terms of the Asset Purchase Agreement or make another proposal so that the applicable inquiry, offer or proposal would cease to constitute a Superior Proposal; and

•	we have negotiated with Oaktree in good faith to potentially modify the Asset Purchase Agreement, such that the Board of Director’s recommendation to approve the Asset Purchase Agreement and the transactions contemplated thereby need not change.

At any point in time, prior to the receipt of Company stockholder approval of the Asset Sale, in response to any material event or development or material change in circumstances with respect to the Company or the Business unrelated to a Superior Proposal or the market for the Company’s Class A common stock that was not known to and was not reasonably foreseeable by (or, if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by) by the Board of Directors or any of the Company’s directors or officers as of or prior to July 13, 2017 that becomes known prior to the date Company stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby at the Special Meeting, the Board of Directors may withdraw, modify or qualify (or publicly proposed to withdraw, modify or qualify) in a manner adverse to Oaktree its recommendation to stockholders to approve the Asset Purchase Agreement and the transactions contemplated thereby if:

•	the Board of Directors has determined in good faith after consultation with its outside legal counsel that failure to change its recommendation would be inconsistent with the Board of Directors’ fiduciary duties under applicable law;

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•	we have provided Oaktree with written notice of such determination and that the Board of Directors intends to change its recommendation;

•	we have provided Oaktree a description in reasonable detail of the applicable change in circumstance; and

•	we have given Oaktree three business days after delivery of the written notice, referenced in the second bullet above, to propose revisions to the terms of the Asset Purchase Agreement and, if requested so by Oaktree, have negotiated with Oaktree in good faith to potentially modify the Asset Purchase Agreement, such that the Board of Directors’ recommendation to approve the Asset Purchase Agreement and the transactions contemplated thereby need not change.

If the Board of Directors changes its recommendation to Company stockholders, Oaktree has the right to terminate the Asset Purchase Agreement and collect a termination fee. For more information, please see the sections of this proxy statement captioned “The Asset Purchase Agreement—Termination of the Asset Purchase Agreement” and “The Asset Purchase Agreement—Termination Fee and Expense Reimbursement”

Section 15(f) Benefits and Protections

Subject to applicable law, Oaktree has agreed, to the extent within its control, not to take any action or omit to take any action that would have the effect of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of the Asset Sale, including taking all actions within its control so that:

•	for a period of not less than three years from and after the Closing, at least 75% of the members of each of the FSC Board of Directors and the FSFR Board of Directors will not be “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of FSM or Oaktree; and

•	for a period of not less than two years from and after the Closing, an “unfair burden” (as reasonably interpreted under Section 15(f) of the Investment Company Act) will not be imposed on any BDC as a result of the Asset Sale.

Non-Solicitation of Employees; Severance; Waiver of Restrictive Covenants

From and after the Closing until the 1-year anniversary of the date thereof, Oaktree has agreed not to, directly or indirectly, solicit for employment, hire or otherwise engage any individual that was an employee of FSM or its affiliates as of the Closing as set forth on a certain schedule to the Asset Purchase Agreement; provided that Oaktree may engage or hire any individual set forth on such schedule during such period whose employment was terminated by FSM or its affiliates prior to the date of such engagement or hiring and with respect to whom Oaktree, as a condition to hiring such employee, reimburses to FSM or its applicable affiliate any severance amounts paid to such employee. Oaktree may engage Brian T. Walter to provide consulting services to Oaktree for a period of up to 60 days without having to comply with the aforementioned requirements regarding non-solicitation and severance reimbursement.

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Subject to the restrictions described above, from and after the Closing, FSM has agreed to cause FSC CT to waive any of its rights under any noncompetition, nonsolicitation or similar provision of any employment agreement, severance agreement, restrictive covenant agreement or other contract between FSC CT and any current or former employee of FSC CT to the extent that such provision restricts such employee from being employed or otherwise engaged by Oaktree, the BDCs or any of their respective affiliates.

Financing; Financing Cooperation

Oaktree has agreed that it obligations to effect the Asset Sale are not conditioned upon the availability to Oaktree or any of its affiliates of any debt, equity or other financing and that the failure, for any reason, by Oaktree to have sufficient cash available to satisfy the $320 million purchase price will constitute its willful breach of the Asset Purchase Agreement.

Prior to the Closing, FSM has agreed to use commercially reasonable efforts to provide, and use its commercially reasonable efforts to cause its representatives to provide, such cooperation to Oaktree as Oaktree may reasonably request in connection with obtaining any debt financing to refinance indebtedness of the BDCs in connection with the Asset Sale. Oaktree has agreed to indemnify, defend and hold harmless FSM, the BDCs and their respective affiliates and representatives from and against any and all liabilities and losses (including advancing attorneys’ fees and expenses in advance of any related claim, suit, proceeding or investigation) incurred, directly or indirectly, by FSM, the BDCs and their respective affiliates and representatives in connection with the arrangement of such debt financing, provided that such liabilities and losses do not result from bad faith, gross negligence, willful misconduct, the performance of FSM’s obligations under the Asset Purchase Agreement or information provided to lenders by FSM in connection with securing potential debt financing.

Base Management and Incentive Fees

Within 10 business days following the collection of the initial payment of the Base Management Fee and Incentive Fee on Pre-Incentive Fee Net Investment Income (each, as defined in Paragraph 3 of each New Investment Advisory Agreement) after the end of the quarter in which the Closing occurs, Oaktree has agreed to pay, by wire transfer of immediately available funds to the account designated in writing by FSM to Oaktree, the pro-rata portion of such fees relating to the total number of days elapsed in such quarter prior to the Closing, divided by the total number of days in such quarter, at the blended fee rates described in Paragraphs 3(a) and 3(b)(i) of each New Investment Advisory Agreement. Oaktree has agreed to, and to cause its applicable affiliates to, (i) use commercially reasonable efforts to collect any and all such Base Management Fees or Incentive Fees (as defined in Paragraph 3 in each New Investment Advisory Agreement) promptly when due pursuant to the terms of the applicable New Investment Advisory Agreement and (ii) not waive, in whole or in part, such Base Management Fees or Incentive Fees in respect of such period.

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Transition and Employee Services

Oaktree has agreed that (i) to the extent a certain specified individual set forth in a certain schedule to the Asset Purchase Agreement is employed by Oaktree or one of its affiliates, to provide his services to FSM as requested by FSM for 50% of his work time through the date of filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with the SEC and (ii) to the extent reasonably requested by FSM, to cause other former accounting employees of FSM and its affiliates then employed by Oaktree or one of its affiliates to provide accounting services to the Company and its affiliates.

FSM has agreed, to the extent such specified individual is employed by FSM or one of its affiliates, to provide such specified individual’s services to Oaktree as requested by Oaktree for 50% of such specified individual’s work time.

Each of FSM and Oaktree have agreed that, if they request the services of such specified individual, they will reimburse 50% of such specified individual’s specified annual salary and cash bonus to the applicable employer based on the percentage of such specified individual’s time used over an annual salary period. With respect to any other employee, FSM has agreed to reimburse to Oaktree an amount equal to the applicable portion of such employee’s annual salary and cash bonus based on the percentage of the employee’s time used by FSM and its affiliates over an annual salary period.

The aforementioned obligations of each of FSM and Oaktree to provide the services of any employee will immediately terminate with respect to such employee when such employee ceases to be employed by such party or any of its affiliates. FSM and Oaktree have agreed to consider in good faith entering into a mutually acceptable transition or employee services agreement with respect to the aforementioned matters and any other services that they agree therein that one party will provide to the other party.

Company Stockholders Meeting

We have agreed to, in accordance with applicable law and our charter and bylaws, establish a record date and meeting date for, duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable to vote on a proposal to approve the Asset Purchase Agreement and the transactions contemplated thereby. We have agreed to and have included in this proxy statement a recommendation of the Board of Directors that Company stockholders vote in favor of approving the Asset Purchase Agreement and the transactions contemplated thereby; provided, however, that the Board of Directors may withdraw, change or qualify its recommendation in a manner adverse to Oaktree and would not have been required to include such recommendation in this proxy statement if the Board of Directors, after consultation with its outside legal counsel, had determined in good faith that such action was necessary for the Board of Directors to act in a manner consistent with its fiduciary duties.

Filings, Consents and Regulatory Approvals

We and Oaktree have agreed to use commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Asset Sale as promptly as practicable, including as promptly as practicable, making all registrations and filings with, and obtaining all necessary consents, approvals, authorizations, waivers, grants, agreements or exemptions of any person that is required in connection with the execution and delivery by the Company, FSM, FSH or Oaktree, as applicable, of the Asset Purchase Agreement or any Ancillary Agreement to which it is a party or the consummation by the Company, FSM, FSH or Oaktree, as applicable, of the transactions contemplated by the Asset Purchase Agreement or the Ancillary Agreements from all Governmental Entities (including those in connection with the HSR Act) and taking all reasonable steps to obtain a required approval or waiver from a Governmental Entity.

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Third Party Consents

FSM has agreed to use commercially reasonable efforts to facilitate (i) FSC obtaining an extension of the term of the revolving credit availability under the ING Credit Agreement to January 31, 2018 and (ii) the appointment, effective as of the Closing, of Oaktree BDC Administrator or its designee as the administrative agent under the SLF JV I LLC Agreement, the Glick JV LLC Agreement and the Administrative and Loan Services Agreement, dated as of May 2, 2014, by and between Senior Loan Fund JV I, LLC and FSC CT and the Administrative and Loan Services Agreement, dated as of October 20, 2014, between FSFR Glick JV LLC and FSC CT, and as the sub-advisor under the Sub-Advisory Agreement, dated May 28, 2015, between FSFR and FSM, including any amendments thereto required to effect the foregoing.

FSM has agreed to (i) assign, or cause the assignment, to a BDC or its subsidiary prior to the Closing any of its obligations as administrative agent, collateral agent, documentation agent, sub-advisor, arranger or other similar agent, advisor or arranger under any loan agreements, collateral documents (including control agreements) and other relevant documents with respect to any BDC Portfolio Investment pursuant to which FSM, FSC CT or any of their respective affiliates otherwise serves as administrative agent, collateral agent, documentation agent, sub-advisor, arranger or other similar agent, advisor or arranger to the extent that such assignment does not require the consent of any third party (including a Governmental Entity) or result in a violation of applicable law.

FSM and Oaktree have agreed to use commercially reasonable efforts to obtain all consents, approvals and agreements of any third party (other than a Governmental Entity) to the appointment of Oaktree BDC Administrator or its designee as the successor to FSM, FSC CT or any of their respective affiliates as administrative agent, collateral agent, documentation agent, sub-advisor, arranger or other similar agent, advisor or arranger under any of the loan agreements, collateral documents (including control agreements) and other relevant documents with respect to the BDC Portfolio Investments disclosed by FSM to Oaktree in its disclosure schedules to the Asset Purchase Agreement.

Use of Names

For 60 days after the Closing Date, FSM, on behalf of itself and its affiliates, will grant Oaktree, its affiliates and the BDCs a limited license to use the name “Fifth Street,” the Fifth Street logo or any derivations thereof on checks, invoices, receipts, forms, product, training and service literature and materials and other materials solely in connection with fulfilling obligations of Oaktree, its affiliates and the BDCs existing as of the Closing under contractual or applicable law related to the conduct of the investment advisory business conducted by Oaktree pursuant to the New Investment Advisory Agreements or the business of the BDCs.

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Except as set forth above, neither Oaktree nor any of its affiliates is purchasing or acquiring any title or interest in the “Fifth Street” name, logo or any derivations thereof.

Information Transfer Plan

Prior to the earlier of September 30, 2017 and the Closing, FSM and Oaktree have agreed to work together in good faith and use commercially reasonable efforts to develop and implement a plan for the delivery or transfer, subject to compliance with applicable law, of the records related to the Business at the Closing (or at such later time as FSM and Oaktree agree to in writing).

Waiver of Rights Against BDCs

The Company, FSH and FSM have agreed not to, and to cause FSC CT and their other respective affiliates not to, make any claim for, seek or otherwise be entitled to indemnification or advancement of expenses from any BDC or its subsidiaries pursuant to the Existing Investment Advisory Agreements, the Existing Administration Agreements, the charters or bylaws of any entity, any other contract or otherwise with respect to any damages, liabilities, claims, costs, expenses, interest, awards, judgments, penalties or other losses except to the extent such BDC is an insured under, and such losses would be covered under an insurance policy in effect as of the date of the Asset Purchase Agreement, an insurance policy obtained by FSM or any of its affiliates at its or their sole cost and expense from and after such date or a tail or similar insurance policy that is purchased for coverage of claims where the underlying act, occurrence or event took place prior to the Closing (provided that FSM or its affiliates would bear the cost of any deductible with respect to such losses under any such policy), subject to certain limitations. Notwithstanding the foregoing, each of FSM and FSC CT are entitled to reimbursement for, and shall not be required to waive or otherwise release, the ordinary course expenses and allocations (including with respect to overhead, rent, employee salaries and direct expenses) otherwise due to FSM or FSC CT pursuant to the terms of the Existing Investment Advisory Agreements, the Existing Administration Agreements or other contracts to which any BDC or any of its controlled affiliates is a party, in each case in respect of pre-Closing periods and in an amount not to exceed the applicable amounts set forth on the disclosure schedules to the Asset Purchase Agreement to the extent that such amounts are paid prior to the Closing.

The Company and FSM have agreed not to, and not to permit any of their respective controlled affiliates to enter into or otherwise obtain any tail or similar insurance policy that provides joint coverage for FSM or its affiliates and representatives, on the one hand, and any of the BDCs or their respective affiliates and representatives, on the other hand, other than any such policy that limits coverage solely to claims arising from acts or occurrences taking place prior to the Closing in connection with or relating to the business and securities of the BDCs or investment advisory, administrative or other services provided by the Company or its controlled affiliates to or on behalf of the BDCs, subject to certain limitations. FSM and FSH have agreed to reimburse to the BDCs a portion of the premium cost of any such policy in excess of $4.5 million at FSC and $1.5 million at FSFR.

Transaction Expenses

Each party to the Asset Purchase Agreement will bear its own expenses of negotiating and preparing the Asset Purchase Agreement and the Ancillary Agreements and consummating the transactions contemplated thereby; provided, however, that with respect to: (i) third-party out-of-pocket fees, costs and expenses incurred in connection with the Company’s proxy solicitation in connection with the Special Meeting, (ii) HSR Act-related filing fees and (iii) third-party out-of-pocket fees, costs and expenses incurred by the BDCs in connection with their proxy solicitation in connection with the meetings of their stockholders as follows:

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•	FSM and Oaktree will equally bear the first $1.5 million of such fees, costs and expenses; and

•	FSM, prior to the Closing, will bear the incremental amount of any such fees, costs and expenses in excess of $1.5 million, in addition to any fees and expenses of any BDC, including proxy solicitation costs, relating to any proxy solicitation initiated by a third party at a BDC (and, after the Closing each of FSM and FSH will indemnify the BDCs for all such fees, costs and expenses).

Conditions to the Asset Sale

FSM and Oaktree will not be obligated to complete the Asset Sale unless a number of conditions are satisfied or waived. These joint closing conditions include:

•	Oaktree’s and the BDCs’ entry into the New Investment Advisory Agreements not being prevented by any order of any Governmental Entity and there being in effect no law that prohibits or otherwise makes illegal Oaktree’s and the BDCs’ entry into the New Investment Advisory Agreements;

•	the expiration or termination of all waiting periods (and any extension thereof) under the HSR Act;

•	the approval by Company stockholders of the Asset Purchase Agreement and the transactions contemplated thereby;

•	the following approvals of the BDC Boards of Directors shall have been obtained and be effective:

•	Oaktree’s appointment as “investment adviser” of each BDC;

•	approval of each New Investment Advisory Agreement pursuant to Section 15(c) of the Investment Company Act and appointment or election of the New Director Nominees to the board of directors of each BDC; and

•	approval of the submission to BDC stockholders for a vote at a stockholders meeting the proposals to approve the New Investment Advisory Agreements and the election of the New Director Nominees to the board of directors of each BDC (please see clauses (i), (ii) and (iv) of the section of this proxy statement captioned “The Asset Purchase Agreement—BDC Approvals”);

•	at least 75% of the members of each of the BDCs Board of Directors not being “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of Oaktree or the Company;

•	the appointment or election of a New Director Nominee to each of the BDC Boards of Directors who is an “interested person” (within the meaning of Section 2(a)(19) of the Investment Company Act) with respect to Oaktree;

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•	Richard P. Dutkiewicz and the New Director Nominees (or one or more replacement directors as contemplated by the Asset Purchase Agreement) comprising the FSC Board of Directors and Richard W. Cohen and the New Director Nominees (or one or more replacement directors as contemplated by the Asset Purchase Agreement) comprising the FSFR Board of Directors, in each case effective as of the Closing;

•	the repayment in full of certain debentures identified in a certain schedule to the Asset Purchase Agreement by and between FSC and the U.S. Small Business Administration; and

•	the payoff letter with respect to the borrowings and other indebtedness outstanding under the Sumitomo Credit Agreement shall have been obtained and shall be in full force and effect.

In addition, the obligations of Oaktree to effect the Asset Sale are subject to the satisfaction or waiver of additional conditions, including:

•	the accuracy of the representations and warranties of the Company, FSH and FSM, subject to applicable materiality qualifiers, as of the date of the Asset Purchase Agreement and as of the Closing, or, as applicable, the date as of which such representation or warranty was specifically made;

•	each of the Company, FSH and FSM having performed and complied in all material respects with each agreement, covenant and obligation required by the Asset Purchase Agreement to be performed or complied with by it at or prior to the Closing;

•	the delivery by FSM to Oaktree of a certificate as to the two conditions set forth above;

•	no material adverse effect having occurred since July 13, 2017 with respect to the Business;

•	the NAV of each BDC as of June 30, 2017 (or, if the Closing will occur after November 21, 2017, as of September 30, 2017) not being less than 80% of the NAV for such BDC as of March 31, 2017;

•	certain consents, waiver letters and amendments that have been obtained from lenders and joint venture partners of the BDCs remaining in full force and effect;

•	no default occurring under specified debt facilities of the BDCs;

•	FSC obtaining an extension to January 31, 2018 of the term of the revolving credit availability under the ING Credit Agreement, or FSC having drawn down the full amount of the revolving credit availability under the ING Credit Agreement as of the date of the Asset Purchase Agreement;

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•	certain assignment and assumption agreements by and between the BDCs and the joint venture partners of the BDCs entered into prior to the signing of the Asset Purchase Agreement remaining in full force and effect;

•	no person other than the New Director Nominees (or one or more replacement directors as contemplated by the Asset Purchase Agreement) having been appointed to the BDC Boards of Directors;

•	the Company, FSM and their respective affiliates not having entered into, authorized or agreed to enter into any settlement relating to the Existing Governmental Matters that would materially impair the operation of the business of any BDC as conducted as of July 13, 2017;

•	the resolutions of the BDC Boards of Directors pursuant to Section 203(a)(1) of the General Corporation Law of the State of Delaware approving the acquisition of beneficial ownership of shares of common stock of the BDCs by Oaktree pursuant to the transactions contemplated by the Asset Purchase Agreement and the Voting Agreements not having been amended, modified or rescinded by the applicable BDC Board of Directors in any manner adverse to Oaktree; and

•	the collateral accounts contemplated by the pledge agreement having been opened and the applicable shares of FSC common stock and FSFR common stock having been deposited therein.

In addition, the obligations of FSM to effect the Asset Sale are subject to the satisfaction or waiver of additional conditions, including:

•	the accuracy of the representations and warranties of Oaktree, subject to applicable materiality qualifiers, as of the date of the Asset Purchase Agreement and as of the Closing, or, as applicable, the date as of which such representation or warranty was specifically made;

•	Oaktree having performed and complied in all material respects with each agreement, covenant and obligation required by the Asset Purchase Agreement to be performed or complied with by it at or prior to the Closing; and

•	the delivery by Oaktree to FSM of a certificate as to the two conditions set forth above.

Termination of the Asset Purchase Agreement

FSM and Oaktree by mutual written consent may at any time prior to the Closing agree to terminate the Asset Purchase Agreement even after Company stockholders have approved the Asset Purchase Agreement.

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The Asset Purchase Agreement may also be terminated:

•	by FSM (unless it, the Company or FSH are in material breach of their covenants or agreements under the Asset Purchase Agreement) if a condition to its obligation to close cannot be satisfied before December 31, 2017, if any of Oaktree’s representations, warranties, covenants or agreements contained in the Asset Purchase Agreement are breached to the extent that any such breach would cause the failure of a closing condition to be satisfied, and where such breach has not been cured within 20 business days after FSM gives Oaktree written notice of such breach (provided that no cure period is required for breaches that by their nature cannot be cured);

•	by Oaktree (unless it is in material breach of its covenants or agreements under the Asset Purchase Agreement) if a condition to its obligation to close cannot be satisfied before December 31, 2017, if any of FSM’s representations, warranties, covenants or agreements contained in the Asset Purchase Agreement are breached to the extent that any such breach would cause the failure of a closing condition to be satisfied, and where such breach has not been cured within 20 business days after Oaktree gives FSM written notice of such breach (provided that no cure period is required for breaches that by their nature cannot be cured);

•	by Oaktree (unless it is in material breach of its covenants or agreements under the Asset Purchase Agreement) if any event or condition occurs that results in any indebtedness under the Sumitomo Credit Agreement becoming due by its terms prior to its scheduled maturity;

•	by Oaktree if the Board of Directors or any committee thereof makes a decision to withdraw, modify or qualify (or publicly propose to withdraw, modify or qualify) in any manner adverse to Oaktree the recommendation by the Board of Directors that Company stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby, make any other public statement in connection with the Special Meeting contrary to such recommendation, or, upon Oaktree’s written request, fail to affirm publicly such recommendation (provided that Oaktree may not make such request more than once in any 10 business day period) at any time prior to such time as Company stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby;

•	by Oaktree if, prior to receiving the approval of the BDCs’ stockholders of the applicable New Investment Advisory Agreements, FSM withdraws, modifies or qualifies (or publicly proposes to take such actions) in any manner adverse to Oaktree its recommendation to the BDC Boards of Directors to approve the New Investment Advisory Agreement with respect to each BDC and the election of the New Director Nominees, or if FSM makes any other public statement in connection with the stockholders meeting of each BDC contrary to such recommendation;

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•	by Oaktree if the Company or FSM materially breaches their respective obligations in the Asset Purchase Agreement in connection with (i) preparing, filing and subsequently amending or supplementing, if applicable, this proxy statement, (ii) duly calling and holding the Special Meeting to vote on and approve the Asset Purchase Agreement and the transactions contemplated thereby, using commercially reasonable efforts to solicit Company stockholders’ approval of the Asset Purchase Agreement and the transactions contemplated thereby and (iii) not soliciting, encouraging, or facilitating any inquiry, offer or proposal that would reasonably be likely to lead to any Competing Transaction;

•	by Oaktree if (i) the Company fails to include in this proxy statement the recommendation of the Board of Directors that stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby, (ii) a Competing Transaction has been publicly announced and the Board of Directors fails to issue a press release expressly reaffirming its recommendation that Company stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby, (iii) any tender offer or exchange offer is commenced with respect to the outstanding shares of Company Common Stock and the Board of Directors does not recommend that Company stockholders reject such tender offer or exchange offer or (iv) the Company or the Board of Directors (or any committee thereof) publicly announces to take any of the aforementioned actions in this and the three previous bullets;

•	by FSM or Oaktree if the Closing has not occurred on or prior to December 31, 2017 (unless FSM or Oaktree is in material breach of its covenants or obligations under the Asset Purchase Agreement or if either party’s breach causes or results in the failure of the Closing to occur on or prior to December 31, 2017); or

•	by FSM or Oaktree if Company stockholders have not approved the Asset Purchase Agreement and the transactions contemplated thereby on or prior to December 31, 2017.

Termination Fee and Expense Reimbursement

FSM will pay a $9.2 million termination fee to Oaktree:

•	within two business days following a termination of the Asset Purchase Agreement if each of the following three conditions are met:

•	either (i) Oaktree has terminated the Asset Purchase Agreement because there has been a breach by FSM of any its representations, warranties, covenants or agreements contained in the Asset Purchase Agreement that has resulted in a condition to Closing not being satisfied that has not been cured within 20 business days following Oaktree’s delivery of written notice thereof to FSM or (ii) Oaktree or FSM has terminated because the Closing has not occurred by December 31, 2017;

•	either (i) Company stockholders have not approved the Asset Purchase Agreement and the transactions contemplated thereby or (ii) the BDCs’ stockholders or BDC Boards of Directors have not approved the New Investment Advisory Agreements and the election of the New Director Nominees to the BDC Boards of Directors effective as of Closing such that the related conditions to Closing are not satisfied; and

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•	the board of directors of a BDC has recommended that such BDC’s stockholders vote against (or has not made any recommendation as to) approval of the applicable New Investment Advisory Agreement and election of the New Director Nominees to such board; and

•	within two business days following a termination by Oaktree after (i) the Board of Directors has withdrawn, modified or qualified (or publicly proposed to withdraw, modify or qualify) in any manner adverse to Oaktree its recommendation to Company stockholders to approve the Asset Purchase Agreement and the transactions contemplated thereby, (ii) the Board of Directors fails to reaffirm such recommendation under specified circumstances, (iii) any tender offer or exchange offer is commenced with respect to the outstanding shares of Company Common Stock and the Board of Directors does not recommend that Company stockholders reject such tender offer or exchange offer or (iv) the Company has materially breached its covenants relating to filing the proxy statement, soliciting the Company stockholder vote to approve the Asset Purchase Agreement and the transactions contemplated thereby or nonsolicitation of Competing Transactions.

FSM will reimburse Oaktree’s reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the Asset Purchase Agreement up to $3.5 million if any of the following termination events has occurred:

•	Oaktree has terminated the Asset Purchase Agreement as a result of a breach by FSM of any its representations, warranties, covenants or agreements contained in the Asset Purchase Agreement that has resulted in a condition to Closing not being satisfied that has not been cured within 20 business days following Oaktree’s delivery of written notice thereof to FSM;

•	Oaktree or FSM has terminated the Asset Purchase Agreement because the Closing has not occurred by December 31, 2017; or

•	Oaktree or FSM has terminated the Asset Purchase Agreement because Company stockholders have not approved the Asset Purchase Agreement and the transactions contemplated thereby on or prior to December 31, 2017.

However, if in connection with any termination event above where reimbursement of expenses is available, a Competing Transaction had been proposed and not withdrawn as of the date of termination or the Special Meeting (or other meeting of Company stockholders), as applicable, and within 12 months of any such termination the Company enters into a Competing Transaction that is subsequently consummated, then FSM will pay a $9.2 million termination fee to Oaktree. For purposes of triggering this termination fee, references to 50% in the definition of Competing Transaction are lowered to 20%. In addition, any prior amount of expense reimbursement paid to Oaktree will be credited against such termination fee.

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Under no circumstance can expense reimbursement or the termination fee be paid to Oaktree more than one time.

Amendment and Waiver

The Asset Purchase Agreement may be amended only by a written document executed by each of the Company, FSM, FSH and Oaktree. Any term or condition in the Asset Purchase Agreement may be waived at any time by the party or parties thereto that is or are entitled to the benefits thereof by a written instrument duly executed on behalf of such party. The failure of a party to enforce at any time any provision of the Asset Purchase Agreement will not be construed to be a waiver of such provision nor shall it in any way affect the validity of the Asset Purchase Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of the Asset Purchase Agreement shall be held to constitute a waiver of any other or subsequent breach.

Specific Performance

Each of the Company, FSM, FSH and Oaktree are entitled to an injunction or other equitable relief to prevent breaches of the Asset Purchase Agreement and to enforce specifically the terms and provision of the Asset Purchase Agreement, in addition to other legal and equitable remedies which may be available.

Governing Law

The Asset Purchase Agreement is governed by Delaware law.

Agreements Related to the Asset Purchase Agreement

Voting Agreements

Concurrently with the execution of the Asset Purchase Agreement, FSH, Mr. Tannenbaum, the Tannenbaum Foundation, the Tannenbaum Trust, 777 West Putnam and Oaktree also entered into the FSC Voting Agreement with respect to the stockholdings of each of FSH, Mr. Tannenbaum, the Tannenbaum Foundation, the Tannenbaum Trust and 777 West Putnam in FSC.

Concurrently with the execution of the Asset Purchase Agreement, FSH, Mr. Tannenbaum, the Tannenbaum Foundation, the Tannenbaum Trust and Oaktree also entered into the FSFR Voting Agreement with respect to the stockholdings of each of FSH, Mr. Tannenbaum, the Tannenbaum Foundation and the Tannenbaum Trust in FSFR.

Pursuant to the terms of the Voting Agreements, each of the aforementioned stockholders of FSC and FSFR agreed to vote their shares of common stock of the applicable BDC in favor of approving the applicable New Investment Advisory Agreement pursuant to which Oaktree will become the investment adviser of such BDC and the election of the New Director Nominees to the board of directors of such BDC and otherwise at the direction of Oaktree.

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Each Voting Agreement terminates upon the earliest of Oaktree no longer advising the applicable BDC, such time when a BDC stockholder no longer owns shares of common stock of the applicable BDC or the termination of the Asset Purchase Agreement. If the Asset Purchase Agreement terminates under certain circumstances where stockholders have not approved the Asset Purchase Agreement and the transactions contemplated thereby, then each Voting Agreement will not terminate until six months after the termination of the Asset Purchase Agreement.

Each of the aforementioned stockholders will not transfer shares of BDC common stock prior to the Closing. Following the Closing, subject to a right of first refusal for the benefit of Oaktree, such stockholders may transfer BDC common stock to third parties (these transfers are subject to volume restrictions outside of transfers to certain specified institutional investors).

Pledge Agreements

At the Closing, FSH will enter into pledge agreements and related control agreements with respect to $35 million of shares of FSC common stock and $10 million of shares of FSFR common stock to secure indemnification obligations of FSM and FSH relating to the Existing Governmental Matters, certain losses of the BDCs and certain government investigation-related legal costs and expenses of the BDCs. For more information, please see the section of this proxy statement captioned “The Asset Purchase Agreement—Indemnification of the BDCs by FSM and FSH.”

Noncompetition and Nonsolicitation Agreement

Concurrently with the execution of the Asset Purchase Agreement, the Company and Oaktree entered into a Noncompetition and Nonsolicitation Agreement, dated as of July 13, 2017, pursuant to which, for a period of three years following the Closing Date, the Company agreed to specified restrictions on its ability to invest in debt or debt-like preferred equity where the investment opportunity being offered to all offerees exceeds $5 million (subject to certain exceptions). Such restrictions apply for 10 years with respect to investments in Oaktree managed business development companies. Until the third anniversary of the Closing Date, the Company and its controlled affiliates are also restricted from soliciting for employment any full-time employees of Oaktree or advisors or consultants, who are engaged for a substantial portion of their time by Oaktree, at any time from July 13, 2017 until the date that is three months after the Closing Date (subject to certain exceptions).

Mr. Tannenbaum has entered into a similar noncompetition and nonsolicitation agreement with Oaktree.

Transaction Expense Reimbursement Letter

On July 13, 2017, concurrently with the execution of the Asset Purchase Agreement, FSM entered into the Transaction Expense Reimbursement Letter to reimburse up to $5 million of Oaktree’s transaction expenses incurred in connection with the negotiation, execution and delivery of the Asset Purchase Agreement and the performance by Oaktree of its obligations thereunder if, and at the time, the Closing occurs.

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Waiver of Tax Receivable Agreement

In connection with the transactions contemplated by the Asset Purchase Agreement, on July 13, 2017, the Company, FSH, Mr. Tannenbaum, Mr. Berman, Mr. Dimitrov, the Tannenbaum Trust, the Berman Trust and FSC CT II entered into the TRA Waiver pursuant to which the Principals agreed (i) to irrevocably waive any and all rights to receive tax benefit payments payable at any time under the Tax Receivable Agreement, including any tax benefit payments that would result from the consummation of the transactions contemplated by the Asset Purchase Agreement other than certain payments that will become payable in connection with the finalization of the Company’s 2016 tax returns that have not been paid and (ii) to release the Company and FSH from their respective obligations under the Tax Receivable Agreement. Pursuant to the TRA Waiver, the Principals, the Company and FSH also agreed that, effective upon the Closing, the Tax Receivable Agreement will automatically terminate without any further action required by any party to the TRA Waiver, and all other rights and obligations of the parties thereto shall be immediately extinguished.

Bill of Sale

FSM and Oaktree will enter into a bill of sale to be dated as of the Closing, pursuant to which FSM will sell, convey, assign and transfer to Oaktree and Oaktree will purchase, acquire and accept from FSM, all of FSM’s right, title and interest in and to all of the assets to be transferred to Oaktree at the Closing.

Escrow Agreement

FSM and Oaktree will enter into an escrow agreement pursuant to which Oaktree will deliver to Wells Fargo, National Association, at the Closing, (i) the amount of $32 million and (ii) the amount of $10 million, to be held in two separate escrow accounts maintained on the terms and subject to the conditions set forth in this agreement and the applicable provisions of the Asset Purchase Agreement.

New Administration Agreements between Oaktree BDC Administrator and the BDCs

Each of the BDCs and Oaktree BDC Administrator, an affiliate of Oaktree, will enter into New Administration Agreements whereby Oaktree BDC Administrator will provide administrative services to the BDCs.

New Investment Advisory Agreements between Oaktree and the BDCs

Each BDC will enter into a New Investment Advisory Agreement with Oaktree pursuant to which Oaktree will be appointed as the investment adviser to such BDC. Effectiveness of these agreements is subject to approval of the New Investment Advisory Agreements by the BDCs’ stockholders, which is a condition to Closing.

Information Transfer Plan

Prior to the earlier of September 30, 2017 and the Closing, FSM and Oaktree have agreed to work together in good faith and use commercially reasonable efforts to develop and implement a plan for the delivery or transfer, subject to compliance with applicable law, of the applicable business records to Oaktree at the Closing (or at such later time as FSM and Oaktree agree to in writing).

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FAILURE TO OBTAIN COMPANY STOCKHOLDER APPROVAL

Under the terms of the Asset Purchase Agreement, if we fail to obtain the requisite Company stockholder vote approving the Asset Purchase Agreement, the Asset Sale will not be consummated. For more information regarding the actions we intend to take in the event of a negative vote by the stockholders on the matter, please see the section of this proxy statement captioned “The Asset Sale—Effect on the Company if the Asset Sale is Not Completed.”

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PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1. If Company stockholders approve Proposal 2, we could adjourn the Special Meeting and any subsequent, adjourned meeting of Company stockholders and use the additional time to solicit required proxies, including proxies from Company stockholders who previously may have returned properly executed proxies voting against Proposal 1. Among other things, approval of Proposal 2 could mean that, even if we receive proxies, in connection with the Special Meeting, that represent a sufficient number of votes against Proposal 1 such that Proposal 1 would be rejected, we could adjourn the Special Meeting without a vote on Proposal 1 and seek to convince the holders of Company Common Stock who provided such proxies to change their votes to votes in favor of Proposal 1. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise, at the discretion of the Chairman of the Special Meeting.

The affirmative vote of the holders of at least a majority of the voting power of the shares of Company Common Stock present and voting at the Special Meeting, in person or represented by proxy, is required to approve Proposal 2.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 2.

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PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED CHARTER

We are asking you to approve the Amended and Restated Charter, which will permit Company stockholders, by written consent, to take any action required or permitted to be taken by them without a meeting of Company stockholders. A copy of the proposed Amended and Restated Charter is attached hereto as Exhibit F.

Reasons

The Board of Directors believes that permitting Company stockholders to act by written consent will facilitate the Company’s business and efficient corporate governance. Proposal 3 will also reduce the costs and expenses associated with calling and holding in-person meetings of Company stockholders.

Effect

If Company stockholders approve the Amended and Restated Charter, which will permit Company stockholders to act by written consent, any action required or permitted to be taken by Company stockholders may then be taken without a meeting of such stockholders, without prior notice and without a vote of such stockholders, if written consents, setting forth the action so taken, shall be (i) signed by such stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of such stockholders at which all voting shares of the Company entitled to vote thereat are present and vote and (ii) delivered to the principal executive office of the Company, to an officer or agent of the Company having custody of the book in which minutes of proceedings of Company stockholders are recorded. Such delivery shall be made by hand or by certified or registered mail, with return receipt requested. Prompt written notice of the taking of corporate action without a meeting of Company stockholders by less than unanimous written consent of such stockholders shall, to the extent required by applicable law, be given to Company stockholders who have not consented in writing and who, if the action had been taken at a meeting of such stockholders, would have been entitled to notice of such meeting if the record date for such notice had been the date that written consents signed by a sufficient number of Company stockholders to take such action were delivered to the Company. If Company stockholders approve the Amended and Restated Charter, the Company will amend its bylaws to reflect that Company stockholders, by written consent, are permitted to take any action required or permitted to be taken by them without a meeting of Company stockholders.

Required Vote

The affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, in person or represented by proxy, is required to approve Proposal 3. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal 3.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 3.

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HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more Company stockholders reside if we believe such stockholders are members of the same family. Each Company stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, please follow the instructions described below. We will deliver promptly, upon request, a separate copy of any of these documents to Company stockholders of record at a shared address to which a single copy of such document(s) was delivered. Similarly, if you share an address with another Company stockholder and together both of you would like to receive only a single set of our disclosure documents, please follow these instructions.

If you are a Company stockholder of record, you may contact us by emailing the Head of Investor Relations, Robyn Friedman, at ir-fsam@fifthstreetfinance.com or calling our Investor Relations Department at (203) 681-3720. Eligible Company stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

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OTHER MATTERS

Company Stockholder Proposals

Any Company stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2018 annual meeting of Company stockholders must be received by the Company on or before December 12, 2017. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement. Any such proposal should be mailed to: Fifth Street Asset Management Inc., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Kerry S. Acocella, Secretary. In order for any proposal by a Company stockholder made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, it must be received by us no later than February 25, 2018. If your proposal is not “timely” within the meaning of Rule 14a-4(c), then proxies solicited by us for the 2018 annual meeting of Company stockholders may confer discretionary authority to us to vote on that proposal.

Company stockholder proposals or director nominations to be presented at the 2018 annual meeting of Company stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive office of the Company not less than 90 days in advance or more than 120 days prior to the date of the anniversary of the previous year’s annual meeting of Company stockholders. For the 2018 annual meeting of Company stockholders, the Company must receive such proposals and nominations no earlier than January 4, 2018 and no later than February 3, 2018. If the annual meeting of Company stockholders is scheduled to be held on a date more than 30 days prior to such anniversary date, Company stockholder proposals or director nominations must be so received no later than the 10th day following the day on which such notice of the date of the 2018 annual meeting of Company stockholders or such public disclosure is made. Proposals must also comply with the other requirements contained in the Company’s Second Amended and Restated Bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Other Business

The Board of Directors does not presently intend to bring any other business before the Special Meeting, and, insofar as is known to the Board of Directors, no matters may properly be brought before the Special Meeting except as specified in the Notice of the Special Meeting. As to any other business that may properly come before the Special Meeting, however, the proxy, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholder(s).

Whether or not you expect to attend the Special Meeting, please complete, date, sign and promptly return the accompanying proxy card so that you may be represented at the Special Meeting.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of the materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains annual, quarterly and current reports, proxy statements and other information filed with the SEC. Such filings are available at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Fifth Street Asset Management Inc.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

Copies of our filings with the SEC are also available at http://fsam.fifthstreetfinance.com.

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, http://fsc.fifthstreetfinance.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Asset Sale, the Asset Purchase Agreement, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact Alliance Advisors:

200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003

Banks and Brokerage Firms &
Stockholders and All Others
Call Toll-Free: (888) 991-1291

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MISCELLANEOUS

The Company has supplied all information relating to the Company, and Oaktree has supplied, and the Company has not independently verified, all of the information relating to Oaktree, contained in this proxy statement.

You should rely only on the information contained in this proxy statement and the exhibits to this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated as of [•] [•], 2017. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Company stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

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Exhibit A

Execution Version

Asset Purchase Agreement

by and among

Fifth Street Management LLC,

Oaktree Capital Management, L.P.,

Fifth Street Asset Management Inc.
(solely for the purposes set forth herein)

and

Fifth Street Holdings L.P.
(solely for the purposes set forth herein)

Dated as of July 13, 2017

i

Section 10.12	Third Party Beneficiaries	80
Section 10.13	Counterparts	80
Section 10.14	BDC Performance	80
Section 10.15	Use of Names	80

Schedules and Exhibits

Schedules
1.1(a)	Knowledge of Seller
1.1(b)	Section 203 Waiver
1.1(c)	Transferred Assets
2.5	Purchase Price Allocation
6.1(f)(i)	Specified Accounting Professionals
6.1(f)(ii)	Specified Professionals
6.4(c)	First Replacement Director
6.14	Non-Solicitation of Employees
6.19	Specified Employee
7.1(g)	SBA Debentures
7.2(f)	Specified Debt Agreement Consents, Waivers and Amendments

Exhibits
Exhibit A	Form of Bill of Sale
Exhibit B	Form of Escrow Agreement
Exhibit C	Form of FSC Administration Agreement
Exhibit D	Form of FSC Investment Advisory Agreement
Exhibit E	Form of FSFR Administration Agreement
Exhibit F	Form of FSFR Investment Advisory Agreement
Exhibit G	Form of FSC Pledge Agreement
Exhibit H	Form of FSFR Pledge Agreement

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of July 13, 2017 (as may be amended from time to time, this “Agreement”), is made and entered into by and among Fifth Street Management LLC, a Delaware limited liability company (“Seller”), Oaktree Capital Management, L.P., a Delaware limited partnership (“Buyer”), Fifth Street Asset Management Inc., a Delaware corporation (“FSAM”) (solely for purposes of Article III, Section 6.1(g), Section 6.2, Section 6.7(d), Section 6.8 and Section 6.9, Section 6.10, Section 6.18 and Article I, Article IX and Article X to the extent relating to any of the foregoing) and Fifth Street Holdings L.P., a Delaware limited partnership (“FSH”) (solely for purposes of Section 2.6, Article III, Section 6.2, Section 6.8, Section 6.9, Section 6.10, Section 6.11, Section 6.18 and Section 6.21, and Article VIII, and Article I, Article IX and Article X to the extent relating to any of the foregoing).

WITNESSETH:

WHEREAS, Seller, a wholly owned Subsidiary of FSH, serves as investment adviser to each of Fifth Street Finance Corp., a Delaware corporation (“FSC”) and Fifth Street Senior Floating Rate Corp., a Delaware corporation (“FSFR,” and together with FSC, the “BDCs”), pursuant to the terms, and subject to the conditions, of the Existing Investment Advisory Agreements;

WHEREAS, the parties desire that Buyer be appointed as investment adviser to each BDC and perform certain Investment Management Services for such BDCs from and after the Closing pursuant to the terms, and subject to the conditions, of the New Investment Advisory Agreements;

WHEREAS, in connection with the foregoing, Buyer desires to purchase from Seller, and Seller desires to sell and transfer to Buyer, on the terms and subject to the conditions hereof, the Transferred Assets, and Buyer desires to become responsible for the Buyer Post-Closing Liabilities;

WHEREAS, each of FSH, Principal (as defined below), Leonard M. Tannenbaum Foundation (the “Tannenbaum Foundation”), Tannenbaum Family 2012 Trust (the “Tannenbaum Trust”), 777 West Putnam Avenue LLC and Buyer have entered into that certain Voting Agreement, dated as of the date hereof (the “FSC Voting Agreement”), with respect to the stockholdings of each of FSH, Principal, the Tannenbaum Foundation, the Tannenbaum Trust and 777 West Putnam Avenue LLC in FSC; and

WHEREAS, each of FSH, Principal, the Tannenbaum Foundation, the Tannenbaum Trust and Buyer have entered into that certain Voting Agreement, dated as of the date hereof (the “FSFR Voting Agreement,” and together with the FSC Voting Agreement, the “Voting Agreements”), with respect to the stockholdings of each of FSH, Principal, the Tannenbaum Foundation and the Tannenbaum Trust in FSFR.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

Article I

DEFINITIONS

Section 1.1           Definitions. As used herein, the following terms shall have the following meanings:

“Action” means any action, claim, demand, suit, litigation, arbitration, proceeding, hearing, examination, audit or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, in law or in equity, by or before any Governmental Entity or arbitral body.

“Administrative Services Agreements” means (a) the Administrative and Loan Services Agreement, dated as of May 2, 2014, between Senior Loan Fund JV I, LLC and FSC CT and (b) the Administrative and Loan Services Agreement, dated as of October 20, 2014, between FSFR Glick JV LLC and FSC CT.

“Adverse Recommendation Change” has the meaning ascribed to such term in Section 6.2(c).

“Advisers Act” means the Investment Advisers Act of 1940.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person; provided, however, that no Person shall be deemed (a) an Affiliate of Seller or its Affiliates by reason of the fact that such Person is a Client or is owned, in whole or in part, by a Client or (b) an Affiliate of Buyer or its Affiliates by reason of the fact that such Person is a Buyer Fund or Buyer Portfolio Company.

“Agent” has the meaning ascribed to such term in Section 6.10(d).

“Aggregate Buyer Cap” has the meaning ascribed to such term in Section 8.1(c).

“Agreement” has the meaning ascribed to such term in the preamble.

“Allocation Statement” has the meaning ascribed to such term in Section 2.5.

“Alternative Arrangement” has the meaning ascribed to such term in Section 6.10(e).

“Ancillary Agreements” means the (a) FSC Administration Agreement, (b) FSC Investment Advisory Agreement, (c) FSFR Administration Agreement, (d) FSFR Investment Advisory Agreement, (e) Bill of Sale, (f) Escrow Agreement, (g) FSC Pledge Agreement, (h) FSC Control Agreement, (i) FSFR Pledge Agreement and (j) FSFR Control Agreement.

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“Applicable Rate” means the average of the daily “prime rate” (expressed as a rate per annum) published in The Wall Street Journal for each of the days in the applicable period plus 2%.

“Base Date NAV” means, with respect to FSC, $1,019,626,000 and, with respect to FSFR $319,157,787.

“BDC Adverse Recommendation Change” means, with respect to the applicable proposal contemplated by Section 6.3(a)(ii), the board of directors of any BDC or any committee thereof (a) withdraws, modifies or qualifies (or publicly proposes to withdraw, modify or qualify) in any manner adverse to Buyer its recommendation to such BDC’s stockholders to vote in favor of such proposal, (b) makes any other public statement in connection with the meeting of its stockholders contrary to such recommendation, (c) the board of directors of such BDC fails to recommend the election of directors required to satisfy the BDC Governance Conditions or (d) upon Buyer’s written request fails to affirm publicly such recommendation, provided that any such failure in this clause (d) shall not be a BDC Adverse Recommendation Change if Buyer has made more than one (1) such request in any ten (10) Business Day period.

“BDC Boards” means the board of directors of each of FSC and FSFR.

“BDC Collateral Account” means the FSC Collateral Account and the FSFR Collateral Account, as applicable.

“BDC Escrow Account” has the meaning ascribed to such term in Section 2.6(b)(ii).

“BDC Escrow Amount” has the meaning ascribed to such term in Section 2.6(b)(ii).

“BDC Escrow Fund” has the meaning ascribed to such term in Section 8.7(b).

“BDC Existing Investigation Defense Costs” means the FSC Existing Investigation Defense Costs and the FSFR Existing Investigation Defense Costs.

“BDC Governance Conditions” has the meaning ascribed to such term in Section 6.4.

“BDC Indemnifiable Losses” has the meaning ascribed to such term in Section 6.18.

“BDC Indemnified Parties” means the FSC Indemnified Parties and the FSFR Indemnified Parties.

“BDC Net Losses” has the meaning ascribed to such term in Section 8.1(a)(vii).

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“BDC Portfolio Investment” means the loans, securities or other instruments in which a BDC or its Subsidiary has invested, either directly or through intermediate funds, vehicles or accounts formed to effectuate such investment, or the loans, securities or other instruments distributed as a dividend thereon, in a reclassification with respect thereto or in an exchange therefor.

“BDC Proxy Costs” has the meaning ascribed to such term in Section 6.8.

“BDC Proxy Solicitation Materials” has the meaning ascribed to such term in Section 6.3(b).

“BDCs” has the meaning ascribed to such term in the recitals.

“Bill of Sale” means that certain Bill of Sale, to be dated as of the Closing Date, by and between Seller and Buyer, substantially in the form set forth in Exhibit A.

“Business” means the investment advisory business conducted by Seller pursuant to the Existing Investment Advisory Agreements.

“Business Day” means any day other than Saturday, Sunday or a day on which financial institutions in New York, New York, are authorized or required by Law to be closed.

“Business Records” means originals or copies of books, records, files, data and information in the possession or control of Seller and its Affiliates, in each case, to the extent relating to the current operation of the Business (whether in hard copy or computer format), including such books, records, files, data and information relating to (x) current portfolio companies of the BDCs and (y) any former portfolio company of the BDCs disposed by a BDC on or after January 1, 2013; provided, however, that “Business Records” shall not include any Excluded Records.

“Buyer” has the meaning ascribed to such term in the preamble.

“Buyer BDC Administrator” means Oaktree Fund Administration, LLC, a Delaware limited liability company.

“Buyer Escrow Account” has the meaning ascribed to such term in Section 2.6(b)(ii).

“Buyer Escrow Amount” has the meaning ascribed to such term in Section 2.6(b)(ii).

“Buyer Escrow Fund” has the meaning ascribed to such term in Section 8.7(b).

“Buyer Fund” means any Fund or other financial product or structure through which Buyer or any of its Affiliates provides Investment Management Services to any investor’s capital (whether directly or indirectly); provided that, for the avoidance of doubt, the BDCs shall be deemed, following the Closing, to be Buyer Funds.

4

“Buyer General Losses” has the meaning ascribed to such term in Section 8.1(a).

“Buyer Indemnified Party” has the meaning ascribed to such term in Section 8.1(a).

“Buyer Losses” has the meaning ascribed to such term in Section 8.1(a)(vi).

“Buyer Loss Sublimit” has the meaning ascribed to such term in Section 8.1(c).

“Buyer Portfolio Company” means the borrower or issuer of the loans, securities or other instruments in which a Buyer Fund has invested, either directly or through intermediate funds, vehicles or accounts formed to effectuate such investment, or the loans, securities or instruments distributed as a dividend thereon, in a reclassification with respect thereto or in an exchange therefor.

“Buyer Post-Closing Liabilities” means all Liabilities of Buyer and its Affiliates relating to (a) the investment advisory business conducted by Buyer pursuant to the New Investment Advisory Agreements from and after the Closing, (b) the New Investment Advisory Agreements, (c) the New Administration Agreements or (d) the use by Buyer or any of its Affiliates of the Transferred Assets from and after the Closing.

“Buyer Specified Indemnifiable Event” has the meaning ascribed to such term in Section 8.1(a)(viii).

“Buyer Specified Losses” has the meaning ascribed to such term in Section 8.1(a)(i).

“Change in Circumstance” means any material event or development or material change in circumstances with respect to FSAM or the Business that was not known to, and was not reasonably foreseeable by (or, if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by), FSAM’s board of directors or any of FSAM’s directors or officers as of or prior to the date hereof that becomes known prior to the receipt of the FSAM Stockholder Approval, provided that such event, development or change does not relate to a Competing Transaction or Superior Proposal or any fluctuation in the market price or trading volume of the Class A common stock of FSAM.

“Citi Loan Agreement” means the Loan and Security Agreement, dated as of January 15, 2015, among FSFR, FS Senior Funding II LLC, Citibank, N.A., as administrative agent, Wells Fargo Bank, National Association, as collateral agent, and the lenders from time to time party thereto, as amended by First Amendment to Loan and Security Agreement, dated as of October 9, 2015, Second Amendment to Loan and Security Agreement, dated as of November 2, 2015, Third Amendment to Loan and Security Agreement, dated as of December 13, 2016, and Fourth Amendment to Loan and Security Agreement, dated as of March 23, 2017 (as further amended, restated, supplemented or otherwise modified from time to time).

“Claim Notice” has the meaning ascribed to such term in Section 8.3(a).

5

“Client” means any Person to which Seller provides Investment Management Services.

“Closing” has the meaning ascribed to such term in Section 2.6(a).

“Closing Date” has the meaning ascribed to such term in Section 2.6(a).

“Code” means the Internal Revenue Code of 1986.

“Competing Transaction” means any proposal or offer made by any Person (other than Buyer or any Affiliate of Buyer) to (a) purchase or otherwise acquire, in one transaction or a series of transactions, (i) more than fifty percent (50%) of (A) the assets of FSAM or Seller, (B) the equity of Seller or (C) the issued and outstanding shares of Class A common stock of FSAM or (ii) shares of FSAM Common Stock representing more than fifty percent (50%) of the voting power of all issued and outstanding FSAM Common Stock or (b) effectuate an assignment or novation of, or similar transaction involving, the Existing Investment Advisory Agreements.

“Competing Transaction Documentation” means any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting, or that would be reasonably expected to lead to, a Competing Transaction (other than a confidentiality agreement pursuant to Section 6.9).

“Consent” means any consent, approval, authorization, waiver, grant, agreement or exemption of any Person that is required in connection with the execution and delivery by Seller, FSAM, FSH or Buyer (as applicable) of this Agreement or any Ancillary Agreement to which it is a party or the consummation by Seller, FSAM, FSH or Buyer (as applicable) of the transactions contemplated by this Agreement or the Ancillary Agreements.

“Contract” means, whether written or oral, any agreement or other binding commitment, arrangement or understanding.

“control” (including the terms “controlled by” and “under common control with”) means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract or otherwise.

“Control Agreements” means the FSC Control Agreement and FSFR Control Agreement.

“Debt Documents” has the meaning ascribed to such term in Section 6.15(b)(iii).

“Delaware Courts” has the meaning ascribed to such term in Section 10.10(c).

“Determination Notice” has the meaning ascribed to such term in Section 6.2(e)(i).

6

“Disclosure Schedules” means the disclosure schedules, dated as of the date hereof, as delivered by Seller to Buyer in connection with, and constituting a part of, this Agreement.

“Encumbrance” means any pledge, lien, security interest, mortgage, charge, claim or other encumbrance.

“End Date” has the meaning ascribed to such term in Section 9.1(a)(v).

“Enforceability Exceptions” has the meaning ascribed to such term in Section 3.2(a).

“Escrow Account” means the Buyer Escrow Account and the BDC Escrow Account.

“Escrow Agent” means Wells Fargo Bank, National Association.

“Escrow Agreement” means that certain Escrow Agreement, by and among Seller, Buyer and the Escrow Agent, substantially in the form set forth in Exhibit B.

“Escrow Amount” has the meaning ascribed to such term in Section 2.6(b)(ii).

“Escrow Fund” has the meaning ascribed to such term in Section 8.7(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Liabilities” means all Liabilities of Seller and its Affiliates relating to (a) the conduct of the Business prior to the Closing, (b) the Existing Investment Advisory Agreements, (c) the Existing Administration Agreements or (d) the use by Seller or any of its Affiliates of the Transferred Assets prior to the Closing.

“Excluded Records” means all (a) files, records, data and information with respect to the employees of Seller or its Affiliates, (b) records, data and information with respect to any employee benefit plan established, maintained or contributed to by Seller or its Affiliates, (c) software licenses and operating keys for any proprietary software and source codes, (d) Tax Returns and Tax records of Seller and its Affiliates, (e) materials prepared for the board of directors of Seller or its Affiliates, (f) materials that are privileged for which Seller or an Affiliate of Seller does not have a common interest with Buyer, (g) all filings made with any Governmental Entity by Seller or its Affiliates relating to the Existing Investment Advisory Agreements, (h) all files, records, data and information with respect to the strategic review process undertaken by FSAM or its Affiliates as regards the sale of all or any part of their business, (i) any former portfolio company of the BDCs disposed by a BDC prior to January 1, 2013 and (j) all emails sent or received by any employee of FSAM or any of its controlled Affiliates except, in the case of any such employee that is terminated by FSAM or one of its controlled Affiliates and hired by Buyer or one of its Affiliates contemporaneously with, or within a reasonable time after, the Closing, any emails sent or received by such employee, in each case, to the extent relating to the provision of investment advisory, administrative or other services to a BDC and, for the avoidance of doubt, subject to the exception set forth in clause (f) of this definition.

7

“Existing Administration Agreements” means (a) that certain administration agreement by and between FSC CT and FSC, dated as of January 1, 2015, and (b) that certain administration agreement by and between FSC CT and FSFR, dated as of January 1, 2015.

“Existing Governmental Matters” means (a) the investigation by a Governmental Entity described in Section 1.1(a) of the Disclosure Schedules, and (b) any enforcement or related action brought by a Governmental Entity to the extent arising from the examination or investigation by a Governmental Entity described in Section 1.1(b) of the Disclosure Schedules.

“Existing Investment Advisory Agreements” means (a) that certain fourth amended and restated investment advisory agreement by and between Seller and FSC, dated as of March 20, 2017, and (b) that certain investment advisory agreement by and between Seller and FSFR, dated as of June 27, 2013.

“Expense Reimbursement” has the meaning ascribed to such term in Section 9.3(b).

“Filed SEC Documents” has the meaning ascribed to such term in the introductory paragraph of Article III.

“FIRPTA Certificate” means an affidavit issued by the owner of Seller’s assets for U.S. federal Tax purposes stating that such owner is not a foreign person, dated as of the Closing Date and in form and substance as required under Treasury Regulation §1.1445-2(b)(2).

“First Replacement Director” has the meaning ascribed to such term in Section 6.4(c).

“FSAM” has the meaning ascribed to such term in the preamble.

“FSAM Common Stock” means each share of the Class A and Class B common stock of FSAM, in each case, par value $0.01 per share.

“FSAM Confidentiality Agreement” has the meaning ascribed to such term in Section 6.7(a).

“FSAM Proxy Statement” has the meaning ascribed to such term in Section 6.2(a).

“FSAM Recommendation” means a recommendation by FSAM’s board of directors that the stockholders of FSAM approve this Agreement and the transactions contemplated hereby.

“FSAM Stockholder Approval” has the meaning ascribed to such term in Section 3.3.

8

“FSAM Stockholders Meeting” means the meeting of the stockholders of FSAM to be held for the purpose of voting on the matters requiring FSAM Stockholder Approval in respect of the transactions contemplated hereby.

“FSC” has the meaning ascribed to such term in the recitals.

“FSC Administration Agreement” means that certain Administration Agreement, to be dated as of the Closing Date, by and between FSC and Buyer BDC Administrator, substantially in the form set forth in Exhibit C.

“FSC Collateral Account” has the meaning ascribed to such term in Section 7.2(m).

“FSC Collateral Shares” has the meaning ascribed to such term in Section 8.1(d).

“FSC Control Agreement” means the Control Agreement (as defined in the FSC Pledge Agreement).

“FSC Covered Premium Amount” has the meaning ascribed to such term in Section 6.1(g).

“FSC CT” means FSC CT LLC, a Connecticut limited liability company (f/k/a FSC CT, Inc.).

“FSC Existing Investigation Defense Costs” has the meaning ascribed to such term in Section 8.1(a).

“FSC Indemnified Parties” means FSC and its Subsidiaries.

“FSC Investment Advisory Agreement” means that certain Investment Advisory Agreement, to be dated as of the Closing Date, by and between FSC and Buyer, substantially in the form set forth in Exhibit D.

“FSC Loss” has the meaning ascribed to such term in Section 8.1(a)(ii).

“FSC Pledge Agreement” means that certain Pledge and Security Agreement, to be dated as of the Closing Date, by and between FSC and FSH, substantially in the form set forth in Exhibit G.

“FSC Qualifying NAV Reduction” has the meaning ascribed to such term in Section 8.1(a)(iii).

“FSC Sumitomo Loan Agreement” means that certain Loan and Servicing Agreement, dated as of September 16, 2011, by and among Fifth Street Funding II, LLC, Fifth Street Finance Corp., Sumitomo Mitsui Banking Corporation, as administrative agent and collateral agent, and the lenders from time to time party thereto, as amended by Amendment No. 1 and Waiver to the Loan and Servicing Agreement, dated as of March 16, 2012, Amendment No. 2 to the Loan and Servicing Agreement, dated as of October 30, 2013, and Amendment No. 3 to the Loan and Servicing Agreement and Amendment No. 1 to Purchase and Sale Agreement, Custody Agreement and Securities Account Control Agreement, dated as of August 17, 2015.

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“FSC Threshold Amount” has the meaning ascribed to such term in Section 8.1(b)(i).

“FSC Voting Agreement” has the meaning ascribed to such term in the recitals.

“FSFR” has the meaning ascribed to such term in the recitals.

“FSFR Administration Agreement” means that certain Administration Agreement, to be dated as of the Closing Date, by and between FSFR and Buyer BDC Administrator, substantially in the form set forth in Exhibit E.

“FSFR Collateral Account” has the meaning ascribed to such term in Section 7.2(m).

“FSFR Collateral Shares” has the meaning ascribed to such term in Section 8.1(e).

“FSFR Control Agreement” means the Control Agreement (as defined in the FSFR Pledge Agreement).

“FSFR Covered Premium Amount” has the meaning ascribed to such term in Section 6.1(g).

“FSFR Existing Investigation Defense Costs” has the meaning ascribed to such term in Section 8.1(a).

“FSFR Indemnified Parties” means FSFR and its Subsidiaries.

“FSFR Investment Advisory Agreement” means that certain Investment Advisory Agreement, to be dated as of the Closing Date, by and between FSFR and Buyer, substantially in the form set forth in Exhibit F.

“FSFR Loss” has the meaning ascribed to such term in Section 8.1(a)(iv).

“FSFR Pledge Agreement” means that certain Pledge and Security Agreement, to be dated as of the Closing Date, by and between FSFR and FSH, substantially in the form set forth in Exhibit H.

“FSFR Qualifying NAV Reduction” has the meaning ascribed to such term in Section 8.1(a)(v).

“FSFR Threshold Amount” has the meaning ascribed to such term in Section 8.1(b)(ii).

“FSFR Voting Agreement” has the meaning ascribed to such term in the recitals.

“FSH” has the meaning ascribed to such term in the preamble.

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“Fund” means any investment fund, vehicle or account, including a general or limited partnership, a limited liability company, a trust, a corporation or a commingled fund, in each case, organized in any jurisdiction.

“GAAP” means United States generally accepted accounting principles.

“General Losses” means all losses, direct, consequential, special, incidental or indirect damages, lost profits, diminution of value or similar items (other than punitive damages), claims, costs, expenses (including actual attorneys’ fees), interest, awards, judgments and penalties; provided that, notwithstanding anything to the contrary in the foregoing, “General Losses” shall include a Person’s ability to recover any punitive damages to the extent awarded to a third party in connection with a Third Party Claim; provided, further, that, notwithstanding anything to the contrary in the foregoing, “General Losses” shall not include (a) reputational damages or (b) any consequential, special, incidental or indirect damages, lost profits, diminution of value or similar items (other than any such damages, lost profits or similar items actually paid to the extent awarded to a third party in connection with a Third Party Claim) to the extent they arise out of (i) any Action that has been settled among the parties thereto prior to the date hereof, (ii) the signing of this Agreement or the Closing (other than a breach of this Agreement) or (iii) the Existing Governmental Matters.

“General Survival Date” has the meaning ascribed to such term in Section 10.1.

“Glick JV LLC Agreement” means the Limited Liability Company Agreement, dated as of October 20, 2014, between FSFR and GF Equity Funding 2014 LLC, as amended by Amendment No. 1 thereto, dated as of June 29, 2015, and Amendment No. 2 thereto, dated as of August 20, 2015 (as further amended, supplemented, restated or otherwise modified from time to time).

“Glick JV Loan Agreement” means the Loan and Servicing Agreement, dated as of April 17, 2015, among FSFR Glick JV Funding LLC, FSFR Glick JV LLC, Credit Suisse AG, Cayman Islands Branch, as administrative agent, Wells Fargo Bank, National Association, as collateral agent, account bank and collateral custodian, each of the lenders from time to time party thereto and each of the lender agents from time to time party thereto, as amended by First Amendment to Loan and Servicing Agreement, dated as of March 31, 2016 (as further amended, supplemented, restated or otherwise modified from time to time).

“Governmental Entity” means any federal, national, state, provincial, local or other government, governmental, regulatory or administrative authority, agency, commission or self-regulatory organization, including any court, tribunal or other judicial body, in each case domestic or foreign.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Incremental BDC Proxy Costs” has the meaning ascribed to such term in Section 6.8.

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“Indebtedness” means (a) all obligations of the BDCs and their respective Subsidiaries for borrowed money, (b) all obligations of the BDCs and their respective Subsidiaries evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of the BDCs and their respective Subsidiaries (calculated as the maximum amount payable under or pursuant to such obligation) for the deferred purchase price of property or services (other than obligations for inventory, services and supplies incurred in the ordinary course of business), (d) all obligations of the BDCs and their respective Subsidiaries under interest rate, currency or commodity derivatives or hedging transactions (valued at the termination value thereof assuming termination on the Closing Date), (e) all obligations of the BDCs and their respective Subsidiaries under leases that are required to be capitalized under GAAP, (f) all guarantees issued by any BDC or its Subsidiary of any Indebtedness of any Person other than any BDC and (g) all accrued and unpaid interest, penalties, fees and other charges related to any of the foregoing. For the avoidance of doubt, (i) Indebtedness shall exclude obligations solely between or among the BDCs and (ii) Indebtedness shall not include undrawn letters of credit or performance bonds (but will include all obligations under letters of credit or performance bonds that are drawn or will be drawn as a result of the consummation of Closing).

“Indemnifiable Losses” means Buyer Losses, Seller Losses and BDC Net Losses.

“Indemnified Parties” has the meaning ascribed to such term in Section 8.2.

“Indemnified Proxy Costs” has the meaning ascribed to such term in Section 6.8.

“Indemnifying Party” has the meaning ascribed to such term in Section 8.3(a).

“Indemnitees” has the meaning ascribed to such term in Section 6.15(c).

“Indicia” has the meaning ascribed to such term in Section 10.15(a).

“Information Transfer Plan” has the meaning ascribed to such term in Section 6.20.

“ING Credit Agreement” means the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 22, 2011, among FSC, ING Capital LLC, as administrative agent, arranger and bookrunner, Royal Bank of Canada, as documentation agent and the lenders party thereto, as amended by Amendment No. 1 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of July 8, 2011, Incremental Assumption Agreement, dated as of July 8, 2011, Waiver Letter, dated as of August 3, 2011, Amendment No. 2 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 29, 2011, Amendment No. 3 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 29, 2012, Amendment No. 4 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 30, 2012, Amendment No. 5 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of August 6, 2013, Amendment No. 6 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of September 13, 2013, Waiver to Senior Secured Revolving Credit Agreement, dated as of December 11, 2015, and Amendment No. 7 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 18, 2015 (as further amended, restated, supplemented or otherwise modified from time to time).

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“Insurance Sharing Agreement” means the Insurance Sharing Agreement, dated as of February 6, 2017, among FSC, FSFR and FSAM (as in effect on the date hereof).

“Interloper BDC Proxy Costs” has the meaning ascribed to such term in Section 6.8.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Management Services” means any services that involve (a) the management of a Fund (or portions thereof or a group of Funds) for compensation, (b) the giving of advice with respect to the investment or reinvestment of assets or Funds (or any group of assets or Funds) for compensation or (c) otherwise acting as an “investment adviser” within the meaning of the Advisers Act and performing activities related or incidental thereto.

“Knowledge of Seller” means the actual knowledge of the natural persons listed on Schedule 1.1(a).

“Law” means any federal, state or local statute, law, rule, administrative code, regulation, Order, consent, directive, policy, decision or other requirement of any Governmental Entity.

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

“Made Available” means, with respect to documents or other materials, that such documents or other materials were provided to Buyer by Seller or its Affiliates, either through physical or electronic delivery or through the availability of such documents or other materials in the virtual data room located at https://services.intralinks.com/ui/flex/CIX.html?workspaceId=3800562 at least three (3) Business Days prior to the date hereof.

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“Material Adverse Effect” means any event, change, circumstance, effect, development, condition or occurrence, that, individually or together with any one or more event, changes, circumstances, effects, developments, conditions or occurrences, has a material adverse effect on the financial condition or results of operations of the Business; provided, however, a Material Adverse Effect shall not include and, in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur, shall be deemed not to include any adverse event, change, circumstance, effect, development, condition or occurrence resulting from, arising out of or relating to: (a) economic or securities or financial market conditions generally (including changes in interest rates or changes in equity prices and corresponding changes in the value of the assets of Clients related thereto); (b) a change or condition affecting business development companies or the investment advisory or the investment management industry generally; (c) any changes after the date hereof in applicable Law or GAAP or the interpretation or enforcement of either of the foregoing, or changes in general legal, regulatory or political conditions; (d) any downgrade or potential downgrade of ratings of FSAM, FSH, Seller, any of their respective Affiliates, the BDCs, any subsidiary of a BDC or any borrower of any loan originated by a BDC (each, a “BDC Borrower”) or any change in the market price of any securities of FSAM, FSH, Seller, any of their respective Affiliates, the BDCs, any subsidiary of a BDC or any BDC Borrower, provided that the underlying events leading to such downgrade or change in market price (subject to the other provisions of this definition) shall be considered in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur; (e) acts of terrorism or war, including the engagement by the United States of America or any other country in hostilities, and whether or not pursuant to a declaration of a national emergency or war, or any pandemics, earthquakes, hurricanes, tropical storms, floods, fires or other natural disasters; (f) any action taken or failed to be taken by FSAM, FSH, Seller, any of their respective Affiliates, the BDCs, any subsidiary of a BDC or their respective Representatives, in each case, at the written request of Buyer or that is required or reasonably contemplated by this Agreement or any of the Ancillary Agreements; (g) any failure, in and of itself, by FSAM, FSH, Seller, any of their respective Affiliates, the BDCs, any subsidiary of a BDC or any BDC Borrower to meet any internal, third-party analyst’s or rating agency’s forecast or projection (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall be excluded); or (h) any pending, initiated or threatened Action against FSAM, FSH, Seller, any BDC or any of their respective Affiliates or any of their respective directors or officers arising out of this Agreement, any of the Ancillary Agreements or the transactions contemplated hereby or thereby or any Excluded Liabilities; (i) any action taken by Buyer or any of its Affiliates or Representatives; (j) the negotiation, execution, announcement or performance of this Agreement or any of the Ancillary Agreements or the pendency or consummation of the transactions contemplated by this Agreement or the Ancillary Agreements (including the impact thereof on relationships, contractual or otherwise, with Clients); or (k) the identity of or any facts related to Buyer; except, in the case of clauses (a), (b), (c) and (e), to the extent that such event, change, circumstance, effect, development, condition or occurrence is disproportionately adverse to the Business relative to the business of other investment advisers similarly situated to Seller providing investment advisory or investment management services to business development companies.

“Material Contracts” means (a) the Existing Administration Agreements and (b) the Existing Investment Advisory Agreements.

“Material Debt Agreements” means the Citi Loan Agreement, the ING Credit Agreement, the FSC Sumitomo Loan Agreement, the Natixis Indenture, the Glick JV Loan Agreement, the SLF JV I Loan Agreement, the SLF JV II Loan Agreement, the Loan and Security Agreement, dated as of January 6, 2016, between FSFR and East West Bank, as lender, and the Fixed Rate Notes due March 1, 2019, October 30, 2024 and April 30, 2028, issued pursuant to the Indenture, dated April 30, 2012, between FSC and Deutsche Bank Trust Company Americas, as trustee, and the SBA Debentures.

“Materials” has the meaning ascribed to such term in Section 10.15(b).

“Natixis Indenture” means the Indenture, dated as of May 28, 2015, among FS Senior Funding Ltd., as issuer, FS Senior Funding CLO LLC, as co-issuer, and Wells Fargo Bank, National Association, as trustee (as amended, supplemented, restated or otherwise modified from time to time).

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“Natixis Sub-Advisory Agreement” means the Sub-Advisory Agreement, dated May 28, 2015, between FSFR and Seller.

“NAV” means, with respect to a BDC as of the applicable date of determination, the net asset value of such BDC as of such date of determination, as determined by the board of directors of such BDC.

“New Administration Agreements” means the FSC Administration Agreement and the FSFR Administration Agreement.

“New Investment Advisory Agreements” means the FSC Investment Advisory Agreement and the FSFR Investment Advisory Agreement.

“Order” means any order, writ, judgment, injunction, decree, determination or award entered by or with any Governmental Entity.

“Organizational Documents” means (a) with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as applicable, and bylaws and (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement.

“Other Determination Notice” has the meaning ascribed to such term in Section 6.2(e)(ii).

“Outstanding BDC Claims” has the meaning ascribed to such term in Section 8.7(d).

“Outstanding Buyer Claims” has the meaning ascribed to such term in Section 8.7(c).

“Payoff Amount” means the total amount required to be paid to fully satisfy any and all obligations related to any borrowings under the Sumitomo Credit Agreement.

“Pending Sale Agreement” means any definitive agreement, duly executed and delivered as of the date of this Agreement, relating to the disposition, lease or license (whether by merger, sale of stock, sale of assets or otherwise) of (a) any BDC Portfolio Investment or (b) any corporation, partnership, limited liability company, other business organization or any division or all or any portion of the assets, business or properties of any other Person, or material amount of assets thereof, in each case which has not, as of the date of this Agreement, been consummated in accordance with its terms.

“Permits” means all approvals, Orders, authorizations, certificates, franchises, grants, licenses, notices, permits and waivers issued by any Governmental Entity.

“Permitted Encumbrances” means (a) Encumbrances for current Taxes, assessments and other government or statutory charges not yet due or payable or which are being contested in good faith by appropriate proceedings, (b) Encumbrances of any materialmen, mechanics, workmen, repairmen, contractors, warehousemen, carriers, suppliers, vendors or equivalent Encumbrances arising in the ordinary course of business, (c) Encumbrances created by applicable Law (including securities Laws) or by this Agreement or any Ancillary Agreement and (d) Encumbrances that do not otherwise materially affect the use of or materially diminish the value of any Transferred Asset.

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“Person” means any natural person or any firm, partnership, limited liability partnership, association, corporation, limited liability company, joint venture, trust, business trust, sole proprietorship, Governmental Entity or other entity or any division thereof.

“Pledge Agreements” means the FSC Pledge Agreement and FSFR Pledge Agreement.

“Portfolio Change” has the meaning ascribed to such term in Section 6.1(d).

“Principal” means Leonard M. Tannenbaum.

“Purchase Price” has the meaning ascribed to such term in Section 2.4.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, partners, members, Affiliates, financial advisors, attorneys, accountants, consultants, agents and other similar representatives acting on behalf of such Person.

“Retained BDC Escrow Amount” has the meaning ascribed to such term in Section 8.7(d).

“Retained Buyer Escrow Amount” has the meaning ascribed to such term in Section 8.7(c).

“Rules” has the meaning ascribed to such term in Section 10.10(a).

“SBA Debentures” has the meaning ascribed to such term in Section 7.1(g).

“SEC” means the Securities and Exchange Commission and any successor thereto.

“Second Replacement Director” has the meaning ascribed to such term in Section 6.4(c).

“Section 203 Waiver” means a resolution of the board of directors of any BDC pursuant to Section 203(a)(1) of the General Corporation Law of the State of Delaware approving the acquisition of beneficial ownership of shares of common stock of such BDC by Buyer or any of its Affiliates pursuant to the Voting Agreements and the Pledge Agreements (including as a result of the exercise of any rights thereunder) and any fees and other payments to be received by Buyer, Buyer BDC Administrator and any of their respective successors and assigns under the New Investment Advisory Agreements and the New Administration Agreements, respectively, provided that such resolution shall be irrevocable upon the completion of the Closing and substantially in the form of Schedule 1.1(b).

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“Securities Act” means the Securities Act of 1933.

“Seller” has the meaning ascribed to such term in the preamble.

“Seller Adverse Recommendation Change” has the meaning ascribed to such term in Section 6.3(a).

“Seller Confidentiality Agreement” has the meaning ascribed to such term in Section 6.9(b).

“Seller Indemnified Party” has the meaning ascribed to such term in Section 8.2.

“Seller Loss” has the meaning ascribed to such term in Section 8.2.

“Seller Name” has the meaning ascribed to such term in Section 10.15(a).

“Seller Recommendation” has the meaning ascribed to such term in Section 6.3(a).

“SLF JV I LLC Agreement” means the Limited Liability Company Agreement, dated as of May 2, 2014, between FSC and Trinity Universal Insurance Company, as amended by Amendment No. 1 thereto, dated as of July 1, 2014, and Amendment No. 2 thereto, dated as of April 29, 2015 (as further amended, supplemented, restated or otherwise modified from time to time).

“SLF JV I Loan Agreement” means the Loan Financing and Servicing Agreement, dated as of June 30, 2014, among SLF JV I Funding LLC, Senior Loan Fund JV I, LLC, Deutsche Bank AG, New York Branch, as administrative agent, Wells Fargo Bank, National Association, as collateral agent, the lenders from time to time party thereto and the agents from time to time party thereto, as amended by First Amendment to Loan Financing and Servicing Agreement, dated as of March 25, 2016, Second Amendment to Loan Financing and Servicing Agreement, dated as of June 3, 2016, and Third Amendment to Loan Financing and Servicing Agreement, dated as of December 23, 2016 (as further amended, supplemented, restated or otherwise modified from time to time).

“SLF JV II Loan Agreement” means the Loan and Servicing Agreement, dated as of July 7, 2015, among SLF JV II Funding LLC, Senior Loan Fund JV I, LLC, Credit Suisse AG, Cayman Islands Branch, as administrative agent, Wells Fargo Bank, National Association, as collateral agent, account bank and collateral custodian, the lenders from time to time party thereto and the lender agents from time to time party thereto, as amended by First Amendment to Loan and Servicing Agreement, dated as of March 31, 2016, and Second Amendment to Loan and Servicing Agreement, dated as of December 23, 2016 (as further amended, supplemented, restated or otherwise modified from time to time).

“Specified Debt Agreements” means the Citi Loan Agreement, the ING Credit Agreement, the FSC Sumitomo Loan Agreement, the Natixis Indenture, the Glick JV Loan Agreement, the SLF JV I Loan Agreement and the SLF JV II Loan Agreement.

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“Specified Survival Date” has the meaning ascribed to such term in Section 10.1.

“Subsidiary” means, in respect of any Person, any corporation or other legal entity of which such Person (either alone or together with other Subsidiaries of such Person) owns, directly or indirectly, more than fifty percent (50%) of the voting securities or other voting ownership or voting partnership interests sufficient to elect at least a majority of such entity’s board of directors or other governing body (or, if there are no such voting interests, more than fifty percent (50%) of the stock or other equity interests of such entity); provided, however, that (a) no Person shall be deemed to be a Subsidiary of any Person solely by reason of the fact that such Person is a Client, (b) the Buyer Funds and Buyer Portfolio Companies shall be deemed not to be Subsidiaries of Buyer, (c) each of Senior Loan Fund JV I, LLC, a Delaware limited liability company, and SLF JV II Funding LLC, a Delaware limited liability company, shall be deemed to be a Subsidiary of FSC and (d) FSFR Glick JV LLC, a Delaware limited liability company, shall be deemed to be a Subsidiary of FSFR.

“Successor Agent” has the meaning ascribed to such term in Section 6.10(e).

“Sumitomo Credit Agreement” means the Amended and Restated Credit Agreement, dated as of June 30, 2017, among FSH, as borrower, certain subsidiaries of FSH, as guarantors, Sumitomo Mitsui Banking Corporation, as administrative agent, Cortland Capital Market Services LLC, as collateral agent, and each of the lenders from time to time party thereto (as amended, supplemented, restated or otherwise modified from time to time).

“Sumitomo Payoff Letter” has the meaning ascribed to such term in Section 6.21.

“Sumitomo Security Agreement” means the Security Agreement, dated as of June 30, 2017, among FSH, as borrower, and each other grantor from time to time party thereto, and Cortland Capital Market Services LLC, as collateral agent (as amended, supplemented, restated or otherwise modified from time to time).

“Superior Proposal” means any bona fide unsolicited written proposal or offer providing for a transaction that (a) if consummated would result in a third party acquiring more than fifty (50%) of the voting power and economic value of the outstanding FSAM Common Stock or all or substantially all of the assets of FSAM (including, for the avoidance of doubt, as effectuated pursuant to an assignment or novation of, or similar transaction involving, the Existing Investment Advisory Agreements) and (b) FSAM’s board of directors determines in good faith, after consultation with its outside counsel and a financial advisor of nationally recognized reputation, (i) provides to Seller or its direct or indirect owners consideration having an aggregate value in excess of $320.0 million (or, in respect of any proposal to acquire less than one hundred percent (100%) of the voting power and economic value of the FSAM Common Stock, having an aggregate value that is proportionally equivalent to $320.0 million with respect to percentage of the voting power and economic value of the FSAM Common Stock that is proposed to be acquired) and (ii) is reasonably capable of being consummated on the terms proposed, taking into account the consideration offered in such transaction, the identity and reputation of such third party and the likelihood such transaction could be consummated on the terms and conditions proposed by such third party, including those relating to financing and the availability thereof and required stockholder and regulatory approvals.

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“Survival Date” has the meaning ascribed to such term in Section 10.1.

“Tannenbaum Foundation” has the meaning ascribed to such term in the recitals.

“Tannenbaum Trust” has the meaning ascribed to such term in the recitals.

“Tax” means any federal, state, local, non-U.S. or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, unincorporated business, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real and personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, escheat, withholding, estimated or other similar tax, duty or other charge or assessment by a Governmental Entity or deficiencies thereof (including amounts imposed for failure to file or provide correct or timely information to any Governmental Entity or third parties) and any interest, penalties (including promoter penalties), additions to tax and additional amounts imposed by any Governmental Entity.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Termination Fee” has the meaning ascribed to such term in Section 9.3(a).

“Third Party Claim” has the meaning ascribed to such term in Section 8.3(b).

“Transfer Taxes” means all federal, state, local, non-U.S. or other sales (including bulk sales), use, transfer, recording, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar Taxes and fees incurred in connection with the purchase and sale of the Transferred Assets described in Section 2.1 of this Agreement; provided, however, that “Transfer Taxes” shall not include any income, franchise, capital, net worth or similar Taxes or withholding Taxes in lieu of income, franchise, capital, net worth or similar Taxes.

“Transferred Assets” means the properties, assets, Contracts and rights set forth on Schedule 1.1(c).

“Voting Agreements” has the meaning ascribed to such term in the recitals.

“Willful Breach” means a material breach of this Agreement that is the consequence of an act or omission by a party with the actual knowledge that the taking of such action or failure to take such action would be a material breach of this Agreement, or as otherwise contemplated by the last sentence of Section 6.15(a).

Section 1.2           Interpretation and Construction. Unless otherwise expressly provided, for purposes of this Agreement the following rules of interpretation and construction shall apply:

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(a)          The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)          When a reference is made in this Agreement to the preamble, the recitals or to an article, section, paragraph, exhibit or schedule, such reference shall be to the preamble, the recitals or to an article, section, paragraph, exhibit or schedule of this Agreement.

(c)          Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(d)          The words “hereof,” “herein” and “herewith” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)          The word “or” shall not be exclusive.

(f)          The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other tenses and grammatical forms shall have a corresponding meaning.

(g)          A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

(h)          A reference to “$,” “U.S. dollars” or “dollars” shall mean the legal tender of the United States of America.

(i)          A reference to any legislation or to any provision of any legislation shall include any amendment thereto, any modification or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto (including any amendment to, or modification of, such rules, regulations or statutory instruments).

(j)          A reference to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.

(k)          The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Further, prior drafts of this Agreement or any Ancillary Agreements or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any Ancillary Agreements shall not be used as an aid of construction or otherwise constitute evidence of the intent of the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.

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(l)          All exhibits and schedules (including the Disclosure Schedules) are incorporated in and made a part of this Agreement as if set forth in full herein. For purposes of the representations and warranties or covenants of Seller, FSAM and FSH, any fact, circumstance, matter or item disclosed in any section of the Disclosure Schedules shall be deemed to have been adequately disclosed in any other section of the Disclosure Schedules if it is specifically cross referenced or reasonably apparent from such disclosure or the documentation referenced therein that such disclosure is relevant to the representation, warranty or covenants of Seller, FSAM and FSH to which such other section of the Disclosure Schedules relates. Disclosure of any item in any section of the Disclosure Schedules shall not constitute or be deemed an admission or indication that such item or matter is material or would have a Material Adverse Effect, and shall not imply a measure for materiality for purposes of this Agreement. No disclosure in a section of the Disclosure Schedules relating to a possible breach or violation of any Contract or Law shall be construed as an admission or indication to any Person that a breach or violation exists or has actually occurred. Any capitalized terms used in any section of the Schedules, Disclosure Schedules or in any Exhibit and not otherwise defined therein shall have the meaning ascribed to such term in this Agreement.

Article II

PURCHASE AND SALE OF ASSETS

Section 2.1           Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions set forth herein, at the Closing, Seller shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase, acquire and accept from Seller, free and clear of all Encumbrances, all of Seller’s right, title and interest in and to the Transferred Assets.

Section 2.2           Buyer Post-Closing Liabilities. Upon the terms and subject to the conditions set forth herein or in the applicable Ancillary Agreement, at the Closing, Buyer or the applicable Affiliate thereof shall be responsible for, satisfy and discharge when due all Buyer Post-Closing Liabilities.

Section 2.3           Exclusion of Excluded Liabilities. Notwithstanding any other provision herein to the contrary, Buyer shall not assume or become responsible hereunder for any Excluded Liabilities.

Section 2.4           Purchase Price. The purchase price to be paid by Buyer to Seller in the aggregate for the purchase of the Transferred Assets shall be an amount in cash equal to three hundred twenty million dollars ($320,000,000) (the “Purchase Price”).

Section 2.5           Purchase Price Allocation. Buyer and Seller agree to allocate the Purchase Price, the Buyer Post-Closing Liabilities and other relevant items for Tax purposes as set forth on Schedule 2.5 (the “Allocation Statement”). If the Purchase Price is required to be adjusted pursuant to Article VIII after the Allocation Statement has been initially provided, then appropriate adjustments shall be made to the Allocation Statement to reflect any such adjustments, in a manner consistent with the principles utilized in the initial preparation of the Allocation Statement. Buyer and Seller agree to (a) be bound, and cause their respective Affiliates to be bound by the Allocation Statement, (b) prepare and file, and cause their respective Affiliates to prepare and file, in each case, their respective Tax Returns consistent with the Allocation Statement and (c) take no position, and cause their Affiliates to take no position, inconsistent with the Allocation Statement on any applicable Tax Return or in any proceeding by or before any Governmental Entity, in each case, except as required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign tax law). In the event that any item on the Allocation Statement is disputed by any Governmental Entity, the party receiving notice of such dispute shall promptly notify the other party. Seller, on the one hand, and Buyer, on the other hand, agree to reasonably cooperate with each other in preparing IRS Form(s) 8594, and to furnish each other with a copy of such Form(s) prepared in draft form within a reasonable period of time prior to its filing due date.

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Section 2.6           Closing.

(a)          Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur at 10:00 a.m. (Eastern Time) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, or at such other location as may be mutually agreed by Buyer and Seller, two (2) Business Days following the date as of which all applicable conditions in Article VII have been satisfied or waived (other than any such condition that relates to actions to be taken, or documents to be delivered, at the Closing), or on such other date as may be mutually agreed by Buyer and Seller (such date, the “Closing Date”).

(b)          At the Closing,

(i)          Buyer shall deliver or cause to be delivered to Seller:

(1)         cash in an amount equal to the Purchase Price, less the Payoff Amount, less the Escrow Amount, by wire transfer to the account designated in writing by Seller to Buyer at least two (2) Business Days prior to the Closing Date;

(2)         cash by wire transfer of immediately available funds to an account or accounts designated by Sumitomo Mitsui Banking Corporation in an amount equal to the Payoff Amount;

(3)         the Ancillary Agreements, each duly executed by Buyer or Buyer BDC Administrator, as the case may be (and, in the case of the Escrow Agreement, by the Escrow Agent, and, in the case of the Pledge Agreements and the Control Agreements, by the respective parties thereto); and

(4)         the certificate required pursuant to Section 7.3(c).

(ii)         Buyer shall deliver to the Escrow Agent, (A) for deposit in an escrow account (the “Buyer Escrow Account”), thirty-two million dollars ($32,000,000) (the “Buyer Escrow Amount”) and (B) for deposit in a second escrow account (the “BDC Escrow Account”), ten million dollars ($10,000,000) (the “BDC Escrow Amount,” and together with the Buyer Escrow Amount, the “Escrow Amount”), to be held by the Escrow Agent in the applicable Escrow Account and distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement and the applicable provisions of this Agreement.

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(iii)        FSH shall deliver a fully executed Sumitomo Payoff Letter.

(iv)        Seller shall deliver or cause to be delivered to Buyer:

(1)         the Transferred Assets, to the extent applicable;

(2)         the Ancillary Agreements to which Seller or a Subsidiary of Seller is a party, each duly executed by Seller or its applicable Subsidiary (and, in the case of the Escrow Agreement, by the Escrow Agent, and, in the case of the Pledge Agreements and the Control Agreements, by the respective parties thereto); and

(3)         the certificate required pursuant to Section 7.2(c).

Section 2.7           Withholding. Buyer shall be entitled to deduct and withhold or cause to be deducted and withheld from amounts otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payments under any provision of federal, state, local or foreign Tax law; provided that prior to deducting and withholding any such amounts, Buyer shall use reasonable efforts to provide Seller with prior written notice of its intent to deduct and withhold, shall cooperate in good faith with Seller to reduce (or eliminate) the deduction or withholding of such amounts, and shall remit such deducted and withheld amounts to the appropriate Governmental Entity for and on behalf of Seller. Any amounts so deducted and withheld will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The parties acknowledge that, assuming an executed FIRPTA Certificate has been delivered at or before the Closing, as of the date hereof they do not have any knowledge that withholding will be required pursuant to this Section 2.7, and absent a change in facts, Law or circumstances, the Buyer shall not deduct and withhold from amounts otherwise payable to the Seller pursuant to this Agreement.

Article III

REPRESENTATIONS AND WARRANTIES OF FSAM AND FSH

Except as disclosed in (a) the Disclosure Schedules or (b) in any report, schedule, form, statement or other document filed with, or furnished to, the SEC since January 1, 2015 by FSAM or any BDC and publicly available on the website http://www.sec.gov three (3) Business Days prior to the date of this Agreement (the “Filed SEC Documents”) (provided that nothing disclosed in the Filed SEC Documents shall be deemed to be a qualification or modification to the representations and warranties set forth in Section 3.2(a) and Section 3.3), in each case, other than disclosures contained in the “Risk Factors” or “Forward Looking Statements” sections of such Filed SEC Documents and any other disclosures included in such Filed SEC Documents to the extent they are predictive or forward-looking in nature, each of FSAM and FSH hereby represents and warrants to Buyer on the date hereof and on the Closing Date, with respect to itself and with respect to its business as conducted by it, as follows:

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Section 3.1           Organization. Each of FSAM and FSH: (a) is duly organized and validly existing in good standing as a corporation or other legal entity under the laws of the State of Delaware; (b) has full corporate or other legal power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets as currently owned, leased or operated in connection with its business; and (c) is duly qualified to do business and in good standing as a foreign or alien Person, as the case may be, in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties or assets makes such qualification necessary, except where the failure to be so qualified, would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

Section 3.2           Authority; Enforceability; Non-Contravention.

(a)          Each of FSAM and FSH has full corporate or other legal power and authority to execute and to deliver this Agreement and, in the case of FSH, the Voting Agreements, and to consummate the transactions contemplated hereby and thereby. Subject to obtaining the FSAM Stockholder Approval, each of FSAM and FSH has taken all necessary corporate or other entity action to authorize the execution and performance of this Agreement and, in the case of FSH, the Voting Agreements, by it. This Agreement and, in the case of FSH, the Voting Agreements been duly executed and delivered by each of FSAM and FSH, as the case may be, and, assuming due authorization, execution and delivery of this Agreement by each of Seller and Buyer, is the valid and binding obligation of each of FSAM and FSH, as the case may be, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity (the “Enforceability Exceptions”).

(b)          Assuming the filing of notice under the HSR Act (and the expiration or early termination of the applicable waiting period) and the receipt of all approvals of stockholders and boards of directors contemplated by Section 6.2 and Section 6.3, the execution, delivery and performance of this Agreement and, in the case of FSH, the Voting Agreements will not, with or without the giving of notice or passage of time or both, (i) require the consent of any Person under, conflict with, violate, result in a default, termination, right to accelerate or modification or loss of rights under (whether or not in combination with any other event or circumstance), or result in the creation or imposition of any Encumbrance pursuant to, any provision of any note, bond, mortgage, deed of trust, lease, license, agreement, indenture or other instrument or obligation to which FSAM or FSH is a party or by which any of their respective properties or assets are bound, (ii) violate any provision of the Organizational Documents of FSAM or FSH or (iii) violate any applicable Law, except, in the case of the foregoing clause (i), as would not, individually or in the aggregate, reasonably be likely to (A) have a Material Adverse Effect or (B) prohibit or materially impair the ability of FSAM or FSH to consummate the transactions contemplated hereby or perform its obligations hereunder on a timely basis, as applicable.

Section 3.3           Vote Required. The approval of this Agreement and the transactions contemplated hereby (i) by the holders of at least a majority of the voting power of the outstanding shares of FSAM Common Stock entitled to vote thereon at the FSAM Stockholders Meeting pursuant to Section 271 of the General Corporation Law of the State of Delaware (the “FSAM Stockholder Approval”) and (ii) by written consent of the general partner of FSH, are the only approvals of the equity holders of FSAM and FSH, respectively, required in connection with the consummation of the transactions contemplated hereby.

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Section 3.4           Information Supplied. The written information (i) in the FSAM Proxy Statement and (ii) relating to FSAM provided by FSAM to a BDC expressly for inclusion in the BDC Proxy Solicitation Materials will not contain, in the cause of clause (i), as of the date of the FSAM Proxy Statement, or, in the cause of clause (ii), on the date so provided to a BDC, any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.5           No Other Representations and Warranties. Neither FSAM nor FSH is making, nor has it authorized any Person to make, any representation or warranty of any kind or nature expressed or implied other than as expressly made in this Article III. The representations and warranties of each of FSAM and FSH in this Article III constitute the sole and exclusive representations and warranties made by FSAM and FSH in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. In particular, without limiting the generality of this Section 3.5, except for the representations and warranties made expressly in this Article III, FSAM and FSH are not making and have not authorized any Person to make any representation or warranty, and expressly disclaim all Liability and any responsibility for any such representation or warranty, with respect to (a) any estimates, predictions, projections, pro-forma financial information, forecasts or budgets previously Made Available to (or otherwise prepared for or acquired by) Buyer or any of its Affiliates or Representatives concerning future revenues, expenses, expenditures, financial condition, assets, Liabilities or results of operations of Seller or its Affiliates, (b) any other information Made Available to Buyer or any of its Affiliates or Representatives in connection with the negotiation and execution of this Agreement and the Ancillary Agreements or (c) any other information or documents Made Available to Buyer or any of its Affiliates or Representatives with respect to Seller or its Affiliates.

Article IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as disclosed in (a) the Disclosure Schedules or (b) any Filed SEC Documents (provided that nothing disclosed in the Filed SEC Documents shall be deemed to be a qualification or modification to the representations and warranties set forth in Section 4.2(a), Section 4.2(b) or Section 4.14), in each case, other than disclosures contained in the “Risk Factors” or “Forward Looking Statements” sections of such Filed SEC Documents and any other disclosures included in such Filed SEC Documents to the extent they are predictive or forward-looking in nature, Seller hereby represents and warrants to Buyer on the date hereof and on the Closing Date, with respect to itself and with respect to the Business as conducted by it, as follows:

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Section 4.1           Organization.

(a)          Seller: (i) is duly organized and validly existing in good standing as a limited liability company under the laws of the State of Delaware; (ii) has full limited liability company power and authority to carry on the Business as it is now being conducted and to own, lease and operate its properties and assets as currently owned, leased or operated in connection with the Business; and (iii) is duly qualified to do business and in good standing as a foreign or alien Person, as the case may be, in each jurisdiction in which the conduct of the Business or the ownership, leasing or operation of the Transferred Assets makes such qualification necessary, except where the failure to be so qualified, would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(b)          Each BDC: (i) is duly incorporated and validly existing in good standing as a corporation under the laws of the State of Delaware; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets as currently owned, leased or operated in connection with its business; and (iii) is duly qualified to do business and in good standing as a foreign or alien Person, as the case may be, in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties or assets makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, materially and adversely affect the ability of a BDC to enter into the applicable New Investment Advisory Agreement and New Administration Agreement and timely perform its obligations thereunder.

Section 4.2           Authority; Enforceability; Non-Contravention.

(a)          Seller has full limited liability company power and authority to execute and to deliver this Agreement, and to consummate the transactions contemplated hereby. Seller has taken all necessary limited liability company action to authorize the execution and performance of this Agreement by it. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery of this Agreement by FSAM, FSH and Buyer, is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the Enforceability Exceptions.

(b)          Seller has full limited liability company power and authority to execute and deliver each of the Ancillary Agreements to which it will be a party, and to consummate the transactions contemplated thereby. Seller has taken all necessary limited liability company action to authorize the execution and performance of such Ancillary Agreements. The Ancillary Agreements to which Seller shall be a party, if and when executed by Seller (pursuant to the terms and subject to the conditions of this Agreement), shall be duly executed and delivered by Seller, and, assuming due authorization, execution and delivery of such Ancillary Agreements by the other parties thereto, shall be the valid and binding obligation of Seller and enforceable against it in accordance with their terms, subject to the Enforceability Exceptions.

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(c)          Assuming the filing of notice under the HSR Act (and the expiration or early termination of the applicable waiting period) and the receipt of all approvals of stockholders and boards of directors contemplated by Section 6.2 and Section 6.3, the execution, delivery and performance of this Agreement and the Ancillary Agreements will not, with or without the giving of notice or passage of time or both, (i) require the consent of any Person under, conflict with, violate, result in a default, termination, right to accelerate or modification or loss of rights under (whether or not in combination with any other event or circumstance), or result in the creation or imposition of any Encumbrance pursuant to, any provision of any note, bond, mortgage, deed of trust, lease, license, agreement, indenture or other instrument or obligation to which Seller is a party or by which its properties or assets are bound, (ii) violate any provision of the Organizational Documents of Seller or (iii) violate any applicable Law, except, in the case of the foregoing clause (i), as would not, individually or in the aggregate, reasonably be likely to (A) have a Material Adverse Effect or (B) prohibit or materially impair the ability of Seller to consummate the transactions contemplated hereby or perform its obligations hereunder on a timely basis, as applicable.

Section 4.3           Consents and Approvals. Except for filing of notice under the HSR Act and the expiration or early termination of the applicable waiting period, no consent, approval or authorization of, or filing with, any Governmental Entity is required to be made or obtained by Seller or any of its Affiliates in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for any such consents, approvals or authorizations of, or filings with, Governmental Entities the failure of which to be so obtained or made would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

Section 4.4           Title to Certain Assets. Seller has good, exclusive and valid title to all personal property included in the Transferred Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

Section 4.5           Absence of Certain Changes. Since December 31, 2016 through the date of this Agreement, no event, change or circumstance has occurred that has had or would reasonably be likely to have a Material Adverse Effect.

Section 4.6           Contracts.

(a)          Copies of each Material Contract (including any amendments or supplements thereto) have been Made Available to Buyer, and such copies are true, correct and complete in all respects. Each Material Contract is a valid and binding obligation of Seller and the other parties thereto, and is in full force and effect, subject to the Enforceability Exceptions. Seller has performed in all material respects all obligations required to be performed by it as of the date hereof pursuant to each Material Contract and is not (with or without the lapse of time or the giving of notice, or both) in breach or default of any material provision thereof. As of the date of this Agreement, each other party to each Material Contract has performed all obligations required to be performed by it as of the date hereof pursuant to such Material Contract and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. As of the date of this Agreement, Seller has not received any notice from any other party of its intent to cancel or terminate any Material Contract. Each Material Contract (including any amendments or supplements thereto) has been duly and validly approved and continued by all necessary corporate and stockholder action of the BDC party thereto and at all times has been in compliance in all material respects with the Investment Company Act. To the Knowledge of Seller, there are no unwritten obligations or course of dealings contrary in any material respect to the specific terms and provisions of any Material Contract.

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(b)          Seller has Made Available to Buyer a true, correct and complete listing, as of the date hereof, of (i) all material custody agreements, transfer agent agreements, accounting services agreements, stockholder services agreements, in-force principal underwriting agreements, intermediary agreements, clearing agreements, prime broker agreements and similar agreements by which each BDC is bound or pursuant to which such BDC receives services, and (ii) all material administrative service and similar agreements by which each BDC is bound or pursuant to which such BDC receives services.

Section 4.7           Legal Proceedings. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of Seller, threatened by or before any Governmental Entity, arbitrator or mediator relating to or affecting the Business, the Transferred Assets or the BDCs or their respective Subsidiaries that, if determined adversely to Seller, would reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect or a material adverse effect on the BDCs and their respective Subsidiaries, taken as a whole.

Section 4.8           Compliance with Law; Permits.

(a)          Seller is, and at all times since January 1, 2015 has been, in compliance in all material respects with all applicable Laws. Seller is, and at all times required by the Advisers Act during its existence has been, duly registered as an investment adviser under the Advisers Act. Seller is, and at all times required by applicable Law (other than the Advisers Act) has been, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business required such registration, licensing or qualification. No exemptive orders, “no action” letters or similar exemptions or regulatory relief have been obtained, nor are any requests pending therefor, by or with respect to Seller, or any officer, director, partner or employee of Seller, in connection with the Business that have not been disclosed to Buyer.

(b)          Since January 1, 2015, Seller has received no written notice from a Governmental Entity asserting any material violation by Seller of any applicable Law.

(c)          All material Permits required for Seller to conduct the Business as currently conducted, for the ownership and use of its properties or assets (including the Transferred Assets) or that are required for its employees, if any, to perform the services, duties and responsibilities performed by or on behalf of Seller or for its Clients in connection with the Business have been obtained by it. All such Permits are valid and in full force and effect, no material default or violation exists thereunder and Seller has received no written notice advising or threatening that any of the Permits may be revoked or not renewed or withdrawn or (except to an immaterial extent) amended in whole or in part.

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(d)          Each BDC is, and at all times since January 1, 2015 has been, in compliance in all material respects with (i) all applicable Laws and (ii) its fundamental investment restrictions, in the case of this clause (ii), as set forth in the applicable prospectus and registration statement for such BDC. Each BDC is registered as an investment company under the Investment Company Act and has elected to be regulated as a business development company under the Investment Company Act and the election to be so regulated has not been revoked or withdrawn and is in full force and effect. No exemptive orders, “no action” letters or similar exemptions or regulatory relief have been obtained, nor are any requests pending therefor, by or with respect to a BDC, or any officer, director, partner or employee of such BDC, in connection with its business that have not been disclosed to Buyer.

(e)          Since January 1, 2015, each BDC has filed (after giving effect to any extensions) with the SEC all material forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC, other than such failures to file that would not, individually or in the aggregate, be material to such BDC. Each of the Filed SEC Documents, as of the time of its filing or, if applicable, as of the time of its most recent amendment, complied in all material respects with, to the extent in effect at such time, the requirements of the Securities Act and the Exchange Act applicable to such Filed SEC Document, and none of the Filed SEC Documents when filed or, if amended, as of the date of such most recent amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)          Since January 1, 2015, no BDC or Subsidiary thereof has received written notice from a Governmental Entity asserting any material violation by such BDC or Subsidiary of any applicable Law. No Order has been issued by any court of competent jurisdiction or other Governmental Entity preventing the operation of the business of any BDC as conducted as of the date hereof in any material respect.

(g)          All material Permits required for each BDC and Subsidiary thereof to conduct its business as currently conducted, for the ownership and use of its properties or assets or that are required for its employees, if any, to perform the services, duties and responsibilities performed by or on behalf of such BDC or Subsidiary in connection with its business have been obtained by it. All such Permits are valid and in full force and effect, no material default or violation exists thereunder and no BDC or Subsidiary thereof has received written notice advising or threatening that any of the Permits may be revoked or not renewed or withdrawn or (except to an immaterial extent) amended in whole or in part.

(h)          Seller has Made Available to Buyer copies that are correct and complete in all material respects of all (i) material investigation, examination, audit or inspection reports or request letters sent by any Governmental Entity to FSAM, Seller or a BDC or Subsidiary thereof in respect of the Existing Governmental Matters and (ii) material written response letters to any such reports or letters described in clause (i) above made by FSAM, Seller or a BDC or Subsidiary thereof to any Governmental Entity in respect of the Existing Governmental Matters (other than any documents included as exhibits or attachments to such response letters), in the case of each of clause (i) and (ii), received or sent since January 1, 2015 through the date hereof.

(i)          Each BDC has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws” (as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act). There have been no “material compliance matters” (as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act) for any BDC, other than those that have been disclosed to Buyer and reported to such BDC’s board of directors and remedied or are in the process of being remedied to the satisfaction of such BDC’s board of directors.

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Section 4.9           Tax Matters.

(a)          All material Tax Returns required to be filed by Seller with respect to the Business have been filed when due in accordance with all applicable Laws and material Taxes due and payable with respect to the Business have been timely paid. There is no Action, suit, proceeding, investigation, audit or claim now pending with respect to any material Tax with respect to the Business, and no such Action with respect to the Business has been threatened in writing.

(b)          There are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, any material Taxes with respect to the Business.

(c)          With respect to the Business, Seller has duly and timely withheld from all payments to third parties all material amounts required to be so withheld under all applicable Laws.

(d)          There are no Tax liens (other than Permitted Encumbrances) on any of the Transferred Assets.

(e)          Neither Seller nor its Affiliates has received any written notice or written inquiry from any jurisdiction where Seller or its applicable Affiliates do not currently file Tax Returns to the effect that such filings may be required with respect to the Transferred Assets or that the Transferred Assets may otherwise be subject to taxation by such jurisdiction.

(f)          Each BDC has qualified annually as a “regulated investment company” under Section 851 of the Code, and has been so qualified from the date it elected to be a “regulated investment company”. All material Tax Returns required to be filed by the BDCs have been filed when due in accordance with all applicable Laws and all material Taxes of the BDCs that are due and payable have been timely paid.

Section 4.10         BDC Financial Statements. To the Knowledge of Seller, the audited balance sheet of each BDC and its consolidated Subsidiaries as of its two (2) most recently completed fiscal years and the other related financial statements included in such BDC’s Annual Reports on Form 10-K filed with the SEC for such two (2) most recently completed fiscal years have been prepared in accordance with GAAP, and present fairly in all material respects the financial position and other financial results of such BDC and its consolidated Subsidiaries at the dates and for the periods stated therein. To the Knowledge of Seller, since January 1, 2015, there has been no fraud, whether or not material, that involves management or other employees who have a significant role in a BDC’s internal controls over financial reporting.

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Section 4.11         Effective Registration or Exemption for BDC Shares. To the Knowledge of Seller, each BDC has issued its outstanding shares of common stock pursuant to an effective registration statement under applicable federal securities Laws (or an applicable exemption therefrom) and in accordance with so-called “blue sky” Laws of the various U.S. states.

Section 4.12         Brokers and Other Advisors. Other than Morgan Stanley & Co. LLC and Houlihan Lokey Capital, Inc., no broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of Seller or its Affiliates.

Section 4.13         Information Supplied. The written information relating to Seller provided by Seller to a BDC expressly for inclusion in the BDC Proxy Solicitation Materials will not contain, on the date so provided to a BDC, any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.14         Vote Required. The approval of the New Investment Advisory Agreements in accordance with Section 15(c) of the Investment Company Act and the election of the directors required to satisfy the BDC Governance Conditions are the only votes of the holders of securities of the BDCs that are required in connection with the consummation of the transactions contemplated hereby at the Closing.

Section 4.15         BDC Administrative Services. Section 6.10(e) of the Disclosure Schedules sets forth each loan agreement, collateral document (including control agreements) or other relevant document with respect to a BDC Portfolio Investment pursuant to which Seller, FSC CT or any of their respective Affiliates serves as Agent.

Section 4.16         No Other Representations and Warranties. Seller is not making and has not authorized any Person to make any representation or warranty of any kind or nature expressed or implied other than as expressly made in this Article IV. The representations and warranties of Seller in this Article IV and the representations and warranties made by each of FSAM and FSH, as applicable, in Article III constitute the sole and exclusive representations and warranties made by Seller and its Affiliates and Representatives in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. In particular, without limiting the generality of this Section 4.16, except for the representations and warranties made expressly in this Article IV or Article III, Seller and its Affiliates are not making and have not authorized any Person to make any representation or warranty, and expressly disclaim all Liability and any responsibility for any such representation or warranty, with respect to (a) any estimates, predictions, projections, pro-forma financial information, forecasts or budgets previously Made Available to (or otherwise prepared or acquired by) Buyer or any of its Affiliates or Representatives concerning future revenues, expenses, expenditures, financial condition, assets, Liabilities or results of operations of Seller or its Affiliates, (b) any other information Made Available to Buyer or any of its Affiliates or Representatives in connection with the negotiation and execution of this Agreement and the Ancillary Agreements or (c) any other information or documents Made Available to Buyer or any of its Affiliates or Representatives with respect to Seller or its Affiliates. Except as set forth expressly in this Article IV, the condition of the Transferred Assets shall be “AS IS” and “WHERE IS” and Seller and its Affiliates make no warranty of merchantability, suitability, fitness for a particular purpose or quality with respect thereto.

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Article V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller, FSAM and FSH, on the date hereof and on the Closing Date, as follows:

Section 5.1           Organization. Each of Buyer and any of its Affiliates executing any Ancillary Agreement: (a) is duly organized and validly existing in good standing as a limited partnership or other legal entity under the laws of its jurisdiction of incorporation or domicile; (b) has full limited partnership or other legal power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (c) is duly qualified to do business as a foreign or alien limited partnership, as the case may be, in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties or assets makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, materially and adversely affect its ability to timely perform its obligations under this Agreement or any Ancillary Agreement to which it is a party.

Section 5.2           Authority; Enforceability; Non-Contravention.

(a)          Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Buyer has taken all necessary corporate action to authorize its execution and performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery of this Agreement by Seller, FSAM and FSH, is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(b)          Each of Buyer and any of its Affiliates executing any Ancillary Agreement has full corporate or other legal power and authority, respectively, to execute and to deliver the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated thereby. Each of Buyer and any such Affiliate has taken all necessary corporate action to authorize the execution and performance of such Ancillary Agreements. The Ancillary Agreements, if and when executed by Buyer or any such Affiliate pursuant to the terms and subject to the conditions of this Agreement, shall be duly executed and delivered by Buyer or such Affiliate, as the case may be, and, assuming due authorization, execution and delivery of the Ancillary Agreements by the other parties thereto, will be the valid and binding obligation of Buyer or such Affiliate, as the case may be, enforceable against such party in accordance with their terms, subject to the Enforceability Exceptions.

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(c)          Assuming the filing of notice under the HSR Act (and the expiration or early termination of the applicable waiting period) and the receipt of all approvals of stockholders and boards of directors contemplated by Section 6.2 and Section 6.3, the execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer and any of its applicable Affiliates will not (i) require the consent of any Person under, conflict with, violate, result in a default, termination, right to accelerate or modification or loss of rights under (whether or not in combination with any other event or circumstance), or result in the creation of any Encumbrance pursuant to any provision of any note, bond, mortgage, deed of trust, lease, license, agreement, indenture or other instrument or obligation to which Buyer or any such Affiliate is a party or by which its properties or assets are bound, (ii) violate any provision of the Organizational Documents of Buyer or any such Affiliate or (iii) violate any applicable Law, except, in the case of the foregoing clause (i), as would not, individually or in the aggregate, reasonably be likely to prevent or materially impair or delay the consummation of the transactions contemplated hereby or the ability of Buyer to perform its obligations hereunder on a timely basis.

Section 5.3           Consents and Approvals. Except for filing of notice under the HSR Act and the expiration or early termination of the applicable waiting period, no consent, approval or authorization of, or filing with, any Governmental Entity is required to be made or obtained by Buyer or any of its Affiliates in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby except as would not reasonably be likely to prevent or materially impair or delay the consummation of the transactions contemplated hereby or the ability of Buyer to perform its obligations hereunder on a timely basis.

Section 5.4           Legal Proceedings. As of the date of this Agreement, there is no Action pending or, to the knowledge of Buyer, threatened against Buyer by or before any Governmental Entity, arbitrator or mediator, nor is there any basis therefor, that, individually or in the aggregate, would reasonably be likely to prevent or materially impair or delay the consummation of the transactions contemplated hereby or the ability of Buyer to perform its obligations hereunder on a timely basis.

Section 5.5           Compliance; Permits.

(a)          Buyer is, and at all times required by the Advisers Act during its existence has been, duly registered as an investment adviser under the Advisers Act. Buyer is and at all times required by applicable Law (other than the Advisers Act) has been, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business required such registration, licensing or qualification. Buyer is, and at all times since January 1, 2015 (or, if later, the date of its organization) has been, in compliance in all material respects with all Laws applicable to its operations as an investment adviser. Buyer has not received any written notice from a Governmental Entity asserting any material violation by Buyer any applicable Law, nor to the knowledge of Buyer is there a reasonable basis for such assertion by any Governmental Entity.

(b)          There are no Actions pending or, to the knowledge of Buyer, threatened to terminate or otherwise limit rights under any material Permits held by Buyer that are necessary for Buyer to fulfill its obligations pursuant to the New Investment Advisory Agreements, and there has occurred no material default under, or material violation of, any such Permit.

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(c)          Neither Buyer nor any “affiliated person” (as defined under the Investment Company Act) of Buyer is ineligible pursuant to Sections 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by Sections 9(a) or 9(b) of the Investment Company Act) to a registered investment company nor is there any Action pending or, to the knowledge of Buyer, threatened by any Governmental Entity, that would result in the ineligibility of Buyer or such “affiliated persons” to serve in any such capacities. Neither Buyer nor any person “associated” (as defined under the Advisers Act) with Buyer is ineligible pursuant to Section 203 of the Advisers Act to serve as a registered investment adviser or as an “associated” person of a registered investment adviser, nor is there any Action pending or, to the knowledge of Buyer, threatened by any Governmental Entity that would result in the ineligibility of Buyer or such “associated” persons.

(d)          Except for routine examinations conducted by any Governmental Entity in the regular course of the business of Buyer (i) no Governmental Entity has initiated any Action or, to the knowledge of Buyer, threatened such Action with respect to the business or operations of Buyer and (ii) Buyer has not received any notice or communication (A) of any unresolved violation or exception by any Governmental Entity with respect to any report or statement by any Governmental Entity relating to any examination of Buyer, (B) threatening to revoke or condition the continuation of any Permit of Buyer or (C) restricting or disqualifying the activities of Buyer (except for restrictions generally imposed by rule, regulation or administrative policy on similarly regulated Persons generally) that, in any of the foregoing cases, would reasonably be likely to have a material and adverse effect on the ability of Buyer to fulfill its obligations pursuant to the New Investment Advisory Agreements.

(e)          Neither Buyer nor any of its Affiliates has any express or implied understanding or agreement that would impose an “unfair burden” on a BDC that would preclude satisfaction of the safe harbor provided by Section 15(f) of the Investment Company Act as a result of the transactions contemplated by this Agreement or the Ancillary Agreements or by such express or implied understanding or agreement.

Section 5.6           Buyer Financial Ability. Buyer has and through the Closing will have on hand sufficient funds to satisfy the payment of the Purchase Price pursuant to Article II, to consummate the other transactions contemplated by this Agreement and the Ancillary Agreements and to pay all associated costs and expenses required to be paid by Buyer.

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Section 5.7           Acknowledgement. Buyer acknowledges and agrees that it (a) has made its own independent review and investigations into and, based thereon, has formed an independent judgment concerning, the condition, operations and prospects of the Business and the Transferred Assets, (b) has been provided with adequate access to such information, documents and other materials relating to the Business and the Transferred Assets as it has deemed necessary to enable it to form such independent judgment, (c) has had such time as it deems necessary and appropriate to fully and completely review and analyze such information, documents and other materials and (d) has been provided an opportunity to ask questions of Seller and its Affiliates with respect to such information, documents and other materials and has received satisfactory answers to such questions. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis and the representations and warranties set forth in Article III and Article IV, and Buyer acknowledges and agrees that, except for the representations and warranties set forth in Article III and Article IV, (x) neither Seller nor any of its Affiliates or Representatives makes or has made any representation or warranty, either express or implied, including any implied warranty of merchantability or suitability, as to (i) any estimates, predictions, projections, pro-forma financial information, forecasts or budgets previously delivered or Made Available to (or otherwise acquired by) Buyer or any of its Affiliates or Representatives concerning future revenues, expenses, expenditures, financial condition, assets, Liabilities or results of operations of Seller or its Affiliates, (ii) any other information Made Available to Buyer or any of its Affiliates or Representatives in connection with the negotiation and execution of this Agreement and the Ancillary Agreements or (iii) any other information or documents Made Available to Buyer or any of its Affiliates or Representatives with respect to Seller or its Affiliates, and neither Seller nor any of its Affiliates or Representatives will have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer or its Representatives or Buyer’s use of, any such information and (y) it has not been induced by or relied upon any other representation, warranty, inducement, promise or other statement, express or implied, made by Seller or any of its Affiliates or Representatives or any other Person.

Section 5.8           Brokers and Other Advisors. Other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, no broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of Buyer or its Affiliates.

Section 5.9           Information Supplied. The information provided by Buyer in writing specifically for inclusion in the proxy solicitation materials to be furnished to the stockholders of FSAM and each BDC will not contain, as of the date of such proxy solicitation materials, any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.10         No Other Representations and Warranties. Buyer is not making and has not authorized any Person to make any representation or warranty of any kind or nature expressed or implied other than as expressly made in this Article V. The representations and warranties of Buyer in this Article V constitute the sole and exclusive representations and warranties made by Buyer and its Affiliates and Representatives in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

Article VI

COVENANTS

Section 6.1           Conduct of Business. Except as expressly contemplated or permitted by this Agreement, as required by applicable Law, as set forth in Section 6.1 of the Disclosure Schedules, to the extent prohibited by the Existing Investment Advisory Agreements or the Existing Administration Agreements or as Buyer otherwise consents in writing (which consent shall not be withheld, conditioned or delayed) from the date of this Agreement to the Closing:

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(a)          Seller shall carry on the Business and use the Transferred Assets in all material respects in the ordinary course of business consistent with past practice.

(b)          To the extent relating to the Business, Seller shall use commercially reasonable efforts to keep its business and operations intact and, without limiting the generality of the foregoing, Seller shall not, and shall not permit any of its controlled Affiliates to:

(i)          sell, transfer, assign, lease, license or subject to any Encumbrance any Transferred Assets;

(ii)         make any material change in the Business;

(iii)        modify, amend, supplement, extend, terminate or waive any rights under (A) any Material Contract (including, with respect to the Existing Investment Advisory Agreements, in connection with any contract renewal process pursuant to Section 15(c) of the Investment Company Act) or (B) to the extent not covered by the foregoing clause (A), any other service contract material to the Business;

(iv)        settle any Action relating to the Business or compliance with any Material Contract, other than in the ordinary course of business consistent with past practice for solely monetary damages, or recommend to the BDCs or their respective Subsidiaries or consent to a settlement of any Action relating to the transactions contemplated hereby;

(v)         enter into any Contract or transaction with a BDC that would be deemed to be a transaction between the BDC and an affiliated person, or an affiliated person of an affiliated person of the BDC, and that would require exemptive relief from the SEC that has not been received;

(vi)        propose any material transaction involving a BDC or a Subsidiary thereof, other than in the ordinary course of business consistent with past practice and the transactions contemplated by this Agreement, to a BDC Board for approval by the BDC Board or stockholders of a BDC;

(vii)       advise, direct or recommend that any BDC or Subsidiary thereof (i) pay, discharge or satisfy any Indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation or (ii) cancel any material indebtedness (individually or in the aggregate);

(viii)      waive or amend any claims or rights of substantial value to the extent that such waiver or amendment would affect in any material respect any right or obligation of Buyer or Buyer BDC Administrator under (A) the New Investment Advisory Agreements or New Administration Agreements, respectively, or (B) any of the Contracts to which any BDC or its controlled Affiliate is a party;

(ix)         advise, direct or recommend to the board of directors of any BDC that such BDC or a Subsidiary thereof amend or supplement any of its Organizational Documents or that such board or any committee thereof modify or amend any of it written charters and policies; or

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(x)          authorize any of, or commit or agree to take, whether in writing or otherwise, or do any of, the foregoing actions.

(c)          Seller shall consult in good faith with Buyer prior to:

(i)          advising, directing or recommending that a BDC or any Subsidiary thereof (i) originate any loan (or series of related loans) or subscribe for other indebtedness (in one transaction or a series of related transactions) in excess of $15.0 million, in the case of FSC or any Subsidiary thereof, or $7.5 million, in the case of FSFR or any Subsidiary thereof, or (ii) originate any loan or subscribe for any indebtedness after such BDC and its Subsidiaries collectively have originated or subscribed for an aggregate amount of loans and other indebtedness since the date of this Agreement in excess of $50.0 million, in the case of FSC and its Subsidiaries, and $25.0 million, in the case of FSFR and its Subsidiaries; or

(ii)         advising, directing or recommending that any BDC or Subsidiary thereof acquire or dispose (including by merger, consolidation or acquisition of stock or assets), lease, license or otherwise sell, transfer or encumber any (x) BDC Portfolio Investment or (y) corporation, partnership, limited liability company, other business organization or any division or all or any material portion of the assets, business or properties of any other Person, or material amount of assets thereof, or agree to do any of the foregoing, except, in the ordinary course consistent with past practice or in each case in clauses (x) and (y), with respect to: (A) dispositions with collective sales prices, as applicable, not exceeding $5.0 million individually or $10.0 million in the aggregate (provided that any such disposition is not being made in exchange for consideration less than the fair market value, as set forth in such BDC’s or Subsidiary’s statement of investments included in its most recent quarterly or annual reports filed with the SEC, of the asset being disposed); (B) a Pending Sale Agreement on the terms set forth therein; (C) compliance with unfunded commitment obligations existing as of the date hereof with respect to any BDC Portfolio Investments; (D) acquisitions in the form of follow-on investments in BDC Portfolio Investments existing as of the date hereof and not exceeding $10.0 million individually or $20.0 million in the aggregate (measured in each case as a net increase in outstanding commitments to such BDC Portfolio Investments) (provided that the applicable BDC Portfolio Investment in which such follow-on investment is being made had a fair value as of March 31, 2017 as reported by such BDC or Subsidiary in its statement of investments for such date equal to at least ninety-seven percent (97%) of its cost); or (E) in any case where such BDC or Subsidiary or the BDC Portfolio Investment is subject to a compulsory drag-along, call option, prepayment option or redemption, or similar compulsory contractual obligation, to sell, have redeemed or paid off, or otherwise dispose of, any BDC Portfolio Investment pursuant to the contractual terms pertaining to such BDC Portfolio Investment; provided that: (1) in each case in clauses (A) through (D), only if the transactions described in clauses (A) through (D) individually or collectively do not result in any material Tax liability being imposed on such BDC or Subsidiary and (2) Seller shall provide Buyer written notification of any acquisition or disposition, as applicable, made pursuant to clauses (A) through (E) promptly following the consummation thereof.

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(d)          Seller shall use its commercially reasonable efforts to provide (i) prior written notice to Buyer of any amendment, supplement, extension, termination, waiver or other modification (collectively, a “Portfolio Change”) to any document related to a BDC Portfolio Investment to which a BDC or any Affiliate thereof is a party that (A) in the case of FSC, has a value as of the date of such notice in excess of $10.0 million or which Portfolio Change, together with all prior Portfolio Changes, affects BDC Portfolio Investments with an aggregate value as of the date of such notice in excess of $25.0 million, and (B) in the case of FSFR, has a value as of the date of such notice in excess of $5.0 million or which Portfolio Change, together with all prior Portfolio Changes, affects BDC Portfolio Investments with an aggregate value as of the date of such notice in excess of $10.0 million, (ii) written notice, as soon as reasonably practicable, of any amendment, supplement, extension, termination, waiver or other modification to the documents or terms governing any BDC Portfolio Investment and (iii) a report summarizing in reasonable detail any acquisition, disposition or other transaction involving any BDC Portfolio Investment within three (3) Business Days of any such acquisition, disposition or transaction.

(e)          Seller shall provide prior written notice to Buyer of any amendment, supplement, extension, termination, waiver or other modification to the documents or terms governing any Indebtedness other than in the ordinary course consistent with past practice; provided that if such amendment, supplement, extension, termination, waiver or other modification would reasonably be expected to be materially less favorable to any BDC or any of its Subsidiaries than the current documents or terms of such Indebtedness, Seller shall not recommend that such amendment, supplement, extension, termination, waiver or other modification be made by a BDC unless Buyer gives prior written consent thereto.

(f)          If, as of October 15, 2017, (i) the Closing has not occurred and (ii) (A) more than five (5) of the fourteen (14) investment professionals that are employed by FSC CT as of the date hereof, (B) more than two (2) of the five (5) accounting professionals set forth on Schedule 6.1(f)(i) or (C) more than one (1) of any of the three (3) professionals set forth on Schedule 6.1(f)(ii) are no longer employed by Seller, FSC CT or any of their respective controlled Affiliates, then Seller shall pay to Buyer an amount equal to (A) $50,000, multiplied by (B) the number of days in the period commencing on October 15, 2017 and ending on, and including, the Closing Date; provided that, for purposes of complying with this Section 6.1(f), if an investment professional or accounting professional employed with Seller, FSC CT or any of their respective controlled Affiliates as of the date hereof is no longer employed by Seller, FSC CT or any of their respective controlled Affiliates, but has been replaced by a new investment professional or accounting professional (or, in the case of an accounting professional, an individual employed by The Forum Group and engaged by Seller, FSC CT or any of their controlled Affiliates on a temporary basis), as applicable, then such replacement employee has to be of substantially the same experience level and skill set as the employee who is no longer employed by Seller, FSC CT or any of their respective controlled Affiliates (which an individual employed by The Forum Group shall be presumed to be) in order to count toward satisfying the requirements of clause (ii)(A) above, clause (ii)(B) above or clause (ii)(C) above.

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(g)          FSAM and Seller shall not, and shall not permit any of their respective controlled Affiliates to, enter into or otherwise obtain any tail or similar insurance policy that provides joint coverage for Seller or any of its Affiliates and Representatives, on the one hand, and any BDC or any of its Affiliates and Representatives, on the other hand, other than any tail or similar insurance policy that limits coverage for FSAM, Seller or any of their respective controlled Affiliates to claims arising from acts or occurrences taking place prior to Closing in connection with or relating to the business and securities of the BDCs or investment advisory, administrative or other services provided by FSAM or its controlled Affiliates to or on behalf of the BDCs; provided that claims arising from or relating to: (i) the execution, delivery or performance of this Agreement or the Closing, in each case, to the extent relating back to a claim noticed to and accepted by all applicable insurers prior to the Closing pursuant to a policy in force as of the date hereof or a notice of circumstances given to and accepted by all applicable insurers prior to the Closing in respect of such policy, or (ii) any events or occurrences in respect of any Actions filed by any Person (including any Governmental Entity) and noticed to and accepted by all applicable insurers prior to the Closing, will not be covered under any such permitted joint tail or similar insurance policy; provided, further, however, the foregoing shall not limit the ability of FSAM, Seller or any of their respective controlled Affiliates to file a claim or receive any recovery under the shared coverage available to FSAM in accordance with the Insurance Sharing Agreement and the dedicated insurance amounts available to FSAM in respect of any policy that is in effect as of the date hereof. The total premium for any such permitted joint tail or similar insurance policy shall be paid prior to the Closing. If the total premium paid by (or, without duplication, allocated to) FSC for all joint tail or similar insurance policies permitted under this Section 6.1(g) exceeds $4,500,000 (the “FSC Covered Premium Amount”), FSM and FSH shall promptly reimburse (A) FSC for (I) twenty percent (20%) of any such premium that is greater than $4,500,000 and less than $5,400,000 and (II) forty percent (40%) of any such premium greater than $5,400,000. If the total premium paid by (or, without duplication, allocated to) FSFR for all joint tail or similar insurance policies permitted under this Section 6.1(g) exceeds $1,500,000 (the “FSFR Covered Premium Amount”), FSM and FSH shall promptly reimburse (A) FSFR for (I) twenty percent (20%) of any such premium greater than $1,500,000 and less than $1,800,000, and forty percent (40%) of any such premium greater than $1,800,000.

Section 6.2           Preparation of FSAM Proxy Statement; FSAM Stockholders Meeting.

(a)          As promptly as reasonably practicable following the date of this Agreement, FSAM shall, with the cooperation of Buyer, prepare and file with the SEC a proxy statement (together with the letter to stockholders, notice of meeting, form of proxy and any amendments thereof or supplements thereto, the “FSAM Proxy Statement”) for use in connection with the FSAM Stockholders Meeting. Buyer shall reasonably cooperate with FSAM in the preparation of the FSAM Proxy Statement, including by providing FSAM with any information regarding Buyer or its Affiliates that is reasonably required or appropriate to be included in the FSAM Proxy Statement as may be reasonably requested by FSAM or as otherwise required by the SEC or applicable Law. FSAM shall (i) respond as promptly as reasonably practicable to any comments of the SEC with respect to the FSAM Proxy Statement in order to clear the preliminary FSAM Proxy Statement with the SEC as promptly as practicable after filing and (ii) cause the FSAM Proxy Statement to be mailed to FSAM’s stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC. FSAM will advise Buyer, promptly after it receives notices thereof, of any request by the SEC for amendments or supplements to the FSAM Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. FSAM shall promptly notify Buyer of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the FSAM Proxy Statement or for additional information and provide Buyer with copies of all correspondence between FSAM or any of its Representatives and the SEC regarding the FSAM Proxy Statement.

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(b)          Notwithstanding anything to the contrary herein, no filing with, or amendment or supplement thereto, or correspondence with the SEC or any other Governmental Entity in respect of the transactions contemplated by this Agreement will be made by FSAM without providing Buyer a reasonable opportunity to review and comment thereon (including the proposed final version of such document or response), and FSAM shall give reasonable consideration to any reasonable comments suggested by Buyer. If at any time prior to the FSAM Stockholders Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the FSAM Proxy Statement, FSAM shall as promptly as reasonably practicable, prepare and mail to its stockholders such an amendment or supplement. If at any time prior to Closing any information relating to any of the parties, or any of their respective Affiliates, directors or officers, should be discovered by any party, the party that discovers such information shall promptly notify the other parties hereto. If Seller, following reasonable consultation with Buyer, determines that such information should be set forth in an amendment or supplement to the FSAM Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, then an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of FSAM.

(c)          As promptly as reasonably practicable following the clearance of the FSAM Proxy Statement by the SEC, FSAM, acting through its board of directors, shall (i) take all lawful action necessary to duly call, give notice of, convene and hold the FSAM Stockholders Meeting (with a record date and meeting date to be selected after reasonable consultation with Buyer) and not postpone or adjourn the FSAM Stockholders Meeting except to the extent required by applicable Law or to the extent FSAM’s board of directors or any committee thereof reasonably believes in good faith that such postponement or adjournment, after consultation with its outside legal counsel, is consistent with its fiduciary duties under applicable Law and (ii) subject to the right of FSAM’s board of directors to effect an Adverse Recommendation Change pursuant to Section 6.2(e), use its commercially reasonable efforts to solicit from FSAM’s stockholders proxies in favor of the FSAM Stockholder Approval. Once the record date for the FSAM Stockholders Meeting has been established, FSAM, acting through its board of directors, shall consult in good faith with Buyer prior to changing such record date. FSAM’s board of directors shall make the FSAM Recommendation and shall include the FSAM Recommendation in the FSAM Proxy Statement, and FSAM’s board of directors and all committees thereof shall not (x) withdraw, modify or qualify (or publicly propose to withdraw, modify or qualify) in any manner adverse to Buyer the FSAM Recommendation, (y) make any other public statement in connection with the FSAM Stockholders Meeting contrary to the FSAM Recommendation or (z) upon Buyer’s written request, fail to affirm publicly the FSAM Recommendation, provided, that Buyer may not make such request more than once in any ten (10) Business Day period (any action described in the foregoing clauses (x), (y) or (z) being referred to herein as an “Adverse Recommendation Change”); provided that FSAM’s board of directors may make an Adverse Recommendation Change in accordance with Section 6.2(e).

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(d)          Unless this Agreement is terminated in accordance with its terms prior to the date of the FSAM Stockholders Meeting, (i) the obligation of FSAM to call, give notice of, convene and hold the FSAM Stockholders Meeting and to hold a vote of FSAM’s stockholders on the approval of this Agreement and the transactions contemplated hereby at the FSAM Stockholders Meeting shall not be affected by the commencement, disclosure, announcement or submission to it of any Competing Transaction, or by an Adverse Recommendation Change, and (ii) in any case in which FSAM’s board of directors makes an Adverse Recommendation Change pursuant to Section 6.2(e), (A) FSAM shall nevertheless submit this Agreement and the transactions contemplated hereby to a vote of its stockholders and (B) any proxy card shall provide that signed proxies that do not specify the manner in which the shares of FSAM Common Stock subject thereto are to be voted shall be voted “FOR” approving this Agreement and the transactions contemplated hereby.

(e)          Notwithstanding any limitations set forth in this Agreement, on and after the date hereof and prior to the receipt of the FSAM Stockholder Approval:

(i)          If FSAM has received a bona fide written Competing Transaction proposal from any Person that has not been withdrawn and, after consultation with its outside legal counsel, FSAM’s board of directors shall have determined, in good faith, that such Competing Transaction is a Superior Proposal, FSAM’s board of directors may make an Adverse Recommendation Change with respect to such Superior Proposal if and only if (A) the FSAM board of directors determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with their fiduciary duties under applicable Law, (B) FSAM shall have provided written notice to Buyer that its board of directors is prepared to effect an Adverse Recommendation Change subject to complying with clause (C) below (a “Determination Notice”) (which notice shall not constitute making an Adverse Recommendation Change) and (C) (1) FSAM shall have provided to Buyer the identity of the offeror, the material terms and conditions of the Competing Transaction and copies of material Competing Transaction Documentation, (2) FSAM shall have given Buyer three (3) Business Days after delivery of the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Competing Transaction would cease to constitute a Superior Proposal and, if requested by Buyer, FSAM shall have negotiated with Buyer in good faith during such three (3) Business Day period, and (3) after considering the proposals, if any, made by Buyer during such three (3) Business Day period, and after consultation with its outside legal counsel, FSAM’s board of directors shall have determined, in good faith, that such Competing Transaction continues to constitute a Superior Proposal and that the failure to make an Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law. For the avoidance of doubt, the provisions of this Section 6.2(e)(i) shall also apply to any material amendment to any proposed Competing Transaction and require a new Determination Notice, except that the references to three (3) Business Days shall be deemed to be two (2) Business Days.

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(ii)         Other than in connection with a Competing Transaction, FSAM’s board of directors may make an Adverse Recommendation Change in response to a Change in Circumstance if and only if (A) the FSAM board of directors determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with their fiduciary duties under applicable Law, (B) FSAM shall have provided written notice to Buyer that its board of directors is prepared to effect an Adverse Recommendation Change subject to complying with clause (C) below (an “Other Determination Notice”) (which notice shall not constitute making an Adverse Recommendation Change) and (C) (1) FSAM shall have provided to Buyer: a description in reasonable detail of the Change in Circumstance, (2) FSAM shall have given Buyer three (3) Business Days after delivery of the Other Determination Notice to propose revisions to the terms of this Agreement and, if requested by Buyer, FSAM shall have negotiated with Buyer in good faith during such three (3) Business Day period, and (3) after considering the proposals, if any, made by Buyer during such three (3) Business Day period, and after consultation with its outside legal counsel, FSAM’s board of directors shall have determined, in good faith, that the failure to make the Adverse Recommendation Change in response to such Change in Circumstance would be inconsistent with its fiduciary duties under applicable Law.

Section 6.3           BDC Approvals.

(a)          Each of Seller and Buyer shall use its commercially reasonable efforts to facilitate to the extent practicable, as promptly as practicable following the date of this Agreement, including Seller’s recommendation to the BDC Boards to approve the New Investment Advisory Agreements and the appointment or election of the directors required to satisfy the BDC Governance Conditions (such recommendation, the “Seller Recommendation”), the following actions on the part of each of the BDC Boards: (i) the appointment of Buyer as “investment adviser” pursuant to the applicable New Investment Advisory Agreement; (ii) the (A) approval of the applicable New Investment Advisory Agreement with respect to each BDC in accordance with Section 15(c) of the Investment Company Act and the recommendation to stockholders of the applicable BDC to vote in favor of the same and (B) appointment or election of the directors required to satisfy the BDC Governance Conditions and the recommendation to stockholders of the applicable BDC to vote in favor of the same; (iii) the calling of a meeting of the stockholders of each BDC to be held as promptly as reasonably practical for the purpose of voting upon a proposal to approve (in the requisite manner) the applicable New Investment Advisory Agreement and the election of the directors required to satisfy the BDC Governance Conditions; and (iv) the submission to the stockholders of each BDC for a vote at a stockholders meeting the proposals to approve the applicable New Investment Advisory Agreement and for the election of the directors required to satisfy the BDC Governance Conditions. Seller shall not (x) withdraw, modify or qualify (or publicly propose to withdraw, modify or qualify) in any manner adverse to Buyer its recommendation to the BDC Boards to approve the New Investment Advisory Agreement with respect to each BDC and the election of the directors required to satisfy the BDC Governance Conditions, or (y) make any other public statement in connection with the stockholders meeting of each BDC contrary to such recommendation (any action described in the foregoing clauses (x) or (y) being referred to herein as a “Seller Adverse Recommendation Change”).

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(b)          Each of Seller and Buyer shall use its commercially reasonable efforts to facilitate, to the extent practicable and requested by the BDCs, the preparation and filing with the SEC and all other applicable Governmental Entities, as promptly as practical following receipt of the approval and recommendation described in clause (a) above, all proxy solicitation materials required to be distributed to the stockholders of each BDC with respect to the actions recommended for stockholder approval by the BDC Boards (the “BDC Proxy Solicitation Materials”) and to mail (or to cause to be mailed) such proxy solicitation materials as promptly as practical, including any amendments or supplements thereto required to be so filed or mailed.

(c)          Notwithstanding anything to the contrary herein, each of Seller and Buyer shall cooperate and use commercially reasonable efforts to facilitate the following: (i) no filing with, or amendment or supplement thereto, or correspondence with the SEC or any other Governmental Entity in respect of the transactions contemplated by this Agreement will be made by any BDC without providing the other party a reasonable opportunity to review and comment thereon (including the proposed final version of such document or response); (ii) the reasonable consideration by such BDC to any reasonable comments suggested by Buyer or Seller, as applicable; and (iii) no filing or mailing of any such document or response to any written comments of the SEC or any other Governmental Entity will be made by such BDC prior to receiving the approval of Buyer or Seller, as applicable, which approval shall not be unreasonably withheld, conditioned or delayed (provided that Buyer or Seller may in its sole discretion withhold or withdraw approval regarding any information concerning itself).

(d)          Notwithstanding any other provision of this Section 6.3 to the contrary, prior to contacting any BDC in respect of the matters addressed herein, Buyer and its applicable Affiliates or Representatives, shall provide Seller and its Representatives reasonable advance notice of, and an opportunity to participate in, such communication. Without limiting the generality of the foregoing, in no event shall Buyer or any of its Affiliates or Representative, communicate (orally or in writing), or agree to participate in any meeting or conference (including by telephone), with any BDC or any of its Representatives unless it has first consulted with Seller and its Representatives in advance thereof and the other party has no objections thereto. Nothing herein shall prevent Buyer from making public statements in support of the transactions contemplated by this Agreement.

Section 6.4           BDC Governance Conditions. Seller shall use its commercially reasonable efforts to facilitate the following arrangements with respect to the BDC Boards (the “BDC Governance Conditions”):

(a)          With respect to the board of directors of FSC:

(i)          Richard Dutkiewicz is contemplated to complete his current term.

(ii)         Each of Bernard D. Berman, James Castro-Blanco, Brian S. Dunn, Byron J. Haney, Alexander Frank and Douglas F. Ray will resign, effective at the Closing.

(iii)        In addition to Mr. Dutkiewicz, effective at the Closing the board of directors of FSC will be comprised of one new director who is an “interested person” with respect to Buyer, who shall be John Frank, and four new directors acceptable to Buyer who are not “interested persons” with respect to either Buyer or any of its Affiliates or Seller or any of its Affiliates, who shall be Marc H. Gamsin, Craig Jacobson, Richard G. Ruben and Bruce Zimmerman. In the event that any such person who will be a new director is unwilling or unable to serve as a director of FSC at Closing, then Buyer shall identify a person or persons (subject to the approval of the board of directors of FSC) to replace such person as a proposed director of FSC.

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(b)          With respect to the board of directors of FSFR:

(i)          Richard W. Cohen is contemplated to complete his current term.

(ii)         Each of Bernard D. Berman, James Castro-Blanco, Richard P. Dutkiewicz, Alexander C. Frank and Jeffrey R. Kay will resign from the board of directors of FSFR, effective at the Closing.

(iii)        In addition to Mr. Cohen, effective at the Closing the board of directors of FSFR will be comprised of one new director that is an “interested person” with respect to Buyer, who shall be John Frank, and four new directors acceptable to Buyer who are not “interested persons” with respect to either Buyer or its Affiliates or Seller or its Affiliates, who shall be Marc H. Gamsin, Craig Jacobson, Richard G. Ruben and Bruce Zimmerman. In the event that any such person who will be a new director is unwilling or unable to serve as a director of FSFR, then Buyer shall identify a person or persons (subject to the approval of the board of directors of FSFR) to replace such person as a proposed director of FSFR.

(c)          In the event that Glass, Lewis & Co. or Institutional Shareholder Services issues a public statement advising against the election of any person named in Section 6.4(a)(iii) or Section 6.4(b)(iii) as a proposed director of a BDC, then Buyer shall propose (subject to the approval of the board of directors of such BDC) the person whose name is listed on Schedule 6.4(c) to replace such person as a proposed director of a BDC (such person, the “First Replacement Director”). In the event that Glass, Lewis & Co. or Institutional Shareholder Services issues a public statement advising against the election of the First Replacement Director as a proposed director of such BDC, then Buyer shall identify, in consultation with Seller and taking into account the issues raised by Glass, Lewis & Co. and Institutional Shareholder Services with respect to the First Replacement Director (to the extent that such issues raised by them do not conflict), a person or persons (subject to the approval of the board of directors of such BDC) to replace such person as a proposed director of such BDC (such person, the “Second Replacement Director”). For the avoidance of doubt, in the event that Glass, Lewis & Co. or Institutional Shareholder Services issues a public statement advising against the election of the Second Replacement Director as a director of such BDC, Buyer shall have no obligation hereunder to identify any person to replace the Second Replacement Director.

(d)          Notwithstanding anything herein to the contrary, Buyer shall have no obligation to identify a person to replace any person (i) who is unwilling or unable to serve as a director of any BDC or (ii) for whom Glass, Lewis & Co. or Institutional Shareholder Services has issued a public statement advising against his or her election as a director of a BDC, in each case to the extent that Section 15(f) of the Investment Company Act can be satisfied at the Closing without the election of such person to the board of directors of such BDC.

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(e)          Notwithstanding anything herein to the contrary, with respect to any person identified as a proposed director of a BDC pursuant to Section 6.4(a) or Section 6.4(b) or by Buyer pursuant to Section 6.4(c), (i) if such person is unwilling or unable to serve as a director of such BDC, (ii) if Glass, Lewis & Co. or Institutional Shareholder Services has issued a public statement advising against the election of such person as a director of such BDC, or (iii) in the case of Section 6.4(c), if the board of directors of such BDC has failed to approve such person as a director of such BDC, then Buyer has the right, but not the obligation, to deliver a written notice to Seller setting forth Buyer’s election to amend Section 6.4(a)(iii) and Section 6.4(b)(iii) to remove any reference to such person as a proposed director of a BDC and the seat on the applicable BDC Board to be filled by such person, so long as Section 15(f) of the Investment Company Act can be satisfied at the Closing without the election of such person to the board of directors of such BDC, and following the receipt of such notice by Seller, this Section 6.4 shall automatically be so amended for all purposes hereunder. For the avoidance of doubt, following any such amendment, the BDC Governance Conditions shall be capable of being satisfied at the Closing without the appointment or election of such person referenced in the foregoing sentence to any BDC Board, and the size of the BDC Board(s) contemplated by Section 6.4(a) and Section 6.4(b), as the case may be, shall be reduced by one director.

(f)          Seller and Buyer shall cooperate and use commercially reasonable efforts to cause each BDC to include a description of the BDC Governance Conditions applicable to it in the BDC Proxy Solicitation Materials prepared in respect of such BDC.

Section 6.5           Access to Information. Upon reasonable prior notice, Seller shall, and shall cause its controlled Affiliates and instruct its Representatives to, afford reasonable access to Buyer and its Representatives, in a manner not disruptive to the operations of the business of Seller and its controlled Affiliates, during normal business hours and upon reasonable notice from the date hereof until the Closing, to the Business Records and, to the extent relating to the Business, the properties, personnel and other Representatives of Seller or its controlled Affiliates and, during such period, shall (and shall cause each of its controlled Affiliates and instruct its Representatives to) furnish promptly to such Representatives all information concerning the Business and, to the extent relating to the Business, the properties, personnel and other Representatives of Seller or its controlled Affiliates and to provide copies thereof, as may reasonably be requested; provided, however, that nothing herein shall require the Seller or its controlled Affiliates to disclose any information to Buyer or its Representatives if such disclosure would, in the reasonable judgment of the Seller, (i) violate applicable Law or the provisions of any agreement to which the Seller or its controlled Affiliates is a party or (ii) jeopardize any attorney-client or other legal privilege.

Section 6.6           Business Records. Subject to Section 6.20, from and after the Closing, Seller and its applicable Affiliates shall have the right, but not the obligation, to retain all original business records of Seller and its Affiliates (including documents for which copies thereof constitute Business Records) including such business records as (i) are required by any Governmental Entity or other legal or regulatory authority, including any applicable Law or regulatory request to be so retained or (ii) as may be necessary for Seller or its applicable Affiliates to perform their respective obligations, or enforce their respective rights, pursuant to this Agreement, the Ancillary Agreements or any other agreement between Seller and its Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand, that will remain in effect after the Closing. To the extent that an original Business Record is transferred to Buyer pursuant to Section 6.20, Seller shall be permitted to retain a copy thereof.

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Section 6.7           Confidentiality.

(a)          The terms of the Confidentiality Agreement, dated March 7, 2016, between Buyer and FSAM, as amended by the Amendment to Confidentiality Agreement dated April 8, 2017 (the “FSAM Confidentiality Agreement”), are incorporated into this Agreement by reference and shall continue in full force and effect until the Closing, at which time the confidentiality obligations under the FSAM Confidentiality Agreement shall terminate. If, for any reason, the transactions contemplated by this Agreement are not consummated, the FSAM Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

(b)          From and after the date hereof until the termination of the FSAM Confidentiality Agreement as contemplated by Section 6.7(a), except in furtherance of the transactions contemplated by this Agreement and the Voting Agreements, neither Buyer nor any of its controlled Affiliates, nor any of their respective Representatives, shall, or shall assist or encourage any other Person to, directly or indirectly: (i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, directly or indirectly, by purchase or otherwise, ownership (including beneficial ownership as defined in Rule 13d-3 of the Exchange Act) of any voting securities or direct or indirect rights or options to acquire any voting securities of a BDC, any subsidiary thereof or any successor to, or any Person in control of, a BDC, any of its assets (except in the ordinary course of business and excluding any CLO securities of CLOs managed by Seller that are owned by Buyer or its Affiliates from time to time) or businesses, or any subsidiary or division thereof, or of any such successor or controlling person or any bank debt, claims or other obligations of a BDC or any rights or options to acquire such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of a BDC or to obtain representation on a board of directors of a BDC, or solicit, or participate in the “solicitation” of, any “proxies” (as such terms are used in the Exchange Act) or consents with respect to any securities of a BDC; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, consolidation, business combination, acquisition, tender or exchange offer, recapitalization, restructuring or other transaction involving a BDC or any of its subsidiaries or their securities or assets other than in the ordinary course of business, except for public statements in support of the transactions contemplated by this Agreement; (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing; (v) enter into or seek to enter into the New Investment Advisory Agreement or any other investment advisory agreement with any of the BDCs; (vi) seek or request permission or participate in any effort to do any of the foregoing or make or seek permission to make any announcement with respect to any of the foregoing; (vii) disclose (whether or not publicly) any intention, plan or arrangement with respect to any of the foregoing; or (viii) take any action that might result in a BDC being obligated to make a public announcement regarding any of the foregoing. Buyer further agrees that it shall not, and shall cause its Affiliates and its Representatives not to, make any proposal, statement or inquiry, or disclose any intention, plan or arrangement, whether written or oral, that is inconsistent with any of the foregoing.

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(c)          From and after the Closing, Seller shall, and shall cause its controlled Affiliates and instruct its Representatives to, maintain in confidence any written, oral or other information relating to the Business, except that the foregoing requirements of this Section 6.7(c) shall not apply to the extent that (i) any such information is or becomes generally available to the public other than as a result of disclosure by Buyer or any of its Affiliates or Representatives, (ii) any such information (including any report, statement, testimony or other submission to a Governmental Entity) is required by applicable Law, Order or such Governmental Entity to be disclosed, after prior notice has been given to Buyer to the extent such notice is permitted by applicable Law, provided that no such notice is required if prohibited by applicable Law or (iii) any such information is reasonably necessary to be disclosed in connection with any Action or in any dispute with respect to this Agreement or the Ancillary Agreements (including in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing party in the course of any litigation, arbitration, mediation, investigation or administrative proceeding). Seller shall cause its controlled Affiliates and instruct its Representatives having access to such information of such obligation of confidentiality; provided, however, that Seller may disclose information about the Tax treatment and Tax structure of the transactions contemplated by this Agreement (including any facts or materials relating thereto or reasonably necessary to understand such treatment or structure).

(d)          From and after the date hereof until the earlier of the End Date or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, each of FSAM and Seller shall use its commercially reasonable efforts to enforce and seek the performance of all confidentiality, standstill and similar obligations set forth in any Contract to which such Person is a party relating to the Business, the Transferred Assets or the BDCs (unless FSAM or Seller, as the case may be, determines in good faith, after consultation with its outside legal counsel, that the enforcement, or seeking the performance, of such confidentiality, standstill and similar obligations would be inconsistent with its or its directors’ or its managers’ respective fiduciary duties under applicable Law).

Section 6.8           Transaction Expenses. Each party hereto shall bear its own expenses of negotiating and preparing this Agreement and the Ancillary Agreements and consummating the transactions contemplated hereby and thereby; provided, however, that (a) the third-party out-of-pocket fees, costs and expenses of proxy solicitation and tabulation and printing and mailing proxy statements required to be distributed to the stockholders of FSAM as contemplated by Section 6.2, (b) the filing fee in respect of the required notification under the HSR Act and (c) the third-party out-of-pocket fees, costs and expenses of proxy solicitation and tabulation and printing and mailing proxy statements, and all other fees, costs and expenses borne or incurred by the BDCs in connection with actions taken by them in connection with Section 6.3 (the “BDC Proxy Costs”), shall be borne by Buyer and Seller as follows: (x) Seller and Buyer shall bear equally the first one million five hundred thousand dollars ($1,500,000) of such fees, costs and expenses set forth in clauses (a) through (c); and (y) (i) Seller, prior to the Closing, shall bear any incremental BDC Proxy Costs in excess of one million five hundred thousand dollars ($1,500,000) (the “Incremental BDC Proxy Costs”) as well as the fees, costs and expenses of any BDC or any proxy solicitation regarding the BDCs initiated by a third party following the date of this Agreement and prior to the Closing (the “Interloper BDC Proxy Costs”) and any other fees, costs or expenses contemplated by this Section 6.8 in excess of $1,500,000 and (ii) from and after the Closing, (A) each of Seller and FSH shall indemnify the BDCs for all Incremental BDC Proxy Costs and Interloper BDC Proxy Costs (together, the “Indemnified Proxy Costs”) and (B) in addition to the Indemnified Proxy Costs, Seller shall bear any other fees, costs or expenses contemplated by this Section 6.8 in excess of $1,500,000. Prior to the Closing, Seller agrees not to cause or instruct any BDC or any Subsidiary thereof to pay any BDC Proxy Costs (including any Incremental BDC Proxy Costs) or Interloper BDC Proxy Costs or to otherwise seek reimbursement from any BDC, or any Subsidiary thereof, for any fees, costs or expenses contemplated by this Section 6.8.

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Section 6.9           Non-Solicitation.

(a)          From and after the date hereof until the earlier of the Closing, the End Date or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, each of FSAM, FSH and Seller shall not, and shall cause its controlled Affiliates and instruct its Representatives not to, directly or indirectly, (i) solicit, knowingly encourage, entertain or facilitate, or make any inquiry, offer or proposal that would reasonably be likely to lead to, any Competing Transaction (a “Competing Transaction Proposal”), (ii) initiate, continue or otherwise participate in any discussions or negotiations, or enter into any written or oral agreement, arrangement or understanding, regarding a Competing Transaction, (iii) disclose, directly or indirectly, any confidential information concerning the Transferred Assets (except as necessary to manage the Transferred Assets in the ordinary course of business consistent with past practices), or afford access to the business, directors, officers, employees, properties, facilities, assets, contracts, books or records of FSAM, FSH, Seller or any of their respective Subsidiaries to any Person in connection with a Competing Transaction, in each case, other than to Buyer or its respective Affiliates or Representatives, (iv) release any Person from or waive, terminate, modify or fail to enforce any provision of any standstill or similar obligation of any Person (other than Buyer) with respect to FSAM, FSH, Seller, the BDCs or any of their respective Subsidiaries that is in effect as of the date of this Agreement (unless FSAM, FSH or Seller, as the case may be, determines in good faith, after consultation with its outside legal counsel, that the failure to so release, waive, terminate, modify or fail to enforce would be inconsistent with its or its directors’, general partners’ or managers’ respective fiduciary duties under applicable Law) or (v) authorize any of, or commit or agree to do any of the foregoing. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of FSAM, FSH, Seller or any of their respective controlled Affiliates shall be a breach of this Section 6.9 by FSAM, FSH or Seller, as applicable. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, at any time prior to obtaining the FSAM Stockholder Approval, in response to an unsolicited written Competing Transaction Proposal, (i) if FSAM’s board of directors or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Competing Transaction Proposal constitutes a Superior Proposal or could be reasonably likely to lead to a Superior Proposal, FSAM’s board of directors or any committee thereof shall be permitted to participate (and to authorize FSAM and its Representatives to participate) in discussions regarding such Competing Transaction Proposal solely to the extent necessary to clarify the terms of such Competing Transaction Proposal and (ii) if FSAM’s board of directors or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Competing Transaction Proposal constitutes a Superior Proposal, FSAM may (and may authorize and permit its Subsidiaries and Representatives to), to the extent that FSAM’s board of directors or any committee thereof determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, (x) furnish information with respect to FSAM and its Subsidiaries to the Person making such Competing Transaction Proposal (and its Representatives) pursuant to a confidentiality agreement containing confidentiality provisions that, taken as a whole, are no more favorable to the receiving party under such confidentiality agreement than those applicable to Buyer in the FSAM Confidentiality Agreement, provided that all such information has previously been provided to Buyer or is provided to Buyer prior to the time that it is provided to such Person or any of its Representatives, and (y) participate in discussions and negotiations with the Person making such Competing Transaction Proposal (and its Representatives) regarding such Competing Transaction Proposal; provided, further, that FSAM shall notify Buyer of such Competing Transaction Proposal prior to disclosing any information about FSAM and its Subsidiaries to the Person making such Competing Transaction Proposal.

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(b)          Each of FSAM, FSH and Seller, as applicable, shall promptly request that all Persons who executed a confidentiality agreement with FSAM, FSH or Seller, as applicable, in connection with the consideration of a possible acquisition of FSAM or the Transferred Assets (each a “Seller Confidentiality Agreement”) return, or destroy, all confidential information heretofore furnished to such Persons subject to the terms of such Seller Confidentiality Agreement.

Section 6.10         Efforts of Parties to Close; Consents.

(a)          From and after the date hereof through the Closing, except as otherwise expressly contemplated by this Agreement, each party hereto agrees to use commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including as promptly as practicable, making all registrations and filings with, and obtaining all necessary Consents from, all Governmental Entities (including those in connection with the HSR Act) and taking all reasonable steps as may be necessary or advisable to obtain a required approval or waiver from a Governmental Entity.

(b)          Without limitation of Section 6.10(a), as promptly as reasonably practicable and in any event within ten (10) Business Days of the date hereof, Buyer shall prepare and file all documents and notifications as are required to comply with the HSR Act and request early termination of the applicable waiting period thereunder. Without limitation of the foregoing, each of Buyer and Seller shall cooperate with the other in good faith in the preparation of all such filings and responses and supplying, as promptly as practicable, any additional information and documentary material that may be requested pursuant to the HSR Act.

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(c)          Notwithstanding anything in the foregoing to the contrary, no party shall be required to hold separate or dispose of any asset, or to initiate any litigation against any Governmental Entity in order to obtain Consents.

(d)          From and after the date hereof, (i) Seller shall use its commercially reasonable efforts to facilitate (A) FSC obtaining an extension of the term of the revolving credit availability under the ING Credit Agreement to January 31, 2018 and (B) the appointment, effective as of the Closing, of Buyer BDC Administrator or its designee as the administrative agent under the SLF JV I LLC Agreement, the Glick JV LLC Agreement and each of the Administrative Services Agreements and as the sub-advisor under the Natixis Sub-Advisory Agreement, including any amendments thereto required to effect the foregoing, and (ii) assign, or cause the assignment of, to a BDC or a Subsidiary thereof prior to the Closing any of its obligations as administrative agent, collateral agent, documentation agent, sub-advisor, arranger or other similar agent, advisor or arranger (“Agent”) under any loan agreements, collateral documents (including control agreements) and other relevant documents with respect to any BDC Portfolio Investment pursuant to which Seller, FSC CT or any of their respective Affiliates otherwise serves as Agent to the extent that such assignment does not require the consent of any third party (including a Governmental Entity) or result in a violation of applicable Law. Any costs or expenses payable to third parties for the procurement of any consents, approvals or agreements or extensions set forth in clause (i) above from such third parties shall be borne by Seller. Seller agrees not to cause or instruct any BDC or any Subsidiary thereof to pay any such fees, costs or expenses or to otherwise seek reimbursement from any of them therefor.

(e)          Except as otherwise agreed by the parties, including pursuant to Section 6.10(d), from and after the date hereof, with respect to each BDC Portfolio Investment set forth on Section 6.10(e) of the Disclosure Schedules, Seller and Buyer shall cooperate and use commercially reasonable efforts to obtain all consents, approvals and agreements of any third party (other than a Governmental Entity) to the appointment of Buyer BDC Administrator or a designee thereof as the successor (the “Successor Agent”) to Seller, FSC CT or any of their respective Affiliates as Agent under any of the loan agreements, collateral documents (including control agreements) and other relevant documents with respect to such BDC Portfolio Investment set forth on Section 6.10(e) of the Disclosure Schedules or pursuant to which Seller, FSC CT or any of their respective Affiliates otherwise serves in any such capacity. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any such third party consents, approvals or agreements shall not have been obtained prior to the Closing, Buyer and Seller shall continue to cooperate with each other and use commercially reasonable efforts to obtain such consents, approvals or agreements as promptly as reasonably practicable after the Closing. Pending receipt of any such consents, approvals or agreements, (i) Buyer and Seller shall, and shall cause their respective Affiliates to, cooperate with each other to effect mutually agreeable, reasonable and lawful arrangements (each an “Alternative Arrangement”) designed to provide Buyer and its Affiliates with substantially similar rights and benefits that would have accrued to each such Person had such consents, approvals or agreements been obtained, and (ii) without limitation of the foregoing, with respect to each BDC Portfolio Investment, Seller (A) shall deliver, or shall cause to be delivered, to Buyer BDC Administrator as soon as reasonably practicable, but in any event within three (3) Business Days of receipt thereof, copies of all certificates, financial statements, notices and other documents Seller, FSC CT or any of their respective Affiliates receives in connection with serving as Agent under any such BDC Portfolio Investment, (B) shall pay, or cause to be paid, to the applicable BDC as soon as reasonably practicable, but in any event within ten (10) Business Days of receipt thereof, any fees received in connection with serving as Agent under such BDC Portfolio Investment less any actual, out-of-pocket expenses incurred in connection therewith (such fees to be held in trust by Seller or its Affiliate for the benefit of such BDC until so paid to such BDC), (C) shall, and shall cause its Affiliates to, take any action reasonably requested by Buyer BDC Administrator in Seller’s or its Affiliate’s capacity as Agent under such BDC Portfolio Investment (including requesting information to which it is entitled thereunder) and (D) shall not, and shall cause its Affiliates not to, take any action (including, for the avoidance of doubt, providing or withholding consent or approval with respect to any matter thereunder) in its capacity as Agent under such BDC Portfolio Investment without the prior written consent of Buyer BDC Administrator (which consent shall not be unreasonably withheld, conditioned or delayed). FSH and Seller shall bear, jointly and severally, any costs or expenses payable to third parties in connection with the procurement of any such consents, approvals or agreements from third parties (whether such costs and expenses are incurred prior to the Closing or after the Closing pursuant to this Section 6.10(e)). Seller agrees not to cause or instruct any BDC or any Subsidiary thereof to pay any such fees, costs or expenses or to otherwise seek reimbursement from any of them therefor. For the avoidance of doubt, Seller, FSC CT or the applicable Affiliate thereof shall resign as Agent under the applicable Contract effective upon the appointment of Buyer BDC Administrator or its designees as Successor Agent under such Contract in accordance with Section 6.10(d) or this Section 6.10(e).

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(f)          From the date hereof until the Closing, Seller and Buyer shall cooperate and use commercially reasonable efforts to obtain the approval of The Nasdaq Stock Market LLC and the New York Stock Exchange, as applicable, to any supplemental listing application with respect to the current listing of shares of common stock of each BDC on their respective markets or exchange required under the applicable rules thereof as a result of the transactions contemplated hereby, including any such application required to change the name and ticker symbol of each BDC in connection with Closing.

(g)          From the date hereof until the Closing, Seller and Buyer shall cooperate and use commercially reasonable efforts to obtain recommendations from Glass, Lewis & Co. and Institutional Shareholder Services in favor of the election of the persons specified in Section 6.4(a)(iii) and Section 6.4(b)(iii) and, if applicable, any persons identified by Buyer to replace such persons pursuant to Section 6.4 to the board of directors of the applicable BDC.

Section 6.11         Further Assurances. Following the Closing, upon the reasonable request of any party or parties hereto, the other parties hereto, as the case may be, agree to promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may be reasonably requested to effectuate the purposes of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby.

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Section 6.12         Taxes.

(a)          Seller and its Affiliates, on one hand, and Buyer and its Affiliates, on the other hand, shall share equally any and all Transfer Taxes. Each of Seller and Buyer and their respective Affiliates shall, at their own expense, timely file, and cause any of their applicable Affiliates to file, any Tax Return or other document required to be filed with respect to such Transfer Taxes, and each of Seller or Buyer and their respective Affiliates shall provide Seller or Buyer, as the case may be, with an opportunity to review and comment on such Tax Return or other document, and shall consider in good faith any comments proposed thereto. Each of Seller and Buyer shall join, and cause any of its applicable Affiliates to join, in the execution of any such Tax Return if required by Law.

(b)          Each of Seller and Buyer shall, and shall cause its Affiliates to, (i) provide the other party and its Affiliates with such assistance as may be reasonably requested in connection with the preparation of any Tax Return or any audit, Action or other examination by any proceeding by or before any Governmental Entity relating to liability for Taxes, in each case, to the extent related the Transferred Assets, the Buyer Post-Closing Liabilities or the Business, (ii) retain for a period of six (6) years following the end of the calendar year in which the Closing occurs and provide to the other party and its Affiliates all records and other information that are reasonably requested in connection with any such Tax Return, audit, Action, examination or proceeding and (iii) provide the other party and its Affiliates with a copy of any final determination of any such audit, Action, examination or proceeding that affects any amount required to be shown on any Tax Return of the other party for any period.

(c)          Where it is necessary for purposes of this Agreement to apportion between Taxes of Seller and its Affiliates, on the one hand, and Buyer, on the other hand, for a taxable year or period beginning on or prior to, and ending after, the Closing Date, such Taxes shall be apportioned between the period deemed to end at the close of the Closing Date and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that Taxes (such as real or personal property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

(d)          Buyer and Seller hereby agree to waive compliance with the bulk transfer provisions of the Uniform Commercial Code (or any similar Law) if and to the extent applicable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 6.13         Section 15(f).

(a)          Buyer acknowledges that Seller is entering into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the Investment Company Act. Subject to applicable Law, Buyer shall, to the extent within its control, not take any action or omit to take any action, that would have the effect of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of the transactions contemplated by this Agreement. In that regard, without limitation, subject to applicable Law, Buyer shall take such actions as are within its control so that:

(i)          for a period of not less than three (3) years from and after the Closing, at least seventy-five percent (75%) of the members of each of the BDC Boards are not “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of Buyer or Seller; and

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(ii)         for a period of not less than two (2) years from and after the Closing, there shall not be imposed on any BDC an “unfair burden” (as reasonably interpreted under Section 15(f) of the Investment Company Act) as a result of the transactions contemplated by this Agreement or the Ancillary Agreements, or any express or implied terms, conditions or understandings applicable thereto or any other express or implied understandings or agreements to which Buyer or any of its Affiliates is a party.

(b)          Section 6.13(a) shall not apply in the event that the parties reasonably agree in writing that Section 15(f) of the Investment Company Act no longer applies to the transactions contemplated by this Agreement or the Ancillary Agreements. Section 6.13(a)(i) shall not apply to the extent of the relief provided by any exemptive order obtained by Buyer or any of its Affiliates from the SEC as contemplated by Section 15(f)(3) of the Investment Company Act. Notwithstanding anything to the contrary contained herein, the covenants of the parties hereto contained in this Section 6.13 are intended only for the benefit of such parties and for no other Person.

(c)          In the event that, on or prior to the three (3) year anniversary of the Closing, Buyer or any of its Affiliates enters into any transaction that would constitute an “assignment” (as defined in the Investment Company Act) to a third party of any New Investment Advisory Agreement, Buyer shall first obtain, or cause its Affiliate to obtain, a covenant in all material respects the same as that contained in this Section 6.13.

Section 6.14         Non-Solicitation of Employees; Severance; Waiver of Restrictive Covenants.

(a)          From and after the Closing until the one-year anniversary of the date thereof, Buyer shall not, directly or indirectly, solicit for employment, hire or otherwise engage any individual that was an employee of Seller or its Affiliates as of the Closing set forth on Schedule 6.14; provided, however, that the foregoing provision shall not prevent Buyer from engaging or hiring any individual set forth on Schedule 6.14 during such period whose employment was terminated by Seller or its Affiliates prior to the date of such engagement or hire and with respect to whom Buyer reimburses to Seller or its applicable Affiliate any severance amounts paid to such employee by Seller or its Affiliates prior, and as a condition, to hiring such employee; provided, further, that Buyer may engage the last individual listed on Schedule 6.14 to provide consulting services to Buyer for a period of up to sixty (60) days without regard to whether such individual’s employment has been terminated by Seller or its Affiliates and, if such individual’s employment has been terminated by Seller or its applicable Affiliate, without any requirement to reimburse Seller or such Affiliate for any severance amounts paid to such individual hereunder.

(b)          Subject to Section 6.14(a), from and after the Closing, Seller shall cause FSC CT to waive any of its rights under any non-competition, non-solicitation or similar provision of any employment agreement, severance agreement, restrictive covenant agreement or other Contract between FSC CT and any current or former employee of FSC CT to the extent that such provision restricts such employee from being employed or otherwise engaged by Buyer, the BDCs or any of their respective Affiliates.

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Section 6.15         Financing; Financing Cooperation.

(a)          Notwithstanding anything to the contrary in this Agreement or in any of the Ancillary Agreements, Buyer acknowledges and agrees that its obligations to effect the transactions contemplated by this Agreement and the Ancillary Agreements are not conditioned upon the availability to Buyer or any of its Affiliates of any debt, equity or other financing in any amount whatsoever. The failure, for any reason, by Buyer to have sufficient cash available through the Closing to satisfy the Purchase Price shall constitute a Willful Breach of this Agreement by Buyer.

(b)          Prior to the Closing, Seller shall use its commercially reasonable efforts to provide, and use its commercially reasonable efforts to cause its Representatives to provide, such cooperation to Buyer as may reasonably be requested by Buyer in connection with obtaining any debt financing to refinance Indebtedness of the BDCs in connection with the transactions contemplated hereby, including the following:

(i)          at reasonable times, during normal business hours, at reasonable locations and upon reasonable notice, participating (to the extent applicable) in a reasonable number of road shows, meetings, due diligence sessions and similar presentations to and with prospective lenders, investors and rating agencies and assisting with the preparation of materials for rating agency presentations, road show presentations, bank information memoranda (including, to the extent necessary, an additional bank information memoranda that does not include material non-public information) and similar documents required in connection with such debt financing;

(ii)         assisting reasonably in the negotiation of one or more credit or other agreements, as well as any pledge and security documents, and other definitive financing documents, collateral filings or other certificates or documents as may be reasonably requested by Buyer and otherwise reasonably facilitating the pledging of collateral;

(iii)        facilitating the delivery at Closing of any necessary and customary pledge and security documents, guarantees, mortgages, collateral filings, other definitive financing documents (including one or more credit agreements or other instruments) in connection with such debt financing or other certificates or documents as may reasonably be requested by Buyer (all such documents, together with the documents described in the preceding clause (ii), the “Debt Documents”) and reasonably facilitating the taking of all corporate actions by the BDCs with respect to entering such definitive financing documents and otherwise necessary to permit consummation of such debt financing (provided that all such corporate action shall be deemed to become effective only if and when the Closing occurs and shall be based on authorizations (including appointment of directors and authorized officers) provided by, and derived exclusively from the authority of, Buyer after giving effect to the Closing);

(iv)        cooperating reasonably with diligence, to the extent customary and reasonable, in connection with such debt financing;

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(v)         using commercially reasonable efforts to obtain legal opinions of in-house or “local” counsel customary for financings similar to such debt financing;

(vi)        obtaining customary authorization letters with respect to any bank information memoranda from a senior officer of each BDC and using commercially reasonable efforts to obtain consents of accountants for use of their reports on customary terms and consistent with the accountants’ customary practice in any materials relating to such debt financing;

(vii)       at least five (5) Business Days prior to Closing, providing all documentation and other information about each BDC that is reasonably requested and reasonably determined by the lenders providing such debt financing to be required by applicable “know your customer” and anti-money laundering rules and regulations, to the extent requested by Buyer in writing at least ten (10) Business Days prior to Closing; and

(viii)      taking all actions reasonably requested to facilitate arrangements for the discharge as of the Closing Date of any Indebtedness, including obtaining customary release letters, Encumbrance terminations and other instruments of discharge;

provided, in each case in Sections 6.15(b)(i) through (vii) above, that (v) none of Seller, the BDCs nor any of their respective Affiliates, nor any of their respective Representatives, shall be required to incur any Liability whatsoever in connection with any such debt financing, including any “commitment” or similar fee (except that the BDCs and their Subsidiaries may incur such liabilities only to the extent such Liabilities become effective after the Closing), (w) nothing in this Section 6.15 shall require cooperation to the extent that it would (A) cause any condition to Closing set forth in Article VII to not be satisfied or otherwise cause any breach of this Agreement, (B) require Seller, the BDCs or any of their respective Affiliates to take any action that would reasonably be expected to conflict with or violate Seller’s, a BDC’s or any of their respective Affiliates’ organizational documents or any Law, or result in, or could reasonably be expected to result in, the contravention in any material respect of, or result in a violation or breach in any material respect of, or default under, any Contract to which it is a party, (C) unreasonably interfere with the ongoing operations of Seller, the BDCs or their respective Affiliates or (D) cause any representation or warranty to be breached in this Agreement, (x) except as contemplated in Section 6.15(b)(iii) above, the boards of directors of the BDCs and their Subsidiaries shall not be required prior to the Closing to adopt resolutions approving any Debt Document, (y) none of Seller, the BDCs nor any of their respective Affiliates shall be required to (A) enter into any Contract in connection with any such debt financing that is not conditioned on the occurrence of the Closing and does not terminate without Liability to Seller, the BDCs or any of their respective Affiliates upon termination of this Agreement, (B) provide access to or disclose information that Seller or a BDC determines would jeopardize any attorney-client privilege of Seller, such BDC or any of their respective Affiliates, (C) provide financial or other information regarding the BDCs or their Subsidiaries that is not in the possession of a BDC or any of its Subsidiaries or (D) provide any legal opinion or other opinion of counsel or any solvency certificate, or, in the case of Seller or its Affiliates, issue any offering or information document, and (z) none of Seller, the BDCs nor any of their respective Affiliates shall be required to execute any Debt Documents (except (1) the authorization letters set forth in 6.15(b)(vi) above, (2) any prepayment and termination notices necessary pursuant to 6.15(b)(viii) above and (3) as otherwise set forth in Section 6.15(b)(vii) above prior to the Closing).

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(c)          Buyer shall indemnify, defend and hold harmless Seller, the BDCs and their respective Affiliates, and their respective pre-Closing Representatives (collectively, the “Indemnitees”), from and against any and all Liabilities, losses, damages, claims, costs, expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments and penalties suffered or incurred, directly or indirectly, by any of the Indemnitees in connection with the arrangement of any debt financing described in this Section 6.15, except to the extent that any of the foregoing arises from (x) the bad faith, gross negligence or willful misconduct of any Indemnitee, in each case as determined by a court of competent jurisdiction in a final and non-appealable decision or (y) any information provided by any of the Indemnitees pursuant to Section 6.15(b)(i). For the avoidance of doubt, this Section 6.15(c) shall not apply to any such Liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred, directly or indirectly, by Seller in connection with the performance of its obligations pursuant to Section 6.10(d) or Section 6.10(e).

Section 6.16         Base Management and Incentive Fees. Within ten (10) Business Days following the collection of the initial payment of the Base Management Fee and incentive fee on Pre-Incentive Fee Net Investment Income (each as defined in Paragraph 3 in each New Investment Advisory Agreement) after the end of the quarter in which Closing occurs, Buyer shall pay, by wire transfer of immediately available funds to the account designated in writing by Seller to Buyer, the pro-rata portion of such fees relating to the total number of days elapsed in such quarter prior to Closing, divided by the total number of days in such quarter, at the blended fee rates described in Paragraphs 3(a) and 3(b)(i) of each New Investment Advisory Agreement. Without limitation of the foregoing, Buyer shall, and shall cause its applicable Affiliates to, (a) use commercially reasonable efforts to collect any and all such Base Management Fees or Incentive Fee (as defined in Paragraph 3 in each New Investment Advisory Agreement) promptly when due pursuant to the terms of the applicable New Investment Advisory Agreement and (b) not waive, in whole or in part, such Base Management Fees or Incentive Fees in respect of such period.

Section 6.17         No Control of the Other Party’s Business.

(a)          Except as set forth in this Agreement, nothing contained in this Agreement is intended to give Buyer or its Affiliates, directly or indirectly, the right to control or direct the Business, the use of the Transferred Assets or the operations of the BDCs prior to the Closing. Prior to the Closing, Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the Business and use of the Transferred Assets.

(b)          Except as set forth in this Agreement, nothing contained in this Agreement is intended to give Seller, directly or indirectly, the right to control or direct the business or operations of Buyer or its Affiliates.

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Section 6.18         BDC Indemnification Limitations. Notwithstanding anything herein to the contrary, from and after the date hereof until the date, if any, on which this Agreement is terminated pursuant to Section 9.1, FSAM, FSH and Seller shall not, and shall cause FSC CT and their other respective Affiliates not to, make any claim for, seek or otherwise be entitled to indemnification or advancement of expenses from any BDC or any Subsidiary thereof pursuant to the Existing Investment Advisory Agreements, the Existing Administration Agreements, the charters or bylaws of any Person, any other Contract or otherwise with respect to any damages, liabilities, claims, costs, expenses, interest, awards, judgments, penalties or other losses (collectively, “BDC Indemnifiable Losses”) except to the extent such BDC is an insured under, and such BDC Indemnifiable Losses would be covered under, (a) an insurance policy in effect prior to the date hereof, (b) an insurance policy obtained by Seller or any of its Affiliates at their sole cost and expense from and after the date hereof or (c) a tail or similar insurance policy that is purchased for coverage of claims where the underlying act, occurrence or event took place prior to the Closing (provided that Seller or its Affiliate shall bear the cost of any deductible with respect to such BDC Indemnifiable Losses under any such policy); provided, that FSAM, FSH and Seller shall not, and shall cause FSC CT and their other respective Affiliates not to, make any claim for indemnification or advancement of expenses from a BDC or any Subsidiary thereof with respect to any BDC Indemnifiable Losses (x) that arise out of or result from (A) any Existing Governmental Matter or (B) any transaction contemplated by this Agreement or any Ancillary Agreement or (y) to the extent that the relevant policy excludes or otherwise limits reimbursement for such BDC Indemnifiable Losses, with such risk of uncollectability being fully retained by FSAM, FSH or Seller, as applicable, in each case, to the extent that the applicable BDC, and each Person acting on its behalf, has not taken a position with respect to any claim that is adverse to FSAM or any of its Affiliates or otherwise communicated to any insurer that the applicable claim should not be subject to coverage, in whole or in part; provided, however, notwithstanding the foregoing, each of Seller and FSC CT shall be entitled to reimbursement for, and shall not be required to waive or otherwise release, the ordinary course expenses and allocations (including with respect to overhead, rent, employee salaries and direct expenses) otherwise due to Seller or FSC CT pursuant to the terms of the Existing Investment Advisory Agreements, the Existing Administration Agreements or other Contracts to which any BDC or its controlled Affiliate is a party, in each case in respect of pre-Closing periods and in an amount not to exceed the applicable amounts set forth on Section 6.18 of the Disclosure Schedules to the extent such amounts are paid prior to Closing. Notwithstanding the foregoing, to the extent that any BDC or Subsidiary thereof makes any payment to FSAM, FSH, Seller or any of their respective Affiliates in respect of any obligation to indemnify or advance expenses to the foregoing Persons for which such BDC or Subsidiary is not ultimately reimbursed or otherwise made whole for the amount of such payment by any such insurance policy, then FSAM, FSH or Seller, as applicable, shall, or shall cause their applicable Affiliate to, return such amount to such BDC or Subsidiary on demand in immediately available funds, unless and to the extent that a BDC or any Person acting on its behalf took a position with respect to any claim that is adverse to FSAM or any of its Affiliates or otherwise communicated to any insurer that the applicable claim should not be subject to coverage, in whole or in part. For the avoidance of doubt, nothing in this Section 6.18, shall limit the ability of FSAM or any of its controlled Affiliates from making any claim or receiving any recovery pursuant to any insurance policy that is (I) in force as of the date hereof, solely to the extent of the shared coverage available to FSAM in accordance with the Insurance Sharing Agreement and the dedicated insurance amounts available to FSAM, (II) purchased with the consent of Buyer or (III) in compliance with the coverage terms specified in Section 6.1(g).

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Section 6.19         Transition and Employee Services; BDC Board Presentation.

(a)          Buyer agrees that it shall: (i) to the extent the individual set forth on Schedule 6.19 is employed by the Buyer or one of its Affiliates, provide the services of such individual to Seller as requested by Seller for fifty percent (50%) of such individual’s work time through the date of filing of FSAM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with the SEC; and (ii) to the extent reasonably requested by Seller, cause other former accounting employees of Seller and its Affiliates then employed by Buyer or one of its Affiliates to provide accounting services to FSAM and its Affiliates.

(b)          Seller agrees that it shall, to the extent the individual set forth on Schedule 6.19 is employed by the Seller or one of its Affiliates, provide the services of such individual to Buyer as requested by Buyer for fifty percent (50%) of such individual’s work time.

(c)          If either party requests the services of the individual set forth on Schedule 6.19, such party shall reimburse fifty percent (50%) of such individual’s annual salary and cash bonus set forth on Schedule 6.19 to the applicable employer based on the percentage of the employee’s time used over an annual salary period. With respect to any other employee, Seller will reimburse to Buyer an amount equal to the applicable portion of such employee’s annual salary and cash bonus based on the percentage of the employee’s time used by Seller and its Affiliates over an annual salary period. The obligations of a party to provide the services of any employee under this Section 6.19 shall immediately terminate with respect to such employee when such employee ceases to be employed by such party or any of its Affiliates (provided that, for the avoidance of doubt, no obligations of a party to pay for any services rendered to such party hereunder by such employee prior to his or her termination shall terminate). The parties shall consider in good faith entering into a mutually acceptable transition or employee services agreement with respect to the matters set forth in the foregoing provisions of this Section 6.19 and any other services that the parties agree therein that one party will provide to the other party.

(d)          Seller will facilitate a presentation to each BDC Board by the relevant attorneys at Proskauer Rose LLP regarding the status of, and potential Liabilities and other consequences for the BDC Indemnified Parties arising from, the Existing Governmental Matters within sixty (60) days following the Closing Date; provided that no employee of Buyer may attend such presentation (other than any employee of Buyer who serves as a member of such BDC Board). Seller shall bear all fees and expenses of Proskauer Rose LLP in connection with such presentation.

Section 6.20         Information Transfer Plan. Prior to the earlier of September 30, 2017 and the Closing, Seller and Buyer shall work together in good faith and shall use commercially reasonable efforts to develop and implement a plan that will result in the delivery or transfer, subject to compliance with applicable Law, of the Business Records to Buyer at the Closing (or at such later time as the parties may agree in writing) in a manner consistent with the principles, procedures and guidelines set forth in Section 6.20 of the Disclosure Schedules (the “Information Transfer Plan”). The Information Transfer Plan shall provide that (a) to the extent any Business Records will be delivered or transferred to Buyer along with material that does not pertain or relate to the Business or that are Excluded Records, such material may be redacted from the Business Records and, for the avoidance of doubt, such redacted material shall not constitute “Business Records” for purposes of this Agreement and (b) Seller shall direct its Representatives to deliver or transfer, subject to compliance with applicable Law, any Business Records in their possession or control to Seller (for further delivery or transfer to Buyer) or to Buyer in accordance with the other terms of the Information Transfer Plan. The Information Transfer Plan shall also address the treatment of the Excluded Records. Prior to the Closing or until the applicable Business Records are transferred and delivered to Buyer in accordance with the Information Transfer Plan, Seller shall, and shall cause its applicable Affiliates to, maintain the Business Records in accordance with applicable Law and in substantially the same manner and with the same care that the Business Records have been maintained prior to the date hereof.

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Section 6.21         Payoff Letter. Not less than two (2) Business Days prior to the Closing Date, FSH shall have delivered to Buyer a payoff letter in customary form with respect to all borrowings and other indebtedness outstanding under the Sumitomo Credit Agreement (the “Sumitomo Payoff Letter”), which Sumitomo Payoff Letter shall provide that, upon receipt by the lenders thereunder of the amounts set forth in the Sumitomo Payoff Letter, FSH and its Subsidiaries will have no further obligations with respect to such indebtedness and all guarantees and Encumbrances in connection therewith, including any Encumbrance on the Transferred Assets created under the Sumitomo Security Agreement, shall be automatically released (provided that the Sumitomo Payoff Letter will not be required to include any waiver or release of indemnification, contribution or other obligations of FSH or its Subsidiaries that expressly survive termination of the terms of the agreements governing such indebtedness).

Article VII

CONDITIONS

Section 7.1           Conditions to Each Party’s Obligations. The respective obligation of each party to effect the transactions contemplated by this Agreement is subject to the satisfaction or (to the extent permitted by Law) waiver by Buyer and Seller, as applicable, on or prior to the Closing of the following conditions:

(a)          No Order issued by any court of competent jurisdiction or other Governmental Entity preventing the entry into the New Investment Advisory Agreements shall be in effect. No Law shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity that prohibits or makes illegal the entry into the New Investment Advisory Agreements.

(b)          The applicable waiting period (and any extension thereof) under the HSR Act shall have been terminated or shall have expired.

(c)          The FSAM Stockholder Approval shall have been obtained.

(d)          The approvals contemplated by clauses (i), (ii) and (iv) of Section 6.3(a) shall have been obtained, in each case effective at Closing.

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(e)          At least seventy-five percent (75%) of the members of each of the BDC Boards shall not be “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of Buyer or Seller.

(f)          The BDC Governance Conditions shall have been implemented in accordance with the terms of this Agreement and shall become effective at Closing.

(g)          The BDCs shall have repaid in full all debentures listed on Schedule 7.1(g) (the “SBA Debentures”).

(h)          The Sumitomo Payoff Letter shall have been obtained and shall be in full force and effect.

Section 7.2           Conditions to Buyer’s Obligations. The obligations of Buyer to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by Buyer:

(a)          (i) Each of the representations and warranties in Section 3.1, Section 3.2, Section 4.1 and Section 4.2 shall be true and correct in all respects, and (ii) each of the other representations and warranties set forth in Article III and Article IV shall be true and correct in all respects (and, other than the representation set forth in Section 4.5, shall be determined without regard to any qualifications or limitations as to “material,” “materiality” or “Material Adverse Effect”), except, in the case of clause (ii) of this Section 7.2(a), for the failure to be so true and correct that, individually or in the aggregate, does not have, and would not be reasonably likely to have, a Material Adverse Effect, in the case of both clauses (i) and (ii) of this Section 7.2(a), at the Closing, with the same effect as though each such representation and warranty had been made on and as at the Closing (except for any representation or warranty made as of a specific date, which shall be given as of such specific date).

(b)          Each of Seller, FSAM and FSH shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)          Seller shall have delivered to Buyer a certificate as to the matters contained in clauses (a) and (b) of this Section 7.2, as applicable, dated as of the Closing Date, signed by an executive officer of Seller.

(d)          Since the date of this Agreement, no Material Adverse Effect shall have occurred (taking into account the exclusion of the Excluded Liabilities).

(e)          The NAV of each BDC as of June 30, 2017 shall be equal to at least eighty percent (80%) of the Base Date NAV of such BDC, provided, that if the Closing occurs on or after November 1, 2017, then the reference to “June 30, 2017” above shall be replaced by “September 30, 2017” and NAV shall be calculated based upon the NAV of such BDC, as preliminarily approved by the applicable BDC Board.

(f)          The consents, waiver letters and amendments attached to schedule Schedule 7.2(f) shall be in full force and effect.

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(g)          No Event of Default (determined without regard to any temporary waiver, forbearance or amendment) (as such term is defined in the applicable Material Debt Agreement as in effect as of the date hereof) under any Material Debt Agreement shall have occurred; provided that any waiver, forbearance or amendment of any right or obligation under any Material Debt Agreement that will remain in effect until December 31, 2017 or a later date shall not be deemed to be “temporary” for purposes of this Section 7.2(g).

(h)          (i) FSC shall have obtained an extension of the term of the revolving credit availability under the ING Credit Agreement to January 31, 2018 or (ii) FSC shall have drawn down the full amount of the revolving credit availability as of the date hereof under the ING Credit Agreement (for the avoidance of doubt, without giving effect to any amendment to the amount of such revolving credit availability after the date hereof).

(i)          The assignment and assumption agreements attached to Schedule 7.2(i) shall be in full force and effect.

(j)          From and after the date hereof, no person other than a person proposed or identified as a director of a BDC in accordance with Section 6.4 shall have been appointed or elected to the board of directors of such BDC.

(k)          None of FSAM, Seller or any of their respective Affiliates shall have entered into, or authorized or agreed to enter into, any settlement or other agreement with any Governmental Entity or any other Person relating to the Existing Governmental Matters if such settlement or agreement would materially impair the operation of the business of any BDC as conducted as of the date hereof.

(l)          No Section 203 Waiver shall have been amended, modified or rescinded by the applicable BDC Board in any manner adverse to Buyer.

(m)          FSC shall have opened the collateral account contemplated by the FSC Control Agreement at Morgan Stanley Smith Barney LLC (such account the “FSC Collateral Account”) and shall have deposited the FSC Collateral Shares therein, and FSFR shall have opened the collateral account contemplated by the FSFR Control Agreement at Morgan Stanley Smith Barney LLC (such account the “FSFR Collateral Account”) and shall have deposited the FSFR Collateral Shares therein.

Section 7.3           Conditions to Seller’s Obligations. The obligations of Seller to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, which may be waived in writing by Seller:

(a)          (i) Each of the representations and warranties in Section 5.1 and Section 5.2 shall be true and correct in all respects, and (ii) each of the other representations and warranties set forth in Article V shall be true and correct in all respects (and shall be determined without regard to any qualifications or limitations as to “material” or “materiality”), except, in the case of clause (ii) of this Section 7.3(a), for the failure to be so true and correct that, individually or in the aggregate, does not have and would not be reasonably likely to have a material adverse effect on the ability of Buyer to timely consummate the transactions contemplated by this Agreement, in the case of both clauses (i) and (ii) of this Section 7.3(a), at the Closing with the same effect as though each such representation and warranty had been made as at the Closing (except for any representation or warranty made as of a specific date, which shall be given as of such specific date).

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(b)          Buyer shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)          Buyer shall have delivered to Seller a certificate, dated as of the Closing Date, signed by an executive officer of Buyer, as to the matters contained in clauses (a) and (b) of this Section 7.3.

Section 7.4           Frustration of Closing Conditions. Neither Buyer, on the one hand, nor Seller, on the other hand, may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such party to comply with its obligations under this Agreement.

Article VIII

INDEMNIFICATION

Section 8.1           Indemnification of Buyer Indemnified Parties and BDC Indemnified Parties.

(a)          From and after the Closing, Seller and FSH shall, jointly and severally, indemnify and defend (I) Buyer, its Affiliates and their respective Representatives (for the avoidance of doubt, excluding the BDCs and their respective Subsidiaries, each a “Buyer Indemnified Party” and, collectively, the “Buyer Indemnified Parties”) and hold them harmless from and against (x) all Buyer Specified Losses and (y) all General Losses suffered by a Buyer Indemnified Party relating to, arising out of, or resulting from (1) any breach of any covenant set forth under this Agreement by Seller, FSAM or FSH and (2) any Excluded Liability (such General Losses described in clauses (1) and (2) are together referred to as “Buyer General Losses”), (II) the FSC Indemnified Parties for (x) all costs and out-of-pocket expenses (including actual attorneys’ fees) actually incurred by the FSC Indemnified Parties in respect of responding to requests for information from any Governmental Entity or in defending a FSC Indemnified Party in connection with an Existing Governmental Matter (excluding any such costs and expenses incurred by any FSC Indemnified Party or the board of directors of FSC in connection with its own independent (or joint with FSFR) inquiry, review or other investigation into the Existing Governmental Matters prior to the filing or following the settlement or final disposition of any enforcement action by the SEC against FSC related to the Existing Governmental Matters) (all such costs and expenses, the “FSC Existing Investigation Defense Costs”) and (y) all BDC Net Losses suffered by the FSC Indemnified Parties and (III) the FSFR Indemnified Parties for (x) all costs and out-of-pocket expenses (including actual attorneys’ fees) actually incurred by the FSFR Indemnified Parties in respect of responding to requests for information from any Governmental Entity or in defending a FSFR Indemnified Party in connection with an Existing Governmental Matter (excluding any such costs and expenses incurred by any FSFR Indemnified Party or the board of directors of FSFR in connection with its own independent (or joint with FSC) inquiry, review or other investigation into the Existing Governmental Matters prior to the filing or following the settlement or final disposition of any enforcement action by the SEC against FSFR related to the Existing Governmental Matters) (all such costs and expenses, the “FSFR Existing Investigation Defense Costs”) and (y) all BDC Net Losses suffered by the FSFR Indemnified Parties. For the avoidance of doubt, without limitation of any of Seller’s obligations under Section 6.8, neither Seller nor FSH shall have any obligation under this Section 8.1 to indemnify any Buyer Indemnified Party for any Buyer General Losses arising out of or resulting from the execution or delivery of this Agreement or the Closing. For purposes of this Agreement:

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(i)          “Buyer Specified Losses” means FSC Losses and FSFR Losses.

(ii)         “FSC Loss” means, in respect of a Buyer Specified Indemnifiable Event, (i) the amount of any FSC Qualifying NAV Reduction resulting therefrom, multiplied by (ii) the Base Management Fee (as defined in the FSC Investment Advisory Agreement), multiplied by (iii) fifteen (15).

(iii)        “FSC Qualifying NAV Reduction” means an actual reduction in the NAV of FSC to the extent such reduction was directly caused by, or indirectly caused by (but the reasonably foreseeable result of), a Buyer Specified Indemnifiable Event.

(iv)        “FSFR Loss” means, in respect of a Buyer Specified Indemnifiable Event, (i) the amount of any FSFR Qualifying NAV Reduction resulting therefrom, multiplied by (ii) the Base Management Fee (as defined in the FSC Investment Advisory Agreement), multiplied by (iii) fifteen (15).

(v)         “FSFR Qualifying NAV Reduction” means an actual reduction in the NAV of FSFR to the extent such reduction was directly caused by, or indirectly caused by (but the reasonably foreseeable result of), a Buyer Specified Indemnifiable Event.

(vi)        “Buyer Losses” means all Buyer Specified Losses and all Buyer General Losses; provided, however, for the avoidance of doubt, “Buyer Losses” shall not include any BDC Net Losses.

(vii)       “BDC Net Losses” means, with respect to each BDC Indemnified Party, a dollar amount equal to the excess of (i) the sum of (A) all fees, fines and monetary penalties actually paid by such BDC Indemnified Party to the SEC in respect of an Existing Governmental Matter, (B) any deductible paid in respect of any amounts in clause (ii)(B) below and (C) all disgorgements actually paid by such BDC Indemnified Party to any Person (other than a Subsidiary of the applicable BDC) in respect of an Existing Governmental Matter to the extent at the direction of the SEC, over (ii) the sum of (A) all disgorgements actually paid to such BDC Indemnified Party by Seller or its Affiliates in respect of an Existing Governmental Matter and (B) all amounts actually paid to such BDC Indemnified Party in respect of an Existing Government Matter under any insurance policy. For the avoidance of doubt, BDC Net Losses shall be calculated without giving any effect to any fees, costs or expenses incurred or paid by FSAM, FSH or Seller or any of their respective Affiliates prior to the date hereof.

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(viii)      “Buyer Specified Indemnifiable Event” means failure of any representation or warranty set forth in Article III or Article IV to be true and correct as of the date hereof and as of the Closing as if made as of the Closing.

(b)          Neither Seller nor FSH shall be required to indemnify the Buyer Indemnified Parties for:

(i)          any FSC Losses unless there has been an FSC Qualifying NAV Reduction equal to at least $76,471,950 (the “FSC Threshold Amount”), at which time all FSC Losses incurred shall be subject to indemnification hereunder including the amount of the FSC Threshold Amount in the calculation of such FSC Losses; or

(ii)         any FSFR Losses unless there has been an FSFR Qualifying NAV Reduction equal to at least $23,936,834 (the “FSFR Threshold Amount”), at which time all FSFR Losses incurred shall be subject to indemnification hereunder including the amount of the FSFR Threshold Amount in the calculation of such FSFR Losses.

(c)          Notwithstanding anything to the contrary contained herein, neither Seller nor FSH shall be required to indemnify, defend or hold harmless any Buyer Indemnified Party against, or reimburse any Buyer Indemnified Party for, any Buyer Losses to the extent that the aggregate amounts paid pursuant to this Section 8.1 in respect thereof exceed the Buyer Escrow Amount (such amount, the “Aggregate Buyer Cap”); provided that no indemnification shall be available under this Section 8.1 in respect of any attorneys’ fees or consequential, special, incidental or indirect damages, lost profits, diminution of value or similar items to the extent that the aggregate amounts paid pursuant to this Section 8.1 in respect of such attorneys’ fees and damages, lost profits, diminution of value or similar items exceed twenty-two million dollars ($22,000,000) (the “Buyer Loss Sublimit”). Any Buyer Losses that any Buyer Indemnified Party is entitled to recover pursuant to this Article VIII shall be payable solely from the then remaining Buyer Escrow Fund in accordance with Section 8.3 and the Escrow Agreement. For the avoidance of doubt, for purposes of determining whether the aggregate of Buyer Losses exceed the Aggregate Buyer Cap, all Buyer Losses suffered or incurred by a Buyer Indemnified Party shall be aggregated, subject to the Buyer Loss Sublimit, without regard to the type of loss incurred or the applicable party liable therefor.

(d)          At the Closing, FSH will enter into the FSC Pledge Agreement, pursuant to which FSH will pledge a number of shares of FSC to FSC with an aggregate value, based on the average closing price of one share of common stock of FSC on the Nasdaq over the five (5) Business Days immediately preceding the Closing Date, equal to $35.0 million (collectively, the “FSC Collateral Shares”), and FSH shall deposit the FSC Collateral Shares into the FSC Collateral Account. FSC shall have the right to exercise its rights to foreclose on such shares under the FSC Pledge Agreement to recover (i) any BDC Existing Investigation Defense Costs suffered by a FSC Indemnified Party that remain following the exhaustion of the BDC Escrow Fund and (ii) any BDC Net Losses suffered by a FSC Indemnified Party, in each case that are indemnifiable by FSH and Seller pursuant to this Article VIII.

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(e)          At the Closing, FSH will enter into the FSFR Pledge Agreement, pursuant to which FSH will pledge a number of shares of FSFR to FSFR with an aggregate value, based on the average closing price of one share of common stock of FSFR on the Nasdaq over the five (5) Business Days immediately preceding the Closing Date, equal to $10.0 million (collectively, the “FSFR Collateral Shares”), and FSH shall deposit the FSFR Collateral Shares into the FSFR Collateral Account. FSFR shall have the right to exercise its rights to foreclose on such shares under the FSFR Pledge Agreement to recover (i) any BDC Existing Investigation Defense Costs suffered by an FSFR Indemnified Party that remain following the exhaustion of the BDC Escrow Fund and (ii) any BDC Net Losses suffered by a FSFR Indemnified Party, in each case that are indemnifiable by FSH and Seller pursuant to this Article VIII.

(f)          Any Buyer Losses that a Buyer Indemnified Party is entitled to recover pursuant to this Article VIII shall be payable solely from the then remaining Buyer Escrow Fund. Any BDC Existing Investigation Defense Costs that a BDC Indemnified Party is entitled to recover pursuant to this Article VIII shall be payable first from the then remaining BDC Escrow Fund and, once such BDC Escrow Fund has been exhausted, to the extent applicable, thereafter by such BDC Indemnified Party exercising its rights under the applicable Pledge Agreement in accordance with Section 8.3, which Pledge Agreement shall provide that a BDC Indemnified Party must first satisfy its recovery thereunder from any cash or liquid securities (other than, for the avoidance of doubt, stock of the applicable BDC) available in the applicable BDC Collateral Account. Any BDC Existing Investigation Defense Costs suffered by a BDC Indemnified Party that remain following the exhaustion of the BDC Escrow Fund and BDC Net Losses that a BDC Indemnified Party is entitled to recover pursuant to this Article VIII shall be satisfied solely by such BDC Indemnified Party exercising its rights under the applicable Pledge Agreement in accordance with Section 8.3 and such Pledge Agreement.

(g)          Notwithstanding anything herein to the contrary, if (i) any BDC enters into a settlement or other agreement with any Governmental Entity or other Person relating to the Existing Governmental Matters and (ii) none of FSAM, FSH, Seller or any of their respective Affiliates has consented in writing to the provisions in such settlement or agreement providing for the payment or disgorgement of any amount contemplated by clause (i) of the definition of BDC Net Losses, then Seller and FSH shall have no obligation under this Section 8.1 to indemnify such BDC Indemnified Party for any such fees, fines, monetary penalties or disgorgements. For the avoidance of doubt, the indemnification available to the BDC Indemnified Parties under this Section 8.1 shall be without regard to whether any of FSAM, FSH, Seller or any of their respective Affiliates have provided their consent to any non-monetary provision of any settlement or other agreement with any Governmental Entity or other Person (and FSH and Seller shall not have any obligation to indemnify a BDC Indemnified Party for any indemnifiable loss arising out of any such non-monetary provision).

(h)          Seller shall notify Buyer in writing no later than two (2) Business Days after the date on which all Existing Governmental Matters have been finally settled by FSAM, FSH, Seller and, to the knowledge of Seller, the BDCs with the SEC or a final, non-appealable Order has been entered with respect thereto.

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Section 8.2           Indemnification of Seller Indemnified Parties. From and after the Closing, Buyer shall indemnify and defend Seller, FSH, FSAM, their respective Affiliates and their respective Representatives (each a “Seller Indemnified Party,” collectively, the “Seller Indemnified Parties,” and together with the Buyer Indemnified Parties and the BDC Indemnified Parties, each an “Indemnified Party” and collectively the “Indemnified Parties”) and hold them harmless from and against all General Losses that such Seller Indemnified Party may at any time suffer or incur, or become subject to, in each case, as a result of or in connection with (x) the costs and out-of-pocket expenses (including actual attorneys’ fees) actually incurred by a Seller Indemnified Party in respect of defending against the assertion of any Buyer Post-Closing Liability against a Seller Indemnified Party and (y) all General Losses suffered by a Seller Indemnified Party arising out or resulting from failure of any representation and warranty set forth in Article V to be true and correct as of the date hereof and as of the Closing as if made as of the Closing and any breach of covenant to be performed prior to Closing by Buyer (each, a “Seller Loss”). Notwithstanding anything to the contrary contained herein, Buyer shall not be required to indemnify, defend or hold harmless any Seller Indemnified Party against, or reimburse any Seller Indemnified Party for, any Seller Losses to the extent that the aggregate amounts paid pursuant to this Section 8.2 exceed thirty two million dollars ($32,000,000) and Buyer shall not be required to indemnify, defend or hold harmless any Seller Indemnified Party against, or reimburse any Seller Indemnified Party for, any attorneys’ fees or consequential, special, incidental or indirect damages, lost profits, diminution of value or similar items to the extent that the aggregate amounts paid pursuant to this Section 8.2 in respect of such attorneys’ fees and damages, lost profits, diminution of value or similar items exceed twenty two million dollars ($22,000,000).

Section 8.3           Notification of Claims.

(a)          If an Indemnified Party may be entitled to indemnification pursuant to this Article VIII, such Indemnified Party shall promptly notify in writing the party from whom indemnification is sought (each, an “Indemnifying Party”) of any claim for indemnification under this Article VIII, describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand (a “Claim Notice”); provided, however, that the failure to provide such notice shall not release an Indemnifying Party from any of its obligations under this Article VIII except to the extent that an Indemnifying Party is actually prejudiced by such failure. The parties acknowledge and agree that: (i) they intend to shorten (in the case of the limited survival periods specified in Section 10.1) the applicable statute of limitations period with respect to certain claims; (ii) notices for claims for indemnification pursuant to this Article VIII must be delivered prior to the applicable Survival Date set forth in Section 10.1; and (iii) any claim for indemnification for which notice is not timely delivered in accordance with this Section 8.3 shall be expressly barred and is hereby waived; provided, further, that if, prior to such applicable date, an Indemnified Party shall have notified the Indemnifying Party in accordance with the requirements of this Section 8.3 of a claim for indemnification under this Article VIII (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Article VIII notwithstanding the passing of such applicable date.

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(b)          If any claim or demand by an Indemnified Party under this Article VIII relates to an Action filed or made against an Indemnified Party by a third party or Governmental Entity (a “Third Party Claim”), the Indemnifying Party may elect at any time within thirty (30) days of receipt of notice of such Third Party Claim to defend such Third Party Claim, in each case at its sole cost and expense and with its own counsel (which shall be reasonably acceptable to such Indemnified Party); provided that the Indemnifying Party shall not have the right to assume the defense of any Third Party Claim seeking solely equitable relief. In no event shall any Indemnified Party settle any Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld). In no event shall the Indemnifying Party settle any Third Party Claim without the prior written consent of the Indemnified Party unless such settlement is (i) for money solely payable by the Indemnifying Party and (ii) contains a full release of the Indemnified Parties. If the Indemnifying Party elects to defend any such Third Party Claim, then the Indemnified Party shall be entitled to participate in such defense with its own counsel, at such Indemnified Party’s sole cost and expense unless the Indemnified Party in good faith determines that there is an actual conflict of interest with the Indemnifying Party in respect of such Third Party Claim, in which case the Indemnifying Party shall be liable for the fees and expenses hereunder of one law firm for all the Indemnified Parties, in addition to local counsel in each applicable jurisdiction, with respect to such Third Party Claim. If, within ten (10) Business Days of receipt from an Indemnified Party of any Claim Notice with respect to a Third Party Claim, the Indemnifying Party (A) advises such Indemnified Party in writing that the Indemnifying Party will not elect to defend, settle or compromise such Action or (B) fails to make such an election in writing, such Indemnified Party may (subject to the Indemnifying Party’s continuing right of election in the first sentence of this Section 8.3(b)), at its option, assume the defense of such Third Party Claim. Unless and until the Indemnifying Party makes an election in accordance with this Section 8.3(b) to assume the defense of such Third Party Claim, all of the Indemnified Party’s reasonable out-of-pocket costs and expenses arising out of the defense of any such Third Party Claim shall be subject to indemnification hereunder to the extent provided herein. The party in charge of the defense shall keep the other parties reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

Section 8.4           Payment. In the event a claim or any Action for indemnification under this Article VIII has been finally determined, the amount of such final determination shall be paid or otherwise satisfied: (a) in the case of any BDC Net Losses or, following the exhaustion of the BDC Escrow Fund, any remaining BDC Existing Investigation Defense Costs, by the applicable BDC Indemnified Party exercising its rights pursuant to the applicable Pledge Agreement (which Pledge Agreement shall specify that each BDC Indemnified Party must first satisfy its recovery thereunder from any cash or liquid securities (other than, for the avoidance of doubt, stock of the applicable BDC) available in the applicable BDC Collateral Account) with respect to a number of FSC Collateral Shares or FSFR Collateral Shares, as applicable, with an aggregate value (calculated based on the average closing price of one share of common stock of the applicable BDC on the Nasdaq over the five (5) Business Days immediately preceding the date of such final determination) equal to the amount of such BDC Net Losses or such BDC Existing Investigation Defense Costs that have been finally determined, (b) with respect to BDC Existing Investigation Defense Costs (in any case other than clause (a) above) or any Buyer Losses, on demand in immediately available funds from the BDC Escrow Fund or the Buyer Escrow Fund, respectively, or (c) with respect to any General Losses indemnifiable pursuant to Section 8.2, on demand in immediately available funds. A claim or an Action, and the Liability and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Article VIII, as applicable, when the parties to such claim or Action have so determined by mutual written agreement or, if disputed, when an Order has been entered with respect to such claim or Action; provided that if, in connection with any appeal therefrom, such Order is subsequently reversed or vacated in a final, non-appealable Order, then the applicable Buyer Indemnified Party or BDC Indemnified Party shall repay the amount of such final determination plus interest at the average of the daily “bank money market” rate (expressed as a rate per annum) published in Barron’s for each of the days in the applicable period from the date of payment through the date of repayment to the applicable Indemnifying Party on demand in immediately available funds.

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Section 8.5           Additional Indemnification Provisions. The parties agree, for themselves and on behalf of their respective Affiliates and Representatives, that with respect to each indemnification obligation set forth in this Article VIII, each such obligation shall be reduced by (a) the amount of any actual reduction in cash Tax liability (calculated on a “with” or “without basis”) realized as a result of the indemnified loss in the taxable year such loss occurred or any prior taxable year, as determined by the Indemnified Party in its reasonable discretion, and (b) the amount of insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party as a result of the loss for which the Indemnified Party is seeking indemnification. The parties shall treat any indemnification payment made under this Agreement as a change in the Purchase Price, including for relevant U.S. federal income Tax purposes. For the avoidance of doubt, nothing in this Agreement shall limit the ability of any Indemnifying Party to make a claim under any insurance policy for any losses indemnifiable by such Indemnifying Party hereunder. In no event shall an Indemnified Party be entitled to recover pursuant to this Article VIII the same loss more than once.

Section 8.6           Mitigation. Each Indemnified Party agrees to take commercially reasonable steps to, and to cause its controlled Affiliates to, mitigate any Indemnifiable Losses to which it is entitled to recover hereunder upon, and after becoming aware of, any event or condition that would reasonably be expected to give rise to any such Indemnifiable Losses; provided that, except as provided in Section 8.5, no Indemnified Party shall be required to seek any recourse with respect to Indemnifiable Losses from a third party.

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Section 8.7           Exclusive Remedy.

(a)          Each party acknowledges and agrees, to the extent applicable, that: (i) (A) prior to the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement or any certificate or instrument delivered hereunder shall be refusal to close the transactions contemplated hereunder to the extent permitted by Article VII and (B) following the termination of this Agreement, none of the parties hereto shall have any liability except as set forth in Section 9.2 and Section 9.3; (ii) following the Closing, other than in the case of actual fraud, the indemnification provisions of this Article VIII shall be the sole and exclusive remedy of (A) Buyer or any other Buyer Indemnified Party for (I) any breach of the representations or warranties, or covenants or agreements of Seller, FSAM or FSH contained in this Agreement or in any certificate delivered pursuant hereto and (II) in respect of Excluded Liabilities, (B) any BDC Indemnified Party in respect of any BDC Existing Investigation Defense Costs and BDC Net Losses and (C) Seller, FSAM, FSH and any other Seller Indemnified Party for (I) any breach of the representations or warranties, or covenants or agreements, of Buyer contained in this Agreement or in any certificate delivered pursuant hereto and (II) in respect of Buyer Post-Closing Liabilities, and (iii) notwithstanding anything to the contrary contained herein, no breach of any representation, warranty, covenant or agreement contained herein or in any certificate delivered pursuant hereto shall give rise to any right on the part of any party to rescind this Agreement or any of the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Section 8.7 shall limit the ability of a party to exercise its rights pursuant to Section 10.8. Notwithstanding anything to the contrary in this Agreement, the Buyer Indemnified Parties shall have recourse for indemnification under this Article VIII solely to, and to the extent of, the amount then available in the Buyer Escrow Account (subject to the Buyer Loss Sublimit, if applicable) and in no event shall the amount of Buyer Losses paid by FSH and Seller under this Article VIII exceed the Buyer Escrow Amount. Notwithstanding anything to the contrary in this Agreement, the BDC Indemnified Parties shall have recourse for indemnification under this Article VIII solely to, and to the extent of, (x) with respect to BDC Existing Investigation Defense Costs, the amount then available in the BDC Escrow Account, and (y) with respect to BDC Existing Investigation Defense Costs (following the exhaustion of the BDC Escrow Fund) and BDC Net Losses, the FSC Collateral Shares and the FSFR Collateral Shares, as applicable, pursuant to the FSC Pledge Agreement or the FSFR Pledge Agreement (which Pledge Agreements shall provide that a BDC Indemnified Party must first satisfy its recovery thereunder from any cash or liquid securities (other than, for the avoidance of doubt, stock of the applicable BDC) available in the applicable BDC Collateral Account), as applicable, and in no event shall the amounts paid by FSH and Seller under this Article VIII exceed, (1) in respect of the BDC Existing Investigation Defense Costs, the BDC Escrow Amount and, following the exhaustion of the BDC Escrow Fund, the aggregate value at the applicable time of determination of the FSC Collateral Shares and the FSFR Collateral Shares plus the amount of any cash or liquid securities (other than, for the avoidance of doubt, stock of the applicable BDC) in the applicable BDC Collateral Account, as applicable, and (2) in respect of the BDC Net Losses, the aggregate value at the applicable time of determination of the FSC Collateral Shares and the FSFR Collateral Shares, as applicable, plus the amount of any cash or liquid securities (other than, for the avoidance of doubt, stock of the applicable BDC) in the applicable BDC Collateral Account. For purposes of this Agreement, “actual fraud” shall mean an actual fraud by FSAM, FSH or Seller involving a representation or warranty set forth in Article III or Article IV; provided, however, “actual fraud” shall not include any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory.

(b)          Each of the Buyer Escrow Amount and any interest accrued thereon (the “Buyer Escrow Fund”) and the BDC Escrow Amount and any interest accrued thereon (the “BDC Escrow Fund” and, together with the Buyer Escrow Fund, the “Escrow Fund”) shall be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement and this Agreement.

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(c)          Any portion of the Buyer Escrow Fund remaining on the day following the General Survival Date, less the sum of the aggregate amount, if any, claimed by the Buyer Indemnified Parties under Section 8.1 in respect of Buyer Losses pursuant to claims (such claims, the “Outstanding Buyer Claims”) properly made against the Buyer Escrow Fund (taking into account the Buyer Loss Sublimit, if applicable), in accordance with this Article VIII and not fully resolved prior to the General Survival Date (such amount of the retained Buyer Escrow Fund, as it may be further reduced after the General Survival Date by distributions to Buyer (for further distribution to the Buyer Indemnified Parties) as set forth below, the “Retained Buyer Escrow Amount”) shall be promptly released (pursuant to written instructions from Buyer and Seller delivered on the day following the General Survival Date) from the Buyer Escrow Account to Seller. In the event and to the extent that, after the General Survival Date, any Outstanding Buyer Claim made by any Buyer Indemnified Party pursuant to Section 8.1 is resolved: (i) Buyer and Seller shall instruct the Escrow Agent to promptly release from the Buyer Escrow Account to Seller the aggregate amount of the Retained Buyer Escrow Amount equal to any amount of the Outstanding Buyer Claim resolved against such Buyer Indemnified Party and (ii) Buyer and Seller shall instruct the Escrow Agent to promptly release from the Buyer Escrow Account to Buyer (for further distribution to the Buyer Indemnified Parties) an aggregate amount of the Retained Buyer Escrow Amount equal to any amount of the Outstanding Buyer Claim resolved in favor of such Buyer Indemnified Party.

(d)          With respect to the BDC Escrow Fund, any portion of the BDC Escrow Fund remaining on the day following the Specified Survival Date, less the sum of the aggregate amount, if any, claimed by or on behalf of the BDC Indemnified Parties under Section 8.1 in respect of BDC Existing Investigation Defense Costs pursuant to claims (such claims, the “Outstanding BDC Claims”) properly made against the BDC Escrow Fund in accordance with this Article VIII and not fully resolved prior to the Specified Survival Date (such amount of the retained BDC Escrow Fund, as it may be further reduced after the Specified Survival Date by distributions to a BDC Indemnified Party or to Buyer (for further distribution to such BDC Indemnified Partied) as set forth below, the “Retained BDC Escrow Amount”) shall be promptly released (pursuant to written instructions from Buyer and Seller delivered on the day following the Specified Survival Date) from the BDC Escrow Account to Seller. Buyer and Seller shall provide a joint written notice to the Escrow Agent pursuant to the Escrow Agreement of the pendency of the Specified Survival Date no later than three (3) Business Days prior to the Specified Survival Date. In the event and to the extent that, after the Specified Survival Date, any Outstanding BDC Claim made by any BDC Indemnified Party pursuant to Section 8.1 in respect of BDC Existing Investigation Defense Costs is resolved: (i) Buyer and Seller shall instruct the Escrow Agent to promptly release from the BDC Escrow Account to Seller the aggregate amount of the Retained BDC Escrow Amount equal to any amount of the Outstanding Specified Claim resolved against such BDC Indemnified Party and (B) Buyer and Seller shall instruct the Escrow Agent to promptly release from the BDC Escrow Account to the BDC Indemnified Parties, as applicable, (or to Buyer on their behalf) an aggregate amount of the Retained BDC Escrow Amount equal to any amount of the Outstanding BDC Claim resolved in favor of such BDC Indemnified Party.

Section 8.8           Interpretation. In any claim or Action for indemnification under this Article VIII, each representation and warranty contained in this Agreement and each certificate delivered pursuant hereto (other than the representations and warranties set forth in Sections 4.5 and 4.10), for purposes of determining whether there has been a breach or inaccuracy thereof, shall be read without regard to any qualifications or limitations as to “material,” “materiality” or “Material Adverse Effect” contained in such representation or warranty (as if such qualification or limitation were deleted from such representation and warranty).

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Article IX

TERMINATION

Section 9.1           Termination.

(a)          This Agreement may be terminated on or prior to the Closing as follows:

(i)          by written consent of Seller and Buyer;

(ii)         by Seller if (A) a condition to Seller’s obligation to close set forth in Section 7.1 or Section 7.3 cannot be satisfied at or prior to the date set forth in Section 9.1(a)(v) or (B) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within twenty (20) Business Days after written notice to Buyer (provided that no cure period shall be required for a breach that by its nature cannot be cured) such that the conditions set forth in Section 7.1 or Section 7.3 cannot be satisfied at or prior to the date set forth in Section 9.1(a)(v); provided that the right to terminate this Agreement under this Section 9.1(a)(ii) shall not be available in the event Seller, FSAM or FSH is in breach in any material respects of their covenants or agreements under this Agreement at the time of such intended termination so as to cause any of the conditions set forth in Section 7.1 or Section 7.2 not to be capable of being satisfied;

(iii)        by Buyer if: (A) a condition to Buyer’s obligation to close set forth in Section 7.1 or Section 7.2 cannot be satisfied at or prior to the date set forth in Section 9.1(a)(v), (B) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and such breach has not been cured within twenty (20) Business Days after written notice to Seller (provided that no cure period shall be required for a breach that by its nature cannot be cured) such that the conditions set forth in Section 7.1 or Section 7.2 cannot be satisfied at or prior to the date set forth in Section 9.1(a)(v) or (C) any event or condition occurs that results in any indebtedness under the Sumitomo Credit Agreement becoming due by its terms prior to its scheduled maturity; provided that the right to terminate this Agreement under this Section 9.1(a)(iii) shall not be available in the event Buyer is in breach in any material respect of its covenants or agreements under this Agreement at the time of such intended termination so as to cause any of the conditions set forth in Section 7.1 or Section 7.3 not to be capable of being satisfied;

(iv)        by Buyer if: (A) the board of directors of FSAM or any committee thereof shall have made an Adverse Recommendation Change at any time prior to the receipt of FSAM Stockholder Approval or Seller shall have made a Seller Adverse Recommendation Change at any time prior to the receipt of approval of such BDC’s stockholders of the applicable New Investment Advisory Agreements, (B) a material breach by FSAM or Seller, as applicable, of its obligations under Section 6.2(a), Section 6.2(c), Section 6.2(d) or Section 6.9(a) shall have occurred, (C) FSAM shall have failed to include the FSAM Recommendation in the FSAM Proxy Statement, (D) a Competing Transaction has been publicly announced and FSAM’s board of directors shall have failed to issue a press release that expressly reaffirms the FSAM Recommendation within five (5) Business Days of receipt of a written request by Buyer to provide such reaffirmation (provided, that (i) Buyer may make such request only once in any ten (10) Business Day period and (ii) this clause (D) shall not apply to any Competing Transaction contemplated by clause (E)), (E) any tender offer or exchange offer is commenced with respect to the outstanding shares of FSAM Common Stock, and FSAM’s board of directors shall not have recommended that FSAM’s stockholders reject such tender offer or exchange offer and not tender their FSAM Common Stock into such tender offer or exchange offer within ten (10) Business Days after commencement of such tender offer or exchange offer or FSAM’s board of directors shall have made an Adverse Recommendation Change, or (F) FSAM or its board of directors (or any committee thereof) shall have publicly announced its intention to, take any of the actions specified in this Section 9.1(a)(iv);

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(v)         by Buyer or Seller if the Closing has not occurred on or prior to December 31, 2017 (the “End Date”); provided that the right to terminate this Agreement under this Section 9.1(a)(v) shall not be available to any party whose failure (or the failure of its Affiliates) to perform any covenant or obligation hereunder or other breach has caused or resulted in the failure of the Closing to occur on or prior to such respective dates; or

(vi)        by Buyer or Seller if the FSAM Stockholder Approval shall not have been obtained on or prior to the End Date.

(b)          The termination of this Agreement shall be effectuated by the delivery of written notice by the party terminating this Agreement to each other party hereto. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

Section 9.2           Effect of Termination. If this Agreement is terminated in accordance with Section 9.1 hereof, this Agreement shall become null and void and of no further force and effect (except for the provisions of this Section 9.2, Section 6.7, Section 6.8, Section 6.15(c) and each of Article I and Article X to the extent applicable hereto). None of the parties hereto shall have any liability in the event of a termination of this Agreement, including to any other party (or to such party’s Affiliates, Representatives or stockholders), except (i) with respect to surviving provisions hereof as set forth in the immediately preceding sentence and (ii) in the case of (A) the Willful Breach by any party of any representation or warranty on the part of such party set forth in this Agreement, (B) the Willful Breach by any party of any covenant or agreement of such party set forth in this Agreement or (C) as set forth in Section 9.3. The termination of this Agreement shall not affect the parties’ respective obligations under the FSAM Confidentiality Agreement.

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Section 9.3           Termination Fee.

(a)          In the event that this Agreement is terminated pursuant to Section 9.1(a)(iii) or Section 9.1(a)(v) and, at the time of such termination, any of the conditions set forth in Section 7.1(c), Section 7.1(d) or Section 7.1(f) was not satisfied: (i) with respect to FSC, then if the board of directors of FSC has publicly advised stockholders of FSC to vote “AGAINST”, or has not made any public recommendation to stockholders of FSC with respect to, the applicable proposal contemplated by Section 6.3(a)(ii), Seller shall pay to Buyer (or its designee) an amount equal to nine million two hundred thousand dollars ($9,200,000) (the “Termination Fee”) within two (2) Business Days of such termination; or (ii) with respect to FSFR, then if the board of directors of FSFR has publicly advised stockholders of FSFR to vote “AGAINST”, or has not made any public recommendation to stockholders of FSFR with respect to, the applicable proposal contemplated by Section 6.3(a)(ii), Seller shall pay to Buyer (or its designee) an amount equal to the Termination Fee within two (2) Business Days of such termination.

(b)          In the case of any such termination pursuant to Section 9.1(a)(iii), Section 9.1(a)(v) or Section 9.1(a)(vi) under any circumstance other than when a Termination Fee is payable, Seller shall reimburse Buyer for its reasonable, documented out-of-pocket fees, costs and expenses associated with the negotiation, execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder (the “Expense Reimbursement”) within two (2) Business Days of such termination; provided, that Seller’s obligation to pay the Expense Reimbursement to Buyer shall be capped at three million five hundred thousand dollars ($3,500,000); and provided, further, that in no event shall Seller be responsible for payment of both the Termination Fee and the Expense Reimbursement.

(c)          In the event that this Agreement is terminated pursuant to (i) Section 9.1(a)(ii) at a time when Buyer was permitted to terminate this Agreement pursuant to Section 9.1(a)(iv) or (ii) Section 9.1(a)(iv), Seller shall pay Buyer (or its designee) an amount equal to the Termination Fee by wire transfer of immediately available funds within two (2) Business Days of such termination.

(d)          In the event that this Agreement is terminated pursuant to (i) Section 9.1(a)(iii), (ii) Section 9.1(a)(v) or (iii) Section 9.1(a)(vi) and at any time prior to such termination a Competing Transaction shall have been publicly announced or publicly made known, or a Person shall have publicly announced an intention to make a Competing Transaction proposal and such intention to make a Competing Transaction proposal shall not have been publicly withdrawn, or such Competing Transaction proposal or intention shall not have been publicly withdrawn as of the date of the FSAM Stockholders Meeting, as the case may be, and, in each case, within twelve (12) months of such termination Seller or FSAM enters into a Competing Transaction that is subsequently consummated, then Seller shall pay Buyer (or its designee) an amount equal to the Termination Fee by wire transfer of immediately available funds within two (2) Business Days of such consummation; provided, that if the Expense Reimbursement was previously paid pursuant to Section 9.3(b), the amount of the Expense Reimbursement shall be offset against the Termination Fee payable pursuant to this Section 9.3(d). For purposes of this Section 9.3(d) only, “Competing Transaction” shall have the definition thereof set forth in Article I, but each reference to “fifty percent (50%)” therein shall be “twenty percent (20%)”.

(e)          The parties acknowledge and agree that in no event shall the Termination Fee or Expense Reimbursement be paid more than once.

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(f)          Seller acknowledges and agrees that the agreements contained in Section 9.3(a), Section 9.3(b), Section 9.3(c) and Section 9.3(d) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer would not enter into this Agreement. Accordingly, if Seller fails to promptly pay the Termination Fee when due, in addition to the Termination Fee, Buyer shall be entitled to interest on such amount, compounded daily, which shall accrue from the date such fee was required to be paid pursuant to the terms of this Agreement to and including the date of payment of such fee at the Applicable Rate in effect on the date such payment was required to be made based on a 365-day year. If, in order to obtain such payment, Buyer commences a suit that results in judgment for Buyer for the amount set forth in Section 9.3(a), Section 9.3(b), Section 9.3(c) or Section 9.3(d) or any portion thereof, Seller shall pay Buyer its reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such suit. All payments under this Section 9.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Buyer. Each of the parties further acknowledges and agrees that the payment by Seller of the Termination Fee is not a penalty, but constitutes liquidated damages in a reasonable amount that will compensate Buyer in the circumstances in which such fee is payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

Article X

MISCELLANEOUS

Section 10.1         Survival. (a) (i) All representations and warranties made pursuant to Article III, Article IV and Article V, (ii) all covenants or agreements set forth in this Agreement required to be performed prior to the Closing and (iii) the right to make claims for indemnification pursuant to Article VIII in respect of Excluded Liabilities or Buyer Post-Closing Liabilities shall, in the case of each of clauses (i), (ii) and (iii) survive the Closing and remain in full force and effect until December 20, 2019 (the “General Survival Date”) and (b) the right to make claims for indemnification in respect of the BDC Existing Investigation Defense Costs and BDC Net Losses shall survive the Closing and remain in full force and effect until forty-five (45) days after the earliest to occur of (i) all Existing Governmental Matters having been finally settled by FSAM, FSH, Seller and the BDCs with the SEC or a final, non-appealable Order having been entered with respect thereto, (ii) the BDCs entering into a final settlement with the SEC with respect to all Existing Governmental Matters relating to the BDC and (iii) the BDCs receiving written notice from the SEC confirming that the investigation as respects the BDCs has been officially closed (the “Specified Survival Date,” and together with the General Survival Date, as applicable, the “Survival Date”); provided that the Specified Survival Date shall be deemed extended until the earlier of (i) the final settlement of all Actions by the SEC against any individual who was a director or officer of a BDC prior to Closing that are pending as of the Specified Survival Date and (ii) the date that all such individuals who have not entered into such a final settlement have irrevocably waived their respective rights to indemnification from such BDC; provided, further, that, during such extended period, the only indemnification available for any BDC Indemnified Party pursuant to Article VIII shall be in respect of any BDC Existing Investigation Defense Costs or BDC Net Losses to the extent arising from or relating to any such Actions against any such applicable individual), and (b) all other covenants and agreements contemplating performance following the Closing Date set forth in this Agreement shall survive until sixty (60) days following the date on which the applicable covenant or agreement has been fully performed.

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Section 10.2         Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and be deemed given and received (a) if delivered in person, on the date delivered, (b) if transmitted by facsimile (provided receipt is confirmed by telephone), on the date sent, (c) if delivered by an express courier, on the second (2nd) Business Day after mailing and (d) if transmitted by email, on the date sent, in each case, to the parties at the following addresses (or at such other address for a party as is specified to the other parties hereto by like notice):

if to Buyer, to:

Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th floor
Los Angeles, CA 90071
Tel: (213) 830-6300
Fax: (213) 830-6293
Attention (email):          Matt Pendo (mpendo@oaktreecapital.com)

with a copy (which shall not constitute notice hereunder and may be transmitted by email) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Fax: (212) 455-2502
Attention (email):           Gary I. Horowitz (ghorowitz@stblaw.com)

and

Simpson Thacher & Bartlett LLP
900 G Street, NW
Washington, DC 20001
Fax: (202) 636-5502
Attention (email):           Rajib Chanda (rajib.chanda@stblaw.com)

if to Seller, to:

777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830
Tel: (203) 681-6800
Fax: (203) 681-3879
Attention (email):           Bernard D. Berman (Bernie@fifthstreetfinance.com)

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with a copy (which shall not constitute notice hereunder and may be transmitted by email) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Fax: (212) 735-2000
Attention (email):           Todd E. Freed (Todd.Freed@skadden.com)

    Jon A. Hlafter (Jon.Hlafter@skadden.com)

if to FSAM or FSH, to (as applicable):

Fifth Street Asset Management Inc.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830
Tel: (203) 681-6800
Fax: (203) 681-3879
Attention (email):          Bernard D. Berman (Bernie@fifthstreetfinance.com)

or

Fifth Street Holdings L.P.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830
Tel: (203) 681-6800
Fax: (203) 681-3879
Attention (email):          Bernard D. Berman (Bernie@fifthstreetfinance.com)

with a copy (which shall not constitute notice hereunder and may be transmitted by email) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Fax: (212) 735-2000
Attention (email):          Todd E. Freed (Todd.Freed@skadden.com)

   Jon A. Hlafter (Jon.Hlafter@skadden.com)

Section 10.3         Public Announcements. No party hereto or any Affiliate or Representative of such party shall issue or cause the publication of any press release or public announcement or communicate with any news media or otherwise convey public statements in respect of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or applicable securities exchange rules, in which case the party hereto required to publish such press release or public announcement shall allow the other party hereto a reasonable opportunity to comment on such press release or public announcement in advance of such publication, (b) after the public announcement of a Competing Transaction, (c) after an Adverse Recommendation Change, a BDC Adverse Recommendation Change or the commencement of any proxy solicitation regarding FSAM or the BDCs by a third party following the date of this Agreement or (d) as may be necessary for a party to perform its obligations, or enforce its rights, pursuant to this Agreement or the Ancillary Agreements.

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Section 10.4         Entire Agreement. This Agreement, the Ancillary Agreements and the Voting Agreements constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement, the Ancillary Agreements and the Voting Agreements.

Section 10.5         Amendments. This Agreement may not be amended, altered or modified except by written instrument executed by each of the parties hereto.

Section 10.6         Waiver. Any term or condition hereof may be waived at any time by the party or parties hereto that is entitled to the benefits thereof by a written instrument duly executed on behalf of such party. The failure of a party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 10.7         Assignment; Binding Effect; Severability. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred, assigned or delegated by any of the parties hereto, in whole or in part, without the prior written consent of the other parties, and any attempt to make any such transfer, assignment or delegation without such consent shall be null and void. Notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement to any of its Affiliates; provided, that such assignment is not reasonably expected to, and does not, delay the timely (a) performance by any party of any obligations hereunder or (b) consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; and provided, further, however that no such assignment shall relieve Buyer of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of the parties hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to any party, in which event the parties shall use commercially reasonable efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

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Section 10.8         Specific Performance. The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. It is accordingly agreed that, without posting a bond or other undertaking, the parties hereto shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of this Agreement, no party hereto will allege, and each party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law. The parties hereto further agree that (a) by seeking any remedy provided for in this Section 10.8, a party hereto shall not in any respect waive its right to seek any other form of relief that may be available to such party hereto under this Agreement and (b) nothing contained in this Section 10.8 shall require any party hereto to institute any action for (or limit such party’s right to institute any action for) specific performance under this Section 10.8 before exercising any other right under this Agreement. If, prior to the End Date, any party hereto brings any Action in accordance with this Agreement to enforce specifically the performance of the terms and provisions hereof against any other party, the End Date shall be automatically extended (i) for the period during which such Action is pending, plus ten (10) Business Days or (ii) by such other time period established by the court presiding over such action on good cause shown, as the case may be.

Section 10.9         Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.

Section 10.10         Arbitration; Consent to Jurisdiction.

(a)          All disputes arising out of, concerning or related to this Agreement (other than any Action described in Section 10.10(c)(i)) shall be finally settled under the CPR Rules for Administered Arbitration of International Disputes (“Rules”) by three arbitrators. The party initiating arbitration shall appoint one arbitrator in its notice of arbitration and the respondent (or respondents jointly) shall then appoint one arbitrator in accordance with the Rules. The two arbitrators so appointed shall nominate the third and presiding arbitrator within thirty (30) days of the appointment of the second arbitrator. If any party fails to appoint an arbitrator within the time periods specified herein, such arbitrator shall, at any party’s request, be appointed by the CPR, in accordance with the Rules. The arbitrators shall be neutral and independent of the parties. The arbitration proceedings shall take place in New York, New York but the legal seat of the arbitration shall be Wilmington, Delaware. The arbitration shall be conducted in English. The parties shall keep confidential: (i) the fact that any arbitration occurred, (ii) any awards awarded in the arbitration, (iii) all materials used, or created for use in, the arbitration, (iv) all other documents produced by another party in the arbitration and not otherwise in the public domain, except, with respect to each of the foregoing, to the extent that disclosure may be legally required (including to protect or pursue a legal right) or to enforce or challenge an arbitration award before a court. The award shall be final and binding upon the parties and shall be the sole and exclusive remedy among the parties regarding any claims, counterclaims, issues or accounting presented to the arbitrator. Nothing in this Agreement shall prevent either party from seeking provisional measures from any Delaware Court and any appellate court from any decision thereof, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

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(b)          For purposes of any actions or proceedings ancillary to the arbitration referred to Section 10.10(a), including proceedings seeking to compel arbitration, to seek interim relief in aid of the arbitration or to enforce an arbitration award, each of the parties consents to the non-exclusive jurisdiction and venue of the Delaware Courts and any appellate court from any decision thereof pursuant to Section 10.10(c).

(c)          Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (“Delaware Courts”), and any appellate court from any decision thereof, in any Action (A) arising out of or relating to this Agreement, including the negotiation, execution or performance of this Agreement, that is initiated by any party prior to the Closing or (B) pursuant to Section 10.8, and agrees that all claims in respect of any such Action shall be heard and determined in the Delaware Courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action in the Delaware Courts, including any objection based on its place of incorporation or domicile, (iii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (iv) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 10.2 or in any other manner permitted by applicable Law. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses set forth above shall be effective service of process against such party for any suit, action or proceeding brought in any such court.

Section 10.11         Waiver of Jury Trial. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER THE OTHER PARTIES NOR THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS Section 10.11. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 10.12         Third Party Beneficiaries. Except as otherwise expressly provided herein, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided that the Seller Indemnified Parties, Buyer Indemnified Parties and BDC Indemnified Parties shall be express third party beneficiaries of Section 8.1 and the other provisions of Article VIII relating thereto; provided, further that (a) Seller and its Affiliates may enforce Sections 6.7, 6.8 and 6.15 on behalf of the BDCs until the Closing, (b) Buyer may enforce Section 6.1(g) and Section 6.18 on behalf of the BDCs from and after the date hereof and (c) Buyer may enforce Section 6.8 on behalf of the BDCs from and after the Closing.

Section 10.13         Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 10.14         BDC Performance. With respect to any action of a BDC that the parties hereto agree (a) to cooperate in respect of or (b) utilize commercially reasonable or other efforts to procure the same, the failure of a BDC to undertake such action shall not, in and of itself, be dispositive as to whether a breach of any provision of this Agreement, or a failure to satisfy any covenant or condition contained herein (including any such conditions set forth in Article VII) has occurred.

Section 10.15         Use of Names.

(a)          Buyer, on behalf of itself and its Affiliates, acknowledges and agrees that, except as set forth in this Section 10.15, neither Buyer nor any of its Affiliates is purchasing, acquiring or otherwise obtaining any right, title or interest in any trade, corporate or business names, trademarks, tag-lines, identifying logos, trade dress, monograms, slogans, service marks, domain names or brand names or any other name or source identifiers (collectively, “Indicia”) of the Seller or its Affiliates, including the name “Fifth Street”, the Fifth Street logo or any derivations thereof (the “Seller Name”), and, except as otherwise expressly provided in this Section, neither Buyer nor any of its Affiliates shall have any rights in or to the Seller Name and neither Buyer nor any of its Affiliates shall (i) seek to register in any jurisdiction any Indicia that is a derivation, translation, adaptation, combination or variation of the Seller Name or (ii) contest the use, ownership, validity or enforceability of any rights of Seller or any of its Affiliates in or to any of the Seller Name.

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(b)          For a period ending sixty (60) days after the Closing Date, Seller, on behalf of itself and its Affiliates, hereby grants a limited license to Buyer and its Affiliates and the BDCs to use the Seller Name on checks, invoices, receipts, forms, product, training and service literature and materials and other materials (collectively, “Materials”) solely in connection with fulfilling any obligations of Buyer and its Affiliates and the BDCs existing as of the Closing Date under Contract or applicable Law related to the conduct of the investment advisory business conducted by Buyer pursuant to the New Investment Advisory Agreements or the business of the BDCs. Buyer shall only use the Seller Name on Materials that exist as of the Closing Date and shall not generate new Materials bearing the Seller Name after the Closing Date and the Materials and all services offered in connection therewith shall be of a level of quality equal to or greater than the quality of materials and services with respect to which the Business used the Seller Name immediately prior to the Closing Date.

(c)          For a period ending one hundred eighty (180) days after the Closing Date, Seller shall include on all websites owned or controlled by Seller or its Affiliates and associated with the Business, a notice explaining that, effective as of the Closing Date, (i) the businesses formerly held by Seller have been acquired by Buyer, and (ii) that the Business is no longer affiliated with Seller or any of its Affiliates, together with a link to a website designated by Buyer that is associated with the investment advisory business conducted by Buyer pursuant to the New Investment Advisory Agreements after the Closing Date. The content and location of such notices shall be as mutually agreed by Seller and Buyer.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties to this Agreement have executed or caused this Agreement to be executed by their respective officers hereunto duly authorized, all as of the date first written above.

Fifth Street MANAGEMENT LLC

By:	/s/ Leonard M. Tannenbaum
	Name:	Leonard M. Tannenbaum
	Title:	Chief Executive Officer

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Jay Wintrob
	Name:	Jay Wintrob
	Title:	Chief Executive Officer

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Vice President, Legal

Solely for the purposes set forth herein:

FIFTH STREET ASSET MANAGEMENT INC.

By:	/s/ Leonard M. Tannenbaum
	Name:	Leonard M. Tannenbaum
	Title:	Chief Executive Officer

Solely for the purposes set forth herein:

FIFTH STREET HOLDINGS L.P.

By:	/s/ Leonard M. Tannenbaum
	Name:	Leonard M. Tannenbaum
	Title:	Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

Exhibit B

[Letterhead of Houlihan Lokey Capital, Inc.]

July 13, 2017

Fifth Street Asset Management Inc.

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

Attn: Special Committee of the Board of Directors

Dear Members of the Special Committee:

We understand that Fifth Street Management LLC (the “Seller”) intends to enter into an Asset Purchase Agreement (the “Agreement”) by and among the Seller, Oaktree Capital Management, L.P. (“OCM”) and, solely for the purposes set forth therein, Fifth Street Asset Management Inc. (“FSAM”) and Fifth Street Holdings L.P. (“FSH”), pursuant to which, among other things, the Seller will sell to Buyer all of the Seller’s right, title and interest in and to the properties, assets, contracts and rights set forth on Schedule 1.1(c) of the Agreement (the “Transferred Assets”) in exchange for $320,000,000 in cash (the “Consideration”) and the Buyer’s becoming responsible for certain liabilities described in the Agreement (the “Buyer Post-Closing Liabilities”). The sale to Buyer of the Transferred Assets subject to the Buyer Post-Closing Liabilities in exchange for the Consideration is referred to herein as the “Transaction.” We understand that, among other things, pursuant to (a) the fourth amended and restated investment advisory agreement by and between the Seller and Fifth Street Finance Corp. (“FSC”), dated as of March 20, 2017, and (b) the investment advisory agreement by and between the Seller and Fifth Street Senior Floating Rate Corp. (“FSFR,” and together with FSC, the “BDCs”), dated as of June 27, 2013 (the “Existing Investment Advisory Agreements”), the Seller serves as investment adviser to each of the BDCs and that, in connection with the Transaction, the Buyer will be appointed as investment adviser to each BDC and provide certain investment management services for such BDCs from and after the closing of the Transaction pursuant to new investment advisory agreements (the “New Investment Advisory Agreements”) to be entered into by the Buyer and each of the BDCs and the Existing Investment Advisory Agreements will terminate. FSAM has advised us that FSAM indirectly owns approximately 31% of the outstanding capital stock of the Seller.

The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of FSAM has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Consideration to be received by the Seller in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Seller. For purposes of our analyses and this Opinion, we have with your agreement evaluated the fairness, from a financial point of view, to the Seller of the Consideration to be received by the Seller in the Transaction pursuant to the Agreement based on a comparison of the Consideration to the value of the Existing Investment Advisory Agreements without giving effect to the Transaction indicated by our financial analyses. For purposes of our analyses and this Opinion, we have with your agreement also assumed that (i) the Transferred Assets do not include any assets or rights that the Seller or any of its affiliates require to own or operate any assets, businesses or operations of the Seller or any of its affiliates not included in the Transferred Assets (the “Retained Assets”) as currently used or conducted or as the management of the Seller currently contemplates the Retained Assets will be used or conducted in the future by the Seller and its affiliates, (ii) the Transaction will not otherwise impair the ability of the Seller and its affiliates to own and operate the Retained Assets as currently used or conducted, or as the management of the Seller currently contemplates the Retained Assets will be used or conducted in the future by the Seller and its affiliates, and (iii) upon the consummation of the Transaction pursuant to the Agreement, neither the Seller nor any of its affiliates will have any liability or obligation with respect to the Buyer Post-Closing Liabilities, the New Investment Advisory Agreements or any other agreements or arrangements entered into between the Buyer and its affiliates and the BDCs and their affiliates.

Fifth Street Asset Management Inc. 777 West Putnam Avenue, 3rd Floor Greenwich, CT 06830 Attn: Special Committee of the Board of Directors July 13, 2017	-2-

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft, dated July 12, 2017, of the Agreement;

2.	reviewed certain publicly available business and financial information relating to the Seller that we deemed to be relevant;

3.	reviewed certain information relating to the Existing Investment Advisory Agreements made available to us by the Seller, including, among other things, historical financials and financial projections (the “Projections”) prepared by the management of the Seller relating to Existing Investment Advisory Agreements for the fiscal years ended December 31, 2017 through December 31, 2021 (the “Projection Period”);

4.	spoken with certain members of the management of the Seller and FSAM and certain of their representatives and advisors regarding the business, operations, financial condition and prospects of the Seller with respect to the Existing Investment Advisory Agreements, the Transaction and related matters; and

5.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We note that, for purposes of our Opinion, we did not rely upon a comparison of certain financial data for the Existing Investment Advisory Agreements with financial and stock market data for selected companies with publicly traded equity securities or on a comparison of the financial terms of the Transaction with the publicly available financial terms of other transactions because we did not identify companies with publicly traded securities that we deemed sufficiently similar to the Seller for such purposes or sufficient publicly available information with respect to any transaction involving target companies that we deemed sufficiently similar to the Seller for such purposes. We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Seller has advised us, and we have assumed, that the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future revenues and cash flows to be received pursuant to, and the costs and other expenses to be incurred as a result of, or otherwise relating to, the Existing Investment Advisory Agreements and certain related information. With your agreement, for purposes of our analyses and the Opinion, we have assumed that, in the absence of the Transaction, the Existing Investment Advisory Agreements between Seller and each of the BDCs will continue through their applicable maturity dates and, thereafter, the Existing Investment Advisory Agreements will be renewed annually upon the terms indicated in the Projections (including the extension of any applicable temporary fee waivers and the permanent reduction of the management fee rate reflected in such Projections). We express no opinion with respect to the Projections or the assumptions on which they are based. You have advised us that the Projections are a reasonable basis to evaluate the Existing Investment Advisory Agreements and have directed us to use and rely upon the Projections for purposes of our analyses and this Opinion.

Fifth Street Asset Management Inc. 777 West Putnam Avenue, 3rd Floor Greenwich, CT 06830 Attn: Special Committee of the Board of Directors July 13, 2017	-3-

We have relied upon and assumed, without independent verification, that there has been no change in the future revenues and cash flows expected to be received pursuant to, and the costs and other expenses expected to be incurred as a result of or otherwise relating to, the Existing Investment Advisory Agreements and such related information since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that, except as would not be material to our analyses or this Opinion (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction, the Seller or any expected benefits of the Transaction, in each case, that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the draft of the Agreement identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Seller or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Seller is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Seller is or may be a party or is or may be subject.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Seller, FSAM or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Committee, the Board, the Seller, FSAM, FSH or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.

Fifth Street Asset Management Inc. 777 West Putnam Avenue, 3rd Floor Greenwich, CT 06830 Attn: Special Committee of the Board of Directors July 13, 2017	-4-

This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent or agreement. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, the Seller, FSAM, FSH any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Seller, FSAM, Buyer or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to FSC, one of the BDCs, including having acted as financial advisor to a lender group led by FSC, in connection with the restructuring of a debt investment in 2016 and a current engagement to provide financial advisory services to a portfolio company of FSC, for which advice and services Houlihan Lokey and its affiliates have received, and may receive, compensation. In addition, Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to one or more security holders, affiliates and/or portfolio companies of investment funds affiliated or associated with OCM (collectively with OCM, the “Oaktree Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, during the past two years (i) having acted as financial advisor to Billabong International Limited, a member of the Oaktree Group, in connection with its sale of Tigerlily Swimwear Pty Ltd., which transaction closed in March 2017, (ii) having acted as co-manager in connection with the initial public offering of AdvancePierre Foods Holdings, Inc., then a member of the Oaktree Group, which closed in July 2016, (iii) having acted as financial advisor to Eagle Bulk Shipping, Inc., then a member of the Oaktree Group, in connection with a recapitalization transaction, which was completed in March 2016, (iv) having acted as financial advisor to members of the Oaktree Group, as senior lender and plan sponsor, in connection with the Chapter 11 plan of reorganization of Quiksilver, Inc., which was confirmed in January 2016 and (v) providing certain financial advisory and/or valuation advisory services, including portfolio valuation services, to members of the Oaktree Group. In the future, Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to FSAM, FSH, the Seller, the BDCs, members of the Oaktree Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by members of the Oaktree Group, other participants in the Transaction or certain of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with members of the Oaktree Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates have in the past acted and are or may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that have included or represented and may be or have been adverse to members of the Oaktree Group, FSAM, FSH, the Seller, the BDCs and their respective affiliates for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Fifth Street Asset Management Inc. 777 West Putnam Avenue, 3rd Floor Greenwich, CT 06830 Attn: Special Committee of the Board of Directors July 13, 2017	-5-

Houlihan Lokey has acted as financial advisor to the Committee in connection with the Transaction and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, Houlihan Lokey will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. In addition, the Seller has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

This Opinion only addresses the fairness, from a financial point of view, to the Seller of the Consideration to be received by the Seller in the Transaction pursuant to the Agreement in the manner set forth herein and does not address any other aspect or implication of the Transaction, any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, or any subsequent transactions, including, without limitation, the New Investment Advisory Agreements, or any other agreements or arrangements entered into between the Buyer and its affiliates and the BDCs and their affiliates and any transfers of assets, dividends or other distributions by the Seller, FSAM, FSH or any of their affiliates. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Seller, FSAM, FSH, their respective security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of FSAM, FSH, the Seller or to any other party, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for FSAM, FSH, the Seller or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Seller’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Seller’s or such other party’s security holders or other constituents, (vi) whether or not the Seller, Buyer or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of FSAM, FSH, the Seller, Buyer or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise including, without limitation any compensation or consideration to be received (or waived) by certain limited partners of FSH arising from or otherwise relating to the tax receivables agreement entered into by FSAM and such limited partners in connection with the initial public offering of FSAM Class A common stock. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, FSAM, FSH, the Seller and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance and tax matters with respect to the Seller, the Existing Investment Advisory Agreements, the Transferred Assets, the Buyer Post-Closing Liabilities, the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Fifth Street Asset Management Inc. 777 West Putnam Avenue, 3rd Floor Greenwich, CT 06830 Attn: Special Committee of the Board of Directors July 13, 2017	-6-

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Seller in the Transaction pursuant to the Agreement is fair to the Seller from a financial point of view.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

Exhibit C

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Unaudited Statements of Financial Condition

	June 30, 2017	December 31, 2016	December 31, 2015
Assets
Management fees receivable	$11,249,474	$14,810,060	$4,239,207
Performance fees receivable	—	—	145,898
Insurance recovery receivable	—	9,250,000	—
Prepaid expenses	1,223,180	1,452,599	602,210
Due from affiliates	2,175,992	2,818,734	3,366,412
Fixed assets, net	4,903,204	5,344,332	9,269,009
Total assets	$19,551,850	$33,675,725	$17,622,736

Liabilities and Owner’s Net Investment
Accounts payable and accrued expenses	$5,733,103	$3,269,984	$4,544,502
Accrued compensation and benefits	4,366,799	11,220,956	9,521,605
Legal settlement payable	—	9,250,000	—
Dividends payable	480,510	509,607	694,761
Due to affiliates	32,983	30,412	24,257
Deferred rent liability	1,993,181	2,072,246	3,146,210
Total liabilities	12,606,576	26,353,205	17,931,335
Owner’s net investment	6,945,274	7,322,520	(308,599)
Total liabilities and owner’s net investment	$19,551,850	$33,675,725	$17,622,736

Management fees receivable and performance fees receivable are from related parties. See notes to unaudited financial statements.

1

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Unaudited Statements of Operations

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2017	2016	2016	2015
Revenues
Management fees (includes Part I Fees of $8,079,994 and $14,022,275 for the six months ended June 30, 2017 and 2016, respectively, and $26,956,347 and $31,172,071 for the years ended December 31, 2016 and 2015, respectively)	$26,714,941	$36,947,056	$70,918,313	$85,919,854
Performance fees	—	—	—	145,898
Other fees	3,887,287	3,632,369	8,454,683	8,944,604
Total revenues	30,602,228	40,579,425	79,372,996	95,010,356
Expenses
Compensation and benefits	8,823,427	13,967,890	34,097,852	30,714,107
General, administrative and other expenses	10,603,726	15,195,819	26,260,599	15,804,576
Depreciation and amortization	493,633	3,434,498	3,946,376	1,409,987
Total expenses	19,920,786	32,598,207	64,304,827	47,928,670
Other income (expense)
Loss on legal settlement	—	(9,250,000)	(9,250,000)	—
Insurance recoveries	4,332,024	12,246,731	14,446,162	—
Unrealized loss on derivatives	—	(8,383,213)	—	—
Realized gain (loss) on derivatives	—	465,425	(2,612,932)	—
Loss on investor settlement	—	(10,419,274)	(10,419,274)	—
Total other income (expense), net	4,332,024	(15,340,331)	(7,836,044)	—

Net income (loss)	$15,013,466	$(7,359,113)	$7,232,125	$47,081,686

 All revenues are earned from related parties. See notes to unaudited financial statements.

2

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Unaudited Statements of Changes in Owner’s Net Investment

Balance, December 31, 2014	$22,482,310
Accrued dividends on RSUs, net of forfeitures	(694,761)
Amortization of equity-based compensation	3,777,449
Net transfers to Fifth Street Holdings	(72,955,283)
Net income	47,081,686
Balance, December 31, 2015	(308,599)
Accrued dividends on RSUs, net of forfeitures	185,155
Amortization of equity-based compensation	8,789,128
Net transfers to Fifth Street Holdings	(8,575,289)
Net income	7,232,125
Balance, December 31, 2016	7,322,520
Accrued dividends on RSUs, net of forfeitures	29,097
Amortization of equity-based compensation	909,996
Net transfers to Fifth Street Holdings	(16,329,805)
Net income	15,013,466
Balance, June 30, 2017	$6,945,274

 See notes to unaudited financial statements.

3

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Unaudited Statements of Cash Flows

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2017	2016	2016	2015
Cash flows from operating activities
Net income (loss)	$15,013,466	$(7,359,113)	$7,232,125	$47,081,686
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	493,633	3,434,498	3,946,376	1,409,987
Amortization of equity-based compensation	909,996	2,525,144	8,789,128	3,777,449
Deferred rent	(79,065)	(1,005,120)	(1,073,964)	(115,224)
Loss on investor settlement	—	10,419,274	10,419,274	—
Loss on lease abandonment	—	1,240,928	1,240,928	—
Realized (gain) loss on derivatives	—	(465,425)	2,612,932	—
Unrealized loss on derivatives	—	8,383,213	—	—
Changes in operating assets and liabilities:
Management fees receivable	3,560,586	(16,324,110)	(10,570,853)	18,935,768
Performance fees receivable	—	145,898	145,898	(145,898)
Insurance recovery receivable	9,250,000	(9,725,000)	(9,250,000)	—
Prepaid expenses	229,419	(1,925,907)	(850,389)	608,092
Due to (from) affiliates	645,313	1,596,243	553,833	192,038
Accounts payable and accrued expenses	2,463,119	884,968	(2,515,446)	2,630,198
Accrued compensation and benefits	(6,854,157)	(4,555,599)	1,699,351	(1,014,080)
Legal settlement payable	(9,250,000)	9,250,000	9,250,000	—
Net cash provided by (used in) operating activities	16,382,310	(3,480,108)	21,629,193	73,360,016
Cash flows from investing activities
Purchases of fixed assets	(52,505)	(15,048)	(21,699)	(404,733)
Proceeds from derivatives	—	465,425	654,229	—
Net cash provided by (used in) investing activities	(52,505)	450,377	632,530	(404,733)
Cash flows from financing activities
Net transfers from (to) Fifth Street Holdings	(16,329,805)	3,029,731	(22,261,723)	(72,955,283)
Net cash provided by (used in) financing activities	(16,329,805)	3,029,731	(22,261,723)	(72,955,283)
Net change in cash	—	—	—	—
Cash and cash equivalents, beginning of period	—	—	—	—
Cash and cash equivalents, end of period	$—	$—	$—	$—

Supplemental disclosures of cash flow information:
Non-cash financing activities:
Net transfers from Fifth Street Holdings	$—	$—	$13,686,434	$—
Accrued dividends on RSUs, net of forfeitures	$(29,097)	$85,620	$(185,155)	$694,761

All revenues are earned from related parties. See notes to unaudited financial statements.

4

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Unaudited Financial Statements

Note 1. Description of Business and Basis of Presentation

Description of Business: Fifth Street Asset Management Inc. - BDC Investment Advisory Business

The unaudited carve-out financial statements as of and for the six months ended June 30, 2017 and 2016 and for the years ended December 31, 2016 and 2015 represent the business operations identified as the BDC Investment Advisory Business of Fifth Street Asset Management Inc. (the “Division”).

Fifth Street Asset Management Inc., together with its consolidated subsidiaries (collectively, “FSAM”), is an alternative asset management firm headquartered in Greenwich, CT that provides asset management services to its investment funds. As of June 30, 2017, FSAM conducted all of its operations through its consolidated subsidiaries, Fifth Street Management LLC (“FSM”), Fifth Street CLO Management LLC (“CLO Management”) and FSCO GP LLC, all of which are wholly owned subsidiaries of Fifth Street Holdings (“Fifth Street Holdings”), of which Fifth Street Asset Management Inc. owned 30.8% as of June 30, 2017 and 13.0% as of December 31, 2016.

The Division provides asset management services to Fifth Street Finance Corp. (“FSC”) and Fifth Street Senior Floating Rate Corp. (“FSFR”), both publicly traded business development companies regulated under the Investment Company Act of 1940, as amended (together, the “BDCs”). The primary source of revenue of the Division is management fees, which are driven by the amount of assets under management and quarterly performance of the BDCs.

The Division is not a separate legal entity. It is an integral part of FSAM and as a result, there is neither separate capital nor retained earnings in the Division’s accounts. FSAM’s net investment in the Division represents the funding provided to the Division to carry out its activities.

Asset Purchase Agreement

On July 13, 2017, FSM and, for the limited purposes set forth therein, Fifth Street Asset Management Inc. and Fifth Street Holdings signed a definitive asset purchase agreement with Oaktree Capital Management, L.P. (“Oaktree”), an affiliate of Oaktree Capital Group, LLC (NYSE: OAK), under which Oaktree will become the new investment adviser to the BDCs, subject to the approval of new investment advisory agreements between each of the BDCs and Oaktree by the respective BDC stockholders and satisfaction of certain other closing conditions (see Note 8). At the closing of this transaction, and upon the terms and subject to the conditions set forth in the asset purchase agreement, Oaktree will purchase specified business records with respect to the Division for an aggregate purchase price of $320.0 million in cash, including intellectual property used exclusively in these business records, and any goodwill associated with the Division pursuant to the investment advisory agreements with the BDC’s. Transaction costs, estimated to be $15.0 million, have not been allocated to the Division.

Basis of Presentation

The unaudited carve-out financial statements present the financial condition, results of operations, cash flows and changes in owner’s net investment related to the Division as if such business had been conducted on a standalone basis for each of the six months ended June 30, 2017 and 2016 and the years ended December 31, 2016 and 2015. These carve-out financial statements have been derived from the consolidated financial statements of FSAM using historical results of operations and historical bases of assets and liabilities of FSAM. The interim carve-out financial statements have been prepared in accordance with Article 10 of Securities and Exchange Commission Regulation S-X. All intercompany accounts and transactions have been eliminated.

Historically, FSAM has conducted substantially all of its operations through one operating segment. Therefore, FSAM has not prepared separate financial statements for the Division, and in preparing these carve-out financial statements for the Division, the following assumptions were used:

•	Assets and liabilities included in these carve-out financial statements were directly attributable to the Division.

•	Cash and cash equivalents were not allocated to the Division.

•	Revenues include management fees and other fees directly earned from the BDCs.

•	Compensation and benefits includes salaries, bonuses, equity-based compensation and other employee related expenses for employees of FSAM who spend substantially all of their time related to the management or administration of the BDCs.

•	General, administrative and other expenses include occupancy costs, professional fees and general overhead costs which were allocated based on a methodology which management believes appropriately reflects the usage by the Division.

5

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Unaudited Financial Statements

•	Leases entered into by FSAM in connection with providing investment advisory and administrative services to the BDCs were determined to be directly attributable to the Division. Therefore, all rent and related occupancy expenses, as well as deferred rent liabilities associated with such leases, were included in these carve-out financial statements.

•	Depreciation and amortization expense included in these carve-out financial statements is related to the assets allocated to the Division.

•	Other income (expense) includes litigation matters, insurance recoveries, investor settlements which are directly related to the Division.

•	Historically, the Division’s business was conducted through FSM, a limited liability company wholly-owned by Fifth Street Holdings, and accordingly, the Division was assumed to be a pass-through entity for income tax purposes. Therefore, no provision for income taxes has been included in the pro forma financial statements.

These assumptions reflect the judgment of FSAM’s management in separating the Division from FSAM’s remaining operations. Management of FSAM considers these allocations to be a reasonable reflection of the utilization of services by, or the benefits provided to, the Division. These assumptions do not reflect measures historically used by FSAM to record the financial condition and results of operations of FSAM or any component of its business. Therefore, the financial information included in these unaudited carve-out financial statements does not necessarily reflect the financial condition or results of operations of the Division if that business had actually been operated as a separate legal entity. These unaudited carve-out financial statements do not reflect the financial condition of FSAM or its business for any historic or future period.

Note 2. Significant Accounting Policies

Use of Estimates

The preparation of the unaudited carve-out financial statements requires management to make estimates and assumptions affecting amounts reported in these carve-out financial statements and accompanying notes. These estimates are based on the information that is currently available to management and on various other assumptions that management believes to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions and conditions.

Concentration of credit risk

Substantially all revenues and receivables were earned or derived from investment advisory or administrative services provided to the BDCs.

Fair Value Measurements

The carrying amounts of management fees receivable, performance fees receivable, prepaid expenses, insurance recovery receivable, due from/to affiliates, accounts payable and accrued expenses, accrued compensation and benefits, legal settlement payable and dividends payable approximate fair value due to the immediate or short-term maturity.

Derivative Instruments

Derivative instruments include warrant and swap contracts issued in connection with a settlement with RiverNorth Capital Management, LLC (“RiverNorth”) (see Note 5). The derivative instruments are not designated as hedging instruments. Upon settlement of the instrument, the Division recorded “Realized loss on derivatives” in the statements of operations.

See Note 3 for quantitative disclosures regarding derivative instruments.

Fixed Assets

Fixed assets consist of furniture, fixtures and equipment (including automobiles, computer hardware and purchased software), software developed for internal use and leasehold improvements, and are recorded at cost, less accumulated depreciation and amortization. Depreciation of furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives of the respective assets (three to eight years). Software developed for internal use, which is amortized over three years, consists of costs incurred during the application development stage of software developed for the Division’s proprietary use and includes costs of personnel who are directly associated with the development. Amortization of improvements to leased properties is computed using the straight-line method based upon the initial term of the applicable lease or the estimated useful life of the improvements, whichever is shorter, and ranges from five to 10 years. Routine expenditures for repairs and maintenance are charged to expense when incurred. Major betterments and improvements are capitalized. Upon retirement or disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the carve-out statements of operations. Fixed assets are evaluated for impairment whenever events or changes in circumstances indicate that an asset’s carrying value may not be fully recovered.

6

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Unaudited Financial Statements

Deferred Rent

Rent expense is recognized on a straight-line basis over the expected lease term. Within the provisions of certain leases, there are free rent periods and escalations in payments over the base lease term. The effects of these items have been reflected in rent expense on a straight-line basis over the expected lease term. Landlord contributions and tenant allowances are included in the straight-line calculations and are being deferred over the lease term and are reflected as a reduction in rent expense.

Revenue Recognition

The Division has three principal sources of revenues: management fees, performance fees and other fees. These revenues are derived from the agreements with the BDCs. The investment advisory agreements on which revenues are based are generally renewable on an annual basis by the board of directors of the applicable BDC.

Management Fees

The Division earns management fees, consisting of base management fees and Part I incentive fees (“Part I Fees”), under the terms of each BDC’s investment advisory agreement.

Base management fees are generally based on a defined percentage of the BDC’s gross assets at fair value (1.75% for FSC and 1.0% for FSFR), including any borrowings for investment purposes but excluding cash and cash equivalents.

Part I Fees are generally equal to 20.0% of the BDCs’ net investment income (before Part I Fees and performance fees payable based on capital gains), subject to fixed “hurdle rates” or preferred returns, as defined in the applicable investment advisory agreement. No fees are recognized until the BDCs’ net investment income exceeds the applicable hurdle rate, with a “catch-up” provision that serves to ensure the Division receives 20.0% of the BDCs’ net investment income from the first dollar earned. Such fees are classified as management fees as they are paid quarterly, predictable and recurring in nature, not subject to repayment (or clawback) and cash settled each quarter. Management fees from related parties are recognized as revenue in the period investment advisory services are rendered, subject to the Division’s assessment of collectability. On March 20, 2017, FSM entered into a new investment advisory agreement with FSC, which, effective as of January 1, 2017, (i) decreased the quarterly preferred return to 1.75% on the income portion of the incentive fee and (ii) implemented a total return requirement that may decrease the incentive fee payable to FSM by 25% per quarter to the extent that FSC’s cumulative incentive fees over a lookback period of up to 12 quarters exceed 20.0% of FSC’s cumulative net increase in net assets resulting from operations.

Performance Fees

Performance fees (“Part II Fees”) are earned from the BDCs based on their performance. Part II Fees are calculated and payable in arrears as of the end of each fiscal year of the BDCs and equal 20.0% of the BDCs’ realized capital gains, if any, on a cumulative basis since inception, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Part II Fees.

For purposes of these unaudited carve-out financial statements, Method 2 of ASC Topic 605-20, Revenue Recognition for Revenue Based on a Formula has been applied. Under this method, revenue is recognized based on the respective BDC’s performance during the period, subject to certain hurdles or benchmarks. The performance fees for any period are based upon an assumed liquidation of the BDC’s net assets on the reporting date, and distribution of the net proceeds in accordance with the BDC’s income allocation provisions. The performance fees may be subject to reversal to the extent that the performance fees recorded exceed the amount due based on a BDC’s cumulative investment returns.

Other Fees

The Division also provides administrative services to the BDCs. These fees are reported within Revenues - Other fees in the carve-out statements of operations. These fees generally represent reimbursable compensation, overhead and other expenses incurred by the Division on behalf of the BDCs. The Division is considered the principal under these arrangements and is required to record the expense and related reimbursement revenue on a gross basis.

7

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Unaudited Financial Statements

Compensation and Benefits

Compensation generally includes salaries, bonuses, severance and equity-based compensation charges. Bonuses are accrued over the service period to which they relate.

Retention Bonus Agreements

During the year ended December 31, 2016, FSAM entered into retention bonus agreements with certain key employees. Included in the Division’s compensation expense for the six months ended June 30, 2017 and 2016 and the year ended December 31, 2016 is $712,927, $365,459 and $1,234,324, respectively, of amortization related to these agreements that is allocated to the Division.

Severance Agreements

FSAM has entered into various severance and change in control agreements with certain key employees, which provide for the payment of severance and other benefits to each participant in the event of a termination without cause or for good reason, and in certain cases, the payment of a cash bonus upon the occurrence of a change in control event. The amounts of such payments and benefits vary by employee. For purposes of these unaudited carve-out financial statements, the Division records expenses related to such severance and change in control agreements by employee if, and when, a termination or change in control event occurs. Included in the Division’s compensation expense for the six months ended June 30, 2017 and 2016 is $1,452,407 and $701,554, respectively, related to these severance arrangements. Included in the Division’s compensation expense for the years ended December 31, 2016 and 2015 is $5,747,249 and $637,971, respectively, related to these severance arrangements.

Equity-Based Compensation

FSAM accounts for stock-based compensation in accordance with ASC Topic 718, Compensation - Stock Compensation. Under the fair value recognition provision of this guidance, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period.

For purposes of these unaudited carve-out financial statements, the Division has recognized expense related to equity-based compensation transactions in which it receives employee services in exchange for: (a) equity instruments of FSAM or (b) liability classified awards that are based on the fair value of FSAM’s equity instruments. Equity-based compensation expense represents expenses associated with: (i) granting of Fifth Street Holdings limited partnership interests and (ii) the granting of restricted stock units, options to purchase shares of FSAM Class A common stock and stock appreciation rights.

The value of the award is amortized on a straight-line basis over the requisite service period and is included within Compensation and benefits in the statements of operations.

Loss Contingencies and Insurance Recoveries

In accordance with ASC Topic 450, Contingencies, an estimated loss from a loss contingency is accrued if it is determined that it is probable that a liability has been incurred at the reporting date and the amount can be reasonably estimated. Insurance claims for loss recoveries generally are recognized when a loss event has occurred and recovery is considered probable.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in GAAP when it becomes effective. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606) - Principal versus Agent Considerations. This ASU is intended to clarify revenue recognition accounting when a third party is involved in providing goods or services to a customer. In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing. This ASU is intended to clarify two aspects of ASC Topic 606: identifying performance obligations and licensing implementation guidance. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606) - Narrow-Scope Improvements and Practical Expedients. This ASU amends certain aspects of ASU 2014-09, addresses certain implementation issues identified and clarifies the new revenue standards’ core revenue recognition principles. The new standards will be effective for FSAM on January 1, 2018 and early adoption is permitted on the original effective date of January 1, 2017. The standard permits the use of either the retrospective or cumulative effect transition method. FSAM has not yet selected a transition method and the guidance is not reflected in these carve-out financial statements nor has FSAM determined the effect of this standard on any consolidated financial statements and its ongoing financial reporting.

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Notes to Unaudited Financial Statements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in ASC Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for those leases previously classified as operating leases. The amendments in ASU No. 2016-02 are effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period with early adoption permitted. FSAM is currently evaluating the impact of adopting this ASU on its consolidated financial statements and these carve-out financial statements.

In March 2016, the FASB issued ASU 2016-09. The objective of the guidance in ASU 2016-09 is to reduce the cost and complexity of providing stock compensation information while maintaining or improving the usefulness of the information. ASU 2016-09 amends previous guidance around when and how excess tax benefits or deficiencies should be recognized, and now requires excess tax benefits to be recognized in the income statement, regardless of whether it will reduce taxes payable in the current period. ASU 2016-09 also allows companies to elect whether to use an estimated forfeiture rate, or to recognize forfeitures as they occur. Another change related to this update is the movement of excess tax benefits from stock options from financing activities to operating activities within the carve-out statements of cash flows. ASU 2016-09 is effective for public entities for annual reporting periods beginning after December 15, 2016 and interim periods within those reporting periods, with early adoption permitted. FSAM adopted ASU 2016-09 as of January 1, 2016 for the Division using a modified retrospective approach to account for the changes related to forfeiture estimates and the cumulative adjustment did not have a material impact on the carve-out financial statements.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments (Topic 230). This guidance addresses how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The ASU is effective for public companies for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The guidance requires application using a retrospective transition method. FSAM did not early adopt the new guidance during the three months ended June 30, 2017 and the guidance is not reflected in these carve-out financial statements. The new guidance is not expected to have a material effect on the carve-out financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230), which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included within cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The new guidance is effective for interim and annual periods beginning after December 15, 2017 and early adoption is permitted. The guidance is to be adopted retrospectively. FSAM did not early adopt the new guidance during the three months ended June 30, 2017 and the guidance is not reflected in these carve-out financial statements. The new guidance is not expected to have a material effect on the carve-out financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718) Scope of Modification Accounting. This ASU clarifies which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The standard is effective for FSAM on January 1, 2018, with early adoption permitted. The impact of this new standard will depend on the extent and nature of future changes to the terms of share-based payment awards. FSAM did not early adopt ASU 2017-09 as of June 30, 2017 and the guidance is not reflected in these carve-out financial statements.

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Notes to Unaudited Financial Statements

Note 3. Derivative Instruments

The Division did not have any derivative instruments outstanding during the six months ended June 30, 2017.

The table below summarizes the impact to the unaudited statements of operations of the Division’s derivative instruments for the six months ended June 30, 2016 and the years ended December 31, 2016 and 2015:

	For the Six Months Ended June 30, 2016	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
Unrealized gain (loss) on derivatives
Swap	$(5,313,603)	$—	$—
Warrant	(3,069,610)	—	—
Total unrealized loss on derivatives	$(8,383,213)	$—	$—

Realized gain (loss) on derivatives
Swap (1)	$465,425	$654,228	$—
Warrant	—	(3,267,160)	—
Total realized gain (loss) on derivatives	$465,425	$(2,612,932)	$—

(1) This amount represents cash received from RiverNorth relating to its obligation to distribute a portion of dividends on the total return swap with respect to FSC common stock to FSAM.

On June 23, 2016, RiverNorth exercised its warrant to purchase 3,086,420 shares of Class A common stock of FSAM at a price of approximately $4.30 per share. At the exercise date, the cash settlement value of the warrant was $3,267,160. However, FSAM elected to settle the warrants in Class A common stock of FSAM, which was approved by FSAM’s Board of Directors on September 15, 2016. On September 22, 2016, FSAM issued 760,059 shares of Class A common stock to RiverNorth to settle the warrant in reliance on exemptions from the registration requirements of the Securities Act. FSAM realized a cumulative loss of $3,267,160 as a result of the settlement of the warrant, which has been allocated to the Division.

On September 7, 2016, FSAM settled the swap agreement with RiverNorth. FSAM realized a cumulative gain of $654,228 as a result of the settlement of the swap agreement, which has been allocated to the Division.

Note 4. Fixed Assets

Fixed assets consist of the following:

	June 30, 2017	December 31, 2016	December 31, 2015
Furniture, fixtures and equipment	$1,421,129	$1,368,624	$1,519,742
Leasehold improvements	10,182,352	10,182,352	10,312,968
Fixed assets, cost	11,603,481	11,550,976	11,832,710
Less: accumulated depreciation and amortization (1)	(6,700,277)	(6,206,644)	(2,563,701)
Fixed assets, net book value	$4,903,204	$5,344,332	$9,269,009

(1) In April 2016, FSAM abandoned a portion of its office space in its corporate headquarters in Greenwich, CT. As a result, for purposes of these carve-out financial statements, depreciation in the amount of $2,158,012 and $653,719 has been accelerated during the year ended December 31, 2016 relating to leasehold improvements and furniture and fixtures, respectively, which represents the net book value of identifiable assets on which the Division will no longer derive future economic benefit.

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Notes to Unaudited Financial Statements

Depreciation and amortization expense related to fixed assets for the six months ended June 30, 2017 and 2016 was $493,633 and $3,434,498, respectively. Depreciation and amortization expense related to fixed assets for the years ended December 31, 2016 and 2015 was $3,946,376 and $1,409,987, respectively.

Note 5. Commitments and Contingencies

Leases

FSAM leases office space in various locations throughout the United States and maintains its headquarters in Greenwich, CT. On July 22, 2013, FSAM entered into a lease agreement with a related party for office space in Greenwich, CT that expires on September 30, 2024. Other non-cancelable office leases in other locations expire at various dates through 2020. FSAM’s lease agreements are generally subject to escalation provisions on base rental payments, as well as certain costs incurred by the property owner and are recognized on a straight-line basis over the term of the lease agreements. For the six months ended June 30, 2017 and 2016, rent expense allocable to the Division of $839,591 and $1,310,764, respectively, was recorded. For the years ended December 31, 2016 and 2015, rent expense allocable to the Division was $2,044,044 and $2,238,708, respectively.

In April 2016, FSAM abandoned a portion of its office space in its corporate headquarters in Greenwich, CT. Although FSAM is currently marketing the unused space to prospective tenants, until such time the new tenant were to occupy such space and the lease agreement is modified, FSAM is still obligated to pay contractual rent payments in accordance with the operating lease. Liability allocable to the Division under the operating lease agreement and accrued lease abandonment costs are estimated in accordance with ASC 420, Exit or Disposal Cost Obligations, and a liability of $1,240,928 was recorded at the time of abandonment, which represents the present value of the remaining contractual rent payments on the unused space net of estimated sublease income. To the extent FSAM is not able to sublease the unused space, the Division may recognize additional lease abandonment costs in future periods. In addition, a reversal of $915,464 of FSAM’s deferred rent liability is included as a reduction to the Division’s general, administrative and other expenses in the carve-out statements of operations during the three months ended June 30, 2016, which represents the portion of the deferred rent liability attributable to the abandoned space.

A summary of lease abandonment activity allocable to the Division as of June 30, 2017 and December 31, 2016 is as follows:

	June 30, 2017	December 31, 2016
Lease abandonment costs incurred	$1,240,928	$1,240,928
Rent payments, net of sublease income estimate	(659,189)	(479,724)
Present value adjustment	7,470	3,247
Accrued lease abandonment costs, end of period	$589,209	$764,451

In July 2014, FSAM terminated the operating lease for its White Plains, NY office. Under the terms of the agreement with the landlord, FSAM paid an early termination fee at that time and was obligated to pay rent through November 30, 2015. During March 2015, FSAM reached an agreement with the landlord of this property to cancel a significant portion of its remaining lease obligation which resulted in a reduction of rent expense allocable to the Division in the amount of $341,044 for the year ended December 31, 2015.

As of December 31, 2016, future minimum lease payments under noncancelable leases allocable to the Division are as follows:

2017	$2,559,725
2018	2,542,273
2019	2,441,414
2020	2,321,095
2021	2,255,000
Thereafter	6,424,000
$18,543,507

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Notes to Unaudited Financial Statements

FSC Class-Action Lawsuits

In October and November of 2015, FSAM, its executive officers and FSC were named as defendants in three putative securities class-action lawsuits filed in New York and Connecticut federal courts (and later consolidated in New York). The lawsuits alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on behalf of a putative class of investors who purchased FSC common stock between July 7, 2014, and February 6, 2015. The lawsuits alleged in general terms that defendants engaged in a purportedly fraudulent scheme designed to artificially inflate the true value of FSC’s investment portfolio and investment income in order to increase FSAM’s revenue. The plaintiffs sought compensatory damages and attorneys’ fees and costs, among other relief, but did not specify the amount of damages being sought. A lead plaintiff was selected in February 2016, a consolidated complaint similar to the original complaint was filed in April 2016, and a motion to dismiss the consolidated complaint was filed in May 2016. The parties agreed in July 2016 to settle the case for $14,050,000, with approximately 99% of the settlement amount to be paid from insurance coverage. Confirmatory discovery was completed in August 2016, and the lead plaintiff filed the proposed settlement with the court in September. On November 9, 2016, the court authorized the parties to send notice to the class and scheduled a fairness hearing for February 16, 2017. No objections or opt-outs to the settlement were received by the deadline. The fairness hearing was held on February 16, 2017 and the proposed settlement was approved and paid. The litigation is now concluded.

FSC proxy litigation

FSAM was also named as a defendant in a putative class-action lawsuit filed by a purported stockholder of FSC on January 29, 2016, in the Court of Chancery of the State of Delaware. The case is captioned James Craig v. Bernard D. Berman, et al., C.A. No. 11947-VCG. The defendants in the case were Bernard D. Berman, James Castro-Blanco, Ivelin M. Dimitrov, Brian S. Dunn, Richard P. Dutkiewicz, Byron J. Haney, Sandeep K. Khorana, Todd G. Owens, Douglas F. Ray, FSM, FSC, Fifth Street Holdings, and FSAM. The complaint alleged that the defendants breached their fiduciary duties to FSC stockholders by, among other things, issuing an incomplete or inaccurate preliminary proxy statement that purportedly attempted to mislead FSC stockholders into voting against proposals to be presented by another shareholder (RiverNorth) in a proxy contest in connection with FSC’s 2016 annual meeting of stockholders. The competing shareholder proposals had sought to elect three director nominees to FSC’s Board of Directors and to terminate the investment advisory agreement between FSC and FSM. The complaint also charged that the FSC director defendants breached their fiduciary duties by perpetuating and failing to terminate the investment advisory agreement between FSC and FSM and by seeking to entrench themselves as directors and FSAM affiliates as FSC’s manager. The FSAM entities were charged with breaching their duties as alleged controlling persons of FSC and with aiding and abetting the FSC directors’ breaches of duty. The complaint sought, among other things, an injunction preventing FSC and its Board of Directors from soliciting proxies for the 2016 annual meeting until additional disclosures were issued; a declaration that the defendants breached their fiduciary duties by refusing to terminate the investment advisory agreement between FSM and FSC and by keeping the FSC board of directors and FSM in place; a declaration that any shares repurchased by FSC after the record date of the 2016 annual meeting would not be considered outstanding shares for purposes of the FSC stockholder approvals sought at the 2016 annual meeting; and awarding plaintiff costs and disbursements. The plaintiff moved for expedited proceedings and for a preliminary injunction.

Defendants opposed plaintiff’s motion for expedited proceedings and moved to dismiss the case. FSC also filed another amendment to the preliminary proxy statement, making additional disclosures relating to issues raised by plaintiff and RiverNorth. On February 16, 2016, plaintiff informed the Delaware court that the basis for his injunction motion had become moot and that he was withdrawing his motions for a preliminary injunction and expedited proceedings. On February 18, 2016, FSC announced that it had entered into an agreement with RiverNorth pursuant to which RiverNorth would withdraw its competing proxy solicitation. Plaintiff later informed the court that his case had become moot, and he moved for a “mootness fee.” On September 23, 2016, the court awarded plaintiff fees and expenses of $350,000. Any potential liabilities related to this matter would be borne by FSC, not FSAM. The litigation is now concluded.

FSC shareholder derivative actions

In December 2015 through April 2016, several putative shareholder derivative actions were filed on behalf of FSC in Connecticut federal court and in Connecticut and Delaware state court, naming FSAM’s executive officers and directors and FSAM as defendants and FSC as the nominal defendant. The underlying allegations in all of the complaints were related, and generally similar, to the allegations in the securities class actions against FSC described above. The Connecticut federal cases were consolidated, and the defendants moved to transfer the cases to New York federal court, which motion was subsequently withdrawn without prejudice in connection with the proposed settlement described below. The Connecticut and Delaware state cases were stayed by consent of the parties while the Connecticut federal court considered the proposed settlement.

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Notes to Unaudited Financial Statements

The parties signed an agreement in July 2016 to settle the cases. The proposed settlement provided for Fifth Street Management to waive fees charged to FSC in the amount of $1.0 million for each of ten consecutive quarters starting in January 2018 and maintenance of the previously announced decrease in the FSC base management fee from 2% to a maximum of 1.75% of gross assets (excluding cash and cash equivalents) for at least four years, subject to certain specified conditions. The proposed settlement also called for FSC to adopt certain governance and oversight enhancements. FSAM and the defendants further agreed that they would not oppose plaintiffs’ request for an award of $5.1 million in attorneys’ fees and expenses, which was paid from insurance coverage. The plaintiffs conducted confirmatory discovery in August 2016, and, on September 23, 2016, the Connecticut federal court issued an order preliminarily approving the proposed settlement, authorizing the parties to disseminate notice to FSC stockholders. A fairness hearing was held on December 13, 2016 and the proposed settlement was approved. The Connecticut and Delaware state cases were dismissed in light of such approval.

FSAM Class-Action Lawsuits

FSAM was named as a defendant in two putative securities class-action lawsuits filed by purchasers of FSAM’s shares. The suits are related to the securities class actions brought by shareholders of FSC described above.

The first lawsuit by FSAM’s shareholders was filed on January 7, 2016, in the United States District Court for the District of Connecticut and was captioned Ronald K. Linde, etc. v. Fifth Street Asset Management Inc., et al., Case No. 1:16-cv-00025. The defendants were FSAM, Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Steven M. Noreika, Wayne Cooper, Mark J. Gordon, Thomas L. Harrison, and Frank C. Meyer. The lawsuit asserted claims under §§ 11, 12 (a)(2), and 15 of the Securities Act of 1933, as amended (the “Securities Act”), on behalf of a putative class of persons and entities who purchased FSAM’s common stock pursuant or traceable to the registration statement issued in connection with FSAM’s initial public offering. The complaint alleged that the defendants engaged in a fraudulent scheme and course of conduct to artificially inflate FSC’s assets and investment income and, in turn, FSAM’s valuation at the time of its initial public offering, thereby rendering FSAM’s initial public offering registration statement and prospectus materially false and misleading. The plaintiffs did not quantify their claims for relief.

On February 25, 2016, the court granted FSAM’s unopposed motion to transfer the case to the United States District Court for the Southern District of New York, where the case could be coordinated as appropriate with the securities class actions filed by FSC shareholders. On April 22, 2016, the court appointed Kieran and Susan Duffy as lead plaintiffs and the law firm of Glancy Prongay & Murray LLP as lead counsel. Lead plaintiffs filed an amended complaint on June 13, 2016.

On March 7, 2016, the other putative class action by FSAM’s shareholders was filed in the United States District Court for the Southern District of New York. The defendants were the same as in the Linde case, and the complaint was a virtual clone of the original Linde complaint. The plaintiff who filed this putative class action voluntarily dismissed her case before lead plaintiffs and lead counsel were appointed in the Linde case.

Following an agreed mediation, and as previously disclosed in FSAM’s Form 8-K filed on August 4, 2016, the parties in the Linde case signed an agreement to settle the action for $9,250,000, which was covered by insurance proceeds. The proposed settlement was subject to lead plaintiffs’ completion of additional discovery and approval by the court after notice had been sent to the settlement class. Lead plaintiffs completed the additional discovery and decided to proceed with the proposed settlement. The parties submitted the proposed settlement to the court on September 23, 2016 and asked the court to enter an order certifying the putative class for settlement purposes, authorizing dissemination of notice of the settlement to potential class members, and scheduling a fairness hearing on the proposed settlement. On November 9, 2016, the court entered the proposed order and scheduled the fairness hearing for February 16, 2017. The fairness hearing was held on February 16, 2017 and the proposed settlement was approved. The litigation is now concluded.

SEC Examination and Investigation

On March 23, 2016, the Division of Enforcement of the SEC sent document subpoenas and document-preservation notices to FSAM, FSC, FSCO GP LLC - General Partner of Fifth Street Opportunities Fund (“FSOF”), and FSFR. The subpoenas sought production of documents relating to a variety of issues, including those raised in an ordinary-course examination of FSM by the SEC’s Office of Compliance Inspections and Examinations that began in October 2015, and in the FSC and FSAM securities class actions and FSC derivative actions discussed above. The subpoenas were issued pursuant to a formal order of private investigation captioned In the Matter of the Fifth Street Group of Companies, No. HO-12925, dated March 23, 2016, which addresses, among other things, (i) the valuation of FSC’s portfolio companies and investments, (ii) the expenses allocated or charged to FSC and FSFR, (iii) FSOF’s trading in the securities of publicly traded business development companies, (iv) statements to the board, other representatives of pooled investment vehicles, investors, or prospective investors concerning the fair value of FSC’s portfolio companies or investments as well as expenses allocated or charged to FSC and FSFR, (v) various issues relating to adoption and implementation of policies and procedures under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), (vi) statements and/or potential omissions in the entities’ SEC filings, (vii) the entities’ books, records, and accounts and whether they fairly and accurately reflected the entities’ transactions and dispositions of assets, and (viii) several other issues relating to corporate books and records. The formal order cites various provisions of the Securities Act, the Exchange Act, and the Advisers Act, as well as rules promulgated under those Acts, as the bases of the investigation.

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Notes to Unaudited Financial Statements

The subpoenaed Fifth Street entities are cooperating with the Division of Enforcement investigation, have been producing requested documents, and have been communicating with Division of Enforcement personnel.

Litigation Costs

In connection with the matters described above and other non-recurring matters, FSAM has incurred professional fees allocable to the Division of $3,349,888 and $8,396,961 for the six months ended June 30, 2017 and 2016, respectively, and $13,898,162 and $2,685,171 for the years ended December 31, 2016 and 2015, respectively. Certain of the expenses associated with these matters have been covered by insurance, and FSAM may seek additional reimbursements from the appropriate carriers. During the six months ended June 30, 2017 and 2016 and the year ended December 31, 2016, FSAM recorded $4,332,024, $2,996,731 and $5,196,162, respectively, of insurance recoveries related to previously incurred professional fees and allocable to the Division. In addition, FSAM recorded $9,250,000 of insurance recoveries allocable to the Division related to the settlement of the FSAM class-action lawsuits during the six months ended June 30, 2016 and the year ended December 31, 2016. All of the above are included in Other income (expense) in the carve-out statements of operations.

RiverNorth Settlement

On February 18, 2016, FSAM entered into a purchase and settlement agreement (“PSA”) with RiverNorth pursuant to which RiverNorth would withdraw its competing FSC proxy solicitation. In connection with the execution and delivery of the PSA, on March 24, 2016, FSAM purchased 4,078,304 shares of common stock of FSC for $25.0 million of cash at a purchase price of $6.13 per share, net of certain dividends payable to FSAM pursuant to the PSA, resulting in a loss of $4,608,480 allocable to the Division, which represents the premium paid by FSAM in excess of the FSC closing share price on the date of the transaction. Pursuant to a letter agreement with FSAM, Leonard M. Tannenbaum purchased 5,142,296 shares of common stock of FSC from RiverNorth at a net purchase price of $6.13 per share, resulting in a loss of $5,810,794 allocable to the Division which represents the premium paid by Mr. Tannenbaum in excess of the FSC closing share price on the date of the transaction. Such amount was recorded as a loss since Mr. Tannenbaum holds a controlling interest in FSAM and FSAM directly benefited from this payment, which was allocable to the Division. The total premium paid by FSAM and Mr. Tannenbaum in the amount of $10,419,274 was recorded as a loss during the six months ended June 30, 2016 and the year ended December 31, 2016.

In addition, FSAM issued RiverNorth a warrant to purchase 3,086,420 shares of FSAM’s Class A common stock that, upon exercise, FSAM was obligated to pay RiverNorth an amount equal to the lesser of: (i) $5 million and (ii) the spread value of the warrant based on a $3.24 strike price. The warrant was exercised by RiverNorth on June 23, 2016.

FSAM also entered into a swap agreement with RiverNorth whereas on each settlement date, if the settlement date share price of FSC common stock was less than $6.25, FSAM was obligated to pay RiverNorth an amount equal to the excess of $6.25 over the settlement date share price multiplied by the 3,878,542 notional shares of common stock underlying the swap. Alternatively, if the settlement date share price of FSC common stock was greater than $6.25, RiverNorth was obligated to pay FSAM for the excess of the settlement date share price over $6.25 in cash. FSAM was also entitled to a portion of dividends on FSC shares underlying the total return swap which were earned by RiverNorth prior to the settlement date. On September 7, 2016, FSAM settled the swap agreement with RiverNorth and realized a loss of $2,612,932 which is included in other income (expense) in the statement of operations for the year ended December 31, 2016.

Ironsides Settlement

On September 30, 2016, FSAM entered into a purchase and settlment agreement (the “Ironsides PSA”) with Ironsides Partners LLC, Ironsides Partners Special Situations Master Fund II L.P. and Ironsides P Fund L.P. (collectively, “Ironsides”). Upon execution of the Ironsides PSA, Ironsides agreed that it would not, and would not permit any of its controlled Affiliates or Associates (as defined in the Ironsides PSA) to, during a standstill period: (1) nominate or recommend for nomination any person for election as a director at any annual or special meeting of stockholders of FSAM, FSC and FSFR (the “Fifth Street Parties”), directly or indirectly, (2) submit any proposal for consideration at, or bring any other business before, any annual or special meeting of any of the Fifth Street Parties’ stockholders, directly or indirectly, or (3) initiate, encourage or participate in any “withhold” or similar campaign with respect to any annual or special meeting of any of the Fifth Street Parties’ stockholders, directly or indirectly. During the standstill period, Ironsides shall not publicly or privately encourage or support any other stockholder to take any of the actions described above. On November 30, 2016, in connection with the execution and delivery of the Ironsides PSA, FSAM purchased 1,295,767 shares of common stock of FSFR for a per-share purchase price of $9.00. Pursuant to a letter agreement with FSAM, Mr. Tannenbaum purchased 646,863 shares of common stock of FSFR from Ironsides for a per-share purchase price of $9.00. These purchases were not made at a premium to the market price of the FSFR shares on the date of purchase.

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Notes to Unaudited Financial Statements

Note 6. Related Party Transactions

Revenues

All of the Division’s revenues are earned from the BDCs, including management fees, performance fees and other fees.

For the six months ended June 30, 2017 and 2016, the Division voluntarily waived $120,675 and $162,188 of management fees from the BDCs, respectively. For the years ended December 31, 2016 and 2015, the Division voluntarily waived $316,321 and $531,015 of management fees from the BDCs, respectively.

The Division also has entered into administration agreements under which the Division provides administrative services for the BDCs, including office facilities and equipment, and clerical, bookkeeping and recordkeeping services at such facilities. Under the administration agreements, the Division also performs or oversees the performance of the BDCs’ required administrative services, which includes being responsible for the financial records which the BDCs are required to maintain and preparing reports to the BDCs’ stockholders and, in the case of the BDCs, reports filed with the SEC. In addition, the Division assists each of the BDCs in determining and publishing its net asset value, overseeing the preparation and filing of its tax returns and the printing and dissemination of reports to each of the BDC’s stockholders, and generally overseeing the payment of each BDC’s expenses and the performance of administrative and professional services rendered to the funds. For providing these services, facilities and personnel, the BDCs reimburse the Division for direct fund expenses and the BDCs reimburse the Division for the allocable portion of direct expenses, as well as overhead and other expenses incurred by the Division in performing its obligations under the administration agreements, including rent and such BDC’s allocable portion of the costs of compensation and related expenses of such BDC’s chief financial officer and chief compliance officer and their respective staffs. Such reimbursement is at cost with no profit to, or markup by, FSAM. Included in Revenues - other fees in the carve-out statements of operations for the six months ended June 30, 2017 and 2016 was $3,887,287 and $3,632,369, respectively, related to amounts charged for the above services provided to the BDCs. For the years ended December 31, 2016 and 2015 respectively, $8,454,683 and $8,944,604 was recorded related to amounts charged for the above services provided to the BDCs.

The Division may also provide, on the BDCs’ behalf, managerial assistance to such BDC’s portfolio companies. Each of the administration agreements may be terminated by either the Division or the BDC without penalty upon 60 days’ written notice to the other party.

Receivables for reimbursable expenses from the BDCs are included within due from affiliates and totaled $2,175,992, $2,818,734 and $3,366,412 as of June 30, 2017, December 31, 2016 and December 31, 2015, respectively.

Other

On July 22, 2013, FSAM entered into a lease agreement for office space for its headquarters in Greenwich, CT. The landlord is an entity controlled by Leonard M. Tannenbaum, FSAM’s chairman and chief executive officer. The lease agreement requires monthly rental payments, expires on September 30, 2024 and can be renewed at the request of FSAM for two additional five year periods. Rental payments under this lease of approximately $2.0 million per year began on October 11, 2014.

Note 7. Equity-based Compensation

Fifth Street Holdings LP Interests

The following table summarizes the amortization of unrecognized compensation expense allocable to the Division for the six months ended June 30, 2017 and 2016 and the years ended December 31, 2016 and 2015 with respect to the limited partner interests in Fifth Street Holdings granted to employees which are equity classified awards:

15

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Unaudited Financial Statements

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2017	2016	2016	2015
Balance at beginning of period	$1,741,649	$6,949,197	$6,949,197	$7,966,153
Amortization (1)	(557,292)	(823,943)	(5,158,896)	(1,016,956)
Forfeited	(413,894)	—	(48,652)	—
Purchase of unvested Fifth Street Holdings LP interests by Principals (2)	222,844	—	—	—
Balance at end of period	$993,307	$6,125,254	$1,741,649	$6,949,197

(1) Includes an acceleration of $408,007 and $4,194,361 for the six months ended June 30, 2017 and year ended December 31, 2016, respectively, in connection with the separation of four former Fifth Street Holdings limited partners.

(2) Amount relates to the purchase by Leonard M. Tannenbaum and Bernard B. Berman and any entities controlled directly or indirectly by them (collectively, the “Principals”) of a former Fifth Street Holdings limited partners’ unvested Fifth Street Holdings LP interests. Such amount was based on the share price of FSAM Class A common stock on the date of purchase.

As of June 30, 2017, unrecognized compensation cost in the amount of $993,307 relating to these equity-based awards is expected to be recognized over a period of approximately 5.3 years.

2017 Equity Grants to Senior Management

On January 3, 2017, FSAM granted 287,770 restricted stock units, or RSUs, to Patrick J. Dalton, former CEO of the BDCs and Co-President of FSAM, all of which have been allocated to the Division. The RSUs granted to Mr. Dalton were to vest in installments of one-fourth on each of the first four anniversaries of the grant date. Also, on January 3, 2017, FSAM granted Mr. Dalton two option awards to purchase an aggregate of 1,000,000 shares of the FSAM’s Class A common stock, all of which have been allocated to the Division. The first was an option to purchase 750,000 shares of FSAM Class A common stock that was to vest in equal installments of one-third on each of the first three anniversaries of the grant date, subject to Mr. Dalton’s continued employment, and has a five-year term. The second was an option to purchase 250,000 shares of FSAM Class A common stock that was to vest in full on the fourth anniversary of the grant date, subject to Mr. Dalton’s continued employment, and has a six-year term. All of the options were granted with an exercise price equal to $6.95, which was the closing price of the FSAM Class A common stock on the date of grant.

On April 4, 2017, Patrick J. Dalton resigned.  Pursuant to a separation agreement and general release, Mr. Dalton was entitled to $1,250,000 in cash payment, all of which was allocated to the Division.  In addition, 214,704 RSUs (and any unvested accumulated dividend equivalents thereupon) were forfeited.  The remaining 73,066 RSUs (and any unvested accumulated dividend equivalents thereupon) held by Mr. Dalton vested in May 2017.  In addition, 186,524 of Mr. Dalton’s six-year options and 559,570 of his five-year options were forfeited.  The remaining 63,476 six-year options and 190,430 five-year options continue to be outstanding and will vest on the anniversary dates in accordance with the terms of the January 3, 2017 grant agreement.

Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan

In connection with its initial public offering, FSAM’s Board of Directors adopted the 2014 Omnibus Incentive Plan pursuant to which FSAM granted options to its senior management and other employees to acquire 3,856,314 shares of FSAM Class A common stock, 846,233 RSUs to be settled in shares of FSAM Class A common stock and 78,500 stock appreciation rights to be settled in cash, all of which were allocated to the Division. During the six months ended June 30, 2017 and the years ended December 31, 2016 and 2015, there were additional grants under the 2014 Omnibus Incentive Plan as discussed below that were allocated to the Division.

Equity-based compensation expense allocated to the Division related to grants under the 2014 Omnibus Incentive Plan is as follows:

16

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Unaudited Financial Statements

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2017	2016	2016	2015
RSUs to be settled in FSAM Class A common stock	$93,485	$1,176,923	$1,967,917	$1,855,585
Options to acquire shares of FSAM Class A common stock	257,835	523,117	1,658,533	886,489
Stock appreciation rights to be settled in cash	1,384	1,161	3,782	18,419
Total	$352,704	$1,701,201	$3,630,232	$2,760,493

RSUs

Each RSU represents an unfunded, unsecured right of the holder to receive a share of FSAM Class A common stock on the vesting dates. The RSUs do not vest for three years and subsequently vest at a rate of one-third per year on the fourth, fifth and sixth anniversary of the grant date. These awards will become saleable at a rate of one-quarter (¼) per year, beginning on the sixth, seventh, eighth and ninth anniversary of the grant date. Upon vesting, shares of FSAM Class A common stock will be delivered to the participant.

Additionally, when FSAM pays dividends on its outstanding shares of FSAM Class A common stock, the holder of the RSUs will be credited with dividend equivalents.  For stock dividends, the dividend equivalents will be in the form of additional RSUs. For cash dividends, the dividend equivalents will be in the form of cash (without interest or earnings).  Dividend equivalents are subject to the same terms and conditions as the original restricted stock unit award, and are not paid until the vesting and settlement of the underlying shares of FSAM Class A common stock to which such dividend equivalents relate.

The following table presents unvested RSUs’ activity that was allocated to the Division for the six months ended June 30, 2017 and years ended December 31, 2016 and 2015:

	Restricted Stock Units	Weighted Average Grant Date Fair Value
Balance at December 31, 2014	846,233	$17.00
Granted	50,403	9.92
Vested	(16,222)	17.00
Forfeited	(22,684)	17.00
Balance at December 31, 2015	857,730	16.58
Granted	196,740	3.55
Vested	(245,497)	14.96
Forfeited	(398,000)	11.92
Balance at December 31, 2016	410,973	15.50
Granted	364,106	6.87
Vested	(73,066)	6.95
Forfeited	(348,697)	10.81
Balance at June 30, 2017	353,316	$11.00

Compensation expense associated with these RSUs is being recognized on a straight-line basis over the service period of the respective grant. The total compensation expense expected to be recognized by the Division in all future periods associated with the RSUs is $5,566,030 at June 30, 2017, which is expected to be recognized over the remaining weighted average period of approximately 3.3 years.

Options

Each option entitles the holders to purchase from FSAM, upon exercise thereof, one share of FSAM Class A common stock at the stated exercise price. Since all options granted prior to fiscal 2016 either restrict saleability upon vesting or have strike prices in excess of the price of FSAM Class A common stock in its initial public offering, the use of standard option pricing models such as Black-Scholes is precluded by ASC Topic 718, Compensation - Stock Compensation. As such, for purposes of these carve-out financial statements, a Monte Carlo pricing simulation, a statistical pricing technique or similar method to measure the fair value of option awards on the date of grant, has been utilized.

17

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Unaudited Financial Statements

During the six months ended June 30, 2017, options to purchase 1,000,000 shares of FSAM Class A Common Stock at an exercise price equal to the closing stock price on the date of grant were granted to senior management. No options were granted during the years ended December 31, 2016 and 2015. The fair value of these option grants, all of which are allocated to the Division, was measured on the date of grant using the Black-Scholes option-pricing model and the following assumptions:

Risk-free interest rate	1.61% - 1.94%
Expected dividend yield	7.85%
Expected volatility factor	56.49% - 59.24%
Expected life in years	3.5 - 5.0

A summary of activity for unvested options, all of which are allocated the Division, for the six months ended June 30, 2017 and years ended December 31, 2016 and 2015 is presented below:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)
Balance at December 31, 2014	3,856,314	$18.70	8.3
Granted	—
Vested	(23,389)	18.70	7.5
Forfeited	(92,715)	18.70	7.5
Balance at December 31, 2015	3,740,210	$18.70	7.5
Granted	—
Vested	(1,112,784)	18.70	4.9
Forfeited	(1,158,067)	18.63	7.8
Balance at December 31, 2016	1,469,359	$18.66	7.7
Granted	1,000,000	6.95	6.2
Vested	—
Forfeited	(1,462,779)	12.64	6.0
Balance at June 30, 2017	1,006,580	$16.00	6.6
Exercisable at June 30, 2017	1,136,173	$18.39	4.3
Expected to vest after June 30, 2017	1,006,580	$16.00	6.6

As of June 30, 2017, December 31, 2016 and December 31, 2015, the closing share price of FSAM Class A common stock was lower than the weighted average exercise price of the options exercisable or expected to vest. As a result, the options are out of the money and have no intrinsic value.

Compensation expense associated with these options is being recognized on a straight-line basis over the service period of the respective grant. As of June 30, 2017, there was $773,371 of total unrecognized compensation expense that is expected to be recognized by the Division over the remaining weighted average period of approximately 3.3 years.

Stock Appreciation Rights (“SARs”)

Each SAR represents an unfunded, unsecured right of the holder to receive an amount in cash equal to the excess of the closing price of a share of FSAM Class A common stock over the exercise price. The SARs’ terms and conditions are substantially similar to the provisions of the option grants discussed above and had a grant date fair value of $1.78 per unit and vest six years after grant. All of the currently outstanding SARs were issued in connection with FSAM’s initial public offering. Upon vesting, they will be settled in cash. The fair value of the SARs are re-measured each reporting period until settlement and changes in fair value are charged to compensation expense as the SARs vest over the remaining service period. The amount of the adjustment has been derived based on a grant date fair value using the initial public offering price of FSAM Class A common stock of $17.00 per share, multiplied by the number of unvested shares, and expensed over the six year service period. Additionally, the calculation of the expense assumes a forfeiture rate of 5%. The total compensation expense expected to be recognized in all future periods associated with the SARs, is approximately $38,557.

18

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Unaudited Financial Statements

A summary of unvested SARs activity, all of which was allocated to the Division, during the period for the six months ended June 30, 2017 and 2016 and the years ended December 31, 2016 and 2015 is presented below:

	SARs	Weighted Average Grant Date Fair Value Per SAR
Balance at December 31, 2014	78,500	$1.78
Granted	—
Vested	—
Forfeited	(19,500)	1.78
Balance at December 31, 2015	59,000	$1.78
Granted	—
Vested	—
Forfeited	(27,000)	1.78
Balance at December 31, 2016	32,000	$1.78
Granted	—
Vested	—
Forfeited	(5,000)	1.78
Balance at June 30, 2017	27,000	$1.78

Note 8. Subsequent Events

Oaktree Asset Purchase Agreement

On July 13, 2017, FSM, Oaktree Capital Management, L.P. (“Oaktree”), FSAM (solely for the purposes set forth therein) and Fifth Street Holdings (solely for the purposes set forth therein) entered into an Asset Purchase Agreement (the “BDC Asset Purchase Agreement”).

At the closing of the transactions contemplated by the BDC Asset Purchase Agreement (the “Closing”), and upon the terms and subject to the conditions set forth therein, FSM will sell, convey, assign and transfer to Oaktree and Oaktree will purchase, acquire and accept from FSM all of FSM’s right, title and interest in specified business records with respect to FSM’s existing investment advisory agreements with each of FSC and FSFR for a purchase price of $320 million in cash. The then-outstanding balance of FSAM’s credit facility will be paid off at closing. Oaktree will also acquire intellectual property used exclusively in these business records, and any goodwill associated with the investment advisory business conducted by FSM pursuant to these investment advisory agreements. The BDC Asset Purchase Agreement also provides for the entry by Oaktree into new investment advisory agreements with each of FSC and FSFR. The shares of common stock of FSC and FSFR owned by Fifth Street Holdings and Mr. Leonard M. Tannenbaum are not included in the transaction.

The BDC Asset Purchase Agreement contains various customary representations and warranties from each of FSM, Fifth Street Holdings, FSAM and Oaktree. FSM has also agreed to various customary covenants, including conducting its business in the ordinary course and not engaging, or allowing its controlled affiliates to engage, in certain types of transactions during the period between the execution of the BDC Asset Purchase Agreement and the Closing.

FSAM and FSM have also agreed not to permit any of their respective controlled affiliates to enter into or otherwise obtain any tail or similar insurance policy that provides for joint coverage of FSAM and its affiliates, on the one hand, and any of FSC, FSFR or their respective affiliates, on the other hand, other than any such policy that limits coverage solely to claims arising from acts or occurrences taking place prior to the Closing in connection with or relating to the business and securities of the BDCs or investment advisory, administrative or other services provided by FSAM or its controlled affiliates to or on behalf of the BDCs, subject to certain limitations. FSM and Fifth Street Holdings have agreed to reimburse to the BDCs a portion of the premium cost of any such policy in excess of $4.5 million at FSC and $1.5 million at FSFR.

19

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Unaudited Financial Statements

FSM and Oaktree have agreed to use commercially reasonable efforts to facilitate (i) the appointment of Oaktree as the new investment adviser of each of the BDCs and the approval by the respective boards of directors of the BDCs of such appointment and recommendation to stockholders of each BDC that they vote to approve such investment advisory agreements (such BDC stockholder approval was obtained on September 7, 2017), (ii) the appointment or election of five director nominees (the “New Director Nominees”) to the board of directors of each of the BDCs and (iii) the calling of a special meeting of stockholders of each BDC to vote on and approve the actions described in the aforementioned clauses (i) and (ii). Each of FSM and Oaktree has also agreed to use commercially reasonable efforts to facilitate the BDCs’ preparation and filing of proxy materials in connection with such special meeting of stockholders and to share the cost of the first $1.5 million aggregate of such expenses together with FSAM’s proxy solicitation expenses and filing fees under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. FSM will reimburse all other proxy expenses of the BDCs. Except in certain circumstances described in the BDC Asset Purchase Agreement, FSM has agreed not to withdraw, modify or qualify its recommendation to the board of directors of each of FSC and FSFR in a manner adverse to Oaktree or otherwise make public statements contrary to such recommendation.

From and after the Closing, FSM and Fifth Street Holdings have agreed to indemnify Oaktree, its affiliates and its and their respective representatives (the “Buyer Indemnified Parties”) from liability or losses resulting from (i) buyer specified losses, (ii) the breach of any covenant of FSM, FSAM or Fifth Street Holdings in connection with the BDC Asset Purchase Agreement and (iii) any excluded liability under the BDC Asset Purchase Agreement, subject to a cap of $32 million and with sole recourse to a $32 million purchase price escrow. Oaktree may seek indemnification for attorneys’ fees and consequential damages within this cap up to an amount of $22 million. The Buyer Indemnified Parties’ right to such indemnification survives through December 20, 2019, after which time remaining amounts in the escrow account will be released to FSM.

FSM and Fifth Street Holdings have also agreed to indemnify each of FSC and its subsidiaries and FSFR and its subsidiaries against (i) all costs and out-of-pocket expenses incurred by the BDCs and their subsidiaries in connection with existing examinations and investigations by the SEC and (ii) related fees, fines, monetary penalties, deductibles and disgorgements ordered by the SEC to be paid by the BDCs, net of any disgorgements paid by FSM to the BDCs and insurance recoveries received by the BDCs (“BDC Net Losses”). The primary source of recourse of SEC investigation-related costs and expenses is a $10 million purchase price escrow. Any SEC investigation-related costs and expenses in excess of $10 million and any BDC Net Losses may also be satisfied against the $35 million of shares of FSC common stock and $10 million of shares of FSFR common stock owned by Fifth Street Holdings and pledged pursuant to certain pledge agreements to be entered into at Closing by Fifth Street Holdings to secure any such indemnification obligations of FSM and Fifth Street Holdings relating to BDC Net Losses and certain SEC investigation-related legal costs and expenses. Oaktree’s right to such indemnification survives through the date that is 45 days after all SEC investigations have been settled or it is confirmed by the SEC that the BDCs are not under investigation (subject to extension for any pending claims against directors and officers of the BDCs where such directors remain entitled to indemnification coverage from the BDCs), after which time remaining amounts in the escrow will be released to FSM and the stock pledges will terminate.

From and after the Closing, Oaktree will indemnify FSM, FSAM, Fifth Street Holdings and their respective affiliates and representatives (collectively, the “Seller Indemnified Parties”) from liability or losses arising out of or resulting from (i) any losses in connection with the costs and expenses incurred by the Seller Indemnified Parties in defending against claims arising after the Closing that relate to the investment advisory business acquired by Oaktree and (ii) the breach of any representation, warranty and covenant of Oaktree that is to be performed prior to the Closing.

The BDC Asset Purchase Agreement contains customary termination rights, including the right of either FSM or Oaktree to terminate the BDC Asset Purchase Agreement if the Closing has not occurred on or prior to December 31, 2017 or if FSAM stockholders have not approved the BDC Asset Purchase Agreement prior to such date. Oaktree may also terminate the BDC Asset Purchase Agreement following a change in the FSAM board of directors’ recommendation of the asset sale to Oaktree, a change in FSM’s recommendation to the stockholders of FSC and FSFR regarding approval of the proposed new investment advisory agreements with Oaktree and the election of the New Director Nominees to their respective boards of directors, or if FSM, FSAM or Fifth Street Holdings, as applicable, materially breach their respective obligations to (i) file with the SEC a proxy statement for use in connection with the meeting of stockholders of FSAM and (ii) duly call, give notice of, convene and hold such meeting to vote on the approval of the BDC Asset Purchase Agreement and the transactions contemplated thereby.

The BDC Asset Purchase Agreement provides that FSM will reimburse Oaktree’s reasonable and documented transaction expenses up to a cap of $3.5 million if the BDC Asset Purchase Agreement is terminated because either (x) FSAM, Fifth Street Holdings or FSM have materially breached their representations, warranties or covenants in such a manner that the conditions to closing cannot be satisfied or (y) the Closing has not occurred on or prior to December 31, 2017 and, in either case, approval of the stockholders of FSAM, FSC or FSFR had not been obtained. Further, if FSM had changed its recommendation to stockholders of the BDCs regarding approval of the proposed new investment advisory agreements with Oaktree and the election of the New Director Nominees to their respective boards of directors, then in lieu of such expense reimbursement, FSM will be required to pay Oaktree a termination fee of $9.2 million.

20

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Unaudited Financial Statements

In addition, FSM must pay a $9.2 million termination fee to Oaktree if Oaktree terminates the BDC Asset Purchase Agreement following a change in the FSAM board of directors’ recommendation of the asset sale to Oaktree, a change in FSM’s recommendation to the stockholders of FSC and FSFR regarding approval of the proposed new investment advisory agreements with Oaktree and the election of the New Director Nominees to their respective boards of directors, or if FSM, FSAM or Fifth Street Holdings, as applicable, materially breach certain obligations under the BDC Asset Purchase Agreement. Finally, if the BDC Asset Purchase Agreement is terminated because either (x) FSM has materially breached its representations, warranties or covenants in such a manner that the conditions to closing cannot be satisfied or (y) FSAM stockholder approval was not obtained on or prior to December 31, 2017 and, within 12 months of termination, FSAM or its affiliates enter into a “Competing Transaction” (as defined in the BDC Asset Purchase Agreement), which is subsequently consummated, then FSM must pay a $9.2 million termination fee to Oaktree (net of any prior expense reimbursement paid by FSM).

Consummation of the proposed transaction is subject to certain conditions, including the approval of the respective stockholders and boards of directors of FSAM, FSC and FSFR. Further conditions include the absence of any law or order restraining the proposed transaction, the termination or expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, at least 75% of the members of the BDCs’ respective boards of directors not being “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of Oaktree or FSM, certain waivers and consents that have been obtained from lenders and joint venture partners to the BDCs remaining in full force and effect, no default occurring under specified debt facilities of the BDCs, the NAV of each of FSC and FSFR not being less than 80% of the NAV for such BDC as of March 31, 2017, the election of the New Director Nominees to the board of directors of each of FSC and FSFR, no material adverse effect having occurred with respect to FSM’s business development company investment advisory business, the repayment in full of certain debentures by and between FSC and the U.S. Small Business Administration and obtaining a payoff letter with respect to the Amended Credit Facility (which will be paid off concurrently with the Closing).

On July 13, 2017, concurrently with the execution of the BDC Asset Purchase Agreement, FSM entered into a letter agreement with Oaktree pursuant to which FSM agreed to reimburse up to $5 million of Oaktree’s transaction expenses incurred in connection with the negotiation, execution and delivery of the BDC Asset Purchase Agreement and the performance by Oaktree of its obligations thereunder if, and at the time, the Closing occurs.

Concurrently with the execution of the BDC Asset Purchase Agreement, FSAM and Oaktree entered into a Noncompetition and Nonsolicitation Agreement, dated as of July 13, 2017, pursuant to which, for a period of three years following the date the Closing occurs, FSAM agreed to specified restrictions on its ability to invest in debt or debt-like preferred equity where the investment opportunity being offered to all offerees exceeds $5 million (subject to certain exceptions). Such restrictions apply for 10 years with respect to investments in business development companies managed by Oaktree or any of its affiliates. FSAM also agreed to restrictions on its ability to solicit for employment any full-time employees of Oaktree or advisors or consultants, who are engaged for a substantial portion of their time by Oaktree, for a period of 3 months after the date the Closing occurs.

In connection with the transactions contemplated by the BDC Asset Purchase Agreement, on July 13, 2017, FSAM; Fifth Street Holdings; Leonard M. Tannenbaum, Bernard M. Berman and Ivelin M. Dimitrov (the “TRA Recipients”); the Tannenbaum Trust; the Bernard D. Berman 2012 Trust and FSC CT II, Inc. entered into a Waiver and Termination of Tax Receivable Agreement (“TRA Waiver”) pursuant to which the TRA Recipients agreed (i) to irrevocably waive any and all rights to receive tax benefit payments payable at any time under the tax receivable agreement among FSAM and the TRA Recipients (“TRA”), including any tax benefit payments that would result from the consummation of the transactions contemplated by the BDC Asset Purchase Agreement other than certain payments accrued for the fiscal year ended December 31, 2016 that have not been paid and (ii) to release FSAM and Fifth Street Holdings from their respective obligations under the TRA. Pursuant to the TRA Waiver, the Principals, FSAM and Fifth Street Holdings also agreed that, effective upon the Closing, the TRA will automatically terminate without any further action required by any party to the TRA Waiver, and all rights and obligations of the parties thereto shall be immediately extinguished.

21

Exhibit D

Fifth Street Asset Management Inc. - Pro Forma Financial Statements

Fifth Street Asset Management Inc.

Overview of Unaudited Pro Forma Financial Statements

Sale of the BDC Business

On July 13, 2017, Oaktree Capital Management, L.P. (“Oaktree”), Fifth Street Asset Management Inc. (“FSAM” or the “Company”), Fifth Street Holdings L.P. (“FSH”), a direct partially-owned subsidiary of FSAM, and Fifth Street Management LLC (“FSM”), a wholly-owned subsidiary of FSH, entered into an Asset Purchase Agreement (the “BDC Asset Purchase Agreement”). At the closing of the transactions contemplated by the BDC Asset Purchase Agreement, and upon the terms and subject to the conditions set forth therein, FSM will sell, convey, assign and transfer to Oaktree and Oaktree will purchase, acquire and accept from FSM all of FSM’s right, title and interest in specified business records with respect to FSM’s existing investment advisory agreements with each of Fifth Street Finance Corp. (“FSC”) and Fifth Street Senior Rate Floating Corp. (“FSFR”, and together with FSC, the “BDCs”) for an aggregate purchase price of $320.0 million in cash. Oaktree will also acquire intellectual property used exclusively in these business records, and any goodwill associated with the investment advisory business conducted by FSM pursuant to these investment advisory agreements. The BDC Asset Purchase Agreement also provides for the entry by Oaktree into new investment advisory agreements with each of FSC and FSFR.

Sale of CLO Business

On July 1, 2017, FSH entered into a purchase agreement (the “CLO Purchase Agreement”) with New Star Financial, Inc. (“NewStar Financial”). At the closing of the transactions contemplated thereby on July 20, 2017, NewStar Financial acquired 100% of the limited liability company interests of Fifth Street CLO Management LLC (“CLO Management”), the collateral manager for Fifth Street Senior Loan Fund I, LLC (“CLO I”) and Fifth Street SLF II, Ltd. (formerly Fifth Street Senior Loan Fund II, LLC, prior to securitization) (“CLO II”), each a collateralized loan obligation (“CLO”) in FSAM’s senior loan fund strategy, for an aggregate purchase price of $29.0 million less borrowings outstanding at CLO Management, subject to post-closing adjustments for working capital and transactions expenses, which resulted in an aggregate net purchase price of $15.3 million.

Unaudited Pro Forma Consolidated Financial Information

The following unaudited consolidated pro forma statements of operations for the six months ended June 30, 2017 and the years ended December 31, 2016, 2015 and 2014 and the unaudited consolidated pro forma statement of financial condition as of June 30, 2017 are based on the historical consolidated financial statements of FSAM included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and its Annual Reports on Form 10-K for the years ended December 31, 2016, 2015 and 2014, each as filed with the Securities and Exchange Commission (“SEC”). These pro forma financial statements present FSAM’s consolidated results of operations and financial position giving pro forma effect to the closing of the transactions contemplated by the BDC Asset Purchase Agreement (“BDC Sale”) as if such transactions had been completed as of January 1, 2014 with respect to the unaudited consolidated pro forma statements of operations and as of June 30, 2017 with respect to the unaudited pro forma statement of financial condition since such transactions are expected to be accounted for as discontinued operations for the three and nine months ending September 30, 2017. Additionally, these pro forma financial statements present FSAM’s consolidated results of operations and financial position giving pro forma effect to the sale of 100% of the limited liability company interests of CLO Management to NewStar Financial (“CLO Sale”) as if such transactions had been completed as of January 1, 2016 with respect to the unaudited consolidated pro forma statements of operations and as of June 30, 2017 with respect to the unaudited pro forma consolidated statement of financial condition.

The unaudited pro forma financial information below is provided for informational purposes only and is not intended to reflect what the actual financial position or results of operations of FSAM would have been had the closing of the transactions occurred on the date indicated, nor is it necessarily indicative of FSAM’s future financial position or results of operations. The pro forma adjustments are based upon the best information available and certain assumptions that management believes to be reasonable in the circumstances. The pro forma assumptions and adjustments are described in the accompanying notes to these unaudited pro forma consolidated financial information. There can be no assurance that such information and assumptions will not change from those reflected in the pro forma financial statements and the accompanying notes.

The unaudited pro forma consolidated financial information, including notes thereto, should be read in conjunction with the unaudited interim consolidated financial statements and notes thereto included in FSAM’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and the audited historical consolidated financial statements and notes thereto included in FSAM’s Annual Report on 10-K for the years ended December 31, 2016, 2015 and 2014, each as filed with the SEC.

1

Pro Forma Consolidated Statement of Financial Condition

As of June 30, 2017

(unaudited)

	As Reported	BDC Sale Adjustments		Pro Forma BDC Sale Only	CLO Sale Adjustments		Total Pro Forma
Assets
Cash and cash equivalents	$2,249,197	$185,850,000	(a)(c)	$188,099,197	$4,617,484	(b)(c)	$192,716,681
Escrow receivable	—	42,000,000	(a)	42,000,000	2,600,000	(b)	44,600,000
Management fees receivable (includes Part I Fees of $3,863,389)	11,249,474	—		11,249,474	—		11,249,474
Performance fees receivable	—	—		—	—		—
Prepaid expenses (includes $418,300 related to income taxes)	1,641,480	—		1,641,480	—		1,641,480
Investments in equity method investees	67,978,868	(67,913,249	)(d)	65,619	—		65,619
Investments in available for sale investments	—	62,643,447	(d)	62,643,447	—		62,643,447
Due from affiliates	2,493,370	—		2,493,370	—		2,493,370
Fixed assets, net	4,903,204	—		4,903,204	—		4,903,204
Deferred tax assets	72,108,971	(71,516,496	)(e)	592,475	(592,475	)(e)	—
Other assets	3,225,001	—		3,225,001	—		3,225,001
Assets held for sale	23,329,606	—		23,329,606	(23,329,606	)(b)	—
Total assets	$189,179,171	$151,063,702		$340,242,873	$(16,704,597)		$323,538,276
Liabilities and Equity (Deficit)
Liabilities
Accounts payable and accrued expenses	$13,563,051	$8,639,752	(a)	$22,202,803	—		22,202,803
Accrued compensation and benefits	4,944,144	—		4,944,144	—		4,944,144
Income taxes payable	33,694	—		33,694	—		33,694
Loans payable	2,000,000	—		2,000,000	—		2,000,000
Credit facility payable	98,452,741	(90,724,201	)(c)	7,728,540	(7,728,540	)(c)	—
Dividends payable	885,403	—		885,403	—		885,403
Due to affiliates	32,983	—		32,983	—		32,983
Deferred rent liability	2,013,723	—		2,013,723	—		2,013,723
Payable to related parties pursuant to tax receivable agreements	62,091,926	(61,272,694	)(f)	819,232	—		819,232
Liabilities related to assets held for sale	14,015,515	—		14,015,515	(14,015,515	)(b)	—
Total liabilities	198,033,180	(143,357,143)		54,676,037	(21,744,055)		32,931,982
Commitments and contingencies
Equity (deficit)
Preferred Stock, $0.01 par value; 5,000,000 share authorized; none issued and outstanding as of June 30, 2017	—	—		—	—		—
Class A common stock, $0.01 par value; 500,000,000 shares authorized; 15,576,620 shares issued and outstanding as of June 30, 2017	156,497	—		156,497	—		156,497
Class B common stock, $0.01 par value; 50,000,000 shares authorized; 34,285,484 shares issued and outstanding as of June 30, 2017	342,855	—		342,855	—		342,855
Additional paid-in capital	5,632,770	—		5,632,770	—		5,632,770
Accumulated Other Comprehensive Income	—	(1,066,612	)(d)	(1,066,612)	—		(1,066,612)
Retained earnings (accumulated deficit)	(1,032,999)	91,630,464	(a)(c)(d)(e)(f)	90,597,465	1,139,908	(b)(c)(e)	91,737,373
Total stockholders’ equity, Fifth Street Asset Management Inc.	5,099,123	90,563,852		95,662,975	1,139,908		96,802,883
Non-controlling interests	(13,953,132)	203,856,993		189,903,861	3,899,550		193,803,411
Total equity (deficit)	(8,854,009)	294,420,845		285,566,836	5,039,458		290,606,294
Total liabilities and equity (deficit)	$189,179,171	$151,063,702		$340,242,873	$(16,704,597)		$323,538,276

2

Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2017

(unaudited)

	As Reported	BDC Sale Adjustments		Pro Forma BDC Sale Only	CLO Sale Adjustments		Total Pro Forma
Revenues
Management fees	$27,637,128	$(26,714,941	)(g)	$922,187	$(824,455	)(i)	$97,732
Other fees	3,881,167	(3,881,167	)(h)	—	—		—
Total revenues	31,518,295	(30,596,108)		922,187	(824,455)		97,732
Expenses
Compensation and benefits	12,132,124	—		12,132,124	—		12,132,124
General, administrative and other expenses	18,616,022	(8,000,982	)(h)(j)	10,615,040	(28,637	)(i)	10,586,403
Depreciation and amortization	635,179	—		635,179	—		635,179
Total expenses	31,383,325	(8,000,982)		23,382,343	(28,637)		23,353,706
Other income (expense)
Interest income	629,473	—		629,473	(629,456	)(i)	17
Interest expense	(3,281,613)	2,984,329	(c)	(297,284)	272,489	(i)	(24,795)
Income from equity method investments	4,640,066	(4,646,943	)(d)	(6,877)	—		(6,877)
Unrealized gain on beneficial interests in CLOs	328,519	—		328,519	(328,519	)(i)	—
Loss on reclassification to held for sale	(940,297)	—		(940,297)	940,297	(j)	—
Adjustment of TRA liability due to tax change	(92,348)	92,348	(f)	—	—		—
Insurance recoveries	4,332,024	—		4,332,024	—		4,332,024
Other income, net	—	2,361,380	(d)	2,361,380	—		2,361,380
Total other income (expense), net	5,615,824	791,114		6,406,938	254,811		6,661,749
Income (loss) before provision (benefit) for income taxes	5,750,794	(21,804,012)		(16,053,218)	(541,007)		(16,594,225)
Provision (benefit) for income taxes	905,375	(2,265,923	)(k)	(1,360,548)	(56,223	)(k)	(1,416,771)
Net income (loss)	4,845,419	(19,538,089)		(14,692,670)	(484,784)		(15,177,454)
Net (income) loss attributable to non-controlling interests	(4,152,357)	15,184,314		11,031,957	376,757		11,408,714
Net income (loss) attributable to Fifth Street Asset Management Inc.	$693,062	$(4,353,775)		$(3,660,713)	$(108,027)		$(3,768,740)

Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Basic	$0.04						$(0.24)
Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Diluted	$0.04						$(0.24)
Weighted average shares of Class A common stock outstanding - Basic	15,421,058						15,421,058
Weighted average shares of Class A common stock outstanding - Diluted	15,443,868						15,421,058

3

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2016

(unaudited)

	As Reported	BDC Sale Adjustments		Pro Forma BDC Sale Only	CLO Sale Adjustments		Total Pro Forma
Revenues
Management fees	$73,809,987	$(70,918,313	)(g)	$2,891,674	$(2,708,165	)(i)	$183,509
Performance fees	123,300	—		123,300	—		123,300
Other fees	8,613,835	(8,415,107	)(h)	198,728	(198,728	)(i)	—
Total revenues	82,547,122	(79,333,420)		3,213,702	(2,906,893)		306,809
Expenses
Compensation and benefits	42,068,643	—		42,068,643	—		42,068,643
General, administrative and other expenses	30,634,338	(1,350,308	)(h)	29,284,030	(60,550	)(i)	29,223,480
Depreciation and amortization	4,213,637	—		4,213,637	—		4,213,637
Total expenses	76,916,618	(1,350,308)		75,566,310	(60,550)		75,505,760
Other income (expense)
Interest income	1,446,818	—		1,446,818	(1,446,784	)(i)	34
Interest expense	(4,589,318)	3,914,631	(c)	(674,687)	511,803	(i)	(162,884)
Income from equity method investments	929,348	(886,141	)(d)	43,207	—		43,207
Unrealized gain on MMKT Notes	2,519,049	—		2,519,049	—		2,519,049
Unrealized gain on beneficial interests in CLOs	96,506	—		96,506	(96,506	)(i)	—
Gain on extinguishment of debt	2,000,000	—		2,000,000	—		2,000,000
Adjustment of TRA liability due to tax change	7,525,901	(7,525,901	)(f)	—	—		—
Loss on legal settlement	(9,250,000)	—		(9,250,000)	—		(9,250,000)
Insurance recoveries	14,446,162	—		14,446,162	—		14,446,162
Realized loss on derivatives	(2,612,932)	—		(2,612,932)	—		(2,612,932)
Loss on investor settlement	(10,419,274)	—		(10,419,274)	—		(10,419,274)
Other income (expense), net	(626,346)	5,822,080	(d)	5,195,734	—		5,195,734
Total other income (expense), net	1,465,914	1,324,669		2,790,583	(1,031,487)		1,759,096
Income (loss) before provision (benefit) for income taxes	7,096,418	(76,658,443)		(69,562,025)	(3,877,830)		(73,439,855)
Provision (benefit) for income taxes	9,349,790	(3,163,366	)(k)	6,186,424	(160,021	)(k)	6,026,403
Net loss	(2,253,372)	(73,495,077)		(75,748,449)	(3,717,809)		(79,466,258)
Net loss attributable to non-controlling interests	722,297	67,408,835		68,131,132	3,409,931		71,541,063
Net loss attributable to Fifth Street Asset Management Inc.	$(1,531,075)	$(6,086,242)		$(7,617,317)	$(307,878)		$(7,925,195)

Net loss per share attributable to Fifth Street Asset Management Inc. Class A common stock - Basic	$(0.25)						$(1.31)
Net loss per share attributable to Fifth Street Asset Management Inc. Class A common stock - Diluted	$(0.27)						$(1.33)
Weighted average shares of Class A common stock outstanding - Basic	6,037,500						6,037,500
Weighted average shares of Class A common stock outstanding - Diluted	6,037,500						6,037,500

4

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2015

(unaudited)

	As Reported	BDC Sale Adjustments		Total Pro Forma
Revenues
Management fees	$88,473,650	$(85,919,854	)(g)	$2,553,796
Performance fees	224,618	(145,898	)(g)	78,720
Other fees	9,068,020	(8,944,604	)(h)	123,416
Total revenues	97,766,288	(95,010,356)		2,755,932
Expenses
Compensation and benefits	36,636,264	—		36,636,264
General, administrative and other expenses	17,887,419	(1,187,389	)(h)	16,700,030
Depreciation and amortization	1,693,080	—		1,693,080
Total expenses	56,216,763	(1,187,389)		55,029,374
Other income (expense)
Interest income	653,130	—		653,130
Interest expense	(2,143,817)	1,709,239	(c)	(434,578)
Income from equity method investments	(249,310)	269,940	(d)	20,630
Unrealized loss on beneficial interests in CLOs	(1,079,939)	—		(1,079,939)
Realized loss on beneficial interests in CLO	(249,033)	—		(249,033)
Other income (expense), net	122,000	157,405	(d)	279,405
Total other income (expense), net	(2,946,969)	2,136,584		(810,385)
Income (loss) before provision (benefit) for income taxes	38,602,556	(91,686,383)		(53,083,827)
Provision (benefit) for income taxes	5,045,703	(3,714,394	)(k)	1,331,309
Net income (loss)	33,556,853	(87,971,989)		(54,415,136)
Net (income) loss attributable to non-controlling interests	(31,179,732)	80,825,581		49,645,849
Net income (loss) attributable to Fifth Street Asset Management Inc.	$2,377,121	$(7,146,408)		$(4,769,287)

Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Basic	$0.40			$(0.81)
Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Diluted	$0.40			$(0.81)
Weighted average shares of Class A common stock outstanding - Basic	5,913,125			5,913,125
Weighted average shares of Class A common stock outstanding - Diluted	5,915,174			5,913,125

5

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2014

(unaudited)

	As Reported	BDC Sale Adjustments		Total Pro Forma
Revenues
Management fees	$92,092,369	$(91,505,745	)(g)	$586,624
Performance fees	106,635	—		106,635
Other fees	10,337,588	(10,169,257	)(h)	168,331
Total revenues	102,536,592	(101,675,002)		861,590
Expenses
Compensation and benefits	53,826,682	—		53,826,682
Fund offering and start-up expenses	1,247,923	—		1,247,923
General, administrative and other expenses	13,029,436	(2,016,517	)(h)	11,012,919
Depreciation and amortization	985,845	—		985,845
Total expenses	69,089,886	(2,016,517)		67,073,369
Other income (expense)
Interest income	13,031	—		13,031
Interest expense	(323,363)	213,625	(c)	(109,738)
Income from equity method investments	246,361	—		246,361
Other income (expense), net	90,049	—		90,049
Total other income (expense), net	26,078	213,625		239,703
Income (loss) before provision (benefit) for income taxes	33,472,784	(99,444,860)		(65,972,076)
Benefit for income taxes	(2,123,627)	(648,522	)(k)	(2,772,149)
Net income (loss)	35,596,411	(98,796,338)		(63,199,927)
Net (income) loss attributable to the predecessor entity to Fifth Street Asset Management Inc.	(25,631,089)	83,642,663		58,011,574
Net (income) loss attributable to non-controlling interests	(9,527,661)	13,905,933		4,378,272
Net income (loss) attributable to Fifth Street Asset Management Inc.	$437,661	$(1,247,742)		$(810,081)

Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Basic	$0.07			$(0.14)
Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Diluted	$0.07			$(0.14)
Weighted average shares of Class A common stock outstanding - Basic	6,000,033			6,000,033
Weighted average shares of Class A common stock outstanding - Diluted	6,000,033			6,000,033

6

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Pro Forma Unaudited Financial Statements

Footnotes to Pro Forma Financial Statements

(a)       Pro forma adjustments were included to give effect to the aggregate consideration of $320.0 million related to the closing of the transactions contemplated by the BDC Asset Purchase Agreement, of which $278.0 million is expected to be cash and $42.0 million is expected to be held in escrow. In connection with the BDC Asset Purchase Agreement, FSAM incurred $6.9 million of transaction costs as of June 30, 2017, all of which were included in the historical statement of financial condition as of June 30, 2017, and expects to incur an additional $8.6 million of transaction costs on or after July 1, 2017, which are included as an adjustment in the pro forma statement of financial condition. The aggregate net proceeds FSAM expects to receive from the closing of the transactions contemplated by the BDC Asset Purchase Agreement are $304.4 million as shown below.

BDC Sale
Aggregate consideration	320,000,000
Transaction costs recorded in the historical financial statements as of June 30, 2017	(6,922,748)
Estimated additional transaction costs included as a pro forma adjustment	(8,639,752)
Aggregate net proceeds	304,437,500

(b)       Pro forma adjustments were included to give effect to the sale of 100% of the limited liability company interests of CLO Management held by Fifth Street Holdings to NewStar Financial as of June 30, 2017 for an aggregate net purchase price of $15.1 million, which would have resulted in a gain of $4.8 million as shown below.

CLO Sale
Aggregate net cash proceeds (net of $940,297 of expenses)	12,467,484
Aggregate net proceeds held in escrow	2,600,000
Aggregate net proceeds	15,067,484
Assets sold to buyer	(23,329,606)
Liabilities assumed	13,075,218
Gain on sale	4,813,096

(c)       In connection with the BDC Sale and the CLO Sale, FSAM is required to repay its borrowings outstanding in accordance with its revolving credit facility. These adjustments give effect to the repayment of $100.0 million of borrowings outstanding on the pro forma statement of financial condition, the elimination of $1.5 million of deferred financing costs associated with the revolving credit facility on the pro forma statement of financial condition and the elimination of any related interest expense on the pro forma statements of operations.

(d)        Historically, FSAM’s investments in FSC and FSFR common stock were accounted for as equity method investments. The equity method accounting treatment was driven by the significant influence that FSAM exerted with respect to the BDCs as a result of investment advisory agreements with the BDCs and the inclusion of its employees on the BDCs’ boards of directors. Upon the closing of the transactions contemplated by the BDC Asset Purchase Agreement, FSAM will no longer exert significant influence with respect to the BDCs. As a result, an adjustment was included to reclassify these investments as available-for-sale securities under ASC Topic 320, Investments - Debt and Equity Securities (“ASC 320”). In accordance with ASC 320, FSAM’s investments in FSC and FSFR common stock were recorded at fair value with all unrealized losses recorded in accumulated other comprehensive loss in the pro forma statement of financial condition. The unrealized loss included in accumulated other comprehensive income for purposes of the pro forma statement of financial condition was calculated as FSAM’s allocable share of the difference between the carrying value and the fair value of the investments as of June 30, 2017, net of taxes. In addition, all income from equity method investments related to the BDCs was eliminated and dividends received were recorded as dividend income included in other income (expense) in the pro forma statements of operations.

(e)       In connection with the closing of the BDC Sale and the CLO Sale, FSAM is expected to realize a deferred tax benefit of $33.3 million, which has been reflected as an adjustment in the pro forma statement of financial condition as of June 30, 2017. In addition, FSAM has recorded an adjustment to include a valuation allowance of $38.8 million in the pro forma statement of financial condition as management determined that it is not probable that the remaining deferred tax asset will be fully recoverable in the future as a result of the closing of the transactions contemplated by the BDC Asset Purchase Agreement.

7

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Pro Forma Unaudited Financial Statements

(f)       In connection with the transactions contemplated by the Asset Purchase Agreement, FSAM, FSH, Mr. Tannenbaum, Bernard D. Berman, Ivelin M. Dimitrov, the Tannenbaum Trust, the Bernard D. Berman 2012 Trust and FSC CT II, Inc. (Mr. Tannenbaum, Mr. Berman and Mr. Dimitrov, the “Principals”) entered into a Waiver and Termination of Tax Receivable Agreement (“TRA Waiver”) pursuant to which the Principals agreed (i) to irrevocably waive any and all rights to receive tax benefit payments payable at any time under the Tax Receivable Agreement, dated as of October 29, 2014 (“TRA”), by and among FSAM, Fifth Street Holdings and the Principals, including any tax benefit payments that would result from the consummation of the transactions contemplated by the BDC Asset Purchase Agreement other than certain payments accrued for the fiscal year ended December 31, 2016 that have not been paid and (ii) to release FSAM and Fifth Street Holdings from their respective obligations under the TRA. Pursuant to the TRA Waiver, the Principals, FSAM and FSH also agreed that, effective upon the closing of the transactions contemplated by the BDC Asset Purchase Agreement, the TRA will automatically terminate without any further action required by any party to the TRA Waiver, and all rights and obligations of the parties thereto shall be immediately extinguished. As a result, an adjustment was included to eliminate $61.3 million of the payable to related parties pursuant to the TRA and any related impact on the pro forma statement of operations.

(g)       All management and performance fees earned from the BDCs have been eliminated, including $8.1 million of Part I fees for the six months ended June 30, 2017 and $27.0 million, $31.2 million and $35.6 million of Part I fees for the years ended December 31, 2016, 2015 and 2014, respectively.

(h)       Under the administration agreement between FSC CT LLC, a wholly-owned subsidiary of FSM, and each of the BDCs, FSC CT LLC provides administrative services to the BDCs. FSAM was considered the principal under these arrangements and recorded the expense and related reimbursement revenue on a gross basis. Fees associated with these administration services were reported within Revenues -Other fees in the Consolidated Statements of Operations and generally represented reimbursable compensation, overhead and other expenses incurred by FSC CT LLC on behalf of the BDCs. All other fees that related to the BDCs have been eliminated in the pro forma adjustments. In addition, any direct expenses paid by us on behalf of the BDCs that will no longer continue subsequent to the closing of the transactions contemplated by the BDC Asset Purchase Agreement have been eliminated.

(i)       All revenues, expenses and other income (expense) items related to the CLO business have been eliminated for the six months ended June 30, 2017 and the year ended December 31, 2016. These pro forma adjustments include the elimination of management fees earned from CLO Management’s investment management agreements with CLO I and CLO II, interest income earned and unrealized gain (loss) from FSAM’s beneficial interests in CLO I and CLO II, interest expense incurred in connection with FSAM’s risk retention credit facility and general, administrative and other expenses incurred as part of the managing the CLO business.

(j)       Non-recurring transaction costs of $6.9 million incurred in connection with the BDC Asset Purchase Agreement and included in the historical statement of operations for the six months ended June 30, 2017 have been eliminated in the pro forma adjustments. Non-recurring transaction costs of $0.9 million related to the CLO Sale and included in the historical statement of operations for the six months ended June 30, 2017 have been eliminated in the pro forma adjustments.

(k)       The impact of the pro forma adjustments on the provision for income taxes was calculated based on the statutory income tax rate and FSAM’s weighted average ownership in FSH during the respective periods.

8

Fifth Street Asset Management Inc. - BDC Investment Advisory Business

Notes to Pro Forma Unaudited Financial Statements

Earnings per share

Pro forma basic and diluted net income (loss) per share of FSAM Class A common stock were computed in the following manner.

	Six Months Ended June 30, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Numerator for basic pro forma net income (loss) per share of Class A common stock:
Pro forma net loss attributable to FSAM	$(3,768,740)	$(7,925,195)	$(4,769,287)	$(810,081)
Numerator for basic pro forma net income (loss) per share of Class A common stock:
Pro forma net loss attributable to FSAM	$(3,768,740)	$(7,925,195)	$(4,769,287)	$(810,081)
Dilutive effects of MMKT Notes	—	(103,946)	—	—
Pro Forma net loss available to Class A common stockholders	$(3,768,740)	$(8,029,141)	$(4,769,287)	$(810,081)
Denominator for basic pro forma net income (loss) per share of Class A common stock:
Weighted average share of Class A common stock outstanding - basic	15,421,058	6,037,500	5,913,125	6,000,033
Denominator for diluted pro forma net income (loss) per share of Class A common stock:
Weighted average share of Class A common stock outstanding	15,421,058	6,037,500	5,913,125	6,000,033
Weighted average share of Class A common stock outstanding - diluted	15,421,058	6,037,500	5,913,125	6,000,033
Earning (loss) per share of Class A common stock:
Pro forma net loss attributable to FSAM per share of Class A common stock, basic	$(0.24)	$(1.31)	$(0.81)	$(0.14)
Pro forma net loss attributable to FSAM per share of Class A common stock, diluted	$(0.24)	$(1.33)	$(0.81)	$(0.14)

9

Exhibit E

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 10-K

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2016

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NUMBER: 001-36701

Fifth Street Asset Management Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	46-5610118
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

777 West Putnam Avenue, 3rd Floor
Greenwich, CT	06830
(Address of principal executive office)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:

(203) 681-3600

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	The NASDAQ Global Select Market

SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐        No  ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐        No  ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods as the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☑       No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☑        No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act)    Yes  ☐        No  ☑

The aggregate market value of the registrant’s common stock held by non-affiliates of the registrant as of June 30, 2016 was $23,174,579. The number of shares of the registrant’s Class A common stock, par value $0.01 per share, outstanding as of March 20, 2017 was 15,576,620. The number of shares of the registrant’s Class B common stock, par value $0.01 per share, outstanding as of March 20, 2017 was 34,285,284.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant’s definitive Proxy Statement relating to the registrant’s 2017 Annual Meeting of Stockholders, to be filed with the Securities and Exchange Commission within 120 days following the end of the registrant’s fiscal year, are incorporated by reference in Part II and Part III of this Annual Report on Form 10-K as indicated herein.

FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 as amended, (the “Exchange Act”), that reflect our current views with respect to, among other things, future events and financial performance. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements in this Annual Report on Form 10-K are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Our actual results may vary materially from those indicated in these forward-looking statements, including as a result of the factors described under “Risk Factors” in this Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies, small business investment companies, or SBICs, or regulated investment companies, or RICs; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Although we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Unless the context otherwise requires, references to “we,” “us,” “our” and “the Company” are intended to refer to the business and operations of Fifth Street Asset Management Inc. and its consolidated subsidiaries since the consummation of our initial public offering on November 4, 2014. When used in the historical context (i.e., prior to November 4, 2014), these terms are intended to mean the business and operations of Fifth Street Management Group.

When used in this Annual Report on Form 10-K, unless the context otherwise requires:

•	“Adjusted Net Income” is a non-GAAP measure that represents income before income tax benefit (provision) as adjusted for (i) certain compensation-related charges, (ii) unrealized gains (losses) on beneficial interests in CLOs, MMKT Notes and derivative liabilities, (iii) certain litigation costs and related recoveries (iv) the excess of cash dividends received from our investments in FSC and FSFR over the related income recognized under the equity method of accounting and (v) other non-recurring items;

•	“AUM” refers to assets under management of the Fifth Street Funds and material control investments of these funds, and represents the sum of the net asset value of such funds and investments, the drawn debt and unfunded debt and equity commitments at the fund or investment-level (including amounts subject to restrictions) and uncalled committed debt and equity capital (including commitments to funds that have yet to commence their investment periods);

•	“base management fees” refer to fees we earn for advisory services provided to our funds, which are generally based on a fixed percentage of fair value of assets, total commitments, invested capital, net asset value, total assets or principal amount of the investment portfolios managed by us;

•	“catch-up” refers to a provision for a manager or adviser of a fund to receive the majority or all of the profits of such fund until the agreed upon profit allocation is reached;

•	“CLO” refers to a collateralized loan obligation;

•	“CLO I” refers to Fifth Street Senior Loan Fund I, LLC, a CLO in our senior loan fund strategy managed by CLO Management;

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•	“CLO II” refers to Fifth Street SLF II, Ltd. (formerly Fifth Street Senior Loan Fund II, LLC, prior to securitization), a CLO in our senior loan fund strategy managed by CLO Management;

•	“CLO Management” refers to Fifth Street CLO Management LLC, the collateral manager for CLO I and CLO II;

•	“fee-earning AUM” refers to the AUM on which we directly or indirectly earn management fees and represents the sum of the net asset value of the Fifth Street Funds and their material control investments, and the drawn debt and unfunded debt and equity commitments at the fund or investment-level (including amounts subject to restrictions);

•	“Fifth Street BDCs” and “our BDCs” refer to FSC and FSFR together;

•	“Fifth Street Funds” and “our funds” refer to the Fifth Street BDCs and the other funds advised or managed by Fifth Street Management or CLO Management;

•	“Fifth Street Holdings” refers to Fifth Street Holdings L.P.;

•	“Fifth Street Management” or “FSM” refers to Fifth Street Management LLC and, unless the context otherwise requires, its subsidiaries;

•	“Fifth Street Management Group” and the “Predecessor” refers to Fifth Street Management LLC, FSC, Inc., FSC CT, Inc., FSC Midwest, Inc., Fifth Street Capital West, Inc. (and their wholly-owned subsidiaries) and certain combined funds;

•	“FSC” refers to Fifth Street Finance Corp., a publicly-traded business development company managed by Fifth Street Management;

•	“FSFR” refers to Fifth Street Senior Floating Rate Corp., a publicly-traded business development company managed by Fifth Street Management;

•	“FSOF” refers to Fifth Street Opportunities Fund, L.P., a private fund managed by Fifth Street Management;

•	“Holdings Limited Partners” refers to active, limited partners in Fifth Street Holdings (other than us), which include, among other persons, the Principals;

•	“hurdle rate” or “hurdle” refers to a specified minimum rate of return that a fund must exceed in order for the investment adviser or manager of such a fund to receive Part I Fees and/or performance fees;

•	“management fees” refer to base management fees and Part I Fees;

•	“MMKT” refers to MMKT Exchange LLC, a financial technology company in which FSM owned 80% of the common membership interests prior to dissolution and “MMKT Notes” refers to the convertible promissory notes issued by MMKT to the Company and additional investors that were cancelled and settled pursuant to an agreement among MMKT and its noteholders entered into on August 8, 2016;

•	“Part I Fees” refer to fees paid to us by our BDCs that are based on a fixed percentage of pre-incentive fee net investment income, which are calculated and paid quarterly, and subject to certain specified performance hurdles. Part I Fees are classified as management fees as they are predictable and are recurring in nature, are not subject to repayment (or clawback) and are generally cash-settled each quarter;

•	“Part II Fees” refer to fees paid to us by our BDCs that are based on net capital gains, which are paid annually;

•	“performance fees” refer to fees we earn based on the performance of a fund, which are generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements, may be either an incentive fee or carried interest, are paid annually and also include Part II Fees;

•	“permanent capital” refers to capital of funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of FSC and FSFR; such funds may be required to distribute all or a portion of capital gains and investment income or elect to distribute capital;

•	“Principals” refers to Leonard M. Tannenbaum and Bernard D. Berman and, where applicable, any entities controlled directly or indirectly by them;

•	“SLF I” refers to Fifth Street Senior Loan Fund I, LLC, a fund in our senior loan fund strategy, previously managed by Fifth Street Management prior to CLO I securitization;

•	“SLF II” refers to Fifth Street Senior Loan Fund II, LLC, a fund in our senior loan fund strategy, previously managed by Fifth Street Management prior to CLO II securitization;

•	“SMA” means a separately managed account; and

•	“TRA recipients” refers to the Principals and Ivelin M. Dimitrov.

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Many of the terms used in this Annual Report on Form 10-K, including AUM, fee-earning AUM and Adjusted Net Income, may not be comparable to similarly titled measures used by other companies. In addition, our definitions of AUM and fee-earning AUM are not based on any definition of AUM or fee-earning AUM that is set forth in the agreements governing the investment funds that we manage and may differ from definitions of AUM set forth in other agreements to which we are a party from time to time, including the agreements governing our revolving credit facility. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures and Operating Metrics — Assets Under Management” and “— Fee-earning AUM” for more information on AUM and fee-earning AUM. Further, Adjusted Net Income is not a performance measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). We use Adjusted Net Income as a measure of operating performance, not as a measure of liquidity. We believe that Adjusted Net Income provides investors with a meaningful indication of our core operating performance and Adjusted Net Income is evaluated regularly by our management as a decision tool for deployment of resources. We believe that reporting Adjusted Net Income is helpful in understanding our business and that investors should review the same supplemental non-GAAP financial measures that our management uses to analyze our performance. Adjusted Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results prepared in accordance with GAAP. The use of Adjusted Net Income without consideration of related GAAP measures is not adequate due to the adjustments described above. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures and Operating Metrics — Adjusted Net Income.”

Amounts and percentages throughout this Annual Report on Form 10-K may reflect rounding adjustments and consequently totals may not appear to sum.

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PART I

Item 1.	Business

Our Business

Fifth Street is an alternative asset manager with approximately $4.7 billion of assets under management as of December 31, 2016. The funds we manage provide innovative and flexible financing solutions to small and mid-sized companies across their capital structures, primarily in connection with investments by private equity sponsors. We define small and mid-sized companies as those with annual EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) between $10 million and $120 million. As of December 31, 2016, 82.0% of our assets under management reside in publicly-traded permanent capital vehicles, consisting of Fifth Street Finance Corp. and Fifth Street Senior Floating Rate Corp. Fifth Street Management and CLO Management are registered investment advisers under the Investment Advisers Act of 1940, as amended, or the Advisers Act.

Our direct origination platform is sustained by our active relationships with over 175 private equity sponsors. We believe we are differentiated from other alternative asset managers by, among other things, our structuring flexibility and reputation for delivering on commitments. We provide innovative and customized credit solutions across the capital structure, including one-stop financing, unitranche debt, senior secured debt, mezzanine debt, equity co-investments and venture debt financing. Our platform targets loans for investment of up to $100 million. “One-stop financing” refers to financings in which a single capital source provides the required capital, “unitranche debt” refers to debt that combines senior and subordinated debt into one debt instrument and “mezzanine debt” refers to debt that is typically structured as unsecured and subordinated notes.

Since our founding in 1998, we have grown into a diversified asset manager with approximately 50 employees. We provide our investment management services to the following fund strategies:

Fund Strategy(1)	Strategy and Focus	Launch	AUM (As of December 31, 2016) (in thousands)
Permanent Capital Vehicles:
Fifth Street Finance Corp. (NASDAQ: FSC)	- Publicly-traded business development company, or BDC, focused on investing and lending to sponsor-backed small and mid-sized companies across their capital structure	June 2008	$2,920,835
Fifth Street Senior Floating Rate Corp. (NASDAQ: FSFR)	- Publicly-traded BDC focused on floating rate, senior secured loans to sponsor-backed mid-sized companies	July 2013	943,202
Other Vehicles:
Senior Loan Funds	- Securitized private vehicles focused on senior secured loans to middle market companies. Consists of CLO I and CLO II	February 2014	726,050
Fifth Street Opportunities Fund	- A long/short hedge fund targeting uncorrelated returns by primarily focusing on yield-oriented corporate credit assets and equities, including leveraged loans and BDCs	March 2013	73,408
Separately Managed Account	- A separately managed account focused on loans to middle market companies	January 2016	50,000
			$4,713,495

(1)	FSC, FSFR, our Senior Loan Funds and FSOF may utilize leverage as part of their respective investment programs. See “Risk Factors — Risks Related to Our Business Development Companies and Other Funds — Dependence on leverage by certain of the Fifth Street Funds and by the Fifth Street Funds’ portfolio companies subjects us to volatility and contractions in the debt financing markets and could adversely affect the Fifth Street Funds’ ability to achieve attractive rates of return on those investments.”

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Our Mission

Our mission is to build a leading alternative asset management firm with a core focus on credit solutions and to be recognized for our ideas, talent and integrity.

We foster a culture of dedicated and innovative professionals who strive to deliver impeccable service and create value for both our investors and clients.

Key Competitive Strengths

With a national origination strategy, established platform and seasoned and aligned management team, we believe we are well-positioned to take advantage of the strong market opportunity for alternative asset managers.

Strong Private Equity Sponsor Relationships.  Fifth Street has active relationships with over 175 private equity sponsors. We believe we are differentiated from other alternative asset managers by, among other things, our structuring flexibility and reputation for delivering on commitments. In addition to being our principal source of originations, we believe that private equity sponsors provide significant benefits, including incremental due diligence, additional monitoring capabilities and a potential source of capital and operational expertise for our investments. We have found that our relationships in the market leads to opportunities not available to the broader investor universe and provides us with better pricing and deal structure than many of our competitors.

Institutionalized Operations Platform.  Fifth Street has built an institutionalized and scalable management operations platform. Beginning with proprietary origination deal flow and continuing with a robust underwriting and portfolio monitoring process, we have established a leading and nationally recognized middle market platform. We have developed a rigorous underwriting process for each investment, which extends to the deal sponsor, and is focused on best practices. We hold one-on-one meetings with management, examine third-party reports, utilize industry consultants and perform a deep-dive financial analysis. We proactively manage our portfolio with highly-customized software and use an active watch list and proprietary metrics to monitor ongoing performance. As part of the investment monitoring process, we analyze monthly and quarterly financial statements, review financial projections, compliance certificates and covenants, meet with management and attend board meetings.

Seasoned Management Team Aligned with Stockholders.  Members of our senior management team have significant investment management experience and are a valuable resource to us and the funds we advise. The majority of our executive committee have worked together for over five years, and our executive committee is supported by approximately 50 employees, approximately 20 of whom are investment professionals. Our Principals have invested in our businesses and funds, aligning their interests with the performance of these vehicles. Our Principals, including their affiliates, are, collectively, the largest stockholders of FSC and FSFR as of December 31, 2016. Our executive officers owned approximately 85% of Fifth Street Holdings as of December 31, 2016, aligning their interests with those of our stockholders. We believe that our long-term equity compensation plan strengthens this alignment and motivates our professionals.

Strategy

Direct Originations.  We maintain active relationships with over 175 private equity sponsors and are well-positioned to be a sponsor’s first call when seeking leverage. We believe there are significant opportunities to expand these relationships. We believe that increases in uninvested capital at private equity firms is directly increasing demand for financing and that non-bank lenders can often offer more flexible financing options with large holdings and diversified product offerings. We also have active loan syndication efforts that provide consistent deal flow. We believe we can further penetrate our existing private equity sponsor relationships to source more assets, build new relationships and grow our capital markets sourcing channel.

Institutional Relationships.  Our institutional relationships have helped grow our business and we continue to focus on establishing strategic partnerships. For example, we have established joint ventures with institutional investors to partner with our BDCs and have also facilitated direct investments in our BDCs and private funds by leading institutional investors across multiple strategies. Key relationships have also been established with fund investors and distributors, global commercial and investment banks, leading professional services firms and a number of other market participants.

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Grow our Existing Investment Vehicles.  We intend to grow the AUM of our existing investment vehicles over time. Alternative assets are experiencing increasing demand from a range of investors, which we and many industry participants believe is part of a long-term trend to enhance portfolio diversification and to meet desired return objectives. We believe that the regulatory pressures on U.S. banks have created significant opportunities for alternative lenders.

Our Investment Vehicles

We receive management fees in connection with the advisory services that we provide to the Fifth Street BDCs and private funds. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview of Results of Operations.” We also provide administrative services to the Fifth Street BDCs and have granted each of the Fifth Street BDCs a non-exclusive, royalty-free license to use the name “Fifth Street.”

Historical Performance of our Funds

The following table sets forth historical performance for FSC and FSFR as of December 31, 2016. When considering the data presented below, you should note that the historical results of our funds are not indicative of the future results that you should expect from such funds, from any future funds we may raise, our future results or from your investment in our Class A common stock. An investment in our Class A common stock is not an investment in any of our funds, and the assets and revenues of our funds are not directly available to us. See “Risk Factors — Risks Related to Our Business — The historical returns attributable to the Fifth Street Funds should not be considered as indicative of the future results of the Fifth Street Funds, our new investment strategies, our operations or of any returns expected on an investment in our Class A common stock.”

Fund	Period Presented(1)	Net IRR	Total Return	Benchmark Index(2)	Benchmark Index Performance
FSC	06/12/2008 - 12/31/2016	N/A	1.8%(3)	CS Leveraged Loan Index	5.1%
FSFR	07/12/2013 - 12/31/2016	N/A	(4.7)%(3)	CS Leveraged Loan Index	4.0%

(1) Periods presented are shown from each included fund’s date of inception or initial public offering through December 31, 2016, unless otherwise indicated. We have included in this table each of our funds for which we can calculate over one year of operating performance data.

(2) The Credit Suisse Leveraged Loan Index, or the CS Leveraged Loan Index, is an index designed to mirror the investable universe of the $US-denominated leveraged loan market. Securities in the index must meet the following criteria: loans must be rated “5B” or lower; only fully-funded term loans are included; the tenor must be at least one year; and the issuers of loans must be domiciled in developed countries.

(3) Percentage represents the annualized total return provided to shareholders on the applicable BDCs’ common stock from the closing price on the date of its initial public offering and equals the increase (or decrease) of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment under the applicable dividend reinvestment plans.

Business Development Companies

Overview

Our BDCs are publicly-traded permanent capital vehicles that maintain a portfolio of a diverse range of companies in a tax-favored structure. These permanent capital vehicles are externally managed, closed-end, non-diversified investment companies that have elected to be regulated as BDCs under the Investment Company Act of 1940, as amended, or the 1940 Act. BDCs are required to comply with regulatory requirements, including limitations on the use of debt and transactions with affiliates. Our BDCs are permitted to, and have and expect to continue to, finance investments through borrowings. However, such entities are only generally allowed to borrow amounts such that their asset coverage, as defined in the 1940 Act, equals at least 200% after such borrowing (subject, in the case of FSC, to certain exemptive relief granted with respect to its small business investment company, or SBIC, subsidiaries). Also under the 1940 Act, a BDC may not acquire any asset other than qualifying assets, as defined in Section 55(a) of the 1940 Act, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. In order to count portfolio securities as qualifying assets for purposes of the 70% test, the portfolio company must (i) have its principal operations in the United States, (ii) generally be a private or thinly-traded public operating company and (iii) not be an investment company (other than a small business investment company wholly owned by the business development company) or a company that would be an investment company but for certain exclusions under the 1940 Act, and the BDC must either control the issuer of the securities in which it is investing or offer to make available significant managerial assistance to such issuer. Generally, BDCs are not able to issue or sell common stock at a price below their net asset value per share.

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Our BDCs have each qualified and elected to be treated for federal income tax purposes as a regulated investment company, or RIC, under Subchapter M of the Code. A BDC treated as a RIC generally will not have to pay corporate-level federal income taxes on any net ordinary income or realized net capital gains that is distributed to its stockholders if it meets certain source-of-income, income distribution, asset diversification and other requirements imposed under the Code.

Fifth Street Finance Corp.

FSC is a specialty finance company that generally lends to and invests in small and mid-sized companies, primarily in connection with investments by private equity sponsors. FSC’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments and, to a lesser extent, capital appreciation from its equity investments. FSC is advised by Fifth Street Management pursuant to an investment advisory agreement. FSC CT LLC, or FSC CT, a subsidiary of Fifth Street Management, also provides certain administrative and other services necessary for FSC to operate.

FSC’s investments generally range in size from $10 million to $100 million and are principally in the form of first lien, second lien, or collectively, senior secured, and subordinated debt investments, which may also include an equity component made in connection with investments by private equity sponsors. As of December 31, 2016, 77.6% of FSC’s portfolio at fair value consisted of debt investments that were secured by first or second priority liens on the assets of its portfolio companies. Moreover, FSC held equity investments consisting of common stock, preferred stock or other equity interests in approximately half of its portfolio companies as of December 31, 2016.

From inception through December 31, 2016, FSC has originated over $7.5 billion of funded debt and equity investments. FSC’s portfolio totaled $2.0 billion at fair value at December 31, 2016 and was comprised of 123 investments, 104 of which were in operating companies, one of which was in a senior loan fund vehicle and 18 of which were in private equity funds. The 18 investments in private equity funds represented approximately 1% of the fair value of FSC’s assets as of December 31, 2016.

In addition, FSC maintains wholly-owned subsidiaries that are licensed as SBICs and regulated by the United States Small Business Administration, or SBA. The SBIC licenses allow FSC, through its wholly-owned subsidiaries, to issue SBA-guaranteed debentures. FSC received exemptive relief from the SEC to permit it to exclude the debt of its SBIC subsidiaries guaranteed by the SBA from the definition of senior securities in the 200% asset coverage ratio it is required to maintain under the 1940 Act. Pursuant to the 200% asset coverage ratio limitation, FSC is permitted to borrow one dollar for every dollar it has in assets less all liabilities and indebtedness not represented by debt securities issued by it or loans obtained by it. As a result of the receipt of exemptive relief from the SEC for its SBA debt, FSC has increased capacity to fund up to $213.3 million of investments with SBA-guaranteed debentures in addition to being able to fund investments with borrowings up to the maximum amount of debt that the 200% asset coverage ratio limitation would allow FSC to incur.

Fifth Street Senior Floating Rate Corp.

FSFR is a specialty finance company whose investment objective is to maximize the total return on its portfolio by generating current income from debt investments while seeking to preserve capital. FSFR invests primarily in senior secured loans, including first lien, unitranche and second lien debt instruments, that pay interest at rates which are determined periodically on the basis of a floating base lending rate, made to private middle market companies whose debt is rated below investment grade, which FSFR refers to collectively as “senior loans.” Under normal market conditions, at least 80% of the value of FSFR’s net assets plus borrowings for investment purposes is invested in floating rate senior loans. FSFR may also invest in unsecured loans, including subordinated loans, issued by private middle market companies and, to a lesser extent, senior and subordinated loans issued by public companies and equity investments. FSFR is advised by Fifth Street Management pursuant to an investment advisory agreement. FSC CT also provides certain administrative and other services necessary for FSFR to operate.

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FSFR invests in senior loans made primarily to private, leveraged, middle market companies with approximately $20 million to $120 million of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization). Its business model is focused primarily on the direct origination of investments through portfolio companies or their financial sponsors. FSFR’s investments generally range between $3 million and $30 million, although FSFR expects that this investment size will vary proportionately with the size of its capital base. In addition, FSFR may invest a portion of its portfolio in other types of investments, which it refers to as opportunistic investments, which are not its primary focus, but are intended to enhance overall returns. These opportunistic investments may include direct investments in public companies that are not thinly traded and securities of leveraged companies located in select countries outside of the United States. FSFR may invest up to 30% of its total assets in such opportunistic investments, including senior loans issued by non-U.S. issuers, subject to compliance with its regulatory obligations as a BDC under the 1940 Act.

From the time FSFR commenced operations on June 29, 2013 through December 31, 2016, it has originated over $1.8 billion of funded debt investments. As of December 31, 2016, its portfolio totaled $540.1 million at fair value and was comprised of 61 investments, 60 of which were in operating companies and one of which was in a senior loan fund vehicle.

Senior Loan Funds

The investment objective of our senior loan funds strategy is to generate leveraged returns by focusing on investing, directly or indirectly, in senior secured term loan debt (including broadly syndicated loans, first lien term loans, second lien loans and to a lesser extent, delayed draw term loans and revolving loans) of middle market companies. The portfolios of loan debt currently provide eligible collateral for securitization financing that are employed by the senior loan funds’ strategy to enhance the size of investment portfolios and increase the returns generated from such portfolios. Portfolio investments in loans are subject to certain criteria and restrictions with respect to the loans and the underlying obligors. In particular, we may not invest in a loan of which Fifth Street or an affiliate is the obligor.

We launched Fifth Street Senior Loan Fund I, LLC in February 2014 and Fifth Street Senior Loan Fund II, LLC in August 2014, each a warehouse financing vehicle.  In February 2015, we securitized the senior secured loan portfolio warehoused in Fifth Street Senior Loan Fund I, LLC, which is referred to as CLO I after such securitization.  In September 2015, we securitized the senior secured loan portfolio warehoused in Fifth Street Senior Loan II, LLC into Fifth Street SLF II, Ltd., which is referred to as CLO II after such securitization.

Fifth Street Opportunities Fund

The investment objective of FSOF is to generate income and long-term capital appreciation. We intend to achieve this investment objective by primarily investing opportunistically in various credit-related instruments, including debt securities, instruments and obligations of U.S. and non-U.S. government, corporate and other non-governmental entities and issuers and preferred and convertible preferred securities that include fixed-income features, and in publicly-traded equity and equity-linked securities, including the equity securities of BDCs managed by unaffiliated investment managers. FSOF may invest in instruments and obligations directly or indirectly by investing in derivative or synthetic instruments, including credit default swaps and loan credit default swaps, and may engage in currency trading. FSOF’s investment program may include opportunistic investments in corporate structured credit, cash and synthetic collateralized loan obligations and collateralized debt obligations, or CDOs (e.g., bank and insurance trust preferred CDOs), cash and synthetic high-yield debt and leveraged loans, and non-mortgage asset-backed securities. FSOF may utilize other strategies or financial instruments as we determine. FSOF’s general partner is FSCO GP LLC, or FSCO GP, and its investment adviser is Fifth Street Management.

Our Investment Team and Institutionalized Operating Platform

Fifth Street Management has carefully assembled a highly regarded team with significant experience in sponsor-led investing in private growing companies. As of December 31, 2016, we had approximately 20 professionals focused on originating, structuring and managing our investment portfolio, as well as other professionals focused on corporate operations.

Investment Process

We maintain a disciplined investment process approach across our funds that utilizes policies and procedures and leverages the strengths of our operating platform.

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•      Sourcing - Our relationships with private equity sponsors are our principal source of originations. Potential investments are screened on company, industry, capital structure and transaction considerations.

•      Due diligence - We maintain a rigorous underwriting process that includes one-on-one meetings with management, review of third-party reports, utilization of industry consultations and in-depth financial analysis. We utilize our sponsor and portfolio company networks to form real-time industry sector views. Deal teams present their findings and recommendations to the investment committee or portfolio manager of the fund for further review and approval.

•      Portfolio construction - We carefully consider asset and industry concentrations in the context of potential macroeconomic, cyclical, technological and regulatory headwinds. We evaluate price and risk alongside our ability to obtain optimal levels of leverage within our funds.

•      Legal documentation and closing - We view legal documentation as a key risk mitigant. We work closely with external legal counsel to negotiate credit documentation with an emphasis placed on financial covenants that may be adverse to lenders.

Moreover, each fund is subject to certain investment criteria set forth in its governing documents that generally contain requirements and limitations for investments, such as limitations relating to types of assets in which the fund can invest, the amount that will be invested in any one company, the geographic regions in which the fund will invest and potential conflicts of interest that may arise from investing alongside funds within the same or a different investment group. Certain of our affiliates have received an exemptive order from the SEC that permits certain negotiated co-investments among our affiliates that would otherwise be prohibited under the 1940 Act. See “— Regulatory and Compliance Matters — SEC Regulation.”

Deal Origination

The Fifth Street Funds’ deal origination efforts center on building relationships with private equity sponsors that are focused on investing in the small and mid-sized companies that our managed funds target. The Fifth Street Funds emphasize active, consistent sponsor coverage. The investment professionals of Fifth Street Management have developed an extensive network of relationships with these private equity sponsors. Fifth Street Management has active relationships with over 175 private equity sponsors. An active relationship is one through which Fifth Street Management has received at least one potential investment opportunity from the private equity sponsor within the last year.

Fifth Street Management reviewed over 500 potential investment transactions with private equity sponsors during the year ended December 31, 2016. A significant portion of the investment transactions that the Fifth Street Funds have completed to date were originated through Fifth Street Management’s relationships with private equity sponsors. We believe that Fifth Street Management has a reputation as a reliable, responsive and efficient source of funding to support private equity investments. We believe that this reputation and the relationships of Fifth Street Management with private equity sponsors will provide the Fifth Street Funds with significant investment opportunities.

A significant portion of the investment transactions that the Fifth Street Funds have completed to date were originated through Fifth Street Management’s relationships with private equity sponsors. We believe we are differentiated from other alternative asset managers by our structuring flexibility, financial strength and a reputation for delivering on commitments. We believe that this reputation and the relationships that Fifth Street Management has built with sponsors will continue to provide our funds with investment opportunities.

We have the capacity to be flexible in structuring transactions for private equity sponsors because of our ability in and experience with originating financings at every level of the capital structure, from senior debt to equity, across multiple industries and utilizing a variety of structures. For example, our broad product offerings include an innovative unitranche product that provides sponsors with a one-stop solution to their financing needs. Unitranche products provide private equity sponsors with ease of execution and post-closing management, higher certainty of closing because of the involvement of fewer stakeholders and a single class of debt thereby removing intercreditor complexity. In addition, our product offerings are bolstered by our permanent capital vehicles that allow us to support private equity sponsors’ financing needs through various economic cycles.

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Our platform targets loans for investment of up to $100 million and our financing solutions include:

•      One-Stop Financing

•      First Lien Debt and Second Lien Debt

•      Revolver

•      Mezzanine Debt

•      Delayed Draw Term Loan

•      Equity Co-Investment

We provide financing solutions across industry sectors, including:

•      Healthcare

•      Food and Restaurants

•      Manufacturing

•      Software and Technology

•      Business Services

•      Energy

•      Education

•      Aerospace and Defense

•      Consumer Products

•      Marketing Services

Risk Management

We have established risk management policies and procedures that are integrated into all aspects of our business from deal origination to portfolio management. Our management team is attuned to the macro-environment and focuses our funds’ investments on industry leaders with the scale to withstand market volatility. We also monitor investment concentration across portfolio companies and industry sectors to ensure our portfolios are sufficiently diversified. A credit committee or the portfolio manager must approve each investment that our funds make. We have sought to adhere to underwriting best practices by utilizing, among others, defined credit boxes, standardized write-ups and strict underwriting guidelines. Once our funds have made an investment, we take a proactive approach to portfolio management. We utilize our integrated portfolio management system to monitor financials, covenant compliance, financial performance trends and portfolio level concentration data. We keep an active watch list and utilize proprietary metrics to monitor the performance of our investments. We monitor the portfolio investments of our funds using a variety of tools and processes on a daily, weekly and monthly basis. We also believe that we are differentiated from our competitors by taking an active role in attending board meetings of certain Fifth Street Funds’ portfolio companies.

Information Technology

Information technology is important for us to conduct our investment, management and administrative activities for our funds. As part of our technology strategy and governance processes, we develop and routinely refine our technology architecture to leverage solutions that will best serve our needs. We have developed an enterprise management system that enables us to efficiently integrate our portfolio management and operations activities. Our systems provide us with the ability to generate reports on individual fund investments or entire portfolios. We also utilize subscription-based information services and databases to conduct research, track market movements and perform credit analysis. In addition, our systems, data, network and infrastructure are monitored and administered by formal controls and risk management processes that also help protect the data and privacy of our employees and investors. Our business continuity plan is designed to allow critical business functions to continue in the event of a significant business disruption.

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Competition

We face competition both in the pursuit of outside investors for our funds and in acquiring investments in attractive portfolio companies and making other investments. We compete in all aspects of our business with other investment management companies, including BDCs, investment funds (including private equity funds and mezzanine funds), traditional financial services companies, such as commercial banks and other sources of financing. We compete for outside investors based on a variety of factors, including:

•	investment performance;

•	investor perception of investment managers’ drive, focus and alignment of interest;

•	terms of investment, including the level of fees and expenses charged for services;

•	our actual or perceived financial condition, liquidity and stability;

•	the quality and mix of services provided to, and the duration of relationships with, investors; and

•	our business reputation.

In order to grow our business, we must be able to compete effectively for investments based on a variety of factors, including:

•	the experience and contacts of our management team;

•	our responsive and efficient investment analysis and decision-making processes;

•	the investment terms we offer; and

•	our willingness to make smaller investments.

Many of our competitors are substantially larger and may possess greater financial and technical resources. Several of these competitors have raised, or are expected to raise, significant amounts of capital through their funds and many of them have similar investment objectives to us, which may create additional competition for investment opportunities. Some of these competitors may also have a lower cost of capital and access to funding sources that are not available to us or our funds, which may create competitive disadvantages for us with respect to investment opportunities. Some of these competitors may have higher risk tolerance, make different risk assessments or have lower return thresholds, which could allow them to consider a wider variety of investments, bid more aggressively for investments that we want to make or accept legal or regulatory limitations or risks we would be unable or unwilling to accept. We believe that some of our competitors make loans with interest rates and returns that are comparable to, or lower than, the rates and returns that we target.

Therefore, we do not seek to compete solely on the interest rates that are offered by our funds to potential portfolio companies. Corporate buyers may be able to achieve synergistic cost savings with regard to an investment that may provide them with a competitive advantage relative to us when bidding for an investment. Moreover, an increase in the allocation of capital to alternative investment strategies by institutional and individual investors could lead to a reduction in the size and duration of pricing inefficiencies that many of our investment funds seek to exploit. Alternatively, a decrease in the allocation of capital to alternative investments strategies could intensify competition for that capital and lead to fee reductions and redemptions, as well as difficulty in raising new capital.

Competition is also intense for the attraction and retention of qualified employees. Our ability to compete effectively in our businesses will depend upon our ability to continue to attract new employees and retain and motivate our existing employees.

For information on the competitive risks we face, see “Risk Factors — Risks Related to Our Business — The investment management business is intensely competitive.”

Employees

We employ approximately 50 employees. None of our employees are subject to collective bargaining agreements. We consider our relationship with our employees to be good and have not experienced interruptions of operations due to labor disagreements.

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Regulatory and Compliance Matters

We are subject to extensive regulation. Each of the regulatory bodies with jurisdiction over us has regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to limit, restrict or prohibit a registered investment adviser from carrying on particular activities in the event that it fails to comply with such laws and regulations. Any failure to comply with these rules and regulations could expose us to liability and/or reputational damage. In addition, additional legislation, increased regulatory oversight of fundraising activities, changes in rules promulgated by self-regulatory organizations or exchanges or changes in the interpretation or enforcement of existing laws and rules may directly affect our mode of operation and profitability.

Rigorous legal and compliance analysis of our businesses and investments is important to our culture. We strive to maintain a culture of compliance through the use of policies and procedures, such as oversight compliance, codes of ethics, compliance systems, communication of compliance guidance and employee education and training. We have a compliance group that monitors our compliance with the regulatory requirements to which we are subject and manages our compliance policies and procedures. Our Chief Compliance Officer supervises our compliance group, which is responsible for monitoring all regulatory and compliance matters that affect our activities. Our compliance policies and procedures address a variety of regulatory and compliance risks, such as the handling of material, non-public information, personal securities trading, document retention, potential conflicts of interest and the allocation of investment opportunities. Senior management is involved at various levels in all of these functions, including through active participation on oversight and credit committees.

SEC Regulation

Fifth Street Management and CLO Management are registered as investment advisers and Fifth Street Capital LLC, the former adviser of Fund II, reports as an exempt reporting adviser with the SEC pursuant to the Advisers Act. Our BDCs are regulated under the 1940 Act. As compared to other, more disclosure-oriented U.S. federal securities laws, the Advisers Act and the 1940 Act, together with the SEC’s regulations and interpretations thereunder, are highly restrictive regulatory statutes. The SEC is authorized to institute proceedings and impose sanctions for violations of the Advisers Act and the 1940 Act, ranging from fines and censures to termination of an adviser’s registration.

Under the Advisers Act, an investment adviser (whether or not registered under the Advisers Act) has fiduciary duties to its clients. The SEC has interpreted these duties to impose standards, requirements and limitations on, among other things, trading for proprietary, personal and client accounts; allocations of investment opportunities among clients; use of “soft dollars,” a practice that involves using client brokerage commissions to purchase research or other services that help managers make investment decisions; execution of transactions; and recommendations to clients. On behalf of our investment advisory clients, we make decisions to buy and sell securities for each portfolio, select broker dealers to execute trades and negotiate brokerage commission rates.

Section 28(e) of the Exchange Act provides a “safe harbor” to investment managers who use commission dollars generated by their advised accounts to obtain investment research and brokerage services that provide lawful and appropriate assistance to the manager in the performance of investment decision-making responsibilities. Conduct outside of the safe harbor afforded by Section 28(e) is subject to the traditional standards of fiduciary duty under state and federal law. While neither we nor any of our funds currently use soft dollars, to the extent that we may use “soft dollars” in the future, we would intend for such use to fall within the safe harbor of Section 28(e).

The Advisers Act also imposes specific restrictions on an investment adviser’s ability to engage in principal and agency cross transactions. As a registered investment adviser, we are subject to many additional requirements that cover, among other things, disclosure of information about our business to clients; maintenance of written policies and procedures; maintenance of extensive books and records; restrictions on the types of fees we may charge, including performance fees; solicitation arrangements; maintaining effective compliance program; custody of client assets; client privacy; advertising; and proxy voting. The SEC has authority to inspect any registered investment adviser and typically inspects a registered investment adviser periodically to determine whether the adviser is conducting its activities in compliance with (i) applicable laws, (ii) disclosures made to clients and (iii) adequate systems, policies and procedures to ensure compliance. See “Item 3-Legal Proceedings.”

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A majority of our revenues are derived from our advisory services to our BDCs. The 1940 Act imposes significant requirements and limitations on BDCs, including with respect to their capital structure, investments and transactions. While we exercise broad discretion over the day-to-day management of these funds, each BDC is also subject to oversight and management by a board of directors, a majority of whom are not “interested persons” as defined under the 1940 Act. The responsibilities of each board include, among other things, approving our advisory contract with the BDC; approving certain service providers; determining the valuation and the method for valuing assets; and monitoring transactions involving affiliates and; approving certain co-investment transactions. The advisory contracts with each Fifth Street BDC may be terminated by the stockholders or directors of such BDC on not more than 60 days’ notice, and are subject to annual renewal by each respective BDC’s board of directors after an initial two-year term.

Generally, BDCs are prohibited under the 1940 Act from knowingly participating in certain transactions with their affiliates without prior approval of their board of directors who are not interested persons and, in some cases, prior approval by the SEC. The SEC has interpreted the prohibition on transactions with affiliates to prohibit “joint transactions” among entities that share a common investment adviser.

On September 9, 2014, Fifth Street Management and certain of its affiliates received an exemptive order from the SEC that permits them to co-invest with each other and other funds managed by Fifth Street Management or its affiliates in negotiated transactions in a manner consistent with the Fifth Street BDCs’ investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements (including the terms and conditions of the exemptive order), provided that certain directors of any participating Fifth Street BDC make certain determinations.

In certain situations where co-investment with one or more funds managed by Fifth Street Management or its affiliates is not covered by the exemptive order, such as when there is an opportunity to invest in different securities of the same issuer, the personnel of Fifth Street Management or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations and our allocation policy. Moreover, except in certain circumstances, when relying on the Order, we are unable to invest in any issuer in which one or more funds managed by Fifth Street Management or its affiliates has previously invested.

Under the Advisers Act, our investment management agreements may not be assigned without the client’s consent. Under the 1940 Act, the advisory agreements with the Fifth Street BDCs terminate automatically upon assignment. The term “assignment” is broadly defined and includes direct assignments as well as assignments that may be deemed to occur upon the transfer, directly or indirectly, of a controlling interest in us.

Other Federal and State Regulators; Self-Regulatory Organizations

In addition to the SEC regulatory oversight we are subject to under the 1940 Act and the Advisers Act, there are a number of other regulatory bodies that have or could potentially have jurisdiction to regulate our business activities. For example, certain of FSC’s subsidiaries must comply with regulations adopted by the SBA, in order to maintain their status as SBICs. In addition, in connection with many of the activities of our BDCs or ourselves, we rely on a number of exemptions from regulatory oversight of various other Federal regulatory agencies (including the U.S. Commodity Futures Trading Commission, or CFTC, and United States Department of Labor, or DOL), various self-regulatory organizations (including the National Futures Association, or NFA), and various state regulatory authorities. These exemptions are in many cases complex rules in and of themselves, and complying with them can be difficult and time consuming. At times, they may also impose restrictions on our ability to engage in various types of investments or other activities that we would otherwise engage in for the benefit of our clients absent the need to comply with an applicable exemption. Failure to comply with these exemptions (or a change in the scope or conditions of these exemptions) could subject us or our BDCs to additional regulatory oversight.

For additional information about our regulatory environment, see “Risk Factors — Risks Related to Our Industry — The regulatory environment in which we operate is subject to continual change and regulatory developments designed to increase oversight may adversely affect our business.”

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Item 1A.	Risk Factors

RISK FACTORS

We are subject to a number of significant risks inherent in our business. You should carefully consider the risks and uncertainties described below and other information included in this Annual Report on Form 10-K. If any of the events described below occur, our business and financial results could be seriously harmed. The trading price of our Class A Common Stock could decline as a result of any of these risks, and you could lose all or part of your investment.

Risks Relating to Economic Conditions

Economic recessions or downturns may have a material adverse effect on our business, financial condition and results of operations.

Economic recessions or downturns may result in a prolonged period of market illiquidity which could have a material adverse effect on our business, financial condition and results of operations. Unfavorable economic conditions also could increase the funding costs of the Fifth Street Funds, limit access to the capital markets of the Fifth Street Funds or result in a decision by lenders not to extend credit to us or the Fifth Street Funds. An economic decline could also negatively impact the private equity sponsors with whom we partner, leading to decreased origination opportunities and potentially less favorable economic terms for the Fifth Street Funds in connection with direct originations. These events could limit investment originations by the Fifth Street Funds, limit our ability to grow the Fifth Street Funds and negatively impact our operating results.

In addition, when recessionary conditions exist, the financial results of small and mid-sized companies, like those in which the Fifth Street Funds invest, typically experience deterioration, which could ultimately lead to difficulty in meeting debt service requirements and an increase in defaults. Additionally, the end markets for certain of the products and services of the portfolio companies of the Fifth Street Funds would likely experience negative economic trends. The performance of certain of the portfolio companies of the Fifth Street Funds have been, and may continue to be, negatively impacted by these economic or other conditions, which may ultimately result in our receipt of a reduced level of interest income from the portfolio companies of the Fifth Street Funds and/or losses or charge offs related to such investments, and, in turn, may materially adversely affect the fees we receive from the Fifth Street Funds. Further, adverse economic conditions may decrease the value of collateral securing some of the loans, including the first lien loans, and the value of equity investments held by the Fifth Street Funds. As a result, the Fifth Street Funds may need to modify the payment terms of their investments, including changes in payment-in-kind interest provisions and/or cash interest rates. These factors may result in the receipt of a reduced level of interest income from the Fifth Street Funds’ portfolio companies and/or losses or charge offs related to their investments, and, in turn, may adversely affect the fees that we receive and have a material adverse effect on our results of operations.

Further downgrades of the U.S. credit rating, spending cuts, changes in allocation of government spending or another government shutdown could negatively impact our liquidity, financial condition and earnings.

Recent U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States. The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the United States and global financial markets and economic conditions. Interest rates and borrowing costs are likely to rise from current levels, which may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time. Continued adverse political and economic conditions, spending cuts and changes in allocation of government spending could have a material adverse effect on our business, financial condition and results of operations.

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Global economic, political and market conditions, including downgrades of the U.S. credit rating, and economic uncertainty may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.

The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, may contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause economic uncertainties or deterioration in the United States and worldwide. Economic uncertainty can have a negative impact on our business through changing spreads, structures and purchase multiples, as well as the overall supply of investment capital. Since 2010, several European Union, or EU, countries, including Greece, Ireland, Italy, Spain, and Portugal, have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. There is continued concern about national-level support for the Euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. In addition, the fiscal policy of foreign nations, such as Russia and China, may have a severe impact on the worldwide and United States financial markets. The extent and process by which the United Kingdom will exit the EU are unclear at this time and are likely to lead to ongoing political and economic uncertainty and periods of exacerbated volatility in both the United Kingdom and in wider European markets. We cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on our investments. We monitor developments and seek to manage the Fifth Street Funds’ investments in a manner consistent with achieving their investment objectives, but there can be no assurance that we will be successful in doing so.  Any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Our Business

The growth of our business depends in large part on our ability to raise capital from investors. If we are unable to raise capital from new or existing investors or existing investors decide to withdraw their investments from the Fifth Street Funds, the Fifth Street Funds will be unable to deploy such capital into investments and we will be unable to collect management fees on that capital, which would have a negative effect on our business.

Our ability to raise capital from investors depends on a number of factors, including many that are outside our control. Investors may choose not to make investments with alternative asset managers, including BDCs, private funds and hedge funds, or may choose to invest in asset classes and fund strategies that we do not offer, or invest with other asset managers, including those offerings different fee structures, performance targets or historic performance. Our investors and potential investors continually assess the performance of these funds independently and relative to market benchmarks and our competitors, and our ability to raise capital for existing and future funds depends on our performance. If economic and market conditions deteriorate, we may be unable to raise sufficient amounts of capital to support the investment activities of our new and future strategies and funds.

In addition, certain of our strategies permit investors to withdraw their investments from the Fifth Street Funds. This could have the effect of decreasing the capital available for investments by the Fifth Street Funds and reduce our revenues and cash flows. As of December 31, 2016, these non-permanent capital strategies constituted 18% of our AUM as compared to 15% at December 31, 2015.

The loss of our executive officers, key investment professionals or senior management team could have a material adverse effect on our business. Our ability to attract and retain qualified investment professionals is critical to our success.

We depend on the investment expertise, skill and network of business contacts of our executive officers, key investment professionals and senior management team. Our executive officers, key investment professionals and senior management team evaluate, negotiate, structure, execute, monitor and service the Fifth Street Funds’ investments. Our future success will depend to a significant extent on the continued service and coordination of our executive officers, key investment professionals and senior management team, and certain of our agreements may provide termination rights upon certain changes in our team. The departure of any of these individuals could have a material adverse effect on our ability to achieve the Fifth Street Funds’ investment objectives, which could, in turn, have a material adverse effect on us. We do not carry any “key man” insurance that would provide us with proceeds in the event of the death or disability of any of our executive officers, key investment professionals or senior management team.

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The ability of the Fifth Street Funds to achieve their investment objectives depends on our ability to identify, analyze, invest in, finance and monitor companies that meet their investment criteria. Our capabilities in structuring the investment process, providing competent, attentive and efficient services to the Fifth Street Funds, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the investment objectives of the Fifth Street Funds, we may, through our affiliates, need to hire, train, supervise and manage new investment professionals to participate in our investment selection and monitoring process. We may not be able to find qualified investment professionals in a timely manner or at all. We also face competition from other industry participants for the services of qualified investment professionals, both with respect to hiring new and retaining current investment professionals. Failure to support our investment process could have a material adverse effect on our business, financial condition and/or results of operations.

Our business model depends to a significant extent upon strong referral relationships with private equity sponsors, and the inability of our executive officers, key investment professionals and senior management team to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

We expect that certain of our executive officers, key investment professionals and senior management team will maintain and develop our relationships with private equity sponsors, and the Fifth Street Funds will rely to a significant extent upon these relationships to provide them with potential investment opportunities. If such persons fail to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, we may not be able to grow the investment portfolios of the Fifth Street Funds. In addition, individuals with whom such persons have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for the Fifth Street Funds.

The investment management business is intensely competitive.

The investment management business is intensely competitive, with competition based on a variety of factors, including investment performance, continuity of investment professionals and client relationships, the quality of services provided to clients, corporate positioning and business reputation, continuity of selling arrangements with intermediaries and differentiated products. A number of factors, including the following, serve to increase our competitive risks:

•	a number of our competitors have greater financial, technical, marketing and other resources, including a lower cost of capital and better access to funding sources, more established name recognition, more expertise in certain asset classes and more personnel than we do;

•	there are relatively low barriers impeding entry to new investment funds and managers, including a relatively low cost of entering these businesses;

•	there are an increasing number of BDCs and the size of BDCs has also been increasing;

•	an ongoing trend toward consolidation in the investment management industry, and the securities business in general, has served to increase the size and strength of our competitors;

•	some investors may prefer to invest with an investment manager that is not publicly-traded based on the perception that publicly-traded companies focus on growth to the detriment of performance;

•	some of the Fifth Street Funds may not perform as well as our competitors’ investment products;

•	some competitors may invest according to different investment styles or in alternative asset classes that the markets may perceive as more attractive than our investment approach;

•	some competitors may have different regulatory or litigation profiles, higher risk tolerances or different risk assessments than we or the Fifth Street Funds have, which may provide greater flexibility or lesser compliance expenses; and

•	other industry participants, hedge funds and alternative asset managers may seek to recruit our qualified investment professionals.

If we are unable to compete effectively, our earnings would be reduced and our business could be materially and adversely affected.

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The Fifth Street Funds face increasing competition for investment opportunities, which could reduce returns and result in losses at the Fifth Street Funds and reduce our revenues.

The Fifth Street Funds compete for investments with other BDCs and investment funds (including private equity funds and mezzanine funds), as well as traditional financial services companies such as commercial banks and other sources of funding. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we or the Fifth Street Funds do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us or the Fifth Street Funds. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we or the Fifth Street Funds have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do for the Fifth Street Funds. We may lose investment opportunities for the Fifth Street Funds if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and/or structure, we may not be able to achieve acceptable returns on investments for the Fifth Street Funds or such investments may bear substantial risk of capital loss, particularly relative to the returns to be achieved. A significant part of our competitive advantage stems from the fact that the market for investments in small and mid-sized companies is underserved by traditional commercial banks and other financial sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms for the Fifth Street Funds. Recently, there has been an increase in the number and size of BDCs as part of the competitive landscape in our industry. Furthermore, some of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on our two largest funds as BDCs.

Poor performance of the Fifth Street Funds would cause a decline in our revenues and results of operations and could materially adversely affect our ability to raise capital for current and future funds.

We derive revenues primarily from management fees from the BDCs and other funds we manage. When any of the Fifth Street Funds performs poorly, either by incurring losses or underperforming benchmarks, as compared to our competitors or otherwise, our investment record suffers. As a result, our revenues may be adversely affected and the value of our assets under management could decrease, which in turn, reduces our management fees. Moreover, we may experience losses on investments of our own capital as a result of poor investment performance, including through the decline in market and/or net asset value of investments in our own funds. If a fund performs poorly, we may receive little or no incentive fees with regard to the fund and little income or possibly losses from our own principal investment in such fund. Poor performance of the Fifth Street Funds could also make it more difficult for us to raise new capital both in existing and future funds. Investors in our funds may decline to increase investment in our existing funds or invest in future funds we raise as a result of poor performance. Investors and potential investors in the Fifth Street Funds continually assess performance of the Fifth Street Funds independently and relative to market benchmarks and our competitors, and our ability to raise capital for existing and future funds and avoid excessive redemption levels, or large investors trading out of positions in our BDCs depends on the Fifth Street Funds’ performance. Accordingly, poor performance may deter future investment in the Fifth Street Funds and thereby decrease the capital invested in the Fifth Street Funds and, ultimately, our revenues. Alternatively, in the face of poor fund performance, investors could demand lower fees or fee concessions for existing or future funds which would decrease our revenues.

Management fees received from the Fifth Street BDCs comprise a significant portion of our revenues and a reduction in such fees, including from the termination of investment advisory agreements, could have an adverse effect on our revenues and results of operations.

For the year ended December 31, 2016, the management fees generated from FSC and FSFR were approximately 96.1% of our management fees (including 34.1% attributable to Part I Fees). The investment advisory agreements Fifth Street Management has with each of the Fifth Street BDCs categorizes the fees we receive, with respect to each BDC, as: (a) base management fees, which are paid quarterly and generally increase or decrease based on such BDC’s total assets (excluding cash and cash equivalents), (b) Part I Fees, which are paid quarterly, and (c) Part II Fees, which are paid annually. We classify the Part I Fees as management fees because they are paid quarterly, are generally predictable and recurring in nature, are not subject to repayment (or clawback) and are generally cash-settled each quarter. Part I Fees, however, are subject to certain specified performance hurdles and, if we do not meet the specified performance hurdles, the amount of fees paid to us would decrease. Due to underperformance versus these hurdles, we did not earn the full Part I Fees for FSC and FSFR for the quarter ended December 31, 2016. If the total assets or net investment income of FSC or FSFR were to decline significantly for any reason, including due to short-term changes in market value, mark-to-market accounting requirements, the poor performance of its investments or the failure to successfully access or invest capital, the amount of the fees we receive from these BDCs, including management fees, would also decline significantly, which could have an adverse effect on our revenues and results of operations. In addition, because the Part II Fees are not paid by a BDC unless it achieves cumulative realized capital gains (net of realized capital losses and unrealized capital depreciation), Part II Fees payable to us are variable and not predictable. From inception to date, the BDCs have paid us aggregate Part II incentive fees of approximately $0.1 million.

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Fees paid to us by the Fifth Street BDCs could vary quarter to quarter due to a number of factors, including such BDC’s ability or inability to make investments in companies that meet its investment criteria, the interest rate payable on the debt securities it acquires, the level of its expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, gross assets, the degree to which it encounters competition in our market, its ability to fund investments and general economic conditions. Variability in revenues received from the Fifth Street BDCs could have an adverse effect on our revenues, results of operations and could cause volatility or a decline in the market price of our Class A common stock. We may also be required to reduce fees as a result of industry and competitive pressures. In January 2016, we and the FSC board of directors made a decision to permanently reduce the base management fee on FSC’s total gross assets (excluding cash and cash equivalents) from 2.00% to 1.75%. In addition, on March 20, 2017, FSC and Fifth Street Management entered into a new investment advisory agreement that changes the structure of the subordinated incentive fee on income to impose a total return hurdle provision and reduce the “preferred return.” See “Risks Relating to Our Industry—We may not be able to maintain our current fee structure as a result of industry pressure to reduce fees, or as a result of changes in our business mix, which could have an adverse effect on our profit margins and results of operations.”

The investment advisory agreements with FSC and FSFR may be terminated by either party without penalty upon 60 days’ written notice to the other.

Certain stockholders of FSC and FSFR put forth binding proposals to terminate our respective investment advisory agreements with these BDCs in connection with their 2016 annual meetings. These certain stockholders nominated director nominees who would seek to replace us as the investment manager of the BDCs. On February 18, 2016, we entered into a purchase and settlement agreement with these FSC stockholders and such stockholders irrevocably withdrew and rescinded their proposals and director nominees. On April 7, 2016, FSFR’s stockholders voted against a binding stockholder proposal put forth by an FSFR stockholder to terminate the investment advisory agreement between FSFR and Fifth Street Management but elected a director nominated by such stockholder. If the investment advisory agreements with either BDC were terminated, our business would be materially and adversely affected and we would suffer a significant decline in revenues and profitability. In addition, any future proxy contest involving either of our BDCs would be disruptive, costly and time-consuming to such BDC and us and would divert the attention of our senior management team and employees from the operation of such BDC. In addition perceived uncertainties as to the strategic direction of either of our BDCs, or any abrupt changes in senior management or the board of directors of such BDC, may lead to concerns regarding the direction or stability of its business and operations, which may be exploited by competitors, resulting in the loss of business opportunities for us and our BDCs.

The historical returns attributable to the Fifth Street Funds should not be considered as indicative of the future results of the Fifth Street Funds, our new investment strategies, our operations or of any returns expected on an investment in our Class A common stock.

We have presented in this Annual Report on Form 10-K the returns relating to the historical performance of the Fifth Street Funds. The returns are relevant to us primarily insofar as they are indicative of revenues we have earned in the past and may earn in the future, our reputation and our ability to raise new funds. The returns of the funds we manage are not, however, directly linked to returns on our Class A common stock, and an investment in our Class A common stock is not an investment in any of the Fifth Street funds. Therefore, you should not conclude that positive performance of the funds we manage will necessarily result in positive returns on an investment in our Class A common stock. However, poor performance of the funds we manage may cause a decline in our revenue from such funds, thereby causing a negative effect on our performance and the value of our Class A common stock. Moreover, the historical returns of the Fifth Street Funds should not be considered indicative of the future returns of these or from any future funds we may raise, in part because the Fifth Street Funds’ returns have benefited from investment opportunities and general market conditions that may not repeat themselves, including the availability of debt capital on attractive terms, and there can be no assurance that our current or future funds will be able to avail themselves of profitable investment opportunities.

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In addition, the IRR and total return going forward for any current or future fund may vary considerably from the historical IRR and total return generated by any particular fund, or for our BDCs as a whole. Future returns will also be affected by the risks described elsewhere in this Annual Report on Form 10-K, including risks of the industries and businesses in which a particular fund invests.

Our AUM and revenues have decreased materially since the year ended December 31, 2014 and may decrease further in the future.

Our AUM as of December 31, 2016 decreased by approximately $1.6 billion from December 31, 2014 and our management fee revenues for the year ended December 31, 2016 decreased by approximately $18.3 million (including Part I Fees of $8.7 million) from the year ended December 31, 2014. In the future, our AUM will decrease when the Fifth Street BDCs engage in stock repurchase activities.  Our AUM and management fee revenues may also decrease in the future due to additional realized and unrealized losses in our funds’ portfolios.  This may be exacerbated because the fourth amended and restated investment advisory agreement by and between FSC and Fifth Street Management entered into on March 20, 2017 implements a total return requirement, which may decrease the incentive fee payable to Fifth Street Management by 25% per quarter.  In addition, in pursuing our long-term interests and the interests of our fund investors, we may take actions that could reduce our AUM and management fee revenues in the short term.  This may lead to the evaluation of strategic alternatives with respect to our business lines, which may include divestitures or winding up of businesses.  For example, in the year ended December 31, 2016, MMKT sold the rights to its platform, following which we dissolved the entity.  If we were to undertake similar actions in the future, it could have a negative impact on fee earning AUM and management fee revenue or otherwise adversely impact our business, financial condition and results of operations.

Operational risks may disrupt our business, result in losses or limit our growth.

We are heavily dependent on the capacity and reliability of the technology systems supporting our operations, whether owned and operated by us or by third parties. Operational risks such as trading errors or interruption of our financial, accounting, trading, compliance and other data processing systems, whether caused by fire, other natural disaster, power or telecommunications failure, cyber-attacks or other cyber incidents, act of terrorism or war or otherwise, could result in a disruption of our business, liability to clients, regulatory intervention or reputational damage. If any of these systems do not operate properly or are disabled for any reason or if there is any unauthorized disclosure of data, whether as a result of tampering, a breach of our network security systems, a cyber-incident or attack or otherwise, we could suffer financial loss, a disruption of our businesses, liability to the Fifth Street Funds, regulatory intervention or reputational damage. Insurance and other safeguards might be unavailable or might only partially reimburse us for our losses. Although we have back-up systems in place, our back-up procedures and capabilities in the event of a failure or interruption may not be adequate.

The inability of our systems to accommodate an increasing volume of transactions also could constrain our ability to expand our businesses. Additionally, any upgrades or expansions to our operations or technology may require significant expenditures and may increase the probability that we will suffer system degradations and failures.

A failure in cyber-security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.

The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our financial condition and results of operations, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our management employees or investment professionals were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

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We depend heavily upon computer systems to perform necessary business functions. Our computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, we may experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or investor dissatisfaction or loss.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

Our business is highly dependent on our and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers or failure or interruption in systems they provide, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts; and/or

•	cyber-attacks.

These events, in turn, could have a material adverse effect on our operating results or negatively affect the market price of our Class A common stock and our ability to pay dividends.

Employee misconduct could expose us to significant legal liability and reputational harm.

We are vulnerable to reputational harm, as we operate in an industry where integrity and the confidence of our clients are of critical importance. If an employee were to engage in illegal or suspicious activities, we could be subject to regulatory or other sanctions or penalties and suffer serious harm to our reputation (as a consequence of the negative perception resulting from such activities), financial position, client relationships and ability to attract new clients. Our business often requires that we deal with confidential information. If our employees were to improperly use or disclose this information, we could suffer serious harm to our reputation, financial position and current and future business relationships.

New investment strategies may expose us to additional employee misconduct risks, for example with respect to the Foreign Corrupt Practices Act, or the FCPA, and other anticorruption laws. While we may develop and implement policies and procedures designed to ensure strict compliance by us and our personnel with such potentially new and existing laws and regulations, including the FCPA, such policies and procedures may not be effective in all instances to prevent violations. Any determination that we have violated the FCPA or other applicable anticorruption laws could subject us to significant penalties and negative effects on our business and operations.

It is not always possible to deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in all cases. Misconduct by our employees, or even unsubstantiated allegations of misconduct, could result in a material adverse effect on our reputation and our business.

If our techniques for managing risk are ineffective, we may be exposed to material unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators.

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Our techniques for managing risks in the Fifth Street Funds may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks in those funds or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to material unanticipated losses in the net asset value of the funds and therefore a reduction in our revenues.

Our failure to adequately address conflicts of interest could damage our reputation and materially adversely affect our business.

We confront a number of potential, perceived or actual conflicts of interest relating to our existing and future investment activities. For example, certain of our strategies have overlapping investment objectives, and potential conflicts of interest may arise with respect to our decisions regarding how to allocate investment opportunities among those strategies. In addition, investors (or holders of our Class A common stock) may perceive conflicts of interest regarding investment decisions for strategies in which our investment professionals, who have and may continue to make significant personal investments, are personally invested. It is possible that potential, perceived or actual conflicts of interest could give rise to investor dissatisfaction, litigation or regulatory actions. Adequately addressing conflicts of interest is complex and difficult and we could suffer significant reputational harm if we fail, or appear to fail, to adequately address potential, perceived or actual conflicts of interest. This could result in a loss of AUM and adversely affect our business and financial condition.

In addition, Fifth Street Management and certain of our affiliates have received an exemptive order from the SEC, on September 9, 2014 that permits certain negotiated co-investments among our affiliates that would otherwise be prohibited under the 1940 Act. Such joint transactions among us and our affiliates may give rise to increased perceived or actual conflicts among investors in the Fifth Street Funds and increase our compliance burden.

Our revolving credit facility may restrict our current and future operations, particularly our ability to respond to certain changes or to take future actions, and expose use to risks relating to the use of leverage.

The credit agreement for our revolving credit facility contains a number of restrictive covenants. These covenants collectively impose significant operating and financial restrictions on us, including restrictions that may limit our ability to engage in acts that may be in our long-term best interests. The financial covenants, among other things, impose limitations on waiving or deferring management fees from the Fifth Street Funds, require us not to exceed a total leverage ratio, require us to maintain a minimum AUM and require us to maintain a minimum consolidated interest coverage ratio.

Our ability to comply with these and other covenants is dependent upon a number of factors, some of which are beyond our control but could nonetheless result in noncompliance. For example, our leverage ratio fluctuates depending upon changes in revenues and expenses relative to our outstanding debt; our consolidated interest coverage ratio fluctuates depending upon changes in revenues and expenses relative to our interest payment obligations; and the value of our AUM fluctuates due to a variety of factors, including mark-to-market valuations of certain assets, other market factors and our net capital raised or returned.

Our credit agreement also contains other covenants that restrict our operations and a number of events that would constitute an event of default under the agreement. A failure by us to comply with the covenants in our credit agreement could result in an event of default under the agreement, which could give the lenders under the agreement the right to terminate their commitments to provide additional loans under our revolving credit facility and to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be immediately due and payable. If the debt under our credit agreement were accelerated, we might not have sufficient cash on hand to repay this debt, which could have an immediate material adverse effect on our business, financial condition and results of operations. For more detail regarding our current credit agreement and the status of our compliance with the related covenants, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Revolving Credit Facility.”

In addition, our incurrence of debt under the revolving credit facility exposes us to the typical risks associated with the use of leverage. Increased leverage may make it more difficult for us to withstand adverse economic conditions or business plan variances, to take advantage of new business opportunities or to make necessary capital expenditures. As of December 31, 2016, we had $102.0 million of outstanding borrowings under our credit facility.

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A change of control could result in termination of certain of our investment advisory agreements.

Pursuant to the 1940 Act, each of the investment advisory agreements for the Fifth Street BDCs automatically terminates upon its deemed “assignment” and a BDC’s board, including the independent directors, and stockholders must approve a new agreement in order for us to continue to act as its investment adviser. A sale of a controlling block of our voting securities and certain other transactions would be deemed an “assignment” pursuant to the 1940 Act. In addition, our investment advisory agreement with FSOF may not be “assigned” without the consent of the fund or the fund’s limited partners. Such an assignment may be deemed to occur in the event that our pre-IPO owners dispose of an amount of their interests in us such that they no longer own a controlling interest in us. If such a deemed assignment occurs, there can be no assurance that we will be able to obtain the necessary consents from FSOF, or its limited partners, or the necessary approvals from the boards and stockholders of the Fifth Street BDCs. An assignment, actual or constructive, would trigger these termination and consent provisions and, unless the necessary approvals and consents are obtained, could adversely affect our ability to continue managing these funds, resulting in the loss of assets under management and a corresponding loss of revenue.

We are currently subject to an SEC investigation that could adversely affect our financial condition, business and results of operations.

We are currently subject to an SEC investigation, and we may possibly be subject to a variety of additional claims and lawsuits as well as additional SEC examinations or investigations in the future. See “Business - Legal Proceedings.” The outcome of the SEC investigation may materially and adversely affect our business, financial condition, and/or operating results, and may continue without resolution for long periods of time. The SEC investigation is subject to inherent uncertainties and management’s view of these matters may change in the future. A material adverse impact on our financial statements also could occur for the period in which the effect of any unfavorable final outcome becomes probable and reasonably estimable. In addition, we may incur expenses associated with responding to the SEC’s inquiries, and these expenses may be material to our earnings in future periods.

We have been the subject of litigation and may be the target of litigation in the future that could adversely affect our financial condition, business and results of operations.

We have been named as a defendant in putative class-action and derivative lawsuits in the past and may be the target of litigation in the future, particularly if the price of our Class A common stock or the BDCs’ common stock fluctuates significantly. See “Business - Legal Proceedings.” Litigation has consumed and may in the future consume substantial amounts of our management’s time and attention, and that time and the devotion of these resources may, at times, be disproportionate to the amounts at stake. Litigation and other similar claims are subject to inherent uncertainties and management’s view of these matters may change from time to time. A material adverse impact on our financial statements also could occur for the period in which the effect of any unfavorable final outcome becomes probable and reasonably estimable, particularly where the claims with respect to a particular period exceed the amount of our insurance coverage relating to claims made with respect to the same period. In addition, we may incur expenses associated with defending ourselves against litigation, and these expenses may be material to our earnings in future periods, particularly if we are unable to seek indemnification from our funds.

Risks Relating to Our Industry

Difficult market conditions can adversely affect our business in many ways, including by reducing the value of our AUM, causing clients to withdraw funds and making it more difficult to raise additional capital for the Fifth Street Funds, each of which could materially reduce our revenues and adversely affect our financial condition.

The fees we earn under our investment advisory or other similar agreements are typically based on the market value of and investment income earned on our fee-earning AUM. In addition, the prices of the securities held in the portfolios we manage may decline due to any number of factors beyond our control, including political uncertainty, acts of terrorism, a declining stock market or general economic downturn. In difficult market conditions, the pace of client redemptions or withdrawals from our investment strategies could accelerate if clients move assets to investments they perceive as offering greater opportunity or lower risk or otherwise change the amount of assets allocated to us. In addition, when the share price of the common stock of our BDCs is below the net asset value it is more difficult for our BDCs to raise equity capital. As of December 31, 2016, both FSC’s and FSFR’s common stock was trading below net asset value per share. See “— Risks Related to Our Business Development Companies and Other Funds — Regulations governing the operation of FSC and FSFR as BDCs affect their ability to raise, and the way in which they raise, additional capital.” Any decrease in AUM from these or other sources would result in lower fees paid to us by the Fifth Street Funds. If our revenues decline without a commensurate reduction in our expenses, our net income will be reduced and our business may be negatively affected as will the dividends we pay on our Class A common stock.

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We are subject to extensive regulation.

We are subject to extensive regulation. In particular, we are subject to regulation by the SEC, under the Federal securities laws (including the Advisers Act and the 1940 Act). In addition, the BDCs we manage are regulated by the SEC under the 1940 Act, and certain of their subsidiaries must comply with regulations adopted by the Small Business Administration, or SBA, in order to maintain their status as small business investment companies. We also must comply with NASDAQ rules and listing requirements and our BDCs are subject to NASDAQ rules and listing requirements. Finally, many of the activities that our BDCs or other funds or we engage in are subject to or potentially subject to (in the absence of certain exemptions that we rely on and must comply with) the jurisdiction and regulatory oversight of various other Federal regulatory agencies (including the CFTC and the DOL), various self-regulatory organizations (including the Financial Industry Regulatory Authority, or FINRA, and the NFA) and various state regulatory authorities.

The various legal statutes and regulatory rules that we are subject to are extremely complex, and monitoring compliance with them can be a time-consuming and difficult task. For example, the Advisers Act imposes numerous obligations on investment advisers, including record keeping, advertising and operating requirements, disclosure obligations, prohibitions on misleading or fraudulent activities and certain limitations on transactions between our funds or between us and our funds. The Advisers Act also imposes an overriding fiduciary duty on registered investment advisers. The 1940 Act imposes similar obligations on BDCs, as well as additional detailed operational requirements that must be strictly adhered to by their investment advisers and other service providers. A failure to comply with the obligations imposed by the Advisers Act, the 1940 Act or other regulatory agencies could result in investigations, sanctions and reputational damage.

As we develop new investment strategies and businesses, we expect to become subject to additional regulations and oversight by regulatory agencies with which we do not currently have experience.

Failure to comply with various laws and regulations applicable to our BDCs and ourselves could have a material adverse impact on our business. These include the possibility of significant civil or criminal fines, censure, suspensions of personnel or other sanctions (including the possibility of being barred from the industry) or the revocation of the registration of our subsidiary investment advisers. Moreover, even if the announcement of a sanction or penalty imposed against us, one of our subsidiaries or our personnel by a regulator is for a small monetary amount, the adverse publicity related to the sanction or penalty could harm our reputation, which in turn could have a material adverse effect on our businesses in a number of ways, making it harder for us to raise new funds and discouraging others from doing business with us. Additionally, a significant enforcement action against us could cause irreparable damage to our business reputation and ability to remain in business, regardless of the merits of the claim against us. See “Business — Regulatory and Compliance Matters.”

The regulatory environment in which we operate is subject to continual change and regulatory developments designed to increase oversight may adversely affect our business.

The regulatory environment in which we operate has undergone significant changes in the recent past, including the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the adoption of many new rules and regulations in response. We believe there may be more regulatory changes in our industry, which would result in subjecting participants to significant additional or different regulation. The requirements imposed by our regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with us. These regulations often serve to limit our activities, including through customer protection and market conduct requirements. New laws or regulations, or changes in the enforcement of existing laws or regulations or uncertainty regarding approaches to interpretation or enforcement of new and existing laws or regulations, applicable to us and our clients may adversely affect our business. Our ability to function in this environment depends on our ability to constantly monitor and promptly react to legislative and regulatory changes. For investment management firms in general, there have been a number of highly publicized regulatory inquiries that focus on the asset management industry. These inquiries already have resulted in increased scrutiny in the industry and new rules and regulations for investment advisers. This regulatory scrutiny may limit our ability to engage in certain activities that might be beneficial to our stockholders. See “Business - Regulatory and Compliance Matters.”

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In addition, acts of serious fraud in the asset management industry and perceived lapses in regulatory oversight, U.S. governmental and regulatory authorities may increase regulatory oversight of our businesses. We may be materially adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules or uncertainty regarding approaches to interpretation or enforcement of new and existing laws or regulations by these governmental authorities and self-regulatory organizations. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become law. The enactment of new laws or regulations could make compliance more difficult and expensive or otherwise affect the manner in which we conduct business.

We may not be able to maintain our current fee structure as a result of industry or investor pressure to reduce fees, or as a result of changes in our business mix, which could have an adverse effect on our revenues and results of operations.

We may not be able to maintain our current fee structure as a result of industry or investor pressure to reduce fees or as a result of changes in our business mix. For example, in January 2016, we and the FSC board of directors made a decision to permanently reduce the base management fee on FSC’s total gross assets (excluding cash and cash equivalents) from 2.00% to 1.75%. In addition, on March 20, 2017 Fifth Street Management entered into a new investment advisory agreement with FSC that changes the structure of the subordinated incentive fee on income to impose a total return hurdle provision and reduce the “preferred return.” Although our investment management fees vary from product to product, historically we have competed primarily on the basis of our performance and not on the level of our investment fees relative to those of our competitors. In recent years, however, there has been a general trend toward lower fees in the investment management industry. In order to maintain our fee structure in a competitive environment, we must be able to continue to provide clients with investment returns and service that incentivize our investors to pay our fees. We cannot assure you that we will succeed in providing investment returns and service that will allow us to maintain our current fee structure with our funds. Any failure to maintain the current fee structure with our funds or ability to enter into new advisory arrangements at attractive fee structures could have a material adverse effect on our business, financial condition and results of operations.

The board of directors of each BDC we manage must make certain findings as to the reasonableness of our fees and can renegotiate them annually. Further fee reductions on existing or future new business could have an adverse effect on our revenues and results of operations.

The investment management industry faces substantial litigation risks which could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us.

We depend to a large extent on our network of relationships and on our reputation in order to attract and retain investors and clients. If an investor or client is not satisfied with our products or services, such dissatisfaction, especially communicated to others, may be more damaging to our business than to other types of businesses. We make investment decisions on behalf of our clients that could result in substantial losses to them. If our investors and/or clients suffer significant losses, or are otherwise dissatisfied with our services, we could be subject to the risk of legal liabilities or actions alleging negligent misconduct, breach of fiduciary duty, breach of contract, unjust enrichment or fraud. These risks are often difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time, even after an action has been commenced. We may incur significant legal expenses in defending against litigation from our investors or otherwise. Substantial legal liability or significant regulatory action against us could cause significant reputational harm to us and could materially adversely affect our business, financial condition or results of operations.

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Our failure to comply with guidelines set by our clients, the boards of our BDCs or regulators could result in damage awards against us and a loss of assets under management, either of which could cause our earnings to decline.

As an investment adviser, we have a fiduciary duty to our clients. When clients retain us to manage assets on their behalf, they may specify certain guidelines regarding investment allocation and strategy that we are required to follow in the management of their portfolios. In addition, the boards of the BDCs we manage have established similar guidelines regarding the investment of assets in those funds. We are also required to invest the BDCs’ assets in accordance with limitations under the 1940 Act and applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code. Our failure to comply with these guidelines and other limitations could result in losses to a client or an investor in a fund, as the case may be, who could seek to recover damages from us or could result in the client withdrawing its assets from our management or the fund terminating our management agreement. Any of these events could harm our reputation and cause our earnings to decline significantly.

Risks Relating to Our Business Development Companies and Other Funds

Changes in interest rates may affect the cost of capital and net investment income for our BDCs.

General interest rate fluctuations and changes in credit spreads on floating rate loans may have a substantial negative impact on the Fifth Street BDCs’ investments and investment opportunities and, accordingly, may have a material adverse effect on their rate of return on invested capital, their net investment income, their net asset value and the market price of their common stock. The majority of the Fifth Street BDCs’ debt investments have variable interest rates that reset periodically based on benchmarks such as LIBOR and the prime rate, so an increase in interest rates from their historically low present levels may make it more difficult for their portfolio companies to service their obligations under the debt investments that they will hold. In addition, any such increase in interest rates would make it more expensive to use debt to finance the Fifth Street BDCs’ investments. Decreases in credit spreads on debt that pays a floating rate of return would have an impact on the income generation of their floating rate assets. Trading prices for debt that pays a fixed rate of return tend to fall as interest rates rise. Trading prices tend to fluctuate more for fixed rate securities that have longer maturities. Although we have no policy governing the maturities of the Fifth Street BDCs’ investments, under current market conditions we expect that they will invest in a portfolio of debt generally having maturities of up to seven years. This means that the Fifth Street BDCs will be subject to greater risk (other things being equal) than an entity investing solely in shorter-term securities.

Because our BDCs borrow to fund their investments, a portion of their net investment income may be dependent upon the difference between the interest rate at which they borrow funds and the interest rate at which they invest these funds. Portions of the Fifth Street BDCs investment portfolio and borrowings have floating rate components. As a result, a significant change in market interest rates could have a material adverse effect on the Fifth Street BDCs’ net investment income and our management fees. In periods of rising interest rates, the Fifth Street BDCs’ cost of funds could increase, which would reduce the Fifth Street BDCs’ net investment income and our management fees. The Fifth Street BDCs may hedge against such interest rate fluctuations by using standard hedging instruments, such as interest rate swap agreements, futures, options and forward contracts, subject to applicable legal requirements, including without limitation, all necessary registrations (or exemptions from registration) with the CFTC. These activities may limit the Fifth Street BDCs’ ability to participate in the benefits of lower interest rates with respect to the hedged borrowings. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the business, financial condition and results of operations of the Fifth Street BDCs, which would have a negative impact on our revenues, net income and cash flows. For example, a substantial portion of the Fifth Street BDCs’ debt investments have variable interest rates that reset periodically based on benchmarks such as the London-Interbank Offered Rate, or LIBOR, and prime rate. As a result, significant increases in such benchmarks in the future would make it more difficult for these borrowers to service their obligations under the debt investments that we hold, which could have a negative impact on the Fifth Street BDCs’ net investment income and our management fees.

A significant portion of each of the Fifth Street BDCs’ investment portfolios is and will continue to be recorded at fair value as determined in good faith by each BDC’s respective board of directors and, as a result, there is and will continue to be uncertainty as to the value of the portfolio investments of the Fifth Street BDCs.

Under the 1940 Act, BDCs are required to carry portfolio investments at market value or, if there is no readily available market value, at fair value as determined by the board of directors of such BDC. Typically, there is not a public market for the securities of the privately held companies in which the Fifth Street BDCs have invested and will generally continue to invest. As a result, each of the Fifth Street BDCs values these securities quarterly at fair value as determined in good faith by their respective board of directors.

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Certain factors that may be considered in determining the fair value of investments of the Fifth Street BDCs include the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to comparable publicly-traded companies, discounted cash flow and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, a determination of fair value by a Fifth Street BDC may differ materially from the values that would have been used if a ready market for these securities existed. In addition, any investments that include original issue discount or PIK interest may have unreliable valuations because their continuing accruals require ongoing judgments about the collectability of their deferred payments and the value of their underlying collateral. As a result, the value for certain assets may never be realized, which may materially adversely affect the Fifth Street BDCs’ investment performance and their results of operations, which in turn may have a material adverse effect on our revenues, net income and cash flows.

Certain of the recently settled claims in the legal proceedings described under the heading “Legal Proceedings” relate to the valuation of the Fifth Street BDC’s investment portfolios. See Item 3. Legal Proceedings in this Annual Report on Form 10-K for additional information concerning these lawsuits.

Market values of debt instruments and publicly-traded securities that the Fifth Street Funds hold as investments may be volatile.

The market prices of debt instruments and publicly-traded securities held by the Fifth Street Funds may be volatile and are likely to fluctuate due to a number of factors beyond their or our control, including actual or anticipated changes in the profitability of the issuers of such securities, general economic, social or political developments, changes in industry conditions, changes in government regulation, shortfalls in operating results from levels forecast by securities analysts, inflation and rapid fluctuations in inflation rates, the general state of the securities markets and other material events, such as significant management changes, financings, refinancings, securities issuances, realized and unrealized losses, acquisitions and dispositions. The value of publicly-traded securities in which the Fifth Street Funds invest may be particularly volatile as a result of these factors. In addition, debt instruments that are held by the Fifth Street Funds to maturity or for long terms must be “marked-to-market” periodically, and their values are therefore vulnerable to interest rate fluctuations and the changes in the general state of the credit environment, notwithstanding their underlying performance. Changes in the values of these investments may adversely affect the Fifth Street Funds’ investment performance and its results of operations, which in turn may have a material adverse effect on our revenues, net income and cash flows.

Substantially all of the assets of the Fifth Street BDCs are subject to security interests under secured credit facilities or, in the case of certain assets of FSC, subject to a superior claim over its stockholders by the U.S. Small Business Administration and, if a Fifth Street BDC defaults on its obligations under the facilities or with respect to SBA-guaranteed debentures, it may suffer adverse consequences, including foreclosure on its assets.

As of December 31, 2016, substantially all of the assets of the Fifth Street BDCs were pledged as collateral under their credit facilities or, in the case of certain assets of FSC, subject to a superior claim over its stockholders by the SBA. If a Fifth Street BDC defaults on its obligations under these facilities or SBA-guaranteed debentures, as may be applicable, the lenders and/or the SBA may have the right to foreclose upon and sell, or otherwise transfer, the collateral subject to their security interests or their superior claim. In such event, such Fifth Street BDC may be forced to sell its investments to raise funds to repay its outstanding borrowings in order to avoid foreclosure and these forced sales may be at times and at prices it would not consider advantageous. Moreover, such deleveraging of the BDC could significantly impair its ability to effectively operate its business in the manner in which it has historically operated. As a result, it could be forced to curtail or cease new investment activities and lower or eliminate the distributions that it has historically paid to its stockholders. In addition, if the lenders exercise their right to sell the assets pledged under such Fifth Street BDC’s credit facilities, such sales may be completed at distressed sale prices, thereby diminishing or potentially eliminating the amount of cash available to the BDC after repayment of the amounts outstanding under the credit facilities, which could adversely affect the timing of payments to us.

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A Fifth Street BDC’s failure to qualify or remain qualified as a RIC would subject it to U.S. federal income tax and would adversely affect its, and in turn, our financial results.

Our BDCs have each elected to be treated for U.S. federal income tax purposes as a regulated investment company, or RIC, under Subchapter M of the Code. A BDC treated as a RIC generally will not have to pay corporate-level federal income taxes on any net ordinary income and realized net capital gains that are distributed to its stockholders if it meets certain source-of-income, income distribution, asset diversification and other requirements imposed under the Code. If a BDC were to fail to meet one or more of these requirements and such BDC were unable to correct such failure or failures under applicable statutory cure provisions, such BDC generally would be required to pay corporate-level federal income taxes on its taxable net income, regardless of whether such net income were distributed to its stockholders. As a result, a loss of RIC status by one of our BDCs would have a negative impact on such BDC’s business and financial results, and therefore a negative impact on our revenues, net income and cash flows. The RIC qualification status of our BDCs is actively monitored by our personnel and professional advisors, and it is expected that each BDC qualifies and will continue to qualify as a RIC. However, the RIC requirements require an analysis of a variety of facts about each BDC on an ongoing basis, and there can be no assurance that any of our BDCs will not cease to qualify as a RIC at some point in the future.

Regulations governing the operation of FSC and FSFR as BDCs affect their ability to raise, and the way in which they raise, additional capital and a failure on the part of the Fifth Street BDCs to maintain their qualifications as BDCs would significantly reduce their operating flexibility.

As BDCs, FSC and FSFR operate as highly regulated businesses within the provisions of the 1940 Act. Many of the regulations governing BDCs have not been modernized as part of other securities laws amendments and restrict, among other things, leverage incurrence, co-investments and other joint or principal transactions with other entities within Fifth Street and the Fifth Street Funds. Certain legislation has been proposed to address some of these issues, but there can be no assurance that such legislation will be enacted. We and certain of the Fifth Street Funds are restricted from engaging in certain transactions with FSC and FSFR and their respective subsidiaries.

As BDCs under the 1940 Act, FSC and FSFR may issue preferred stock, debt securities and borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, each of the Fifth Street BDCs is permitted to issue senior securities only in amounts such that its asset coverage, as defined in the 1940 Act, equals at least 200% after each issuance of senior securities (subject, in the case of FSC, to certain exemptive relief granted with respect to its SBIC subsidiaries). If the value of their assets decline, they may be unable to satisfy this test. If that happens, they may be required to sell a portion of their investments and, depending on the nature of their leverage, repay a portion of their indebtedness at a time when such sales may be disadvantageous. There is pending legislation to lessen the asset coverage test, but there can be no assurance that such legislation will be enacted.

BDCs may issue and sell common stock at a price below net asset value per share only in limited circumstances, one of which is during the one-year period after stockholder approval. The stockholders of each of FSC and FSFR have, in the past, approved such a proposal. FSC and FSFR may again ask their stockholders for such approvals in the future. There can be no assurance that such approvals will be obtained. As of December 31, 2016, both FSC and FSFR’s common stock was trading below net asset value per share. If FSC and FSFR are not able to grow through public or private offerings of their common stock, we may not be able to increase our AUM at such companies or the revenues earned from such companies.

If either of the Fifth Street BDCs fails to continuously qualify as a BDC, such BDC might be subject to regulation as a registered closed-end investment company under the 1940 Act, which would significantly decrease its operating flexibility. In addition, failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against such BDC, which could have a material adverse effect on us. See “Business — Our Investment Vehicles — Business Development Companies” and “Business — Regulatory and Compliance Matters — SEC Regulation.”

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There are significant potential conflicts of interest that could adversely impact investment returns of the Fifth Street BDCs.

Fifth Street Management has adopted, and the board of directors of each of FSC and FSFR has approved, an investment allocation policy that governs the allocation of investment opportunities among the investment funds managed by Fifth Street Management and its affiliates. To the extent an investment opportunity is appropriate for one of the BDCs or any other investment fund managed by our affiliates, and co-investment is not possible, Fifth Street Management will adhere to its investment allocation policy in order to determine to which entity to allocate the opportunity. Any such opportunity will be allocated first to the entity whose investment strategy is the most consistent with the opportunity being allocated, and second, if the terms of the opportunity are consistent with more than one entity’s investment strategy, on an alternating basis. Although our investment professionals will endeavor to allocate investment opportunities in a fair and equitable manner, either of FSC, FSFR or another fund that we manage could be adversely affected to the extent investment opportunities are allocated among the investment vehicles managed or sponsored by, or affiliated with, our executive officers, directors and Fifth Street Management. There is no guarantee that Fifth Street Management will make the correct decision in such allocation.

The 1940 Act prohibits the Fifth Street BDCs from making certain negotiated co-investments with affiliates, unless such BDC receives an order from the SEC permitting it to do so, or in accordance with applicable regulatory guidance and interpretations. Fifth Street Management and certain of its affiliates received an exemptive order from the SEC on September 9, 2014 that permits each of the Fifth Street BDCs to co-invest with other funds managed by Fifth Street Management or its affiliates in negotiated transactions in a manner consistent with its investment objective, positions, policies, strategies and restrictions as well as regulatory requirements (including the terms and conditions of the exemptive order).

Fifth Street Management’s investment allocation policy is also designed to manage and mitigate conflicts of interest associated with the allocation of investment opportunities if one of the Fifth Street BDCs is able to co-invest, either pursuant to SEC interpretive positions or the exemptive order, with other funds managed by Fifth Street Management or its affiliates. Generally, under the investment allocation policy, if a Fifth Street BDC is permitted to co-invest pursuant to the exemptive order, co-investments will be allocated pursuant to the conditions of the exemptive order. If a Fifth Street BDC is able to co-invest pursuant to SEC interpretive positions, generally, under the investment allocation policy, a portion of each opportunity that is appropriate for such BDC and any affiliated fund will be offered to such BDC and such other eligible accounts as determined by Fifth Street Management and generally based on asset class, fund size and liquidity, among other factors. If there is a sufficient amount of securities to satisfy all participants, the securities will be allocated among the participants in accordance with their order size and if there is an insufficient amount of securities to satisfy all participants, the securities will be allocated pro rata based on each participating party’s capital available for investment in the asset class being allocated, up to the amount proposed to be invested by each. Fifth Street Management seeks to treat all clients fairly and equitably such that none receive preferential treatment vis-à-vis the others over time, in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited liquidity, the factors may not result in pro rata allocations or may result in situations where certain funds receive allocations where others do not.

The Fifth Street Funds’ investments in portfolio companies may be risky, and the Fifth Street Funds could lose all or part of their investments.

The companies in which the Fifth Street Funds invest are typically highly leveraged, and, in most cases, the Fifth Street Funds’ investments in such companies are not rated by any rating agency. If such investments were rated, we believe that they would likely receive a rating from a nationally recognized statistical rating organization of below investment grade (i.e., below BBB- by S&P or Baa by Moody’s), which is often referred to as “high yield” and “junk”. Exposure to below investment grade securities involves certain risks, and those securities are viewed as having predominately speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Investing in small and mid-sized companies involves a number of significant risks. Among other things, these companies:

•	may have limited financial resources, may have limited or negative EBITDA and may be unable to meet their obligations under their debt instruments that the Fifth Street Funds hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees from subsidiaries or affiliates of the Fifth Street Funds’ portfolio companies that they may have obtained in connection with their investments, as well as a corresponding decrease in the value of the equity components of the Fifth Street Funds’ investments;

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•	may have shorter operating histories, narrower product lines, smaller market shares and/or significant customer concentrations than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	may operate in regulated industries and/or provide services to federal, state or local governments, or operate in industries that provide services to regulated industries or federal, state or local governments, any of which could lead to delayed payments for services or subject the company to changing payment and reimbursement rates or other terms;

•	may not have collateral sufficient to pay any outstanding interest or principal due to the Fifth Street Funds in the event of a default by these companies;

•	are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the Fifth Street Funds’ portfolio companies and, in turn, on the Fifth Street Funds;

•	may have difficulty accessing the capital markets to fund capital needs, which may limit their ability to grow or repay outstanding indebtedness at maturity;

•	generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and

•	generally have less publicly available information about their businesses, operations and financial condition.

If the Fifth Street Funds are unable to uncover all material information about these companies, the Fifth Street Funds may not make a fully informed investment decision, and as a result may lose part or all their investment. In addition, in the course of providing significant managerial assistance to certain of the Fifth Street BDCs’ portfolio companies, certain of our officers and directors may serve as directors on the boards of such companies. To the extent that litigation arises out of the Fifth Street Funds’ investments in these companies, our officers and directors may be named as defendants in such litigation, which could result in an expenditure of funds (through the Fifth Street Funds’ indemnification of such officers and directors) and the diversion of management time and resources.

An investment strategy focused primarily on privately held companies presents certain challenges, including the lack of available information about these companies.

The Fifth Street Funds invest primarily in privately held companies. Generally, little public information exists about these companies, including typically a lack of audited financial statements and ratings by third parties. The Fifth Street Funds must therefore rely on our ability to obtain adequate information to evaluate the potential risks of investing in these companies. These companies and their financial information may not be subject to the Sarbanes-Oxley Act and other rules that govern public companies. If the Fifth Street Funds are unable to uncover all material information about these companies, the Fifth Street Funds may not make a fully informed investment decision, and the Fifth Street Funds may lose money on our investments. These factors could affect the investment return of the Fifth Street Funds and, in turn, affect our results of operations.

If the Fifth Street Funds make unsecured debt investments, they may lack adequate protection in the event their portfolio companies become distressed or insolvent and they will likely experience a lower recovery than more senior debtholders in the event their portfolio companies defaults on their indebtedness.

The Fifth Street Funds have made, and may in the future make, unsecured debt investments in portfolio companies. Unsecured debt investments are unsecured and junior to other indebtedness of the portfolio company. As a consequence, the holder of an unsecured debt investment may lack adequate protection in the event the portfolio company becomes distressed or insolvent and will likely experience a lower recovery than more senior debtholders in the event the portfolio company defaults on its indebtedness. In addition, unsecured debt investments of small and mid-sized companies are often highly illiquid and in adverse market conditions may experience steep declines in valuation even if they are fully performing. These factors could affect the investment return of the Fifth Street Funds and, in turn, affect our results of operations.

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The lack of liquidity in the Fifth Street Funds’ investments may adversely affect their businesses.

The Fifth Street Funds invest, and will continue to invest, in companies whose securities are not publicly-traded, and whose securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly-traded securities. In fact, all of the Fifth Street Funds’ assets may be invested in illiquid securities. The illiquidity of these investments may make it difficult for the Fifth Street Funds to sell these investments when desired. In addition, if any the Fifth Street Funds are required to liquidate all or a portion of its portfolio quickly, such fund may realize significantly less than the value at which it had previously recorded these investments. The Fifth Street Funds’ investments are usually subject to contractual or legal restrictions on resale or are otherwise illiquid because there is usually no established trading market for such investments. The illiquidity of most of the Fifth Street Funds’ investments may make it difficult for the Fifth Street Funds to dispose of them at a favorable price, and, as a result, the Fifth Street Funds may suffer losses, which could affect our results of operations.

The Fifth Street Funds may not have the funds or ability to make additional investments in their portfolio companies.

After an initial investment in a portfolio company, the Fifth Street Funds may be called upon from time to time to provide additional funds to such company or have the opportunity to increase their investments through the exercise of a warrant to purchase common stock. There is no assurance that the Fifth Street Funds will make, or will have sufficient funds to make, follow-on investments. Any decisions not to make a follow-on investment or any inability on the Fifth Street Funds’ part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for such fund to increase its participation in a successful operation or may reduce the expected yield on the investment, any of which could affect our results of operations.

The Fifth Street Funds’ portfolio companies may incur debt that ranks equally with, or senior to, the funds’ investments in such companies.

The Fifth Street Funds invest primarily in first lien, second lien and subordinated debt issued by small and mid-sized companies. The Fifth Street Funds’ portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which the Fifth Street Funds invest. By their terms, such debt instruments may entitle the holders to receive payments of interest or principal on or before the dates on which the Fifth Street Funds are entitled to receive payments with respect to the debt instruments in which the Fifth Street Funds invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to the Fifth Street Funds’ investment in that portfolio company would typically be entitled to receive payment in full before the Fifth Street Funds receive any distribution. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to the Fifth Street Funds. In the case of debt ranking equally with debt instruments in which the Fifth Street Funds invest, such funds would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company. Any of these circumstances could indirectly have a material adverse effect on our business, financial condition and results of operations.

We generally do not, and do not expect to, control our portfolio companies.

The Fifth Street Funds do not, and do not expect to, control most of their portfolio companies, even though the Fifth Street Funds may have board representation or board observation rights, and the Fifth Street Funds’ debt agreements may contain certain restrictive covenants. As a result, the Fifth Street Funds are subject to the risk that a portfolio company in which they invest may make business decisions with which the Fifth Street Funds disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve the Fifth Street Funds’ interests as a debt investor. Due to the lack of liquidity for the Fifth Street Funds’ investments in non-traded companies, the Fifth Street Funds may not be able to dispose of their interests in portfolio companies as readily as such funds would like or at an appropriate valuation. As a result, a portfolio company may make decisions that could decrease the value of the Fifth Street Funds’ portfolio holdings, having a negative effect on our results of operations.

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Defaults by the Fifth Street Funds’ portfolio companies would harm the Fifth Street Funds’ operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by the Fifth Street Funds or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that the Fifth Street Funds hold. Such funds may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company. In addition, our funds may write down the value of a portfolio company investment upon the worsening of the financial condition of the portfolio company or in anticipation of a default. Any of these circumstances could indirectly have a material adverse effect on our business, financial condition and results of operations.

Dependence on leverage by certain of the Fifth Street Funds and by the Fifth Street Funds’ portfolio companies subjects us to volatility and contractions in the debt financing markets and could adversely affect the Fifth Street Funds’ ability to achieve attractive rates of return on those investments.

The Fifth Street Funds and their portfolio companies currently rely on the use of leverage, and our ability to achieve attractive rates of return on investments will depend on our ability to access sufficient sources of indebtedness at attractive rates. If the Fifth Street Funds or the companies in which the Fifth Street Funds invest raise capital in the structured credit, leveraged loan and high yield bond markets, the results of their operations may suffer if such markets experience dislocations, contractions or volatility. Any such events could adversely impact the availability of credit to businesses generally and could lead to an overall weakening of the U.S. and global economies. Any economic downturn could adversely affect the financial resources of the Fifth Street Funds and their investments (in particular those investments that depend on credit from third parties or that otherwise participate in the credit markets) and their ability to make principal and interest payments on, or refinance, outstanding debt when due. Moreover, these events could affect the terms of available debt financing with, for example, higher interest rates, higher equity requirements and/or more restrictive covenants.

The absence of available sources of sufficient debt financing for extended periods of time or an increase in either the general levels of interest rates or in the risk spread demanded by sources of indebtedness would make it more expensive to finance those investments. Certain investments may also be financed through borrowings on fund-level debt facilities, which may or may not be available for a refinancing at the end of their respective terms. Finally, the interest payments on the indebtedness used to finance the Fifth Street Funds’ investments are generally deductible expenses for income tax purposes, subject to limitations under applicable tax law and policy. Any change in such tax law or policy to eliminate or substantially limit these income tax deductions, as has been discussed from time to time in various jurisdictions, would reduce the after-tax rates of return on the affected investments, which may have an adverse impact on our businesses and financial results.

Similarly, the Fifth Street Funds’ portfolio companies regularly utilize the corporate debt markets to obtain additional financing for their operations. The Fifth Street Funds’ portfolio companies are typically highly leveraged. Those that have credit ratings are typically non-investment grade and those that do not have credit ratings would likely be non-investment grade if they were rated. If the credit markets render such financing difficult to obtain or more expensive, this may negatively impact the operating performance of those portfolio companies and, therefore, the investment returns of the Fifth Street Funds. In addition, if the markets make it difficult or impossible to refinance debt that is maturing in the near term, some of the Fifth Street Funds’ portfolio companies may be unable to repay such debt at maturity and may be forced to sell assets, undergo a recapitalization or seek bankruptcy protection. Any of the foregoing circumstances could have a material adverse effect on our business, results of operations and financial condition.

The Fifth Street Funds may choose to use leverage as part of their respective investment programs. Substantially all of the investments held by our CLOs are financed by the issuance of senior secured and subordinated notes. Below is a summary of leverage utilized by our BDCs as of December 31, 2016 (dollars in thousands):

Fifth Street BDC	Total Debt	Net Asset Value	Total Debt as a % of Net Asset Value	BDC Asset Coverage Ratio
FSC (1)	$1,070,599	$1,030,272	103.9%	217.4%
FSFR	$249,815	$319,924	78.1%	224.7%

(1) FSC has received exemptive relief from the SEC to exclude debentures issued by the Small Business Administration from the definition of senior securities in the 200% asset coverage test under the 1940 Act, which allows greater flexibility under the test.

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The use of leverage poses a significant degree of risk and enhances the possibility of a significant loss to investors. A fund may borrow money from time to time to make investments or may enter into derivative transactions with counterparties that have embedded leverage. The interest expense and other costs incurred in connection with such borrowing may not be recovered by returns on such investments and may be lost, and the timing and magnitude of such losses may be accelerated or exacerbated, in the event of a decline in the market value of such investments. Gains realized with borrowed funds may cause the fund’s net asset value to increase at a faster rate than would be the case without borrowings. However, if investment results fail to cover the cost of borrowings, the fund’s net asset value could also decrease faster than if there had been no borrowings. In addition, as BDCs regulated under the 1940 Act, FSC and FSFR are each permitted to issue senior securities in amounts such that its asset coverage ratio equals at least 200% after each issuance of senior securities (subject, in the case of FSC, to certain exemptive relief granted with respect to its SBIC subsidiaries). Each of FSC’s and FSFR’s ability to pay dividends may be restricted if its asset coverage ratio falls below at least 200% and any amounts that it uses to service its indebtedness are not available for dividends to its common stockholders. An increase in interest rates could also decrease the value of fixed rate debt investments that the Fifth Street Funds make. Any of the foregoing circumstances could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to our Class A Common Stock

The market price and trading volume of our Class A common stock has been extremely volatile, which could result in rapid and substantial losses for our stockholders.

The market price of our Class A common stock has been and may continue to be highly volatile and subject to wide fluctuations. Between January 1, 2016 and December 31, 2016, the sales price of Class A common stock has fluctuated from a low of $1.31 to a high of $7.75 per share. In addition, the trading volume on our Class A common stock may fluctuate and cause significant price variations to occur. If the market price of our Class A common stock declines significantly, you may be unable to resell your shares of Class A common stock at or above your purchase price, if at all. We cannot assure you that the market price of our Class A common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of our Class A common stock, or result in fluctuations in the price or trading volume of our Class A common stock, include:

•	variations in our quarterly operating results;

•	failure to meet our earnings estimates;

•	publication of research reports about us or the investment management industry, or the failure of securities analysts to cover our Class A common stock;

•	departures of our Principals or additions/departures of other key personnel;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	actions by stockholders;

•	material changes in market valuations of similar companies;

•	actual or anticipated poor performance in our underlying investment strategies;

•	changes or proposed changes in laws or regulation, or differing interpretations thereof, affecting our business, or enforcement of these laws and regulations, or announcements relating to these matters;

•	adverse publicity about the investment management industry, generally, or individual scandals specifically;

•	litigation and governmental investigations; and

•	general market and economic conditions.

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The market price of our Class A common stock may decline due to the potential for future sales of our Class A common stock on the exchange of Holdings LP Interests.

The market price of our Class A common stock could decline as a result of sales of a large number of shares of our Class A common stock by us or the exchange of Holdings LP Interests by the Holdings Limited Partners (such exchanges to be permitted at specified quarterly exchange dates beginning November 4, 2016), or the perception that such sales or exchanges could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to raise additional capital by selling equity securities in the future, at a time and price that we deem appropriate.

As of December 31, 2016, we had a total of 6,602,374 shares of our Class A common stock outstanding. All of the 6,602,374 shares of our Class A common stock outstanding as of such date are freely tradeable without restriction or further registration under the Securities Act by persons other than our “affiliates.”

Pursuant to the terms of an Exchange Agreement that we entered into at the time of our initial public offering, the Holdings Limited Partners may from time to time, beginning two years after our initial public offering, exchange their Holdings LP Interests for shares of our Class A common stock on a one-for-one basis. As of December 31, 2016, the Holdings Limited Partners beneficially own 44,000,000 Holdings LP Interests in the aggregate, which will be exchangeable for 44,000,000 shares of our Class A common stock in the aggregate, subject to certain limits.

Pursuant to a resale and registration rights agreement with the Holdings Limited Partners, we have agreed to use our reasonable best efforts to file registration statements from time to time for the sale of the shares of our Class A common stock, including Class A common stock which is deliverable upon exchange of Holdings LP Interests.

In addition, as of December 31, 2016, 7,500,000 shares of Class A common stock are reserved for issuance under our 2014 Omnibus Incentive Plan. From January 1, 2016, and ending on and including January 1, 2024, the foregoing share reserve amount may be increased by a number of shares of our Class A common stock equal to the positive difference, if any, of (x) 15% of the aggregate number of Class A common stock (including partnership interests exchangeable into Class A common stock) outstanding on the last day of the prior year minus (y) the total number of shares of Class A common stock available for issuance on such last day (or such lesser amount as determined by the Compensation Committee). As of December 31, 2016, we have options outstanding with respect to 1,558,013 shares of our Class A common stock and unvested restricted stock units with respect to 805,037 shares of Class A common stock. Upon the exercise of outstanding options and vesting of outstanding restricted stock units, shares of our Class A common stock will be issued and become eligible for sale in the public market in the future, subject to certain legal and contractual restrictions.

We cannot predict the size of future issuances of our Class A common stock or the effect, if any, that future issuances and sales of shares of our Class A common stock may have on the market price of our Class A common stock. Sales or distributions of substantial amounts of our Class A common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our Class A common stock to decline.

The requirements of being a public entity and generating growth may strain our resources.

As a newly public entity, we are subject to the rules and requirements of the SEC, the Sarbanes-Oxley Act, the Dodd-Frank Act, the Public Company Accounting Oversight Board, or the PCAOB, and NASDAQ, each of which imposes additional reporting and other obligations on public companies. These requirements may place a strain on our systems and resources. For example, the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that we file annual, quarterly and current reports with respect to our business and financial condition and the Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting, which is discussed below.

We have been and will continue to be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. In addition, generating growth also will require us to commit additional management, operational, and financial resources to identify new professionals to join the firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our businesses, financial condition, results of operations and cash flows. We may incur significant additional annual expenses related to these steps and, among other things, additional directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing, tax and legal fees and similar expenses.

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We have identified material weaknesses in our internal control over financial reporting that, if not properly remediated, could result in material misstatements in our financial statements in future periods.

Management identified the following material weaknesses that continue to be material weaknesses as of December 31, 2016:

•	We did not maintain sufficient accounting resources with technical accounting knowledge, experience and training in the application of U.S. GAAP and for effective preparation and review of our financial statements.

•	We did not design and maintain effective controls to analyze complex and non-routine transactions or adequately review the accounting and/or disclosure for these transactions. This material weakness was identified as the primary cause of errors relating to the treatment of stock-based compensation and liabilities associated with existing membership units, the consequent improper recording and improper disclosure of certain equity transactions, incorrectly recording expenses reimbursable by our funds on a net basis, as well as the improper accounting of equity method investments.

Because of the material weaknesses described above, management concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2016, based on criteria in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

As of December 31, 2016, management remediated the material weakness previously identified as of December 31, 2015 that we did not design and maintain sufficient controls to evaluate information provided from and accounting conclusions reached by FSC CT LLC, the administrator of the Fifth Street BDCs and our wholly-owned subsidiary, in the determination of Part I fee revenue. This material weakness was identified as the primary cause of the revision for the year ended December 31, 2015 relating to Part I fees, and the consequent improper recording of fee revenue. The steps we took to remediate this material weaknesses included formalizing policies and procedures relating to fee income recognition and the communication of these policies and procedures throughout the organization.

With respect to the remediation of the material weakness related to maintaining sufficient accounting resources with technical accounting knowledge, we have added several senior experienced accounting and financial reporting personnel with higher levels of experience, engaged a nationally recognized public accounting firm to assist on technical accounting matters, outsourced certain accounting and operations activities and reallocated existing internal resources.

With respect to the remediation of the material weakness related to accounting for complex and non-routine accounting transactions, we have taken additional steps, including i) improving the process for the identification of such transactions by senior management, ii) ensuring communication of relevant information to the appropriate personnel, iii) consulting with nationally recognized public accounting firm to assist with our analysis as deemed necessary and iv) formalizing conclusions reached.

Management is committed to improving our internal control processes and believes that the measures described above should be sufficient to remediate the identified material weaknesses and strengthen our internal control over financial reporting. Based on the steps we have taken to date and the continued operating effectiveness of these controls, we expect that the remediation of these material weaknesses will be completed prior to the end of calendar year 2017. We cannot assure you, however, that the steps taken will remediate such weaknesses, nor can we be certain of whether additional actions will be required or the costs of any such actions.

We may need to take additional measures to fully mitigate these issues, and the measures we have taken, and expect to take, to improve our internal controls may not be sufficient to address the issues identified, to ensure that our internal controls are effective or to ensure that the identified material weaknesses or significant deficiencies or other material weaknesses or deficiencies will not result in a material misstatement of our annual or interim financial statements. In addition, other material weaknesses or deficiencies may be identified in the future. If we are unable to correct material weaknesses or deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information accurately and within the time periods specified in the rules and forms of the SEC will be adversely affected, and could result in material misstatements in our financial statements in future periods. This failure could negatively affect the market price and trading liquidity of our Class A common stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties, and generally materially and adversely impact our business and financial condition.

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We are an emerging growth company and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our Class A common stock may be less attractive to investors.

We are an emerging growth company and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies, including an exemption from the auditor attestation requirement of Section 404, a provision allowing us to provide fewer years of financial statements and other financial data and reduced disclosure about executive compensation arrangements. We have elected to adopt these reduced disclosure requirements and the exemption from the auditor attestation requirement available to emerging growth companies. We will remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, although a variety of circumstances could cause us to lose that status earlier. We cannot predict if investors will find our Class A common stock less attractive or discount our trading price as a result of our taking advantage of these exemptions. If some investors find our Class A common stock less attractive as a result of our choices, there may be a less active trading market for our Class A common stock, and the price of our Class A common stock may be more volatile.

We cannot guarantee that our share repurchase program will be fully consummated or that our share repurchase program will enhance long-term shareholder value. Share repurchases could increase the volatility of the price of our Class A common stock.

In May 2015, our Board of Directors authorized a share repurchase program of up to $20.0 million of our Class A common stock. The share repurchase program was reauthorized in May 2016. For the year ended December 31, 2016, we did not make any repurchases under this program. For the year ended December 31, 2015, we repurchased and retired 217,641 and 193,583 shares, respectively, of our Class A common stock at a weighted average price of $8.47 per share pursuant to this program. The share repurchase program could affect the price of our Class A common stock and increase volatility and may be suspended or terminated at any time, which may result in a decrease in the trading price of our stock. For example, the existence of a share repurchase program could cause the price of our Class A common stock to be higher than it would be in the absence of such a program and could potentially reduce the market liquidity for our stock. Additionally, our share repurchase program could diminish our cash reserves, which may impact our ability to finance future growth and to pursue possible future strategic opportunities. There can be no assurance that any share repurchases will enhance stockholder value, including because the market price of our Class A common stock may decline below the levels at which we determine to repurchase our Class A common stock or the existence of short-term share price fluctuations. The amount of stock we are permitted to repurchase is also limited by the terms of our Credit Facility.

We are controlled by the Principals, whose interests may conflict with those of our other stockholders.

As of December 31, 2016, the Principals hold approximately 97.0% of the combined voting power of our common stock. So long as the Principals continue to hold, directly or indirectly, shares of common stock representing more than 50% of the voting power of our common stock, the Principals are able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our amended and restated certificate of incorporation and approval of significant corporate transactions, and have significant control over our management and the Principals’ control may have the effect of delaying or preventing a change in control of our company or discouraging others from making tender offers for our shares, which could prevent stockholders from receiving a premium for their shares. These actions may be taken even if other stockholders oppose them. The interests of the Principals may not always coincide with the interests of other stockholders, and the Principals may act in a manner that advances its best interests and not necessarily those of our other stockholders.

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We are a “controlled company” within the meaning of NASDAQ rules and, as a result, qualify for, and intend to rely on certain of the “controlled company” exemptions from certain NASDAQ corporate governance requirements. Our stockholders will not have the same protections afforded to stockholders of other companies.

Under NASDAQ rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a “controlled company” and have elected not to comply with certain NASDAQ corporate governance requirements. As of December 31, 2016, the Principals held approximately 97.0% of the combined voting power of our common stock. As such we are eligible to take advantage of this “controlled company” exemption. A “controlled company” may elect not to comply with certain NASDAQ corporate governance requirements, including the requirements that (1) a majority of the board of directors consist of independent directors, (2) compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors and (3) director nominees be selected or recommended by a majority of the independent directors or by a nominating committee composed solely of independent directors. We intend to continue to take advantage of these controlled company exemptions. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements.

Anti-takeover provisions in our amended and restated certificate of incorporation and bylaws could discourage a change of control that our stockholders may favor, which could negatively affect the market price of our Class A common stock.

Provisions in our amended and restated certificate of incorporation and bylaws may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our stockholders. For example, our amended and restated certificate of incorporation authorizes the issuance of preferred stock that could be issued by our Board of Directors to thwart a takeover attempt. The market price of our Class A common stock could be adversely affected to the extent that the provisions of our amended and restated certificate of incorporation and bylaws discourage potential takeover attempts that our stockholders may favor.

Risks Relating to Our Structure

Our ability to pay regular dividends to our stockholders is subject to the discretion of our Board of Directors and may be limited by our holding company structure and applicable provisions of Delaware law.

We currently intend to pay cash dividends to the holders of our Class A common stock on a quarterly basis. Our Board of Directors may, in its sole discretion, decrease the amount or frequency of dividends or discontinue the payment of dividends entirely. In addition, as a holding company, we will be dependent upon the ability of our subsidiaries to generate earnings and cash flows and distribute them to us so that we may pay dividends to our stockholders. We expect to cause Fifth Street Holdings to make distributions to its members, including us. However, its ability to make such distributions will be subject to its operating results, cash requirements and financial condition, the applicable provisions of Delaware law which may limit the amount of funds available for distribution to its members, its compliance with covenants and financial ratios related to existing or future indebtedness, and its other agreements with third parties. In addition, each of the companies in the corporate chain must manage its assets, liabilities and working capital in order to meet all of its cash obligations, including the payment of dividends or distributions.

Under the Delaware General Corporation Law, or the DGCL, we may only pay dividends from legally available surplus or, if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Surplus is defined as the excess of a company’s total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. Under the DGCL, our Board of Directors can use the fair value of assets and liabilities, rather than book value, in making this determination. Under the Delaware Revised Uniform Limited Partnership Act, or the Delaware Limited Partnership Act, Fifth Street Holdings may not make a distribution to a partner if, after the distribution, all its liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of our assets. If Fifth Street Holdings were to make such an impermissible distribution, any limited partner who received a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Partnership Act would be liable to Fifth Street Holdings for the amount of the distribution for three years. See “Item 5 — Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Dividend Policy.”

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Our ability to pay taxes and expenses may be limited by our holding company structure and applicable provisions of Delaware law.

As a holding company, we have no material assets other than our ownership of partnership interests of Fifth Street Holdings and will have no independent means of generating revenue. Fifth Street Holdings is treated as a partnership for U.S. federal income tax purposes and, as such, is not be subject to U.S. federal income tax. Instead, for U.S. federal income tax purposes, taxable income is allocated to its partners, including us, pro rata according to the number of partnership interests each owns. Accordingly, we incur U.S. federal income taxes on our proportionate share of any net taxable income of Fifth Street Holdings and also incur expenses related to our operations. We intend to cause Fifth Street Holdings to distribute cash to its members, including us. However, its ability to make such distributions is subject to various limitations described above. If, as a consequence of these various limitations and restrictions, we do not have sufficient funds to pay tax or other liabilities to fund our operations, we may have to borrow funds and thus, our liquidity and financial condition could be materially adversely affected.

We will be required to pay the TRA Recipients most of the tax benefit of any depreciation or amortization deductions we may claim as a result of the tax basis step up we receive in connection with the exchanges of Holdings LP Interests.

Any taxable exchanges by the TRA Recipients of Holdings LP Interests for shares of our Class A common stock and payments under the tax receivable agreement are expected to result in increases in the tax basis in the tangible and intangible assets of Fifth Street Holdings connected with such Holdings LP Interests. The increase in tax basis is expected to reduce the amount of tax that we would otherwise be required to pay in the future, although the Internal Revenue Service, or IRS, might challenge all or part of this tax basis increase, and a court might sustain such a challenge.

The tax receivable agreement that we entered into with the TRA Recipients generally provides that we will pay them 85% of the amount of the cash savings, if any, in U.S. federal, state, local and foreign income tax that we realize (or, under certain circumstances, are deemed to realize) as a result of these increases in tax basis. Assuming no material relevant tax law changes and that we earn sufficient taxable income to realize the full tax benefits of the increased depreciation and amortization of our assets, we expect that the future payments to the TRA Recipients in respect of the sale of Holdings LP Interests will aggregate to $36.0 million. The actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary depending on a number of factors, including the price of our Class A common stock at the time of the purchase, the amount and timing of our income and the tax rates then applicable. Similarly, the tax receivable agreement payments related to the future exchanges will vary based on the timing of the exchanges, the price of the Class A common stock at the time of the exchanges, the extent to which such exchanges are taxable, the amount and timing of our income and the tax rates then applicable. The tax receivable agreement payments related to future exchanges have not been included in the above amounts. We expect that, as a result of the increases in the tax basis of the tangible and intangible assets of Fifth Street Holdings attributable to the exchanged Holdings LP Interests, the payments that we may make to the TRA Recipients will be substantial.

Moreover, if we exercise our right to terminate the tax receivable agreement early, we will be obligated to make an early termination payment to the TRA Recipients, or their transferees, based upon the net present value (based upon certain assumptions in the tax receivable agreement, including the assumption that we would have enough taxable income in the future to fully utilize the tax benefit resulting from any increased tax basis that results from an exchange) of all payments that would be required to be paid by us under the tax receivable agreement. If certain change of control events were to occur, we would be obligated to make payments to the TRA Recipients using certain assumptions and deemed events similar to those used to calculate an early termination payment.

We will not be reimbursed for any payments previously made under the tax receivable agreement if the basis increases described above were successfully challenged by the IRS or another taxing authority. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of our cash tax savings.

Item 1B.	Unresolved Staff Comments

None.

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Item 2.	Properties

We do not own any real estate or other physical properties material to our operations. Our headquarters is located at 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. We lease our headquarters from an entity controlled by Mr. Tannenbaum. See Note 10 - Related Party Transactions to our consolidated financial statements included in this Annual Report on Form 10-K for more information on this lease. Additionally, we currently lease office space that is utilized by our affiliates in Chicago, IL and Miami, FL. We believe that our office facilities are adequate for our business as presently conducted, although we will remain active in evaluating alternative options should the need arise.

Item 3.	Legal Proceedings

Although we may, from time to time, be involved in litigation arising out of our operations in the normal course of business or otherwise, we are currently not a party to any litigation proceedings. We were subject to the litigation proceedings described below and are currently subject to an SEC examination and investigation as described below.

FSC Class-Action Lawsuits

In October and November of 2015, we, our executive officers and FSC were named as defendants in three putative securities class-action lawsuits filed in New York and Connecticut federal courts (and later consolidated in New York). The lawsuits alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 on behalf of a putative class of investors who purchased FSC common stock between July 7, 2014, and February 6, 2015. The lawsuits alleged in general terms that defendants engaged in a purportedly fraudulent scheme designed to artificially inflate the true value of FSC’s investment portfolio and investment income in order to increase our revenue. The plaintiffs sought compensatory damages and attorneys’ fees and costs, among other relief, but did not specify the amount of damages being sought. A lead plaintiff was selected in February 2016, a consolidated complaint similar to the original complaint was filed in April 2016, and a motion to dismiss the consolidated complaint was filed in May 2016. The parties agreed in July to settle the case for $14,050,000, with approximately 99% of the settlement amount to be paid from insurance coverage. Confirmatory discovery was completed in August, and the lead plaintiff filed the proposed settlement with the court in September. On November 9, 2016, the court authorized the parties to send notice to the class and scheduled a fairness hearing for February 16, 2017. No objections or opt-outs to the settlement were received by the deadline. The fairness hearing was held on February 16, 2017 and the proposed settlement was approved and paid. The litigation is now concluded.

FSC proxy litigation

The Company was also named as a defendant in a putative class-action lawsuit filed by a purported stockholder of FSC on January 29, 2016, in the Court of Chancery of the State of Delaware. The case is captioned James Craig v. Bernard D. Berman, et al., C.A. No. 11947-VCG. The defendants in the case were Bernard D. Berman, James Castro-Blanco, Ivelin M. Dimitrov, Brian S. Dunn, Richard P. Dutkiewicz, Byron J. Haney, Sandeep K. Khorana, Todd G. Owens, Douglas F. Ray, Fifth Street Management, FSC, Fifth Street Holdings L.P., and the Company. The complaint alleged that the defendants breached their fiduciary duties to FSC stockholders by, among other things, issuing an incomplete or inaccurate preliminary proxy statement that purportedly attempted to mislead FSC stockholders into voting against proposals to be presented by another shareholder (RiverNorth Capital Management) in a proxy contest in connection with FSC’s 2016 annual meeting. The competing shareholder proposals had sought to elect three director nominees to FSC’s Board of Directors and to terminate the investment advisory agreement between FSC and Fifth Street Management. The complaint also charged that the FSC director defendants breached their fiduciary duties by perpetuating and failing to terminate the investment advisory agreement between FSC and Fifth Street Management and by seeking to entrench themselves as directors and FSAM affiliates as FSC’s manager. The FSAM entities were charged with breaching their duties as alleged controlling persons of FSC and with aiding and abetting the FSC directors’ breaches of duty. The complaint sought, among other things, an injunction preventing FSC and its Board of Directors from soliciting proxies for the 2016 annual meeting until additional disclosures were issued; a declaration that the defendants breached their fiduciary duties by refusing to terminate the FSC investment advisory agreement and by keeping the FSC Board of Directors and Fifth Street Management in place; a declaration that any shares repurchased by FSC after the record date of the 2016 annual meeting would not be considered outstanding shares for purposes of the FSC stockholder approvals sought at the annual meeting; and awarding plaintiff costs and disbursements. The plaintiff moved for expedited proceedings and for a preliminary injunction.

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Defendants opposed plaintiff’s motion for expedited proceedings and moved to dismiss the case. FSC also filed another amendment to the preliminary proxy statement, making additional disclosures relating to issues raised by plaintiff and RiverNorth. On February 16, 2016, plaintiff informed the Delaware court that the basis for his injunction motion had become moot and that he was withdrawing his motions for a preliminary injunction and expedited proceedings. On February 18, 2016, FSC announced that it had entered into an agreement with RiverNorth pursuant to which RiverNorth would withdraw its competing proxy solicitation. Plaintiff later informed the court that his case had become moot, and he moved for a “mootness fee.” On September 23, 2016, the court awarded plaintiff fees and expenses of $350,000. Any potential liabilities related to this matter would be borne by FSC, not the Company. The litigation is now concluded.

FSC shareholder derivative actions

In December 2015 through April 2016, several putative shareholder derivative actions were filed on behalf of FSC in Connecticut federal court and in Connecticut and Delaware state court, naming our executive officers and directors and us as defendants and FSC as the nominal defendant. The underlying allegations in all of the complaints were related, and generally similar, to the allegations in the securities class actions against FSC described above. The Connecticut federal cases were consolidated, and the defendants moved to transfer the cases to New York federal court, which motion was subsequently withdrawn without prejudice in connection with the proposed settlement described below. The Connecticut and Delaware state cases were stayed by consent of the parties while the Connecticut federal court considered the proposed settlement.

The parties signed an agreement in July 2016 to settle the cases. The proposed settlement provided for Fifth Street Management to waive fees charged to FSC in the amount of $1.0 million for each of ten consecutive quarters starting in January 2018 and maintenance of the previously announced decrease in the FSC base management fee from 2% to a maximum of 1.75% of gross assets (excluding cash and cash equivalents) for at least four years, subject to certain specified conditions. The proposed settlement also called for FSC to adopt certain governance and oversight enhancements. We and the defendants further agreed that we would not oppose plaintiffs’ request for an award of $5.1 million in attorneys’ fees and expenses, which was paid from insurance coverage. The plaintiffs conducted confirmatory discovery in August 2016, and, on September 23, 2016, the Connecticut federal court issued an order preliminarily approving the proposed settlement, authorizing the parties to disseminate notice to our stockholders. A fairness hearing was held on December 13, 2016 and the proposed settlement was approved. The Connecticut and Delaware state cases were dismissed in light of such approval.

FSAM class-action lawsuits

The Company was named as a defendant in two putative securities class-action lawsuits filed by purchasers of the Company’s shares. The suits are related to the securities class actions brought by shareholders of FSC, for which Fifth Street Management serves as investment adviser.

The first lawsuit by the Company’s shareholders was filed on January 7, 2016, in the United States District Court for the District of Connecticut and was captioned Ronald K. Linde, etc. v. Fifth Street Asset Management Inc., et al., Case No. 1:16-cv-00025. The defendants are the Company, Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Steven M. Noreika, Wayne Cooper, Mark J. Gordon, Thomas L. Harrison, and Frank C. Meyer. The lawsuit asserts claims under §§ 11, 12(a)(2), and 15 of the Securities Act of 1933, as amended, or the Securities Act, on behalf of a putative class of persons and entities who purchased the Company’s common stock pursuant or traceable to the registration statement issued in connection with the Company’s initial public offering. The complaint alleges that the defendants engaged in a fraudulent scheme and course of conduct to artificially inflate FSC’s assets and investment income and, in turn, the Company’s valuation at the time of its initial public offering, thereby rendering the Company’s initial public offering Registration Statement and Prospectus materially false and misleading. The plaintiffs have not quantified their claims for relief.

On February 25, 2016, the court granted the Company’s unopposed motion to transfer the case to the United States District Court for the Southern District of New York, where the case could be coordinated as appropriate with the securities class actions filed by FSC shareholders. On April 22, 2016, the court appointed Kieran and Susan Duffy as lead plaintiffs and the law firm of Glancy Prongay & Murray LLP as lead counsel. Lead plaintiffs filed an amended complaint on June 13, 2016.

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On March 7, 2016, the other putative class action by the Company’s shareholders was filed in the United States District Court for the Southern District of New York. The defendants were the same as in the Linde case, and the complaint was a virtual clone of the original Linde complaint. The Trupp plaintiff voluntarily dismissed her case before lead plaintiffs and lead counsel were appointed in the Linde case.

Following an agreed mediation, and as previously disclosed in the Company’s Form 8-K filed on August 4, 2016, the parties in the Linde case signed an agreement to settle the action for $9,250,000, which was covered by insurance proceeds. The proposed settlement was subject to lead plaintiffs’ completion of additional discovery and approval by the court after notice has been sent to the settlement class. Lead plaintiffs completed the additional discovery and decided to proceed with the proposed settlement. The parties submitted the proposed settlement to the court on September 23, 2016, and asked the court to enter an order certifying the putative class for settlement purposes, authorizing dissemination of notice of the settlement to potential class members, and scheduling a fairness hearing on the proposed settlement. On November 9, 2016, the court entered the proposed order and scheduled the fairness hearing for February 16, 2017. The fairness hearing was held on February 16, 2017 and the proposed settlement was approved. The litigation is now concluded.

SEC Examination and Investigation

On March 23, 2016, the Division of Enforcement of the SEC sent document subpoenas and document preservation notices to us, FSC, FSCO GP LLC - General Partner of FSOF and FSFR. The subpoenas sought production of documents relating to a variety of issues, including those raised in an ordinary-course examination of Fifth Street Management by the SEC’s Office of Compliance Inspections and Examinations that began in October 2015, and in the FSC and FSAM securities class actions and FSC derivative actions discussed above. The subpoenas were issued pursuant to a formal order of private investigation captioned In the Matter of the Fifth Street Group of Companies, No. HO-12925, dated March 23, 2016, which addresses (among other things) (i) the valuation of FSC’s portfolio companies and investments, (ii) the expenses allocated or charged to FSC and FSFR, (iii) FSOF’s trading in the securities of publicly traded business development companies, (iv) statements to the Board, other representatives of pooled investment vehicles, investors, or prospective investors concerning the fair value of FSC’s portfolio companies or investments as well as expenses allocated or charged to FSC and FSFR, (v) various issues relating to adoption and implementation of policies and procedures under the Advisers Act, (vi) statements and/or potential omissions in the entities’ SEC filings, (vii) the entities’ books, records, and accounts and whether they fairly and accurately reflected the entities’ transactions and dispositions of assets, and (viii) several other issues relating to corporate books and records. The formal order cites various provisions of the Securities Act, the Exchange Act and the Advisers Act, as well as rules promulgated under those Acts, as the bases of the investigation. The subpoenaed Fifth Street entities are cooperating with the Division of Enforcement investigation, have been producing requested documents, and have been communicating with Division of Enforcement personnel.

Item 4.	Mine Safety Disclosures

Not applicable.

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Price Range of Class A Common Stock

Our Class A common stock is listed for trading on the NASDAQ Global Select Market under the symbol “FSAM.” As of December 31, 2016, there were two record holders of our Class A common stock and two record holders of our Class B common stock. These numbers do not include stockholders who hold their shares through one or more intermediaries, such as banks, brokers or depositories.

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The following table sets forth the quarterly high and low sales prices of our Class A common stock on the NASDAQ Global Select Market for the period from January 1, 2015 through December 31, 2016:

	High	Low
Fiscal year ended December 31, 2016
First quarter	$4.60	$1.31
Second quarter	$4.77	$2.97
Third quarter	$6.85	$3.57
Fourth quarter	$7.75	$4.60
Fiscal year ended December 31, 2015
First quarter	$14.50	$11.01
Second quarter	$11.49	$8.63
Third quarter	$10.40	$7.02
Fourth quarter	$8.02	$3.25

Dividend Policy

We expect to pay dividends to holders of our Class A common stock, on a quarterly basis, of substantially all of our allocable share of Fifth Street Holdings’ distributable earnings, net of applicable corporate taxes and amounts payable under the tax receivable agreement, in excess of amounts determined to be necessary or appropriate to be retained by Fifth Street Holdings or its subsidiaries to provide for the conduct of our businesses, to make appropriate investments in our businesses and our funds, to comply with the terms of our debt instruments, other agreements or applicable law or to provide for future distributions to us and the Holdings Limited Partners for any ensuing quarter. We intend to fund our dividends from our portion of distributions made to us by Fifth Street Holdings which, in turn, will fund its distributions to us from distributions that it receives from its subsidiaries. The Class B common stock does not entitle its holders to any cash dividends in their capacity as holders of Class B common stock.

The following table reflects the dividends per share that we have declared on our Class A common stock for the years ended December 31, 2016 and December 31, 2015:

Date Declared	Record Date	Payment Date	Amount per Share	Cash Distribution
March 14, 2016	March 31, 2016	April 15, 2016	$0.10	$0.6 million
May 11, 2016	June 30, 2016	July 15, 2016	0.10	0.6 million
August 10, 2016	September 30, 2016	October 14, 2016	0.10	0.7 million
November 9, 2016	December 30, 2016	January 13, 2017	0.125	0.8 million
Total for the year ended December 31, 2016			$0.425	$2.7 million

January 15, 2015	March 31, 2015	April 15, 2015	$0.30	$1.8 million
May 11, 2015	June 30, 2015	July 15, 2015	0.17	1.0 million
August 10, 2015	September 30, 2015	October 15, 2015	0.17	1.0 million
November 23, 2015	December 31, 2015	January 15, 2016	0.17	1.0 million
Total for the year ended December 31, 2015			$0.81	$4.8 million

Our ability to pay dividends is subject to Board of Director discretion and may be limited by our holding company structure and applicable provisions of Delaware law. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Operating Results - Dividend Policy” and “Item 1A. Risk Factors - Risks Related to Our Class A Common Stock - Our ability to pay dividends is subject to the discretion of our Board of Directors and may be limited by our holding company structure and applicable provisions of Delaware law.”

Purchases and Sales of Equity Securities

On February 18, 2016, we entered into a Purchase and Settlement Agreement, or the PSA, by and among FSC, Holdings, Leonard M. Tannenbaum, us, RiverNorth Capital Management, LLC, or RiverNorth, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise.

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Among other items, in consideration for the execution and delivery of the PSA, on February 18, 2016, we issued a warrant, or the Warrant, to RiverNorth, which RiverNorth could have exercised, in whole but not in part, at any time after April 16, 2016, and prior to March 18, 2017.

RiverNorth exercised the Warrant on June 23, 2016. Pursuant to the terms of the Warrant, we had the ability to settle the Warrant in shares of our Class A common stock. On September 15, 2016, we elected, and our board of directors approved such election, to settle all of the Warrant by delivering RiverNorth 760,059 shares of our Class A common stock, or the Shares. In accordance with the terms of the Warrant, the number of Shares that were issued to RiverNorth were determined by dividing (i) $3.3 million, which was the amount that we elected to settle in shares of Class A common stock, by (ii) the exercise price of $4.30, which was determined in accordance with the terms of the Warrant.

The Warrant and the Shares were issued in a private transaction exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. We relied, in part, on representations from RiverNorth in the PSA that RiverNorth was an accredited investor as defined in Regulation D under the Securities Act.

In May 2015, our Board of Directors authorized a share repurchase program of up to $20.0 million of our Class A common stock. The share repurchase program was reauthorized in May 2016. For the year ended December 31, 2016, FSAM did not make any repurchases under this program. For the year ended December 31, 2015, FSAM repurchased and retired 217,641 and 193,583 shares, respectively, of our Class A common stock at a weighted average price of $8.47 per share pursuant to this program.

Equity Compensation Plan Information

The information required by this Item is hereby incorporated by reference from our definitive Proxy Statement relating to our 2017 Annual Meeting of Stockholders, to be filed with the SEC within 120 days following the end of our fiscal year.

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Stock Performance Graph

The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for shares of our Class A common stock, the S&P 500 Index and the SNL U.S. Asset Manager Index for the period from October 30, 2014, the date our Class A common stock first began trading on the NASDAQ Global Select Market, through December 31, 2016. The graph assumes $100 was invested in each of our Class A common stock, the S&P 500 Index and the SNL U.S. Asset Manager Index as of the market close on October 30, 2014. Note that historic stock price performance is not necessarily indicative of future stock price performance.

	10/29/14	12/31/14	3/31/15	6/30/15	9/30/15	12/31/15	3/31/16	6/30/16	9/30/16	12/31/16
Fifth Street Asset Management Inc.	100.00	82.06	68.07	63.10	46.92	21.47	20.78	28.13	38.99	48.23
S&P 500 Index	100.00	104.29	105.28	105.57	98.77	105.73	107.14	109.77	114.00	118.35
SNL U.S. Asset Manager Index	100.00	106.98	109.18	107.16	88.59	91.24	90.39	85.54	90.78	96.52

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Item 6.	Selected Financial Data

The following tables set forth the selected historical consolidated financial data for the Fifth Street Management Group, our predecessor, and consolidated financial data for Fifth Street Asset Management Inc. as of the dates and for the periods indicated. The selected consolidated statement of income data for the years ended December 31, 2016, 2015 and 2014 and the selected consolidated statement of financial condition data as of December 31, 2016 and 2015 have been derived from the audited consolidated financial statements, included elsewhere in this Annual Report on Form 10-K. The selected consolidated statement of income data for the years ended December 31, 2013 and 2012 and the selected consolidated statement of financial condition data as of December 31, 2014, 2013 and 2012 have been derived from audited financial statements not included in this Annual Report on Form 10-K. The historical consolidated financial statements consist of the combined results of the Fifth Street Management Group which includes affiliated entities either wholly or substantially owned and/or under the voting control of Leonard M. Tannenbaum at the time of the Reorganization and initial public offering.  As such, the acquisition of our 12% membership interest in Fifth Street Holdings and related Reorganization have been accounted for as transactions among entities under common control and recorded on a historical cost basis.

You should read the information set forth below in conjunction with our historical consolidated financial statements and the notes to those statements and “Item 7.—Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Annual Report on Form 10-K.

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		Years Ended December 31,
		2016	2015(4)	2014	2013	2012
		(in thousands)
Consolidated Statements of Income Data:
Revenues
Management fees (includes Part I Fees of $26,956, $31,172, $35,618, $30,573 and $23,393 for the years ended December 31, 2016, 2015, 2014, 2013 and 2012, respectively)	(1)	$73,810	$88,474	$92,092	$68,417	$50,007
Performance fees		123	225	107	—	—
Other fees	(2)	8,614	9,068	10,338	5,205	4,637
Total revenues		82,547	97,766	102,537	73,622	54,644
Expenses
Compensation and benefits	(2)	42,069	36,636	53,827	22,411	17,376
Fund offering and start-up expenses		—	—	1,248	5,702	—
General, administrative and other expenses	(2)	30,634	17,887	13,029	5,506	5,039
Depreciation and amortization		4,214	1,693	986	237	203
Total expenses		76,917	56,216	69,090	33,856	22,618
Other income (expense)
Interest income		1,447	653	13	17	34
Interest expense		(4,589)	(2,144)	(323)	(11)	—
Income (expense) from equity method investments		929	(249)	246	—	—
Realized gain on settlement of MMKT Notes		2,519	—	—	—	—
Unrealized gain (loss) on beneficial interests in CLOs		97	(1,080)	—	—	—
Realized loss on beneficial interests in CLOs		—	(249)	—	—	—
Gain on extinguishment of debt		2,000	—	—	—	—
Adjustment of payable to related parties pursuant to TRA		7,526	—	—	—	—
Loss on legal settlement		(9,250)	—	—	—	—
Insurance recoveries		14,446	—	—	—	—
Realized loss on derivatives		(2,613)	—	—	—	—
Loss on investor settlement		(10,419)	—	—	—	—
Other income (expense), net		(626)	122	90	—	—
Total other income (expense), net		1,466	(2,947)	26	6	34
Income before provision (benefit) for income taxes		7,096	38,603	33,473	39,772	32,060
Provision (benefit) for income taxes		9,350	5,046	(2,124)	—	—
Net income (loss)		(2,253)	33,557	35,596	39,772	32,060
Less: Net income attributable to Predecessor		—	—	(25,631)	(39,772)	(32,060)
Less: Net (income) loss attributable to non-controlling interests		722	(31,180)	(9,528)	—	—
Net income (loss) attributable to Fifth Street Asset Management Inc.		$(1,531)	$2,377	$438	$—	$—
Earnings (loss) per share data:	(3)
Basic		$(0.25)	$0.40	$0.07
Diluted		$(0.27)	$0.40	$0.07

	As of December 31,
	2016	2015	2014	2013	2012
Consolidated Statements of Financial Condition Data:
Cash	$6,727	$17,185	$3,238	$4,016	$16,157
Total assets	178,799	150,462	111,061	33,506	21,000
Total liabilities	184,285	152,917	90,264	12,481	6,523
Total equity (deficit)	(5,486)	(2,455)	20,797	21,025	14,477
Total liabilities and equity	178,799	150,462	111,061	33,506	21,000

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(1)	Management fees consist of base management fees and Part I Fees that are classified as management fees as they are predictable and are recurring in nature, are not subject to repayment (or clawback) and are generally cash-settled each quarter.

(2)	Other fees consist of reimbursement that we receive from the Fifth Street Funds for direct fund expenses and administrative services, facilities and personnel that we provide to these funds pursuant to administrative agreements with them. Such reimbursement is at cost with no profit to, or markup by, us. These expenses for which we receive reimbursement are included in compensation and benefits and general, administrative and other expenses.

(3)	For the year ended December 31, 2014, based on net income attributable to Fifth Street Asset Management Inc. for the period from November 4, 2014 through December 31, 2014.

(4)	These amounts have been revised as shown in Note 2 to the consolidated financial statements.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included in this Annual Report on Form 10-K.

Amounts and percentages presented throughout our discussion and analysis of financial condition and results of operations may reflect rounding adjustments and consequently totals may not appear to sum. The highlights listed below have had significant effects on many items within our consolidated financial statements and affect the comparison of the current period’s activity with those of prior periods.

Our Business

We are an alternative asset manager with approximately $4.7 billion of assets under management as of December 31, 2016. The funds we manage provide innovative and flexible financing solutions to small and mid-sized companies across their capital structures, primarily in connection with investments by private equity sponsors. We define small and mid-sized companies as those with annual EBITDA between $10 million and $120 million. As of December 31, 2016, 82.0% of our assets under management reside in publicly-traded permanent capital vehicles, consisting of FSC and FSFR. Fifth Street Management and CLO Management are registered investment advisers under the Advisers Act.

Our direct origination platform is sustained by our active relationships with over 175 private equity sponsors. We believe we are differentiated from other alternative asset managers by our structuring flexibility, financial strength and a reputation for delivering on commitments. We provide innovative and customized credit solutions across the capital structure, including one-stop financing, unitranche debt, senior secured debt, mezzanine debt, equity co-investments and venture debt financing. Our platform targets loans for investment of up to $100 million.

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Organization

We provide asset management services to the Fifth Street Funds, which, to date, consist primarily of our BDCs. We conduct all of our operations through our consolidated subsidiaries, FSM, CLO Management and FSCO GP.

Our primary sources of revenues are management fees, primarily from the BDCs, which are driven by the amount of the assets under management and quarterly investment performance of the Fifth Street Funds. We conduct substantially all of our operations through one reportable segment that provides asset management services to the Fifth Street Funds. We generate all of our revenues in the United States.

Reorganization

In anticipation of its initial public offering that closed November 4, 2014, FSAM was incorporated in Delaware on May 8, 2014 as a holding company with its primary asset expected to be a limited partnership interest in Fifth Street Holdings. Fifth Street Holdings was formed on June 27, 2014 by Principals of FSM as a Delaware limited partnership. Prior to the transactions described below, the Principals were the general partners and limited partners of Fifth Street Holdings. Fifth Street Holdings has a single class of limited partnership interests, or “Holdings LP Interests”. Immediately prior to the IPO:

•	The Principals contributed their general partnership interests in Fifth Street Holdings to FSAM in exchange for 100% of FSAM’s Class B common stock;

•	The members of FSM contributed 100% of their membership interests in FSM to Fifth Street Holdings in exchange for Holdings LP Interests; and

•	The members of FSCO GP, a Delaware limited liability company, formed on January 6, 2014 to serve as the general partner of FSOF, contributed 100% of their membership interests in FSCO GP to Fifth Street Holdings in exchange for Holdings LP Interests.

These collective actions are referred to herein as the “Reorganization.”

Initial Public Offering

On November 4, 2014, FSAM issued 6,000,000 shares of Class A common stock in the IPO at a price of $17.00 per common share. The proceeds totaled $95.9 million, net of underwriting commissions of $6.1 million. The proceeds were used to purchase a 12.0% limited partnership interest in Fifth Street Holdings.

Immediately following the Reorganization and the closing of the IPO on November 4, 2014:

•	The Principals held 42,856,854 shares of FSAM Class B common stock and 42,856,854 Holdings LP Interests;

•	FSAM held 6,000,000 Holdings LP Interests and the former members of FSM and FSCO GP, including the Principals, held 44,000,000 Holdings LP Interests; and

•	The Principals, through their holdings of FSAM Class B common stock in the aggregate, had approximately 97.3% of the voting power of FSAM’s common stock.

Upon the completion of the Reorganization and the IPO, FSAM became the general partner of Fifth Street Holdings and acquired a 12.0% limited partnership interest in Fifth Street Holdings. Fifth Street Holdings and its wholly-owned subsidiaries (including FSM, CLO Management and FSCO GP) are consolidated by FSAM in the consolidated financial statements. The portion of net income attributable to the limited partners of Fifth Street Holdings, excluding FSAM, is recorded as “Net income attributable to non-controlling interests” on the Consolidated Statements of Income.

Exchange Agreement and Tax Receivable Agreement

In connection with the Reorganization, FSAM entered into an exchange agreement with the limited partners of Fifth Street Holdings that granted each limited partner of Fifth Street Holdings, and certain permitted transferees, the right, beginning two years after the closing of the IPO (November 4, 2016) and subject to vesting and minimum retained ownership requirements, on a quarterly basis, to exchange such person’s Holdings LP Interests for shares of Class A common stock of FSAM, on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications (collectively referred to as the “Exchange Agreement”). As a result, each limited partner of Fifth Street Holdings, over time, has the ability to convert his or her illiquid ownership interests in Fifth Street Holdings into Class A common stock of FSAM, which can more readily be sold in the public markets. As of December 31, 2016 and December 31, 2015, FSAM held approximately 13.0% and 11.6% of Fifth Street Holdings LP interests, respectively. See “Recent Developments” for a description of the exchanges of Holdings LP Interests for shares of Class A common stock that occurred on January 4, 2017.

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FSAM’s purchase of Holdings LP Interests concurrent with its IPO, and the subsequent and future exchanges by holders of Holdings LP Interests for shares of FSAM’s Class A common stock pursuant to the Exchange Agreement are expected to result in increases in its share of the tax basis of the tangible and intangible assets of Fifth Street Holdings, which will increase the tax depreciation and amortization deductions that otherwise would not have been available to FSAM. These increases in tax basis and tax depreciation and amortization deductions are expected to reduce the amount of cash taxes that FSAM would otherwise be required to pay in the future. FSAM entered into a tax receivable agreement (“TRA”) with the TRA Recipients that requires FSAM to pay the TRA Recipients 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that FSAM actually realizes (or, under certain circumstances, is deemed to realize) as a result of the increases in tax basis in connection with exchanges by the TRA Recipients described above and certain other tax benefits attributable to payments under the tax receivable agreement.

Basis of Presentation

We have prepared our consolidated financial statements in accordance with GAAP and pursuant to the rules and regulations of the SEC and the requirements for reporting on Form 10-K and Regulation S-X. All significant intercompany transactions and balances have been eliminated in consolidation.

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The diagram below depicts our organizational structure as of December 31, 2016:

(1)	Shares of our Class A common stock, which were issued to the public in our initial public offering, entitle holders to one vote per share and economic rights (including rights to dividends and distributions upon liquidation).
(2)	Shares of our Class B common stock, which are held by our Principals, entitle holders to five votes per share, but have no economic rights.
(3)	Holdings Limited Partners, pursuant to the Exchange Agreement and subject to vesting and minimum retained ownership requirements and transfer restrictions, may exchange their Holdings LP Interests, beginning November 6, 2016, for shares of our Class A common stock.
(4)	FSCO GP is the general partner of FSOF, our hedge fund, and is entitled to receive an annual performance allocation from FSOF based on the performance of such fund. Fifth Street Management is the investment adviser to FSOF.
(5)	The direct subsidiaries of Fifth Street Management are FSC CT LLC, FSC LLC, FSC Midwest LLC and FSC Florida LLC. FSM owns approximately 1% of the CLO I notes and CLO Management owns approximately 5% of the CLO II notes. FSC CT LLC is the primary employer of our employees located in Connecticut and is the tenant to our Connecticut headquarters lease and performs certain administrative functions for our business. FSC LLC is the owner of Fifth Street Capital West LLC. FSC Midwest LLC, Fifth Street Capital West LLC and FSC Florida LLC employ certain of our employees, are tenants under certain of our office leases and perform certain other administrative functions for our business.
(6)	CLO Management serves as the collateral manager to CLO I and CLO II.

Market Conditions, Trends and Other Developments Affecting our Business

Our results of operations are affected by a variety of factors, including economic conditions particularly in the United States, interest rates and financial markets. During 2016 financial markets experienced a broad based rally which included compressing interest rate credit spreads and expectations that the U.S. Federal Open Markets Committee would continue to increase interest rates. Investors generally sought higher yielding risk assets in response to these events.

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Middle market sponsored loan volume in 2016 remained soft. Higher valuations dampen private equity sponsored investor interest. In addition, continuing interest among investors in allocating capital to private debt has produced an abundance of liquidity chasing too few deals and more spread tightening. In this environment we need to maintain a cautious posture regarding committing available capital. However, we continue to believe in the opportunity for lenders with flexible, long-term capital to invest in deals with strong risk adjusted returns. Despite our business lines exhibiting slower growth, we believe that both of our BDCs are well-positioned to invest going forward in this market with the right private equity sponsors.

During the fiscal year ended December 31, 2016, both FSC and FSFR were the target of proxy contests by RiverNorth Capital Management, LLC, or RiverNorth, and Ironsides Partners LLC, or Ironsides, respectively. Pursuant to a purchase and settlement agreement with Ironsides and certain funds advised by Ironsides or its affiliates, we purchased 1,295,767 shares of FSFR’s common stock for aggregate consideration of $11,661,903. Pursuant to a purchase and settlement agreement with RiverNorth and certain funds advised by RiverNorth or its affiliates, Fifth Street Holdings acquired 4,078,304 shares of FSC’s common stock for aggregate consideration of $25.0 million. In connection with these proxy contests, we incurred certain non-recurring costs, primarily comprised of professional fees.

The market has also experienced some pressure from investors on fee levels. In response, we may also modify fee structures with our existing investment vehicles, including our BDCs to remain competitive. For example, in January 2016, we amended and restated the FSC Investment Advisory Agreement, which reduced the base management fee payable to us on gross assets, excluding cash and cash equivalents, from 2.00% to 1.75% effective as of January 1, 2016.  See “Recent Developments” for a description of the fourth amended and restated investment advisory agreement by and between FSC and Fifth Street Management that decreases the quarterly hurdle rate on the subordinated incentive fee on income payable to Fifth Street Management and implements a total return requirement, which may decrease the incentive fee payable to Fifth Street Management by 25% per quarter.

Revision of Financial Statements

Refer to Note 2 of the consolidated financial statements for a summary of the amounts and financial statement line items impacted by the Revision.

Overview of Results of Operations

Revenues

For the years ended December 31, 2016, 2015 and 2014, 89.4%, 90.5% and 89.8%, respectively, of our revenues came from management fees (including 32.7%, 31.9% and 34.7%, respectively, of Part I Fees) from the BDCs and private funds.

Management Fees

Base Management Fees

Prior to January 1, 2016, pursuant to our investment advisory agreement with FSC, or, as amended, the FSC Investment Advisory Agreement, we earned an annual base management fee of 2.0% of the value of FSC’s gross assets, which includes any borrowings for investment purposes and excludes cash and cash equivalents. Such base management fee is calculated based on the value of FSC’s gross assets at the end of its most recently completed fiscal quarter. The base management fee is payable quarterly in arrears and the fee for any partial month or quarter is appropriately prorated.

On January 19, 2016, we amended and restated the FSC Investment Advisory Agreement to reduce the base management fee payable to us on gross assets, excluding cash and cash equivalents, from 2.00% to 1.75% effective as of January 1, 2016. The other commercial terms of the existing FSC Investment Advisory Agreement relationship with FSC remain unchanged.

Pursuant to our investment advisory agreement with FSFR, or the FSFR Investment Advisory Agreement, we earn an annual base management fee of 1.0% of the value of FSFR’s gross assets, which includes any borrowings for investment purposes and excludes cash and cash equivalents. Such base management fee is calculated based on the average value of FSFR’s gross assets at the end of its two most recently completed quarters. The base management fee is payable quarterly in arrears and the fee for any partial month or quarter is appropriately prorated.

Pursuant to our investment management agreement with FSOF, we are entitled to receive a quarterly management fee from FSOF that is calculated and payable in advance at an annualized rate of approximately 1.0% of the value of a limited partner’s investment, based on investment class and excluding affiliates, in FSOF. Capital contributed or withdrawn from FSOF during a quarter is charged a ratable portion of the management fee for the period invested.

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Pursuant to CLO Management’s investment management agreements with our senior loan funds, we are entitled to receive quarterly management fees from CLO I and CLO II that are calculated and payable in arrears pursuant to a “waterfall” structure. Under this “waterfall” structure, we are entitled to receive a senior collateral management fee at an annualized rate, for both CLO I and CLO II, of 0.25% of the average principal balance during the period and a subordinated collateral management fee at an annualized rate of 0.15%, for CLO I, and 0.13%, for CLO II, of the average principal balance during the period, in each case to the extent there are sufficient funds available for distribution at the applicable level in the hierarchy.

In the case of our separately managed accounts, the investor, rather than us, may control the assets or investment vehicle that holds or has custody of the related investments. Fifth Street Management serves as the investment adviser for our existing SMA, which closed in January 2016. Pursuant to our arrangements for this SMA, we will earn base management fees between 0.50% and 0.75% of invested capital, based on the level of investments.

Part I Fees

Pursuant to the FSC and FSFR Investment Advisory Agreements, we earn Part I Fees that are calculated and payable quarterly in arrears based on each BDC’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding fiscal quarter. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of each BDC’s net assets at the end of the immediately preceding fiscal quarter, will be compared to a specified “hurdle rate” per quarter, subject to a “catch-up” provision measured as of the end of each fiscal quarter. The BDCs’ net investment income used to calculate this part of the Part I Fee is also included in the amount of its gross assets used to calculate the base management fee. Such fees are not subject to repayment (or clawback) and are cash settled each quarter.

Pursuant to the FSC Investment Advisory Agreement, the Part I Fee with respect to FSC’s Pre-Incentive Fee Net Investment Income for each quarter through December 31, 2016 is as follows:

•	no Part I Fee is payable to Fifth Street Management in any fiscal quarter in which FSC’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 2.0%, or the “preferred return” or “hurdle”;

•	100% of FSC’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 2.5% in any fiscal quarter (10% annualized) is payable to Fifth Street Management. This portion of FSC’s Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to 2.5%) is referred to as the “catch-up.” The “catch-up” provision is intended to provide Fifth Street Management with an incentive fee of 20% on all of FSC’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when its Pre-Incentive Fee Net Investment Income exceeds 2.5% in any fiscal quarter; and

•	20% of the amount of FSC’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.5% in any fiscal quarter (10% annualized) is payable to Fifth Street Management once the hurdle is reached and the catch-up is achieved.

See “Recent Developments” for a description of the fourth amended and restated FSC Investment Advisory Agreement that FSC and Fifth Street Management entered into on March 20, 2017, which is effective as of January 1, 2017.

Pursuant to the FSFR Investment Advisory Agreement, the Part I Fee with respect to FSFR’s Pre-Incentive Fee Net Investment Income for each quarter is as follows:

•	no Part I Fee is payable to Fifth Street Management in any fiscal quarter in which FSFR’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 1.5%, or the “preferred return” or “hurdle”;

•	50% of FSFR’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 2.5% in any quarter (10% annualized) is payable to Fifth Street Management. This portion of FSFR’s Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to 2.5%) is referred to as the “catch-up.” The “catch-up” provision is intended to provide Fifth Street Management with an incentive fee of 20% on all of FSFR’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when its Pre-Incentive Fee Net Investment Income exceeds 2.5% in any quarter; and

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•	20% of the amount of FSFR’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.5% in any quarter (10% annualized) is payable to Fifth Street Management once the hurdle is reached and the catch-up is achieved.

Performance Fees

Pursuant to the FSC Investment Advisory Agreement and the FSFR Investment Advisory Agreement, we also earn Part II Fees, which are determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement, as of the termination date) and equals 20% of each BDC’s realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

FSCO GP, FSOF’s general partner, is entitled to receive an annual performance allocation from FSOF, generally ranging from 15% to 20% of the increase in value of a limited partner’s investment, if any, subject to a loss carryover based on investment class and excluding affiliates. Pursuant to the loss carryover, no performance allocation will be charged on an investor’s investment unless the value of such investment (net of any losses, for all years since admission) exceeds the higher of the following amounts: (i) the highest value of such investment through the close of any year since admission; and (ii) the value of such investor’s investment on the date of admission. The performance allocation is generally calculated and allocated at the end of each fiscal year or upon a withdrawal occurring prior to the end of any fiscal year. Withdrawals by an investor will result in a proportional reduction of any loss carryover.

Performance fees may be subject to reversal to the extent that the performance fees recorded exceed the amount due to the general partner or investment manager based on a fund’s cumulative investment returns.

As compensation for the performance of its obligations under the CLOs’ collateral management agreement, Fifth Street Management is entitled to receive a collateral management incentive fee after the subordinated debt issued by each respective CLO has realized a specified internal rate of return.

Other Fees

FSC CT LLC is party to administration agreements with our BDCs and Fifth Street Management under which we provide administrative services for our BDCs and private funds, including office facilities and equipment, and clerical, bookkeeping and recordkeeping services at such facilities. Under the administration agreements, we also perform or oversee the performance of our BDCs’ and private funds’ required administrative services, which includes being responsible for the financial records which our BDCs and private funds are required to maintain and preparing reports to our BDCs’ stockholders and reports filed with the SEC. In addition, we assist each of our BDCs in determining and publishing its net asset value, overseeing the preparation and filing of its tax returns and the printing and dissemination of reports to each of our BDC’s stockholders, and generally overseeing the payment of each of our BDC’s and private fund’s expenses and the performance of administrative and professional services rendered to such BDC or private fund by others. For providing these services, facilities and personnel, the private funds reimburse us the allocable portion of direct fund expenses paid on their behalf and the BDCs reimburse us the allocable portion of direct expenses, as well as overhead and other expenses incurred by us in performing our obligations under the administration agreements, including rent and such BDC’s allocable portion of the costs of compensation and related expenses of such BDC’s chief financial officer and chief compliance officer and their staffs. Such reimbursement is at cost with no profit to, or markup by, us. These reimbursements are included in Revenues - Other fees in the consolidated statements of income and the expenses are included in compensation and benefits and general, administrative and other expenses. We may also provide, on our BDCs’ behalf, managerial assistance to such BDC’s portfolio companies. Each of the administration agreements may be terminated by either us or our BDCs without penalty upon 60 days’ written notice to the other party.

Expenses

Compensation and benefits.  Compensation generally includes salaries, bonuses, severance and equity-based compensation charges. Bonuses are accrued over the service period to which they relate. All payments made to the managing member of Fifth Street Management since its inception and all payments made to equity members since December 1, 2012 related to their granted or purchased interests are accounted for as distributions on the equity held by such members.

General, administrative and other expenses.  General, administrative and other expenses primarily include costs related to professional services, occupancy and overhead expenses, insurance expense, travel and related expenses, communication and information systems and other general operating items.

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Depreciation and amortization.  Depreciation of furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives of the respective assets (three to eight years). Amortization of improvements to leased properties is computed using the straight-line method based upon the initial term of the applicable lease or the estimated useful life of the improvements, whichever is shorter, and ranges from five to 10 years.

Income taxes.  The portion of our income attributable to Fifth Street Asset Management Inc. and other taxable entities within the post-IPO structure are subject to U.S. federal, state and local income taxes and is taxed at the prevailing corporate tax rates.

Our effective tax rate includes a rate benefit attributable to the fact that certain of our subsidiaries operate as a series of pass-through entities which are not themselves subject to federal income tax. As a result of the Reorganization, certain subsidiaries were converted from pass-through entities to taxable entities. Accordingly, the portion of our subsidiaries’ earnings attributable to non-controlling interests are subject to tax when reported as a component of the non-controlling interests’ taxable income on their individual tax returns.

Net income attributable to non-controlling interests

Net income attributable to non-controlling interests represents the ownership interests that certain third parties hold in entities that are consolidated in the financial statements as well as the ownership interests in Fifth Street Holdings that are held by limited partners other than FSAM. The allocable share of income and expense attributable to these interests is accounted for as net income attributable to non-controlling interests.

Results of Operations

Year ended December 31, 2016 compared to year ended December 31, 2015

Revenues

Management fees.  Total management fees were $73.8 million for the year ended December 31, 2016, which represented a $14.7 million, or 16.6%, decrease from $88.5 million for the year ended December 31, 2015. The decrease in management fees was primarily due to a reduction in the contractual base management fee rate charged to FSC from 2.00% to 1.75% effective January 1, 2016, as well as lower levels of fee earning assets at FSC and our other managed funds.

Other fees.  Other fees were $8.6 million for the year ended December 31, 2016, which represented a $0.5 million, or 5.0%, decrease from $9.1 million for the year ended December 31, 2015. The decrease was primarily due to slightly lower level of allocable direct fund expenses and general and administrative expenses by us to the Fifth Street BDCs and private funds pursuant to the administration agreements.

Expenses

Compensation and benefits.  Compensation and benefits was $42.1 million for the year ended December 31, 2016, which represented a $5.4 million, or 14.8%, increase from $36.6 million for the year ended December 31, 2015. The increase was primarily due to an increase of $6.4 million of severance payments, retention bonuses and accelerated amortization of stock-based compensation charges in the amount of $4.2 million in connection with the separation of four Holdings limited partners and $2.1 million in connection with senior level personnel during the year ended December 31, 2016, partially offset by reduced head count.

General, administrative and other.  General, administrative and other expenses were $30.6 million for the year ended December 31, 2016, which represented a $12.7 million, or 71.3%, increase from $17.9 million for the year ended December 31, 2015. The increase was primarily due to litigation and other non-recurring professional fees in the current period of $13.9 million.

Depreciation and amortization.  Depreciation and amortization expense was $4.2 million and $1.7 million for the years ended December 31, 2016 and 2015. The increase was attributable to accelerated depreciation of leasehold improvements related to the abandonment of a portion of our corporate headquarters in Greenwich, Connecticut.

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Other income (expense)

For the years ended December 31, 2016 and December 31, 2015, other income (expense), net was $1.5 million and ($2.9 million), respectively. This increase was due primarily to the adjustment of the TRA liability for tax rate changes in the amount of $7.5 million, the recoveries of legal fees from our insurance carriers in the amount of $5.2 million, a $2.5 million realized gain on settlement of MMKT Notes and a $2.0 million gain on debt extinguishment, partially offset by the $10.4 million loss on investor settlement, $2.6 million realized loss on derivatives and $2.5 million increase in interest expense due to higher level of borrowings in the current year.

Provision for income taxes

The income tax provision was $9.3 million and $5.0 million, respectively, for the years ended December 31, 2016 and December 31, 2015. The increase is primarily due to the reduction to our TRA deferred tax assets as a result of a state tax law changes.

Net income (loss)

Net loss was $(2.3) million for the year ended December 31, 2016, which represented a $35.8 million, or 106.7%, decrease from net income of $33.6 million for the year ended December 31, 2015. The decrease was primarily due to the income and expense variances discussed above.

Year ended December 31, 2015 compared to year ended December 31, 2014

Revenues

Management fees.  Total management fees were $88.5 million for the year ended December 31, 2015, which represented a $3.6 million, or 3.9%, decrease from $92.1 million for the year ended December 31, 2014. The decrease was due to a $4.8 million decrease in BDC Part I fees primarily as a result of an increased level of professional fees at FSC, partially offset by a $1.6 million increase in management fees from our CLOs, as a result of having a full year of operations in 2015 versus a partial year in 2014.

Performance fees.  Performance fees of $0.2 million were earned from FSOF and FSFR for the year ended December 31, 2015, which represented a $0.1 million, or 110.6%, increase from $0.1 million for the year ended December 31, 2014. The increase was primarily due Part II fees earned at FSFR.

Other fees.  Other fees were $9.1 million for the year ended December 31, 2015, which represented a $1.3 million, or 12.3%, decrease from $10.3 million for the year ended December 31, 2014. The decrease was primarily due to a lower level of allocable direct fund expenses and general and administrative expenses by us to the Fifth Street BDCs and private funds pursuant to the administration agreements.

Expenses

Compensation and benefits.  Compensation and benefits was $36.6 million for the year ended December 31, 2015, which represented a $17.2 million, or 31.9%, decrease from $53.8 million for the year ended December 31, 2014. The decrease was primarily due to $25.0 million compensation charges recorded in 2014 as a result of our IPO (as discussed below), offset by $5.1 million of amortization of incremental equity-based compensation charges in 2015 related to grants under the 2014 Omnibus Incentive Plan in connection with our IPO.

Fund offering and start-up expenses.  There were no fund offering and start-up expenses for the year ended December 31, 2015. For the year ended December 31, 2014, fund offering and start-up expenses were $1.2 million which primarily consisted of offering expenses related to an FSC July 2014 follow-on equity offering.

General, administrative and other.  General, administrative and other expenses were $17.9 million for the year ended December 31, 2015, which represented a $4.9 million, or 37.3%, increase from $13.0 million for the year ended December 31, 2014. The increase was primarily due to a $3.8 million increase in professional fees, $2.7 million of which related to litigation during the three months ended December 31, 2015.

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Depreciation and amortization.  Depreciation and amortization expense was $1.7 million and $1.0 million, respectively, for the years ended December 31, 2015 and 2014. The increase was primarily due to depreciation on fixed assets related to the construction of our corporate headquarters in Greenwich, CT.

Other income (expense)

For the year ended December 31, 2015, other income (expense), net was ($2.9 million), which primarily consisted of interest expense related to our credit facility.

Provision (benefit) for income taxes

The income tax provision (benefit) was $5.0 million and ($2.1 million), respectively, for the years ended December 31, 2015 and December 31, 2014. The increase was primarily due to the tax benefit of net operating loss carryforwards recorded in 2014.

Net income

Net income was $33.6 million for the year ended December 31, 2015, which represented a $1.6 million, or 4.6%, decrease from $35.6 million for the year ended December 31, 2014. The decrease was primarily due to the income and expense variances discussed above.

Non-GAAP Financial Measures and Operating Metrics

Adjusted Net Income

Adjusted Net Income is a non-GAAP measure that represents income before income tax benefit (provision) as adjusted for (i) certain compensation-related charges, (ii) unrealized gains (losses) on beneficial interests in CLOs, MMKT Notes and derivative liabilities, (iii) certain litigation costs and related recoveries (iv) the excess of cash dividends received from our investments in FSC and FSFR over the related income recognized under the equity method of accounting and (v) other non-recurring items. We believe the exclusion of these items provides investors with a meaningful indication of our core operating performance as Adjusted Net Income is evaluated regularly by our management as a decision tool for deployment of resources. We believe that reporting Adjusted Net Income is helpful in understanding our business and that investors should review the same supplemental non-GAAP financial measures that our management uses to analyze our performance. Adjusted Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our financial results prepared in accordance with GAAP. The use of Adjusted Net Income without consideration of related GAAP measures is not adequate due to the adjustments described above. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed below, which are prepared in accordance with GAAP.

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Income before income tax benefit (provision) is the GAAP financial measure most comparable to Adjusted Net Income. The following table provides a reconciliation of income before income tax benefit (provision) to Adjusted Net Income (shown in thousands):

	Years ended December 31,
	2016	2015	2014
Income before provision for income taxes	$7,096	$38,603	$33,473
Adjustments:
Compensation-related charges (a)(b)(c)	18,732	6,111	25,025
Gain on extinguishment of MMKT Notes (d)	(2,519)	—	—
Unrealized (gain) loss on beneficial interests in CLOs (e)	(97)	1,080	—
FSC follow-on equity offering underwriting costs (e)	—	—	822
Lease termination/abandonment charges (benefit) (f)	2,612	(72)	707
Professional fees and other expenses in connection with our IPO	—	—	1,118
Adjustment of TRA liability for tax rate change (g)	(7,526)	—	—
Gain on extinguishment of debt (h)	(2,000)	—	—
Litigation and other non-recurring legal costs (i)	14,004	2,685	—
Loss on legal settlement (j)	9,250	—	—
Insurance recoveries (j)	(14,446)	—	—
Loss on investor settlement (k)	10,419	—	—
Realized loss on derivatives (l)	2,613	—	—
Distributions from equity method investments (m)	4,936	427	—
Adjusted Net Income (n)	$43,074	$48,834	$61,145

(a)	For the years ended December 31, 2016, and 2015 and 2014, this amount includes $5.2 million, $1.0 million and $1.8 million respectively, of amortization expense relating to the conversion and vesting of member interests in connection with the Reorganization.
(b)	For the years ended December 31, 2016 and December 31, 2015, this amount includes $6.8 million and $5.1 million, respectively, of amortization expense relating to stock-based compensation that was awarded to certain of our employees in connection with our IPO. For the year ended December 31, 2014, this amount includes: (1) $3.1 million of noncash compensation expense relating to the separation of a former equity member in May 2014, (2) $3.1 million of cash payments to purchase the equity interest from a former member, (3) $15.1 million of noncash compensation expense relating to our Reorganization and IPO, (4) $1.1 million of cash bonus awards paid to certain of our employees in connection with our IPO and (5) $0.8 million of amortization expense relating to stock-based compensation that was awarded to certain of our employees in connection with our IPO.
(c)	For the year ended December 31, 2016, this amount includes $6.7 million of severance payments and retention bonuses.
(d)	Represents the gain that resulted from the settlement and cancellation of MMKT Notes.
(e)	Represents the change in fair value on our beneficial interests in CLOs on which we have elected the fair value option.
(f)	For the year ended December 31, 2016, this amount represents non-recurring charges related to the abandonment of a portion of our office space at our corporate headquarters in Greenwich, CT. This amount is comprised of a $1.1 million loss representing the present value of the remaining contractual lease payments related to the vacated space (net of estimated sublease income), $2.8 million of accelerated depreciation and amortization, partially offset by a $0.9 million write-off of related deferred rent liabilities and $0.4 million of adjustments related to prior lease abandonment charges. For the year ended December 31, 2015, this amount includes non-recurring benefits for termination payments and related exit costs accrued at present value relating to our office leases.
(g)	Represents the reduction of payables to TRA recipients as a result of certain changes to Connecticut state tax law that were passed in May 2016 (effective January 1, 2016), which resulted in a lower state income tax rate.
(h)	Represents the loan forgiveness granted by the DECD as a result of achieving certain job milestones.
(i)	Represents the expenses incurred in connection with litigation and other non-recurring matters. For the year ended December 31, 2016, this amount is comprised of $12.6 million of litigation-related costs and $1.4 million of other non-recurring costs.
(j)	These amounts relate to the FSAM class action lawsuit settlement in the amount of $9.3 million which will be covered by insurance proceeds as well as an additional $5.1 million of insurance recoveries related to professional fees incurred in connection with various legal matters.
(k)	Represents the loss recognized by us in connection with the premium paid on our and our principal stockholder’s purchase of FSC shares in connection with the RiverNorth settlement.
(l)	Represents gains or losses on a warrant and swap agreement issued by us to RiverNorth in connection with the settlement.
(m)	Represents the excess of the cash dividends received from our investments in FSC and FSFR over the related income recognized under the equity method of accounting.
(n)	Adjusted Net Income is presented on a pre-tax basis.

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Assets under management

AUM is an operating metric that is commonly used in the alternative asset management industry. AUM refers to assets under management of the Fifth Street Funds and material control investments of these funds. Our calculations of AUM and fee-earning AUM may differ from the calculations of other alternative asset managers and, as a result, this measure may not be comparable to similar measures presented by others. In addition, our definitions of AUM and fee-earning AUM are not based on any definition of AUM or fee-earning AUM that is set forth in the agreements governing our funds and may differ from definitions of AUM set forth in other agreements to which we are a party from time to time, including the agreements governing our revolving credit facility. Further, AUM and fee-earning AUM are not measures calculated in accordance with GAAP. Our AUM equals the sum of the following:

•	the net asset value, or NAV of such funds and investments;

•	the drawn debt and unfunded debt and equity commitments at the fund- or investment-level (including amounts subject to restrictions); and

•	uncalled committed debt and equity capital (including commitments to funds that have yet to commence their investment periods).

The following table provides a roll-forward of AUM for the years ended December 31, 2016, 2015 and 2014 (shown in thousands):

	Years ended December 31,
	2016	2015	2014
Beginning balance	$5,295,612	$6,301,260	$4,377,364
Commitments and equity raises	75,000	413,061	549,780
Subscriptions, deployments and changes in leverage	(435,927)	(1,225,326)	1,481,390
Redemptions and distributions	(164,698)	(175,324)	(178,082)
Change in fund value	(56,492)	(18,059)	70,808
Ending balance	$4,713,495	$5,295,612	$6,301,260
Average AUM	$5,004,554	$5,798,436	$5,399,312

The following tables provide a roll-forward of AUM by fund strategy for the years ended December 31, 2016, 2015 and 2014 (shown in thousands):

	Year ended December 31, 2016
	FSC	FSFR	FSOF	Senior Loan Funds	SMA	Total
Beginning balance	$3,518,119	$989,702	$90,090	$697,701	$—	$5,295,612
Commitments and equity raises	—	25,000	—	—	50,000	75,000
Subscriptions, deployments and changes in leverage	(415,808)	(57,395)	(5,123)	42,399	—	(435,927)
Redemptions and distributions	(104,836)	(24,310)	(17,385)	(18,167)	—	(164,698)
Change in fund value	(76,640)	10,205	5,826	4,117	—	(56,492)
Ending balance	$2,920,835	$943,202	$73,408	$726,050	$50,000	$4,713,495
Average AUM	$3,219,477	$966,452	$81,749	$711,876	$25,000	$5,004,554

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	Year ended December 31, 2015
	FSC	FSFR	FSOF	Senior Loan Funds	Total
Beginning balance	$4,911,422	$791,103	$74,710	$524,025	$6,301,260
Commitments and equity raises	—	175,000	27,650	210,411	413,061
Subscriptions, deployments and changes in leverage	(1,267,903)	59,515	441	(17,379)	(1,225,326)
Redemptions and distributions	(105,559)	(31,677)	(14,368)	(23,720)	(175,324)
Change in fund value	(19,841)	(4,239)	1,657	4,364	(18,059)
Ending balance	$3,518,119	$989,702	$90,090	$697,701	$5,295,612
Average AUM	$4,214,770	$890,403	$82,400	$610,863	$5,798,436

	Year ended December 31, 2014
	Structured Equity	FSC	FSFR	FSOF	Senior Loan Funds	Total
Beginning balance	$4,364	$4,148,794	$213,873	$10,333	$—	$4,377,364
Commitments and equity raises	—	138,139	276,182	45,900	89,559	549,780
Subscriptions, deployments and changes in leverage	(182)	727,507	308,581	15,742	429,742	1,481,390
Redemptions and distributions	(4,722)	(151,183)	(21,013)	(294)	(870)	(178,082)
Change in fund value	540	48,165	13,480	3,029	5,594	70,808
Ending balance	$—	$4,911,422	$791,103	$74,710	$524,025	$6,301,260
Average AUM	$2,182	$4,530,108	$502,488	$42,521	$262,013	$5,339,312

We generally use fee-earning AUM as a metric to measure changes in the assets from which we earn management or performance fees. Total AUM tends to be a better measure of our investment and fundraising performance as it reflects assets at fair value plus available uncalled capital on which we earn fees.

Fee-earning AUM

Fee-earning AUM refers to AUM on which we directly or indirectly earn management fees. Our fee-earning AUM equals the sum of the following:

•	the NAV of the Fifth Street Funds and their material control investments; and
•	the drawn debt and unfunded debt and equity commitments at the fund- or investment-level (including amounts subject to restrictions).

The following table provides a roll-forward of fee-earning AUM for the years ended December 31, 2016, 2015 and 2014 (shown in thousands):

	Years ended December 31,
	2016	2015	2014
Beginning balance	$4,351,768	$5,554,013	$3,929,066
Commitments and equity raises	77,229	338,182	533,980
Subscriptions, deployments and changes in leverage	(546,007)	(1,347,989)	1,199,780
Redemptions and distributions	(149,561)	(173,323)	(177,608)
Change in fund value	(60,040)	(19,115)	68,795
Ending balance	$3,673,389	$4,351,768	$5,554,013
Average fee-earning AUM	$4,012,578	$4,952,890	$4,747,540
Effective annualized management fee rate	1.84%	1.79%	2.01%

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The following tables provide a roll-forward of fee-earning AUM by fund strategy for the years ended December 31, 2016, 2015 and 2014 (shown in thousands):

	Year ended December 31, 2016
	FSC	FSFR	FSOF	Senior Loan Funds	SMA	Total
Beginning balance	$2,833,083	$807,558	$29,587	$681,540	$—	$4,351,768
Commitments and equity raises	—	25,000	—	52,229	—	77,229
Subscriptions, deployments and changes in leverage	(364,424)	(132,498)	(303)	(48,782)	—	(546,007)
Redemptions and distributions	(104,836)	(24,310)	(2,248)	(18,167)	—	(149,561)
Change in fund value	(76,640)	10,205	2,278	4,117	—	(60,040)
Ending balance	$2,287,183	$685,955	$29,314	$670,937	$—	$3,673,389
Average fee-earning AUM	$2,560,133	$746,756	$29,451	$676,239	$—	$4,012,578
Effective annualized management fee rate	2.36%	1.39%	0.64%	0.40%	—%	1.84%

Fee-earning AUM was $3.7 billion as of December 31, 2016, which represented a $678.4 million, or 15.6%, decrease from $4.3 billion as of December 31, 2015. The net decrease was primarily due to changes in leverage and distributions at FSC and FSFR.

	Year ended December 31, 2015
	FSC	FSFR	FSOF	Senior Loan Funds	Total
Beginning balance	$4,366,621	$662,654	$39,301	$485,437	$5,554,013
Commitments and equity raises	—	175,000	5,000	158,182	338,182
Subscriptions, deployments and changes in leverage	(1,408,138)	5,820	(2,948)	57,277	(1,347,989)
Redemptions and distributions	(105,559)	(31,677)	(12,367)	(23,720)	(173,323)
Change in fund value	(19,841)	(4,239)	601	4,364	(19,115)
Ending balance	$2,833,083	$807,558	$29,587	$681,540	$4,351,768
Average fee-earning AUM	$3,599,852	$735,106	$34,444	$583,488	$4,952,890
Effective annualized management fee rate	2.06%	1.63%	0.82%	0.39%	1.79%

Fee-earning AUM was $4.4 billion as of December 31, 2015, which represented a $1.2 billion, or 21.6%, decrease from $5.6 billion as of December 31, 2014. The net decrease in fee-earning AUM was primarily comprised of $1.4 billion from the sale of Healthcare Finance Group, LLC and other deleveraging at FSC, which was partially offset by $175.0 million of incremental investment capacity as a result of the closing of FSFR’s Citibank credit facility and $158.2 million of incremental investment capacity at the SLFs.

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	Year ended December 31, 2014
	Structured Equity	FSC	FSFR	FSOF	Senior Loan Funds	Total
Beginning balance	$4,001	$3,776,195	$148,870	$—	$—	$3,929,066
Commitments and equity raises	—	138,139	276,182	30,100	89,559	533,980
Subscriptions, deployments and changes in leverage	35	555,305	245,135	8,151	391,154	1,199,780
Redemptions and distributions	(4,542)	(151,183)	(21,013)	—	(870)	(177,608)
Change in fund value	506	48,165	13,480	1,050	5,594	68,795
Ending balance	$—	$4,366,621	$662,654	$39,301	$485,437	$5,554,013
Average fee-earning AUM	$2,001	$4,071,408	$405,762	$19,651	$242,718	$4,741,540
Effective annualized management fee rate	—%	2.08%	1.64%	0.79%	0.26%	2.01%

Fee-earning AUM was $5.6 billion as of December 31, 2014, which represented a $1.6 billion, or 41.4%, increase from $3.9 billion as of December 31, 2013. The net increase in fee-earning AUM was primarily due to $276.2 million and $138.1 million of equity capital raises in connection with follow-on equity offerings at FSFR and FSC, respectively, $800.4 million of utilization of leverage and joint venture investment activity at our BDCs and the closing of SLF I and SLF II which produced $485.4 million of fee-earning AUM at period end.

Liquidity and Capital Resources

Our sources of liquidity are (1) cash on hand, (2) net working capital, (3) cash flows from operations, (4) net borrowings, (5) distributions received from our investments in beneficial interests in CLOs and (6) our investments in equity method investees. Based on our current expectations, we believe that these sources of liquidity will be sufficient to fund our working capital requirements and to meet our commitments in the ordinary course of business for the next twelve months. In addition, we may generate cash proceeds from the sale of equity securities.

Our primary sources of cash from our operations include management and administration fees, primarily generated from our BDCs, which are collected quarterly and distributions from our investments in equity method investees. Our future sources of cash may change over time. For example, effective January 1, 2016, the FSC base management fee was reduced from 2.00% to 1.75%. Additionally, our dividends received from equity method investees may change over time. In this regard, the FSC and FSFR Boards of Directors recently announced reduced distribution levels, which in turn, will reduce the amount of cash distributions received by us.

We expect that our primary liquidity needs will continue to be to (1) provide capital to facilitate our existing asset management businesses, (2) pay operating expenses, including cash compensation to our employees and payments under the tax receivable agreement, (3) fund capital expenditures and litigation matters, (4) repay borrowings and related interest costs, (5) pay income taxes and (6) make distributions to our stockholders in accordance with our distribution policy.

If cash flows from operations were insufficient to fund distributions over a sustained period of time, we expect that we would suspend paying such distributions.

Cash Flows

Year ended December 31, 2016 compared to year ended December 31, 2015

Net cash provided by operating activities was $15.7 million for the year ended December 31, 2016, which represented a $51.6 million decrease from $67.3 million for the year ended December 31, 2015. The decrease was primarily due to a reduction in net income and the timing of the collection of management fees.

Net cash used in investing activities was $39.0 million for the year ended December 31, 2016, which represented a $14.7 million decrease from $53.7 million for the year ended December 31, 2015. The decrease was primarily due to $6.2 million less purchases of equity method investments and beneficial interests in CLOs in the current year as compared to the prior year and a $4.8 million incremental distributions received from FSOF in the current period.

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Net cash provided by (used in) financing activities was $12.8 million for the year ended December 31, 2016, which represented a $12.5 million increase from $0.3 million for the year ended December 31, 2015. The increase was primarily due to the timing and level of distributions to the Holdings Limited Partners, proceeds from loan payable, and repayments of notes to the Holdings Limited Partners in the prior year.

Share Repurchase Program

On May 11, 2015, our Board of Directors authorized a share repurchase program of up to $20.0 million of our Class A common stock. Under the repurchase program, we are authorized to repurchase shares through open market purchases or block trades, as conditions permit and in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The repurchase program was reauthorized by our Board of Directors on May 11, 2016 for the repurchase of up to $20.0 million of our Class A common stock and will terminate on May 11, 2017, unless earlier terminated or extended by our Board of Directors, and may be suspended for periods or discontinued at any time. During the year ended December 31, 2015, FSAM repurchased and retired 217,641 and 193,583 shares, respectively, of its Class A common stock at a weighted average price of $8.47 per share pursuant to this program, resulting in aggregate cash consideration paid for these repurchases of $1.8 million. As of December 31, 2015, we held 24,058 shares of treasury stock. For the year ended December 31, 2016, there were no repurchases.

Revolving Credit Facility

On November 4, 2014, Fifth Street Holdings entered into a credit agreement, or the Original Credit Agreement, for a revolving credit facility, or the Credit Facility, that was jointly led by Morgan Stanley Senior Funding, Inc. and Sumitomo Mitsui Banking Corporation. On February 29, 2016, Fifth Street Holdings entered into Amendment No. 1 to the Original Credit Agreement, or Amendment No. 1, which reduced the aggregate revolver commitments of the lenders under the Original Credit Agreement from $176 million to $146 million. Amendment No. 1 also provided, among other things, that certain risk retention debt incurred by subsidiaries engaged solely in managing collateralized loan obligations shall be permitted debt and excluded from certain financial covenant calculations, including leverage and interest coverage ratios. We refer to the Original Credit Agreement, as amended by Amendment No. 1, as the Credit Agreement. We intend to continue to use the Credit Facility, together with available cash, to, among other things: (i) provide capital to facilitate the growth of our existing businesses and funds, (ii) fund a portion of our commitments to funds that we advise, (iii) provide capital to facilitate our expansion into complementary businesses and funds, (iv) pay operating expenses, including cash compensation to our employees and payments under the tax receivable agreement, (v) provide working capital, and, potentially, seed capital for future investments and (vi) fund distributions to us so that we may pay dividends to our stockholders. As of December 31, 2016 and December 31, 2015, we had $102.0 million and $65.0 million of outstanding borrowings under the Credit Facility, respectively.

The Credit Facility has a maturity date of November 4, 2019, is an unsecured facility that provides for $146 million of borrowing capacity, with a $100 million accordion feature, and bears interest at a variable rate based on either LIBOR or a base rate plus an applicable margin with an unused commitment fee paid quarterly, which is subject to change based on a total leverage ratio. Borrowings under the Credit Facility accrue interest at an annual rate of LIBOR plus 3.50% per annum and the unused commitment fee under the facility is 0.30% per annum. The Credit Agreement contains customary representations and warranties and affirmative and negative covenants that, among other things, restrict the ability of Fifth Street Holdings to create or incur certain liens, incur or guarantee additional indebtedness, merge or consolidate with other companies or transfer all or substantially all of their respective assets, transfer or sell assets, make restricted payments, engage in transactions with affiliates and insiders, and incur restrictions on the payment of dividends or other distributions and certain other contractual restrictions. These covenants are subject to a number of limitations and exceptions set forth in the Credit Agreement. In addition, Fifth Street Holdings must not:

•	permit the Total Leverage Ratio (as defined in the Credit Agreement) to be greater than 3.00 to 1.00 as of the end of any fiscal quarter for the four quarter period ending on such date;
•	permit AUM (as defined in the Credit Agreement) at any time to be less than the sum of $3.25 billion plus 50% of all New Management Fee Assets (as defined in the Credit Agreement);
•	permit the Interest Coverage Ratio (as defined in the Credit Agreement) to be less than 5.00 to 1.00 as of the end of any fiscal quarter for the four quarter period ending on such date; or
•	waive, permit any of its subsidiaries to waive, or defer due to certain triggering events, payment of management fees by any Fifth Street Fund, equal to 10% or more of all management fees earned in any quarter.

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We were in compliance with all covenants under the Credit Facility as of December 31, 2016. However, we did not have any additional material undrawn capacity under the Credit Facility due to the covenant limitations described above.

Risk Retention Term Loan

On September 28, 2015, CLO Management, our wholly-owned consolidated subsidiary, entered into a Risk Retention Term Loan to provide financing for its purchase of up to $17.0 million of CLO II senior notes at a variable rate based on either LIBOR or a base rate plus an applicable margin with an unused commitment fee paid quarterly, which is subject to change based on a total leverage ratio. Borrowings under the Risk Retention Term Loan totaled $17.0 million, of which $13.0 million remained outstanding, and accrue interest at a rate based on the interest rate on the financed notes and the weighted current cost basis which was 4.07% as of December 31, 2016. Our beneficial interests in CLO II in the aggregate amount of $20.5 million at fair value are pledged as collateral for the Risk Retention Term Loan. The facility matures on September 29, 2027 with certain lenders party thereto from time to time and Natixis, New York Branch, as administrative agent and joint lead arranger, and Bleachers Finance 1 Limited as syndication agent and joint lead arranger. The Risk Retention Term Loan contains customary affirmative and negative covenants for agreements of this type, including financial maintenance requirements, delivery of financial and other information, compliance with laws, further assurances and limitations with respect to indebtedness, liens, fundamental changes, restrictive agreements, dispositions of assets, acquisitions and other investments, conduct of business and transactions with affiliates. We were in compliance with all covenants under the Risk Retention Term Loan as of December 31, 2016.

Dividend Policy

We are a holding company and have no material assets other than our approximately 13% limited partnership interest in Fifth Street Holdings and our controlling interest and related rights as its sole general partner. As a result, we depend upon distributions from our subsidiaries to pay any dividends that our Board of Directors may declare to be paid to the holders of our Class A common stock. When our Board of Directors declares dividends, we will cause Fifth Street Holdings to make distributions to us in an amount sufficient to cover the dividends declared. Our dividend policy has certain risks and limitations, particularly with respect to liquidity. We may not pay dividends to the holders of our Class A common stock in amounts that have been paid to them in the past, or at all, if, among other things, we do not have the cash necessary to pay our intended dividends. To the extent we do not have cash on hand sufficient to pay dividends in the future, we may decide not to pay dividends. We may or may not borrow to fund dividends. By paying cash dividends rather than investing that cash in our future growth, we risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations or unanticipated capital expenditures, should the need arise.

We expect to continue to distribute as dividends to holders of our Class A common stock, on a quarterly basis, substantially all of our allocable share of Fifth Street Holdings’ distributable earnings, net of applicable corporate taxes and amounts payable under the tax receivable agreement, in excess of amounts determined to be necessary or appropriate to be retained by Fifth Street Holdings or its subsidiaries to provide for the conduct of our businesses, to make appropriate investments in our businesses and our funds, to comply with the terms of our debt instruments, other agreements or applicable law or to provide for future distributions to us and the Holdings Limited Partners for any ensuing quarter. We intend to fund our dividends from our portion of distributions made to us by Fifth Street Holdings which, in turn, will fund its distributions to us from distributions that it receives from its subsidiaries. Our ability to pay dividends is subject to our Board of Directors’ discretion and may be limited by our holding company structure and applicable provisions of Delaware law.

Under the Delaware General Corporation Law (the “DGCL”), we may only pay dividends from legally available surplus or, if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Surplus is defined as the excess of a company’s total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. Under the DGCL, our Board of Directors can use the fair value of assets and liabilities, rather than book value, in making this determination. Under the Delaware Limited Partnership Act, Fifth Street Holdings may not make a distribution to a partner if, after the distribution, all its liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of our assets. If Fifth Street Holdings were to make such an impermissible distribution, any limited partner who received a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Partnership Act would be liable to Fifth Street Holdings for the amount of the distribution for three years.

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The following table reflects the dividends per share that we have declared on our Class A common stock from January 1, 2015 through December 31, 2016:

Date Declared	Record Date	Payment Date	Amount per Share	Cash Distribution
January 15, 2015	March 31, 2015	April 15, 2015	$0.30	$1.8 million
May 11, 2015	June 30, 2015	July 15, 2015	0.17	1.0 million
August 10, 2015	September 30, 2015	October 15, 2015	0.17	1.0 million
November 23, 2015	December 31, 2015	January 15, 2016	0.17	1.0 million
March 14, 2016	March 31, 2016	April 15, 2016	0.10	0.6 million
May 11, 2016	June 30, 2016	July 15, 2016	0.10	0.6 million
August 10, 2016	September 30, 2016	October 14, 2016	0.10	0.7 million
November 9, 2016	December 30, 2016	January 13, 2017	0.125	0.8 million

Tax Receivable Agreement

Our purchase of Holdings LP Interests concurrent with our initial public offering, and the subsequent and future exchanges by holders of Holdings LP Interests for shares of our Class A common stock pursuant to the Exchange Agreement resulted in, and is expected to continue to result in, increases in our share of the tax basis of the tangible and intangible assets of Fifth Street Holdings, which will increase the tax depreciation and amortization deductions that otherwise would not have been available to us. These increases in tax basis and tax depreciation and amortization deductions are expected to reduce the amount of cash taxes that we would otherwise be required to pay in the future. We have entered into a tax receivable agreement with the TRA Recipients that requires us to pay them 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize (or, under certain circumstances, are deemed to realize) as a result of the increases in tax basis in connection with exchanges by the TRA Recipients described above and certain other tax benefits attributable to payments under the tax receivable agreement.

As a result of certain changes to Connecticut state tax law that were passed in May 2016 (effective January 1, 2016), which resulted in a lower state income tax rate, we reduced our payable to TRA recipients by $7,525,901 which is included in other income (expense) in the Consolidated Statements of Income. As of December 31, 2016, payments due to the TRA Recipients under the TRA totaled $35,990,255, after this adjustment.

In connection with the finalization of the 2014 tax returns in 2015, FSAM paid $340,713, representing the initial payment associated with the TRA liability. In connection with the finalization of the 2015 tax returns in October 2016, FSAM paid $1,969,958 to the TRA recipients. Within the next 12 month period, we expect to pay approximately $800,000 of the total amount of estimated TRA liability. Such amount was determined by estimating the amount of taxable income and specified deductions subject to the TRA which are expected to be realized by FSAM for the related tax year. These calculations are performed pursuant to the terms of the TRAs.

Off-Balance Sheet Arrangements

In the normal course of business, we may engage in off-balance sheet arrangements, including transactions in derivatives, guarantees, commitments, indemnifications and potential contingent repayment obligations.

Contractual Obligations, Commitments and Contingencies

There were no significant changes in contractual obligations, commitments and contingencies other than those noted elsewhere in this Annual Report on Form 10-K. As of December 31, 2016, we did not have any unfunded capital commitments.

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The following table reflects our contractual obligations as of December 31, 2016 (shown in thousands):

	Payments due by period as of December 31, 2016
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating lease obligations (1)	$18,454	$2,470	$4,984	$4,576	$6,424
Loan payable - State of Connecticut DECD (2)	2,200	76	718	718	688
Credit Facility payable (2)(3)	117,667	4,087	8,174	105,406	—
Loan payable - Risk Retention Term Loan (2)(4)	19,837	528	1,056	1,056	17,197
Payable to related parties pursuant to the tax receivable agreements	35,990	816	3,189	3,111	28,874
Total	$194,148	$7,977	$18,121	$114,867	$53,183

(1) Consists primarily of leases for office space under agreements with expirations ranging from month-to-month contracts to lease commitments through 2024.

(2) These amounts include future contractual interest payments.

(3) As of December 31, 2016, $102,000,000 was outstanding under the Credit Facility.

(4) As of December 31, 2016, $12,972,565 was outstanding under the Risk Retention Term Loan.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with GAAP. In applying many of these accounting principles, we need to make assumptions, estimates or judgments that affect the reported amounts of assets, liabilities, revenues and expenses in our consolidated financial statements. We base our estimates and judgments on historical experience and other assumptions that we believe are reasonable under the circumstances. These assumptions, estimates or judgments, however, are both subjective and subject to change, and actual results may differ from our assumptions and estimates. If actual amounts are ultimately different from our estimates, the revisions are included in our results of operations for the period in which the actual amounts become known. We believe the following critical accounting policies could potentially produce materially different results if we were to change underlying assumptions, estimates or judgments. See “Forward-Looking Statements.”

Principles of Consolidation

The consolidated financial statements include the entities in which we, directly or indirectly, are determined to have a controlling financial interest under Accounting Standards Codification, or ASC, Topic 810 - Consolidations, or ASC 810. Under the variable interest model, we determine whether, if by design, an entity has equity investors who lack substantive participating or kick-out rights. If equity investors do not have such rights, the entity is considered a variable interest entity (“VIE”) and must be consolidated by its primary beneficiary. An enterprise is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as: (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The consolidation guidance requires an analysis to determine: (a) whether an entity in which we hold a variable interest is a VIE and (b) whether our involvement, through holding interests directly or indirectly in the entity, would give it a controlling financial interest. Performance of that analysis requires the exercise of judgment.

Under the consolidation guidance, we determine whether we are the primary beneficiary of a VIE at the time we become involved with a VIE and reconsider that conclusion continually. In evaluating whether we are the primary beneficiary, we evaluate our economic interests in the entity held either directly or indirectly by us. The consolidation analysis can generally be performed qualitatively; however, if it is not readily apparent that we are not the primary beneficiary, a quantitative analysis may also be performed. Investments and redemptions (either by us, affiliates of ours or third parties) or amendments to the governing documents of the respective investment funds could affect an entity’s status as a VIE or the determination of the primary beneficiary. At each reporting date, we assess whether we are the primary beneficiary and will consolidate or deconsolidate accordingly.

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For equity investments where we do not control the investee, and where we are not the primary beneficiary of a variable interest entity, but can exert significant influence over the financial and operating policies of the investee, we follow the equity method of accounting. The evaluation of whether we exert control or significant influence over the financial and operational policies of its investees requires significant judgment based on the facts and circumstances surrounding each individual investment. Factors considered in these evaluations may include the type of investment, the legal structure of the investee, the terms and structure of the investment agreement, including investor voting or other rights, the terms of our investment advisory agreement or other agreements with the investee, any influence we may have on the governing board of the investee, the legal rights of other investors in the entity pursuant to the fund’s operating documents and the relationship between us and other investors in the entity.

Base Management Fees

Base Management Fees earned from our funds are generally based on a fixed percentage of gross or net asset value based on the governing documents for each respective fund. For purposes of calculating management fees, such funds’ investments are generally measured at fair value, and thus, management fee revenue are directly affected by significant estimates and assumptions used when determining the fair value of the underlying investments within the funds. These fair value measurements may vary depending on the valuation methodology that is used. See “— Fair Value Measurements” below for further discussion related to significant estimates and assumptions used for determining fair value of the underlying investments in our funds.

Part I Fees

Part I Fees earned from our funds are generally based on a fixed percentage of pre-incentive fee net investment income, which is calculated and paid quarterly, and subject to certain specified performance hurdles. Part I Fees are classified as management fees as they are predictable and are recurring in nature, are not subject to repayment (or clawback) and are generally cash-settled each quarter.

Performance Fees

Performance fees are earned from the funds managed by us based on the performance of the respective funds. We have elected to adopt Method 2 of ASC Topic 605-20 for revenue based on a formula. Under this method, we record revenue when we are entitled to performance-based fees, subject to certain hurdles or benchmarks. The performance fees for any period are based upon an assumed liquidation of the fund’s net assets on the reporting date, and distribution of the net proceeds in accordance with the fund’s income allocation provisions. The performance fees may be subject to reversal to the extent that the performance fees recorded exceed the amount due to the general partner or investment manager based on a fund’s cumulative investment returns. Part II Fees are calculated and payable in arrears as of the end of each fiscal year of the BDCs and equal 20% of the BDCs’ realized capital gains, if any, on a cumulative basis since inception, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. Accordingly, the amount recognized as performance fees reflects our share of the fair value gains and losses of the associated funds, and thus, are dependent on subjective judgments in determining the funds’ fair value measurements.

Performance fees could continue to increase in the future as we increase our fundraising efforts for private fund vehicles. We may be required to return realized performance fees if such funds’ investment values decline below certain levels. When the fair value of a fund’s investments fall below certain return hurdles, previously recognized performance fees are reduced. In all cases, each fund is considered separately in that regard, and for a given fund, performance fees can never be negative over the life of a fund. Upon a hypothetical liquidation of a fund’s investments at the then current fair values, previously recognized and distributed performance fees would be required to be returned, and a liability would be established for the potential giveback obligation. Part I Fees are not subject to such provisions.

Equity Based Compensation

We account for stock-based compensation in accordance with ASC Topic 718 - Compensation – Stock Compensation. Under the fair value recognition provision of this guidance, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period.

We recognize expense related to equity-based compensation transactions in which we receive employee services in exchange for: (a) our equity instruments or (b) liabilities that are based on the fair value of our equity instruments. Equity-based compensation expense represents expenses associated with the: (i) granting of Part I Fee-sharing arrangements prior to the Reorganization; (ii) conversion of and acceleration in vesting of interests in the Predecessor in connection with the Reorganization; and (iii) the granting of restricted stock units, options to purchase Class A common shares and stock appreciation rights granted in connection with our initial public offering.

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Effective January 1, 2016, we elected to early adopt ASU 2016-09. The impact of our adoption was limited to the accounting for forfeitures of certain stock based awards, which is adopted on a modified retrospective basis. Upon adoption, we will no longer estimate forfeitures. Rather, we have elected to account for forfeitures as they occur.

The value of the award is amortized on a straight-line basis over the requisite service period is included within compensation and benefits (except for grants to non-employees which are included in general, administrative and other expenses) in our Consolidated Statements of Income.

We record deferred tax assets or liabilities for equity compensation plan awards based on deductions for income tax purposes of stock-based compensation recognized at the statutory tax rate in the jurisdiction in which we are expected to receive a tax deduction.  In addition, differences between the deferred tax assets recognized for financial reporting purposes and the actual tax deduction reported on our income tax returns are recorded as an adjustment to the provision (benefit) for income taxes on the Consolidated Statements of Income.

Fair Value Measurements

We elected the fair value option on all beneficial interests in CLOs and the MMKT Notes. Unrealized gains and losses resulting from changes in fair value of these instruments are reflected as a component of other income (expense) in the consolidated statements of income. The fair value option permits the irrevocable election of fair value on an instrument-by-instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument. We believe that by electing the fair value option for these financial instruments, it provides consistent measurement with our peers in the asset management industry.

The carrying amounts of cash, management and performance fees receivable from affiliates, prepaid expenses, due from/to affiliates, accounts payable and accrued expenses, accrued compensation and benefits, income taxes payable and dividend payable approximate fair value due to the immediate or short-term maturity of these financial instruments.

ASC Topic 820 - Fair Value Measurements and Disclosures, or ASC 820, defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available or reliable, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity. We engage an independent third party valuation firm to assist in the fair value measurement for our beneficial interest in CLOs.

Assets and liabilities recorded at fair value in our consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure fair value. Hierarchical levels, defined by ASC 820 and directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:

Level 1 - Unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

When a determination is made to classify a financial instrument within Level 3 of the valuation hierarchy, the determination is based upon the fact that the unobservable factors are the most significant to the overall fair value measurement. However, Level 3 financial instruments typically include, in addition to the unobservable or Level 3 components, observable components (that is, components that are actively quoted and can be validated by external sources).

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When determining the fair value of our beneficial interests in CLOs, we utilize a discounted cash flow model that takes into consideration prepayment and loss assumptions, based on projected performance, economic factors, the characteristics and condition of the underlying collateral, comparable yields for similar securities and recent trading activity. The fair value of the MMKT notes is based on the estimated net tangible assets of the business at loan expiration.

Derivative Instruments

Derivative instruments include warrant and swap contracts issued in connection with the RiverNorth settlement. The derivative instruments are not designated as hedging instruments under the accounting standards for derivative and hedging. All derivatives are recognized in Derivative Liabilities at fair value and are presented gross in the Consolidated Statements of Financial Condition with changes in fair value recorded in Unrealized Gain (Loss) on Derivatives in the accompanying Consolidated Statements of Income. Upon settlement of the instrument, we recorded Realized Gain (Loss) on Derivatives in the Consolidated Statements of Income.

Our derivative instruments contain credit risk to the extent that its counterparty may be unable to meet the terms of the agreements. Our derivative instruments also contain market risk in excess of the amounts reflected in the Consolidated Statements of Financial Condition based on future changes to underlying share prices. No collateral has been pledged and/or received with the counterparty, and our derivatives instruments are not subject to a master netting arrangement.

Income Taxes

We account for income taxes under the asset and liability method prescribed by ASC 740, Income Taxes. As a result of our acquisition of limited partnership interests in Fifth Street Holdings, we expect to benefit from amortization and other tax deductions reflecting the step-up in tax basis in the acquired assets. Those deductions will be used by us and will be taken into account in determining our taxable income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Management periodically assesses the recoverability of its deferred tax assets based upon expected future earnings, future deductibility of the asset and changes in applicable tax laws and other factors. If management determines that it is not probable that the deferred tax asset will be fully recoverable in the future, a valuation allowance may be established for the difference between the asset balance and the amount expected to be recoverable in the future. The allowance will result in a charge to our Consolidated Statements of Income. Further, we record our income taxes receivable and payable based upon our estimated income tax liability.

Fifth Street Holdings complies with the requirements of the Internal Revenue Code that are applicable to limited partnerships, which allow for the complete pass-through of taxable income or losses to Fifth Street Holdings limited partners, including us, who are individually responsible for any federal tax consequences. Therefore, no federal tax provision is required in Fifth Street Holdings’ consolidated financial statements in the periods prior to November 4, 2014. Subsequent to our initial public offering, the tax provision includes the federal income tax obligation related to our allocated portion of Fifth Street Holdings’ income. Fifth Street Holdings is subject to certain state and local taxes and certain of its subsidiaries are subject to entity level taxes.

We recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

We recognize interest and penalties associated with tax matters such as franchise tax liabilities, if applicable, as general and administrative and other expenses.

Equity Method Investments

Investments over which we exercise significant influence, but which do not meet the requirements for consolidation, are accounted for using the equity method of accounting, whereby we record our share of the underlying income or losses of equity method investees. We did not elect the fair value option on our equity method investments.

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Investments in equity method investees consists of our general partner interests in FSOF and investments in FSC and FSFR common stock. We exercise significant influence with respect to FSOF and the BDCs as a result of our management contracts with the affiliated fund and BDCs, and specifically with respect to the BDCs, our board of director representation.

Recent Accounting Pronouncements

See Note 2 to the consolidated financial statements for a description of recent accounting pronouncements, including those adopted during the year ended December 31, 2016.

Recent Developments

On December 1, 2016, our Board of Directors appointed Patrick J. Dalton as Co-President, effective January 2, 2017, succeeding Todd Owens. In addition, Mr. Dalton was appointed as Chief Executive Officer and a member of the Boards of Directors of FSC and FSFR.

On January 3, 2017, we granted 287,770 restricted stock units, or RSUs, to Patrick J. Dalton, our Co-President. On January 12, 2017, we granted an aggregate of 606,718 RSUs to the following individuals and in the following amounts: 432,519 RSUs to Mr. Leonard M. Tannenbaum, our Chairman and Chief Executive Officer; 97,863 RSUs to Mr. Bernard D. Berman, our Co-President and Chief Compliance Officer; and 76,336 RSUs to Alexander C. Frank, our Chief Operating Officer and Chief Financial Officer. Each RSU represents the contingent right to receive one share of our Class A common stock. The RSUs granted to Mr. Dalton vest in installments of one-fourth on each of the first four anniversaries of the grant date. The RSUs granted to the other individuals named above vest in installments of one-third on each of the first three anniversaries of the grant date. No later than 60 days following each vesting date, one share of Class A common stock shall be issued for each RSU that becomes vested on such vesting date. The RSUs are subject to acceleration or forfeiture in certain limited circumstances.

On January 3, 2017, we granted Mr. Dalton two option awards to purchase an aggregate of 1,000,000 shares of Class A common stock. The first is an option to purchase 750,000 shares of Class A common stock that vests in equal installments of one-third on each of the first three anniversaries of the grant date, subject to Mr. Dalton’s continued employment, and has a five-year term. The second is an option to purchase 250,000 shares of Class A common stock that vests in full on the fourth anniversary of the grant date, subject to Mr. Dalton’s continued employment, and has a six-year term. All of the options were granted with an exercise price equal to $6.95, which was the closing price of our Class A common stock on the date of grant.

On January 4, 2017, pursuant to the terms of the exchange agreement, dated as of November 4, 2014, by and among us, Holdings and the limited partners of Fifth Street Holdings party thereto, Mr. Tannenbaum, Mr. Berman, Mr. James F. Velgot, a director of the Company, and certain other Holdings Limited Partners exchanged an aggregate of 8,772,450 limited partnership interests of Fifth Street Holdings for shares of our Class A common stock on a one-for-one basis and, in the case of Messrs. Tannenbaum and Berman, submitted to us 8,038,217 and 533,153 shares of our Class B common stock, respectively, for cancellation. Mr. Frank and Mr. Steven M. Noreika, the chief financial officer of FSC and FSFR, did not exercise their right to exchange limited partnership interests of Holdings for shares of Class A common stock at such time.

On January 5, 2017, we filed a shelf registration statement on Form S-3, or the Registration Statement, to register the sale of up to $100,000,000 of any combination of Class A common stock, preferred stock, warrants, rights, purchase contracts, depositary shares and units, each as described in the Registration Statement, as well as up to 26,270,012 shares of our Class A common stock to be sold by the selling stockholders identified in the Registration Statement. The Registration Statement was declared effective by the SEC on February 3, 2017.

On March 20, 2017, our Board of Directors declared a quarterly dividend of $0.125 per share of our Class A common stock. The declared dividend is payable on April 14, 2017 to stockholders of record at the close of business on March 31, 2017.

On March 20, 2017, our Board of Directors authorized Fifth Street Management to enter into a fourth amended and restated investment advisory agreement with FSC, or the New FSC Investment Advisory Agreement, subject to the approval of the FSC board of directors and the FSC stockholders. The New FSC Investment Advisory Agreement was entered into on March 20, 2017, following receipt of such approvals. The New FSC Investment Advisory Agreement (i) decreases the quarterly hurdle rate to 1.75% on the subordinated incentive fee on income payable to Fifth Street Management and (ii) implements a total return requirement, which may decrease the incentive fee payable to Fifth Street Management by 25% per quarter to the extent that FSC’s cumulative net increase in net assets resulting from operations over the “Lookback Period” is less than 20.0%. The “Lookback Period” means (1) through December 31, 2019, the period which commences on the effective date of the New FSC Investment Advisory Agreement and ends on the last day of the fiscal quarter for which the subordinated incentive fee on income is being calculated and (2) after December 31, 2019, the fiscal quarter for which the subordinated incentive fee on income is being calculated and the eleven preceding fiscal quarters. The New FSC Investment Advisory Agreement is effective as of January 1, 2017.

In March 2017, we received additional insurance recoveries related to previously incurred professional fees and we estimate that $4 million to $5 million will be recognized as other income during the three months ended March 31, 2017.

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Item 7A.	Quantitative and Qualitative Disclosures about Market Risk

Our primary exposure to market risk is related to our role as general partner or investment adviser to our funds, and to the sensitivity to movements in the fair value of the investments of such funds, including the effect on management fees and performance fees.

The market price of investments may significantly fluctuate during the period of investment. Investments may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of an investment may decline due to general market conditions that are not specifically related to such investment, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry.

Effect on Management Fees

Base management fees are generally based on a defined percentage of the value of our funds’ assets. Base management fees may be affected by changes in the market value of our funds’ underlying investments.

The overall impact of a short-term change in market value may be mitigated by a number of factors including, but not limited to, fee definitions that are not based on market value including invested capital and committed capital, market value definitions that exclude the impact of realized and/or unrealized gains and losses, market value definitions based on beginning of the period values or a form of average market value including daily, monthly or quarterly averages as well monthly or quarterly payment terms.

An incremental 10% change in fair value of the funds’ investments as of December 31, 2016 would have resulted in an increase (decrease) of $3.9 million in base management fees for the year ended December 31, 2016.

Effect on Performance Fees

Performance fees are based on certain specific hurdle rates as defined in the funds’ applicable investment management or partnership agreements. The performance fees for any period are based upon an assumed liquidation of the fund’s net assets on the reporting date, and distribution of the net proceeds in accordance with the fund’s income allocation provisions which can result in a performance-based fee to us, subject to certain hurdles and benchmarks. The performance fees may be subject to reversal to the extent that the performance fees recorded exceeds the amount due to the general partner or investment manager based on a fund’s cumulative investment returns.

Changes in the fair values of funds’ investments may materially impact performance fees depending on the respective funds’ performance relative to applicable hurdles or benchmarks. Based on an incremental 10% change in fair value of the funds’ investments as of December 31, 2016, there would be no material impact on performance fees for the year ended December 31, 2016.

Effect on Other Income (Expense)

Other income (expense) includes unrealized gain (loss) from our beneficial interests in CLOs. Unrealized gain (loss) on beneficial interests in CLOs results from changes in fair value as well as the reversal of unrealized gain (loss) at the time the beneficial interests are realized. Assuming an incremental 10% change in fair value of our beneficial interests in CLOs as of December 31, 2016, we would record a $2.3 million increase (decrease) to other income (expense).

Credit Risk

We are party to agreements providing for various financial services and transactions that contain an element of risk in the event that the counterparties are unable to meet the terms of such agreements. In such agreements, we depend on the respective counterparty to make payment or otherwise perform. We generally endeavor to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. In other circumstances, availability of financing from financial institutions may be uncertain due to market events, and we may not be able to access these financing markets.

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Interest Rate Risk

The funds we manage are subject to financial market risks, including changes in interest rates. Changes in interest rates may affect our funds’ costs of funding and their interest income from portfolio investments, cash and idle funds’ investments. Risk management systems and procedures at our funds are designed to identify and analyze our risk, to set appropriate policies and limits and to continually monitor these risks and limits by means of reliable administrative and information systems and other policies and programs. Investment income at our funds will be affected by changes in various interest rates, including LIBOR and prime rates, to the extent their debt investments include floating interest rates. In addition, investments of our BDCs are carried at fair value as determined in good faith pursuant to each BDC’s valuation policy and a consistently applied valuation process.

Our Revolving Credit Facility and Risk Retention Term Loan bear interest at a variable rate, and as such, we may be exposed to increased interest expense with higher market interest rates. A 1% increase in LIBOR would have resulted in an increase of $0.8 million in our interest expense for the year ended December 31, 2016.

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Item 8. Consolidated Financial Statements and Supplementary Data

Index to Consolidated Financial Statements

Fifth Street Asset Management Inc.

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Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders of Fifth Street Asset Management Inc.:

In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of income, of changes in equity and of cash flows present fairly, in all material respects, the financial position of Fifth Street Asset Management Inc. and its subsidiaries as of December 31, 2016 and December 31, 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 20, 2017

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Fifth Street Asset Management Inc.

Consolidated Statements of Financial Condition

	As of
	December 31, 2016	December 31, 2015
Assets		(See Note 2)
Cash	$6,727,085	$17,185,204
Management fees receivable (includes Part I Fees of $4,837,944 and $(555,663) at December 31, 2016 and December 31, 2015, respectively)	15,346,566	4,879,785
Performance fees receivable	123,300	224,618
Insurance recovery receivable	9,250,000	—
Prepaid expenses (includes $620,794 and $676,789 related to income taxes at December 31, 2016 and December 31, 2015, respectively)	2,073,393	1,284,759
Investments in equity method investees	66,176,884	32,388,943
Beneficial interests in CLOs at fair value: (cost December 31, 2016: $24,138,496; cost December 31, 2015: $24,617,568)	23,155,062	23,537,629
Due from affiliates	3,405,921	3,943,384
Fixed assets, net	5,344,332	9,893,521
Deferred tax assets	42,415,143	51,217,957
Deferred financing costs	1,426,103	1,929,433
Other assets	3,355,072	3,976,420
Total assets	$178,798,861	$150,461,653
Liabilities and Equity
Liabilities
Accounts payable and accrued expenses	$5,260,511	$5,324,842
Accrued compensation and benefits	12,516,497	10,448,260
Income taxes payable	223,694	28,559
Loans payable (including $0 and $4,738,026 at December 31, 2016 and December 31, 2015, respectively, of MMKT Notes at fair value)	14,972,565	21,710,640
Legal settlement payable	9,250,000	—
Credit facility payable	102,000,000	65,000,000
Dividends payable	1,961,863	1,748,062
Due to affiliates	30,412	24,257
Deferred rent liability	2,079,354	3,146,210
Payable to related parties pursuant to tax receivable agreements	35,990,255	45,486,114
Total liabilities	184,285,151	152,916,944
Commitments and contingencies
Equity (deficit)
Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued and outstanding as of December 31, 2016 and December 31, 2015	—	—
Class A common stock, $0.01 par value 500,000,000 shares authorized; 6,602,374 and 5,822,672 shares issued and 6,602,374 and 5,798,614 shares outstanding as of December 31, 2016 and December 31, 2015, respectively	66,024	58,227
Class B common stock, $0.01 par value 50,000,000 shares authorized; 42,856,854 shares issued and outstanding as of December 31, 2016 and December 31, 2015	428,569	428,569
Additional paid-in capital	6,354,291	2,661,253
Accumulated deficit	(1,726,061)	(30,905)
	5,122,823	3,117,144
Less: Treasury stock, at cost: 24,058 shares as of December 31, 2015	—	(180,064)
Total stockholders’ equity, Fifth Street Asset Management Inc.	5,122,823	2,937,080
Non-controlling interests	(10,609,113)	(5,392,371)
Total deficit	(5,486,290)	(2,455,291)
Total liabilities and equity (deficit)	$178,798,861	$150,461,653

Management fees receivable, performance fees receivable and investments are with related parties. See notes to consolidated financial statements.

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Fifth Street Asset Management Inc.

Consolidated Statements of Income

	For the Years Ended December 31,
	2016	2015	2014
Revenues		(See Note 2)
Management fees (includes Part I Fees of $26,956,347, $31,172,071 and $35,618,257 for the years ended December 31, 2016, 2015 and 2014, respectively)	$73,809,987	$88,473,650	$92,092,369
Performance fees	123,300	224,618	106,635
Other fees	8,613,835	9,068,020	10,337,588
Total revenues	82,547,122	97,766,288	102,536,592
Expenses
Compensation and benefits	42,068,643	36,636,264	53,826,682
Fund offering and start-up expenses	—	—	1,247,923
General, administrative and other expenses	30,634,338	17,887,419	13,029,436
Depreciation and amortization	4,213,637	1,693,080	985,845
Total expenses	76,916,618	56,216,763	69,089,886
Other income (expense)
Interest income	1,446,818	653,130	13,031
Interest expense	(4,589,318)	(2,143,817)	(323,363)
Income (expense) from equity method investments	929,348	(249,310)	246,361
Realized gain on settlement of MMKT Notes	2,519,049	—	—
Unrealized gain (loss) on beneficial interests in CLOs	96,506	(1,079,939)	—
Realized loss on beneficial interests in CLOs	—	(249,033)	—
Gain on extinguishment of debt	2,000,000	—	—
Adjustment of payable to related parties pursuant to TRA	7,525,901	—	—
Loss on legal settlement	(9,250,000)	—	—
Insurance recoveries	14,446,162	—	—
Realized loss on derivatives	(2,612,932)	—	—
Loss on investor settlement	(10,419,274)	—	—
Other income (expense), net	(626,346)	122,000	90,049
Total other income (expense), net	1,465,914	(2,946,969)	26,078
Income before provision (benefit) for income taxes	7,096,418	38,602,556	33,472,784
Provision (benefit) for income taxes	9,349,790	5,045,703	(2,123,627)
Net income (loss)	(2,253,372)	33,556,853	35,596,411
Net income attributable to Predecessor	—	—	(25,631,089)
Net (income) loss attributable to non-controlling interests	722,297	(31,179,732)	(9,527,661)
Net income (loss) attributable to Fifth Street Asset Management Inc.	$(1,531,075)	$2,377,121	$437,661

Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Basic	$(0.25)	$0.40	$0.07
Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Diluted	$(0.27)	$0.40	$0.07
Weighted average shares of Class A common stock outstanding - Basic	6,037,500	5,913,125	6,000,033
Weighted average shares of Class A common stock outstanding - Diluted	6,037,500	5,915,174	6,000,033

All revenues are earned from affiliates of the Company. All gains (losses) from investments are from related parties. See notes to consolidated financial statements.

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Fifth Street Asset Management Inc.

Consolidated Statement of Changes in Equity

For the Years Ended December 31, 2016, 2015 and 2014

	Members’	Class A Common Stock		Class B Common Stock		Additional	Retained Earnings		Non-
	Equity of Predecessor	Shares	Amount	Shares	Amount	Paid-in Capital	(Accumulated Deficit)	Treasury Stock	Controlling Interests	Total Equity (Deficit)

Balance, December 31, 2013	$21,024,514	—	$—	—	$—	$—	$—	$—	$—	$21,024,514
Capital contributions	12,405,868	—	—	—	—	—	—	—	—	12,405,868
Amortization of equity-based compensation	1,487,646	—	—	—	—	—	—	—	—	1,487,646
Reclassification of distributions to former members	800,381	—	—	—	—	—	—	—	—	800,381
Purchase of former member interests	2,327,548	—	—	—	—	—	—	—	—	2,327,548
Distributions	(73,686,241)	—	—	—	—	—	—	—	—	(73,686,241)
Issuance of Class A common shares	—	33	—	—	—	1,000	—	—	—	1,000
Net income	43,343,034	—	—	—	—	—	—	—	—	43,343,034
Balance, November 4, 2014	7,702,750	33	—	—	—	1,000	—	—	—	7,703,750
Net loss from effects of Reorganization and IPO	(17,711,945)	—	—	—	—	—	—	—	—	(17,711,945)
Other adjustments related to Reorganization and IPO	15,377,397	—	—	—	—	—	—	—	—	15,377,397
Allocation of pre-IPO earnings	(5,368,202)	—	—	—	—	—	760,418	—	4,607,784	—
Balance, November 4, 2014. as adjusted	—	33	—	—	—	1,000	760,418	—	4,607,784	5,369,202
Issuance of Class A common shares in IPO	—	6,000,000	60,000	—	—	95,820,000	—	—	—	95,880,000
Issuance of Class B common shares	—	—	—	42,856,854	428,569	(428,569)	—	—	—	—
Purchase of Fifth Street Holdings L.P. limited partner interests	—	—	—	—	—	(95,880,000)	—	—	—	(95,880,000)
Amortization of equity-based compensation	—	—	—	—	—	984,344	—	—	—	984,344
Net tax benefit in connection with tax receivable agreements	—	—	—	—	—	8,359,984	—	—	—	8,359,984
IPO costs	—	—	—	—	—	(3,881,686)	—	—	—	(3,881,686)
Special allocation of adjustments related to Revision	—	—	—	—	—	—	16,870	—	(16,870)	—
Net income	—	—	—	—	—	—	437,661	—	9,527,661	9,965,322
Balance, December 31, 2014 (see Note 2)	—	6,000,033	60,000	42,856,854	428,569	4,975,073	1,214,949	—	14,118,575	20,797,166
Capital contributions	—	—	—	—	—	—	—	—	4,112,873	4,112,873
Distributions to Holdings limited partners	—	—	—	—	—	—	—	—	(59,683,696)	(59,683,696)
Accrued and paid dividends - $0.81 per Class A common share	—	—	—	—	—	(1,262,774)	(3,533,161)	—	—	(4,795,935)
Accrual of dividends on restricted stock units	—	—	—	—	—	—	(89,814)	—	(668,394)	(758,208)
Issuance of Class A common shares	—	16,222	162	—	—	—	—	—	—	162
Repurchase and retirement of Class A common shares	—	(193,583)	(1,935)	—	—	(1,667,141)	—	—	—	(1,669,076)
Repurchase of Class A common shares	—	—	—	—	—	—	—	(180,064)	—	(180,064)
Amortization of equity-based compensation	—	—	—	—	—	616,095	—	—	5,548,539	6,164,634
Net income	—	—	—	—	—	—	2,377,121	—	31,179,732	33,556,853
Balance, December 31, 2015 (see Note 2)	—	5,822,672	58,227	42,856,854	428,569	2,661,253	(30,905)	(180,064)	(5,392,371)	(2,455,291)
Cumulative effect of ASU 2016-09 adoption	—	—	—	—	—	145,127	(164,081)	—	(160,023)	(178,977)
Accrued and paid dividends - $0.425 per Class A common share	—	—	—	—	—	(2,649,627)	—	—	—	(2,649,627)
Accrued and paid dividends on restricted stock units	—	—	—	—	—	(25,532)	—	—	(186,075)	(211,607)
Issuance of shares in connection with vesting of RSUs	—	43,701	437	—	—	—	—	—	—	437
Issuance of shares to settle derivative liability	—	760,059	7,601	—	—	3,259,559	—	—	—	3,267,160
Retirement of Class A common stock	—	(24,058)	(241)	—	—	(179,823)	—	180,064	—	—
Deemed capital contribution	—	—	—	—	—	676,617	—	—	5,134,177	5,810,794
Distributions to Holdings limited partners	—	—	—	—	—	—	—	—	(19,084,053)	(19,084,053)
Reallocation of equity for changes in ownership interest	—	—	—	—	—	1,610,090	—	—	(1,610,090)	—
Amortization of equity-based compensation	—	—	—	—	—	856,627	—	—	11,411,619	12,268,246
Net income	—	—	—	—	—	—	(1,531,075)	—	(722,297)	(2,253,372)
Balance, December 31 2016	$—	6,602,374	$66,024	42,856,854	$428,569	$6,354,291	$(1,726,061)	$—	$(10,609,113)	$(5,486,290)

See notes to consolidated financial statements.

72

Fifth Street Asset Management Inc.

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2016	2015	2014
Cash flows from operating activities		(See Note 2)
Net income (loss)	$(2,253,372)	$33,556,853	$35,596,411
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,930,544	1,409,987	752,144
Amortization of fractional interests in aircrafts	283,093	283,093	233,701
Amortization of deferred financing costs	503,330	503,331	83,888
Amortization of equity-based compensation	12,274,401	6,185,588	4,953,078
Compensation charges related to Reorganization and IPO	—	—	13,856,529
Write-off of capitalized software costs	624,512	—	—
Unrealized (gain) loss on beneficial interests in CLOs	(96,506)	1,079,939	—
Distributions of earnings from equity method investments	3,467,366	—	—
Interest income accreted on beneficial interest in CLOs	(1,446,783)	(652,132)	—
Interest expense on MMKT Notes	92,119	138,026	—
Realized loss on beneficial interests in CLOs	—	249,033	—
Deferred taxes	8,802,814	5,158,958	(2,238,810)
Deferred rent	(1,066,856)	(115,224)	1,281,288
Reclassification of distributions to former member	—	—	1,919,569
Realized gain on settlement of MMKT Notes	(2,519,049)	—	—
Loss on investor settlement	10,419,274	—	41,951
Loss on lease abandonment	1,240,928	—	657,584
Gain on extinguishment of debt	(2,000,000)	—	—
Adjustment of TRA liability for tax rate change	(7,525,901)	—	—
Realized loss on derivatives	3,267,160	—	—
Income from equity method investments	(929,348)	186,535	(246,361)
Fair value adjustment – due to former member	—	—	270,538
Changes in operating assets and liabilities:
Management fees receivable	(10,466,781)	18,648,964	(2,118,986)
Performance fees receivable	22,598	(117,983)	(106,635)
Insurance recovery receivable	(9,250,000)	—	—
Prepaid expenses	(788,634)	111,123	(1,068,269)
Due from affiliates	537,463	(143,842)	48,949
Other assets	338,255	(62,155)	—
Accounts payable and accrued expenses	(1,307,370)	2,279,191	909,639
Accrued compensation and benefits	2,068,237	(647,288)	10,557,513
Income taxes payable	195,135	(332,493)	175,472
Legal settlement payable	9,250,000	—	—
Due to Principal	—	(16,863)	—
Due to affiliates	6,155	20,792	(2,671,334)
Due to former member	—	(59,316)	(2,363,975)
Payables related to TRA	(1,969,958)	(340,714)	—
Net cash provided by operating activities	15,702,826	67,323,403	60,523,884
Cash flows from investing activities
Purchases of fixed assets	(21,699)	(404,733)	(9,506,416)
Purchases of capitalized software	—	(624,512)	—
Purchases of equity method investments	(49,210,434)	(33,889,016)	(3,956,813)
Redemptions of equity method investments	6,000,000	1,200,000	—
Distributions from equity method investments	2,354,715	382,687	87,745
Distributions received from beneficial interest in CLO	1,925,855	528,853	—
Proceeds from sale of beneficial interest in CLO	—	653,900	—
Purchases of fractional interest in aircraft	—	—	(1,763,674)
Purchases of beneficial interest in CLO	—	(21,523,027)	—
Net cash used in investing activities	(38,951,563)	(53,675,848)	(15,139,158)
Cash flows from financing activities
Proceeds from sale of Class A common shares	—	—	1,000
Proceeds from sale of Class A common shares	—	—	95,880,000
Initial public offering costs paid	—	—	(3,741,134)
Purchase of limited partner interests in Fifth Street Holdings L.P.	—	—	(95,880,000)
Proceeds from borrowings under credit facility	40,000,000	78,000,000	12,000,000
Repayments under credit facility	(3,000,000)	(25,000,000)	—
Repayments of notes payable	(2,311,145)	(9,046,929)	—
Proceeds from risk retention term loan	—	16,972,614	—
Repayments of risk retention term loan	—	(4,000,000)	—
Proceeds from issuance of MMKT notes	—	4,600,000	—
Deferred financing costs paid	—	—	(2,516,652)
Capital contributions from members	—	—	2,222,560
Capital contributions from non-controlling interests	—	20,000	—
Distributions to members	(19,084,053)	(55,590,824)	(54,128,220)
Repurchases of Class A common stock	—	(1,849,140)	—
Dividends to Class A shareholders	(2,814,184)	(3,806,080)	—
Net cash provided by (used in) financing activities	12,790,618	299,641	(46,162,446)
Net increase (decrease) in cash	(10,458,119)	13,947,196	(777,720)
Cash, beginning of period	17,185,204	3,238,008	4,015,728
Cash, end of period	$6,727,085	$17,185,204	$3,238,008

73

Fifth Street Asset Management Inc.

Consolidated Statements of Cash Flows

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$3,935,709	$1,311,367	$100,000
Cash paid during the period for income taxes	$251,236	$1,064,200	$—
Non-cash investing activities:
Fixed asset purchases included in accounts payable	$—	$—	$139,671
Non-cash exchange of other assets	$—	$—	$(673,826)
Non-cash contribution to FSOF	$(78,720)	$(106,635)	$—
Non-cash distribution from FSOF	$78,720	$106,635	$—
Non-cash financing activities:
Non-cash conversion of MMKT Notes	$—	$2,950,000	$—
Accrued dividends	$(1,961,863)	$(1,748,062)	$—
Non-cash capital contribution by members	$—	$4,092,873	$10,183,308
Non-cash distribution to members	$—	$(4,092,873)	$(19,428,769)
Issuance of Class A common shares	$—	$198,056	$—
Due to Principals and Affiliates for distributions to former members of Predecessor	$—	$—	$9,123,108
Establishment of deferred tax assets related to tax receivable agreements	$—	$—	$(55,733,229)
Initial recording of amounts payable to related parties pursuant to tax receivable agreements	$—	$—	$47,373,245
IPO costs included in accounts payable	$—	$—	$140,552
Issuance of Class B common shares	$—	$—	$428,569
Deemed capital contribution	$5,810,794	$—	$—
Issuance of shares to settle derivative liability	$3,267,160	$—	$—

All revenues are earned from affiliates of the Company. All gains (losses) from investments are from related parties. See notes to consolidated financial statements.

74

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Note 1. Organization

Fifth Street Asset Management Inc. (“FSAM”), together with its consolidated subsidiaries (collectively, the “Company”), is an alternative asset management firm headquartered in Greenwich, CT that provides asset management services to its investment funds (referred to as the “Fifth Street Funds” or the “funds”), which, as of December 31, 2016, consist primarily of Fifth Street Finance Corp. (formed on January 2, 2008, “FSC”) and Fifth Street Senior Floating Rate Corp. (formed on May 22, 2013, “FSFR”), both publicly-traded business development companies regulated under the Investment Company Act of 1940 (together, the “BDCs”). The Company conducts all of its operations through its consolidated subsidiaries, Fifth Street Management LLC (“FSM”), Fifth Street CLO Management LLC (“CLO Management”) and FSCO GP LLC (“FSCO GP”).

The Company’s primary sources of revenues are management fees, primarily from the BDCs, which are driven by the amount of the assets under management and quarterly investment performance of the Fifth Street Funds. The Company conducts substantially all of its operations through one reportable segment that provides asset management services to the Fifth Street Funds. The Company generates all of its revenues in the United States.

Reorganization

In anticipation of its initial public offering (the “IPO”) that closed November 4, 2014, FSAM was incorporated in Delaware on May 8, 2014 as a holding company with its primary asset expected to be a limited partnership interest in Fifth Street Holdings L.P. (“Fifth Street Holdings”). Fifth Street Holdings was formed on June 27, 2014 by Leonard M. Tannenbaum and Bernard D. Berman (the “Principals”) as a Delaware limited partnership. Prior to the transactions described below, the Principals were the general partners and limited partners of Fifth Street Holdings. Fifth Street Holdings has a single class of limited partnership interests (the “Holdings LP Interests”). Immediately prior to the IPO:

•	The Principals contributed their general partnership interests in Fifth Street Holdings to FSAM in exchange for 100% of FSAM’s Class B common stock;

•	The members of FSM contributed 100% of their membership interests in FSM to Fifth Street Holdings in exchange for Holdings LP Interests; and

•	The members of FSCO GP, a Delaware limited liability company, formed on January 6, 2014 to serve as the general partner of Fifth Street Opportunities Fund, L.P. (“FSOF,”’ formerly Fifth Street Credit Opportunities Fund, L.P.) contributed 100% of their membership interests in FSCO GP to Fifth Street Holdings in exchange for Holdings LP Interests.

These collective actions are referred to herein as the “Reorganization.”

Initial Public Offering

On November 4, 2014, FSAM issued 6,000,000 shares of Class A common stock in the IPO at a price of $17.00 per common share. The proceeds totaled $95.9 million, net of underwriting commissions of $6.1 million. The proceeds were used to purchase a 12.0% limited partnership interest in Fifth Street Holdings.

Immediately following the Reorganization and the closing of the IPO on November 4, 2014:

•	The Principals held 42,856,854 shares of FSAM Class B common stock and 42,856,854 Holdings LP Interests.

•	FSAM held 6,000,000 Holdings LP Interests and the former members of FSM and FSCO GP, including the Principals, held 44,000,000 Holdings LP Interests.

•	The Principals, through their holdings of FSAM Class B common stock in the aggregate, had approximately 97.3% of the voting power of FSAM’s common stock.

Upon the completion of the Reorganization and the IPO, FSAM became the general partner of Fifth Street Holdings and acquired a 12.0% limited partnership interest in Fifth Street Holdings. Fifth Street Holdings and its wholly-owned subsidiaries (including FSM, CLO Management and FSCO GP) are consolidated by FSAM in the consolidated financial statements. The portion of net income attributable to the limited partners of Fifth Street Holdings, excluding FSAM, is recorded as “Net income attributable to non-controlling interests” on the Consolidated Statements of Income.

75

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Exchange Agreement

In connection with the Reorganization, FSAM entered into an exchange agreement with the limited partners of Fifth Street Holdings that granted each limited partner of Fifth Street Holdings, and certain permitted transferees, the right, beginning two years after the closing of the IPO and subject to vesting and minimum retained ownership requirements, on a quarterly basis, to exchange such person’s Holdings LP Interests for shares of Class A common stock of FSAM, on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications (collectively referred to as the “Exchange Agreement”). As a result, each limited partner of Fifth Street Holdings, over time, has the ability to convert his or her illiquid ownership interests in Fifth Street Holdings into Class A common stock of FSAM, which can more readily be sold in the public markets. As of December 31, 2016 and December 31, 2015, FSAM held approximately 13.0% and 11.6% of Fifth Street Holdings, respectively. FSAM’s percentage ownership in Fifth Street Holdings will continue to change as Holdings LP Interests are exchanged for Class A common stock of FSAM or when FSAM otherwise issues or repurchases FSAM common stock. See Note 15 for a description of the exchanges of Holdings LP Interests for shares of Class A common stock that occurred on January 4, 2017.

FSAM’s purchase of Holdings LP Interests concurrent with its IPO, and the subsequent and future exchanges by holders of Holdings LP Interests for shares of FSAM’s Class A common stock pursuant to the Exchange Agreement are expected to result in increases in its share of the tax basis of the tangible and intangible assets of Fifth Street Holdings, which will increase the tax depreciation and amortization deductions that otherwise would not have been available to FSAM. These increases in tax basis and tax depreciation and amortization deductions are expected to reduce the amount of cash taxes that FSAM would otherwise be required to pay in the future. FSAM entered into a tax receivable agreement (“TRA”) with certain limited partners of Fifth Street Holdings (the “TRA Recipients”) that requires FSAM to pay the TRA Recipients 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that FSAM actually realizes (or, under certain circumstances, is deemed to realize) as a result of the increases in tax basis in connection with exchanges by the TRA Recipients described above and certain other tax benefits attributable to payments under the tax receivable agreement.

RiverNorth Settlement

On February 18, 2016, the Company entered into a purchase and settlement agreement (“PSA”) with RiverNorth Capital Management, LLC (“RiverNorth”) pursuant to which RiverNorth would withdraw its competing FSC proxy solicitation. In connection with the execution and delivery of the PSA, on March 24, 2016, the Company purchased 4,078,304 shares of common stock of FSC for $25.0 million of cash at a purchase price of $6.13 per share, net of certain dividends payable to the Company pursuant to the PSA, resulting in a loss of $4,608,480, which represents the premium paid by the Company in excess of the FSC closing share price on the date of the transaction. Pursuant to a letter agreement with the Company, Leonard M. Tannenbaum purchased 5,142,296 shares of common stock of FSC from RiverNorth at a net purchase price of $6.13 per share, resulting in a loss of $5,810,794 which represents the premium paid by Mr. Tannenbaum in excess of the FSC closing share price on the date of the transaction. Such amount was recorded as a loss in the Consolidated Statement of Income and as a deemed contribution/distribution in the Consolidated Statement of Changes in Stockholder’s Equity since Mr. Tannenbaum holds a controlling interest in FSAM and the Company directly benefited from this payment. The total premium paid by the Company and Mr. Tannenbaum in the amount of $10,419,274 was recorded as a loss during the three months ended March 31, 2016.

In addition, the Company issued RiverNorth a warrant to purchase 3,086,420 shares of FSAM’s Class A common stock that, upon exercise, the Company was obligated to pay RiverNorth an amount equal to the lesser of: (i) $5 million and (ii) the spread value of the warrant based on a $3.24 strike price. The warrant was exercised by RiverNorth on June 23, 2016. Refer to Note 3 for further information.

The Company also entered into a swap agreement with RiverNorth whereas on each settlement date, if the settlement date share price of FSC common stock was less than $6.25, the Company was obligated to pay RiverNorth an amount equal to the excess of $6.25 over the settlement date share price multiplied by the 3,878,542 notional shares of common stock underlying the swap. Alternatively, if the settlement date share price of FSC common stock was greater than $6.25, RiverNorth was obligated to pay the Company for the excess of the settlement date share price over $6.25 in cash. The Company was also entitled to a portion of dividends on FSC shares underlying the total return swap which were earned by RiverNorth prior to the settlement date. On September 7, 2016, the Company settled the swap agreement with RiverNorth. Refer to Note 3 for further information.

76

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Ironsides Settlement

On September 30, 2016, the Company entered into a PSA with Ironsides Partners LLC, Ironsides Partners Special Situations Master Fund II L.P. and Ironsides P Fund L.P. (collectively, “Ironsides”). Upon execution of the PSA, Ironsides agreed that it would not, and would not permit any of its controlled Affiliates or Associates (as defined in the PSA) to, during a standstill period: (1) nominate or recommend for nomination any person for election at any annual or special meeting of stockholders of FSAM, FSC and FSFR (the “Fifth Street Parties”), directly or indirectly, (2) submit any proposal for consideration at, or bring any other business before, any annual or special meeting of any of the Fifth Street Parties’ stockholders, directly or indirectly, or (3) initiate, encourage or participate in any “withhold” or similar campaign with respect to any annual or special meeting of any of the Fifth Street Parties’ stockholders, directly or indirectly. During the standstill period, Ironsides shall not publicly or privately encourage or support any other stockholder to take any of the actions described above. On November 30, 2016, in connection with the execution and delivery of the PSA, the Company purchased 1,295,767 shares of common stock of FSFR for a per-share purchase price of $9.00. Pursuant to a letter agreement with the Company, Mr. Tannenbaum purchased 646,863 shares of common stock of FSFR from Ironsides for a per-share purchase price of $9.00. These purchases were not made at a premium to the market price of the FSFR shares on the date of purchase.

MMKT Exchange LLC

On December 22, 2014, FSM entered into a limited liability company agreement, as majority member, with Leonard Tannenbaum’s brother, as minority member, for the purpose of forming MMKT Exchange LLC (previously IMME LLC), a Delaware limited liability company (“MMKT”). MMKT was a financial technology company that sought to bring increased liquidity and transparency to middle market loans. FSM made a capital contribution of $80,000 for an 80% membership interest in MMKT. In addition, MMKT issued $5,900,000 of MMKT Notes (as defined in note 15), of which $1,300,000 was held by FSM. MMKT is consolidated in the Company’s consolidated financial statements and any intercompany balances between MMKT and FSM are eliminated.

During the year ended December 31, 2016, MMKT determined that it would cease further development of its technology and market its intellectual property for sale and distribute all available cash to its convertible noteholders as soon as practicable.

On August 8, 2016, MMKT entered into an agreement with its noteholders to settle and cancel the MMKT Notes in exchange for consideration of $2,833,050, of which $634,460 was paid to FSM. As a result of the cancellation, the Company realized a gain of $2,519,049 during the year ended December 31, 2016. In connection with the settlement and cancellation of the MMKT notes, FSM incurred an expense of $100,000 that was paid to third-party noteholders in exchange for a release of claims against FSM and MMKT, which is included in Other income (expense) in the Consolidated Statements of Income.

On August 12, 2016, MMKT sold the rights to its platform, including all intellectual property, in exchange for $50,000 and distributed the proceeds to its noteholders, including $11,197 which was distributed to FSM. The Company recognized a gain of $50,000 related to this sale within Other income (expense) in the Consolidated Statements of Income.

On December 30, 2016, MMKT was dissolved and a final distribution of $69,480 was made to the noteholders, including $15,560 which was distributed to FSM.

77

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Note 2. Significant Accounting Policies

Revision of Previously Issued Financial Statements for Correction of Immaterial Errors

During the three months ended September 30, 2016, the Company identified an error related to the accounting treatment of its investments in common shares of the BDCs. In September 2015, the Company began purchasing common stock in the BDCs and treated such shares as available-for-sale securities under Accounting Standards Codification (“ASC”) Topic 320, Investments - Debt and Equity Securities. In 2016, the Company made substantial additional purchases of the BDC common stock. As a result, the Company revisited its accounting method for the shares held. The Company determined that it does exert significant influence over the BDCs and accordingly, its investments in the BDCs should have been accounted for as equity method investments under ASC Topic 323, Investments - Equity Method and Joint Ventures, since inception. As of December 31, 2015, the cumulative error was an overstatement of income from equity method investments of $0.3 million, an overstatement of other income of $0.2 million (resulting in a net decrease to income before provision for income taxes of $0.5 million), and an overstatement of other comprehensive income of $0.4 million. The Company assessed the materiality of these errors on its prior quarterly and annual financial statements, assessing materiality both quantitatively and qualitatively, in accordance with the SEC’s Staff Accounting Bulletin (“SAB”) No. 99 and SAB No. 108 and concluded that the errors were not material to any of its previously issued financial statements. However, in order to correctly present the shares as an equity method investment in the appropriate period, management revised previously issued financial statements. The Company also corrected immaterial out-of-period adjustments that had been previously reported.

Set forth below is a summary of the amounts and financial statement line items impacted by these revisions for the year ended December 31, 2015 presented in this Form 10-K.

	As of December 31, 2015
Consolidated Statement of Financial Condition:	As previously reported	Adjustments	As revised
Investments in equity method investees	$6,427,272	$25,961,671	$32,388,943
Investments in available-for-sale securities at fair value	26,771,258	(26,771,258)	—
Deferred tax assets	51,180,237	37,720	51,217,957
Total assets	$151,233,520	$(771,867)	$150,461,653
Accumulated other comprehensive income	27,276	(27,276)	—
Retained earnings	—	(30,905)	(30,905)
Total stockholders’ equity, Fifth Street Asset Management Inc.	2,995,261	(58,181)	2,937,080
Non-controlling interests	(4,678,685)	(713,686)	(5,392,371)
Total equity (deficit)	(1,683,424)	(771,867)	(2,455,291)
Total liabilities and equity	$151,233,520	$(771,867)	$150,461,653

78

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

	Year Ended December 31, 2015
Consolidated Statement of Income:	As previously reported	Adjustments	As revised
Income (loss) from equity method investments	$20,630	$(269,940)	$(249,310)
Other income, net	279,405	(157,405)	122,000
Total other expense, net	(2,519,624)	(427,345)	(2,946,969)
Income before provision for income taxes	39,029,901	(427,345)	38,602,556
Provision for income taxes	5,065,420	(19,717)	5,045,703
Net income	33,964,481	(407,628)	33,556,853
Net income attributable to non-controlling interests	(31,556,455)	376,723	(31,179,732)
Net income attributable to Fifth Street Asset Management Inc.	$2,408,026	$(30,905)	$2,377,121
Net income per share attributable to Fifth Street Asset Management Inc. - Basic and Diluted	$0.41	$(0.01)	$0.40

	Year Ended December 31, 2015
Consolidated Statement of Comprehensive Income:	As previously reported	Adjustments	As revised
Net income	$33,964,481	$(407,628)	$33,556,853
Adjustment for change in fair value of available-for-sale securities	382,242	(382,242)	—
Tax effect of adjustment for change in fair value of available-for-sale securities	(18,003)	18,003	—
Total comprehensive income	34,328,720	(771,867)	33,556,853
Less: Comprehensive income attributable to non-controlling interests	(31,893,418)	713,686	(31,179,732)
Comprehensive income attributable to Fifth Street Asset Management Inc.	$2,435,302	$(58,181)	$2,377,121

	Year Ended December 31, 2015
Consolidated Statement of Cash Flows:	As previously reported	Adjustments	As revised
Cash flows from operating activities
Net income	$33,964,481	$(407,628)	$33,556,853
Deferred taxes	5,178,675	(19,717)	5,158,958
(Income) loss from equity method investments	(83,405)	269,940	186,535
Net cash provided by operating activities	67,480,808	(157,405)	67,323,403
Cash flows from investing activities
Purchases of equity method investments	(7,500,000)	(26,389,016)	(33,889,016)
Purchases of available-for-sale securities	(26,389,016)	26,389,016	—
Distributions from equity method investments	225,282	157,405	382,687
Net cash used in investing activities	(53,833,253)	157,405	(53,675,848)
Net increase in cash	13,947,196	—	13,947,196
Cash, beginning of period	3,238,008	—	3,238,008
Cash, end of period	$17,185,204	$—	$17,185,204

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the requirements for reporting on Form 10-K and Regulation S-X. All significant intercompany transactions and balances have been eliminated in consolidation. For the periods presented herein, total comprehensive income (loss) is equivalent to net income (loss), and accordingly, no statements of comprehensive income (loss) are presented.

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Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Prior to the completion of the Reorganization and the IPO, the historical financial statements consisted of the combined results of FSM, FSC, Inc., FSC CT, Inc., FSC Midwest, Inc., Fifth Street Capital West, Inc. and their wholly-owned subsidiaries and certain combined funds (collectively referred to as the “Fifth Street Management Group” or “Predecessor”), which were affiliated entities that were either wholly or substantially owned and/or under the voting control of Leonard M. Tannenbaum.

Upon the completion of the Reorganization and the IPO, FSAM became the general partner of Fifth Street Holdings and acquired a 12.0% limited partnership interest in Fifth Street Holdings. These transactions were accounted for as transactions among entities under common control, pursuant to ASC Topic 805-50, and recorded on a historical cost basis. Subsequent to the Reorganization and the IPO, Fifth Street Holdings and its wholly-owned subsidiaries (including FSM and FSCO GP) are consolidated by FSAM in the consolidated financial statements. All income attributable to the Company’s Predecessor prior to the Reorganization is recorded as “Net income attributable to Predecessor” within the Consolidated Statements of Income. Subsequent to November 4, 2014, the portion of net income attributable to the limited partners of Fifth Street Holdings, excluding FSAM, is recorded as “Net income attributable to non-controlling interests” on the Consolidated Statements of Income.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and entities in which it, directly or indirectly, is determined to have a controlling financial interest under ASC Topic 810, as amended by Accounting Standards Update (“ASU”) No. 2015-02. Under the variable interest model, the Company determines whether, if by design, an entity has equity investors who lack substantive participating or kick-out rights. If equity investors do not have such rights, the entity is considered a variable interest entity (“VIE”) and must be consolidated by its primary beneficiary. An enterprise is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The consolidation guidance requires an analysis to determine (a) whether an entity in which the Company holds a variable interest is a VIE and (b) whether the Company’s involvement, through holding interests directly or indirectly in the entity, would give it a controlling financial interest. Performance of that analysis requires the exercise of judgment.

Under the consolidation guidance, the Company determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a variable interest entity and reconsiders that conclusion continually. In evaluating whether the Company is the primary beneficiary, the Company evaluates its economic interests in the entity held either directly or indirectly by the Company. The consolidation analysis can generally be performed qualitatively; however, if it is not readily apparent that the Company is not the primary beneficiary, a quantitative analysis may also be performed. Investments and redemptions (either by the Company, affiliates of the Company or third parties) or amendments to the governing documents of the respective investment funds could affect an entity’s status as a VIE or the determination of the primary beneficiary. At each reporting date, the Company assesses whether it is the primary beneficiary and will consolidate or deconsolidate accordingly.

For equity investments where the Company does not control the investee, and where it is not the primary beneficiary of a VIE, but can exert significant influence over the financial and operating policies of the investee, the Company follows the equity method of accounting. The evaluation of whether the Company exerts control or significant influence over the financial and operational policies of its investees requires significant judgment based on the facts and circumstances surrounding each individual investment. Factors considered in these evaluations may include the type of investment, the legal structure of the investee, the terms and structure of the investment agreement, including investor voting or other rights, the terms of the Company’s investment advisory agreement or other agreements with the investee, any influence the Company may have on the governing board of the investee, the legal rights of other investors in the entity pursuant to the fund’s operating documents and the relationship between the Company and other investors in the entity.

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Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Consolidated Variable Interest Entities

Fifth Street Holdings

FSAM is the sole general partner of Fifth Street Holdings and, as such, it operates and controls all of the business and affairs of Fifth Street Holdings and its wholly-owned subsidiaries. Under ASC 810, Fifth Street Holdings meets the definition of a VIE because the limited partners do not hold substantive kick-out or participating rights. Since FSAM has the obligation to absorb expected losses and the right to receive benefits that could be significant to Fifth Street Holdings and is the sole general partner, FSAM is considered to be the primary beneficiary of Fifth Street Holdings. The assets of Fifth Street Holdings can be used to settle the obligations of FSAM based on the discretion of FSAM in its capacity as the general partner of Fifth Street Holdings.

As a result, the Company consolidates the financial results of Fifth Street Holdings and its wholly-owned subsidiaries and records the economic interests in Fifth Street Holdings held by the limited partners other than FSAM as “Non-controlling interests” on the Consolidated Statements of Financial Condition and “Net income attributable to non-controlling interests” on the Consolidated Statements of Income.

Voting Interest Entities

Entities that are not VIEs are generally evaluated under the voting interest model. The Company consolidates voting interest entities that it controls through a majority voting interest or through other means.

Unconsolidated Variable Interest Entities

The Company holds interests in certain VIEs that are not consolidated because the Company is not deemed the primary beneficiary. The Company’s interest in such entities generally is in the form of direct interests and fixed fee arrangements. The maximum exposure to loss represents the potential loss of assets by the Company relating to these non-consolidated entities. The Company’s interests in these non-consolidated VIEs and their respective maximum exposure to loss relating to non-consolidated VIEs as of December 31, 2016 is $23,691,568, which represents the fair value of beneficial interests as well as management fees receivable at such date.

CLOs

In February 2015, the Company closed a securitization of the senior secured loans warehoused in Fifth Street Senior Loan Fund I, LLC (“CLO I”).  In September 2015, Fifth Street Senior Loan II, LLC merged into Fifth Street SLF II Ltd. (“CLO II”), and the Company closed a securitization of the senior secured loans previously warehoused in Fifth Street Senior Loan Fund II, LLC. CLO Management, a wholly owned-consolidated subsidiary of Fifth Street Holdings, is the collateral manager of CLO I and CLO II (collectively referred to as the “CLOs”), and as such, it operates and controls all of the business and affairs of the CLOs.  Under ASC 810, the CLOs meet the definition of a VIE because the total equity at risk is not sufficient to finance it activities.

The Company determined that it did not have an obligation to absorb expected losses that could be significant to CLO I and CLO II. Therefore, the Company is not considered to be the primary beneficiary of the CLOs, and accordingly, does not consolidate their financial results. As of December 31, 2016, investments held by the Company in the senior secured and subordinated notes of the CLOs are included within “Beneficial interests in CLOs at fair value” on the Consolidated Statements of Financial Condition.

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Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions affecting amounts reported in the consolidated financial statements and accompanying notes. The most significant of these estimates are related to: (i) the valuation of equity-based compensation, (ii) the estimate of future taxable income, which impacts the carrying amount of the Company’s deferred income tax assets, (iii) the determination of net tax benefits in connection with the Company’s tax receivable agreements, (iv) the valuation of the Company’s investments, (v) the measurement of asset and liabilities associated with exit and disposal activities related to the abandonment of office space, (vi) the calculation of interest income accreted on beneficial interests in CLOs and (vii) the accretion of the residual excess of the Company’s share of FSC and FSFR’s net assets over its cost basis. These estimates are based on the information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions and conditions.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash.

For the years ended December 31, 2016, 2015 and 2014, substantially all revenues and receivables were earned or derived from advisory or administrative services provided to the BDCs and other affiliated entities.

The Company is dependent on its chief executive officer, Leonard M. Tannenbaum, who holds over 90% of the combined voting power of the Company through his ownership of shares of common stock. If for any reason the services of the Company’s chief executive officer were to become unavailable, there could be a material adverse effect on the Company’s operations, liquidity and profitability.

Fair Value Measurements

The carrying amounts of cash, management fees receivable, performance fees receivable, prepaid expenses, insurance recovery receivable, due from/to affiliates, accounts payable and accrued expenses, accrued compensation and benefits, income taxes payable, legal settlement payable and dividends payable approximate fair value due to the immediate or short-term maturity of these financial instruments.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less. The Company places its cash and cash equivalents with U.S. financial institutions and, at times, amounts may exceed federally insured limits. The Company monitors the credit standing of these financial institutions.

Equity Method Investments

Investments over which the Company exercises significant influence, but which do not meet the requirements for consolidation, are accounted for using the equity method of accounting, whereby the Company records its share of the underlying income or losses of equity method investees. The Company did not elect the fair value option on its equity method investments.

Investments in equity method investees consists of the Company’s general partner interests in an unconsolidated fund and investments in FSC and FSFR common stock. The Company exercises significant influence with respect to this fund and the BDCs as a result of its management contracts with them, and specifically with respect to the BDCs, its board of director representation.

Beneficial Interest in CLOs

Beneficial interests in CLOs meet the definition of a debt security under ASC 325-40, Beneficial Interest in Securitized Financial Assets. Income from the beneficial interest in CLOs is recorded using the effective interest method based upon an estimation of an effective yield to maturity utilizing assumed cash flows. The Company monitors the expected residual payments, and effective yield is determined and updated periodically, as needed. Any distributions received from the beneficial interests in CLOs in excess of the calculated income using the effective yield are treated as a reduction of the cost.

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Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

The Company earned interest income of $1,446,783 and $652,132, respectively, from beneficial interests in CLOs, for the years ended December 31, 2016 and December 31, 2015. There was no interest income from beneficial interests in CLOs for the year ended December 31, 2014.

Fair Value Option

The Company has elected the fair value option, upon initial recognition, for all beneficial interests in CLOs, which had a cost of $24,138,496 as of December 31, 2016. There was $96,506 of unrealized gains recorded on beneficial interests in CLOs for the year ended December 31, 2016. There were $1,079,939 of unrealized losses and $249,033 of realized losses recorded on beneficial interests in CLOs for the year ended December 31, 2015.

The Company also elected the fair value option on the MMKT Notes upon initial recognition, which were included in loans payable on the Consolidated Statements of Financial Condition as of December 31, 2015. The MMKT Notes were settled and canceled during the three months ended September 30, 2016. The Company realized a gain of $2,519,049 on the MMKT Notes during the year ended December 31, 2016. Refer to Note 8 for further information.

The fair value option permits the irrevocable election of fair value on an instrument-by-instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument. The Company believes that by electing the fair value option for these financial instruments, it provides consistent measurement with its peers in the asset management industry. Changes in the fair value of these assets and liabilities and related interest income/expense are recorded within “Other income (expense)” in the Consolidated Statements of Income. Refer to Note 4 for a description of valuation methodologies for each of the financial instruments mentioned above.

Derivative Instruments

Derivative instruments include warrant and swap contracts issued in connection with the RiverNorth settlement. The derivative instruments are not designated as hedging instruments. Upon settlement of the instrument, the Company recorded “Realized loss on derivatives” in the Consolidated Statements of Income.

See Note 3 for quantitative disclosures regarding derivative instruments.

Fixed Assets

Fixed assets consist of furniture, fixtures and equipment (including automobiles, computer hardware and purchased software), software developed for internal use and leasehold improvements, and are recorded at cost, less accumulated depreciation and amortization. Depreciation of furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives of the respective assets (three to eight years). Software developed for internal use, which is amortized over three years, consists of costs incurred during the application development stage of software developed for the Company’s proprietary use and includes costs of company personnel who are directly associated with the development. Amortization of improvements to leased properties is computed using the straight-line method based upon the initial term of the applicable lease or the estimated useful life of the improvements, whichever is shorter, and ranges from five to 10 years. Routine expenditures for repairs and maintenance are charged to expense when incurred. Major betterments and improvements are capitalized. Upon retirement or disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Consolidated Statements of Income. The Company evaluates fixed assets for impairment whenever events or changes in circumstances indicate that an asset’s carrying value may not be fully recovered.

Deferred Financing Costs

Deferred financing costs, which consist of fees and expenses paid in connection with the closing of Fifth Street Holdings’ credit facility, are capitalized at the time of payment. Deferred financing costs are amortized using the straight line method over the term of the credit facility and are included in interest expense on the Consolidated Statements of Income.

83

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Deferred Rent

The Company recognizes rent expense on a straight-line basis over the expected lease term. Within the provisions of certain leases, there are free rent periods and escalations in payments over the base lease term. The effects of these items have been reflected in rent expense on a straight-line basis over the expected lease term. Landlord contributions and tenant allowances are included in the straight-line calculations and are being deferred over the lease term and are reflected as a reduction in rent expense.

Revenue Recognition

The Company has three principal sources of revenues: management fees, performance fees and other fees. These revenues are derived from the Company’s agreements with the funds it manages, primarily the BDCs. The investment advisory agreements on which revenues are based are generally renewable on an annual basis by the general partner or the board of directors of the respective funds.

Management Fees

Management fees are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or principal amount of the investment portfolios managed by the Company. All management fees are earned from affiliated funds of the Company. The contractual terms of management fees vary by fund structure and investment strategy and range from 0.40% to 1.75% for base management fees, which are asset or capital-based.

Management fees from affiliates also include quarterly incentive fees on the net investment income from the BDCs (“Part I Fees”). Part I Fees are generally equal to 20.0% of the BDCs’ net investment income (before Part I Fees and performance fees payable based on capital gains), subject to fixed “hurdle rates” as defined in the respective investment advisory agreement. No fees are recognized until the BDCs’ net investment income exceeds the respective hurdle rate, with a “catch-up” provision that serves to ensure the Company receives 20.0% of the BDCs’ net investment income from the first dollar earned. Such fees are classified as management fees as they are paid quarterly, predictable and recurring in nature, not subject to repayment (or clawback) and cash settled each quarter. Management fees from affiliates are recognized as revenue in the period investment advisory services are rendered, subject to the Company’s assessment of collectability.

Performance Fees

Performance fees are earned from the funds managed by the Company based on the performance of the respective funds. The contractual terms of performance fees vary by fund structure and investment strategy and are generally 15.0% to 20.0% of investment performance.

The Company has elected to adopt Method 2 of ASC 605-20, Revenue Recognition for Revenue Based on a Formula. Under this method, the Company recognizes revenue based on the respective fund’s performance during the period, subject to certain hurdles or benchmarks. The performance fees for any period are based upon an assumed liquidation of the fund’s net assets on the reporting date, and distribution of the net proceeds in accordance with the fund’s income allocation provisions. The performance fees may be subject to reversal to the extent that the performance fees recorded exceed the amount due to the general partner or investment manager based on a fund’s cumulative investment returns.

Performance fees related to the BDCs (“Part II Fees”) are calculated and payable in arrears as of the end of each fiscal year of the BDCs and equal 20.0% of the BDCs’ realized capital gains, if any, on a cumulative basis since inception, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

Other Fees

The Company also provides administrative services to the Fifth Street Funds. These fees are reported within Revenues - Other fees in the Consolidated Statements of Income. These fees generally represent reimbursable compensation, overhead and other expenses incurred by the Company on behalf of the funds. The Company is considered the principal under these arrangements and is required to record the expense and related reimbursement revenue on a gross basis.

84

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Compensation and Benefits

Compensation generally includes salaries, bonuses, severance and equity-based compensation charges. Bonuses are accrued over the service period to which they relate. All payments made to the Predecessor’s managing member since inception and all payments made to the Predecessor’s equity members since December 1, 2012 (see Note 11) related to their granted or purchased interests are accounted for as distributions on the equity held by such members.

Retention Bonus Agreements

During the year ended December 31, 2016, the Company entered into retention bonus agreements in the amount of $2,307,000 with certain key employees. The retention bonuses provide for the upfront payment of a cash bonus to each participant, which is generally subject to the participant remaining actively employed by the Company for the one-year period subsequent to the bonus payment. Notwithstanding the foregoing, in the event a participant’s employment is terminated by the Company, the participant is not required to repay the cash retention bonus. The Company recognizes these retention bonuses over the term of the service period as defined in the retention bonus agreements or upon the employee’s termination. Included in compensation expense for the year ended December 31, 2016 is $1,331,392 of amortization related to these agreements. There were $380,000 of forfeited retention bonuses during the year ended December 31, 2016.

Severance Agreements

The Company has entered into various severance and change in control agreements with certain key employees, which provide for the payment of severance and other benefits to each participant in the event of a termination without cause or for good reason, and in certain cases, the payment of a cash bonus upon the occurrence of a change in control event. The amounts of such payments and benefits vary by employee. The Company records expenses related to such severance and change in control agreements by employee if, and when, a termination or change in control event occurs. Included in compensation expense for the years ended December 31, 2016, 2015 and 2014 is $5,747,249, $637,971 and $1,599,824, respectively, related to these severance arrangements.

Equity-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation.” Under the fair value recognition provision of this guidance, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period.

 The Company recognizes expense related to equity-based compensation transactions in which it receives employee services in exchange for: (a) equity instruments of the Company or (b) liabilities that are based on the fair value of the Company’s equity instruments. Equity-based compensation expense represents expenses associated with the: (i) granting of Part I Fee-sharing arrangements prior to the Reorganization; (ii) conversion of and acceleration in vesting of interests in the Predecessor in connection with the Reorganization; and (iii) the granting of restricted stock units, options to purchase shares of FSAM Class A common stock and stock appreciation rights granted.

The value of the award is amortized on a straight-line basis over the requisite service period and is included within “Compensation and benefits” (except for grants to non-employees which are included in “General, administrative and other expenses”) in the Company’s Consolidated Statements of Income.

Effective January 1, 2016, the Company elected to early adopt ASU 2016-09. The primary impact of the Company’s adoption was limited to the accounting for forfeitures of certain stock based awards, which is adopted on a modified retrospective basis. Upon adoption, the Company no longer estimates forfeitures. Rather, the Company has elected to account for forfeitures as they occur.

The Company records deferred tax assets or liabilities for equity compensation plan awards based on deductions for income tax purposes of stock-based compensation recognized at the statutory tax rate in the jurisdiction in which the Company is expected to receive a tax deduction. In addition, differences between the deferred tax assets recognized for financial reporting purposes and the actual tax deduction reported on the Company’s income tax returns are recorded as an adjustment to the provision (benefit) for income taxes on the Consolidated Statements of Income.

85

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Income Taxes

Fifth Street Holdings complies with the requirements of the Internal Revenue Code that are applicable to limited partnerships, which allow for the complete pass-through of taxable income or losses to Fifth Street Holdings limited partners, including FSAM, who are individually responsible for any federal tax consequences. The tax provision includes the income tax obligation related to FSAM’s allocated portion of Fifth Street Holdings’ income, which is net of any tax incurred at Fifth Street Holdings’ subsidiaries that are subject to income tax.

Also, as a result of the Reorganization, certain subsidiaries were converted from pass-through entities to taxable entities. Accordingly, the portion of the Company’s subsidiaries’ earnings attributable to non-controlling interests are subject to tax when reported as a component of the non-controlling interests’ taxable income on their individual tax returns.

The Company accounts for income taxes under the asset and liability method prescribed by ASC 740, “Income Taxes.” As a result of the Company’s acquisition of limited partnership interests in Fifth Street Holdings, the Company expects to benefit from amortization and other tax deductions reflecting the step-up in tax basis in the acquired assets. Those deductions will be used by the Company and will be taken into account in determining the Company’s taxable income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Management periodically assesses the recoverability of its deferred tax assets based upon expected future earnings, future deductibility of the asset and changes in applicable tax laws and other factors. If management determines that it is not probable that the deferred tax asset will be fully recoverable in the future, a valuation allowance may be established for the difference between the asset balance and the amount expected to be recoverable in the future. The allowance will result in a charge to the Company’s Consolidated Statements of Income. Further, the Company records its income taxes receivable and payable based upon its estimated income tax liability.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The Company recognizes interest and penalties associated with tax matters such as franchise tax liabilities, if applicable, as general and administrative and other expenses.

Class A Earnings per Share

The Company computes basic earnings per share attributable to FSAM’s Class A common stockholders by dividing income attributable to FSAM by the weighted average Class A common shares outstanding for the period. Diluted earnings per share reflects the potential dilution beyond shares for basic earnings per share that could occur if securities or other contracts to issue common stock were exercised, converted into common stock, or resulted in the issuance of common stock that would have shared in the Company’s earnings. Potentially dilutive securities include outstanding options to acquire Class A common shares, unvested restricted stock units, warrants issued to RiverNorth, MMKT Notes and Fifth Street Holdings limited partnership interests which are exchangeable for shares of Class A common stock. The dilutive effect of stock options and restricted stock units is reflected in diluted earnings per share of Class A common stock by application of the treasury stock method.

Under the treasury stock method, if the average market price of a share of Class A common stock increases above the option’s exercise price, the proceeds that would be assumed to be realized from the exercise of the option would be used to acquire outstanding shares of Class A common stock. The dilutive effect of awards is directly correlated with the fair value of the shares of Class A common stock. However, the awards may be anti-dilutive when the market price of the underlying shares exceeds the option’s exercise price. This result is possible because the compensation expense attributed to future services but not yet recognized is included as a component of the assumed proceeds upon exercise.

Loss Contingencies and Insurance Recoveries

In accordance with ASC Topic 450, an estimated loss from a loss contingency shall be accrued if it is determined that it is probable that a liability has been incurred at the reporting date and the amount can be reasonably estimated. Insurance claims for loss recoveries generally shall be recognized when a loss event has occurred and recovery is considered probable.

86

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in GAAP when it becomes effective. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606) - Principal versus Agent Considerations. This ASU is intended to clarify revenue recognition accounting when a third party is involved in providing goods or services to a customer. In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing. This ASU is intended to clarify two aspects of Topic 606: identifying performance obligations and licensing implementation guidance. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606) - Narrow-Scope Improvements and Practical Expedients. This ASU amends certain aspects of ASU 2014-09, addresses certain implementation issues identified and clarifies the new revenue standards’ core revenue recognition principles. The new standards will be effective for the Company on January 1, 2018 and early adoption is permitted on the original effective date of January 1, 2017. The standard permits the use of either the retrospective or cumulative effect transition method. The Company has not yet selected a transition method nor has it determined the effect of this standard on its consolidated financial statements and its ongoing financial reporting.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern, which requires management to evaluate, at each annual and interim reporting period, a company’s ability to continue as a going concern within one year of the date the financial statements are issued and provide related disclosures. The Company adopted ASU 2014-16 on a prospective basis during the year ended December 31, 2016 and determined that the adoption did not have a material impact on its consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall (“ASU 2016-01”), which makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods therein.  Early adoption is permitted specifically for the amendments pertaining to the presentation of certain fair value changes for financial liabilities measured at fair value.  Early adoption of all other amendments is not permitted. Upon adoption, the Company will be required to make a cumulative-effect adjustment to the Consolidated Statement of Assets and Liabilities as of the beginning of the first reporting period in which the guidance is effective.  The Company did not early adopt the new guidance during the year ended December 31, 2016. The Company is evaluating the effect that ASU 2016-01 will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, “Leases.” Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for those leases previously classified as operating leases. The amendments in ASU No. 2016-02 are effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period with early adoption permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09. The objective of the guidance in ASU 2016-09 is to reduce the cost and complexity of providing stock compensation information while maintaining or improving the usefulness of the information. ASU 2016-09 amends previous guidance around when and how excess tax benefits or deficiencies should be recognized, and now requires excess tax benefits to be recognized in the income statement, regardless of whether it will reduce the Company’s taxes payable in the current period. ASU 2016-09 also allows companies to elect whether to use an estimated forfeiture rate, or to recognize forfeitures as they occur. Another change related to this update, is the movement of excess tax benefits from stock options from financing activities to operating activities within the Company’s Consolidated Statements of Cash Flows. ASU 2016-09 is effective for public entities for annual reporting periods beginning after December 15, 2016 and interim periods within those reporting periods, with early adoption permitted. The Company adopted ASU 2016-09 as of January 1, 2016 using a modified retrospective approach to account for the changes related to forfeiture estimates and the cumulative adjustment to reduce FSAM’s equity by $178,977.

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Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments (Topic 230). This guidance addresses how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The ASU is effective for public companies for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The guidance requires application using a retrospective transition method. The Company did not early adopt the new guidance during the year ended December 31, 2016. The new guidance is not expected to have a material effect on the Company’s consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230) which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included within cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The new guidance is effective for interim and annual periods beginning after December 15, 2017 and early adoption is permitted. The guidance is to be adopted retrospectively. The Company did not early adopt the new guidance during the three months ended December 31, 2016. The new guidance is not expected to have a material effect on the Company’s consolidated financial statements.

Note 3. Derivative Instruments

The table below summarizes the impact to the Consolidated Statements of Income from the Company’s derivative instruments:

	Years ended December 31,
	2016	2015	2014
Realized gain (loss) on derivatives
Swap (1)	$654,228	$—	$—
Warrant	(3,267,160)	—	—
Total realized loss on derivatives	$(2,612,932)	$—	$—

(1)	Amounts represent the Company’s portion of dividends received on FSC shares underlying the total return swap, net of a $160,266 payment by the Company to settle the swap agreement.

On June 23, 2016, RiverNorth exercised its warrant to purchase 3,086,420 shares of Class A common stock at a price of approximately $4.30 per share. At the exercise date, the cash settlement value of the warrant was $3,267,160. However, the Company elected to settle the warrants in Class A common stock, which was approved by the Company’s Board of Directors on September 15, 2016. On September 22, 2016, the Company issued 760,059 unregistered shares of Class A common stock to RiverNorth to settle the warrant in reliance on exemptions from the registration requirements of the Securities Act. The Company reclassified the warrant liability to stockholder’s equity and realized a cumulative loss of $3,267,160 as a result of the settlement of the warrant.

On September 7, 2016, the Company settled the swap agreement with RiverNorth. The Company realized a cumulative gain of $654,228 as a result of the settlement of the swap agreement.

88

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Note 4. Investments and Fair Value Measurements

ASC 820 – Fair Value Measurements and Disclosures (“ASC 820”) – defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available or reliable, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity. The Company engages an independent third party valuation firm to assist in the fair value measurement for its beneficial interest in CLO.

Assets and liabilities recorded at fair value in the Company’s consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value.

Hierarchical levels, defined by ASC 820 and directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:

•	Level 1 — Unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

•	Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

When determining the fair value of beneficial interests in CLOs, the Company utilizes a discounted cash flow model that takes into consideration prepayment and loss assumptions, based on projected performance, economic factors, the characteristics and condition of the underlying collateral, comparable yields for similar securities and recent trading activity.

The following tables present the financial instruments carried at fair value as of December 31, 2016, by caption on the Company’s Consolidated Statements of Financial Condition for each of the levels of hierarchy established by ASC 820:

Assets	Level 1	Level 2	Level 3	Total
Beneficial interests in CLOs	—	—	$23,155,062	$23,155,062
	$—	$—	$23,155,062	$23,155,062

The following tables present the financial instruments carried at fair value as of December 31, 2015, by caption on the Company’s Consolidated Statements of Financial Condition for each of the levels of hierarchy established by ASC 820:

Assets	Level 1	Level 2	Level 3	Total
Beneficial interests in CLOs	—	—	$23,537,629	$23,537,629
	$—	$—	$23,537,629	$23,537,629

Liabilities	Level 1	Level 2	Level 3	Total
MMKT Notes	$—	$—	$4,738,026	$4,738,026
	$—	$—	$4,738,026	$4,738,026

When a determination is made to classify a financial instrument within Level 3 of the valuation hierarchy, the determination is based upon the fact that the unobservable factors are significant to the overall fair value measurement. However, Level 3 financial instruments typically include, in addition to the unobservable or Level 3 components, observable components (that is, components that are actively quoted and can be validated by external sources). Accordingly, the appreciation (depreciation) in the tables below includes changes in fair value due in part to observable factors that are part of the valuation methodology.

89

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

There were no transfers in or out of level 3 during the years ended December 31, 2016 and December 31, 2015. All unrealized gains or losses related to investments still held as of December 31, 2016.

The following table provides a roll-forward in the changes in fair value for all financial instruments for which the Company determines fair value using unobservable (Level 3) factors for the year ended December 31, 2016:

	Beneficial interests in CLOs	MMKT Notes
Fair value at December 31, 2015	$23,537,629	$4,738,026
Distributions	(1,925,856)	—
Repayments	—	(2,311,096)
Interest accreted	1,446,783	92,119
Unrealized gains	96,506	—
Realized gains	—	(2,519,049)
Fair value at December 31, 2016	$23,155,062	$—

The following table provides a roll-forward in the changes in fair value for all financial instruments for which the Company determines fair value using unobservable (Level 3) factors for the year ended December 31, 2015:

	Beneficial interests in CLOs	MMKT Notes
Fair value at December 31, 2014	$—	$—
Purchases of investments	25,397,222	—
Proceeds from issuance of notes payable	—	4,600,000
Proceeds from partial sale of beneficial interest in CLO	(653,900)	—
Distributions	(528,853)	—
Interest accreted	652,132	138,026
Unrealized losses	(1,079,939)	—
Realized losses	(249,033)	—
Fair value at December 31, 2015	$23,537,629	$4,738,026

Significant Unobservable Inputs for Level 3 Financial Instruments

The following table provides quantitative information related to the significant unobservable inputs for Level 3 financial instruments, which are carried at fair value as of December 31, 2016:

Assets	Fair Value	Valuation Technique	Unobservable Input	Input Value
Beneficial interests in CLOs	$23,155,062	Discounted cash flow	Constant prepayment rate	15%
			Constant default rate	2%
			Loss severity rate	30%
Total	$23,155,062

90

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

The following table provides quantitative information related to the significant unobservable inputs for Level 3 financial instruments, which are carried at fair value as of December 31, 2015:

Assets	Fair Value	Valuation Technique	Unobservable Input	Input Value
Beneficial interests in CLOs	$23,537,629	Discounted cash flow	Constant prepayment rate	15%
			Constant default rate	2%
			Loss severity rate	30%
Total	$23,537,629

Liabilities	Fair Value	Valuation Technique	Unobservable Input	Input Value
MMKT Notes	$4,738,026	Recent market transactions	N/A	N/A
Total	$4,738,026

Under the discounted cash flow approach, the significant unobservable inputs used in the fair value measurement of the Company’s beneficial interests in the CLOs are the constant prepayment rate, constant default rate and loss severity. Significant increases or decreases in any of these inputs in isolation may result in a significantly lower or higher fair value measurement. Generally, an increase in the constant prepayment rate will result in an increase in the valuation of the beneficial interest in the CLOs, while a decrease in the constant prepayment rate will have the opposite effect. Generally, an increase in either the constant default rate or the loss severity rate will result in a decrease in the valuation of the beneficial interest in the CLOs, while a decrease in either the constant default rate or the loss severity rate will have the opposite effect.

As of December 31, 2015, the cost of the MMKT Notes approximated fair value as there were recent market transactions.

Investments in Equity Method Investees

The following table provides information about the Company’s equity method investments as of December 31, 2016 and December 31, 2015:

	Equity Held as of
Equity method investments	December 31, 2016	% of Ownership	December 31, 2015	% of Ownership
FSC common stock (1)	$41,908,970	6.0%	$24,665,471	2.7%
FSFR common stock (1)	23,718,716	9.1%	1,296,200	0.5%
FSOF equity interest	549,198	0.9%	6,427,272	8.7%
Total	$66,176,884		$32,388,943

(1)     The total fair value of the Company’s investments in FSC and FSFR was $68,426,612 based on quoted market prices as of December 31, 2016.

Based on the market prices at the time the investments in FSC and FSFR were purchased, there was a residual excess of the Company’s share of FSC’s and FSFR’s net assets over the Company’s cost basis. The Company allocated the residual excess to the investments held by FSC and FSFR and will recognize the residual excess of approximately $31.7 million over the average life of investments held in FSC and FSFR, which ranges between two to four years. For the years ended December 31, 2016 and December 31, 2015, the Company recognized $5,446,089 and $163,575, respectively, related to this residual excess which is recognized within “Income (expense) from equity method investments” in the Consolidated Statements of Income.

The Company’s investments in FSC and FSFR common stock met the significance criteria as defined by the SEC for the year ended December 31, 2016. In calculating the income recognized under the equity method for its investment in FSC and FSFR, the Company used the latest publicly available financial information as of December 31, 2016. The following tables (shown in thousands) present summarized financial information of FSC and FSFR for the years ended December 31, 2016 and 2015, which is the latest publicly available financial information as of the date of this report.

91

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

	FSC		FSFR
Statements of Operations	2016	2015	2016	2015
Investment income	$234,510	$265,259	$51,074	$53,463
Net expenses	131,071	150,144	26,899	25,679
Net investment income	103,439	115,115	24,175	27,784
Net unrealized loss on investments and secured borrowings	(31,605)	(123,330)	(1,968)	(31,587)
Net realized loss on investments and secured borrowings	(149,746)	(10,806)	(12,633)	(76)
Net increase (decrease) in net assets resulting from operations	(77,912)	(19,021)	9,574	(3,878)

Financial Instruments Disclosed, But Not Carried At Fair Value

The following table presents the carrying value and fair value of the Company’s financial assets and liabilities disclosed, but not carried, at fair value as of December 31, 2016 and the level of each financial asset and liability within the fair value hierarchy:

	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Risk Retention Term Loan	$12,972,565	$12,972,565	$—	$—	$12,972,565
Loan payable - DECD loan	2,000,000	1,929,588	—	—	1,929,588
Credit facility payable	102,000,000	102,000,000	—	—	102,000,000
Payables to related parties pursuant to tax receivable agreements	35,990,255	30,058,706	—	—	30,058,706
Total	$152,962,820	$146,960,859	$—	$—	$146,960,859

The following table presents the carrying value and fair value of the Company’s financial assets and liabilities disclosed, but not carried, at fair value as of December 31, 2015 and the level of each financial asset and liability within the fair value hierarchy:

	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Risk Retention Term Loan	$12,972,614	$12,972,614	$—	$—	$12,972,614
Loan payable - DECD loan	4,000,000	4,040,214	—	—	4,040,214
Credit facility payable	65,000,000	65,000,000	—	—	65,000,000
Payables to related parties pursuant to tax receivable agreements	45,486,114	40,015,336	—	—	40,015,336
Total	$127,458,728	$122,028,164	$—	$—	$122,028,164

The Company utilizes a bond yield approach to estimate the fair value of its DECD loan, which is included in Level 3 of the hierarchy. Under the bond yield approach, the Company uses its incremental borrowing rate to determine the present value of the future cash flow streams related to the liability.

The carrying values of the Risk Retention Term Loan and the credit facility payable approximate their fair value and are included in Level 3 of the hierarchy.

The Company utilizes a discounted cash flow approach to estimate the fair value of its payables to related parties pursuant to TRAs, which is included in Level 3 of the hierarchy. Under the discounted cash flow approach, the Company estimates the present value of estimated future tax benefits pursuant to the TRA discounted using a market interest rate.

92

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Note 5. Due from Affiliates

In connection with administration agreements that are in place (see Note 10), the Company provides certain administrative services for the funds, including office facilities and equipment, and clerical, bookkeeping and recordkeeping services at such facilities.  For providing these services, facilities and personnel, the Fifth Street Funds reimburse the Company for direct fund expenses and the BDCs reimburse the Company for the allocable portion of overhead and other expenses incurred by the Company in performing its obligations under the administration agreements.

Also, in the normal course of business, the Company pays certain expenses on behalf of the BDCs, primarily for travel and other costs associated with particular portfolio company holdings of the BDCs, for which it is reimbursed.

Note 6. Fixed Assets

Fixed assets consist of the following:

	December 31, 2016	December 31, 2015
Furniture, fixtures and equipment	$1,368,624	$1,519,742
Capitalized software costs (1)	—	624,512
Leasehold improvements	10,182,352	10,312,968
Fixed assets, cost	11,550,976	12,457,222
Less: accumulated depreciation and amortization (2)	(6,206,644)	(2,563,701)
Fixed assets, net book value	$5,344,332	$9,893,521

(1)	During the three months ended June 30, 2016, the Company determined it was no longer probable that the MMKT software being developed would be completed and placed in service. As a result, the Company wrote off the capitalized software costs, and accordingly, a loss in the amount of $624,512 is included in Other income (expense), net in the Consolidated Statement of Income for the year ended December 31, 2016.

(2)	In April 2016, the Company abandoned a portion of its office space in its corporate headquarters in Greenwich, CT. As a result, the Company accelerated depreciation in the amount of $2,158,012 and $653,719 during the year ended December 31, 2016 relating to leasehold improvements and furniture and fixtures, respectively, which represents the net book value of identifiable assets on which the Company will no longer derive future economic benefit.

Depreciation and amortization expense related to fixed assets for the years ended December 31, 2016, 2015 and 2014 was $3,930,544, $1,409,987 and $752,144, respectively. There were $287,601 of fully depreciated assets which were disposed of during the year ended December 31, 2016.

Note 7. Other Assets

Other assets consist of the following:

	December 31, 2016	December 31, 2015
Security deposits (a)	$107,149	$499,835
Fractional interests in aircrafts (b)	3,019,098	3,302,190
Other	228,825	174,395
	$3,355,072	$3,976,420

(a)	In April 2016, the Company received its security deposit in the amount of $417,836 in connection with its former White Plains, NY office lease.

(b)	In November 2013, the Company entered into an agreement that entitled it to the use of a corporate aircraft for five years. The amount paid, less the estimated trade-in value, is being amortized on a straight-line basis over the expected five-year term of the agreement. In December 2014, the Company sold half of this interest and entered into an agreement for a second corporate aircraft for five years. Amortization expense for the years ended December 31, 2016, 2015 and 2014 was $283,093, $283,093 and $233,701, respectively.

93

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Note 8. Debt

Loans Payable

Loans payable consist of the following:

	December 31, 2016	December 31, 2015
DECD loan	$2,000,000	$4,000,000
MMKT Notes	—	4,738,026
Risk Retention Term Loan	12,972,565	12,972,614
	$14,972,565	$21,710,640

DECD Loan

On October 7, 2013, the Company borrowed $4,000,000 from the Department of Economic and Community Development (the “DECD”) of the State of Connecticut. Proceeds from the loan were utilized to partially fund the build-out costs of the Company’s new headquarters in Greenwich, CT. The loan bears interest at a fixed rate of 2.5% per annum, matures on November 21, 2023 and requires interest-only payments through November 1, 2017, at which point monthly payments of principal and interest are required until maturity or such time that the loan is repaid in full. As security for the loan, the Company has granted the State of Connecticut a blanket security interest in the Company’s personal property, subject only to prior security interests permitted by the State of Connecticut.

Under the terms of the agreement, the Company was eligible for forgiveness of up to $3,000,000 of the principal amount of the loan based on certain job creation milestones, as mutually agreed to by the Company and the DECD. As a result of the Company achieving certain job creation milestones, on May 19, 2016, the DECD granted the Company a loan forgiveness credit of $2,000,000, which was recorded as an extinguishment of debt during the year ended December 31, 2016. The Company is not entitled to any additional forgiveness.

For the years ended December 31, 2016, 2015 and 2014, interest expense related to this loan was $70,765, $100,000 and $100,000, respectively.

MMKT Notes

On February 24, 2015, MMKT issued $800,000 in aggregate principal amount of Convertible Promissory Notes (the “MMKT Original Notes”) due August 31, 2016, bearing interest at a rate of 8% per annum due upon maturity, prepayment or conversion to the Company. On each of February 27, 2015, April 1, 2015 and August 5, 2015, MMKT issued additional MMKT Original Notes in the amounts of $50,000, $100,000 and $2,000,000, under the same terms as the MMKT Original Notes issued to the Company.

On each of August 28, 2015 and September 4, 2015, MMKT issued new Convertible Promissory Notes, due August 5, 2016 and bearing interest at a rate of 8% per annum due upon maturity, prepayment or conversion (“MMKT Notes”) to the Company and additional investors. The MMKT Notes also were issued to all existing holders in exchange for their outstanding MMKT Original Notes (the “Exchange”). The Exchange was a non-cash transaction and the principal amounts of the existing MMKT Notes issued to the previous holders were increased to account for the interest accrued over the period prior to the Exchange in the amount of $2,950,000. Additionally, MMKT issued $2,950,000 in aggregate principal amount of MMKT Notes to new investors. The MMKT Notes did not represent additional claims on FSAM’s general assets; rather, they represented claims against the specific assets of MMKT. Further, FSAM did not guarantee any of the MMKT Notes. For the year ended December 31, 2016, MMKT recorded $92,119 of interest expense recorded related to the MMKT Notes. For the year ended December 31, 2015, interest expense related to the MMKT Notes was $138,026.

94

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Risk Retention Term Loan

On September 28, 2015, CLO Management entered into a Risk Retention Term Loan to provide financing for its purchase up to $17 million of CLO II senior notes at a variable rate based on either LIBOR or a base rate plus an applicable margin. Borrowings under the Risk Retention Term Loan totaled $16,972,565, of which $12,972,565 remains outstanding, and accrue interest at a rate based on the interest rate on the financed notes and the weighted current cost basis which was 4.07% as of December 31, 2016. The Company’s beneficial interests in CLO II in the aggregate amount of $23,155,062 at fair value are pledged as collateral for the Risk Retention Term Loan. The facility matures on September 29, 2027 with certain lenders party thereto from time to time and Natixis, New York Branch, as administrative agent and joint lead arranger, and Bleachers Finance 1 Limited as syndication agent and joint lead arranger. The Risk Retention Term Loan contains customary affirmative and negative covenants for agreements of this type, including financial maintenance requirements, delivery of financial and other information, compliance with laws, further assurances and limitations with respect to indebtedness, liens, fundamental changes, restrictive agreements, dispositions of assets, acquisitions and other investments, conduct of business and transactions with affiliates. As of December 31, 2016 and 2015, the Company had $12,972,565 and $12,972,614, respectively, of borrowings outstanding under the Risk Retention Term Loan which approximated fair value. For the years ended December 31, 2016 and 2015, interest expense related to the Risk Retention Term Loan was $511,803 and $127,770, respectively. The Company was in compliance with all covenants as of December 31, 2016.

Credit Facility

On November 4, 2014, Fifth Street Holdings entered into an unsecured revolving credit facility which matures on November 4, 2019 with certain lenders party thereto from time to time and Sumitomo Mitsui Banking Corporation, as administrative agent and joint lead arranger, and Morgan Stanley Senior Funding, Inc., as syndication agent and joint lead arranger. On February 29, 2016, the unsecured revolving credit facility was amended to reduce the aggregate revolver commitments of the lenders from $176 million to $146 million and provide, among other things, that certain risk retention debt incurred by subsidiaries engaged solely in managing collateralized loan obligations shall be permitted and excluded from certain financial covenant calculations, including leverage and interest coverage ratios. As of December 31, 2016, the revolving credit facility provides for $146 million of borrowing capacity, with a $100 million accordion feature, and bears interest at a variable rate based on either LIBOR or a base rate plus an applicable margin with an unused commitment fee paid quarterly, which is subject to change based on a total leverage ratio. Borrowings under the revolving credit facility accrue interest at an annual rate of LIBOR plus 3.50% per annum and the unused commitment fee under the facility is 0.30% per annum. The revolving credit facility contains customary affirmative and negative covenants for agreements of this type, including financial maintenance requirements, delivery of financial and other information, compliance with laws, further assurances and limitations with respect to indebtedness, liens, fundamental changes, restrictive agreements, dispositions of assets, acquisitions and other investments, conduct of business and transactions with affiliates. As of December 31, 2016 and December 31, 2015, the Company had $102,000,000 and $65,000,000, respectively, of borrowings outstanding under the credit facility, at cost and fair value. For the years ended December 31, 2016, 2015 and 2014, interest expense (including amortization of deferred financing costs) related to the credit facility was $3,914,631, $1,709,239 and $213,625, respectively. At December 31, 2016, the Company was in compliance with all debt covenants. However, we did not have any additional material undrawn capacity under the Credit Facility due to the covenant limitations described above.

Outstanding principal amounts related to debt maturing over the next five years are as follows:

2017	$25,775
2018	313,525
2019	102,321,454
2020	329,583
2021	337,920

95

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Note 9. Commitments and Contingencies

Leases

The Company leases office space in various locations throughout the United States and maintains its headquarters in Greenwich, CT. On July 22, 2013, the Company entered into a lease agreement with a related party (see Note 11) for office space in Greenwich, CT that expires on September 30, 2024. Other non-cancelable office leases in other locations expire at various dates through 2020. The Company’s rental lease agreements are generally subject to escalation provisions on base rental payments, as well as certain costs incurred by the property owner and are recognized on a straight-line basis over the term of the lease agreements. For each of the years ended December 31, 2016, 2015 and 2014, the Company recorded rent expense of $4,207,354, $2,511,727 and $2,353,466, respectively.

In April 2016, the Company abandoned a portion of its office space in its corporate headquarters in Greenwich, CT. Although the Company is currently marketing the unused space to prospective tenants, until such time the new tenant were to occupy such space and our lease agreement is modified, the Company is still obligated to pay contractual rent payments in accordance with the operating lease. The Company estimated the liability under the operating lease agreement and accrued lease abandonment costs in accordance with ASC 420, Exit or Disposal Cost Obligations and recorded a liability of $1,240,928 at the time of abandonment, which represents the present value of the remaining contractual rent payments on the unused space net of estimated sublease income. To the extent the Company is not able to sublease the unused space, the Company may recognize additional lease abandonment costs in future periods. In addition, the Company reversed $915,464 of its deferred rent liability which is included as a reduction to “General, administrative and other expenses” in the Consolidated Statements of Income during the year ended December 31, 2016, which represents the portion of the deferred rent liability attributable to the abandoned space.

A summary of the Company’s lease abandonment activity for the year ended December 31, 2016 is as follows:

Lease abandonment costs incurred	$1,240,928
Rent payments	(479,724)
Present value adjustment	3,247
Accrued lease abandonment costs, end of period	$764,451

In July 2014, the Company terminated the operating lease for its White Plains, NY office. Under the terms of the agreement with the landlord, the Company paid an early termination fee of $616,852 at that time and was obligated to pay rent through November 30, 2015. Accordingly, upon lease termination, the Company had recognized an additional expense in the amount of $460,658 representing the fair value of the remaining lease obligation. During March 2015, the Company reached an agreement with its landlord to cancel a significant portion of its remaining lease obligation which resulted in a reduction of rent expense in the amount of $341,044.

As of December 31, 2016, future minimum lease payments under noncancelable leases are as follows:

2017	$2,559,725
2018	2,542,273
2019	2,441,414
2020	2,321,095
2021	2,255,000
Thereafter	6,424,000
$18,543,507

96

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Capital Commitments

As of December 31, 2016, the Company does not have any unfunded capital commitments.

Litigation

FSC Class-Action Lawsuits

In October and November of 2015, the Company, its executive officers and FSC were named as defendants in three putative securities class-action lawsuits filed in New York and Connecticut federal courts (and later consolidated in New York). The lawsuits alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 on behalf of a putative class of investors who purchased FSC common stock between July 7, 2014, and February 6, 2015. The lawsuits alleged in general terms that defendants engaged in a purportedly fraudulent scheme designed to artificially inflate the true value of FSC’s investment portfolio and investment income in order to increase the Company’s revenue. The plaintiffs sought compensatory damages and attorneys’ fees and costs, among other relief, but did not specify the amount of damages being sought. A lead plaintiff was selected in February 2016, a consolidated complaint similar to the original complaint was filed in April 2016, and a motion to dismiss the consolidated complaint was filed in May 2016. The parties agreed in July to settle the case for $14,050,000, with approximately 99% of the settlement amount to be paid from insurance coverage. Confirmatory discovery was completed in August, and the lead plaintiff filed the proposed settlement with the court in September. On November 9, 2016, the court authorized the parties to send notice to the class and scheduled a fairness hearing for February 16, 2017. No objections or opt-outs to the settlement were received by the deadline. The fairness hearing was held on February 16, 2017 and the proposed settlement was approved and paid. The litigation is now concluded.

FSC proxy litigation

The Company was also named as a defendant in a putative class-action lawsuit filed by a purported stockholder of FSC on January 29, 2016, in the Court of Chancery of the State of Delaware. The case is captioned James Craig v. Bernard D. Berman, et al., C.A. No. 11947-VCG. The defendants in the case were Bernard D. Berman, James Castro-Blanco, Ivelin M. Dimitrov, Brian S. Dunn, Richard P. Dutkiewicz, Byron J. Haney, Sandeep K. Khorana, Todd G. Owens, Douglas F. Ray, Fifth Street Management, FSC, Fifth Street Holdings L.P., and the Company. The complaint alleged that the defendants breached their fiduciary duties to FSC stockholders by, among other things, issuing an incomplete or inaccurate preliminary proxy statement that purportedly attempted to mislead FSC stockholders into voting against proposals to be presented by another shareholder (RiverNorth Capital Management) in a proxy contest in connection with FSC’s 2016 annual meeting. The competing shareholder proposals had sought to elect three director nominees to FSC’s Board of Directors and to terminate the investment advisory agreement between FSC and Fifth Street Management. The complaint also charged that the FSC director defendants breached their fiduciary duties by perpetuating and failing to terminate the investment advisory agreement between FSC and Fifth Street Management and by seeking to entrench themselves as directors and FSAM affiliates as FSC’s manager. The FSAM entities were charged with breaching their duties as alleged controlling persons of FSC and with aiding and abetting the FSC directors’ breaches of duty. The complaint sought, among other things, an injunction preventing FSC and its Board of Directors from soliciting proxies for the 2016 annual meeting until additional disclosures were issued; a declaration that the defendants breached their fiduciary duties by refusing to terminate the FSC Investment Advisory Agreement and by keeping the FSC Board of Directors and Fifth Street Management in place; a declaration that any shares repurchased by FSC after the record date of the 2016 annual meeting would not be considered outstanding shares for purposes of the FSC stockholder approvals sought at the annual meeting; and awarding plaintiff costs and disbursements. The plaintiff moved for expedited proceedings and for a preliminary injunction.

Defendants opposed plaintiff’s motion for expedited proceedings and moved to dismiss the case. FSC also filed another amendment to the preliminary proxy statement, making additional disclosures relating to issues raised by plaintiff and RiverNorth. On February 16, 2016, plaintiff informed the Delaware court that the basis for his injunction motion had become moot and that he was withdrawing his motions for a preliminary injunction and expedited proceedings. On February 18, 2016, FSC announced that it had entered into an agreement with RiverNorth pursuant to which RiverNorth would withdraw its competing proxy solicitation. Plaintiff later informed the court that his case had become moot, and he moved for a “mootness fee.” On September 23, 2016, the court awarded plaintiff fees and expenses of $350,000. Any potential liabilities related to this matter would be borne by FSC, not the Company. The litigation is now concluded.

97

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

FSC shareholder derivative actions

In December 2015 through April 2016, several putative shareholder derivative actions were filed on behalf of FSC in Connecticut federal court and in Connecticut and Delaware state court, naming the Company’s executive officers and directors and the Company as defendants and FSC as the nominal defendant. The underlying allegations in all of the complaints were related, and generally similar, to the allegations in the securities class actions against FSC described above. The Connecticut federal cases were consolidated, and the defendants moved to transfer the cases to New York federal court, which motion was subsequently withdrawn without prejudice in connection with the proposed settlement described below. The Connecticut and Delaware state cases were stayed by consent of the parties while the Connecticut federal court considered the proposed settlement.

The parties signed an agreement in July 2016 to settle the cases. The proposed settlement provided for Fifth Street Management to waive fees charged to FSC in the amount of $1.0 million for each of ten consecutive quarters starting in January 2018 and maintenance of the previously announced decrease in the FSC base management fee from 2% to a maximum of 1.75% of gross assets (excluding cash and cash equivalents) for at least four years, subject to certain specified conditions. The proposed settlement also called for FSC to adopt certain governance and oversight enhancements. We and the defendants further agreed that we would not oppose plaintiffs’ request for an award of $5.1 million in attorneys’ fees and expenses, which was paid from insurance coverage. The plaintiffs conducted confirmatory discovery in August 2016, and, on September 23, 2016, the Connecticut federal court issued an order preliminarily approving the proposed settlement, authorizing the parties to disseminate notice to our stockholders. A fairness hearing was held on December 13, 2016 and the proposed settlement was approved. The Connecticut and Delaware state cases were dismissed in light of such approval.

FSAM class-action lawsuits

The Company was named as a defendant in two putative securities class-action lawsuits filed by purchasers of the Company’s shares. The suits are related to the securities class actions brought by shareholders of FSC, for which Fifth Street Management serves as investment adviser.

The first lawsuit by the Company’s shareholders was filed on January 7, 2016, in the United States District Court for the District of Connecticut and was captioned Ronald K. Linde, etc. v. Fifth Street Asset Management Inc., et al., Case No. 1:16-cv-00025. The defendants are the Company, Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Steven M. Noreika, Wayne Cooper, Mark J. Gordon, Thomas L. Harrison, and Frank C. Meyer. The lawsuit asserts claims under §§ 11, 12 (a)(2), and 15 of the Securities Act of 1933 as amended (the “Securities Act”), on behalf of a putative class of persons and entities who purchased the Company’s common stock pursuant or traceable to the registration statement issued in connection with the Company’s initial public offering. The complaint alleges that the defendants engaged in a fraudulent scheme and course of conduct to artificially inflate FSC’s assets and investment income and, in turn, the Company’s valuation at the time of its initial public offering, thereby rendering the Company’s initial public offering registration statement and prospectus materially false and misleading. The plaintiffs have not quantified their claims for relief.

On February 25, 2016, the court granted the Company’s unopposed motion to transfer the case to the United States District Court for the Southern District of New York, where the case could be coordinated as appropriate with the securities class actions filed by FSC shareholders. On April 22, 2016, the court appointed Kieran and Susan Duffy as lead plaintiffs and the law firm of Glancy Prongay & Murray LLP as lead counsel. Lead plaintiffs filed an amended complaint on June 13, 2016.

On March 7, 2016, the other putative class action by the Company’s shareholders was filed in the United States District Court for the Southern District of New York. The defendants were the same as in the Linde case, and the complaint was a virtual clone of the original Linde complaint. The Trupp plaintiff voluntarily dismissed her case before lead plaintiffs and lead counsel were appointed in the Linde case.

98

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Following an agreed mediation, and as previously disclosed in the Company’s Form 8-K filed on August 4, 2016, the parties in the Linde case signed an agreement to settle the action for $9,250,000, which was covered by insurance proceeds. The proposed settlement was subject to lead plaintiffs’ completion of additional discovery and approval by the court after notice has been sent to the settlement class. Lead plaintiffs completed the additional discovery and decided to proceed with the proposed settlement. The parties submitted the proposed settlement to the court on September 23, 2016, and asked the court to enter an order certifying the putative class for settlement purposes, authorizing dissemination of notice of the settlement to potential class members, and scheduling a fairness hearing on the proposed settlement. On November 9, 2016, the court entered the proposed order and scheduled the fairness hearing for February 16, 2017. The fairness hearing was held on February 16, 2017 and the proposed settlement was approved. The litigation is now concluded.

SEC Examination and Investigation

On March 23, 2016, the Division of Enforcement of the SEC sent document subpoenas and document-preservation notices to the Company, FSC, FSCO GP LLC - General Partner of FSOF, and FSFR. The subpoenas sought production of documents relating to a variety of issues, including those raised in an ordinary-course examination of Fifth Street Management by the SEC’s Office of Compliance Inspections and Examinations that began in October 2015, and in the FSC and FSAM securities class actions and FSC derivative actions discussed above. The subpoenas were issued pursuant to a formal order of private investigation captioned In the Matter of the Fifth Street Group of Companies, No. HO-12925, dated March 23, 2016, which addresses (among other things) (i) the valuation of FSC’s portfolio companies and investments, (ii) the expenses allocated or charged to FSC and FSFR, (iii) FSOF’s trading in the securities of publicly traded business development companies, (iv) statements to the board, other representatives of pooled investment vehicles, investors, or prospective investors concerning the fair value of FSC’s portfolio companies or investments as well as expenses allocated or charged to FSC and FSFR, (v) various issues relating to adoption and implementation of policies and procedures under the Advisers Act, (vi) statements and/or potential omissions in the entities’ SEC filings, (vii) the entities’ books, records, and accounts and whether they fairly and accurately reflected the entities’ transactions and dispositions of assets, and (viii) several other issues relating to corporate books and records. The formal order cites various provisions of the Securities Act, the Exchange Act, and the Advisers Act, as well as rules promulgated under those Acts, as the bases of the investigation.

The subpoenaed Fifth Street entities are cooperating with the Division of Enforcement investigation, have been producing requested documents, and have been communicating with Division of Enforcement personnel.

In connection with the matters described above and other non-recurring matters, the Company has incurred professional fees of $13,898,162 for the year ended December 31, 2016. Certain of the expenses associated with defense of these matters have been covered by insurance, and the Company may seek additional reimbursements from the appropriate carriers (See Note 15). During the year ended December 31, 2016, the Company recorded $5,196,162 of insurance recoveries related to previously incurred professional fees and $9,250,000 related to the settlement of FSAM class-action lawsuits, which are included in Other income (expense) in the Company’s Consolidated Statements of Income.

Note 10. Related Party Transactions

Payments Pursuant to Tax Receivable Agreements

FSAM’s purchase of Holdings LP Interests concurrent with its IPO, and the subsequent and future exchanges by holders of Holdings LP Interests for shares of FSAM’s Class A common stock pursuant to the Exchange Agreement resulted in increases in its share of the tax basis of the tangible and intangible assets of Fifth Street Holdings, which increased the tax depreciation and amortization deductions that otherwise would not have been available to FSAM. These increases in tax basis and tax depreciation and amortization deductions reduce the amount of cash taxes that FSAM would otherwise be required to pay. FSAM entered into a TRA with certain limited partners of Fifth Street Holdings “TRA Recipients” that requires it to pay them 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that FSAM actually realizes (or, under certain circumstances, is deemed to realize) as a result of the increases in tax basis in connection with exchanges by the TRA Recipients described above and certain other tax benefits attributable to payments under the TRA.

As a result of certain changes to Connecticut state tax law that were passed in May 2016 (effective January 1, 2016), which resulted in a lower state income tax rate, the Company reduced its payable to TRA recipients by $7,525,901 which is included in Other income (expense) in the Consolidated Statements of Income. As of December 31, 2016, payments due to the TRA Recipients under the TRA totaled $35,990,255, after this adjustment.

99

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

In connection with the finalization of the 2014 tax returns in 2015, FSAM paid $340,713, representing the initial payment associated with the TRA liability. In connection with the finalization of the 2015 tax returns in October 2016, FSAM paid $1,969,958 to the TRA Recipients. Within the next 12 month period, the Company expects to pay approximately $800,000 of the total amount of estimated TRA liability. Such amount was determined by estimating the amount of taxable income and specified deductions subject to the TRA which are expected to be realized by FSAM for the related tax year. These calculations are performed pursuant to the terms of the TRAs.

Payments are anticipated to be made under the TRAs indefinitely and are due each year within 45 calendar days after the date FSAM files its federal income tax return. The payments are to be made in accordance with the terms of the TRAs. The timing of the payments is subject to certain contingencies, including the Company having sufficient taxable income to utilize all of the tax benefits, as defined in the TRAs.

Obligations pursuant to the TRAs are obligations of FSAM. They do not impact the non-controlling interests in Fifth Street Holdings. These obligations are not income tax obligations and have no impact on the tax provision or the allocation of taxes. In general, items of income, gain, loss and deduction are allocated on the basis of the limited partners’ ownership interests pursuant to the Fifth Street Holdings limited partnership agreement after taking into consideration all relevant sections of the Internal Revenue Code.

Other Related Party Transactions

Revenues

All of the Company’s revenue is earned from its managed funds and accounts, including management fees, performance fees and other fees.

For the years ended December 31, 2016, 2015 and 2014, the Company earned $70,918,314, $86,065,752 and $91,505,765, respectively, in management fees relating to services provided to the BDCs. As of December 31, 2016 and December 31, 2015, management fees receivable in the amounts of $14,810,060 and $4,239,207, were due from the BDCs. For the years ended December 31, 2016, 2015 and 2014, the Company voluntarily waived $316,321, $531,015 and $952,945 of management fees from the BDCs, respectively.

Performance fees earned for the years ended December 31, 2016, 2015 and 2014 were $123,300, $224,618 and $106,635, respectively.

The Company also has entered into administration agreements under which the Company provides administrative services for the BDCs and private funds (collectively, the “Fifth Street Funds”), including office facilities and equipment, and clerical, bookkeeping and recordkeeping services at such facilities. Under the administration agreements, the Company also performs or oversees the performance of the BDCs’ required administrative services, which includes being responsible for the financial records which the BDCs are required to maintain and preparing reports to the BDCs’ stockholders and, in the case of the BDCs, reports filed with the SEC. In addition, the Company assists each of the BDCs in determining and publishing its net asset value, overseeing the preparation and filing of its tax returns and the printing and dissemination of reports to each of the BDC’s stockholders, and generally overseeing the payment of each Fifth Street Fund’s expenses and the performance of administrative and professional services rendered to the funds. For providing these services, facilities and personnel, the Fifth Street Funds reimburse the Company for direct fund expenses and the BDCs reimburse the Company for the allocable portion of overhead and other expenses incurred by the Company in performing its obligations under the administration agreements, including rent and such BDC’s allocable portion of the costs of compensation and related expenses of such BDC’s chief financial officer and chief compliance officer and their respective staffs. Such reimbursement is at cost with no profit to, or markup by, the Company. Included in Revenues — other fees in the Consolidated Statements of Income for the years ended December 31, 2016, 2015 and 2014 was $8,613,835, $9,068,020 and $10,337,588, respectively, related to amounts charged for the above services provided to the Fifth Street Funds. The Company may also provide, on the BDCs’ behalf, managerial assistance to such BDC’s portfolio companies. Each of the administration agreements may be terminated by either the Company or the BDC without penalty upon 60 days’ written notice to the other party.

100

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Receivables for reimbursable expenses from the Fifth Street Funds are included within Due from Affiliates and totaled $3,200,688 and $3,755,729 at December 31, 2016 and December 31, 2015, respectively.

During 2015, we identified errors in the calculation of Part I Fees that were originally recognized as revenue in the first quarter of 2012 through the third quarter of 2015. The cumulative adjustment of $739,594 related to the years ended 2012 and 2013, was not considered material to those years and as a result was recorded as an out-of-period adjustment in the three months ended March 31, 2014. The errors related primarily to the timing of when Part I fees should have been recorded and paid. The aggregate adjustment was a net reduction of Part I Fees in the amount of $3,327,969 as of June 30, 2015. The Holdings Limited Partners have refunded all of the prematurely paid fees to the Company, including interest, and therefore none of the expense was borne by the Class A stockholders of FSAM. The errors discussed above were deemed immaterial for all periods affected.

Purchases of FSC and FSFR Common Stock

The Company records its investment in FSC and FSFR common stock based on the equity method of accounting, and accordingly, the unrealized gains or losses disclosed in the following table are not recorded in the consolidated financial statements. The following table provides information about the Company’s investments in FSC and FSFR common stock as of December 31, 2016 at fair value.

Securities	Shares	Cost	Fair Value	Gross Cumulative Unrealized Gains	Gross Cumulative Unrealized Losses
FSC common stock	8,399,520	$41,908,970	$45,105,422	$3,196,452	$—
FSFR common stock	2,677,519	23,718,716	23,321,190	—	(397,526)
Total	11,077,039	$65,627,686	$68,426,612	$3,196,452	$(397,526)

During the year ended December 31, 2016, the Company purchased an additional 332,934 shares of FSC common stock in the open market for $1,925,757, which represented a weighted average price of $5.78 per share.

On February 18, 2016, the Company entered into a purchase and settlement agreement (“PSA”) with RiverNorth Capital Management, LLC (“RiverNorth”) pursuant to which RiverNorth would withdraw its competing FSC proxy solicitation. In connection with the execution and delivery of the PSA, on March 24, 2016, the Company purchased 4,078,304 shares of common stock of FSC for $25.0 million of cash at a purchase price of $6.13 per share, net of certain dividends payable to the Company pursuant to the PSA, resulting in a loss of $4,608,480 which represents the premium paid by the Company in excess of the FSC closing share price on the date of the transaction. Pursuant to a letter agreement with the Company, Leonard M. Tannenbaum purchased 5,142,296 shares of common stock of FSC from RiverNorth at a net purchase price of $6.13 per share, resulting in a loss of $5,810,794 which represents the premium paid by Mr. Tannenbaum in excess of the FSC closing share price on the date of the transaction. Such amount was recorded as a loss in the Consolidated Statement of Income and as a deemed contribution/distribution in the Consolidated Statement of Changes in Stockholder’s Equity since Mr. Tannenbaum holds a controlling interest in FSAM and the Company directly benefited from this payment. The total premium paid by the Company and Mr. Tannenbaum in the amount of $10,419,274 was recorded as a loss during the three months ended March 31, 2016.

During the year ended December 31, 2016, the Company purchased an additional 1,227,024 shares of FSFR common stock in the open market for $10,622,775, which represented a weighted average price of $8.66 per share.

In addition, in 2016, the Company purchased 1,295,767 shares of FSFR common stock from Ironsides as part of the PSA for $11.7 million, which represented a per-share purchase price of $9.00 per share. Pursuant to a letter agreement with the Company, Mr. Tannenbaum purchased 646,863 shares of common stock of FSFR for a per-share purchase price of $9.00 from Ironsides.

101

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

MMKT

On December 22, 2014, FSM entered into a limited liability company agreement, as majority member, with Leonard Tannenbaum’s brother, as minority member, for the purpose of forming MMKT. The purpose of MMKT was to develop technology related to the financial services industry. FSM made a total capital contribution of $80,000 for an 80% membership interest in MMKT. In addition, MMKT issued $5,900,000 of MMKT Notes, of which $1,300,000 was held by the FSM. The Company consolidated MMKT in its consolidated financial statements based on its 80% membership interest. MMKT was dissolved on December 30, 2016. In that regard, the Company’s allocable portion of the income attributable to MMKT was $1,056,432 and $1,136,432 for the years ended December 31, 2016 and 2015, respectively.

FSOF

As of December 31, 2016, the Company has made capital contributions (net of redemptions) of $300,000 to FSOF through its investment in FSCO GP, which is recorded in investments in equity method investees in the Consolidated Statements of Financial Condition. During the year ended December 31, 2016, the Company redeemed $6.0 million of its investment in FSOF.

CLO I and CLO II

As of December 31, 2016, the Company’s investments in senior and subordinated notes in CLO I and CLO II totaled $2,736,140 and $20,418,922, respectively. As of December 31, 2015, the Company’s investments in senior and subordinated notes in CLO I and CLO II totaled $2,929,476 and $20,608,153, respectively. During the year ended December 31, 2016, the Company received $1,925,855 of distributions from the Company’s investments in senior and subordinated notes in CLO I and CLO II.

Other

On July 22, 2013, the Company entered into a lease agreement for office space for its headquarters in Greenwich, CT. The landlord is an entity controlled by Leonard M. Tannenbaum, the Company’s chairman and chief executive officer. The lease agreement requires monthly rental payments, expires on September 30, 2024 and can be renewed at the request of the Company for two additional five year periods. Rental payments under this lease of approximately $2.0 million per year began on October 11, 2014.

In April 2016, the Company abandoned a portion of its office space in its corporate headquarters in Greenwich, CT. Although the Company is currently marketing the unused space to prospective tenants, unless the lease agreement is modified, the Company is still obligated to pay contractual rent payments in accordance with the operating lease.

The Company’s fractional interests in corporate aircrafts are used primarily for business purposes. Occasionally, certain of the members of management have used the aircraft for personal use. The Company charges these members of management for such personal use based on market rates. There were no such charges for the years ended December 31, 2016, 2015 and 2014.

102

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

As of December 31, 2016 and December 31, 2015 amounts due to and from affiliates were comprised of the following:

	As of December 31, 2016	As of December 31, 2015
Management fees receivable:
Base management fees receivable - BDCs	$9,972,116	$4,794,870
Part I Fees receivable (payable) - BDCs	4,837,944	(555,663)
Collateral management fees receivable - CLO I and CLO II	536,506	640,578
	$15,346,566	$4,879,785

Performance fees receivable:
Performance fees receivable - FSOF	$123,300	$78,720
Part II fees receivable - BDCs	—	145,898
	$123,300	$224,618

Due from affiliates:
Reimbursed expenses due from the BDCs	$2,803,949	$3,355,875
Reimbursed expenses due from private funds	396,739	399,854
Due from employees	122,810	51,167
Other amounts due from affiliated entities	82,423	136,488
	$3,405,921	$3,943,384

Due to affiliates:
Stock appreciation rights liability	$30,412	$24,257
	$30,412	$24,257

Note 11. Equity and Equity-based Compensation

FSAM Ownership Structure

Subsequent to the Reorganization and IPO as described in Note 1, FSAM has two classes of common stock, Class A common stock and Class B common stock, which are described as follows:

Class A common stock

Holders of shares of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Additionally, holders of shares of Class A common stock are entitled to receive dividends when and if declared by the Board of Directors, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon dissolution, liquidation or the sale of all or substantially all of the Company’s assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Class A common stock would be entitled to receive the Company’s remaining assets available for distribution on pro rata basis.

Holders of shares of Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Class B common stock

Holders of Class B common stock are entitled to five votes for each share held of record on all matters submitted to a vote of stockholders. Shares of Class B common stock have voting but no economic rights and were issued in equal proportion to the number of Holdings LP Interests issued in the Reorganization to the Principals.

103

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Holders of Class B common stock do not have any right to receive dividends (other than dividends consisting of shares of Class B common stock or in rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of Class B common stock) or to receive a distribution upon the dissolution, liquidation or sale of all or substantially all of the Company’s assets with respect to their Class B common stock other than the par value of the Class B common stock held.

FSAM’s amended and restated certificate of incorporation does not provide for any restrictions on transfer of shares of Class B common stock, however, in the event that an outstanding share of Class B common stock ceases to be held by a holder of a corresponding Holdings LP Interest, such share shall automatically be retired and canceled. In addition, when a Holdings LP Interest is exchanged for a share of Class A common stock by a Principal, the corresponding share of Class B common stock will be retired and canceled.

Preferred Stock

FSAM’s amended and restated certificate of incorporation authorizes its Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by holders of Class A common stock. FSAM’s Board of Directors is able to determine, with respect to any series of preferred stock, the terms and rights of the series of preferred stock.

FSAM could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of its stockholders may believe is in their best interests or in which they may receive a premium for their Class A common stock over the market price of the Class A common stock.

Dividends

The following table reflects the dividends per share that the Company has recorded on its common stock for the years ended December 31, 2016 and December 31, 2015:

Date Declared	Record Date	Payment Date	Amount per Share	Cash Distribution
March 14, 2016	March 31, 2016	April 15, 2016	$0.10	$0.6 million
May 11, 2016	June 30, 2016	July 15, 2016	0.10	0.6 million
August 10, 2016	September 30, 2016	October 14, 2016	0.10	0.7 million
November 9, 2016	December 30, 2016	January 13, 2017	0.125	0.8 million
Total for the year ended December 31, 2016			$0.425	$2.7 million

January 15, 2015	March 31, 2015	April 15, 2015	$0.30	$1.8 million
May 11, 2015	June 30, 2015	July 15, 2015	0.17	1.0 million
August 10, 2015	September 30, 2015	October 15, 2015	0.17	1.0 million
November 23, 2015	December 31, 2015	January 15, 2016	0.17	1.0 million
Total for the year ended December 31, 2015			$0.81	$4.8 million

Share Repurchase Program

On May 11, 2015, the Company’s Board of Directors authorized a share repurchase program of up to $20.0 million of the Company’s Class A common stock. Under the repurchase program, the Company was authorized to repurchase shares through open market purchases or block trades, as conditions permit and in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The repurchase program expired on May 11, 2016. During the year ended December 31, 2015, FSAM repurchased and retired 217,641 and 193,583 shares, respectively, of its Class A common stock at a weighted average price of $8.47 per share pursuant to this program, resulting in aggregate cash consideration paid for these repurchases of $1.8 million. As of December 31, 2015, the Company held 24,058 shares of treasury stock.

104

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Upon expiration of the previous share repurchase program, on May 11, 2016, the Company’s Board of Directors re-authorized a share repurchase program for the repurchase of up to $20.0 million of the Company’s Class A common stock. Under the repurchase program, the Company is authorized to repurchase shares through open market purchases or block trades, as conditions permit and in accordance with Rule 10b-18 of the Exchange Act. The repurchase program will terminate on May 11, 2017, unless earlier terminated or extended by the Company’s Board of Directors, and may be suspended for periods or discontinued at any time. During the year ended December 31, 2016, there were no repurchases of shares of Class A common stock pursuant to this program.

Equity-based Compensation

Prior to the Reorganization, the Company historically had fee sharing arrangements whereby certain employees or members were granted interests to a share of Part I Fees. Upon consummation of the Reorganization such interests were exchanged for Holdings LP Interests. In addition, upon consummation of the IPO, the Company granted certain equity instruments to Holdings Limited Partners, employees and directors.

Part I Fees

Prior to December 1, 2012, interests in the Company’s Part I Fees that were granted and/or sold to members (other than the managing member) were accounted for as liabilities using the intrinsic-value method as these interests are subject to repurchase in the event of the member’s termination of employment, at a formula-based price (as defined in the then existing operating agreement) determined by the member’s pro rata share of Part I Fees. In addition, the redemption amounts were exclusive of any accumulated undistributed earnings associated with the member’s interests, which were also required to be paid to a former member.

Effective December 1, 2012, the Fifth Street operating agreement was amended to include a retirement eligibility vesting clause for then existing members (“equity members”). Members admitted after December 1, 2012, were considered non-equity members as their interests did include the retirement eligibility clause and were accounted for as liabilities using the intrinsic-value method consistent with the above.

Conversion and Vesting of Member Interests in Predecessor and Fifth Street Holdings L.P.

On November 4, 2014, in connection with the Reorganization, existing interests held by the members of the Predecessor (Part I fee-sharing arrangements discussed above) were exchanged for Holdings LP Interests. As part of this exchange, one of the members’ Holdings LP Interests became immediately vested and expensed in full and the other members’ vesting was modified and their Holdings LP Interests vest over a period of eight years from the IPO. There was no change in the fair value of these converted interests as a result of the modification in vesting.

The partnership agreement provides that if a Holdings Limited Partner, other than a Principal, (i) resigns from his or her employment with the Company without good reason or is terminated for cause, the unvested portion of such person’s Holdings LP Interests shall be subject to call or forfeited, as described below, (ii) is terminated without cause, resigns from his or her employment with good reason or becomes disabled, all of the unvested portion of such person’s Holdings LP Interests shall immediately vest, or (iii) becomes deceased, all of such person’s Holdings LP Interests will vest. Messrs. Tannenbaum, Berman and Dimitrov may purchase any unvested Holdings LP Interests subject to forfeiture for $0.01 per Holdings LP Interest. This call right may be exercised by Messrs. Tannenbaum, Berman and Dimitrov on a pro rata basis based on the number of Holdings LP Interests held by them. The Holdings LP Interests of the Principals are not subject to vesting arrangements and not subject to call or forfeiture. The Principals were not permitted to exchange their Holdings LP Interests until November 4, 2016, after which time each Principal is permitted to exchange up to 20% of the remaining Holdings LP Interests that he owns on or after the second anniversary of the closing of this offering and an additional 20% of such remaining Holdings LP Interests on or after each of the next four anniversaries. The foregoing restrictions on an exchange by the Principals will not apply in connection with a change of control of the Company.

105

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

The following table summarizes the amortization of unrecognized compensation expense for the years ended December 31, 2016, 2015 and 2014 with respect to the Company’s Holdings LP Interests which are equity classified awards:

Balance at December 31, 2013	$18,243,398
Fair value of purchased interest	4,035,926
Cash received for purchased interest	(1,708,378)
Amortization of granted and purchased interests	(3,965,269)
Balance at November 14, 2014	16,605,677
Impact of conversion and change in vesting of member interests in Predecessor	(8,391,490)
Amortization of Holdings LP Interests	(171,129)
Balance at December 31, 2014	8,043,058
Amortization of Holdings LP Interests	(1,026,772)
Balance at December 31, 2015	7,016,286
Amortization of Holdings LP Interests (1) (2)	(5,168,713)
Forfeited (2)	(48,652)
Balance at December 31, 2016	$1,798,921

(1) Included in amortization of Holdings LP Interests is an acceleration of $4,194,361 in connection with the separation of four former Holdings limited partners.

(2) Included in amortization of Holdings LP Interests is an acceleration of $15,166 related to the purchase by the Principals of a former Holding limited partners unvested Holdings LP Interests. Such amount was based on the share price of Class A Common Stock on the date of purchase with the remaining amount of unrecognized compensation shown as forfeited.

Included in compensation expense for the years ended December 31, 2016, 2015 and 2014 was $5,168,713, $1,026,772 and $1,808,850, respectively, of amortization relating to the above equity-classified awards. All such compensation expense has been allocated to the Predecessor for periods prior to the Reorganization and to the non-controlling interests thereafter in the Statement of Changes in Equity.

As of December 31, 2016, unrecognized compensation cost in the amount of $1,798,921 relating to these equity-based awards is expected to be recognized over a period of approximately 5.9 years.

Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan

In connection with the IPO, FSAM’s Board of Directors adopted the 2014 Omnibus Incentive Plan pursuant to which the Company granted options to its non-employee directors, executive officers and other employees to acquire 5,658,970 shares of Class A common stock, 1,174,748 restricted stock units to be settled in shares of Class A common stock and 90,500 stock appreciation rights to be settled in cash. During the years ended December 31, 2016 and 2015, there were additional grants under the 2014 Omnibus Incentive Plan as discussed below.

Equity-based compensation expense related to grants under the 2014 Omnibus Incentive Plan is as follows:

	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Restricted stock units to be settled in Class A common stock	$4,236,873	$2,808,876	$429,626
Options to acquire shares of Class A common stock	2,862,660	2,329,148	383,589
Stock appreciation rights to be settled in cash	6,155	20,792	3,465
Total	$7,105,688	$5,158,816	$816,680

106

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Restricted Stock Units

Each restricted stock unit represents an unfunded, unsecured right of the holder to receive a Class A common share on the vesting dates. The restricted stock units will not vest for three years and subsequently vest at a rate of one-third per year on the fourth, fifth and sixth anniversary of the grant date. These awards will become saleable at a rate of one-quarter (¼) per year, beginning on the sixth, seventh, eighth and ninth anniversary of the grant date. Upon vesting, shares of Class A common stock will be delivered to the participant.

Additionally, when the Company pays dividends on its outstanding shares of Class A common stock, the holder of the restricted stock units will be credited with dividend equivalents.  For stock dividends, the dividend equivalents will be in the form of additional restricted stock units. For cash dividends, the dividend equivalents will be in the form of cash (without interest or earnings).  Dividend equivalents are subject to the same terms and conditions as the original restricted stock unit award, and are not paid until the vesting and settlement of the underlying shares of Class A common stock to which such dividend equivalents relate.  During the year ended December 31, 2016, the Company granted 246,740 restricted stock units to employees under substantially similar terms as the IPO grant, with the exception of 90,000 units that vest annually over three years. During the year ended December 31, 2015, the Company granted 65,952 restricted stock units to employees under substantially similar terms to the IPO grant. For the years ended December 31, 2016 and 2015, the Company declared cash dividends of $0.43 and $0.81 per share, respectively, and accrued dividends in the amount of $1,136,566 and $758,208, respectively, related to unvested restricted stock units which are forfeitable.

The following table presents unvested restricted stock units’ activity during the period from November 4, 2014 through December 31, 2014 and for the years ended December 31, 2015 and 2016:

	Restricted Units	Weighted Average Grant Date Fair Value Per Unit
Balance at November 4, 2014	—	$—
Granted - IPO	1,174,748	17.00
Granted - Post-IPO	—	—
Vested	—	—
Forfeited	—	—
Balance at December 31, 2014	1,174,748	$17.00
Granted	65,952	10.23
Vested	(16,222)	17.00
Forfeited	(22,684)	17.00
Balance at December 31, 2015	1,201,794	$16.64
Granted	246,740	3.85
Vested	(245,497)	14.96
Forfeited	(398,000)	11.92
Balance at December 31, 2016	805,037	$15.56

Compensation expense associated with these restricted stock units is being recognized on a straight-line basis over the service period of the respective grant. During the year ended December 31, 2016, the Company accelerated the vesting of 245,497 RSUs relating to the separation of three former employees. The total compensation expense expected to be recognized in all future periods associated with the restricted stock unit is $8,120,801 at December 31, 2016, which is expected to be recognized over the remaining weighted average period of 3.8 years.

107

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Options

Each option entitles the holders to purchase from the Company, upon exercise thereof, one Class A common share at the stated exercise price. Since all options granted prior to fiscal 2016 either restrict saleability upon vesting or have strike prices in excess of the IPO price, the use of standard option pricing models such as Black-Scholes is precluded by ASC Topic 718 - Compensation - Stock Compensation. As such, the Company has utilized a Monte Carlo pricing simulation, a statistical pricing technique or similar method to measure the fair value of option awards on the date of grant.

During the year ended December 31, 2016, options to purchase 50,000 shares of Class A Common Stock, at an exercise price equal to stock price on the date of grant, to members of the Board. Such options vest in one year. The fair value of these option grants was measured on the date of grant using the Black-Scholes option-pricing model and the following weighted average assumptions:

Risk-free interest rate	1.16%
Expected dividend yield	11.87%
Expected volatility factor	47.86%
Expected life in years	5.0

A summary of unvested options activity during the period from November 4, 2014 through December 31, 2014 and for the years ended December 31, 2015 and 2016 is presented below:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)	Aggregate Intrinsic Value
Balance at November 4, 2014	—	$—	—
Granted - IPO	5,658,970	18.70	8.3
Vested	—	—	—
Forfeited or expired	—	—	—
Balance at December 31, 2014	5,658,970	$18.70	8.3
Granted	30,000	8.01	4.7
Vested	(23,389)	18.70	7.5
Forfeited	(102,715)	18.70	7.5
Balance at December 31, 2015	5,562,866	$18.64	7.5
Granted	50,000	3.70	5.0
Vested	(2,896,786)	18.62	4.9
Forfeited	(1,158,067)	18.63	7.8
Balance at December 31, 2016	1,558,013	$18.21	7.7
Exercisable at December 31, 2016	2,920,175	$18.62	4.9	$—
Expected to vest after December 31, 2016	1,558,013	$18.21	7.7	$—

Aggregate intrinsic value represents the value of the Company’s closing share price on the last trading day of the quarter in excess of the weighted average exercise price multiplied by the number of options exercisable or expected to vest. As of December 31, 2016, the Company’s closing share price was lower than the weighted average exercise price of the options exercisable or expected to vest. As a result, the options are out of the money and have no intrinsic value.

Compensation expense associated with these options is being recognized on a straight-line basis over the service period of the respective grant. As of December 31, 2016, there was $1,724,173 of total unrecognized compensation expense, that is expected to be recognized over the remaining weighted average period of 3.8 years.

108

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Stock Appreciation Rights (“SARs”)

Each SAR represents an unfunded, unsecured right of the holder to receive an amount in cash equal to the excess of the closing price of a Class A common share over the exercise price. The SARs terms and conditions are substantially similar to the provisions of the ten year option grants discussed above and had a grant date fair value of $1.78 per unit. All of the currently outstanding SARs were issued in connection with FSAM’s IPO. Upon vesting, they will be settled in cash. The fair value of the SARs are re-measured each reporting period until settlement and changes in fair value are charged to compensation expense as the SARs vest over the remaining service period. The amount of the adjustment has been derived based on a grant date fair value using the IPO price of $17.00 per share, multiplied by the number of unvested shares, and expensed over the six year service period. Additionally, the calculation of the expense assumes a forfeiture rate of 5%. The total compensation expense expected to be recognized in all future periods associated with the SARs, is approximately $50,027. No SARs were issued during the year ended December 31, 2016.

A summary of unvested SARs activity during the period from November 4, 2014 through December 31, 2014 and for the years ended December 31, 2015 and 2016 is presented below:

	SARs	Weighted Average Grant Date Fair Value Per SAR
Balance at November 4, 2014	—	$—
Granted - IPO	90,500	1.78
Vested	—	—
Forfeited	—	—
Balance at December 31, 2014	90,500	$1.78
Granted	—	—
Vested	—	—
Forfeited	(19,500)	1.78
Balance at December 31, 2015	71,000	$1.78
Granted	—	—
Vested	—	—
Forfeited	(27,000)	1.78
Balance at December 31, 2016	44,000	$1.78

Note 12. Income Taxes

Components of the provision (benefit) for income taxes consist of the following:

	Years Ended December 31,
	2016	2015	2014
Current:
Federal	$346,377	$(100,348)	$94,835
State and local	225,674	(56,343)	20,348
Total current expense (benefit)	572,051	(156,691)	115,183
Deferred:
Federal	(754,310)	4,357,687	(1,992,191)
State and local	9,532,049	844,707	(246,619)
Total deferred provision (benefit)	8,777,739	5,202,394	(2,238,810)
Income tax provision (benefit)	$9,349,790	$5,045,703	$(2,123,627)

109

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Prior to November 4, 2014, the Company had not been subject to U.S. Federal income taxes as the Predecessor was organized as a limited liability company. As a result of the Reorganization and IPO, the portion of Fifth Street Holdings income attributable to FSAM is now subject to U.S. Federal, state and local income taxes and is taxed at the prevailing corporate tax rates.

A reconciliation of the U.S. statutory income tax rate of 34% to the Company’s effective tax rate is as follows:

	Years Ended December 31,
	2016	2015	2014
Provision at Federal statutory tax rate	$2,412,782	$13,180,304	$12,557,925
State and local taxes, net of federal benefit	131,554	479,605	(116,882)
Change in tax status	—	—	(1,089,600)
Income attributable to Predecessor and noncontrolling interests not subject to tax	43,388	(10,019,807)	(13,426,245)
Transfer pricing allocations (1)	—	1,087,879	—
Change in state tax rate and related adjustment to deferred tax asset	6,271,403	—	—
Other	490,663	317,722	(48,825)
Income tax provision (benefit)	$9,349,790	$5,045,703	$(2,123,627)

(1) As part of the Company’s inter-company management agreements, certain expenses are allocated between flow through entities that are not subject to tax and corporate entities that are subject to taxation. The above expense allocations and the associated transfer pricing adjustments and reimbursements, had an impact on the overall effective tax rate reconciliation.

The Company’s effective tax rate includes a rate benefit attributable to the fact that certain of the Company’s subsidiaries operate as a series of pass-through entities which are not themselves subject to federal income tax. As a result of the Reorganization, certain subsidiaries were converted from pass-through entities to taxable entities. Accordingly, the portion of the Company’s subsidiaries’ earnings attributable to non-controlling interests are subject to tax when reported as a component of the non-controlling interests’ taxable income on their individual tax returns.

As a result of certain changes to Connecticut state tax law that were passed in May 2016 (effective January 1, 2016), which resulted in a lower state income tax rate, the Company reduced its deferred tax assets by $8,843,122 during the year ended December 31, 2016, which includes a discrete adjustment of $6,271,403 recorded during the three months ended June 30, 2016, and is included in the provision for income taxes in the Consolidated Statements of Income.

Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and are reported in the accompanying Consolidated Statement of Financial Condition.

110

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

These temporary differences result in taxable or deductible amounts in future years. Details of the Company’s deferred tax assets and liabilities are summarized as follows:

	As of December 31,
	2016	2015
Deferred tax assets:
Net operating loss carryforwards	$1,414,169	$331,201
Reserves and accruals	2,585,280	1,135,627
Share-based compensation	5,209,439	2,373,219
Step-up related to purchase of interest in Fifth Street Holdings	40,078,291	51,422,225
Other	828,533	1,409
Total deferred tax assets	50,115,712	55,263,681
Deferred tax liabilities:
Property and equipment and other long-lived assets	(877,161)	(1,918,267)
Unearned revenue	(6,823,408)	(1,995,161)
Other	—	(132,296)
Total deferred liabilities	(7,700,569)	(4,045,724)
Total net deferred tax assets	$42,415,143	$51,217,957

Deferred tax assets are primarily the result of an increase in the tax basis of certain intangible assets resulting from FSAM’s investment in Fifth Street Holdings. Net deferred tax assets are also recorded related to differences between the financial reporting basis and the tax basis of FSAM’s proportionate share of the net assets of Fifth Street Holdings. Based on the Company’s historical taxable income and its expected future earnings, management evaluates the uncertainty associated with booking tax benefits and determined that the deferred tax assets are more likely than not to be realized, including evaluation of deferred tax liabilities and the expectation of future taxable income.

As of December 31, 2016 and December 31, 2015, the Company had gross net operating loss carryforwards for Federal purposes of approximately $3.8 million and $0.5 million, respectively, portions of which begin to expire in 2034. Additionally, the Company had gross state net operating losses of $3.7 million and $0.5 million as of December 31, 2016 and 2015, respectively.

The Company and its subsidiaries file, or will file, income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. Fifth Street Holdings is not subject to federal income taxes as it is a flow-through entity. With respect to state and local jurisdictions, the Company and its subsidiaries are typically subject to examination for four to five years after the income tax returns have been filed.

The Company does not believe it has any significant uncertain tax positions. Accordingly, the Company did not record any adjustments or recognize interest expense for uncertain tax positions for the years ended December 31, 2016, 2015 and 2014. In the future, if uncertain tax positions arise, interest and penalties will be accrued and included in the Provision for Income Taxes.

Note 13. Earnings Per Share

Prior to the Reorganization and the IPO, the Company’s businesses were conducted through multiple operating businesses rather than a single holding entity. As such, there was no single capital structure upon which to calculate historical earnings per common share information. Accordingly, earnings per Class A common share information has not been presented for historical periods prior to the IPO.

Basic earnings per share (“EPS”) measures the performance of an entity over the reporting period. Diluted earnings per share measures the performance of an entity over the reporting period while giving effect to all potentially dilutive common shares that were outstanding during the period. The treasury stock method is used to determine the dilutive potential of stock options and restricted stock units.

111

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

The following is a reconciliation of the numerator and denominator used in the basic and diluted EPS calculations (in thousands, except shares and per share information):

	Year Ended December 31, 2016	Year Ended December 31, 2015	Period from November 4, 2014 through December 31, 2014
Numerator for basic net income (loss) per share of Class A common stock:
Net income (loss) attributable to Fifth Street Asset Management Inc.	$(1,531,075)	$2,377,121	$437,661
Numerator for diluted net income (loss) per share of Class A common stock:
Net income (loss) attributable to Fifth Street Asset Management Inc.	$(1,531,075)	$2,377,121	$—
Dilutive effects of MMKT Notes	(103,946)	—	—
Net income (loss) available to Class A common stockholders	$(1,635,021)	$2,377,121	$—
Denominator for basic net income (loss) per share of Class A common stock:
Weighted average shares of Class A common stock outstanding	6,037,500	5,913,125	6,000,033
Denominator for diluted net income (loss) per share of Class A common stock:
Weighted average shares of Class A common stock outstanding	6,037,500	5,913,125	6,000,033
Dilutive effects of restricted stock units	—	2,049	—
Weighted average shares of Class A common stock outstanding - diluted	6,037,500	5,915,174	6,000,033
Earnings per share of Class A common stock:
Net income (loss) attributable to Fifth Street Asset Management Inc. per share of Class A common stock, basic	$(0.25)	$0.40	$0.07
Net income (loss) attributable to Fifth Street Asset Management Inc. per share of Class A common stock, diluted	$(0.27)	$0.40	$0.07

There were 43,701 Class A shares issued in connection with the vesting of certain RSU awards and 760,059 Class A shares issued in connection with the settlement of the RiverNorth warrant.

Shares of Class B common stock have no impact on the calculation of net income per share of Class A common stock as holders of Class B common stock do not participate in net income or dividends, and thus, shares of the Class B common stock are not participating securities.

The treasury stock method is used to calculate incremental Class A common shares on potentially dilutive Class A common shares resulting from options and unvested restricted units granted in connection with the IPO.

Potentially dilutive securities representing an incremental 805,037 restricted stock units and 4,478,188 options to acquire Class A common stocks for the year ended December 31, 2016 were excluded from the computation of diluted earnings per Class A common share for the period because their impact would have been anti-dilutive.

Potentially dilutive securities representing an incremental 1,180,353 restricted stock units and 5,556,255 options to acquire Class A common shares for the period from October 1, 2014 to December 31, 2014 and for the year ended December 31, 2015 were excluded from the computation of diluted earnings per Class A common share for the period because their impact would have been anti-dilutive.

For the year ended December 31, 2016, the if-converted method was used to calculate the dilutive effect of the MMKT Notes. For the year ended December 31, 2015, the assumed conversion of the MMKT Notes was anti-dilutive.

For the years ended December 31, 2016, 2015 and 2014, diluted earnings per share excludes the assumed conversion of Holdings LP interests as their impact would have been anti-dilutive.

For the years ended December 31, 2016, diluted earnings per share does not include the assumed conversion of the RiverNorth Warrant as the impact would have been anti-dilutive.

112

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

Note 14. Quarterly Financial Information (unaudited)

The unaudited quarterly results for the years ended December 31, 2016 and 2015 are summarized below. The adjustments represent the impact of the errors described in Note 2 and disclosed in previous filings.

	For the quarter ended March 31, 2016 - As previously reported	Adjustments	For the quarter ended March 31, 2016	For the quarter ended June 30, 2016 - As previously reported	Adjustments	For the quarter ended June 30, 2016

Revenues	$19,047,731	$—	$19,047,731	$23,151,510	$—	$23,151,510
Net income (loss)	$(11,099,658)	$83,923	$(11,015,735)	$4,406,255	$(314,084)	$4,092,171
Net (income) loss attributable to non-controlling interests in Fifth Street Holdings L.P.	$9,860,273	$(76,483)	$9,783,790	$(3,629,933)	$385,308	$(3,244,625)
Net income (loss) attributable to Fifth Street Asset Management Inc.	$(1,239,385)	$7,440	$(1,231,945)	$776,322	$71,224	$847,546
Net income (loss) per share attributable to Fifth Street Management Inc. Class A common stock - Basic	$(0.21)	$—	$(0.21)	$0.13	$0.02	$0.15
Net income (loss) per share attributable to Fifth Street Management Inc. Class A common stock - Diluted	$(0.24)	$—	$(0.24)	$0.07	$—	$0.07
Weighted average shares of Class A common stock outstanding - Basic	5,798,614		5,798,614	5,833,575		5,833,575
Weighted average shares of Class A common stock outstanding - Diluted	5,798,614		5,798,614	48,790,784		48,790,784

	For the quarter ended September 30, 2016	For the quarter ended December 31, 2016

Revenues	$22,457,196	$17,890,685
Net income (loss)	$10,179,819	$(5,509,627)
Net (income) loss attributable to non-controlling interests in Fifth Street Holdings L.P.	$(10,417,462)	$4,600,594
Net income (loss) attributable to Fifth Street Asset Management Inc.	$(237,643)	$(909,033)
Net loss per share attributable to Fifth Street Management Inc. Class A common stock - Basic	$(0.04)	$(0.14)
Net loss per share attributable to Fifth Street Management Inc. Class A common stock - Diluted	$(0.04)	$(0.14)
Weighted average shares of Class A common stock outstanding - Basic	5,908,407	6,602,374
Weighted average shares of Class A common stock outstanding - Diluted	5,908,407	6,602,374

113

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

	For the quarter ended March 31, 2015	For the quarter ended June 30, 2015

Revenues	$24,958,615	$24,398,326
Net income	$10,478,546	$9,542,412
Net income attributable to non-controlling interests in Fifth Street Holdings L.P.	$(9,181,944)	$(8,435,230)
Net income attributable to Fifth Street Asset Management Inc.	$1,296,602	$1,107,182
Net income per share attributable to Fifth Street Management Inc. Class A common stock - Basic	$0.22	$0.19
Net income per share attributable to Fifth Street Management Inc. Class A common stock - Diluted	$0.21	$0.19
Weighted average shares of Class A common stock outstanding - Basic	6,000,033	5,968,353
Weighted average shares of Class A common stock outstanding - Diluted	6,042,777	5,976,746

	For the quarter ended September 30, 2015 - As previously reported	Adjustments	For the quarter ended September 30, 2015 - As Revised	For the quarter ended December 31, 2015 - As previously reported	Adjustments	For the quarter ended December 31, 2015 - As Revised

Revenues	$25,489,241	$—	$25,489,241	$22,920,106	$—	$22,920,106
Net income	$9,227,481	$2,674	$9,230,155	$4,716,042	$(410,302)	$4,305,740
Net income attributable to non-controlling interests in Fifth Street Holdings L.P.	$(8,077,112)	$(2,471)	$(8,079,583)	$(5,862,168)	$379,193	$(5,482,975)
Net income attributable to Fifth Street Asset Management Inc.	$1,150,369	$203	$1,150,572	$(1,146,126)	$(31,109)	$(1,177,235)
Net income per share attributable to Fifth Street Management Inc. Class A common stock - Basic and Diluted	$0.19	$—	$0.19	$(0.19)	$(0.01)	$(0.20)
Weighted average shares of Class A common stock outstanding - Basic	5,901,718		5,901,718	5,929,627		5,929,627
Weighted average shares of Class A common stock outstanding - Diluted	5,908,463		5,908,463	5,929,627		5,929,627

Note 15. Subsequent Events

On December 1, 2016, the Company’s Board of Directors appointed Patrick J. Dalton as Co-President, effective January 2, 2017, succeeding Todd Owens. In addition, Mr. Dalton was appointed as Chief Executive Officer and a member of the Boards of Directors of FSC and FSFR.

On January 3, 2017, the Company granted 287,770 restricted stock units, or RSUs, to Patrick J. Dalton, Co-President of the Company. On January 12, 2017, the Company granted an aggregate of 606,718 RSUs to the following individuals and in the following amounts: 432,519 RSUs to Mr. Leonard M. Tannenbaum, Chairman and Chief Executive Officer of the Company; 97,863 RSUs to Mr. Bernard D. Berman, Co-President and Chief Compliance Officer of the Company; and 76,336 RSUs to Alexander C. Frank, Chief Operating Officer and Chief Financial Officer of the Company. Each RSU represents the contingent right to receive one share of Class A common stock of the Company. The RSUs granted to Mr. Dalton vest in installments of one-fourth on each of the first four anniversaries of the grant date. The RSUs granted to the other individuals named above vest in installments of one-third on each of the first three anniversaries of the grant date. No later than 60 days following each vesting date, one share of Class A common stock of the Company shall be issued for each RSU that becomes vested on such vesting date. The RSUs are subject to acceleration or forfeiture in certain limited circumstances.

114

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

On January 3, 2017, the Company granted Mr. Dalton two option awards to purchase an aggregate of 1,000,000 shares of the Company’s Class A common stock. The first is an option to purchase 750,000 shares of Class A common stock that vests in equal installments of one-third on each of the first three anniversaries of the grant date, subject to Mr. Dalton’s continued employment, and has a five-year term. The second is an option to purchase 250,000 shares of Class A common stock that vests in full on the fourth anniversary of the grant date, subject to Mr. Dalton’s continued employment, and has a six-year term. All of the options were granted with an exercise price equal to $6.95, which was the closing price of the Company’s Class A common stock on the date of grant.

On January 4, 2017, pursuant to the terms of the exchange agreement, dated as of November 4, 2014, by and among the Company, Holdings and the limited partners of Fifth Street Holdings party thereto, Mr. Tannenbaum, Mr. Berman, Mr. James F. Velgot, a director of the Company, and certain other Holdings Limited Partners exchanged an aggregate of 8,772,450 limited partnership interests of Fifth Street Holdings for shares of the Company’s Class A common stock on a one-for-one basis and, in the case of Messrs. Tannenbaum and Berman, submitted to the Company 8,038,217 and 533,153 shares of the Company’s Class B common stock, respectively, for cancellation. Mr. Frank and Mr. Steven M. Noreika, the chief financial officer of FSC and FSFR, did not exercise their right to exchange limited partnership interests of Holdings for shares of the Company’s Class A common stock at such time.

On January 5, 2017, the Company filed a shelf registration statement on Form S-3, or the Registration Statement, to register the sale of up to $100,000,000 of any combination of Class A common stock, preferred stock, warrants, rights, purchase contracts, depositary shares and units, each as described in the Registration Statement, as well as up to 26,270,012 shares of the Company’s Class A common stock to be sold by the selling stockholders identified in the Registration Statement. The Registration Statement was declared effective by the SEC on February 3, 2017.

On March 20, 2017, the Company’s Board of Directors declared a quarterly dividend of $0.125 per share of its Class A common stock. The declared dividend is payable on April 14, 2017 to stockholders of record at the close of business on March 31, 2017.

On March 20, 2017, the Company’s Board of Directors authorized Fifth Street Management to enter into a fourth amended and restated investment advisory agreement with FSC, or the New FSC Investment Advisory Agreement, subject to the approval of the FSC board of directors and the FSC stockholders. The New FSC Investment Advisory Agreement was entered into on March 20, 2017, following receipt of such approvals. The New FSC Investment Advisory Agreement (i) decreases the quarterly hurdle rate to 1.75% on the subordinated incentive fee on income payable to Fifth Street Management and (ii) implements a total return requirement, which may decrease the incentive fee payable to Fifth Street Management by 25% per quarter to the extent that FSC’s cumulative net increase in net assets resulting from operations over the “Lookback Period” is less than 20.0%. The “Lookback Period” means (1) through December 31, 2019, the period which commences on the effective date of the New FSC Investment Advisory Agreement and ends on the last day of the fiscal quarter for which the subordinated incentive fee on income is being calculated and (2) after December 31, 2019, the fiscal quarter for which the subordinated incentive fee on income is being calculated and the eleven preceding fiscal quarters. The New FSC Investment Advisory Agreement is effective as of January 1, 2017.

In March 2017, the Company received additional insurance recoveries related to previously incurred professional fees and estimates that between $4 million to $5 million will be recognized as income during the three months ended March 31, 2017.

115

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 9A. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as that term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosures. The design of any disclosure controls and procedures is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute, assurance of achieving the desired control objectives. Our management, with the participation of our principal executive officer and principal financial officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2016. Based upon that evaluation and subject to the foregoing, our principal executive officer and principal financial officer concluded that, as of December 31, 2016, as a result of the ongoing material weaknesses described below, the design and operation of our disclosure controls and procedures were not effective.

Management’s Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f). A company’s internal control over financial reporting is a process designed by, or under the supervision of, its chief executive officer and chief financial officer, and effected by such company’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that:

(i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

(iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management, with the participation of our Chief Executive Officer and Chief Financial Officer, has conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2016, based on the framework set forth in “Internal Control-Integrated Framework” (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this assessment, management has concluded that we did not maintain effective internal control over financial reporting as of December 31, 2016, due to the fact that certain material weaknesses previously identified in Fifth Street Asset Management Inc.’s 2015 Form 10-K filed on March 18, 2016 continue to exist at December 31, 2016, as discussed below. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

116

Material Weaknesses in Internal Control over Financial Reporting

Management identified the following material weaknesses as of December 31, 2016:

•	We did not maintain sufficient accounting resources with technical accounting knowledge, experience and training in the application of U.S. GAAP and for effective preparation and review of our financial statements. This material weakness did not result in a misstatement to the consolidated financial statements.

•	We did not design and maintain effective controls to analyze complex and non-routine transactions or adequately review the accounting and/or disclosure for these transactions. This material weakness was identified as the primary cause of errors relating to the treatment of stock-based compensation and liabilities associated with existing membership units, the consequent improper recording and improper disclosure of certain equity transactions and incorrectly recording expenses reimbursable by our funds on a net basis in prior years, as well as the improper accounting of equity method investments identified in the third quarter of 2016.

Additionally, these deficiencies could result in a misstatement of the aforementioned account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Remediation of Material Weaknesses in Internal Control over Financial Reporting

As of December 31, 2016, management remediated the material weakness previously identified as of December 31, 2015 that we did not design and maintain sufficient controls to evaluate information provided from and accounting conclusions reached by FSC CT LLC, the administrator of the Fifth Street BDCs and our wholly-owned subsidiary, in the determination of Part I fee revenue. This material weakness was identified as the primary cause of the revision for the year ended December 31, 2015 relating to Part I fees, and the consequent improper recording of fee revenue. The steps we took to remediate this material weaknesses included formalizing policies and procedures relating to fee income recognition and the communication of these policies and procedures throughout the organization.

With respect to the remediation of the material weakness related to maintaining sufficient accounting resources with technical accounting knowledge, we have added several senior experienced accounting and financial reporting personnel with higher levels of experience, engaged a nationally recognized public accounting firm to assist on technical accounting matters, outsourced certain accounting and operations activities and reallocated existing internal resources.

With respect to the remediation of the material weakness related to accounting for complex and non-routine accounting transactions, we have taken additional steps, including i) improving the process for the identification of such transactions by senior management, ii) ensuring communication of relevant information to the appropriate personnel, iii) consulting with nationally recognized public accounting firm to assist with our analysis as deemed necessary and iv) formalizing conclusions reached.

Management is committed to improving our internal control processes and believes that the measures described above should be sufficient to remediate the identified material weaknesses and strengthen our internal control over financial reporting. Based on the steps we have taken to date and the continued operating effectiveness of these controls, we expect that the remediation of these material weaknesses will be completed prior to the end of calendar year 2017. We cannot assure you, however, that the steps taken will remediate such weaknesses, nor can we be certain of whether additional actions will be required or the costs of any such actions.

117

Changes in Internal Control over Financial Reporting

During the three months ended December 31, 2016, we concluded the material weakness was remediated related to Part I fee revenue as the controls have operated effectively for a sufficient period of time. The remediation efforts described above were ongoing through the three months ended December 31, 2016. In October 2016, the Company formalized the process for identification of complex and non-routine transactions as noted above. Such remediation efforts were changes in our internal control over financial reporting during the quarter ended December 31, 2016 that materially affected, or were reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information

None.

118

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

PART III

Item 10. Directors, Executive Officers and Corporate Governance

The information required by Item 10 is hereby incorporated by reference from our definitive Proxy Statement relating to our 2017 Annual Meeting of Stockholders, to be filed with the SEC within 120 days following the end of our fiscal year.

Item 11. Executive Compensation

The information required by Item 11 is hereby incorporated by reference from our definitive Proxy Statement relating to our 2017 Annual Meeting of Stockholders, to be filed with the SEC within 120 days following the end of our fiscal year.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by Item 12 is hereby incorporated by reference from our definitive Proxy Statement relating to our 2017 Annual Meeting of Stockholders, to be filed with the SEC within 120 days following the end of our fiscal year.

Item 13. Certain Relationships and Related Transactions, and Director Independence

The information required by Item 13 is hereby incorporated by reference from our definitive Proxy Statement relating to our 2017 Annual Meeting of Stockholders, to be filed with the SEC within 120 days following the end of our fiscal year.

Item 14. Principal Accountant Fees and Services

The information required by Item 14 is hereby incorporated by reference from our definitive Proxy Statement relating to our 2017 Annual Meeting of Stockholders, to be filed with the SEC within 120 days following the end of our fiscal year.

PART IV - OTHER INFORMATION

Item 15. Exhibits and Financial Statement Schedules

(a)	The following documents are filed as a part of this Form 10-K:
1.	Financial Statements: The Consolidated Financial Statements, the Notes to Consolidated Financial Statements, and the Report of Independent Registered Public Accounting Firm for Fifth Street Asset Management Inc. are presented in Item 8. Financial Statements and Supplementary Data of this Form 10-K.
2.	Financial Schedules: All financial statement schedules have been omitted because they are inapplicable, not required, or shown in the consolidated financial statements and notes in Item 8. Financial Statements and Supplementary Data of this Form 10-K.
3.	Exhibits: A list of the exhibits required to be filed as part of this report is set forth in the Index to Exhibits and is incorporated by reference.
(b)	See the following Index to Exhibits.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation, as amended on October 13, 2014	10-Q	001-36701	3.1	12/15/2014
3.2	Second Amended and Restated Bylaws, as adopted on December 14, 2015	8-K	001-36701	3.1	12/16/2015
4.1	Form of Class A Common Stock Certificate	S-1	333-196813	4.1	09/22/2014
4.2	Warrant, dated February 18, 2016, by and between Fifth Street Asset Management Inc. and RiverNorth Capital Management, LLC	8-K	001-36701	10.2	02/19/2016

119

10.1	Amended and Restated Limited Partnership Agreement of Fifth Street Holdings, L.P., dated of October 29, 2014	8-K	001-36701	10.1	11/04/2014
10.3	Exchange Agreement by and among Fifth Street Asset Management, Fifth Street Holdings and the limited partners of Fifth Street Holdings party thereto, dated as of November 4, 2014.	8-K	001-36701	10.2	11/04/2014
10.4	Tax Receivable Agreement, dated as of October 29, 2014, by and among Fifth Street Asset Management, Fifth Street Holdings and the Principals, as defined therein, dated as of October 29, 2014.	8-K	001-36701	10.3	11/04/2014
10.5	Registration Rights Agreement, by and among Fifth Street Asset Management, Fifth Street Holdings and the Covered Persons party thereto, dated as of November 4, 2014.	8-K	001-36701	10.4	11/04/2014
10.6	Third Amended and Restated Investment Advisory Agreement between the Fifth Street Management LLC and Fifth Street Finance Corp., dated as of January 19, 2016	8-K	001-36701	10.1	01/20/2016
10.7	Investment Advisory Agreement between the Fifth Street Management LLC and Fifth Street Senior Floating Rate Corp, dated as of June 27, 2013	S-1	333-196813	10.7	09/22/2014
10.11	The Fifth Street Deferred Bonus and Retention Plan, as amended and restated January 2015 †	8-K	001-36701	10.1	01/22/2015
10.12	Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan †	8-K	001-36701	10.10	11/04/2014
10.13	Amended and Restated Employment Offer, by and among Fifth Street Management LLC, FSC CT, Inc. and Todd G. Owens, dated as of October 30, 2014. †	8-K	001-36701	10.6	11/04/2014
10.14	Employment Agreement by and among Fifth Street Management LLC, FSC CT, Inc. and Bernard D. Berman, dated as of October 29, 2014. †	8-K	001-36701	10.7	11/04/2014
10.15	Employment Agreement by and among Fifth Street Management LLC, FSC CT, Inc. and Alexander C. Frank, dated as of October 29, 2014. †	8-K	001-36701	10.8	11/04/2014
10.16	Employment Agreement by and among Fifth Street Management LLC, FSC CT, Inc. and Ivelin M. Dimitrov, dated as of October 29, 2014. †	8-K	001-36701	10.9	11/04/2014
10.17	Form of Non-Competition, Non-Solicitation and Non-Disclosure Agreement by and between FSC CT, Inc. and each of Bernard D. Berman, Alexander C. Frank, Ivelin M. Dimitrov and Todd G. Owens †	S-1	333-196813	10.17	09/25/2014
10.18	Credit Agreement, dated as of November 4, 2014, by and among Fifth Street Holdings L.P., the subsidiary guarantors party thereto, the lenders party thereto, and Sumitomo Mitsui Banking Corporation, as administrative agent.	8-K	001-36701	10.5	11/04/2014
10.19	Form of Indemnification Agreement for non-employee directors and officers†	8-K	001-36701	10.1	12/16/2015
10.20	Purchase and Settlement Agreement, dated as of February 18, 2016, by and among Fifth Street Finance Corp., Fifth Street Holdings L.P., Leonard M. Tannenbaum, Fifth Street Asset Management Inc., RiverNorth Capital Management, LLC, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise.	8-K	001-36701	10.1	02/19/2016

120

10.21	Amendment No. 1 to the Purchase and Settlement Agreement, dated as of February 23, 2016, by and among Fifth Street Finance Corp., Fifth Street Holdings L.P., Leonard M. Tannenbaum, Fifth Street Asset Management Inc., RiverNorth Capital Management, LLC, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund and RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise.	8-K/A	001-36701	10.4	02/24/2016
10.22	Letter Agreement, dated February 18, 2016, by and between Fifth Street Holdings L.P. and Leonard M. Tannenbaum.	8-K	001-36701	10.3	02/19/2016
10.23	Amendment No. 1 to Credit Agreement, dated as of February 29, 2016, by and among Fifth Street Holdings L.P., the Guarantors party thereto, the Lenders party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent.	10-K	001-36701	10.23	03/18/2016
10.24	Bernard Berman - Amendment to Employment Agreement †	10-Q	001-36701	10.1	11/21/2016
10.25	Ivelin Dimitrov - Amendment to Employment Agreement †	10-Q	001-36701	10.2	11/21/2016
10.26	Alexander Frank - Amendment to Employment Agreement †	10-Q	001-36701	10.3	11/21/2016
10.27	Employment Agreement by and among Fifth Street Management LLC, FSC CT, Inc. and Patrick Dalton, dated November 29, 2016†	8-K	001-36701	10.1	12/05/2016
10.28	Non-Competition Agreement, Non-Solicitation and Non-Disclosure Agreement by and between FSC CT, Inc. and Patrick Dalton, dated November 29, 2016†	8-K	001-36701	10.2	12/05/2016
21.1	List of Subsidiaries of Fifth Street Asset Management Inc.					X
23.1	Consent of PricewaterhouseCoopers LLP					X
24.1	Power of Attorney (included on the Signatures page of this Annual Report on Form 10-K)					X
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002					X
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002					X
32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002					X
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002					X
101.INS	XBRL Instance Document					X
101.SCH	XBRL Taxonomy Extension Schema Document					X
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document					X
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document					X
101.LAB	XBRL Taxonomy Extension Label Linkbase Document					X
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document					X

† Management or compensatory agreement.

121

Item 16. Form 10-K Summary

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

By:	/s/ Leonard M. Tannenbaum
Leonard M. Tannenbaum
Chief Executive Officer

Date: March 20, 2017

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard M. Tannenbaum and Alexander C. Frank, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Annual Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

122

Signature	Title	Date

/s/ LEONARD M. TANNENBAUM	Chairman	March 20, 2017
Leonard M. Tannenbaum	Chief Executive Officer
(principal executive officer)

/s/ ALEXANDER C. FRANK	Chief Operating Officer	March 20, 2017
Alexander C. Frank	Chief Financial Officer
Director
(principal financial and accounting officer)

/s/ MICHAEL ARTHUR	Director	March 20, 2017
Michael Arthur

/s/ NATHANIEL AUGUST	Director	March 20, 2017
Nathaniel August

/s/ THOMAS H. BRANDT	Director	March 20, 2017
Thomas H. Brandt

/s/ THOMAS L. HARRISON	Director	March 20, 2017
Thomas L. Harrison

/s/ JAMES F. VELGOT	Director	March 20, 2017
James F. Velgot

123

Exhibit 21.1
List of Subsidiaries

Entity Name	Jurisdiction of Organization

Fifth Street Capital LLC	New York

Fifth Street EIV II, LLC	Delaware

Fifth Street Holdings L.P.	Delaware

Fifth Street Management LLC	Delaware

FSC CT LLC	Connecticut

FSC LLC	New York

FSC Midwest LLC	Illinois

Fifth Street Capital West LLC	California

FSCO GP LLC	Delaware

FS Transportation LLC	New York

Fifth Street CLO Management LLC	Delaware

FSC FL LLC	Florida

Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-215445) and Form S-8 (No. 333-199649 and No. 333-201680) of Fifth Street Asset Management Inc. of our report dated March 20, 2017 relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 20, 2017

EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Leonard M. Tannenbaum, certify that:

1.	I have reviewed this annual report on Form 10-K of Fifth Street Asset Management Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: March 20, 2017

/s/ Leonard M. Tannenbaum
Leonard M. Tannenbaum
Chairman and Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Alexander C. Frank, certify that:

1.	I have reviewed this annual report on Form 10-K of Fifth Street Asset Management Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: March 20, 2017

/s/ Alexander C. Frank
Alexander C. Frank
Chief Operating Officer and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2016 of Fifth Street Asset Management Inc. (the “Registrant”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leonard M. Tannenbaum, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

(i)             this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)          the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated as of this 20th day of March 2017.

/s/ Leonard M. Tannenbaum
Name: Leonard M. Tannenbaum
Title: Chairman and Chief Executive Officer (Principal Executive Officer)

EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2016 of Fifth Street Asset Management Inc. (the “Registrant”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alexander C. Frank, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

(i)             this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)          the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated as of this 20th day of March 2017.

/s/ Alexander C. Frank
Name: Alexander C. Frank
Chief Operating Officer and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

Exhibit F

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 10-Q

(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2017

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NUMBER: 001-36701

Fifth Street Asset Management Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	46-5610118
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 West Putnam Avenue, 3rd Floor Greenwich, CT	06830
(Address of principal executive office)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:

(203) 681-3600

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods as the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    YES   ☑     NO   ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    YES   ☑     NO   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act)    YES  ☐    NO ☑

The number of shares of the registrant’s Class A common stock, par value $0.01 per share, outstanding as of August 21, 2017 was 15,649,686. The number of shares of the registrant’s Class B common stock, par value $0.01 per share, outstanding as of August 21, 2017 was 34,285,484.

FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current views with respect to, among other things, future events and financial performance. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements in this Quarterly Report on Form 10-Q are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Our actual results may vary materially from those indicated in these forward-looking statements, including as a result of the factors described under “Risk Factors” in this Quarterly Report on Form 10-Q and in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; whether the transactions contemplated by that certain Asset Purchase Agreement, dated as of July 13, 2017, by and among Fifth Street Management LLC, Oaktree Capital Management, L.P., and, for certain limited purposes, Fifth Street Asset Management Inc. and Fifth Street Holdings L.P. will close and the timing of release of amounts subject to escrow thereunder and the carrying value of certain assets and liabilities after the closing of such transactions; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies, small business investment companies, or SBICs, or regulated investment companies, or RICs; our ability to satisfy our debt obligations and pay dividends to our stockholders; potential wind-down or dispositions involving one or more of our non-core businesses; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Although we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Unless the context otherwise requires, references to “we,” “us,” “our” and “the Company” are intended to refer to the business and operations of Fifth Street Asset Management Inc. and its consolidated subsidiaries.

When used in this Quarterly Report on Form 10-Q, unless the context otherwise requires:

•	“base management fees” refer to fees we earn for advisory services provided to our funds, which are generally based on a fixed percentage of fair value of assets, total commitments, invested capital, net asset value, total assets or principal amount of the investment portfolios managed by us;
•	“catch-up” refers to a provision for a manager or adviser of a fund to receive the majority or all of the profits of such fund until the agreed upon profit allocation is reached;
•	“CLO” refers to a collateralized loan obligation;
•	“CLO I” refers to Fifth Street Senior Loan Fund I, LLC, a CLO in our senior loan fund strategy managed by CLO Management prior to its sale to NewStar Financial Inc. (“NewStar Financial”);
•	“CLO II” refers to Fifth Street SLF II, Ltd. (formerly Fifth Street Senior Loan Fund II, LLC, prior to securitization), a CLO in our senior loan fund strategy managed by CLO Management prior to its sale to NewStar Financial;
•	“CLO Management” refers to Fifth Street CLO Management LLC, the collateral manager for CLO I and CLO II prior to its sale to NewStar Financial;
•	“Fifth Street BDCs” and “our BDCs” refer to FSC and FSFR together;

i

•	“Fifth Street Funds” and “our funds” refer to the Fifth Street BDCs and the other funds advised or managed by Fifth Street Management or CLO Management prior to its sale to NewStar;
•	“Fifth Street Holdings” refers to Fifth Street Holdings L.P.;
•	“Fifth Street Management” or “FSM” refers to Fifth Street Management LLC and, unless the context otherwise requires, its subsidiaries;
•	“FSC” refers to Fifth Street Finance Corp., a publicly-traded business development company managed by Fifth Street Management;
•	“FSFR” refers to Fifth Street Senior Floating Rate Corp., a publicly-traded business development company managed by Fifth Street Management;
•	“FSOF” refers to Fifth Street Opportunities Fund, L.P., a private fund managed by Fifth Street Management;
•	“Holdings Limited Partners” refers to active, limited partners in Fifth Street Holdings (other than us), which include, among other persons, the Principals;
•	“hurdle rate” or “hurdle” refers to a specified minimum rate of return that a fund must exceed in order for the investment adviser or manager of such a fund to receive Part I Fees and/or performance fees;
•	“management fees” refer to base management fees and Part I Fees;
•	“MMKT” refers to MMKT Exchange LLC, a financial technology company in which FSM owned 80% of the common membership interests prior to dissolution and “MMKT Notes” refers to the convertible promissory notes issued by MMKT to the Company and additional investors that were cancelled and settled pursuant to an agreement among MMKT and its noteholders entered into on August 8, 2016;
•	“Part I Fees” refer to fees paid to us by our BDCs that are based on a fixed percentage of pre-incentive fee net investment income (subject, in the case of FSC, to certain limitations based on cumulative net increase in net assets resulting from operations), which are calculated and paid quarterly, and subject to certain specified performance hurdles. Part I Fees are classified as management fees as they are generally predictable and are recurring in nature, are not subject to repayment (or clawback) and are generally cash-settled each quarter;
•	“Part II Fees” refer to fees paid to us by our BDCs that are based on net capital gains, which are paid annually;
•	“performance fees” refer to fees we earn based on the performance of a fund, which are generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements, may be either an incentive fee or carried interest, are paid annually and also include Part II Fees;
•	“permanent capital” refers to capital of funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of FSC and FSFR; such funds may be required to distribute all or a portion of capital gains and investment income or elect to distribute capital;
•	“Principals” refers to Leonard M. Tannenbaum and Bernard D. Berman and, where applicable, any entities controlled directly or indirectly by them;
•	“SMA” means a separately managed account; and
•	“TRA recipients” refers to the Principals and Ivelin M. Dimitrov.

Amounts and percentages throughout this Quarterly Report on Form 10-Q may reflect rounding adjustments and consequently totals may not appear to sum.

ii

PART I - FINANCIAL INFORMATION

Item 1. Consolidated Financial Statements

Fifth Street Asset Management Inc.

Consolidated Statements of Financial Condition

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Cash and cash equivalents	$2,249,197	$6,727,085
Management fees receivable (includes Part I Fees of $3,863,389 and $4,837,944 as of June 30, 2017 and December 31, 2016, respectively)	11,249,474	15,346,566
Performance fees receivable	—	123,300
Insurance recovery receivable	—	9,250,000
Prepaid expenses (includes $418,300 and $620,794 related to income taxes as of June 30, 2017 and December 31, 2016, respectively)	1,641,480	2,073,393
Investments in equity method investees	67,978,868	66,176,884
Beneficial interests in CLOs at fair value: (cost December 31, 2016: $24,138,496)	—	23,155,062
Due from affiliates	2,493,370	3,405,921
Fixed assets, net	4,903,204	5,344,332
Deferred tax assets	72,108,971	42,415,143
Deferred financing costs	—	1,426,103
Other assets	3,225,001	3,355,072
Assets held for sale	23,329,606	—
Total assets	$189,179,171	$178,798,861
Liabilities and Equity (Deficit)
Liabilities
Accounts payable and accrued expenses	$13,563,051	$5,260,511
Accrued compensation and benefits	4,944,144	12,516,497
Income taxes payable	33,694	223,694
Loans payable	2,000,000	14,972,565
Legal settlement payable	—	9,250,000
Credit facility payable (net of $1,547,259 of deferred financing costs at June 30, 2017)	98,452,741	102,000,000
Dividends payable	885,403	1,961,863
Due to affiliates	32,983	30,412
Deferred rent liability	2,013,723	2,079,354
Payable to related parties pursuant to tax receivable agreements	62,091,926	35,990,255
Liabilities associated with assets held for sale	14,015,515	—
Total liabilities	198,033,180	184,285,151
Commitments and contingencies
Equity (deficit)
Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued and outstanding as of June 30, 2017 and December 31, 2016	—	—
Class A common stock, $0.01 par value; 500,000,000 shares authorized; 15,649,686 and 6,602,374 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	156,497	66,024
Class B common stock, $0.01 par value; 50,000,000 shares authorized; 34,285,484 and 42,856,854 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	342,855	428,569
Additional paid-in capital	5,632,770	6,354,291
Accumulated deficit	(1,032,999)	(1,726,061)
Total stockholders’ equity, Fifth Street Asset Management Inc.	5,099,123	5,122,823
Non-controlling interests	(13,953,132)	(10,609,113)
Total deficit	(8,854,009)	(5,486,290)
Total liabilities and equity (deficit)	$189,179,171	$178,798,861

Management fees receivable, performance fees receivable and investments are with related parties. See notes to consolidated financial statements.

1

Fifth Street Asset Management Inc.

Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Management fees (includes Part I Fees of $4,624,389 and $9,084,207; $8,079,994 and $14,022,275 for the three and six months ended June 30, 2017 and 2016, respectively)	$14,096,482	$21,291,423	$27,637,128	$38,378,968
Performance fees	(34,587)	60,411	—	86,175
Other fees	1,817,890	1,799,676	3,881,167	3,734,098
Total revenues	15,879,785	23,151,510	31,518,295	42,199,241
Expenses
Compensation and benefits	5,609,040	8,878,001	12,132,124	17,646,626
General, administrative and other expenses	13,500,604	10,080,123	18,616,022	17,381,615
Depreciation and amortization	319,312	3,158,322	635,179	3,576,044
Total expenses	19,428,956	22,116,446	31,383,325	38,604,285
Other income (expense)
Interest income	299,621	356,139	629,473	695,741
Interest expense	(1,957,920)	(1,080,448)	(3,281,613)	(2,195,447)
Income from equity method investments	1,681,307	1,110,217	4,640,066	1,978,326
Unrealized gain on MMKT Notes	—	—	—	2,582,405
Unrealized gain (loss) on beneficial interests in CLOs	134,249	480,037	328,519	(368,227)
Loss on reclassification to held for sale	(940,297)	—	(940,297)	—
Gain on extinguishment of debt	—	2,000,000	—	2,000,000
Adjustment of TRA liability due to tax rate change	—	7,525,901	(92,348)	7,525,901
Loss on legal settlement	—	(9,250,000)	—	(9,250,000)
Insurance recoveries	—	12,246,731	4,332,024	12,246,731
Unrealized loss on derivatives	—	(3,707,194)	—	(8,383,213)
Realized gain on derivatives	—	465,425	—	465,425
Loss on investor settlement	—	—	—	(10,419,274)
Other income (expense), net	—	25,175	—	(544,785)
Total other income (expense), net	(783,040)	10,171,983	5,615,824	(3,666,417)
Income (loss) before provision (benefit) for income taxes	(4,332,211)	11,207,047	5,750,794	(71,461)
Provision (benefit) for income taxes	(405,144)	7,114,876	905,375	6,852,103
Net income (loss)	(3,927,067)	4,092,171	4,845,419	(6,923,564)
Net (income) loss attributable to non-controlling interests	3,024,999	(3,244,625)	(4,152,357)	6,539,165
Net income (loss) attributable to Fifth Street Asset Management Inc.	$(902,068)	$847,546	$693,062	$(384,399)

Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Basic	$(0.06)	$0.15	$0.04	$(0.07)
Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Diluted	$(0.06)	$0.07	$0.04	$(0.10)
Weighted average shares of Class A common stock outstanding - Basic	15,613,554	5,833,575	15,421,058	5,815,998
Weighted average shares of Class A common stock outstanding - Diluted	15,613,554	48,790,784	15,452,490	48,740,139

All revenues are earned from affiliates of the Company. All gains (losses) from investments are from related parties. See notes to consolidated financial statements.

2

Fifth Street Asset Management Inc.

Consolidated Statement of Changes in Equity (Deficit)

For the Six Months Ended June 30, 2017 and 2016

(unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Treasury	Non- Controlling
	Shares	Amount	Shares	Amount	Capital	deficit	Stock	Interests	Total Deficit

Balance, December 31, 2015	5,822,672	$58,227	42,856,854	$428,569	$2,661,253	$(30,904)	$(180,064)	$(5,392,371)	(2,455,290)
Cumulative effect of ASU 2016-09 adoption	—	—	—	—	145,127	(164,081)	—	(160,023)	(178,977)
Paid and accrued dividends - $0.20 per Class A common share	—	—	—	—	(1,164,093)	—	—	—	(1,164,093)
Paid and accrued dividends on restricted stock units	—	—	—	—	(22,877)	—	—	(173,075)	(195,952)
Issuance of shares in connection with vesting of RSUs	43,701	437	—	—	—	—	—	—	437
Retirement of Class A common stock	(24,058)	(241)			(179,823)		180,064		—
Deemed capital contribution (see Note 1)	—	—	—	—	676,617	—	—	5,134,177	5,810,794
Distributions to Holdings Limited Partners	—	—	—	—	—	—	—	(3,921,711)	(3,921,711)
Reallocation of equity for changes in ownership interest	—	—	—	—	(442,145)	—	—	442,145	—
Amortization of equity-based compensation	—	—	—	—	435,548	—	—	3,295,068	3,730,616
Net loss	—	—	—	—	—	(384,399)	—	(6,539,165)	(6,923,564)
Balance, June 30, 2016	5,842,315	$58,423	42,856,854	$428,569	$2,109,607	$(579,384)	$—	$(7,314,955)	$(5,297,740)

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Non- Controlling
	Shares	Amount	Shares	Amount	Capital	Deficit	Interests	Total Deficit

Balance, December 31, 2016	6,602,374	$66,024	42,856,854	$428,569	$6,354,291	$(1,726,061)	$(10,609,113)	$(5,486,290)
Dividends paid - $0.125 per Class A common share	—	—	—	—	(1,947,078)	—	—	(1,947,078)
Accrued dividends on restricted stock units	—	—	—	—	(2,182)	—	(5,006)	(7,188)
Issuance of shares in connection with previously vested RSUs	274,862	2,749	—	—	(2,749)	—	—	—
Issuance of Class A common stock and cancellation of Class B common stock in connection with exchange of Holdings LP Interests	8,772,450	87,724	(8,571,370)	(85,714)	(2,010)	—	—	—
Distributions to Holdings Limited Partners	—	—	—	—	—	—	(12,902,484)	(12,902,484)
Reallocation of equity for changes in ownership interest	—	—	—	—	(3,810,211)	—	3,810,211	—
Amortization of equity-based compensation	—	—	—	—	452,829	—	1,600,903	2,053,732
Net tax benefit in connection with TRA	—	—	—	—	4,589,880	—	—	4,589,880
Net income	—	—	—	—	—	693,062	4,152,357	4,845,419
Balance, June 30, 2017	15,649,686	$156,497	34,285,484	$342,855	$5,632,770	$(1,032,999)	$(13,953,132)	$(8,854,009)

 See notes to consolidated financial statements.

3

Fifth Street Asset Management Inc.

Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net income (loss)	$4,845,419	$(6,923,564)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	493,633	3,434,498
Amortization of fractional interests in aircrafts	141,546	141,546
Amortization of deferred financing costs	459,665	251,665
Amortization of equity-based compensation	2,056,303	3,732,964
Write-off of MMKT capitalized software costs	—	624,512
Unrealized (gain) loss on beneficial interests in CLOs	(328,519)	368,227
Loss on reclassification to held for sale	940,297	—
Distributions of earnings from equity method investments	1,017,459	1,700,636
Interest income accreted on beneficial interest in CLOs	(629,456)	(695,725)
Interest expense on MMKT Notes	—	92,119
Deferred taxes	905,375	6,871,167
Deferred rent	(65,631)	(1,005,120)
Reclassification of operating assets and liabilities held for sale	19,654	—
Unrealized gain on MMKT Notes	—	(2,582,405)
Loss on investor settlement	—	10,419,274
Loss on lease abandonment	—	1,240,928
Gain on extinguishment of debt	—	(2,000,000)
Unrealized loss on derivatives	—	8,383,213
Realized gain on derivatives	—	(465,425)
Adjustment of TRA liability due to tax rate change	92,348	(7,525,901)
Income from equity method investments	(4,640,066)	(2,004,054)
Changes in operating assets and liabilities:
Management fees receivable	4,097,092	(16,222,494)
Performance fees receivable	—	59,723
Insurance recovery receivable	9,250,000	(9,725,000)
Prepaid expenses	431,913	(1,921,887)
Due from affiliates	912,551	1,263,755
Other assets	(11,475)	433,531
Accounts payable and accrued expenses	8,302,540	1,514,934
Accrued compensation and benefits	(7,572,353)	(4,826,668)
Income taxes payable	(190,000)	—
Legal settlement payable	(9,250,000)	9,250,000
Net cash provided by (used in) operating activities	11,278,295	(6,115,551)
Cash flows from investing activities
Purchases of fixed assets	(52,505)	(15,048)
Purchases of equity method investments	—	(26,925,757)
Redemptions of equity method investments - FSOF	600,000	6,000,000
Distributions from equity method investments - FSC and FSFR common stock	1,343,923	627,639
Distributions received from beneficial interest in CLOs	866,430	897,910
Proceeds from derivatives	—	465,425
Net cash provided by (used in) investing activities	2,757,848	(18,949,831)
Cash flows from financing activities
Proceeds from borrowings under credit facility	—	25,000,000
Repayments under credit facility	(2,000,000)	(3,000,000)
Deferred financing costs paid	(580,821)	—
Repayments of notes payable	—	(49)
Distributions to Holdings limited partners	(12,902,484)	(3,921,711)
Dividends to Class A shareholders	(3,030,726)	(1,581,504)
Net cash provided by (used in) financing activities	(18,514,031)	16,496,736
Net decrease in cash	(4,477,888)	(8,568,646)
Cash, beginning of period	6,727,085	17,185,204
Cash, end of period	$2,249,197	$8,616,558

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$3,076,198	$1,802,549
Cash paid during the period for income taxes	$190,000	$550
Non-cash investing activities:
Non-cash contribution to FSOF	$123,300	$78,720
Non-cash distribution from FSOF	$123,300	$78,720
Non-cash financing activities:
Accrued dividends	$885,403	$946,935
Deemed capital contribution	$—	$5,810,794
Increase in deferred tax assets as a result of exchange of Holdings LP Interests	$30,599,203	$—
Increase in amounts payable to related parties pursuant to tax receivable agreement	$26,009,323	$—

 All revenues are earned from affiliates of the Company. All gains (losses) from investments are from related parties. See notes to consolidated financial statements.

4

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Note 1. Organization

Fifth Street Asset Management Inc. (“FSAM”), together with its consolidated subsidiaries (collectively, the “Company”), is an alternative asset management firm headquartered in Greenwich, CT that provides asset management services to its investment funds (referred to as the “Fifth Street Funds” or the “funds”), which, as of June 30, 2017, consist primarily of Fifth Street Finance Corp. (formed on January 2, 2008, “FSC”) and Fifth Street Senior Floating Rate Corp. (formed on May 22, 2013, “FSFR”), both publicly-traded business development companies regulated under the Investment Company Act of 1940, as amended (together, the “BDCs”). As of June 30, 2017, the Company conducted all of its operations through its consolidated subsidiaries, Fifth Street Management LLC (“FSM”), Fifth Street CLO Management LLC (“CLO Management”) and FSCO GP LLC (“FSCO GP”).

The Company’s primary sources of revenues are management fees, primarily from the BDCs, which are driven by the amount of the assets under management and quarterly investment performance of the Fifth Street Funds. The Company conducts substantially all of its operations through one reportable segment that provides asset management services to the Fifth Street Funds. The Company generates all of its revenues in the United States.

On July 1, 2017, Fifth Street Holdings entered into a purchase agreement with New Star Financial, Inc. (“NewStar Financial”). At the closing of the transactions contemplated thereby on July 20, 2017, NewStar Financial acquired 100% of the limited liability company interests of CLO Management, a wholly-owned subsidiary of Fifth Street Holdings L.P. (“Fifth Street Holdings”) and the collateral manager for funds within its senior loan fund strategy. See Note 14 - Subsequent Events. As a result of this transaction, the assets and liabilities of CLO Management have been classified as held for sale of June 30, 2017. The Company recorded $940,297 in expenses during the three months ended June 30, 2017 relating to this transaction. See Note 2 - Significant Accounting Policies - Assets Held for Sale.

On July 14, 2017, the Company signed a definitive asset purchase agreement with Oaktree Capital Management, L.P. (“Oaktree”), an affiliate of Oaktree Capital Group, LLC (NYSE: OAK), under which Oaktree will become the new investment adviser to the BDCs, subject to the approval of new investment advisory agreements between each of the BDCs and Oaktree by the respective BDC stockholders and satisfaction of certain other closing conditions. The shares of common stock of FSC and FSFR owned by Fifth Street Holdings are not included in this transaction. The transaction is expected to be completed in the fourth quarter of 2017. The Company recorded $7,422,969 in expenses during the three months ended June 30, 2017 relating to this transaction. See Note 14 - Subsequent Events.

The Company has begun the process of winding down Fifth Street Opportunities Fund, L.P., a private fund managed by Fifth Street Management (“FSOF”, formerly Fifth Street Credit Opportunities Fund, L.P.), and returning invested capital to investors.  The Company currently expects this wind-down to be completed by September 2017, following which the investment management agreement with FSOF will be terminated.

Reorganization

In anticipation of its initial public offering (the “IPO”) that closed November 4, 2014, FSAM was incorporated in Delaware on May 8, 2014 as a holding company with its primary asset expected to be a limited partnership interest in Fifth Street Holdings. Fifth Street Holdings was formed on June 27, 2014 by Leonard M. Tannenbaum and Bernard D. Berman (the “Principals”) as a Delaware limited partnership. Prior to the transactions described below, the Principals were the general partners and limited partners of Fifth Street Holdings. Fifth Street Holdings has a single class of limited partnership interests (the “Holdings LP Interests”). Immediately prior to the IPO:

•	The Principals contributed their general partnership interests in Fifth Street Holdings to FSAM in exchange for 100% of FSAM’s Class B common stock;

•	The members of FSM contributed 100% of their membership interests in FSM to Fifth Street Holdings in exchange for Holdings LP Interests; and

•	The members of FSCO GP, a Delaware limited liability company, formed on January 6, 2014 to serve as the general partner of FSOF, contributed 100% of their membership interests in FSCO GP to Fifth Street Holdings in exchange for Holdings LP Interests.

5

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

These collective actions are referred to herein as the “Reorganization.”

Initial Public Offering

On November 4, 2014, FSAM issued 6,000,000 shares of Class A common stock in the IPO at a price of $17.00 per common share. The proceeds totaled $95.9 million, net of underwriting commissions of $6.1 million. The proceeds were used to purchase a 12.0% limited partnership interest in Fifth Street Holdings.

Immediately following the Reorganization and the closing of the IPO on November 4, 2014:

•	The Principals held 42,856,854 shares of FSAM Class B common stock and 42,856,854 Holdings LP Interests.

•	FSAM held 6,000,000 Holdings LP Interests and the former members of FSM and FSCO GP, including the Principals, held 44,000,000 Holdings LP Interests.

•	The Principals, through their holdings of FSAM Class B common stock in the aggregate, had approximately 97.3% of the voting power of FSAM’s common stock.

Upon the completion of the Reorganization and the IPO, FSAM also became the general partner of Fifth Street Holdings. Fifth Street Holdings and its wholly-owned subsidiaries (including FSM, CLO Management and FSCO GP) are consolidated by FSAM in the consolidated financial statements. The portion of net income attributable to the limited partners of Fifth Street Holdings, excluding FSAM, is recorded as “Net (income) loss attributable to non-controlling interests” on the Consolidated Statements of Operations.

Exchange Agreement

In connection with the Reorganization, FSAM entered into an exchange agreement with the limited partners of Fifth Street Holdings that granted each limited partner of Fifth Street Holdings, and certain permitted transferees, the right, beginning two years after the closing of the IPO and subject to vesting and minimum retained ownership requirements, on a quarterly basis, to exchange such person’s Holdings LP Interests for shares of Class A common stock of FSAM, on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications (collectively referred to as the “Exchange Agreement”). As a result, each limited partner of Fifth Street Holdings, over time, has the ability to convert his or her illiquid ownership interests in Fifth Street Holdings into Class A common stock of FSAM, which can more readily be sold in the public markets.

On January 4, 2017, pursuant to the terms of the Exchange Agreement, a director of the Company and certain other Holdings Limited Partners exchanged an aggregate of 8,772,450 Holdings LP Interests of Fifth Street Holdings for shares of the Company’s Class A common stock on a one-for-one basis and, in the case of the Principals, submitted to the Company 8,571,370 shares of the Company’s Class B common stock for cancellation. The acquisition of additional Holdings LP Interests are treated as reorganizations of entities under common control as required by the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) Topic 805.

As of June 30, 2017 and December 31, 2016, FSAM held approximately 30.8% and 13.0% of Fifth Street Holdings, respectively. FSAM’s percentage ownership in Fifth Street Holdings will continue to change as Holdings LP Interests are exchanged for Class A common stock of FSAM or when FSAM otherwise issues or repurchases FSAM common stock.

FSAM’s purchase of Holdings LP Interests concurrent with its IPO and the subsequent and future exchanges by holders of Holdings LP Interests for shares of FSAM’s Class A common stock pursuant to the Exchange Agreement are expected to result in increases in its share of the tax basis of the tangible and intangible assets of Fifth Street Holdings, which will increase the tax depreciation and amortization deductions that otherwise would not have been available to FSAM. These increases in tax basis and tax depreciation and amortization deductions are expected to reduce the amount of cash taxes that FSAM would otherwise be required to pay in the future. As of June 30, 2017, FSAM was party to a tax receivable agreement (“TRA”) with certain limited partners of Fifth Street Holdings (the “TRA Recipients”) that requires FSAM to pay the TRA Recipients 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that FSAM actually realizes (or, under certain circumstances, is deemed to realize) as a result of the increases in tax basis in connection with exchanges by the TRA Recipients described above and certain other tax benefits attributable to payments under the tax receivable agreement. In connection with the exchange of Holdings LP Interests on January 4, 2017, the Company recorded a deferred tax asset in the amount of $30,599,203 and an additional payable to the TRA Recipients of $26,009,323 with a corresponding increase in additional paid-in capital of $4,589,880. See Note 14 for a discussion of the status of the TRA as it relates to the Oaktree transaction.

6

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

RiverNorth Settlement

On February 18, 2016, the Company entered into a purchase and settlement agreement (“PSA”) with RiverNorth Capital Management, LLC (“RiverNorth”) pursuant to which RiverNorth would withdraw its competing FSC proxy solicitation. In connection with the execution and delivery of the PSA, on March 24, 2016, the Company purchased 4,078,304 shares of common stock of FSC for $25.0 million of cash at a purchase price of $6.13 per share, net of certain dividends payable to the Company pursuant to the PSA, resulting in a loss of $4,608,480, which represents the premium paid by the Company in excess of the FSC closing share price on the date of the transaction. Pursuant to a letter agreement with the Company, Leonard M. Tannenbaum purchased 5,142,296 shares of common stock of FSC from RiverNorth at a net purchase price of $6.13 per share, resulting in a loss of $5,810,794 which represents the premium paid by Mr. Tannenbaum in excess of the FSC closing share price on the date of the transaction. Such amount was recorded as a loss in the Consolidated Statement of Operations and as a deemed contribution/distribution in the Consolidated Statement of Changes in Stockholder’s Equity (Deficit) since Mr. Tannenbaum holds a controlling interest in FSAM and the Company directly benefited from this payment. The total premium paid by the Company and Mr. Tannenbaum in the amount of $10,419,274 was recorded as a loss during the three months ended March 31, 2016.

In addition, the Company issued RiverNorth a warrant to purchase 3,086,420 shares of FSAM’s Class A common stock that, upon exercise, the Company was obligated to pay RiverNorth an amount equal to the lesser of: (i) $5 million and (ii) the spread value of the warrant based on a $3.24 strike price. The warrant was exercised by RiverNorth on June 23, 2016. Refer to Note 3 for further information.

The Company also entered into a swap agreement with RiverNorth whereas on each settlement date, if the settlement date share price of FSC common stock was less than $6.25, the Company was obligated to pay RiverNorth an amount equal to the excess of $6.25 over the settlement date share price multiplied by the 3,878,542 notional shares of common stock underlying the swap. Alternatively, if the settlement date share price of FSC common stock was greater than $6.25, RiverNorth was obligated to pay the Company for the excess of the settlement date share price over $6.25 in cash. The Company was also entitled to a portion of dividends on FSC shares underlying the total return swap which were earned by RiverNorth prior to the settlement date. On September 7, 2016, the Company settled the swap agreement with RiverNorth. Refer to Note 3 for further information.

Ironsides Settlement

On September 30, 2016, the Company entered into a PSA with Ironsides Partners LLC, Ironsides Partners Special Situations Master Fund II L.P. and Ironsides P Fund L.P. (collectively, “Ironsides”). Upon execution of the PSA, Ironsides agreed that it would not, and would not permit any of its controlled Affiliates or Associates (as defined in the PSA) to, during a standstill period: (1) nominate or recommend for nomination any person for election as a director at any annual or special meeting of stockholders of FSAM, FSC and FSFR (the “Fifth Street Parties”), directly or indirectly, (2) submit any proposal for consideration at, or bring any other business before, any annual or special meeting of any of the Fifth Street Parties’ stockholders, directly or indirectly, or (3) initiate, encourage or participate in any “withhold” or similar campaign with respect to any annual or special meeting of any of the Fifth Street Parties’ stockholders, directly or indirectly. During the standstill period, Ironsides shall not publicly or privately encourage or support any other stockholder to take any of the actions described above. On November 30, 2016, in connection with the execution and delivery of the PSA, the Company purchased 1,295,767 shares of common stock of FSFR for a per-share purchase price of $9.00. Pursuant to a letter agreement with the Company, Mr. Tannenbaum purchased 646,863 shares of common stock of FSFR from Ironsides for a per-share purchase price of $9.00. These purchases were not made at a premium to the market price of the FSFR shares on the date of purchase.

7

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Note 2. Significant Accounting Policies

Revision of Previously Issued Financial Statements for Correction of Immaterial Errors

During the three months ended September 30, 2016, the Company identified an error related to the accounting treatment of its investments in common shares of the BDCs. In September 2015, the Company began purchasing common stock in the BDCs and treated such shares as available-for-sale securities under ASC Topic 320, Investments - Debt and Equity Securities. In 2016, the Company made substantial additional purchases of the common stock of the BDCs. As a result, the Company revisited its accounting method for the shares held. The Company determined that it does exert significant influence over the BDCs and accordingly, its investments in the BDCs should have been accounted for as equity method investments under ASC Topic 323, Investments - Equity Method and Joint Ventures, since inception. The Company assessed the materiality of these errors on its prior quarterly and annual financial statements, assessing materiality both quantitatively and qualitatively, in accordance with the SEC’s Staff Accounting Bulletin (“SAB”) No. 99 and SAB No. 108 and concluded that the errors were not material to any of its previously issued financial statements. However, in order to correctly present the shares as an equity method investment in the appropriate period, management revised previously issued financial statements. The Company also corrected immaterial out-of-period adjustments that had been previously reported.

Set forth below is a summary of the amounts and financial statement line items impacted by these revisions for the periods presented in this Form 10-Q.

	Three Months Ended June 30, 2016
	As previously reported	Adjustments	As revised
Consolidated Statement of Operations:
Income from equity method investments	$—	$1,110,217	$1,110,217
Other income (expense), net	1,571,903	(1,546,728)	25,175
Total other income, net	10,608,494	(436,511)	10,171,983
Income before provision for income taxes	11,643,558	(436,511)	11,207,047
Provision for income taxes	7,237,303	(122,427)	7,114,876
Net income	4,406,255	(314,084)	4,092,171
Net income attributable to non-controlling interests	(3,629,933)	385,308	(3,244,625)
Net income attributable to Fifth Street Asset Management Inc.	$776,322	$71,224	$847,546
Net income per share attributable to Fifth Street Asset Management Inc. - Basic	$0.13	$0.02	$0.15
Net income per share attributable to Fifth Street Asset Management Inc. - Diluted	$0.07	$—	$0.07

8

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

	Six Months Ended June 30, 2016
	As previously reported	Adjustments	As revised
Consolidated Statement of Operations:
Income from equity method investments	$—	$1,978,326	$1,978,326
Other income (expense), net	1,783,490	(2,328,275)	(544,785)
Total other expense, net	(3,316,468)	(349,949)	(3,666,417)
Income (loss) before provision for income taxes	278,488	(349,949)	(71,461)
Provision for income taxes	6,971,891	(119,788)	6,852,103
Net loss	(6,693,403)	(230,161)	(6,923,564)
Net loss attributable to non-controlling interests	6,230,340	308,825	6,539,165
Net loss attributable to Fifth Street Asset Management Inc.	$(463,063)	$78,664	$(384,399)
Net loss per share attributable to Fifth Street Asset Management Inc. - Basic	$(0.08)	$0.01	$(0.07)
Net loss per share attributable to Fifth Street Asset Management Inc. - Diluted	$(0.10)	$—	$(0.10)

	Three Months Ended June 30, 2016
	As previously reported	Adjustments	As revised
Consolidated Statement of Comprehensive Income (Loss):
Net income	$4,406,255	$(314,084)	$4,092,171
Adjustment for change in fair value of available-for-sale securities	(1,423,276)	1,423,276	—
Tax effect of adjustment for change in fair value of available-for-sale securities	20,304	(20,304)	—
Total comprehensive income	3,003,283	1,088,888	4,092,171
Less: Comprehensive income attributable to non-controlling interests	(2,374,581)	(870,044)	(3,244,625)
Comprehensive income attributable to Fifth Street Asset Management Inc.	$628,702	$218,844	$847,546

	Six Months Ended June 30, 2016
	As previously reported	Adjustments	As revised
Consolidated Statement of Comprehensive Income (Loss):
Net loss	$(6,693,403)	$(230,161)	$(6,923,564)
Adjustment for change in fair value of available-for-sale securities	(7,119,228)	7,119,228	—
Tax effect of adjustment for change in fair value of available-for-sale securities	284,010	(284,010)	—
Total comprehensive loss	(13,528,621)	6,605,057	(6,923,564)
Less: Comprehensive loss attributable to non-controlling interests	12,518,400	(5,979,235)	6,539,165
Comprehensive loss attributable to Fifth Street Asset Management Inc.	$(1,010,221)	$625,822	$(384,399)

9

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

	Six Months Ended June 30, 2016
	As previously reported	Adjustments	As revised
Consolidated Statement of Cash Flows:
Cash flows from operating activities
Net loss	$(6,693,403)	$(230,161)	$(6,923,564)
Distributions of earnings from equity method investments	—	1,700,636	1,700,636
Deferred taxes	6,990,955	(119,788)	6,871,167
Income from equity method investments	(25,728)	(1,978,326)	(2,004,054)
Net cash used in operating activities	(5,487,912)	(627,639)	(6,115,551)
Cash flows from investing activities
Purchases of equity method investments	—	(26,925,757)	(26,925,757)
Purchases of available-for-sale securities	(26,925,757)	26,925,757	—
Distributions from equity method investments	—	627,639	627,639
Net cash used in investing activities	(19,577,470)	627,639	(18,949,831)
Net decrease in cash and cash equivalents	(8,568,646)	—	(8,568,646)
Cash and cash equivalents, beginning of period	17,185,204	—	17,185,204
Cash and cash equivalents, end of period	$8,616,558	$—	$8,616,558

10

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the requirements for reporting on Form 10-Q and Regulation S-X. In the opinion of management, all adjustments of a normal recurring nature considered necessary for the fair presentation of the consolidated financial statements have been made. All significant intercompany transactions and balances have been eliminated in consolidation. For the periods presented herein, total comprehensive income (loss) is equivalent to net income (loss), and accordingly, no statements of comprehensive income (loss) are presented.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and entities in which it, directly or indirectly, is determined to have a controlling financial interest under ASC Topic 810, as amended by ASU No. 2015-02. Under the variable interest model, the Company determines whether, if by design, an entity has equity investors who lack substantive participating or kick-out rights. If equity investors do not have such rights, the entity is considered a variable interest entity (“VIE”) and must be consolidated by its primary beneficiary. An enterprise is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The consolidation guidance requires an analysis to determine (a) whether an entity in which the Company holds a variable interest is a VIE and (b) whether the Company’s involvement, through holding interests directly or indirectly in the entity, would give it a controlling financial interest. Performance of that analysis requires the exercise of judgment.

Under the consolidation guidance, the Company determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a variable interest entity and reconsiders that conclusion continually. In evaluating whether the Company is the primary beneficiary, the Company evaluates its economic interests in the entity held either directly or indirectly by the Company. The consolidation analysis can generally be performed qualitatively; however, if it is not readily apparent that the Company is not the primary beneficiary, a quantitative analysis may also be performed. Investments and redemptions (either by the Company, affiliates of the Company or third parties) or amendments to the governing documents of the respective investment funds could affect an entity’s status as a VIE or the determination of the primary beneficiary. At each reporting date, the Company assesses whether it is the primary beneficiary and will consolidate or deconsolidate accordingly.

For equity investments where the Company does not control the investee, and where it is not the primary beneficiary of a VIE, but can exert significant influence over the financial and operating policies of the investee, the Company follows the equity method of accounting. The evaluation of whether the Company exerts control or significant influence over the financial and operational policies of its investees requires significant judgment based on the facts and circumstances surrounding each individual investment. Factors considered in these evaluations may include the type of investment, the legal structure of the investee, the terms and structure of the investment agreement, including investor voting or other rights, the terms of the Company’s investment advisory agreement or other agreements with the investee, any influence the Company may have on the governing board of the investee, the legal rights of other investors in the entity pursuant to the fund’s operating documents and the relationship between the Company and other investors in the entity.

11

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Consolidated Variable Interest Entities

Fifth Street Holdings

FSAM is the sole general partner of Fifth Street Holdings and, as such, it operates and controls all of the business and affairs of Fifth Street Holdings and its wholly-owned subsidiaries. Under ASC 810, Fifth Street Holdings meets the definition of a VIE because the limited partners do not hold substantive kick-out or participating rights. Since FSAM has the obligation to absorb expected losses and the right to receive benefits that could be significant to Fifth Street Holdings and is the sole general partner, FSAM is considered to be the primary beneficiary of Fifth Street Holdings. The assets of Fifth Street Holdings can be used to settle the obligations of FSAM based on the discretion of FSAM in its capacity as the general partner of Fifth Street Holdings.

As a result, the Company consolidates the financial results of Fifth Street Holdings and its wholly-owned subsidiaries and records the economic interests in Fifth Street Holdings held by the limited partners other than FSAM as “Non-controlling interests” on the Consolidated Statements of Financial Condition and “Net (income) loss attributable to non-controlling interests” on the Consolidated Statements of Operations.

Voting Interest Entities

Entities that are not VIEs are generally evaluated under the voting interest model. The Company consolidates voting interest entities that it controls through a majority voting interest or through other means.

Unconsolidated Variable Interest Entities

As of June 30, 2017, the Company held interests in certain VIEs that were not consolidated because the Company was not deemed the primary beneficiary. The Company’s interest in such entities generally is in the form of direct interests and fixed fee arrangements. The maximum exposure to loss represents the potential loss of assets by the Company relating to these non-consolidated entities. The Company’s interests in these non-consolidated VIEs and their respective maximum exposure to loss relating to non-consolidated VIEs as of June 30, 2017 is $23,312,226, which represents the fair value of the Company’s investments for unconsolidated VIEs at such date.

CLOs

In February 2015, the Company closed a securitization of the senior secured loans warehoused in Fifth Street Senior Loan Fund I, LLC (“CLO I”).  In September 2015, Fifth Street Senior Loan II, LLC merged into Fifth Street SLF II Ltd. (“CLO II”), and the Company closed a securitization of the senior secured loans previously warehoused in Fifth Street Senior Loan Fund II, LLC. CLO Management, a wholly owned-consolidated subsidiary of Fifth Street Holdings, is the collateral manager of CLO I and CLO II (collectively referred to as the “CLOs”), and as such, it operates and controls all of the business and affairs of the CLOs.  Under ASC 810, the CLOs meet the definition of a VIE because the total equity at risk is not sufficient to finance their activities.

The Company determined that it did not have an obligation to absorb expected losses that could be significant to the CLOs. Therefore, the Company is not considered to be the primary beneficiary of the CLOs and, accordingly, does not consolidate their financial results. As of June 30, 2017, investments held by the Company in the senior secured and subordinated notes of the CLOs are included within “Assets held for sale” at fair value on the Consolidated Statement of Financial Condition.

12

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions affecting amounts reported in the consolidated financial statements and accompanying notes. The most significant of these estimates are related to: (i) the valuation of equity-based compensation, (ii) the estimate of future taxable income, which impacts the carrying amount of the Company’s deferred income tax assets, (iii) the determination of net tax benefits in connection with the Company’s tax receivable agreements, (iv) the valuation of the Company’s investments, (v) the measurement of asset and liabilities associated with exit and disposal activities related to the abandonment of office space, (vi) the calculation of interest income accreted on beneficial interests in CLOs and (vii) the accretion of the residual excess of the Company’s share of FSC and FSFR’s net assets over its cost basis. These estimates are based on the information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions and conditions.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-credit quality financial institutions.

For the six months ended June 30, 2017 and 2016, substantially all revenues and receivables were earned or derived from advisory or administrative services provided to the BDCs and other affiliated entities.

The Company is dependent on its chief executive officer, Leonard M. Tannenbaum, who holds approximately 86% of the combined voting power of the Company through his ownership of shares of common stock. If for any reason the services of the Company’s chief executive officer were to become unavailable, there could be a material adverse effect on the Company’s operations, liquidity and profitability.

Fair Value Measurements

The carrying amounts of cash, management fees receivable, performance fees receivable, prepaid expenses, insurance recovery receivable, due from/to affiliates, accounts payable and accrued expenses, accrued compensation and benefits, income taxes payable, legal settlement payable and dividends payable approximate fair value due to the immediate or short-term maturity of these financial instruments.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less. The Company places its cash and cash equivalents with U.S. financial institutions and, at times, amounts may exceed federally insured limits. The Company monitors the credit standing of these financial institutions.

Equity Method Investments

Investments over which the Company exercises significant influence, but which do not meet the requirements for consolidation, are accounted for using the equity method of accounting, whereby the Company records its share of the underlying income or losses of equity method investees. The Company did not elect the fair value option on its equity method investments.

Investments in equity method investees consists of the Company’s general partner interests in FSOF and investments in FSC and FSFR common stock. The Company exercises significant influence with respect to FSOF and the BDCs as a result of its management contracts with them, and specifically with respect to the BDCs, its inclusion of its employees on the board of directors.

Beneficial Interest in CLOs

Beneficial interests in CLOs meet the definition of a debt security under ASC Topic 325-40, Beneficial Interest in Securitized Financial Assets. Income from the beneficial interest in CLOs is recorded using the effective interest method based upon an estimation of an effective yield to maturity utilizing assumed cash flows. The Company monitors the expected residual payments, and effective yield is determined and updated periodically, as needed. Any distributions received from the beneficial interests in CLOs in excess of the calculated income using the effective yield are treated as a reduction of the cost. As of June 30, 2017, beneficial interests in CLOs were classified as “Assets held for sale” on the Consolidated Statement of Financial Condition.

13

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

The Company earned interest income of $299,613 and $629,456, respectively, from beneficial interests in CLOs, for the three and six months ended June 30, 2017 and $356,131 and $695,725, respectively, for the three and six months ended June 30, 2016.

Fair Value Option

The Company has elected the fair value option, upon initial recognition, for all beneficial interests in CLOs. There were $134,249 and $328,519 of unrealized gains, respectively, recorded on beneficial interests in CLOs for the three and six months ended June 30, 2017. There were $480,037 and $(368,227) of unrealized gains (losses), respectively, recorded on beneficial interests in CLOs for the three and six months ended June 30, 2016.

The fair value option permits the irrevocable election of fair value on an instrument-by-instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument. The Company believes that by electing the fair value option for these financial instruments, it provides consistent measurement with its peers in the asset management industry. Changes in the fair value of these assets and liabilities and related interest income/expense are recorded within “Other income (expense)” in the Consolidated Statements of Operations. Refer to Note 4 for a description of valuation methodologies for the beneficial interests in CLOs.

Derivative Instruments

Derivative instruments include warrant and swap contracts issued in connection with the RiverNorth settlement. The derivative instruments are not designated as hedging instruments and are carried at fair value. Changes in fair value are recorded within “Unrealized gain (loss) on derivatives” and upon settlement of a derivative instrument, the Company records a “Realized gain (loss) on derivatives” in the Consolidated Statements of Operations.

See Note 3 for quantitative disclosures regarding derivative instruments.

Fixed Assets

Fixed assets consist of furniture, fixtures and equipment (including automobiles, computer hardware and purchased software), software developed for internal use and leasehold improvements, and are recorded at cost, less accumulated depreciation and amortization. Depreciation of furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives of the respective assets (three to eight years). Software developed for internal use, which is amortized over three years, consists of costs incurred during the application development stage of software developed for the Company’s proprietary use and includes costs of Company personnel who are directly associated with the development. Amortization of improvements to leased properties is computed using the straight-line method based upon the initial term of the applicable lease or the estimated useful life of the improvements, whichever is shorter, and ranges from five to 10 years. Routine expenditures for repairs and maintenance are charged to expense when incurred. Major betterments and improvements are capitalized. Upon retirement or disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Consolidated Statements of Operations. The Company evaluates fixed assets for impairment whenever events or changes in circumstances indicate that an asset’s carrying value may not be fully recovered.

14

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Deferred Financing Costs

Deferred financing costs, which consist of fees and expenses paid in connection with the closing of Fifth Street Holdings’ credit facility, are capitalized at the time of payment. Deferred financing costs are amortized using the straight line method over the term of the credit facility and are included in interest expense on the Consolidated Statements of Operations. In connection with an amendment to the Company’s credit facility on June 30, 2017 (See Note 8), the Company wrote off $208,000 of deferred financing costs and reclassified the remaining balance to credit facility payable on the Consolidated Statement of Financial Condition.

Assets Held for Sale and Related Liabilities

In connection with the sale of CLO Management (as discussed in Note 14), the Company classified all CLO Management’s assets and liabilities as held for sale as of June 30, 2017.

The following table presents the aggregate carrying amounts of the assets and liabilities classified as held for sale on the Consolidated Statement of Financial Condition as of June 30, 2017:

Assets
Cash and cash equivalents	$332
Beneficial interests in CLOs at fair value (cost: $23,901,522) (See Note 4)	23,246,607
Due from affiliates	82,667
Total assets	$23,329,606
Liabilities
Accounts payable and accrued expenses (1)	$1,042,950
Risk Retention Term Loan	12,972,565
Total liabilities	$14,015,515

(1) As of June 30, 2017, in accordance with ASC Topic 360, the disposal group is recorded at fair value less costs to sell, which includes $940,297 of estimated costs to sell CLO Management.

Deferred Rent

The Company recognizes rent expense on a straight-line basis over the expected lease term. Within the provisions of certain leases, there are free rent periods and escalations in payments over the base lease term. The effects of these items have been reflected in rent expense on a straight-line basis over the expected lease term. Landlord contributions and tenant allowances are included in the straight-line calculations and are being deferred over the lease term and are reflected as a reduction in rent expense.

Revenue Recognition

The Company has three principal sources of revenues: management fees, performance fees and other fees. These revenues are derived from the Company’s agreements with the funds it manages, primarily the BDCs. The investment advisory agreements on which revenues are based are generally renewable on an annual basis by the general partner or the board of directors of the respective funds.

Management Fees

Management fees are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or principal amount of the investment portfolios managed by the Company. All management fees are earned from affiliated funds of the Company. The contractual terms of management fees vary by fund structure and investment strategy and range from 0.40% to 1.75% for base management fees, which are asset or capital-based.

15

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Management fees from affiliates also include quarterly incentive fees on the net investment income from the BDCs (“Part I Fees”). Part I Fees are generally equal to 20.0% of the BDCs’ net investment income (before Part I Fees and performance fees payable based on capital gains), subject to fixed “hurdle rates” or preferred returns, as defined in the applicable investment advisory agreement. No fees are recognized until the BDCs’ net investment income exceeds the applicable hurdle rate, with a “catch-up” provision that serves to ensure the Company receives 20.0% of the BDCs’ net investment income from the first dollar earned. Such fees are classified as management fees as they are paid quarterly, predictable and recurring in nature, not subject to repayment (or clawback) and cash settled each quarter. Management fees from affiliates are recognized as revenue in the period investment advisory services are rendered, subject to the Company’s assessment of collectability. On March 20, 2017, Fifth Street Management entered into a new investment advisory agreement with FSC, which, effective as of January 1, 2017, (i) decreased the quarterly preferred return to 1.75% on the income portion of the incentive fee and (ii) implemented a total return requirement that may decrease the incentive fee payable to Fifth Street Management by 25% per quarter to the extent that FSC’s cumulative incentive fees over a lookback period of up to 12 quarters exceed 20.0% of FSC’s cumulative net increase in net assets resulting from operations.

Performance Fees

Performance fees are earned from the funds managed by the Company based on the performance of the respective funds. The contractual terms of performance fees vary by fund structure and investment strategy and are generally 15.0% to 20.0% of investment performance.

The Company has elected to adopt Method 2 of ASC Topic 605-20, Revenue Recognition for Revenue Based on a Formula. Under this method, the Company recognizes revenue based on the respective fund’s performance during the period, subject to certain hurdles or benchmarks. The performance fees for any period are based upon an assumed liquidation of the fund’s net assets on the reporting date, and distribution of the net proceeds in accordance with the fund’s income allocation provisions. The performance fees may be subject to reversal to the extent that the performance fees recorded exceed the amount due to the general partner or investment manager based on a fund’s cumulative investment returns.

Performance fees related to the BDCs (“Part II Fees”) are calculated and payable in arrears as of the end of each fiscal year of the BDCs and equal 20.0% of the BDCs’ realized capital gains, if any, on a cumulative basis since inception, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Part II fees.

Other Fees

The Company also provides administrative services to the Fifth Street Funds. These fees are reported within Revenues - Other fees in the Consolidated Statements of Operations. These fees generally represent reimbursable compensation, overhead and other expenses incurred by the Company on behalf of the funds. The Company is considered the principal under these arrangements and is required to record the expense and related reimbursement revenue on a gross basis.

Compensation and Benefits

Compensation generally includes salaries, bonuses, severance and equity-based compensation charges. Bonuses are accrued over the service period to which they relate.

16

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Retention Bonus Agreements

The Company has entered into retention bonus agreements in the amount of $2,652,000 with certain key employees. Included in compensation expense for the three and six months ended June 30, 2017 is $124,566 and $798,880 of amortization related to these agreements, respectively and $383,189 for the three months ended June 30, 2016. There were no retention bonuses forfeited during the six months ended June 30, 2017.

Severance Agreements

The Company has entered into various severance and change in control agreements with certain key employees, which provide for the payment of severance and other benefits to each participant in the event of a termination without cause or for good reason, and in certain cases, the payment of a cash bonus upon the occurrence of a change in control event. The amounts of such payments and benefits vary by employee. The Company records expenses related to such severance and change in control agreements by employee if, and when, a termination or change in control event occurs. Included in compensation expense for the three and six months ended June 30, 2017 is $1,337,941 and $1,452,407, respectively, related to these severance arrangements. Included in compensation expense for the three and six months ended June 30, 2016 is $361,733 and $701,554, respectively, related to these severance arrangements.

Equity-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation – Stock Compensation. Under the fair value recognition provision of this guidance, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period.

 The Company recognizes expense related to equity-based compensation transactions in which it receives employee services in exchange for: (a) equity instruments of the Company or (b) liabilities that are based on the fair value of the Company’s equity instruments. Equity-based compensation expense represents expenses associated with: (i) granting of Part I Fee-sharing arrangements prior to the Reorganization; (ii) conversion of and acceleration in vesting of interests in Predecessor in connection with the Reorganization; and (iii) granting of restricted stock units, options to purchase shares of FSAM Class A common stock and stock appreciation rights granted.

The value of the award is amortized on a straight-line basis over the requisite service period and is included within “Compensation and benefits” (except for grants to non-employees which are included in “General, administrative and other expenses”) in the Company’s Consolidated Statements of Operations.

Effective January 1, 2016, the Company elected to early adopt Accounting Standards Update (“ASU”) 2016-09. The primary impact of the Company’s adoption was limited to the accounting for forfeitures of certain stock based awards, which is adopted on a modified retrospective basis. Upon adoption, the Company no longer estimates forfeitures. Rather, the Company has elected to account for forfeitures as they occur.

The Company records deferred tax assets or liabilities for equity compensation plan awards based on deductions for income tax purposes of stock-based compensation recognized at the statutory tax rate in the jurisdiction in which the Company is expected to receive a tax deduction. In addition, differences between the deferred tax assets recognized for financial reporting purposes and the actual tax deduction reported on the Company’s income tax returns are recorded as an adjustment to the provision (benefit) for income taxes on the Consolidated Statements of Operations.

Income Taxes

Fifth Street Holdings complies with the requirements of the Internal Revenue Code (“IRC”) that are applicable to limited partnerships, which allow for the complete pass-through of taxable income or losses to Fifth Street Holdings limited partners, including FSAM, who are individually responsible for any federal tax consequences. The tax provision includes the income tax obligation related to FSAM’s allocated portion of Fifth Street Holdings’ income, which is net of any tax incurred at Fifth Street Holdings’ subsidiaries that are subject to income tax.

17

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Also, as a result of the Reorganization, certain subsidiaries were converted from pass-through entities to taxable entities. Accordingly, the portion of the Company’s subsidiaries’ earnings attributable to non-controlling interests are subject to tax when reported as a component of the non-controlling interests’ taxable income on their individual tax returns.

The Company accounts for income taxes under the asset and liability method prescribed by ASC Topic 740, Income Taxes. As a result of the Company’s acquisition of limited partnership interests in Fifth Street Holdings, the Company expects to benefit from amortization and other tax deductions reflecting the step-up in tax basis in the acquired assets. Those deductions will be used by the Company and will be taken into account in determining the Company’s taxable income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Management periodically assesses the recoverability of its deferred tax assets based upon expected future earnings, future deductibility of the asset and changes in applicable tax laws and other factors. If management determines that it is not probable that the deferred tax asset will be fully recoverable in the future, a valuation allowance may be established for the difference between the asset balance and the amount expected to be recoverable in the future. The allowance will result in a charge to the Company’s Consolidated Statements of Operations. Further, the Company records its income taxes receivable and payable based upon its estimated income tax liability.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The Company recognizes interest and penalties associated with tax matters such as franchise tax liabilities, if applicable, as general and administrative and other expenses.

Class A Earnings per Share

The Company computes basic earnings per share attributable to FSAM’s Class A common stockholders by dividing income attributable to FSAM by the weighted average Class A common shares outstanding for the period. Diluted earnings per share reflects the potential dilution beyond shares for basic earnings per share that could occur if securities or other contracts to issue common stock were exercised, converted into common stock, or resulted in the issuance of common stock that would have shared in the Company’s earnings. Potentially dilutive securities include outstanding options to acquire Class A common shares, unvested restricted stock units, warrants issued to RiverNorth, MMKT Notes and Fifth Street Holdings limited partnership interests which are exchangeable for shares of Class A common stock. The dilutive effect of stock options and restricted stock units is reflected in diluted earnings per share of Class A common stock by application of the treasury stock method.

Under the treasury stock method, if the average market price of a share of Class A common stock increases above the option’s exercise price, the proceeds that would be assumed to be realized from the exercise of the option would be used to acquire outstanding shares of Class A common stock. The dilutive effect of awards is directly correlated with the fair value of the shares of Class A common stock. However, the awards may be anti-dilutive when the market price of the underlying shares exceeds the option’s exercise price. This result is possible because the compensation expense attributed to future services but not yet recognized is included as a component of the assumed proceeds upon exercise.

Loss Contingencies and Insurance Recoveries

In accordance with ASC Topic 450 - Loss Contingencies, an estimated loss from a loss contingency is accrued if it is determined that it is probable that a liability has been incurred at the reporting date and the amount can be reasonably estimated. Insurance claims for loss recoveries generally are recognized when a loss event has occurred and recovery is considered probable.

18

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in GAAP when it becomes effective. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606) - Principal versus Agent Considerations. This ASU is intended to clarify revenue recognition accounting when a third party is involved in providing goods or services to a customer. In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing. This ASU is intended to clarify two aspects of ASC Topic 606: identifying performance obligations and licensing implementation guidance. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606) - Narrow-Scope Improvements and Practical Expedients. This ASU amends certain aspects of ASU 2014-09, addresses certain implementation issues identified and clarifies the new revenue standards’ core revenue recognition principles. The new standards will be effective for the Company on January 1, 2018 and early adoption is permitted on the original effective date of January 1, 2017. The standard permits the use of either the retrospective or cumulative effect transition method. The Company has not yet selected a transition method nor has it determined the effect of this standard on its consolidated financial statements and its ongoing financial reporting.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall (“ASU 2016-01”), which makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods therein.  Early adoption is permitted specifically for the amendments pertaining to the presentation of certain fair value changes for financial liabilities measured at fair value.  Early adoption of all other amendments is not permitted. Upon adoption, the Company will be required to make a cumulative-effect adjustment to the Consolidated Statement of Assets and Liabilities as of the beginning of the first reporting period in which the guidance is effective.  The Company did not early adopt the new guidance during the three months ended June 30, 2017. The Company is evaluating the effect that ASU 2016-01 will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in ASC Topic 840, “Leases.” Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for those leases previously classified as operating leases. The amendments in ASU No. 2016-02 are effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period with early adoption permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09. The objective of the guidance in ASU 2016-09 is to reduce the cost and complexity of providing stock compensation information while maintaining or improving the usefulness of the information. ASU 2016-09 amends previous guidance around when and how excess tax benefits or deficiencies should be recognized, and now requires excess tax benefits to be recognized in the income statement, regardless of whether it will reduce the Company’s taxes payable in the current period. ASU 2016-09 also allows companies to elect whether to use an estimated forfeiture rate, or to recognize forfeitures as they occur. Another change related to this update, is the movement of excess tax benefits from stock options from financing activities to operating activities within the Company’s Consolidated Statements of Cash Flows. ASU 2016-09 is effective for public entities for annual reporting periods beginning after December 15, 2016 and interim periods within those reporting periods, with early adoption permitted. The Company adopted ASU 2016-09 as of January 1, 2016 using a modified retrospective approach to account for the changes related to forfeiture estimates and the cumulative adjustment to reduce the Company’s equity by $178,977.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments (Topic 230). This guidance addresses how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The ASU is effective for public companies for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The guidance requires application using a retrospective transition method. The Company did not early adopt the new guidance during the three months ended June 30, 2017. The new guidance is not expected to have a material effect on the Company’s consolidated financial statements.

19

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230) which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included within cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The new guidance is effective for interim and annual periods beginning after December 15, 2017 and early adoption is permitted. The guidance is to be adopted retrospectively. The Company did not early adopt the new guidance during the three months ended June 30, 2017. The new guidance is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718) Scope of Modification Accounting. This ASU clarifies which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The standard is effective for the Company on January 1, 2018, with early adoption permitted. The impact of this new standard will depend on the extent and nature of future changes to the terms of Company’s share-based payment awards. The Company did not early adopt ASU 2017-09 as of June 30, 2017.

Note 3. Derivative Instruments

The Company did not have any derivative instruments outstanding during the six months ended June 30, 2017.

The table below summarizes the impact to the Consolidated Statements of Income from the Company’s derivative instruments for the three and six months ended June 30, 2016:

	For the Three Months Ended June 30, 2016	For the Six Months Ended June 30, 2016
Unrealized gain (loss) on derivatives
Swap	$(968,882)	$(5,313,603)
Warrant	(2,738,312)	(3,069,610)
Total unrealized loss on derivatives	$(3,707,194)	$(8,383,213)

Realized gain (loss) on derivatives
Swap (1)	$465,425	$465,425
Total realized gain on derivatives	$465,425	$465,425

(1) This amount represents cash received from RiverNorth relating to its obligation to distribute a portion of dividends on the FSC total return swap to the Company.

The fair value of the swap contracts are the amounts receivable or payable at the reporting date, taking into account the unadjusted closing price as of the reporting date of the underlying shares of FSC common stock.

The fair value of the warrant was determined by the Company using a Monte Carlo valuation model. The significant inputs to the Monte Carlo valuation model include the expected dividend yield, risk-free interest rate, expected volatility, discount for lack of marketability and expected life.

The fair values of the derivative liabilities include inputs that are either observable or can be corroborated by observable market data for substantially the full term of the instruments. Therefore, the derivative liabilities are classified as level 2 in the fair value hierarchy.

On June 23, 2016, RiverNorth exercised its warrant to purchase 3,086,420 shares of Class A common stock at a price of approximately $4.30 per share. At the exercise date, the cash settlement value of the warrant was $3,267,160. However, the Company elected to settle the warrants in Class A common stock, which was approved by the Company’s Board of Directors on September 15, 2016. On September 22, 2016, the Company issued 760,059 shares of Class A common stock to RiverNorth to settle the warrant in reliance on exemptions from the registration requirements of the Securities Act. The Company reclassified the warrant liability to stockholder’s equity and realized a cumulative loss of $3,267,160 as a result of the settlement of the warrant.

20

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

On September 7, 2016, the Company settled the swap agreement with RiverNorth. The Company realized a cumulative gain of $654,228 as a result of the settlement of the swap agreement.

Note 4. Investments and Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available or reliable, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity. The Company engages an independent third party valuation firm to assist in the fair value measurement for its beneficial interest in CLOs.

Assets and liabilities recorded at fair value in the Company’s consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value.

Hierarchical levels, defined by ASC 820 and directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:

•	Level 1 — Unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

•	Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

When determining the fair value of beneficial interests in CLOs, the Company utilizes a discounted cash flow model that takes into consideration prepayment and loss assumptions, based on projected performance, economic factors, the characteristics and condition of the underlying collateral, comparable yields for similar securities and recent trading activity.

The following tables present the financial instruments carried at fair value as of June 30, 2017, by caption on the Company’s Consolidated Statement of Financial Condition for each of the levels of hierarchy established by ASC 820:

Assets	Level 1	Level 2	Level 3	Total
Beneficial interests in CLOs: Held for sale	—	—	$23,246,607	$23,246,607
	$—	$—	$23,246,607	$23,246,607

The following tables present the financial instruments carried at fair value as of December 31, 2016, by caption on the Company’s Consolidated Statement of Financial Condition for each of the levels of hierarchy established by ASC 820:

Assets	Level 1	Level 2	Level 3	Total
Beneficial interests in CLOs	—	—	$23,155,062	$23,155,062
	$—	$—	$23,155,062	$23,155,062

When a determination is made to classify a financial instrument within Level 3 of the valuation hierarchy, the determination is based upon the fact that the unobservable factors are significant to the overall fair value measurement. However, Level 3 financial instruments typically include, in addition to the unobservable or Level 3 components, observable components (that is, components that are actively quoted and can be validated by external sources). Accordingly, the appreciation (depreciation) in the tables below includes changes in fair value due in part to observable factors that are part of the valuation methodology.

21

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

The following table provides a roll-forward in the changes in fair value for all financial instruments for which the Company determines fair value using unobservable (Level 3) factors for the three and six months ended June 30, 2017:

Beneficial interests in CLOs: Held for sale
Fair value at March 31, 2017	$23,260,659
Distributions	(447,914)
Interest accreted	299,613
Unrealized gains	134,249
Transfers out of Level 3	—
Fair value at June 30, 2017	$23,246,607

Beneficial interests in CLOs: Held for sale
Fair value at December 31, 2016	$23,155,062
Distributions	(866,430)
Interest accreted	629,456
Unrealized gains	328,519
Transfers out of Level 3	—
Fair value at June 30, 2017	$23,246,607

All unrealized gains for the three and six months ended June 30, 2017 relate to financial instruments still held at June 30, 2017.

The following table provides a roll-forward in the changes in fair value for all financial instruments for which the Company determines fair value using unobservable (Level 3) factors for the three and six months ended June 30, 2016:

	Beneficial interests in CLOs	MMKT Notes
Fair value at March 31, 2016	$22,842,057	$2,247,740
Distributions	(711,008)	—
Interest income or expense	356,131	—
Unrealized gains or losses	480,037	—
Transfers out of Level 3	—	—
Fair value at June 30, 2016	$22,967,217	$2,247,740

	Beneficial interests in CLOs	MMKT Notes
Fair value at December 31, 2015	$23,537,629	$4,738,026
Distributions	(897,910)	—
Interest income or expense	695,725	92,119
Unrealized gains or losses	(368,227)	(2,582,405)
Transfers out of Level 3	—	—
Fair value at June 30, 2016	$22,967,217	$2,247,740

All unrealized gains for the three and six months ended June 30, 2016 relate to financial instruments still held at June 30, 2016.

22

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Significant Unobservable Inputs for Level 3 Financial Instruments

The following table provides quantitative information related to the significant unobservable inputs for Level 3 financial instruments, which are carried at fair value as of June 30, 2017:

Assets	Fair Value	Valuation Technique	Unobservable Input	Input Value
Beneficial interests in CLOs: Held for Sale	$23,246,607	Discounted cash flow	Constant prepayment rate	20%
			Constant default rate	2%
			Loss severity rate	30%
Total	$23,246,607

The following table provides quantitative information related to the significant unobservable inputs for Level 3 financial instruments, which are carried at fair value as of December 31, 2016:

Assets	Fair Value	Valuation Technique	Unobservable Input	Input Value
Beneficial interests in CLOs	$23,155,062	Discounted cash flow	Constant prepayment rate	15%
			Constant default rate	2%
			Loss severity rate	30%
Total	$23,155,062

Under the discounted cash flow approach, the significant unobservable inputs used in the fair value measurement of the Company’s beneficial interests in CLOs are the constant prepayment rate, constant default rate and loss severity. Increases or decreases in any of these inputs in isolation may result in a significantly lower or higher fair value measurement. Generally, an increase in the constant prepayment rate will result in an increase in the valuation of the beneficial interest in CLOs, while a decrease in the constant prepayment rate will have the opposite effect. Generally, an increase in either the constant default rate or the loss severity rate will result in a decrease in the valuation of the beneficial interest in CLOs, while a decrease in either the constant default rate or the loss severity rate will have the opposite effect.

Investments in Equity Method Investees

The following table provides information about the Company’s equity method investments as of June 30, 2017 and December 31, 2016:

	Equity Held as of
Equity method investments	June 30, 2017	% of Ownership	December 31, 2016	% of Ownership
FSC common stock (1)	$43,738,475	6.0%	$41,908,970	6.0%
FSFR common stock (1)	24,174,774	9.1%	23,718,716	9.1%
FSOF equity interest	65,619	0.2%	549,198	0.9%
Total	$67,978,868		$66,176,884

(1) The total fair value of the Company’s investments in FSC and FSFR was $62,643,447 and $68,426,612 based on quoted market prices as of June 30, 2017 and December 31, 2016, respectively.

Based on the market prices at the time the investments in FSC and FSFR were purchased, there was a residual excess of the Company’s share of FSC’s and FSFR’s net assets over the Company’s cost basis. The Company allocated the residual excess to the investments held by FSC and FSFR and is recognizing the residual excess of approximately $31.7 million over the average life of investments held in FSC and FSFR, which ranges between two and four years. For the three and six months ended June 30, 2017 and 2016, the Company recognized $2,053,966 and $4,031,542; and $1,405,947 and $2,127,108, respectively, related to this residual excess which is recognized within “Income from equity method investments” in the Consolidated Statements of Operations.

23

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

The Company’s investments in FSC and FSFR common stock met the significance criteria as defined by the SEC for the three and six months ended June 30, 2017. In calculating the income recognized under the equity method for its investment in FSC and FSFR, the Company used the latest publicly available financial information as of June 30, 2017. The following tables present summarized financial information of FSC and FSFR for the three and six months ended June 30, 2017 and 2016:

($ in thousands)	FSC		FSFR
Statements of Operations	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016
Investment income	$44,917	$64,026	$12,170	$13,115
Net expenses	25,527	34,920	6,240	6,951
Net investment income	19,390	29,106	5,930	6,164
Net unrealized gain (loss) on investments and secured borrowings	(13,147)	10,490	(5,803)	3,259
Net realized gain (loss) on investments and secured borrowings	(12,300)	(44,814)	12	(8,507)
Net increase (decrease) in net assets resulting from operations	(6,057)	(5,218)	139	916

($ in thousands)	FSC		FSFR
Statements of Operations	For the Six Months Ended June 30, 2017	For the Six Months Ended June 30, 2016	For the Six Months Ended June 30, 2017	For the Six Months Ended June 30, 2016
Investment income	$90,473	$123,589	$23,189	$26,310
Net expenses	52,578	69,140	12,173	14,361
Net investment income	37,895	54,449	11,016	11,949
Net unrealized gain (loss) on investments and secured borrowings	93,043	16,793	7,439	1,614
Net realized loss on investments and secured borrowings	(128,193)	(71,480)	(13,484)	(13,307)
Net increase (decrease) in net assets resulting from operations	2,745	(238)	4,971	256

Financial Instruments Disclosed, But Not Carried At Fair Value

The following table presents the carrying value and fair value of the Company’s financial assets and liabilities disclosed, but not carried, at fair value as of June 30, 2017 and the level of each financial asset and liability within the fair value hierarchy:

	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Loan payable - DECD loan	$2,000,000	$1,941,137	$—	$—	$1,941,137
Credit facility payable	98,452,741	100,000,000	—	—	100,000,000
Payables to related parties pursuant to tax receivable agreements	62,091,926	53,725,744	—	—	53,725,744
Liabilities associated with assets held for sale: Risk Retention Term Loan	12,972,565	12,972,565	—	—	12,972,565
Total	$175,517,232	$168,639,446	$—	$—	$168,639,446

24

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

The following table presents the carrying value and fair value of the Company’s financial assets and liabilities disclosed, but not carried, at fair value as of December 31, 2016 and the level of each financial asset and liability within the fair value hierarchy:

	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Risk Retention Term Loan	$12,972,565	$12,972,565	$—	$—	$12,972,565
Loan payable - DECD loan	2,000,000	1,929,588	—	—	1,929,588
Credit facility payable	102,000,000	102,000,000	—	—	102,000,000
Payables to related parties pursuant to tax receivable agreements	35,990,255	30,058,706	—	—	30,058,706
Total	$152,962,820	$146,960,859	$—	$—	$146,960,859

The Company utilizes a bond yield approach to estimate the fair value of its DECD loan, which is included in Level 3 of the hierarchy. Under the bond yield approach, the Company uses its incremental borrowing rate to determine the present value of the future cash flow streams related to the liability.

The principal amounts outstanding under the Risk Retention Term Loan and the credit facility payable approximate their fair value and are included in Level 3 of the hierarchy.

The Company utilizes a discounted cash flow approach to estimate the fair value of its payables to related parties pursuant to TRAs, which is included in Level 3 of the hierarchy. Under the discounted cash flow approach, the Company estimates the present value of estimated future tax benefits pursuant to the TRA discounted using a market interest rate.

Note 5. Due from Affiliates

In connection with administration agreements that are in place (see Note 10), the Company provides certain administrative services for the funds, including office facilities and equipment, and clerical, bookkeeping and recordkeeping services at such facilities.  For providing these services, facilities and personnel, the Fifth Street Funds reimburse the Company for direct fund expenses and the BDCs reimburse the Company for the allocable portion of overhead and other expenses incurred by the Company in performing its obligations under the administration agreements.

Also, in the normal course of business, the Company pays certain expenses on behalf of the BDCs, primarily for travel and other costs associated with particular portfolio company holdings of the BDCs, for which it is reimbursed.

Note 6. Fixed Assets

Fixed assets consist of the following:

	June 30, 2017	December 31, 2016
Furniture, fixtures and equipment	$1,421,129	$1,368,624
Leasehold improvements	10,182,352	10,182,352
Fixed assets, cost	11,603,481	11,550,976
Less: accumulated depreciation and amortization	(6,700,277)	(6,206,644)
Fixed assets, net book value	$4,903,204	$5,344,332

Depreciation and amortization expense related to fixed assets for the three and six months ended June 30, 2017 was $248,539 and $493,633, respectively. Depreciation and amortization expense related to fixed assets for the three and six months ended June 30, 2016 was $3,087,549 and $3,434,498, respectively.

If the Oaktree transaction described in Note 14 is consummated, the Company expects to incur a write-off of substantially all of its fixed assets.

25

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Note 7. Other Assets

Other assets consist of the following:

	June 30, 2017	December 31, 2016
Security deposits	$107,149	$107,149
Fractional interests in aircrafts (a)	2,877,552	3,019,098
Other	240,300	228,825
	$3,225,001	$3,355,072

(a)	In November 2013, the Company entered into an agreement that entitled it to the use of a corporate aircraft for five years. The amount paid, less the estimated trade-in value, is being amortized on a straight-line basis over the expected five-year term of the agreement. In December 2014, the Company sold half of this interest and entered into an agreement for a second corporate aircraft for five years. Amortization expense for each of the three and six months ended June 30, 2017 was $70,773 and $141,546, respectively. Amortization expense for the three and six months ended June 30, 2016 was $70,773 and $141,546, respectively.

Note 8. Debt

Loans Payable

Loans payable consist of the following:

	June 30, 2017	December 31, 2016
DECD loan	$2,000,000	$2,000,000
Risk Retention Term Loan (1)	—	12,972,565
	$2,000,000	$14,972,565

(1) In connection with the sale of CLO Management as discussed in Note 14, the Company’s Risk Retention Term Loan was assumed by the buyer, and accordingly, it was transferred to liabilities associated with assets held for sale as of June 30, 2017.

DECD Loan

On October 7, 2013, the Company borrowed $4,000,000 from the Department of Economic and Community Development (the “DECD”) of the State of Connecticut. Proceeds from the loan were utilized to partially fund the build-out costs of the Company’s new headquarters in Greenwich, CT. The loan bears interest at a fixed rate of 2.5% per annum, matures on November 21, 2023 and requires interest-only payments through November 1, 2017, at which point monthly payments of principal and interest are required until maturity or such time that the loan is repaid in full. As security for the loan, the Company has granted the State of Connecticut a blanket security interest in the Company’s personal property, subject only to prior security interests permitted by the State of Connecticut.

Under the terms of the agreement, the Company was eligible for forgiveness of up to $3,000,000 of the principal amount of the loan based on certain job creation milestones, as mutually agreed to by the Company and the DECD. As a result of the Company achieving certain job creation milestones, on May 19, 2016, the DECD granted the Company a loan forgiveness credit of $2,000,000, which was recorded as an extinguishment of debt during the year ended December 31, 2016. The Company is not entitled to any additional loan forgiveness.

For the three and six months ended June 30, 2017, interest expense related to this loan was $12,466 and $24,795, respectively. For the three and six months ended June 30, 2016, interest expense related to this loan was $20,765 and $45,628, respectively.

MMKT Notes

On December 22, 2014, FSM entered into a limited liability company agreement, as majority member, with Leonard Tannenbaum’s brother, as minority member, for the purpose of forming MMKT Exchange LLC (previously IMME LLC), a Delaware limited liability company (“MMKT”). MMKT was a financial technology company that sought to bring increased liquidity and transparency to middle market loans. FSM made a capital contribution of $80,000 for an 80% membership interest in MMKT. In addition, MMKT issued $5,900,000 of MMKT Notes, of which $1,300,000 was held by FSM.

26

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

On August 8, 2016, MMKT entered into an agreement with its noteholders to settle and cancel the MMKT Notes in exchange for consideration of $2,833,050, of which $634,460 was paid to FSM. As a result of the cancellation, the Company realized a gain of $2,519,049 during the fiscal year ended December 31, 2016. In connection with the settlement and cancellation of the MMKT notes, FSM incurred an expense of $100,000 that was paid to third-party noteholders in exchange for a release of claims against FSM and MMKT. On August 12, 2016, MMKT sold the rights to its platform, including all intellectual property, in exchange for $50,000 and distributed the proceeds to its noteholders, including $11,197 which was distributed to FSM. The Company recognized a gain of $50,000 related to this sale within Other income (expense) in the Consolidated Statements of Operations. On December 30, 2016, MMKT was dissolved and a final distribution of $69,480 was made to the noteholders, including $15,560 which was distributed to FSM.

For the three months ended March 31, 2016, interest expense related to the MMKT Notes was $92,119. There was no interest expense recorded related to the MMKT Notes during the three months ended June 30, 2017 and 2016.

Risk Retention Term Loan

On September 28, 2015, CLO Management entered into a Risk Retention Term Loan with certain lenders party thereto from time to time and Natixis, New York Branch, as administrative agent and joint lead arranger, and Bleachers Finance 1 Limited as syndication agent and joint lead arranger to provide financing for its purchase up to $17 million of CLO II senior notes at a variable rate based on either LIBOR or a base rate plus an applicable margin. Borrowings under the Risk Retention Term Loan totaled $16,972,565, of which $12,972,565 remained outstanding as of June 30, 2017, and accrued interest at a rate based on the interest rate on the financed notes and the weighted average interest rate of the Risk Retention Term Loan was 4.23% as of June 30, 2017. The Company’s beneficial interests in CLO II in the aggregate amount of $20,581,972 at fair value as of June 30, 2017 was pledged as collateral for the Risk Retention Term Loan. The facility matures on September 29, 2027. The Risk Retention Term Loan contains customary affirmative and negative covenants for agreements of this type, including financial maintenance requirements, delivery of financial and other information, compliance with laws, further assurances and limitations with respect to indebtedness, liens, fundamental changes, restrictive agreements, dispositions of assets, acquisitions and other investments, conduct of business and transactions with affiliates. As of June 30, 2017 and December 31, 2016, the Company had $12,972,565 of borrowings outstanding under the Risk Retention Term Loan which approximated fair value. For the three and six months ended June 30, 2017, interest expense related to the Risk Retention Term Loan was $140,344 and $272,489, respectively. For the three and six months ended June 30, 2016, interest expense related to the Risk Retention Term Loan was $123,890 and $247,779, respectively. The Company was in compliance with all covenants as of June 30, 2017.

In connection with the sale of CLO Management (as discussed in Note 14), the Risk Retention Term Loan was assumed by NewStar Financial, and accordingly, it was reclassified to liabilities associated with assets held for sale as of June 30, 2017.

Credit Facility

On November 4, 2014, Fifth Street Holdings entered into an unsecured revolving credit facility (as amended the “Credit Facility”) which matured on November 4, 2019 with certain lenders party thereto from time to time and Sumitomo Mitsui Banking Corporation, as administrative agent and joint lead arranger, and Morgan Stanley Senior Funding, Inc., as syndication agent and joint lead arranger. On February 29, 2016, the unsecured revolving credit facility was amended to reduce the aggregate revolver commitments of the lenders from $176 million to $146 million and provide, among other things, that certain risk retention debt incurred by subsidiaries engaged solely in managing collateralized loan obligations shall be permitted and excluded from certain financial covenant calculations, including leverage and interest coverage ratios.

27

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

On May 11, 2017, Fifth Street Holdings entered into a supplement to an earlier amendment to the Credit Facility to, among other things, (i) provide that the assets under management of any CLO management subsidiary shall not be excluded from the calculation of assets under management until after June 30, 2017, (ii) reduce the aggregate revolver commitments of the lenders from $146 million to $100 million, (iii) restrict Fifth Street Holdings from making future requests for advances under the Credit Facility, (iv) generally restrict the payment of any dividends or distributions to the limited partners of Fifth Street Holdings, including FSAM, other than certain limited exceptions, including tax distributions, (v) require that 75% of the net proceeds (after applicable taxes, fees and expenses) of any non-ordinary course sale of any asset, including the Company’s CLO business, be used to prepay amounts outstanding under the Credit Facility and (vi) require that Fifth Street Holdings and the other loan parties pledge their unencumbered assets to secure the obligations under the Credit Facility by June 30, 2017.

On May 15, 2017, Fifth Street Holdings entered into the Limited Guaranty and Contribution Agreement (the “Limited Guaranty”) with Mr. Leonard Tannenbaum, a limited partner of Fifth Street Holdings, whereby, in the event of an acceleration of the Credit Facility, Mr. Tannenbaum agreed to backstop any shortfall in the funds and assets available to Fifth Street Holdings and the other guarantors to repay the outstanding obligations under the Credit Facility, in the form of an equity contribution or a loan to Fifth Street Holdings.  In exchange, Fifth Street Holdings agreed to pay Mr. Tannenbaum reasonable consideration in amounts to be determined by the audit committee of the board of directors of FSAM.  The Limited Guaranty will terminate upon the earliest to occur of (i) August 15, 2018, (ii) the mutual agreement of the parties (subject to approval of the majority of the independent directors of FSAM), (iii) repayment of the Credit Facility, (iv) any change of control of Fifth Street Holdings or FSAM and (v) any material amendment, waiver or other modification of the Credit Facility.

On June 30, 2017, Fifth Street Holdings entered into an amended and restated credit agreement (the “Amended Credit Facility”) with the guarantors party thereto, the lenders party thereto, Sumitomo Mitsui Banking Corporation, as administrative agent, and Cortland Capital Market Services LLC, as collateral agent (the “Credit Agreement”). As amended and restated, the Amended Credit Facility is a $100 million term loan facility that matures on August 1, 2019 or when amounts owing under the Credit Facility otherwise become due and payable under the terms of the Credit Agreement. As amended and restated, the Credit Agreement provides for monthly amortization of amounts owing under the facility beginning on January 1, 2018 at a rate of 5.0% of the aggregate amount outstanding as of January 1, 2018, subject to certain reductions. The Limited Guaranty was terminated in connection with the execution of the Amended Credit Facility. The Company did not make any payments to Mr. Tannenbaum thereunder.

Until January 1, 2018, borrowings under the Amended Credit Facility bear interest at a variable rate based on either LIBOR or a base rate plus an applicable margin, which is subject to change based on a total leverage ratio. As of June 30, 2017, borrowings under the Amended Credit Facility accrued interest, at Fifth Street Holdings’ option, at an annual rate of either LIBOR plus 3.0% or a base rate plus 2.0%. After January 1, 2018, borrowings under the Amended Credit Facility will bear interest at Fifth Street Holdings’ option, at an annual rate of either LIBOR plus 5.0% or a base rate plus 4.0%. The Credit Facility is secured by substantially all of the assets of Fifth Street Holdings and certain subsidiaries of Fifth Street Holdings.

As of June 30, 2017 and December 31, 2016, the Company had $100,000,000 and $102,000,000, respectively, of borrowings outstanding under the Credit Facility. For the three and six months ended June 30, 2017, interest expense (including amortization of deferred financing costs) related to the Credit Facility was $1,597,110 and $2,776,329, respectively. For the three and six months ended June 30, 2016, interest expense related to the Credit Facility was $809,960 and $1,558,254, respectively. At June 30, 2017, the Company was in compliance with all debt covenants.

Note 9. Commitments and Contingencies

Leases

The Company leases office space in various locations throughout the United States and maintains its headquarters in Greenwich, CT. On July 22, 2013, the Company entered into a lease agreement with a related party (see Note 10) for office space in Greenwich, CT that expires on September 30, 2024. Other non-cancelable office leases in other locations expire at various dates through 2020. The Company’s rental lease agreements are generally subject to escalation provisions on base rental payments, as well as certain costs incurred by the property owner and are recognized on a straight-line basis over the term of the lease agreements. For the three and six months ended June 30, 2017, the Company recorded rent expense of $542,196 and $951,167, respectively. For the three and six months ended June 30, 2016, the Company recorded rent expense of $736,175 and $1,306,299, respectively.

28

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

In April 2016, the Company abandoned a portion of its office space in its corporate headquarters in Greenwich, CT. Although the Company is currently marketing the unused space to prospective tenants, until such time the new tenant were to occupy such space and our lease agreement is modified, the Company is still obligated to pay contractual rent payments in accordance with the operating lease. The Company estimated the liability under the operating lease agreement and accrued lease abandonment costs in accordance with ASC Topic 420, Exit or Disposal Cost Obligations and recorded a liability of $1,240,928 at the time of abandonment, which represents the present value of the remaining contractual rent payments on the unused space net of estimated sublease income. To the extent the Company is not able to sublease the unused space, the Company may recognize additional lease abandonment costs in future periods. In addition, the Company reversed $915,464 of its deferred rent liability which is included as a reduction to “General, administrative and other expenses” in the Consolidated Statements of Operations during the three months ended June 30, 2016, which represents the portion of the deferred rent liability attributable to the abandoned space.

A summary of the Company’s lease abandonment activity as of June 30, 2017 is as follows:

Lease abandonment costs incurred	$1,240,928
Rent payments, net of sublease income estimate	(659,189)
Present value adjustment	7,470
Accrued lease abandonment costs, end of period	$589,209

Capital Commitments

As of June 30, 2017, the Company did not have any unfunded capital commitments.

FSC Class-Action Lawsuits

In October and November of 2015, the Company, its executive officers and FSC were named as defendants in three putative securities class-action lawsuits filed in New York and Connecticut federal courts (and later consolidated in New York). The lawsuits alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on behalf of a putative class of investors who purchased FSC common stock between July 7, 2014, and February 6, 2015. The lawsuits alleged in general terms that defendants engaged in a purportedly fraudulent scheme designed to artificially inflate the true value of FSC’s investment portfolio and investment income in order to increase the Company’s revenue. The plaintiffs sought compensatory damages and attorneys’ fees and costs, among other relief, but did not specify the amount of damages being sought. A lead plaintiff was selected in February 2016, a consolidated complaint similar to the original complaint was filed in April 2016, and a motion to dismiss the consolidated complaint was filed in May 2016. The parties agreed in July 2016 to settle the case for $14,050,000, with approximately 99% of the settlement amount to be paid from insurance coverage. Confirmatory discovery was completed in August 2016, and the lead plaintiff filed the proposed settlement with the court in September. On November 9, 2016, the court authorized the parties to send notice to the class and scheduled a fairness hearing for February 16, 2017. No objections or opt-outs to the settlement were received by the deadline. The fairness hearing was held on February 16, 2017 and the proposed settlement was approved and paid. The litigation is now concluded.

FSAM Class-Action Lawsuits

The Company was named as a defendant in two putative securities class-action lawsuits filed by purchasers of the Company’s shares. The suits are related to the securities class actions brought by shareholders of FSC described above.

The first lawsuit by the Company’s shareholders was filed on January 7, 2016, in the United States District Court for the District of Connecticut and was captioned Ronald K. Linde, etc. v. Fifth Street Asset Management Inc., et al., Case No. 1:16-cv-00025. The defendants were the Company, Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Steven M. Noreika, Wayne Cooper, Mark J. Gordon, Thomas L. Harrison, and Frank C. Meyer. The lawsuit asserted claims under §§ 11, 12 (a)(2), and 15 of the Securities Act of 1933, as amended (the “Securities Act”), on behalf of a putative class of persons and entities who purchased the Company’s common stock pursuant or traceable to the registration statement issued in connection with the Company’s initial public offering. The complaint alleged that the defendants engaged in a fraudulent scheme and course of conduct to artificially inflate FSC’s assets and investment income and, in turn, the Company’s valuation at the time of its initial public offering, thereby rendering the Company’s initial public offering registration statement and prospectus materially false and misleading. The plaintiffs did not quantify their claims for relief.

29

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

On February 25, 2016, the court granted the Company’s unopposed motion to transfer the case to the United States District Court for the Southern District of New York, where the case could be coordinated as appropriate with the securities class actions filed by FSC shareholders. On April 22, 2016, the court appointed Kieran and Susan Duffy as lead plaintiffs and the law firm of Glancy Prongay & Murray LLP as lead counsel. Lead plaintiffs filed an amended complaint on June 13, 2016.

On March 7, 2016, the other putative class action by the Company’s shareholders was filed in the United States District Court for the Southern District of New York. The defendants were the same as in the Linde case, and the complaint was a virtual clone of the original Linde complaint. The Trupp plaintiff voluntarily dismissed her case before lead plaintiffs and lead counsel were appointed in the Linde case.

Following an agreed mediation, and as previously disclosed in the Company’s Form 8-K filed on August 4, 2016, the parties in the Linde case signed an agreement to settle the action for $9,250,000, which was covered by insurance proceeds. The proposed settlement was subject to lead plaintiffs’ completion of additional discovery and approval by the court after notice had been sent to the settlement class. Lead plaintiffs completed the additional discovery and decided to proceed with the proposed settlement. The parties submitted the proposed settlement to the court on September 23, 2016 and asked the court to enter an order certifying the putative class for settlement purposes, authorizing dissemination of notice of the settlement to potential class members, and scheduling a fairness hearing on the proposed settlement. On November 9, 2016, the court entered the proposed order and scheduled the fairness hearing for February 16, 2017. The fairness hearing was held on February 16, 2017 and the proposed settlement was approved. The litigation is now concluded.

SEC Examination and Investigation

On March 23, 2016, the Division of Enforcement of the SEC sent document subpoenas and document-preservation notices to the Company, FSC, FSCO GP LLC - General Partner of FSOF, and FSFR. The subpoenas sought production of documents relating to a variety of issues, including those raised in an ordinary-course examination of Fifth Street Management by the SEC’s Office of Compliance Inspections and Examinations that began in October 2015, and in the FSC and FSAM securities class actions and FSC derivative actions discussed above. The subpoenas were issued pursuant to a formal order of private investigation captioned In the Matter of the Fifth Street Group of Companies, No. HO-12925, dated March 23, 2016, which addresses, among other things, (i) the valuation of FSC’s portfolio companies and investments, (ii) the expenses allocated or charged to FSC and FSFR, (iii) FSOF’s trading in the securities of publicly traded business development companies, (iv) statements to the board, other representatives of pooled investment vehicles, investors, or prospective investors concerning the fair value of FSC’s portfolio companies or investments as well as expenses allocated or charged to FSC and FSFR, (v) various issues relating to adoption and implementation of policies and procedures under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), (vi) statements and/or potential omissions in the entities’ SEC filings, (vii) the entities’ books, records, and accounts and whether they fairly and accurately reflected the entities’ transactions and dispositions of assets, and (viii) several other issues relating to corporate books and records. The formal order cites various provisions of the Securities Act, the Exchange Act, and the Advisers Act, as well as rules promulgated under those Acts, as the bases of the investigation.

The subpoenaed Fifth Street entities are cooperating with the Division of Enforcement investigation, have been producing requested documents, and have been communicating with Division of Enforcement personnel.

In connection with the matters described above and other non-recurring matters, the Company has incurred professional fees of $1,567,318 and $3,349,888 for the three and six months ended June 30, 2017, respectively, and $5,219,496 and $8,396,961 for the three and six months ended June 30, 2016, respectively. Certain of the expenses associated with these matters have been covered by insurance, and the Company may seek additional reimbursements from the appropriate carriers. During the six months ended June 30, 2017, the Company recorded $4,332,024 of insurance recoveries related to previously incurred professional fees.

30

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Note 10. Related Party Transactions

Payments Pursuant to Tax Receivable Agreements

FSAM’s purchase of Holdings LP Interests concurrent with its IPO, and the subsequent and future exchanges by holders of Holdings LP Interests for shares of FSAM’s Class A common stock pursuant to the Exchange Agreement resulted in increases in its share of the tax basis of the tangible and intangible assets of Fifth Street Holdings, which increased the tax depreciation and amortization deductions that otherwise would not have been available to FSAM. These increases in tax basis and tax depreciation and amortization deductions reduce the amount of cash taxes that FSAM would otherwise be required to pay. FSAM entered into a TRA with certain limited partners of Fifth Street Holdings (the “TRA Recipients”) that requires it to pay them 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that FSAM actually realizes (or, under certain circumstances, is deemed to realize) as a result of the increases in tax basis in connection with exchanges by the TRA Recipients described above and certain other tax benefits attributable to payments under the TRA.

In connection with the exchange of Holdings LP Interests on January 4, 2017, the Company recorded a deferred tax asset in the amount of $30,599,203 and an additional payable to the TRA Recipients of $26,009,323 with a corresponding increase in additional paid-in capital of $4,589,880. As of June 30, 2017, payments due to the TRA Recipients under the TRA totaled $62,091,926, after this adjustment.

In connection with the finalization of the 2014 tax returns in October 2015, FSAM paid $340,713, representing the initial payment associated with the TRA liability. In connection with the finalization of the 2015 tax returns in October 2016, FSAM paid $1,969,958 to the TRA Recipients. Within the next 12 month period, the Company expects to pay approximately $800,000 of the total amount of estimated TRA liability. Such amount was determined by estimating the amount of taxable income and specified deductions subject to the TRA which are expected to be realized by FSAM for the related tax year. These calculations are performed pursuant to the terms of the TRAs.

Payments are anticipated to be made under the TRAs indefinitely and are due each year within 45 calendar days after the date FSAM files its federal income tax return. The payments are to be made in accordance with the terms of the TRAs. The timing of the payments is subject to certain contingencies, including the Company having sufficient taxable income to utilize all of the tax benefits, as defined in the TRAs.

Obligations pursuant to the TRAs are obligations of FSAM. They do not impact the non-controlling interests in Fifth Street Holdings. These obligations are not income tax obligations and have no impact on the tax provision or the allocation of taxes. In general, items of income, gain, loss and deduction are allocated on the basis of the limited partners’ ownership interests pursuant to the Fifth Street Holdings limited partnership agreement after taking into consideration all relevant sections of the Internal Revenue Code.

Other Related Party Transactions

Revenues

All of the Company’s revenue is earned from its managed funds and accounts, including management fees, performance fees and other fees.

For the three and six months ended June 30, 2017, the Company earned $13,896,474 and $26,714,941, respectively, in management fees relating to services provided to the BDCs. For the three and six months ended June 30, 2016, the Company earned $20,563,318 and $36,947,056, respectively, in management fees relating to services provided to the BDCs. For the three and six months ended June 30, 2017, the Company voluntarily waived $59,392 and $120,675 of management fees from the BDCs, respectively. For the three and six months ended June 30, 2016, the Company voluntarily waived $81,028, and $162,188 of management fees from the BDCs, respectively.

31

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

The Company also has entered into administration agreements under which the Company provides administrative services for the Fifth Street Funds, including office facilities and equipment, and clerical, bookkeeping and recordkeeping services at such facilities. Under the administration agreements, the Company also performs or oversees the performance of the BDCs’ required administrative services, which includes being responsible for the financial records which the BDCs are required to maintain and preparing reports to the BDCs’ stockholders and, in the case of the BDCs, reports filed with the SEC. In addition, the Company assists each of the BDCs in determining and publishing its net asset value, overseeing the preparation and filing of its tax returns and the printing and dissemination of reports to each of the BDC’s stockholders, and generally overseeing the payment of each Fifth Street Fund’s expenses and the performance of administrative and professional services rendered to the funds. For providing these services, facilities and personnel, the Fifth Street Funds reimburse the Company for direct fund expenses and the BDCs reimburse the Company for the allocable portion of direct expenses, as well as overhead and other expenses incurred by the Company in performing its obligations under the administration agreements, including rent and such BDC’s allocable portion of the costs of compensation and related expenses of such BDC’s chief financial officer and chief compliance officer and their respective staffs. Such reimbursement is at cost with no profit to, or markup by, the Company. Included in Revenues — other fees in the Consolidated Statements of Operations for the three months ended June 30, 2017 and 2016 was $1,817,890 and $1,799,676, respectively, related to amounts charged for the above services provided to the Fifth Street Funds. For the six months ended June 30, 2017 and 2016 respectively, $3,881,167 and $3,734,098 was recorded related to amounts charged for the above services provided to the Fifth Street Funds.

The Company may also provide, on the BDCs’ behalf, managerial assistance to such BDC’s portfolio companies. Each of the administration agreements may be terminated by either the Company or the BDC without penalty upon 60 days’ written notice to the other party.

Receivables for reimbursable expenses from the Fifth Street Funds are included within Due from affiliates and totaled $2,439,477 and $3,200,688 at June 30, 2017 and December 31, 2016, respectively.

Purchases of FSC and FSFR Common Stock

The Company records its investment in FSC and FSFR common stock based on the equity method of accounting, and accordingly, the unrealized gains or losses disclosed in the following table are not recorded in the consolidated financial statements. The following table provides information about the Company’s investments in FSC and FSFR common stock as of June 30, 2017 at fair value.

Securities	Shares	Cost	Fair Value	Gross Cumulative Unrealized Gains	Gross Cumulative Unrealized Losses
FSC common stock	8,399,520	$43,738,475	$40,821,667	$—	$(2,916,808)
FSFR common stock	2,677,519	24,174,774	21,821,780	—	(2,352,994)
Total	11,077,039	$67,913,249	$62,643,447	$—	$(5,269,802)

See Note 1 for a description of the settlements with RiverNorth and Ironsides, both of which constituted related party transactions.

MMKT

On December 22, 2014, FSM entered into a limited liability company agreement, as majority member, with Leonard Tannenbaum’s brother, as minority member, for the purpose of forming MMKT. The purpose of MMKT was to develop technology related to the financial services industry. FSM made a total capital contribution of $80,000 for an 80% membership interest in MMKT. In addition, MMKT issued $5,900,000 of MMKT Notes, of which $1,300,000 was held by the FSM. The Company consolidated MMKT in its consolidated financial statements based on its 80% membership interest. MMKT was dissolved on December 30, 2016. In that regard, the Company’s allocable portion of the income attributable to MMKT was $1,185,634 for the six months ended June 30, 2016.

FSOF

As of June 30, 2017, the Company has made capital contributions to FSOF through its investment in FSCO GP, which have been recorded in Investments in equity method investees in the Consolidated Statements of Financial Condition.

32

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Other

On July 22, 2013, the Company entered into a lease agreement for office space for its headquarters in Greenwich, CT. The landlord is an entity controlled by Leonard M. Tannenbaum, the Company’s chairman and chief executive officer. The lease agreement requires monthly rental payments, expires on September 30, 2024 and can be renewed at the request of the Company for two additional five year periods. Rental payments under this lease of approximately $2.0 million per year began on October 11, 2014. See Note 9 for a description of the impact of the abandonment of a portion of the Company’s office space in Greenwich, CT.

The Company’s fractional interests in corporate aircrafts are used primarily for business purposes. Occasionally, certain of the members of management have used the aircraft for personal use. The Company charges these members of management for such personal use based on market rates. There were no such charges for the six months ended June 30, 2017 and 2016.

As of June 30, 2017 and December 31, 2016 amounts due to and from affiliates were comprised of the following:

	June 30, 2017	December 31, 2016
Management fees receivable:
Base management fees receivable - BDCs	$7,386,085	$9,972,116
Part I Fees receivable - BDCs	3,863,389	4,837,944
Collateral management fees receivable - CLO I and CLO II	—	536,506
	$11,249,474	$15,346,566

Performance fees receivable:
Performance fees receivable - FSOF	$—	$123,300
	$—	$123,300

Due from affiliates:
Reimbursed expenses due from the BDCs	$2,145,712	$2,803,949
Reimbursed expenses due from private funds	211,098	396,739
Due from employees	71,894	122,810
Other amounts due from affiliated entities	64,666	82,423
	$2,493,370	$3,405,921

Due to affiliates:
Stock appreciation rights liability	$32,983	$30,412
	$32,983	$30,412

Note 11. Equity and Equity-based Compensation

FSAM Ownership Structure

Subsequent to the Reorganization and IPO as described in Note 1, FSAM has two classes of common stock, Class A common stock and Class B common stock, which are described as follows:

Class A common stock

Holders of shares of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Additionally, holders of shares of Class A common stock are entitled to receive dividends when and if declared by the Board of Directors, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon dissolution, liquidation or the sale of all or substantially all of the Company’s assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Class A common stock would be entitled to receive the Company’s remaining assets available for distribution on pro rata basis.

33

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Holders of shares of Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Class B common stock

Holders of Class B common stock are entitled to five votes for each share held of record on all matters submitted to a vote of stockholders. Shares of Class B common stock have voting but no economic rights and were issued in equal proportion to the number of Holdings LP Interests issued in the Reorganization to the Principals.

Holders of Class B common stock do not have any right to receive dividends (other than dividends consisting of shares of Class B common stock or rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of Class B common stock) or to receive a distribution upon the dissolution, liquidation or sale of all or substantially all of the Company’s assets with respect to their Class B common stock other than the par value of the Class B common stock held.

FSAM’s amended and restated certificate of incorporation does not provide for any restrictions on transfer of shares of Class B common stock, however, in the event that an outstanding share of Class B common stock ceases to be held by a holder of a corresponding Holdings LP Interest, such share shall automatically be retired and canceled. In addition, when a Holdings LP Interest is exchanged for a share of Class A common stock by a Principal, the corresponding share of Class B common stock will be retired and canceled.

Preferred Stock

FSAM’s amended and restated certificate of incorporation authorizes its Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by holders of Class A common stock. FSAM’s Board of Directors is able to determine, with respect to any series of preferred stock, the terms and rights of the series of preferred stock.

FSAM could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of its stockholders may believe is in their best interests or in which they may receive a premium for their Class A common stock over the market price of the Class A common stock.

Dividends

The following table reflects the dividends per share that the Company has recorded on its common stock for the six months ended June 30, 2017 and June 30, 2016:

Date Declared	Record Date	Payment Date	Amount per Share	Cash Distribution
March 20, 2017	March 31, 2017	April 14, 2017	$0.125	$1.9 million
Total for the six months ended June 30, 2017			$0.125	$1.9 million

March 14, 2016	March 31, 2016	April 15, 2016	$0.10	$0.6 million
May 11, 2016	June 30, 2016	July 15, 2016	0.10	$0.6 million
Total for the six months ended June 30, 2016			$0.20	$1.2 million

Share Repurchase Program

On May 11, 2016, the Company’s Board of Directors authorized a share repurchase program for the repurchase of up to $20.0 million of the Company’s Class A common stock. Under the repurchase program, the Company is authorized to repurchase shares through open market purchases or block trades, as conditions permit and in accordance with Rule 10b-18 of the Exchange Act. The repurchase program terminated on May 11, 2017. During the six months ended June 30, 2017, there were no repurchases of shares of Class A common stock pursuant to this program.

34

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Equity-based Compensation

Prior to the Reorganization, the Company historically had fee sharing arrangements whereby certain employees or members were granted interests to a share of Part I Fees. Upon consummation of the Reorganization, such interests were exchanged for Holdings LP Interests. In addition, upon consummation of the IPO, the Company granted certain equity instruments to Holdings Limited Partners, employees and directors.

Conversion and Vesting of Member Interests in Predecessor and Fifth Street Holdings L.P.

On November 4, 2014, in connection with the Reorganization, existing interests held by the members of the Predecessor were exchanged for Holdings LP Interests. As part of this exchange, one of the members’ Holdings LP Interests became immediately vested and expensed in full and the other members’ vesting was modified and their Holdings LP Interests vest over a period of eight years from the IPO. There was no change in the fair value of these converted interests as a result of the modification in vesting.

The partnership agreement provides that if a Holdings Limited Partner, other than a Principal, (i) resigns from his or her employment with the Company without good reason or is terminated for cause, the unvested portion of such person’s Holdings LP Interests shall be subject to call or forfeited, as described below, (ii) is terminated without cause, resigns from his or her employment with good reason or becomes disabled, all of the unvested portion of such person’s Holdings LP Interests shall immediately vest, or (iii) becomes deceased, all of such person’s Holdings LP Interests will vest. Messrs. Tannenbaum, Berman and Ivelin M. Dimitrov may purchase any unvested Holdings LP Interests subject to forfeiture for $0.01 per Holdings LP Interest. This call right may be exercised by Messrs. Tannenbaum, Berman and Dimitrov on a pro rata basis based on the number of Holdings LP Interests held by them. The Holdings LP Interests of the Principals are not subject to vesting arrangements and not subject to call or forfeiture. The Principals were not permitted to exchange their Holdings LP Interests until November 4, 2016, which was the second anniversary of the closing of the IPO, after which time each Principal is permitted to exchange up to 20% of the remaining Holdings LP Interests that he owns and an additional 20% of such remaining Holdings LP Interests on or after each of the next four anniversaries of the Company’s IPO. The foregoing restrictions on an exchange by the Principals will not apply in connection with a change of control of the Company.

On January 4, 2017, pursuant to the terms of the above exchange agreement, a director of the Company and certain other Holdings Limited Partners exchanged an aggregate of 8,772,450 Holdings LP Interests for shares of the Company’s Class A common stock on a one-for-one basis and, in the case of the Principals, submitted to the Company 8,571,370 shares of the Company’s Class B common stock for cancellation.

The following table summarizes the amortization of unrecognized compensation expense for the six months ended June 30, 2017 and 2016 with respect to the Company’s Holdings LP Interests which are equity classified awards:

Balance at December 31, 2016	$1,798,921
Amortization of Holdings LP Interests (1)	(562,200)
Forfeitures	(413,894)
Purchase of unvested Holdings LP Interests by Principals (2)	222,844
Balance at June 30, 2017	$1,045,671

Balance at December 31, 2015	$7,016,286
Amortization of Holdings LP Interests	(828,851)
Balance at June 30, 2016	$6,187,435

(1) Includes an acceleration of $408,007 in connection with the separation of a former Holdings limited partner.

(2) Amount relates to the purchase by the Principals of a former Holdings limited partners’ unvested Holdings LP interests. Such amount was based on the share price of Class A common stock on the date of purchase.

35

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

As of June 30, 2017, unrecognized compensation cost in the amount of $1,045,671 relating to these equity-based awards is expected to be recognized over a period of approximately 5.3 years.

2017 Equity Grants to Senior Management

On January 3, 2017, the Company granted 287,770 restricted stock units, or RSUs, to Patrick J. Dalton, Former Co-President of the Company. The RSUs granted to Mr. Dalton were to vest in installments of one-fourth on each of the first four anniversaries of the grant date. Also, on January 3, 2017, the Company granted Mr. Dalton two option awards to purchase an aggregate of 1,000,000 shares of the Company’s Class A common stock. The first was an option to purchase 750,000 shares of Class A common stock that was to vest in equal installments of one-third on each of the first three anniversaries of the grant date, subject to Mr. Dalton’s continued employment, and has a five-year term. The second was an option to purchase 250,000 shares of Class A common stock that was to vest in full on the fourth anniversary of the grant date, subject to Mr. Dalton’s continued employment, and has a six-year term. All of the options were granted with an exercise price equal to $6.95, which was the closing price of the Company’s Class A common stock on the date of grant.

On January 12, 2017, the Company granted an aggregate of 637,252 RSUs to the following individuals and in the following amounts: 432,519 RSUs to Mr. Leonard M. Tannenbaum, Chairman and Chief Executive Officer of the Company; 97,863 RSUs to Mr. Bernard D. Berman, Co-President and Chief Compliance Officer of the Company; 76,336 RSUs to Alexander C. Frank, Chief Operating Officer and Chief Financial Officer of the Company and 30,534 to two other employees. Each RSU represents the contingent right to receive one share of Class A common stock of the Company. The RSUs granted to these individuals vest in installments of one-third on each of the first three anniversaries of the grant date. No later than 60 days following each vesting date, one share of Class A common stock of the Company shall be issued for each RSU that becomes vested on such vesting date. The RSUs are subject to acceleration or forfeiture in certain limited circumstances.

On April 4, 2017, Patrick J. Dalton resigned as Co-President of FSAM.  Pursuant to a separation agreement and general release, Mr. Dalton is entitled to $1,250,000 in cash payment.  In addition, 214,704 RSUs (and any unvested accumulated dividend equivalents thereupon) were forfeited.  The remaining 73,066 RSUs (and any unvested accumulated dividend equivalents thereupon) held by Mr. Dalton vested in May 2017.  In addition, 186,524 of Mr. Dalton’s six-year options and 559,570 of his five-year options were forfeited.  The remaining 63,476 six-year options and 190,430 five-year options continue to be outstanding and will vest on the anniversary dates in accordance with the terms of the January 3, 2017 grant agreement.

Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan

In connection with the IPO, FSAM’s Board of Directors adopted the 2014 Omnibus Incentive Plan pursuant to which the Company granted options to its non-employee directors, executive officers and other employees to acquire 5,658,970 shares of Class A common stock, 1,174,748 RSUs to be settled in shares of Class A common stock and 90,500 stock appreciation rights to be settled in cash. During the three and six months ended June 30, 2017 and 2016, there were additional grants under the 2014 Omnibus Incentive Plan as discussed below.

Equity-based compensation expense related to grants under the 2014 Omnibus Incentive Plan is as follows:

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
RSUs to be settled in Class A common stock	$401,214	$886,475	$1,227,964	$1,657,318
Options to acquire shares of Class A common stock	77,613	612,665	263,569	1,244,447
Stock appreciation rights to be settled in cash	742	309	2,571	2,348
Total	$479,569	$1,499,449	$1,494,104	$2,904,113

36

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

RSUs

Each RSU represents an unfunded, unsecured right of the holder to receive a Class A common share on the vesting dates. The RSUs do not vest for three years and subsequently vest at a rate of one-third per year on the fourth, fifth and sixth anniversary of the grant date. These awards will become saleable at a rate of one-quarter (¼) per year, beginning on the sixth, seventh, eighth and ninth anniversary of the grant date. Upon vesting, shares of Class A common stock will be delivered to the participant.

Additionally, when the Company pays dividends on its outstanding shares of Class A common stock, the holder of the RSUs will be credited with dividend equivalents.  For stock dividends, the dividend equivalents will be in the form of additional RSUs. For cash dividends, the dividend equivalents will be in the form of cash (without interest or earnings).  Dividend equivalents are subject to the same terms and conditions as the original restricted stock unit award, and are not paid until the vesting and settlement of the underlying shares of Class A common stock to which such dividend equivalents relate.  During the six months ended June 30, 2017, the Company granted 925,022 RSUs to members of senior management as discussed above. During the six months ended June 30, 2016, the Company granted 156,740 RSUs to employees under substantially similar terms to the IPO grant. For the six months ended June 30, 2017 and 2016, the Company declared cash dividends of $0.125 and $0.20 per share, respectively, and accrued dividends (net of forfeitures) in the amount of $7,188 and $195,952, respectively, related to unvested RSUs which are forfeitable.

The following table presents unvested RSUs’ activity for the six months ended June 30, 2017:

	Restricted Stock Units	Weighted Average Grant Date Fair Value Per Unit
Balance at December 31, 2016	805,037	$15.56
Granted	925,022	6.67
Vested	(73,066)	6.95
Forfeited	(348,697)	10.81
Balance at June 30, 2017	1,308,296	$11.02

Compensation expense associated with these RSUs is being recognized on a straight-line basis over the service period of the respective grant. The total compensation expense expected to be recognized in all future periods associated with the RSUs is $9,297,082 as of June 30, 2017, which is expected to be recognized over the remaining weighted average period of approximately 3.3 years.

Options

Each option entitles the holders to purchase from the Company, upon exercise thereof, one share of Class A common stock at the stated exercise price. Since all options granted prior to fiscal 2016 either restrict saleability upon vesting or have strike prices in excess of the IPO price, the use of standard option pricing models such as Black-Scholes is precluded by ASC Topic 718, Compensation - Stock Compensation. As such, the Company has utilized a Monte Carlo pricing simulation, a statistical pricing technique or similar method to measure the fair value of option awards on the date of grant.

During the six months ended June 30, 2017, options to purchase 1,040,000 shares of Class A Common Stock, at an exercise price equal to the closing stock price on the date of grant were granted to senior management and members of the board of directors. Such options vest one year from the date of grant. The fair value of these option grants was measured on the date of grant using the Black-Scholes option-pricing model and the following assumptions:

Risk-free interest rate	1.61% - 1.94%
Expected dividend yield	7.85%
Expected volatility factor	56.49% - 59.24%
Expected life in years	3.5 - 5.0

37

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

A summary of unvested options activity for the six months ended June 30, 2017 is presented below:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)	Aggregate Intrinsic Value
Balance at December 31, 2016	1,558,013	$18.21	7.7
Granted	1,040,000	6.88	5.2
Vested	(45,000)	3.63	4.0
Forfeited	(1,462,779)	12.64	6.0
Balance at June 30, 2017	1,090,234	$15.47	6.6
Exercisable at June 30, 2017	2,965,175	$18.39	4.3	$67,250
Expected to vest after June 30, 2017	1,090,234	$15.47	6.6	$7,500

Aggregate intrinsic value represents the value of the Company’s closing share price on the last trading day of the quarter in excess of the weighted average exercise price multiplied by the number of options exercisable or expected to vest.

Compensation expense associated with these options is being recognized on a straight-line basis over the service period of the respective grant. As of June 30, 2017, there was $814,110 of total unrecognized compensation expense that is expected to be recognized over the remaining weighted average period of approximately 3.3 years.

Stock Appreciation Rights (“SARs”)

Each SAR represents an unfunded, unsecured right of the holder to receive an amount in cash equal to the excess of the closing price of a share of Class A common stock over the exercise price. The SARs, terms and conditions are substantially similar to the provisions of the IPO option grants discussed above and had a grant date fair value of $1.78 per SAR and vest six years after grant. All of the currently outstanding SARs were issued in connection with the IPO. Upon vesting, they will be settled in cash. The fair value of the SARs are re-measured each reporting period until settlement and changes in fair value are charged to compensation expense as the SARs vest over the remaining service period. The amount of the adjustment has been derived based on a grant date fair value using the IPO price of $17.00 per share, multiplied by the number of unvested SARs, and expensed over the six year service period. The total compensation expense expected to be recognized in all future periods associated with the SARs, is approximately $38,557.

A summary of unvested SARs activity for the six months ended June 30, 2017 and 2016 is presented below:

	SARs	Weighted Average Grant Date Fair Value Per SAR
Balance at December 31, 2016	44,000	$1.78
Granted	—	—
Vested	—	—
Forfeited	(5,000)	1.78
Balance at June 30, 2017	39,000	$1.78

Balance at December 31, 2015	71,000	$1.78
Granted	—	—
Vested	—	—
Forfeited	(21,500)	1.78
Balance at June 30, 2016	49,500	$1.78

38

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Note 12. Income Taxes

Prior to November 4, 2014, the Company had not been subject to U.S. federal income taxes as the Predecessor was organized as a limited liability company. As a result of the Reorganization and IPO, the portion of Fifth Street Holdings income attributable to FSAM is now subject to U.S. Federal, state and local income taxes and is taxed at the prevailing corporate tax rates.

The Company’s effective tax rate includes a rate benefit attributable to the fact that certain of the Company’s subsidiaries operate as a series of pass-through entities which are not themselves subject to federal income tax. As a result of the Reorganization, certain subsidiaries were converted from pass-through entities to taxable entities. Accordingly, the portion of the Company’s subsidiaries’ earnings attributable to non-controlling interests are subject to tax when reported as a component of the non-controlling interests’ taxable income on their individual tax returns.

The Company’s provision for income taxes consists of federal, state and local taxes in amounts necessary to align the Company’s year-to-date provision for income taxes with the effective tax rate that the Company expects to achieve for the full year.

During the six months ended June 30, 2017, the Company increased the tax rate at which it anticipates realizing certain deferred tax assets related to the tax basis of certain intangible assets. Such adjustment, in the amount of $108,645, was recorded as a discrete adjustment and is included in the provision for income taxes in the Consolidated Statements of Operations for the three months ended March 31, 2017. Additionally, the Company reduced its payable to TRA recipients by $92,348, which is included in Other income (expense) in the Consolidated Statements of Operations for the three months ended March 31, 2017.

Deferred tax assets are primarily the result of an increase in the tax basis of certain intangible assets resulting from FSAM’s investment in Fifth Street Holdings. Net deferred tax assets are also recorded related to differences between the financial reporting basis and the tax basis of FSAM’s proportionate share of the net assets of Fifth Street Holdings. Based on the Company’s historical taxable income and its expected future earnings, management evaluates the uncertainty associated with booking tax benefits and determined that the deferred tax assets are more likely than not to be realized, including evaluation of deferred tax liabilities and the expectation of future taxable income, with the exception of $494,623 of net operating losses limited by IRC Section 382. As a result, a valuation allowance of $172,934 related to IRC Section 382 limiting future deductibility of net operating losses was recorded in three months ended March 31, 2017. If the Oaktree transaction described in Note 14 is consummated, the Company expects to establish a valuation allowance since the Company may not realize the full tax benefits from recognized deferred tax assets.

The income tax provision for 2017 reflects an annual effective tax rate of 10.6%. The difference between the annual effective rate of 10.6% and the statutory Federal rate of 34% primarily relates to state taxes and pass-through entity income not subject to income taxes. The final annual tax rate cannot be determined until the end of the fiscal year; therefore, the actual tax rate could differ from current estimates. Actual provision expense may vary from the annual effective rate for discrete items recorded in the period. During the six month period ending June 30, 2017, the Company has recorded discrete items related to equity compensation, increase in state tax rate and a valuation allowance related to IRC Section 382 limited net operating losses, resulting in an actual tax rate for the period of 15.4%.

In connection with the exchange of Holdings LP Interests on January 4, 2017, the Company recorded a deferred tax asset in the three months ended March 31, 2017 in the amount of $30,599,203 and an additional payable to the TRA Recipients of $26,009,323 with a corresponding increase in additional paid-in capital of $4,589,880. Additionally, the exchange of Holdings LP interest resulted in a change in ownership pursuant to IRC Section 382.

The Company and its subsidiaries file, or will file, income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. Fifth Street Holdings is not subject to federal income taxes as it is a flow-through entity. With respect to state and local jurisdictions, the Company and its subsidiaries are typically subject to examination for four to five years after the income tax returns have been filed.

39

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

The Company does not believe it has any significant uncertain tax positions. Accordingly, the Company did not record any adjustments or recognize interest expense for uncertain tax positions for the six months ended June 30, 2017. In the future, if uncertain tax positions arise, interest and penalties will be accrued and included in the Provision for Income Taxes.

Note 13. Earnings Per Share

Basic earnings per share (“EPS”) measures the performance of an entity over the reporting period. Diluted earnings per share measures the performance of an entity over the reporting period while giving effect to all potentially dilutive common shares that were outstanding during the period. The treasury stock method is used to determine the dilutive potential of stock options and RSUs.

The following is a reconciliation of the numerator and denominator used in the basic and diluted EPS calculations (in thousands, except shares and per share information):

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Numerator for basic net income (loss) per share of Class A common stock:
Net income (loss) attributable to FSAM	$(902,068)	$847,546	$693,062	$(384,399)
Numerator for diluted net income (loss) per share of Class A common stock:
Net income (loss) attributable to FSAM	$(902,068)	$847,546	$693,062	$(384,399)
Dilutive effects of MMKT Notes	—	—	—	(98,552)
Assumed conversion of Holdings LP Interests	—	2,449,156	—	(4,296,559)
Net income (loss) available to Class A common stockholders	$(902,068)	$3,296,702	$693,062	$(4,779,510)
Denominator for basic net income (loss) per share of Class A common stock:
Weighted average shares of Class A common stock outstanding	15,613,554	5,833,575	15,421,058	5,815,998
Denominator for diluted net income (loss) per share of Class A common stock:
Weighted average shares of Class A common stock outstanding	15,613,554	5,833,575	15,421,058	5,815,998
Dilutive effects of RSUs	—	27,236	16,289	—
Assumed conversion of Holdings LP Interests	—	42,929,973	—	42,924,141
Dilutive effects of options to acquire shares of Class A common stock	—	—	15,143	—
Weighted average shares of Class A common stock outstanding - diluted	15,613,554	48,790,784	15,452,490	48,740,139
Earnings per share of Class A common stock:
Net income (loss) attributable to FSAM per share of Class A common stock, basic	$(0.06)	$0.15	$0.04	$(0.07)
Net income (loss) attributable to FSAM per share of Class A common stock, diluted	$(0.06)	$0.07	$0.04	$(0.10)

Shares of Class B common stock have no impact on the calculation of net income per share of Class A common stock as holders of Class B common stock do not participate in net income or dividends, and thus, shares of the Class B common stock are not participating securities.

The treasury stock method is used to calculate incremental Class A common shares on potentially dilutive Class A common shares resulting from options and unvested RSUs granted in connection with the IPO.

Potentially dilutive securities representing an incremental 1,218,296 RSUs and 1,100,234 options to acquire Class A common stock for the three months ended June 30, 2017 were excluded from the computation of diluted earnings per Class A common share for the period because their impact would have been anti-dilutive.

40

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Potentially dilutive securities representing an incremental 1,218,296 RSUs and 1,120,234 options to acquire Class A common stock for the six months ended June 30, 2017 were excluded from the computation of diluted earnings per Class A common share for the period because their impact would have been anti-dilutive.

Potentially dilutive securities representing an incremental 1,116,718 RSUs and 5,458,792 options to acquire Class A common stock for the three and six months ended June 30, 2016 were excluded from the computation of diluted earnings per Class A common share for the period because their impact would have been anti-dilutive.

For the six months ended June 30, 2016, the if-converted method was used to calculate the dilutive effect of the MMKT Notes. For the three months ended June 30, 2016, the assumed conversion of the MMKT Notes was anti-dilutive.

For the three and six months ended June 30, 2017, diluted earnings per share does not include the assumed conversion of

Holdings LP interests and the related tax effects because their impact would have been anti-dilutive.

For the three and six months ended June 30, 2016, diluted earnings per share includes the assumed conversion of

Holdings LP interests and the related tax effects.

For the three and six months ended June 30, 2016, diluted earnings per share does not include the assumed conversion of the RiverNorth Warrant as the impact would have been anti-dilutive.

Note 14. Subsequent Events

Oaktree Asset Purchase Agreement

On July 13, 2017, FSM, Oaktree Capital Management, L.P. (“Oaktree”), FSAM (solely for the purposes set forth therein) and Fifth Street Holdings (solely for the purposes set forth therein) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”).

At the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”), and upon the terms and subject to the conditions set forth therein, FSM will sell, convey, assign and transfer to Oaktree and Oaktree will purchase, acquire and accept from FSM all of FSM’s right, title and interest in specified business records with respect to FSM’s existing investment advisory agreements with each of FSC and FSFR for a purchase price of $320 million in cash. The then-outstanding balance of the Company’s Credit Facility will be paid off at closing. Oaktree will also acquire intellectual property used exclusively in these business records, and any goodwill associated with the investment advisory business conducted by FSM pursuant to these investment advisory agreements. The Asset Purchase Agreement also provides for the entry by Oaktree into new investment advisory agreements with each of FSC and FSFR. The shares of common stock of FSC and FSFR owned by Fifth Street Holdings and Mr. Leonard M. Tannenbaum are not included in the transaction.

The Asset Purchase Agreement contains various customary representations and warranties from each of FSM, Fifth Street Holdings, FSAM and Oaktree. FSM has also agreed to various customary covenants, including conducting its business in the ordinary course and not engaging, or allowing its controlled affiliates to engage, in certain types of transactions during the period between the execution of the Asset Purchase Agreement and the Closing.

FSAM and FSM have also agreed not to permit any of their respective controlled affiliates to enter into or otherwise obtain any tail or similar insurance policy that provides for joint coverage of FSAM and its affiliates, on the one hand, and any of FSC, FSFR or their respective affiliates, on the other hand, other than any such policy that limits coverage solely to claims arising from acts or occurrences taking place prior to the Closing in connection with or relating to the business and securities of the BDCs or investment advisory, administrative or other services provided by FSAM or its controlled affiliates to or on behalf of the BDCs, subject to certain limitations. FSM and Fifth Street Holdings have agreed to reimburse to the BDCs a portion of the premium cost of any such policy in excess of $4.5 million at FSC and $1.5 million at FSFR.

41

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

FSM and Oaktree have agreed to use commercially reasonable efforts to facilitate (i) the appointment of Oaktree as the new investment adviser of each of the BDCs and the approval by the respective boards of directors of the BDCs of such appointment and recommendation to stockholders of each BDC that they vote to approve such investment advisory agreements, (ii) the appointment or election of five director nominees (the “New Director Nominees”) to the board of directors of each of the BDCs and (iii) the calling of a special meeting of stockholders of each BDC to vote on and approve the actions described in the aforementioned clauses (i) and (ii). Each of FSM and Oaktree has also agreed to use commercially reasonable efforts to facilitate the BDCs’ preparation and filing of proxy materials in connection with such special meeting of stockholders and to share the cost of the first $1.5 million aggregate of such expenses together with FSAM’s proxy solicitation expenses and filing fees under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. FSM will reimburse all other proxy expenses of the BDCs. Except in certain circumstances described in the Asset Purchase Agreement, FSM has agreed not to withdraw, modify or qualify its recommendation to the board of directors of each of FSC and FSFR in a manner adverse to Oaktree or otherwise make public statements contrary to such recommendation.

From and after the Closing, FSM and Fifth Street Holdings have agreed to indemnify Oaktree, its affiliates and its and their respective representatives (the “Buyer Indemnified Parties”) from liability or losses resulting from (i) buyer specified losses, (ii) the breach of any covenant of FSM, FSAM or Fifth Street Holdings in connection with the Asset Purchase Agreement and (iii) any excluded liability under the Asset Purchase Agreement, subject to a cap of $32 million and with sole recourse to a $32 million purchase price escrow. Oaktree may seek indemnification for attorneys’ fees and consequential damages within this cap up to an amount of $22 million. The Buyer Indemnified Parties’ right to such indemnification survives through December 20, 2019, after which time remaining amounts in the escrow account will be released to FSM.

FSM and Fifth Street Holdings have also agreed to indemnify each of FSC and its subsidiaries and FSFR and its subsidiaries against (i) all costs and out-of-pocket expenses incurred by the BDCs and their subsidiaries in connection with existing examinations and investigations by the SEC and (ii) related fees, fines, monetary penalties, deductibles and disgorgements ordered by the SEC to be paid by the BDCs, net of any disgorgements paid by FSM to the BDCs and insurance recoveries received by the BDCs (“BDC Net Losses”). The primary source of recourse of SEC investigation-related costs and expenses is a $10 million purchase price escrow. Any SEC investigation-related costs and expenses in excess of $10 million and any BDC Net Losses may also be satisfied against the $35 million of shares of FSC common stock and $10 million of shares of FSFR common stock owned by Fifth Street Holdings and pledged pursuant to certain pledge agreements to be entered into at Closing by Fifth Street Holdings to secure any such indemnification obligations of FSM and Fifth Street Holdings relating to BDC Net Losses and certain SEC investigation-related legal costs and expenses. Oaktree’s right to such indemnification survives through the date that is 45 days after all SEC investigations have been settled or it is confirmed by the SEC that the BDCs are not under investigation (subject to extension for any pending claims against directors and officers of the BDCs where such directors remain entitled to indemnification coverage from the BDCs), after which time remaining amounts in the escrow will be released to FSM and the stock pledges will terminate.

From and after the Closing, Oaktree will indemnify FSM, FSAM, Fifth Street Holdings and their respective affiliates and representatives (collectively, the “Seller Indemnified Parties”) from liability or losses arising out of or resulting from (i) any losses in connection with the costs and expenses incurred by the Seller Indemnified Parties in defending against claims arising after the Closing that relate to the investment advisory business acquired by Oaktree and (ii) the breach of any representation, warranty and covenant of Oaktree that is to be performed prior to the Closing.

The Asset Purchase Agreement contains customary termination rights, including the right of either FSM or Oaktree to terminate the Asset Purchase Agreement if the Closing has not occurred on or prior to December 31, 2017 or if FSAM stockholders have not approved the Asset Purchase Agreement prior to such date. Oaktree may also terminate the Asset Purchase Agreement following a change in the FSAM board of directors’ recommendation of the asset sale to Oaktree, a change in FSM’s recommendation to the stockholders of FSC and FSFR regarding approval of the proposed new investment advisory agreements with Oaktree and the election of the New Director Nominees to their respective boards of directors, or if FSM, FSAM or Fifth Street Holdings, as applicable, materially breach their respective obligations to (i) file with the SEC a proxy statement for use in connection with the meeting of stockholders of FSAM and (ii) duly call, give notice of, convene and hold such meeting to vote on the approval of the Asset Purchase Agreement and the transactions contemplated thereby.

42

Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

The Asset Purchase Agreement provides that FSM will reimburse Oaktree’s reasonable and documented transaction expenses up to a cap of $3.5 million if the Asset Purchase Agreement is terminated because either (x) FSAM, Fifth Street Holdings or FSM have materially breached their representations, warranties or covenants in such a manner that the conditions to closing cannot be satisfied or (y) the Closing has not occurred on or prior to December 31, 2017 and, in either case, approval of the stockholders of FSAM, FSC or FSFR had not been obtained. Further, if FSM had changed its recommendation to stockholders of the BDCs regarding approval of the proposed new investment advisory agreements with Oaktree and the election of the New Director Nominees to their respective boards of directors, then in lieu of such expense reimbursement, FSM will be required to pay Oaktree a termination fee of $9.2 million.

In addition, FSM must pay a $9.2 million termination fee to Oaktree if Oaktree terminates the Asset Purchase Agreement following a change in the FSAM board of directors’ recommendation of the asset sale to Oaktree, a change in FSM’s recommendation to the stockholders of FSC and FSFR regarding approval of the proposed new investment advisory agreements with Oaktree and the election of the New Director Nominees to their respective boards of directors, or if FSM, FSAM or Fifth Street Holdings, as applicable, materially breach certain obligations under the Asset Purchase Agreement. Finally, if the Asset Purchase Agreement is terminated because either (x) FSM has materially breached its representations, warranties or covenants in such a manner that the conditions to closing cannot be satisfied or (y) FSAM stockholder approval was not obtained on or prior to December 31, 2017 and, within 12 months of termination, FSAM or its affiliates enter into a “Competing Transaction” (as defined in the Asset Purchase Agreement), which is subsequently consummated, then FSM must pay a $9.2 million termination fee to Oaktree (net of any prior expense reimbursement paid by FSM).

Consummation of the proposed transaction is subject to certain conditions, including the approval of the respective stockholders and boards of directors of FSAM, FSC and FSFR. Further conditions include the absence of any law or order restraining the proposed transaction, the termination or expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, at least 75% of the members of the BDCs’ respective boards of directors not being “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of Oaktree or FSM, certain waivers and consents that have been obtained from lenders and joint venture partners to the BDCs remaining in full force and effect, no default occurring under specified debt facilities of the BDCs, the NAV of each of FSC and FSFR not being less than 80% of the NAV for such BDC as of March 31, 2017, the election of the New Director Nominees to the board of directors of each of FSC and FSFR, no material adverse effect having occurred with respect to FSM’s business development company investment advisory business, the repayment in full of certain debentures by and between FSC and the U.S. Small Business Administration and obtaining a payoff letter with respect to the Amended Credit Facility (which will be paid off concurrently with the Closing).

On July 13, 2017, concurrently with the execution of the Asset Purchase Agreement, FSM entered into a letter agreement with Oaktree pursuant to which FSM agreed to reimburse up to $5 million of Oaktree’s transaction expenses incurred in connection with the negotiation, execution and delivery of the Asset Purchase Agreement and the performance by Oaktree of its obligations thereunder if, and at the time, the Closing occurs.

Concurrently with the execution of the Asset Purchase Agreement, FSAM and Oaktree entered into a Noncompetition and Nonsolicitation Agreement, dated as of July 13, 2017, pursuant to which, for a period of three years following the date the Closing occurs, FSAM agreed to specified restrictions on its ability to invest in debt or debt-like preferred equity where the investment opportunity being offered to all offerees exceeds $5 million (subject to certain exceptions). Such restrictions apply for 10 years with respect to investments in business development companies managed by Oaktree or any of its affiliates. FSAM also agreed to restrictions on its ability to solicit for employment any full-time employees of Oaktree or advisors or consultants, who are engaged for a substantial portion of their time by Oaktree, for a period of 3 months after the date the Closing occurs.

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Fifth Street Asset Management Inc.

Notes to Consolidated Financial Statements

(Unaudited)

In connection with the transactions contemplated by the Asset Purchase Agreement, on July 13, 2017, FSAM, Fifth Street Holdings, the TRA Recipients, the Tannenbaum Trust, the Bernard D. Berman 2012 Trust and FSC CT II, Inc. entered into a Waiver and Termination of Tax Receivable Agreement (“TRA Waiver”) pursuant to which the TRA Recipients agreed (i) to irrevocably waive any and all rights to receive tax benefit payments payable at any time under the TRA, including any tax benefit payments that would result from the consummation of the transactions contemplated by the Asset Purchase Agreement other than certain payments accrued for the fiscal year ended December 31, 2016 that have not been paid and (ii) to release FSAM and Fifth Street Holdings from their respective obligations under the TRA. Pursuant to the TRA Waiver, the Principals, FSAM and Fifth Street Holdings also agreed that, effective upon the Closing, the TRA will automatically terminate without any further action required by any party to the TRA Waiver, and all rights and obligations of the parties thereto shall be immediately extinguished.

NewStar Financial Purchase Agreement

On July 1, 2017, Fifth Street Holdings entered into a purchase agreement (the “CLO Purchase Agreement”) with New Star Financial. At the closing of the transactions contemplated thereby on July 20, 2017, NewStar Financial acquired 100% of the limited liability company interests of CLO Management, a wholly-owned subsidiary of Fifth Street Holdings and the collateral manager for CLO I and CLO II, each a collateralized loan obligation in the Company’s senior loan fund strategy, for an aggregate purchase price of $29.0 million less borrowings outstanding at CLO Management, subject to post-closing adjustments for working capital and transactions expenses, which resulted in an aggregate net purchase price of $15.3 million.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included in this Quarterly Report on Form 10-Q and in our annual report on Form 10-K.

Amounts and percentages presented throughout our discussion and analysis of financial condition and results of operations may reflect rounding adjustments and consequently totals may not appear to sum. The highlights listed below have had significant effects on many items within our consolidated financial statements and affect the comparison of the current period’s activity with those of prior periods.

For periods ending prior to June 30, 2017, non-GAAP metrics, including adjusted net income (ANI), assets under management (AUM) and fee-earning AUM, were disclosed as measures of operating performance used by management to analyze our performance. However, given the sale of CLO Management in July 2017 and the pending Oaktree transaction (as described below), we have determined they are no longer meaningful metrics to management or our investors and, accordingly, have not included such measures in this Quarterly Report on Form 10-Q. Upon consummation of the Oaktree transaction, we expect to reevaluate the carrying value of certain assets and liabilities, including but not limited to, prepaid expenses, fixed assets, deferred tax assets, accounts payable and accrued expenses, deferred rent liability, payables to related parties which include the carrying value of the TRA liability and potential lease termination payments in connection with vacating the lease of our corporate headquarters. Such analysis may result in material adjustments in future periods.

Our Business

We are an alternative asset management firm headquartered in Greenwich, CT that provides asset management services to the Fifth Street Funds, which, as of June 30, 2017, consist primarily of FSC and FSFR, both publicly-traded business development companies regulated under the Investment Company Act of 1940, as amended. The funds we manage provide innovative and flexible financing solutions to small and mid-sized companies across their capital structures, primarily in connection with investments by private equity sponsors. We define small and mid-sized companies as those with annual EBITDA between $10 million and $120 million. As of June 30, 2017, our business was conducted through Fifth Street Management and CLO Management, both of which are registered investment advisers under the Advisers Act.

Our direct origination platform is sustained by our relationships with over 175 private equity sponsors. We believe we are differentiated from other alternative asset managers by our structuring flexibility, financial strength and a reputation for delivering on commitments. We provide innovative and customized credit solutions across the capital structure, including one-stop financing, unitranche debt, senior secured debt, mezzanine debt, equity co-investments and venture debt financing. Our platform targets loans for investment of up to $100 million.

On July 1, 2017, Fifth Street Holdings entered into a purchase agreement with New Star Financial, Inc., or NewStar Financial. At the closing of the transactions contemplated thereby on July 20, 2017, NewStar Financial acquired 100% of the limited liability company interests of CLO Management, a wholly-owned subsidiary of Fifth Street Holdings and the collateral manager for funds within our senior loan fund strategy. See “Recent Developments - NewStar Financial Purchase Agreement”. As a result of this transaction, the assets and liabilities of CLO Management have been classified as held for sale as of June 30, 2017. See Note 2 - Significant Accounting Policies - Assets Held for Sale.

On July 13, 2017, we (solely for the purpose set forth therein) and certain subsidiaries signed a definitive asset purchase agreement with Oaktree Capital Management, L.P., or Oaktree, an affiliate of Oaktree Capital Group, LLC (NYSE: OAK), under which Oaktree will become the new investment adviser to the BDCs, subject to the approval of new investment advisory agreements between each of the BDCs and Oaktree by the respective BDC stockholders and satisfaction of certain other closing conditions. The shares of common stock of FSC and FSFR owned by Fifth Street Holdings L.P. are not included in this transaction. The transaction is expected to be completed in the fourth quarter of 2017. See “Recent Developments - Oaktree Asset Purchase Agreement.”

We have begun the process of winding down FSOF and returning invested capital to investors.  We currently expect this wind-down to be completed by September 2017, following which the investment management agreement with FSOF will be terminated.

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Organization

We provide asset management services to the Fifth Street Funds, which consist primarily of our BDCs. We conduct all of our operations through our consolidated subsidiaries, FSM, CLO Management and FSCO GP.

Our primary sources of revenues are management fees, primarily from the BDCs, which are driven by the amount of the assets under management and quarterly investment performance of the Fifth Street Funds. We conduct substantially all of our operations through one reportable segment that provides asset management services to the Fifth Street Funds. We generate all of our revenues in the United States.

Reorganization

In anticipation of our initial public offering, or IPO, that closed on November 4, 2014, FSAM was incorporated in Delaware on May 8, 2014 as a holding company with its primary asset expected to be a limited partnership interest in Fifth Street Holdings. Fifth Street Holdings was formed on June 27, 2014 by principals of FSM as a Delaware limited partnership. Prior to the transactions described below, the Principals were the general partners and limited partners of Fifth Street Holdings. Fifth Street Holdings has a single class of limited partnership interests, or Holdings LP Interests. Immediately prior to the IPO:

•	The Principals contributed their general partnership interests in Fifth Street Holdings to FSAM in exchange for 100% of FSAM’s Class B common stock;
•	The members of FSM contributed 100% of their membership interests in FSM to Fifth Street Holdings in exchange for Holdings LP Interests; and
•	The members of FSCO GP, a Delaware limited liability company, formed on January 6, 2014 to serve as the general partner of FSOF, contributed 100% of their membership interests in FSCO GP to Fifth Street Holdings in exchange for Holdings LP Interests.

These collective actions are referred to herein as the “Reorganization.”

Initial Public Offering

On November 4, 2014, FSAM issued 6,000,000 shares of Class A common stock in the IPO at a price of $17.00 per common share. The proceeds totaled $95.9 million, net of underwriting commissions of $6.1 million. The proceeds were used to purchase a 12.0% limited partnership interest in Fifth Street Holdings.

Immediately following the Reorganization and the closing of the IPO on November 4, 2014:

•	The Principals held 42,856,854 shares of FSAM Class B common stock and 42,856,854 Holdings LP Interests;
•	FSAM held 6,000,000 Holdings LP Interests and the former members of FSM and FSCO GP, including the Principals, held 44,000,000 Holdings LP Interests; and
•	The Principals, through their holdings of FSAM Class B common stock in the aggregate, had approximately 97.3% of the voting power of FSAM’s common stock.

Upon the completion of the Reorganization and the IPO, FSAM became the general partner of Fifth Street Holdings and acquired a 12.0% limited partnership interest in Fifth Street Holdings. Fifth Street Holdings and its wholly-owned subsidiaries (including FSM, CLO Management and FSCO GP) are consolidated by FSAM in its consolidated financial statements. The portion of net income attributable to the limited partners of Fifth Street Holdings, excluding FSAM, is recorded as “Net income attributable to non-controlling interests” on the Consolidated Statements of Operations.

Exchange Agreement and Tax Receivable Agreement

In connection with the Reorganization, FSAM entered into an exchange agreement with the limited partners of Fifth Street Holdings that granted each limited partner of Fifth Street Holdings, and certain permitted transferees, the right, beginning two years after the closing of the IPO and subject to vesting and minimum retained ownership requirements, on a quarterly basis, to exchange such person’s Holdings LP Interests for shares of Class A common stock of FSAM, on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications, which are collectively referred to as the Exchange Agreement. As a result, each limited partner of Fifth Street Holdings, over time, has the ability to convert his or her illiquid ownership interests in Fifth Street Holdings into Class A common stock of FSAM, which can more readily be sold in the public markets.

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On January 4, 2017, pursuant to the terms of the Exchange Agreement, a director of the Company and certain other Holdings Limited Partners exchanged an aggregate of 8,772,450 Holdings LP Interests of Fifth Street Holdings for shares of the Company’s Class A common stock on a one-for-one basis and, in the case of the Principals, submitted to the Company 8,571,370 shares of the Company’s Class B common stock for cancellation.

As of June 30, 2017 and December 31, 2016, we held approximately 30.8% and 13.0% of Fifth Street Holdings, respectively. Our percentage ownership in Fifth Street Holdings will continue to change as Holdings LP Interests are exchanged for our Class A common stock or when we otherwise issue or repurchase our common stock.

Our purchase of Holdings LP Interests concurrent with its IPO, and the subsequent and future exchanges by holders of Holdings LP Interests for shares of our Class A common stock pursuant to the Exchange Agreement are expected to result in increases in its share of the tax basis of the tangible and intangible assets of Fifth Street Holdings, which will increase the tax depreciation and amortization deductions that otherwise would not have been available to us. These increases in tax basis and tax depreciation and amortization deductions are expected to reduce the amount of cash taxes that we would otherwise be required to pay in the future. As of June 30, 2017, we were party to a tax receivable agreement, or TRA, with certain limited partners of Fifth Street Holdings, or the TRA Recipients, that requires us to pay the TRA Recipients 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize (or, under certain circumstances, are deemed to realize) as a result of the increases in tax basis in connection with exchanges by the TRA Recipients described above and certain other tax benefits attributable to payments under the tax receivable agreement. In connection with the exchange of Holdings LP Interests on January 4, 2017, we recorded a deferred tax asset in the amount of $30,599,203 and an additional payable to the TRA Recipients of $26,009,323 with a corresponding increase in additional paid-in capital of $4,589,880. See Recent Developments for a discussion of the status of the TRA as it relates to the Oaktree transaction.

Basis of Presentation

We have prepared our consolidated financial statements in accordance with GAAP and pursuant to the rules and regulations of the SEC and the requirements for reporting on Form 10-Q and Regulation S-X. All significant intercompany transactions and balances have been eliminated in consolidation.

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The diagram below depicts our organizational structure as of June 30, 2017:

(1)	Shares of our Class A common stock, which were issued to the public in our IPO, entitle holders to one vote per share and economic rights (including rights to dividends and distributions upon liquidation).
(2)	Shares of our Class B common stock, which are held by our Principals, entitle holders to five votes per share, but have no economic rights.
(3)	Holdings Limited Partners, pursuant to the Exchange Agreement and subject to vesting and minimum retained ownership requirements and transfer restrictions, may exchange their Holdings LP Interests, beginning November 6, 2016, for shares of our Class A common stock.
(4)	FSCO GP is the general partner of FSOF, our hedge fund, and is entitled to receive an annual performance allocation from FSOF based on the performance of such fund. Fifth Street Management is the investment adviser to FSOF.
(5)	The direct subsidiaries of Fifth Street Management are FSC CT LLC, FSC LLC, FSC Midwest LLC and FSC Florida LLC. As of June 30, 2017, FSM owned approximately 1% of the CLO I notes and CLO Management owned approximately 5% of the CLO II notes. FSC CT LLC is the primary employer of our employees located in Connecticut and is the tenant to our Connecticut headquarters lease and performs certain administrative functions for our business. FSC LLC is the owner of Fifth Street Capital West LLC. FSC Midwest LLC, Fifth Street Capital West LLC and FSC Florida LLC employ certain of our employees, are tenants under certain of our office leases and perform certain other administrative functions for our business.
(6)	As of June 30, 2017, CLO Management served as the collateral manager to CLO I and CLO II.

Market Conditions, Trends and Other Developments Affecting our Business

Our results of operations are affected by a variety of factors, including economic conditions particularly in the United States, interest rates and financial markets. During 2016, financial markets experienced a broad based rally which included compressing interest rate credit spreads and expectations that the U.S. Federal Open Markets Committee would continue to increase interest rates. Investors generally sought higher yielding assets in response to these events.

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Middle market sponsored loan volume in 2016 remained soft. Higher valuations dampen private equity sponsored investor interest. In addition, continuing interest among investors in allocating capital to private debt has produced an abundance of liquidity chasing too few deals and more spread tightening. However, we continue to believe in the opportunity for lenders with flexible, long-term capital to invest in deals with strong risk adjusted returns.

The market has also experienced some pressure from investors on fee levels. In response, we may also modify fee structures with our existing investment vehicles, including our BDCs, to remain competitive. For example, we further amended and restated the investment advisory agreement by and between FSC and FSM, or, as amended, the FSC Investment Advisory Agreement, which, effective as of January 1, 2017, (i) decreased the quarterly preferred return to 1.75% on the income portion of the incentive fee and (ii) implemented a total return requirement that may decrease the incentive fee payable to Fifth Street Management by 25% per quarter to the extent that FSC’s cumulative incentive fees over a lookback period of up to 12 quarters exceed 20.0% of FSC’s cumulative net increase in net assets resulting from operations.

In order to enhance our liquidity position and in an effort to divest of non-core business lines, we sold CLO Management in July 2017. Additionally, we have begun the process of winding down FSOF and returning invested capital to investors.  We currently expect this wind-down to be completed by September 2017, following which the investment management agreement with FSOF will be terminated. We cannot assure you that this wind-down will be completed on a timely basis or on attractive terms, or at all, or that such action will improve our financial condition or results of operations.

Revision of Financial Statements

Refer to Note 2 of the consolidated financial statements for a summary of the amounts and financial statement line items impacted by the Revision.

Overview of Results of Operations

   Revenues

For the three months ended June 30, 2017 and 2016, 87.7% and 92.0%, respectively, of our revenues came from management fees (including 29.1% and 39.2%, respectively, of Part I Fees) from the BDCs and private funds. For the six months ended June 30, 2017 and 2016, 87.7% and 90.9%, respectively, came from management fees (including 25.6% and 33.2%, respectively, of Part I Fees) from the BDCs and private funds.

   Management Fees

Base Management Fees

Prior to January 1, 2016, pursuant to the FSC Investment Advisory Agreement, we earned an annual base management fee of 2.0% of the value of FSC’s gross assets, which included any borrowings for investment purposes and excluded cash and cash equivalents. Such base management fee was calculated based on the value of FSC’s gross assets at the end of its most recently completed fiscal quarter. The base management fee is payable quarterly in arrears and the fee for any partial month or quarter is appropriately prorated.

On January 19, 2016, we amended and restated the FSC Investment Advisory Agreement to reduce the base management fee payable to us on gross assets, excluding cash and cash equivalents, from 2.00% to 1.75% effective as of January 1, 2016. On March 20, 2017, we further amended and restated the FSC Investment Advisory Agreement, which, effective as of January 1, 2017, (i) decreased the quarterly preferred return to 1.75% on the income portion of the incentive fee and (ii) implemented a total return requirement that may decrease the incentive fee payable to Fifth Street Management by 25% per quarter to the extent that FSC’s cumulative incentive fees over a lookback period of up to 12 quarters exceed 20.0% of FSC’s cumulative net increase in net assets resulting from operations.

Pursuant to the investment advisory agreement between FSM and FSFR, or the FSFR Investment Advisory Agreement, we earn an annual base management fee of 1.0% of the value of FSFR’s gross assets, which includes any borrowings for investment purposes and excludes cash and cash equivalents. Such base management fee is calculated based on the average value of FSFR’s gross assets at the end of its two most recently completed quarters. The base management fee is payable quarterly in arrears and the fee for any partial month or quarter is appropriately prorated.

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Pursuant to our investment management agreement with FSOF, we are entitled to receive a quarterly management fee from FSOF that is calculated and payable in advance at an annualized rate of approximately 1.0% of the value of a limited partner’s investment, based on investment class and excluding affiliates, in FSOF. Capital contributed or withdrawn from FSOF during a quarter is charged a ratable portion of the management fee for the period invested.

Pursuant to CLO Management’s investment management agreements with our senior loan funds, as of June 30, 2017 we were entitled to receive quarterly management fees from CLO I and CLO II that are calculated and payable in arrears pursuant to a “waterfall” structure. Under this “waterfall” structure, we are entitled to receive a senior collateral management fee at an annualized rate, for both CLO I and CLO II, of 0.25% of the average principal balance during the period and a subordinated collateral management fee at an annualized rate of 0.15%, for CLO I, and 0.13%, for CLO II, of the average principal balance during the period, in each case to the extent there were sufficient funds available for distribution at the applicable level in the hierarchy.

In the case of our separately managed accounts, the investor, rather than us, may control the assets or investment vehicle that holds or has custody of the related investments. Fifth Street Management serves as the investment adviser for our existing SMA, which closed in January 2016. Pursuant to our arrangements for this SMA, we will earn base management fees between 0.50% and 0.75% of invested capital, based on the level of investments.

Part I Fees

Pursuant to the FSC Investment Advisory Agreement and the FSFR Investment Advisory Agreement, we earn Part I Fees that are calculated and payable quarterly in arrears based on each BDC’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding fiscal quarter. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of each BDC’s net assets at the end of the immediately preceding fiscal quarter, will be compared to a specified “hurdle rate” or “preferred return” per quarter, subject to a “catch-up” provision measured as of the end of each fiscal quarter. The BDCs’ net investment income used to calculate this part of the Part I Fee is also included in the amount of its gross assets used to calculate the base management fee. Such fees are not subject to repayment (or clawback) and are cash settled each quarter.

Pursuant to the FSC Investment Advisory Agreement, the Part I Fee with respect to FSC’s Pre-Incentive Fee Net Investment Income for each quarter through December 31, 2016 was as follows:

•	no Part I Fee is payable to Fifth Street Management in any fiscal quarter in which FSC’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 2.0%, or the “preferred return” or “hurdle”;
•	100% of FSC’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 2.5% in any fiscal quarter is payable to Fifth Street Management. This portion of FSC’s Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to 2.5%) is referred to as the “catch-up.” The “catch-up” provision is intended to provide Fifth Street Management with an incentive fee of 20% on all of FSC’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when its Pre-Incentive Fee Net Investment Income exceeds 2.5% in any fiscal quarter; and
•	20% of the amount of FSC’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.5% in any fiscal quarter is payable to Fifth Street Management once the hurdle is reached and the catch-up is achieved.

Pursuant to the FSC Investment Advisory Agreement, effective beginning with FSC’s fiscal quarter that commenced on January 1, 2017, calculation of the Part I incentive fee for each quarter is as follows:

•	No Part I Fee is payable to Fifth Street Management in any fiscal quarter in which FSC’s pre-incentive fee net investment income does not exceed the preferred return rate of 1.75%, or the Preferred Return on net assets;
•	100% of FSC’s pre-incentive fee net investment income, if any, that exceeds the Preferred Return but is less than or equal to 2.1875% in any fiscal quarter is payable to Fifth Street Management. This portion of FSC’s subordinated incentive fee on income is referred to as the “catch up” and is intended to provide Fifth Street Management with a Part I Fee of 20% on all of FSC’s pre-incentive fee net investment income when FSC’s pre-incentive fee net investment income reaches 2.1875% on net assets in any fiscal quarter; and

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•	For any quarter in which FSC’s pre-incentive fee net investment income exceeds 2.1875% on net assets, the Part I Fee is equal to 20% of the amount of FSC’s pre-incentive fee net investment income, as the Preferred Return and catch-up will have been achieved.

Effective as of January 1, 2017, in the event the cumulative subordinated incentive fee on income accrued for the Lookback Period (after giving effect to any reduction(s) pursuant to this paragraph for any prior fiscal quarters of the Lookback Period but not the quarter of calculation) exceeds 20.0% of the cumulative net increase in net assets resulting from operations during the Lookback Period, then the Part I Fee for the quarter shall be reduced by an amount equal to (1) 25% of the Part I Fee calculated for such quarter (prior to giving effect to any reduction pursuant to this paragraph) less (2) any base management fees waived by Fifth Street Management for such fiscal quarter. For this purpose, the “cumulative net increase in net assets resulting from operations” is an amount, if positive, equal to the sum of pre-incentive fee net investment income, base management fees, realized gains and losses and unrealized capital appreciation and depreciation of FSC for the Lookback Period. “Lookback Period” means (1) through December 31, 2019, the period which commences on January 1, 2017 and ends on the last day of the fiscal quarter for which the subordinated incentive fee on income is being calculated, and (2) after December 31, 2019, the fiscal quarter for which the subordinated incentive fee on income is being calculated and the eleven preceding fiscal quarters.

Pursuant to the FSFR Investment Advisory Agreement, the Part I Fee with respect to FSFR’s Pre-Incentive Fee Net Investment Income for each quarter is as follows:

•	no Part I Fee is payable to Fifth Street Management in any fiscal quarter in which FSFR’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 1.5%, or the “preferred return” or “hurdle”;
•	50% of FSFR’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 2.5% in any quarter is payable to Fifth Street Management. This portion of FSFR’s Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to 2.5%) is referred to as the “catch-up.” The “catch-up” provision is intended to provide Fifth Street Management with an incentive fee of 20% on all of FSFR’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when its Pre-Incentive Fee Net Investment Income exceeds 2.5% in any quarter; and
•	20% of the amount of FSFR’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.5% in any quarter is payable to Fifth Street Management once the hurdle is reached and the catch-up is achieved.

Performance Fees

Pursuant to the FSC Investment Advisory Agreement and the FSFR Investment Advisory Agreement, we also earn Part II Fees, which are determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement, as of the termination date) and equal 20% of each BDC’s realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Part II Fees.

FSCO GP, FSOF’s general partner, is entitled to receive an annual performance allocation from FSOF, generally ranging from 15% to 20% of the increase in value of a limited partner’s investment, if any, subject to a loss carryover based on investment class and excluding affiliates. Pursuant to the loss carryover, no performance allocation will be charged on an investor’s investment unless the value of such investment (net of any losses, for all years since admission) exceeds the higher of the following amounts: (i) the highest value of such investment through the close of any year since admission; and (ii) the value of such investor’s investment on the date of admission. The performance allocation is generally calculated and allocated at the end of each fiscal year or upon a withdrawal occurring prior to the end of any fiscal year. Withdrawals by an investor will result in a proportional reduction of any loss carryover.

Performance fees may be subject to reversal to the extent that the performance fees recorded exceed the amount due to the general partner or investment manager based on a fund’s cumulative investment returns.

As compensation for the performance of its obligations under the CLOs’ collateral management agreements, as of June 30, 2017 Fifth Street Management was entitled to receive a collateral management incentive fee after the subordinated debt issued by each respective CLO has realized a specified internal rate of return.

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Other Fees

FSC CT LLC is party to administration agreements with our BDCs and Fifth Street Management under which we provide administrative services for our BDCs and private funds, including office facilities and equipment, and clerical, bookkeeping and recordkeeping services at such facilities. Under the administration agreements, we also perform or oversee the performance of our BDCs’ and private funds’ required administrative services, which includes being responsible for the financial records which our BDCs and private funds are required to maintain and preparing reports to our BDCs’ stockholders and reports filed with the SEC. In addition, we assist each of our BDCs in determining and publishing its net asset value, overseeing the preparation and filing of its tax returns and the printing and dissemination of reports to each of our BDC’s stockholders, and generally overseeing the payment of each of our BDC’s and private fund’s expenses and the performance of administrative and professional services rendered to such BDC or private fund by others. For providing these services, facilities and personnel, the private funds reimburse us the allocable portion of direct fund expenses paid on their behalf and the BDCs reimburse us the allocable portion of direct expenses, as well as overhead and other expenses incurred by us in performing our obligations under the administration agreements, including rent and such BDC’s allocable portion of the costs of compensation and related expenses of such BDC’s chief financial officer and chief compliance officer and their staffs. Such reimbursement is at cost with no profit to, or markup by, us. These reimbursements are included in Revenues - Other fees in the consolidated statements of operations and the expenses are included in Compensation and benefits and General, administrative and other expenses. We may also provide, on our BDCs’ behalf, managerial assistance to such BDC’s portfolio companies. Each of the administration agreements may be terminated by either us or the applicable BDC without penalty upon 60 days’ written notice to the other party.

   Expenses

Compensation and benefits.  Compensation generally includes salaries, bonuses, severance and equity-based compensation charges. Bonuses are accrued over the service period to which they relate.

General, administrative and other expenses.  General, administrative and other expenses primarily include costs related to professional services, occupancy and overhead expenses, insurance expense, travel and related expenses, communication and information systems and other general operating items.

Depreciation and amortization.  Depreciation of furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives of the respective assets (three to eight years). Amortization of improvements to leased properties is computed using the straight-line method based upon the initial term of the applicable lease or the estimated useful life of the improvements, whichever is shorter, and ranges from five to 10 years.

Income taxes.  The portion of our income attributable to Fifth Street Asset Management Inc. and other taxable entities within the post-IPO structure are subject to U.S. federal, state and local income taxes and is taxed at the prevailing corporate tax rates.

Our effective tax rate includes a rate benefit attributable to the fact that certain of our subsidiaries operate as a series of pass-through entities which are not themselves subject to federal income tax. As a result of the Reorganization, certain subsidiaries were converted from pass-through entities to taxable entities. Accordingly, the portion of our subsidiaries’ earnings attributable to non-controlling interests are subject to tax when reported as a component of the non-controlling interests’ taxable income on their individual tax returns.

   Net income attributable to non-controlling interests

Net income attributable to non-controlling interests represents the ownership interests that certain third parties hold in entities that are consolidated in the financial statements as well as the ownership interests in Fifth Street Holdings that are held by limited partners other than FSAM. The allocable share of income and expense attributable to these interests is accounted for as net income attributable to non-controlling interests.

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Results of Operations

Three months ended June 30, 2017 compared to three months ended June 30, 2016

Revenues

Management fees.  Total management fees were $14.1 million for the three months ended June 30, 2017, which represented a $7.2 million, or 33.8%, decrease from $21.3 million for the three months ended June 30, 2016. The decrease in management fees was primarily due to lower levels of fee-earning assets and pre-incentive fee net investment income at FSC.

Other fees.  Other fees were $1.8 million for the three months ended June 30, 2017, which represented a $0.02 million, or 1.0%, increase from $1.8 million for the three months ended June 30, 2016. The increase was primarily due to slightly higher level of allocable direct fund expenses and general and administrative expenses by us to the Fifth Street BDCs and private funds pursuant to the administration agreements.

Expenses

Compensation and benefits.  Compensation and benefits was $5.6 million for the three months ended June 30, 2017, which represented a $3.3 million, or 36.8%, decrease from $8.9 million for the three months ended June 30, 2016. The decrease was primarily due to an 18% reduction in headcount, partially offset by an increase in severance of $1.0 million in the current period.

General, administrative and other.  General, administrative and other expenses were $13.5 million for the three months ended June 30, 2017, which represented a $3.4 million, or 33.9%, increase from $10.1 million for the three months ended June 30, 2016. The increase was primarily due to professional fees incurred in connection with the Oaktree and NewStar Financial transactions, partially offset by lower litigation and other non-recurring professional fees in the current period.

Depreciation and amortization.  Depreciation and amortization expense was $0.3 million for the three months ended June 30, 2017, which represented a $2.8 million, or 89.9%, decrease from $3.2 million for the three months ended June 30, 2016. The decrease was attributable to accelerated depreciation on a portion of the leasehold improvements at our corporate headquarters in Greenwich, Connecticut in the prior period.

Other income (expense)

For the three months ended June 30, 2017 and June 30, 2016, other income (expense), net was $(0.8) million and $10.2 million, respectively. This decrease was due primarily to other income (expense) items in the prior year including a $2.0 million gain on extinguishment of debt, an adjustment of the TRA liability for tax rate change in the amount of $7.5 million and net recoveries of legal fees from our insurance carriers in the amount of $3.0 million, partially offset by the net losses on derivatives in the amount of $3.2 million.

Provision (benefit) for income taxes

The income tax provision (benefit) was $(0.4) million and $7.1 million, for the three months ended June 30, 2017 and June 30, 2016, respectively. The decrease is primarily due to one-time adjustment of $6.3 million in the prior year relating to certain changes to Connecticut state tax law that were passed in May 2016. If the Oaktree transaction is consummated, we expect to establish a valuation allowance since we may not realize the full tax benefits from our deferred tax assets which would increase income tax expense in a future period.

Net income (loss)

Net loss was $(3.9) million for the three months ended June 30, 2017, which represented a $8.0 million, or 196.0%, decrease from net income of $4.1 million for the three months ended June 30, 2016. The decrease was primarily due to the income and expense variances discussed above.

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Six months ended June 30, 2017 compared to six months ended June 30, 2016

Revenues

Management fees.  Total management fees were $27.6 million for the six months ended June 30, 2017, which represented a $10.7 million, or 28.0%, decrease from $38.4 million for the six months ended June 30, 2016. The decrease in management fees was primarily due to lower levels of fee-earning assets and pre-incentive fee net investment income at FSC.

Other fees.  Other fees were $3.9 million for the six months ended June 30, 2017, which represented a $0.1 million, or 3.9%, increase from $3.7 million for the six months ended June 30, 2016. The increase was primarily due to slightly higher level of allocable direct fund expenses and general and administrative expenses by us to the Fifth Street BDCs and private funds pursuant to the administration agreements.

Expenses

Compensation and benefits.  Compensation and benefits was $12.1 million for the six months ended June 30, 2017, which represented a $5.5 million, or 31.2%, decrease from $17.6 million for the six months ended June 30, 2016. The decrease was primarily due to an 18% reduction in headcount, partially offset by an increase in severance of $0.8 million in the current year period.

General, administrative and other.  General, administrative and other expenses were $18.6 million for the six months ended June 30, 2017, which represented a $1.2 million, or 7.1%, increase from $17.4 million for the six months ended June 30, 2016. The increase was primarily due to professional fees incurred in connection with the Oaktree and NewStar Financial transactions, partially offset by lower litigation and other non-recurring professional fees in the current period.

Depreciation and amortization.  Depreciation and amortization expense was $0.6 million for the six months ended June 30, 2017, which represented a $2.9 million, or 82.2%, decrease from $3.6 million for the six months ended June 30, 2016. The decrease was attributable to previously accelerated depreciation on a portion of the leasehold improvements at our corporate headquarters in Greenwich, Connecticut.

Other income (expense)

For the six months ended June 30, 2017 and June 30, 2016, other income (expense), net was $5.6 million and ($3.6 million), respectively. This increase was due primarily to a $2.7 million increase in income from equity method investments and net incremental insurance recoveries of $1.3 million in the current year, a loss on investor settlement of $10.4 million in the prior year and net losses on derivatives in the amount of $7.9 million in the prior year, partially offset by increased interest expense of $1.1 million due to increased borrowings and interest rate on our credit facility, an unrealized gain on MMKT Notes of $2.6 million in the prior year, a gain on extinguishment of debt of $2.0 million in the prior year and an adjustment of the TRA liability for tax rate change in the amount of $7.5 million in the prior year.

Provision (benefit) for income taxes

The income tax provision (benefit) was $0.9 million and $7.0 million, respectively, for the six months ended June 30, 2017 and June 30, 2016. The decrease is primarily due to a discrete adjustment of $6.3 million in the prior year relating to certain changes to Connecticut state tax law that were passed in May 2016.

Net income (loss)

Net income was $4.8 million for the six months ended June 30, 2017, which represented an $11.8 million, or 170.0%, increase from a net loss of ($6.9 million) for the six months ended June 30, 2016. The increase was primarily due to the income and expense variances discussed above.

Liquidity and Capital Resources

Historically, our sources of liquidity have been cash flows from operations, net borrowings, distributions received from our investments in beneficial interests in CLOs and distributions from our investments in equity method investments. As of June 30, 2017, our primary sources of cash from our operations included management and administration fees, primarily generated from our BDCs, which are collected quarterly and distributions of earnings from our investments in equity method investees. Due to the Oaktree and NewStar Financial transactions, our future sources of cash will likely change beginning with the quarter ending September 30, 2017. As of June 30, 2017, we do not have any additional borrowing capacity under our Credit Facility, and accordingly, net borrowings are no longer a source of liquidity. Following the closing of the Oaktree transaction, our primary sources of liquidity are expected to be proceeds from the transaction, dividends received from equity method investees, and proceeds from the sale of our investments in equity method investees. In this regard, the FSC and FSFR Boards of Directors announced in 2017 reduced distribution levels, which in turn, will reduce the amount of cash distributions received by us.

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We expect that our primary liquidity needs will continue to be to (1) pay operating expenses, including cash compensation to our employees and expenses related to legal matters, (2) repay borrowings and related interest costs, and (3) pay income taxes and make required payments under the tax receivable agreement prior to its anticipated termination in connection with the closing of the Oaktree transaction. In addition, to the extent that cash flows are sufficient to fund distributions to our stockholders and to the extent we are permitted to make distributions under our Credit Facility, we may make distributions to our stockholders in accordance with our distribution policy. However, as of June 30, 2017, our Credit Facility generally restricts the payment of any dividends or distributions to the limited partners of Fifth Street Holdings, including FSAM, other than certain limited exceptions, including tax distributions.

Cash Flows

Six months ended June 30, 2017 compared to six months ended June 30, 2016

Net cash provided by (used in) operating activities was $11.3 million for the six months ended June 30, 2017, which represented a $17.4 million increase from $(6.1) million for the six months ended June 30, 2016. The increase was primarily due to the timing of the collection of management fees in the prior period and an increase in accounts payable and accrued expenses related to transaction costs in the current year.

Net cash provided by (used in) investing activities was $2.8 million for the six months ended June 30, 2017, which represented a $21.7 million increase from $(18.9) million for the six months ended June 30, 2016. The increase was primarily due to $20.9 million of net purchases of equity method investments in the prior period.

Net cash provided by (used in) financing activities was $(18.5) million for the six months ended June 30, 2017, which represented a $35.0 million decrease from $16.5 million for the six months ended June 30, 2016. The decrease was primarily due to $22.0 million of net borrowings under our Credit Facility in the prior year and $9.0 million of incremental distributions to Holdings limited partners in the current period.

Share Repurchase Program

On May 11, 2015, our Board of Directors authorized a share repurchase program of up to $20.0 million of our Class A common stock. Under the repurchase program, we are authorized to repurchase shares through open market purchases or block trades, as conditions permit and in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The repurchase program was reauthorized by our Board of Directors on May 11, 2016 for the repurchase of up to $20.0 million of our Class A common stock and terminated on May 11, 2017. For the six months ended June 30, 2017 and 2016, there were no repurchases.

Credit Facility

On November 4, 2014, Fifth Street Holdings entered into a credit agreement for a revolving credit facility, or, as subsequently amended and restated, the Credit Facility, that was jointly led by Morgan Stanley Senior Funding, Inc. and Sumitomo Mitsui Banking Corporation. On February 29, 2016, Fifth Street Holdings entered into an amendment to the Credit Facility to reduce the aggregate revolver commitments of the lenders under the Original Credit Agreement from $176 million to $146 million and provide, among other things, that certain risk retention debt incurred by subsidiaries engaged solely in managing collateralized loan obligations shall be permitted debt and excluded from certain financial covenant calculations, including leverage and interest coverage ratios.

On May 11, 2017, Fifth Street Holdings entered into a supplement to an earlier amendment to the Credit Facility to, among other things, (i) provide that the assets under management of any CLO management subsidiary shall not be excluded from the calculation of assets under management until after June 30, 2017, (ii) reduce the aggregate revolver commitments of the lenders from $146 million to $100 million, (iii) restrict Fifth Street Holdings from making future requests for advances under the Credit Facility, (iv) generally restrict the payment of any dividends or distributions to the limited partners of Fifth Street Holdings, including FSAM, other than certain limited exceptions, including tax distributions (v) require that 75% of the net proceeds (after applicable taxes, fees and expenses) of any non-ordinary course sale of any asset, including our CLO management business, be used to prepay amounts outstanding under the Credit Facility and (vi) require that Fifth Street Holdings and the other loan parties pledge their unencumbered assets to secure the obligations under the Credit Facility by June 30, 2017.

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On May 15, 2017, Fifth Street Holdings entered into the Limited Guaranty and Contribution Agreement, or the Limited Guaranty, with Mr. Leonard Tannenbaum, a limited partner of Fifth Street Holdings, whereby, in the event of an acceleration of the Credit Facility, Mr. Tannenbaum agreed to backstop any shortfall in the funds and assets available to Fifth Street Holdings and the other guarantors to repay the outstanding obligations under the Credit Facility, in the form of an equity contribution or a loan to Fifth Street Holdings. In exchange, Fifth Street Holdings agreed to pay Mr. Tannenbaum reasonable consideration in amounts to be determined by the audit committee of our board of directors. The Limited Guaranty will terminate upon the earliest to occur of (i) August 15, 2018, (ii) the mutual agreement of the parties (subject to approval of the majority of our independent directors), (iii) repayment of the Credit Facility, (iv) any change of control of Fifth Street Holdings or FSAM and (v) any material amendment, waiver or other modification of the Credit Facility.

On June 30, 2017, Fifth Street Holdings entered into an amended and restated credit agreement, or the Amended Credit Facility, with the guarantors party thereto, the lenders party thereto, Sumitomo Mitsui Banking Corporation, as administrative agent, and Cortland Capital Market Services LLC, as collateral agent. As amended and restated, the Amended Credit Facility is a $100 million term loan facility that matures on August 1, 2019 or when amounts owing under the Amended Credit Facility otherwise become due and payable under the terms of the credit agreement. As amended and restated, the Amended Credit Facility provides for monthly amortization of amounts owing under the facility beginning on January 1, 2018 at a rate of 5.0% of the aggregate amount outstanding as of January 1, 2018, subject to certain reductions. The Limited Guaranty was terminated in connection with the execution of the Amended Credit Facility. We did not make any payments to Mr. Tannenbaum thereunder.

Until January 1, 2018, borrowings under the Credit Facility bear interest at a variable rate based on either LIBOR or a base rate plus an applicable margin, which is subject to change based on a total leverage ratio. As of June 30, 2017, borrowings under the Credit Facility accrued interest, at Fifth Street Holdings’ option, at an annual rate of either LIBOR plus 3.0% or a base rate plus 2.0%. After January 1, 2018, borrowings under the Credit Facility will bear interest, at Fifth Street Holdings’ option, at an annual rate of either LIBOR plus 5.0% or a base rate plus 4.0%. The Credit Facility is secured by substantially all of the assets of Fifth Street Holdings and certain subsidiaries of Fifth Street Holdings.

As of June 30, 2017 and December 31, 2016, we had $100.0 million and $102.0 million of outstanding borrowings under the Credit Facility, respectively.

Risk Retention Term Loan

On September 28, 2015, CLO Management, our wholly-owned, consolidated subsidiary, entered into a Risk Retention Term Loan with certain lenders party thereto from time to time and Natixis, New York Branch, as administrative agent and joint lead arranger, and Bleachers Finance 1 Limited as syndication agent and joint lead arranger to provide financing for its purchase of up to $17.0 million of CLO II senior notes at a variable rate based on either LIBOR or a base rate plus an applicable margin. Borrowings under the Risk Retention Term Loan totaled $17.0 million, of which $13.0 million remained outstanding as of June 30, 2017, and accrued interest at a rate based on the interest rate on the financed notes. The weighted current cost basis of the Risk Retention Term Loan was 4.23% as of June 30, 2017, and the facility matures on September 29, 2027. The Risk Retention Term Loan contains customary affirmative and negative covenants for agreements of this type, including financial maintenance requirements, delivery of financial and other information, compliance with laws, further assurances and limitations with respect to indebtedness, liens, fundamental changes, restrictive agreements, dispositions of assets, acquisitions and other investments, conduct of business and transactions with affiliates. We were in compliance with all covenants under the Risk Retention Term Loan as of June 30, 2017.

In connection with the sale of CLO Management, the Risk Retention Term Loan was assumed by NewStar Financial, and accordingly, it was transferred to liabilities associated with assets held for sale in our financial statements as of June 30, 2017.

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Dividend Policy

We are a holding company and have no material assets other than our approximately 30% limited partnership interest in Fifth Street Holdings and our controlling interest and related rights as its sole general partner. As a result, we depend upon distributions from our subsidiaries to pay any dividends that our Board of Directors may declare to be paid to the holders of our Class A common stock. When our Board of Directors declares dividends, we will cause Fifth Street Holdings to make distributions to us in an amount sufficient to cover the dividends declared subject to the terms of our Credit Facility. Our dividend policy has certain risks and limitations, particularly with respect to liquidity. We may not pay dividends to the holders of our Class A common stock in amounts that have been paid to them in the past, or at all, if, among other things, we do not have the cash necessary to pay our intended dividends. To the extent we do not have cash on hand sufficient to pay dividends in the future or the terms of our Credit Facility limit the ability to pay such dividends, we may decide not to pay dividends. By paying cash dividends rather than investing that cash in our future growth, we risk not having a sufficient amount of cash to fund our operations or unanticipated capital expenditures, should the need arise.

We expect to distribute as dividends to holders of our Class A common stock, such amounts as may be permissible under the terms of our Credit Facility, net of applicable corporate taxes and amounts payable under the TRA. We intend to fund our dividends from our portion of distributions made to us by Fifth Street Holdings which, in turn, will fund its distributions to us from distributions that it receives from its subsidiaries. Our ability to pay dividends is subject to our Board of Directors’ discretion and may be limited by our holding company structure and applicable provisions of Delaware law.

Under the Delaware General Corporation Law, or the DGCL, we may only pay dividends from legally available surplus or, if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Surplus is defined as the excess of a company’s total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. Under the DGCL, our Board of Directors can use the fair value of assets and liabilities, rather than book value, in making this determination. Under the Delaware Limited Partnership Act, Fifth Street Holdings may not make a distribution to a partner if, after the distribution, all its liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of our assets. If Fifth Street Holdings were to make such an impermissible distribution, any limited partner who received a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Partnership Act would be liable to Fifth Street Holdings for the amount of the distribution for three years.

The following table reflects the dividends per share that we have declared on our Class A common stock from January 1, 2015 through June 30, 2017:

Date Declared	Record Date	Payment Date	Amount per Share	Cash Distribution
January 15, 2015	March 31, 2015	April 15, 2015	$0.30	$1.8 million
May 11, 2015	June 30, 2015	July 15, 2015	0.17	1.0 million
August 10, 2015	September 30, 2015	October 15, 2015	0.17	1.0 million
November 23, 2015	December 31, 2015	January 15, 2016	0.17	1.0 million
March 14, 2016	March 31, 2016	April 15, 2016	0.10	0.6 million
May 11, 2016	June 30, 2016	July 15, 2016	0.10	0.6 million
August 10, 2016	September 30, 2016	October 14, 2016	0.10	0.7 million
November 9, 2016	December 30, 2016	January 13, 2017	0.125	0.8 million
March 20, 2017	March 31, 2017	April 14, 2017	0.125	1.9 million

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Tax Receivable Agreement

Our purchase of Holdings LP Interests concurrent with our initial public offering, and the subsequent and future exchanges by holders of Holdings LP Interests for shares of our Class A common stock pursuant to the Exchange Agreement resulted in, and is expected to continue to result in, increases in our share of the tax basis of the tangible and intangible assets of Fifth Street Holdings, which will increase the tax depreciation and amortization deductions that otherwise would not have been available to us. These increases in tax basis and tax depreciation and amortization deductions are expected to reduce the amount of cash taxes that we would otherwise be required to pay in the future. As of June 30, 2017, we were party to the TRA with the TRA Recipients that requires us to pay them 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize (or, under certain circumstances, are deemed to realize) as a result of the increases in tax basis in connection with exchanges by the TRA Recipients described above and certain other tax benefits attributable to payments under the tax receivable agreement.

In connection with the exchange of Holdings LP Interests on January 4, 2017, we recorded a deferred tax asset in the amount of $30,599,203 and an additional payable to the TRA Recipients of $26,009,323 with a corresponding increase in additional paid-in capital of $4,589,880. As of June 30, 2017, payments due to the TRA Recipients under the TRA totaled $62,091,926, after this adjustment. See Recent Developments for a discussion of a potential waiver of a portion of the TRA obligations upon consummation of the Oaktree transaction.

In connection with the finalization of the 2014 tax returns in 2015, FSAM paid $340,713, representing the initial payment associated with the TRA liability. In connection with the finalization of the 2015 tax returns in October 2016, FSAM paid $1,969,958 to the TRA recipients. Within the next 12 month period, we expect to pay approximately $800,000 of the total amount of estimated TRA liability. Such amount was determined by estimating the amount of taxable income and specified deductions subject to the TRA which are expected to be realized by FSAM for the related tax year. These calculations are performed pursuant to the terms of the TRAs.

Off-Balance Sheet Arrangements

In the normal course of business, we may engage in off-balance sheet arrangements, including transactions in derivatives, guarantees, commitments, indemnifications and potential contingent repayment obligations.

Contractual Obligations, Commitments and Contingencies

There were no significant changes in contractual obligations, commitments and contingencies other than those noted elsewhere in this Form 10-Q. As of June 30, 2017, we did not have any unfunded capital commitments.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with GAAP. In applying many of these accounting principles, we need to make assumptions, estimates or judgments that affect the reported amounts of assets, liabilities, revenues and expenses in our consolidated financial statements. We base our estimates and judgments on historical experience and other assumptions that we believe are reasonable under the circumstances. These assumptions, estimates or judgments, however, are both subjective and subject to change, and actual results may differ from our assumptions and estimates. If actual amounts are ultimately different from our estimates, the revisions are included in our results of operations for the period in which the actual amounts become known. We believe the following critical accounting policies could potentially produce materially different results if we were to change underlying assumptions, estimates or judgments. See “Forward-Looking Statements.”

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Principles of Consolidation

The consolidated financial statements include the entities in which we, directly or indirectly, are determined to have a controlling financial interest under Accounting Standards Codification, or ASC, Topic 810 - Consolidations, or ASC 810, as amended by Accounting Standards Update, or ASU, No. 2015-02. Under the variable interest model, we determine whether, if by design, an entity has equity investors who lack substantive participating or kick-out rights. If equity investors do not have such rights, the entity is considered a variable interest entity, or VIE, and must be consolidated by its primary beneficiary. An enterprise is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as: (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The consolidation guidance requires an analysis to determine: (a) whether an entity in which we hold a variable interest is a VIE and (b) whether our involvement, through holding interests directly or indirectly in the entity, would give it a controlling financial interest. Performance of that analysis requires the exercise of judgment.

Under the consolidation guidance, we determine whether we are the primary beneficiary of a VIE at the time we become involved with a VIE and reconsider that conclusion continually. In evaluating whether we are the primary beneficiary, we evaluate our economic interests in the entity held either directly or indirectly by us. The consolidation analysis can generally be performed qualitatively; however, if it is not readily apparent that we are not the primary beneficiary, a quantitative analysis may also be performed. Investments and redemptions (either by us, affiliates of ours or third parties) or amendments to the governing documents of the respective investment funds could affect an entity’s status as a VIE or the determination of the primary beneficiary. At each reporting date, we assess whether we are the primary beneficiary and will consolidate or deconsolidate accordingly.

For equity investments where we do not control the investee, and where we are not the primary beneficiary of a variable interest entity, but can exert significant influence over the financial and operating policies of the investee, we follow the equity method of accounting. The evaluation of whether we exert control or significant influence over the financial and operational policies of its investees requires significant judgment based on the facts and circumstances surrounding each individual investment. Factors considered in these evaluations may include the type of investment, the legal structure of the investee, the terms and structure of the investment agreement, including investor voting or other rights, the terms of our investment advisory agreement or other agreements with the investee, any influence we may have on the governing board of the investee, the legal rights of other investors in the entity pursuant to the fund’s operating documents and the relationship between us and other investors in the entity.

Base Management Fees

Base Management Fees earned from our funds are generally based on a fixed percentage of gross or net asset value based on the governing documents for each respective fund. For purposes of calculating management fees, such funds’ investments are generally measured at fair value, and thus, management fee revenue is directly affected by significant estimates and assumptions used when determining the fair value of the underlying investments within the funds. These fair value measurements may vary depending on the valuation methodology that is used. See “— Fair Value Measurements” below for further discussion related to significant estimates and assumptions used for determining fair value of the underlying investments in our funds.

Part I Fees

Part I Fees earned from our funds are generally based on a fixed percentage of pre-incentive fee net investment income, which is calculated and paid quarterly, and subject to certain specified performance hurdles. Part I Fees are classified as management fees as they are predictable and are recurring in nature, are not subject to repayment (or clawback) and are generally cash-settled each quarter.

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Performance Fees

Performance fees are earned from the funds managed by us based on the performance of the respective funds. We have elected to adopt Method 2 of ASC Topic 605-20 Revenue Recognition for Revenue Based on a Formula. Under this method, we record revenue when we are entitled to performance-based fees, subject to certain hurdles or benchmarks. The performance fees for any period are based upon an assumed liquidation of the fund’s net assets on the reporting date, and distribution of the net proceeds in accordance with the fund’s income allocation provisions. The performance fees may be subject to reversal to the extent that the performance fees recorded exceed the amount due to the general partner or investment manager based on a fund’s cumulative investment returns. Part II Fees are calculated and payable in arrears as of the end of each fiscal year of the BDCs and equal 20% of the BDCs’ realized capital gains, if any, on a cumulative basis since inception, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. Accordingly, the amount recognized as performance fees reflects our share of the fair value gains and losses of the associated funds, and thus, are dependent on subjective judgments in determining the funds’ fair value measurements.

We may be required to return realized performance fees if such fund’s investment values decline below certain levels. When the fair value of a fund’s investments fall below certain return hurdles, previously recognized performance fees are reduced. In all cases, each fund is considered separately in that regard, and for a given fund, performance fees can never be negative over the life of a fund. Upon a hypothetical liquidation of a fund’s investments at the then current fair values, previously recognized and distributed performance fees would be required to be returned, and a liability would be established for the potential giveback obligation. Part I Fees are not subject to such provisions.

Equity Based Compensation

We account for stock-based compensation in accordance with ASC Topic 718 - Compensation – Stock Compensation. Under the fair value recognition provision of this guidance, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period.

We recognize expense related to equity-based compensation transactions in which we receive employee services in exchange for: (a) our equity instruments or (b) liabilities that are based on the fair value of our equity instruments. Equity-based compensation expense represents expenses associated with the: (i) granting of Part I Fee-sharing arrangements prior to the Reorganization; (ii) conversion of and acceleration in vesting of interests in the Predecessor in connection with the Reorganization; and (iii) the granting of restricted stock units, options to purchase Class A common shares and stock appreciation rights granted in connection with our initial public offering.

Effective January 1, 2016, we elected to early adopt ASU 2016-09. The impact of our adoption was limited to the accounting for forfeitures of certain stock based awards, which is adopted on a modified retrospective basis. Upon adoption, we no longer estimate forfeitures. Rather, we have elected to account for forfeitures as they occur.

The value of the award is amortized on a straight-line basis over the requisite service period is included within compensation and benefits (except for grants to non-employees which are included in general, administrative and other expenses) in our Consolidated Statements of Operations.

We record deferred tax assets or liabilities for equity compensation plan awards based on deductions for income tax purposes of stock-based compensation recognized at the statutory tax rate in the jurisdiction in which we are expected to receive a tax deduction.  In addition, differences between the deferred tax assets recognized for financial reporting purposes and the actual tax deduction reported on our income tax returns are recorded as an adjustment to the provision (benefit) for income taxes on the Consolidated Statements of Operations.

Fair Value Measurements

We elected the fair value option on all beneficial interests in CLOs and the MMKT Notes. Unrealized gains and losses resulting from changes in fair value of these instruments are reflected as a component of other income (expense) in the consolidated statements of operations. The fair value option permits the irrevocable election of fair value on an instrument-by-instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument. We believe that by electing the fair value option for these financial instruments, it provides consistent measurement with our peers in the asset management industry.

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The carrying amounts of cash, management and performance fees receivable from affiliates, prepaid expenses, due from/to affiliates, accounts payable and accrued expenses, accrued compensation and benefits, income taxes payable and dividend payable approximate fair value due to the immediate or short-term maturity of these financial instruments.

ASC Topic 820 - Fair Value Measurements and Disclosures, or ASC 820, defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available or reliable, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity. We engage an independent third party valuation firm to assist in the fair value measurement for our beneficial interest in CLOs.

Assets and liabilities recorded at fair value in our consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure fair value. Hierarchical levels, defined by ASC 820 and directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:

Level 1 - Unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

When a determination is made to classify a financial instrument within Level 3 of the valuation hierarchy, the determination is based upon the fact that the unobservable factors are the most significant to the overall fair value measurement. However, Level 3 financial instruments typically include, in addition to the unobservable or Level 3 components, observable components (that is, components that are actively quoted and can be validated by external sources).

When determining the fair value of our beneficial interests in CLOs, we utilize a discounted cash flow model that takes into consideration prepayment and loss assumptions, based on projected performance, economic factors, the characteristics and condition of the underlying collateral, comparable yields for similar securities and recent trading activity.

Derivative Instruments

Derivative instruments include warrant and swap contracts issued in connection with the RiverNorth settlement. The derivative instruments are not designated as hedging instruments under the accounting standards for derivative and hedging. All derivatives are recognized in Derivative Liabilities at fair value and are presented gross in the Consolidated Statements of Financial Condition with changes in fair value recorded in Unrealized Gain (Loss) on Derivatives in the accompanying Consolidated Statements of Operations. Upon settlement of the instrument, we recorded Realized Gain (Loss) on Derivatives in the Consolidated Statements of Operations.

Our derivative instruments contain credit risk to the extent that its counterparty may be unable to meet the terms of the agreements. Our derivative instruments also contain market risk in excess of the amounts reflected in the Consolidated Statements of Financial Condition based on future changes to underlying share prices. No collateral has been pledged and/or received with the counterparty, and our derivatives instruments are not subject to a master netting arrangement.

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Income Taxes

We account for income taxes under the asset and liability method prescribed by ASC Topic 740, Income Taxes. As a result of our acquisition of limited partnership interests in Fifth Street Holdings, we expect to benefit from amortization and other tax deductions reflecting the step-up in tax basis in the acquired assets. Those deductions will be used by us and will be taken into account in determining our taxable income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Management periodically assesses the recoverability of its deferred tax assets based upon expected future earnings, future deductibility of the asset and changes in applicable tax laws and other factors. If management determines that it is not probable that the deferred tax asset will be fully recoverable in the future, a valuation allowance may be established for the difference between the asset balance and the amount expected to be recoverable in the future. The allowance will result in a charge to our Consolidated Statements of Operations. Further, we record our income taxes receivable and payable based upon our estimated income tax liability.

Fifth Street Holdings complies with the requirements of the Internal Revenue Code that are applicable to limited partnerships, which allow for the complete pass-through of taxable income or losses to Fifth Street Holdings limited partners, including us, who are individually responsible for any federal tax consequences. Therefore, no federal tax provision is required in Fifth Street Holdings’ consolidated financial statements in the periods prior to November 4, 2014. Subsequent to our initial public offering, the tax provision includes the federal income tax obligation related to our allocated portion of Fifth Street Holdings’ income. Fifth Street Holdings is subject to certain state and local taxes and certain of its subsidiaries are subject to entity level taxes.

We recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

We recognize interest and penalties associated with tax matters such as franchise tax liabilities, if applicable, as general and administrative and other expenses.

Equity Method Investments

Investments over which we exercise significant influence, but which do not meet the requirements for consolidation, are accounted for using the equity method of accounting, whereby we record our share of the underlying income or losses of equity method investees. We did not elect the fair value option on our equity method investments.

Investments in equity method investees consists of our general partner interests in FSOF and investments in FSC and FSFR common stock. We exercise significant influence with respect to FSOF and the BDCs as a result of our management contracts with the affiliated fund and BDCs, and specifically with respect to the BDCs, our board of director representation.

Recent Accounting Pronouncements

See Note 2 to the consolidated financial statements for a description of recent accounting pronouncements, including those adopted during the three months ended June 30, 2017.

Recent Developments

Oaktree Asset Purchase Agreement

On July 13, 2017, FSM entered into the Asset Purchase Agreement by and among FSM, Oaktree, us (solely for the purposes set forth therein) and Fifth Street Holdings (solely for the purposes set forth therein).

At the closing of the transactions contemplated by the Asset Purchase Agreement, or the Closing, and upon the terms and subject to the conditions set forth therein, FSM will sell, convey, assign and transfer to Oaktree and Oaktree will purchase, acquire and accept from FSM all of FSM’s right, title and interest in specified business records with respect to FSM’s existing investment advisory agreements with each of FSC and FSFR for a purchase price of $320 million in cash. Oaktree will also acquire intellectual property used exclusively in these business records, and any goodwill associated with the investment advisory business conducted by FSM pursuant to these investment advisory agreements. The Asset Purchase Agreement also provides for the entry by Oaktree into new investment advisory agreements with each of FSC and FSFR. The shares of common stock of FSC and FSFR owned by Fifth Street Holdings and Mr. Leonard M. Tannenbaum are not included in the transaction.

The Asset Purchase Agreement contains various customary representations and warranties from each of FSM, Fifth Street Holdings, us and Oaktree. FSM has also agreed to various customary covenants, including conducting its business in the ordinary course and not engaging, or allowing its controlled affiliates to engage, in certain types of transactions during the period between the execution of the Asset Purchase Agreement and the Closing.

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We and FSM have also agreed not to permit any of our respective controlled affiliates to enter into or otherwise obtain any tail or similar insurance policy that provides for joint coverage of us and our affiliates, on the one hand, and any of FSC, FSFR or their respective affiliates, on the other hand, other than any such policy that limits coverage solely to claims arising from acts or occurrences taking place prior to the Closing in connection with or relating to the business and securities of the BDCs or investment advisory, administrative or other services provided by us or our controlled affiliates to or on behalf of the BDCs, subject to certain limitations. FSM and Fifth Street Holdings have agreed to reimburse to the BDCs a portion of the premium cost of any such policy in excess of $4.5 million at FSC and $1.5 million at FSFR.

FSM and Oaktree have agreed to use commercially reasonable efforts to facilitate (i) the appointment of Oaktree as the new investment adviser of each of the BDCs and the approval by the respective boards of directors of the BDCs of such appointment and recommendation to stockholders of each BDC that they vote to approve such investment advisory agreements, (ii) the appointment or election of five director nominees, or the New Director Nominees, to the board of directors of each of the BDCs and (iii) the calling of a special meeting of stockholders of each BDC to vote on and approve the actions described in the aforementioned clauses (i) and (ii). Each of FSM and Oaktree has also agreed to use commercially reasonable efforts to facilitate the BDCs’ preparation and filing of proxy materials in connection with such special meeting of stockholders and to share the cost of the first $1.5 million aggregate of such expenses together with our proxy solicitation expenses and filing fees under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. FSM will reimburse all other proxy expenses of the BDCs. Except in certain circumstances described in the Asset Purchase Agreement, FSM has agreed not to withdraw, modify or qualify its recommendation to the board of directors of each of FSC and FSFR in a manner adverse to Oaktree or otherwise make public statements contrary to such recommendation.

From and after the Closing, FSM and Fifth Street Holdings have agreed to indemnify Oaktree, its affiliates and its and their respective representatives, or the Buyer Indemnified Parties, from liability or losses resulting from (i) buyer specified losses, (ii) the breach of any covenant of FSM, us or Fifth Street Holdings in connection with the Asset Purchase Agreement and (iii) any excluded liability under the Asset Purchase Agreement, subject to a cap of $32 million and with sole recourse to a $32 million purchase price escrow. Oaktree may seek indemnification for attorneys’ fees and consequential damages within this cap up to an amount of $22 million. The Buyer Indemnified Parties’ right to such indemnification survives through December 20, 2019, after which time remaining amounts in the escrow account will be released to FSM.

FSM and Fifth Street Holdings have also agreed to indemnify each of FSC and its subsidiaries and FSFR and its subsidiaries against (i) all costs and out-of-pocket expenses incurred by the BDCs and their subsidiaries in connection with existing examinations and investigations by the SEC and (ii) related fees, fines, monetary penalties, deductibles and disgorgements ordered by the SEC to be paid by the BDCs, net of any disgorgements paid by FSM to the BDCs and insurance recoveries received by the BDCs, or BDC Net Losses. The primary source of recourse of SEC investigation-related costs and expenses is a $10 million purchase price escrow. Any SEC investigation-related costs and expenses in excess of $10 million and any BDC Net Losses may also be satisfied against the $35 million of shares of FSC common stock and $10 million of shares of FSFR common stock owned by Fifth Street Holdings and pledged pursuant to certain pledge agreements to be entered into at Closing by Fifth Street Holdings to secure any such indemnification obligations of FSM and Fifth Street Holdings relating to BDC Net Losses and certain SEC investigation-related legal costs and expenses. Oaktree’s right to such indemnification survives through the date that is 45 days after all SEC investigations have been settled or it is confirmed by the SEC that the BDCs are not under investigation (subject to extension for any pending claims against directors and officers of the BDCs where such directors remain entitled to indemnification coverage from the BDCs), after which time remaining amounts in the escrow will be released to FSM and the stock pledges will terminate.

From and after the Closing, Oaktree will indemnify FSM, us, Fifth Street Holdings and our respective affiliates and representatives, or, collectively, the Seller Indemnified Parties, from liability or losses arising out of or resulting from (i) any losses in connection with the costs and expenses incurred by the Seller Indemnified Parties in defending against claims arising after the Closing that relate to the investment advisory business acquired by Oaktree and (ii) the breach of any representation, warranty and covenant of Oaktree that is to be performed prior to the Closing.

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The Asset Purchase Agreement contains customary termination rights, including the right of either FSM or Oaktree to terminate the Asset Purchase Agreement if the Closing has not occurred on or prior to December 31, 2017 or if our stockholders have not approved the Asset Purchase Agreement prior to such date. Oaktree may also terminate the Asset Purchase Agreement following a change in our board of directors’ recommendation of the asset sale to Oaktree, a change in FSM’s recommendation to the stockholders of FSC and FSFR regarding approval of the proposed new investment advisory agreements with Oaktree and the election of the New Director Nominees to their respective boards of directors, or if FSM, we or Fifth Street Holdings, as applicable, materially breach our respective obligations to (i) file with the SEC a proxy statement for use in connection with the meeting of our stockholders and (ii) duly call, give notice of, convene and hold such meeting to vote on the approval of the Asset Purchase Agreement and the transactions contemplated thereby.

The Asset Purchase Agreement provides that FSM will reimburse Oaktree’s reasonable and documented transaction expenses up to a cap of $3.5 million if the Asset Purchase Agreement is terminated because either (x) we, Fifth Street Holdings or FSM have materially breached our representations, warranties or covenants in such a manner that the conditions to closing cannot be satisfied or (y) the Closing has not occurred on or prior to December 31, 2017 and, in either case, approval of our stockholders or the stockholders of FSC or FSFR had not been obtained. Further, if FSM had changed its recommendation to the stockholders of FSC and FSFR regarding approval of the proposed new investment advisory agreements with Oaktree and the election of the New Director Nominees to their respective boards of directors, then in lieu of such expense reimbursement, FSM will be required to pay Oaktree a termination fee of $9.2 million.

In addition, FSM must pay a $9.2 million termination fee to Oaktree if Oaktree terminates the Asset Purchase Agreement following a change in our board of director’s recommendation of the asset sale to Oaktree, a change in FSM’s recommendation to the stockholders of FSC and FSFR regarding approval of the proposed new investment advisory agreements with Oaktree and the election of the New Director Nominees to their respective boards of directors, or if FSM, we or Fifth Street Holdings, as applicable, materially breach certain obligations under the Asset Purchase Agreement. Finally, if the Asset Purchase Agreement is terminated because either (x) FSM has materially breached its representations, warranties or covenants in such a manner that the conditions to closing cannot be satisfied or (y) approval of our stockholders was not obtained on or prior to December 31, 2017 and, within 12 months of termination, we or our affiliates enter into a Competing Transaction (as defined in the Asset Purchase Agreement), which is subsequently consummated, then FSM must pay a $9.2 million termination fee to Oaktree (net of any prior expense reimbursement paid by FSM).

Consummation of the proposed transaction is subject to certain conditions, including the approval of the respective stockholders and boards of directors of us, FSC and FSFR. Further conditions include the absence of any law or order restraining the proposed transaction, the termination or expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, at least 75% of the members of the BDCs’ respective boards of directors not being “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of Oaktree or FSM, certain waivers and consents that have been obtained from lenders and joint venture partners to the BDCs remaining in full force and effect, no default occurring under specified debt facilities of the BDCs, the net asset value, or NAV, of each of FSC and FSFR not being less than 80% of the NAV for such BDC as of March 31, 2017, the election of the New Director Nominees to the board of directors of each of FSC and FSFR, no material adverse effect having occurred with respect to FSM’s business development company investment advisory business, the repayment in full of certain debentures by and between FSC and the U.S. Small Business Administration and obtaining a payoff letter with respect to the Amended Credit Facility (which will be paid off concurrently with the Closing).

On July 13, 2017, concurrently with the execution of the Asset Purchase Agreement, FSM entered into a letter agreement with Oaktree pursuant to which FSM agreed to reimburse up to $5 million of Oaktree’s transaction expenses incurred in connection with the negotiation, execution and delivery of the Asset Purchase Agreement and the performance by Oaktree of its obligations thereunder if, and at the time, the Closing occurs.

Concurrently with the execution of the Asset Purchase Agreement, we and Oaktree entered into a Noncompetition and Nonsolicitation Agreement, dated as of July 13, 2017, pursuant to which, for a period of three years following the date the Closing occurs, we agreed to specified restrictions on our ability to invest in debt or debt-like preferred equity where the investment opportunity being offered to all offerees exceeds $5 million (subject to certain exceptions). Such restrictions apply for 10 years with respect to investments in business development companies managed by Oaktree or any of its affiliates. We also agreed to restrictions on our ability to solicit for employment any full-time employees of Oaktree or advisors or consultants, who are engaged for a substantial portion of their time by Oaktree, for a period of 3 months after the date the Closing occurs.

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In connection with the transactions contemplated by the Asset Purchase Agreement, on July 13, 2017, we, Fifth Street Holdings, the TRA recipients, the Tannenbaum Family 2012 Trust, the Bernard D. Berman 2012 Trust and FSC CT II, Inc., entered into a Waiver and Termination of Tax Receivable Agreement, or the TRA Waiver, pursuant to which the TRA recipients agreed (i) to irrevocably waive any and all rights to receive tax benefit payments payable at any time under the Tax Receivable Agreement, dated as of October 29, 2014, or the TRA, by and among us, Fifth Street Holdings, the TRA recipients, the Tannenbaum Family 2012 Trust, the Bernard D. Berman 2012 Trust and FSC CT II, Inc., including any tax benefit payments that would result from the consummation of the transactions contemplated by the Asset Purchase Agreement other than certain payments accrued for the fiscal year ended December 31, 2016 that have not been paid and (ii) to release us and Fifth Street Holdings from our respective obligations under the TRA. Pursuant to the TRA Waiver, we, the Principals and Fifth Street Holdings also agreed that, effective upon the Closing, the TRA will automatically terminate without any further action required by any party to the TRA Waiver, and all rights and obligations of the parties thereto shall be immediately extinguished.

NewStar Financial Purchase Agreement

On July 1, 2017, Fifth Street Holdings entered into a purchase agreement, or the CLO Purchase Agreement, with New Star Financial. At the closing of the transactions contemplated thereby on July 20, 2017, NewStar Financial acquired 100% of the limited liability company interests of CLO Management, a wholly-owned subsidiary of Fifth Street Holdings and the collateral manager for CLO I and CLO II, each a collateralized loan obligation in the Company’s senior loan fund strategy, for an aggregate purchase price of $29.0 million less borrowings outstanding at CLO Management, subject to post-closing adjustments for working capital and transactions expenses, which resulted in an aggregate net purchase price of $15.3 million.

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Item 3. Quantitative and Qualitative Disclosures about Market Risk

Our primary exposure to market risk is related to our role as general partner or investment adviser to our funds, and to the sensitivity to movements in the fair value of the investments of such funds, including the effect on management fees and performance fees.

The market price of investments may significantly fluctuate during the period of investment. Investments may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of an investment may decline due to general market conditions that are not specifically related to such investment, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry.

Effect on Management Fees

Base management fees are generally based on a defined percentage of the value of our funds’ assets. Base management fees may be affected by changes in the market value of our funds’ underlying investments.

The overall impact of a short-term change in market value may be mitigated by a number of factors including, but not limited to, fee definitions that are not based on market value including invested capital and committed capital, market value definitions that exclude the impact of realized and/or unrealized gains and losses, market value definitions based on beginning of the period values or a form of average market value including daily, monthly or quarterly averages as well monthly or quarterly payment terms.

An incremental 10% change in fair value of the funds’ investments as of June 30, 2017 would have resulted in an increase of $0.9 million in base management fees for the six months ended June 30, 2017.

Effect on Performance Fees

Performance fees are based on certain specific hurdle rates as defined in the funds’ applicable investment management or partnership agreements. The performance fees for any period are based upon an assumed liquidation of the fund’s net assets on the reporting date, and distribution of the net proceeds in accordance with the fund’s income allocation provisions which can result in a performance-based fee to us, subject to certain hurdles and benchmarks. The performance fees may be subject to reversal to the extent that the performance fees recorded exceeds the amount due to the general partner or investment manager based on a fund’s cumulative investment returns.

Changes in the fair values of funds’ investments may materially impact performance fees depending on the respective funds’ performance relative to applicable hurdles or benchmarks. Based on an incremental 10% change in fair value of the funds’ investments as of June 30, 2017, there would be no material impact on performance fees for the six months ended June 30, 2017.

Effect on Other Income (Expense)

Other income (expense) includes unrealized gain (loss) from our beneficial interests in CLOs. Unrealized gain (loss) on beneficial interests in CLOs results from changes in fair value as well as the reversal of unrealized gain (loss) at the time the beneficial interests are realized. Assuming an incremental 10% change in fair value of our beneficial interests in CLOs as of June 30, 2017, we would record a $2.3 million increase to other income for the six months ended June 30, 2017.

Credit Risk

We are party to agreements providing for various financial services and transactions that contain an element of risk in the event that the counterparties are unable to meet the terms of such agreements. In such agreements, we depend on the respective counterparty to make payment or otherwise perform. We generally endeavor to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. In other circumstances, availability of financing from financial institutions may be uncertain due to market events, and we may not be able to access these financing markets.

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Interest Rate Risk

The funds we manage are subject to financial market risks, including changes in interest rates. Changes in interest rates may affect our funds’ costs of funding and their interest income from portfolio investments, cash and idle funds’ investments. Risk management systems and procedures at our funds are designed to identify and analyze our risk, to set appropriate policies and limits and to continually monitor these risks and limits by means of reliable administrative and information systems and other policies and programs. Investment income at our funds will be affected by changes in various interest rates, including LIBOR and prime rates, to the extent their debt investments include floating interest rates. In addition, investments of our BDCs are carried at fair value as determined in good faith pursuant to each BDC’s valuation policy and a consistently applied valuation process.

Our Credit Facility bears interest at a variable rate, and as such, we may be exposed to increased interest expense with higher market interest rates. A 1% increase in LIBOR would have resulted in an increase of $0.3 million in our interest expense for the six months ended June 30, 2017.

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Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as that term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosures. The design of any disclosure controls and procedures is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute, assurance of achieving the desired control objectives. Our management, with the participation of our principal executive officer and principal financial officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2017. Based upon that evaluation and subject to the foregoing, our principal executive officer and principal financial officer concluded that, as of June 30, 2017, as a result of the ongoing material weakness described below, the design and operation of our disclosure controls and procedures were not effective.

Material Weakness in Internal Control over Financial Reporting

Management previously identified a material weakness as of December 31, 2015, which remained as of June 30, 2017, that we did not maintain sufficient accounting resources with technical accounting knowledge, experience and training in the application of U.S. GAAP and for effective preparation and review of our financial statements. This material weakness did not result in a misstatement to the consolidated financial statements. However, this material weakness could result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Remediation of Material Weakness in Internal Control over Financial Reporting

With respect to the remediation of the material weakness related to maintaining sufficient accounting resources with technical accounting knowledge, we have added several senior experienced accounting and financial reporting personnel with higher levels of experience, engaged a nationally recognized public accounting firm to assist on technical accounting matters, outsourced certain accounting and operations activities and reallocated existing internal resources. Although we believe these measures have significantly improved our internal control processes specifically related to technical accounting knowledge, we still need to remediate the outstanding material weakness at our affiliated funds that operate in the same control environment before we can conclude that the material weakness is remediated.

Management is committed to improving our internal control processes and believes that the measures described above should be sufficient to remediate the identified material weakness and strengthen our internal control over financial reporting. Based on the steps we have taken to date and the anticipated timing of additional remediation measures and appropriate test work, we expect that the remediation of this material weakness will be completed prior to the end of calendar year 2017. We cannot assure you, however, that the steps taken will remediate such weaknesses, nor can we be certain of whether additional actions will be required or the costs of any such actions.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during the second fiscal quarter of 2017 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings

Although we may, from time to time, be involved in litigation arising out of our operations in the normal course of business or otherwise, we are currently not a party to any litigation proceedings. We were subject to the litigation proceedings described below and are currently subject to an SEC examination and investigation as described below.

FSC Class-Action Lawsuits

In October and November of 2015, the Company, its executive officers and FSC were named as defendants in three putative securities class-action lawsuits filed in New York and Connecticut federal courts (and later consolidated in New York). The lawsuits alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on behalf of a putative class of investors who purchased FSC common stock between July 7, 2014, and February 6, 2015. The lawsuits alleged in general terms that defendants engaged in a purportedly fraudulent scheme designed to artificially inflate the true value of FSC’s investment portfolio and investment income in order to increase the Company’s revenue. The plaintiffs sought compensatory damages and attorneys’ fees and costs, among other relief, but did not specify the amount of damages being sought. A lead plaintiff was selected in February 2016, a consolidated complaint similar to the original complaint was filed in April 2016, and a motion to dismiss the consolidated complaint was filed in May 2016. The parties agreed in July to settle the case for $14,050,000, with approximately 99% of the settlement amount to be paid from insurance coverage. Confirmatory discovery was completed in August, and the lead plaintiff filed the proposed settlement with the court in September. On November 9, 2016, the court authorized the parties to send notice to the class and scheduled a fairness hearing for February 16, 2017. No objections or opt-outs to the settlement were received by the deadline. The fairness hearing was held on February 16, 2017 and the proposed settlement was approved and paid. The litigation is now concluded.

FSAM Class-Action Lawsuits

The Company was named as a defendant in two putative securities class-action lawsuits filed by purchasers of the Company’s shares. The suits are related to the securities class actions brought by shareholders of FSC and described above.

The first lawsuit by the Company’s shareholders was filed on January 7, 2016, in the United States District Court for the District of Connecticut and was captioned Ronald K. Linde, etc. v. Fifth Street Asset Management Inc., et al., Case No. 1:16-cv-00025. The defendants were the Company, Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Steven M. Noreika, Wayne Cooper, Mark J. Gordon, Thomas L. Harrison, and Frank C. Meyer. The lawsuit asserted claims under §§ 11, 12(a)(2), and 15 of the Securities Act of 1933, as amended, or the Securities Act, on behalf of a putative class of persons and entities who purchased the Company’s common stock pursuant or traceable to the registration statement issued in connection with the Company’s initial public offering. The complaint alleged that the defendants engaged in a fraudulent scheme and course of conduct to artificially inflate FSC’s assets and investment income and, in turn, the Company’s valuation at the time of its initial public offering, thereby rendering the Company’s initial public offering Registration Statement and Prospectus materially false and misleading. The plaintiffs did not quantify their claims for relief.

On February 25, 2016, the court granted the Company’s unopposed motion to transfer the case to the United States District Court for the Southern District of New York, where the case could be coordinated as appropriate with the securities class actions filed by FSC shareholders. On April 22, 2016, the court appointed Kieran and Susan Duffy as lead plaintiffs and the law firm of Glancy Prongay & Murray LLP as lead counsel. Lead plaintiffs filed an amended complaint on June 13, 2016.

On March 7, 2016, the other putative class action by the Company’s shareholders was filed in the United States District Court for the Southern District of New York. The defendants were the same as in the Linde case, and the complaint was a virtual clone of the original Linde complaint. The Trupp plaintiff voluntarily dismissed her case before lead plaintiffs and lead counsel were appointed in the Linde case.

Following an agreed mediation, and as previously disclosed in the Company’s Form 8-K filed on August 4, 2016, the parties in the Linde case signed an agreement to settle the action for $9,250,000, which was covered by insurance proceeds. The proposed settlement was subject to lead plaintiffs’ completion of additional discovery and approval by the court after notice has been sent to the settlement class. Lead plaintiffs completed the additional discovery and decided to proceed with the proposed settlement. The parties submitted the proposed settlement to the court on September 23, 2016, and asked the court to enter an order certifying the putative class for settlement purposes, authorizing dissemination of notice of the settlement to potential class members, and scheduling a fairness hearing on the proposed settlement. On November 9, 2016, the court entered the proposed order and scheduled the fairness hearing for February 16, 2017. The fairness hearing was held on February 16, 2017 and the proposed settlement was approved. The litigation is now concluded.

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SEC Examination and Investigation

On March 23, 2016, the Division of Enforcement of the SEC sent document subpoenas and document preservation notices to us, FSC, FSCO GP LLC - General Partner of FSOF and FSFR. The subpoenas sought production of documents relating to a variety of issues, including those raised in an ordinary-course examination of Fifth Street Management by the SEC’s Office of Compliance Inspections and Examinations that began in October 2015, and in the FSC and FSAM securities class actions and FSC derivative actions discussed above. The subpoenas were issued pursuant to a formal order of private investigation captioned In the Matter of the Fifth Street Group of Companies, No. HO-12925, dated March 23, 2016, which addresses (among other things) (i) the valuation of FSC’s portfolio companies and investments, (ii) the expenses allocated or charged to FSC and FSFR, (iii) FSOF’s trading in the securities of publicly traded business development companies, (iv) statements to the Board, other representatives of pooled investment vehicles, investors, or prospective investors concerning the fair value of FSC’s portfolio companies or investments as well as expenses allocated or charged to FSC and FSFR, (v) various issues relating to adoption and implementation of policies and procedures under the Advisers Act, (vi) statements and/or potential omissions in the entities’ SEC filings, (vii) the entities’ books, records, and accounts and whether they fairly and accurately reflected the entities’ transactions and dispositions of assets, and (viii) several other issues relating to corporate books and records. The formal order cites various provisions of the Securities Act, the Exchange Act and the Advisers Act, as well as rules promulgated under those Acts, as the bases of the investigation. The subpoenaed Fifth Street entities are cooperating with the Division of Enforcement investigation, have been producing requested documents, and have been communicating with Division of Enforcement personnel.

Item 1A. Risk Factors

Our ability to pay regular dividends to our stockholders is currently restricted by the terms of our Credit Facility.

We have historically paid cash dividends to the holders of our Class A common stock on a quarterly basis. The Credit Facility, as amended and restated as of June 30, 2017, generally restricts the payment by Fifth Street Holdings of any dividends or distributions to the limited partners of Fifth Street Holdings, including FSAM, other than certain limited exceptions, including tax distributions.  As a holding company, we have no material net assets other than our ownership of partnership interests of Fifth Street Holdings and therefore have no independent means of generating revenue.  As a result, we are dependent on distributions from Fifth Street Holdings in order to make distributions to the holders of our Class A common stock.  We expect to be significantly limited in our ability to pay dividends unless and until our credit facility is refinanced, repaid or amended to permit for the payment of additional dividends to FSAM.  We cannot assure you that we will be able to refinance, repay or amend our Credit Facility on attractive terms on a timely basis, or at all.

Our activities to wind down FSOF may not be successful.

To enhance our liquidity position, we have begun the process of winding down FSOF and returning invested capital to investors.  We currently expect this wind-down to be completed during 2017, following which the investment management agreement with FSOF will be terminated.  We cannot assure you that any such sale or wind-down will be completed on a timely basis or attractive terms, or at all, or that such actions will improve our financial condition or results of operations.

Risks Related to the Oaktree Transaction

The announcement and pendency of the transactions contemplated by the Asset Purchase Agreement could adversely affect our business, financial condition and results of operations.

The announcement and pendency of the transactions contemplated by the Asset Purchase Agreement, dated as of July 13, 2017, by and among FSM, Oaktree, and, for certain limited purposes, us and Fifth Street Holdings (the “Asset Purchase Agreement”) could cause disruptions in and create uncertainty surrounding our business, which could have a significant negative impact on our future revenues and results of operations, regardless of whether the transactions contemplated by the Asset Purchase Agreement are completed. In particular, we could potentially lose important personnel as a result of the departure of employees who decide to pursue other opportunities in light of the proposed transaction, and we may have difficulty in hiring new employees to replace any departed employees. In addition, we have diverted, and will continue to divert, significant management resources towards the completion of the transactions contemplated by the Asset Purchase Agreement potentially to the detriment of ongoing management of our investment advisory business, which could have a significant negative impact on our future revenues and results of operations.

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As provided in the Asset Purchase Agreement, we are also subject to restrictions on the conduct of our business prior to the closing of the transaction contemplated by the Asset Purchase Agreement (the “Closing”), generally requiring us to conduct our business only in the ordinary course ordinary course and not engaging, or allowing our controlled affiliates to engage, in certain types of transactions during the period between the execution of the Asset Purchase Agreement and the Closing. These restrictions could prevent us from pursuing otherwise attractive business opportunities and may otherwise have a significant negative impact on our future revenues and results of operations.

We cannot assure you the transactions contemplated by the Asset Purchase Agreement will close.

The Closing is conditioned on, among other things: (i) the approval of a new investment advisory agreement between FSC and Oaktree by the stockholders of FSC; (ii) the approval of a new investment advisory agreement between FSFR and Oaktree by the stockholders of FSFR; (iii) the election to the board of directors of FSC of five new directors by FSC’s stockholders; (iv) the election to the board of directors of FSFR of five new directors by FSFR’s stockholders; (v) the approval of the transactions contemplated by the Asset Purchase Agreement by our stockholders; and (vi) the receipt of any required regulatory and other approvals. We cannot assure you of the timing of any assignment of the current investment advisory agreements with the BDCs and whether and when the new investment advisory agreement with Oaktree will be effective. Any failure of the Closing to occur could have a material adverse effect on our business, financial condition and results of operations.

The Asset Purchase Agreement contains provisions that could discourage or make it difficult for a third party to acquire us prior to the Closing.

The Asset Purchase Agreement severely limits our ability to pursue alternatives to the transactions contemplated by the Asset Purchase Agreement. We have agreed not to discuss competing proposals with, or solicit competing proposals from, third parties, subject to certain limited exceptions. The Board of Directors has the ability to change its recommendation of the asset sale to Oaktree in respect of a bona fide unsolicited written competing proposal that constitutes a superior proposal or in respect of intervening events not known to the Board of Directors prior to the execution of the Asset Purchase Agreement. In each such case, the Board of Directors must determine that the failure to do so would be inconsistent with its fiduciary duties under applicable law and we must comply with certain requirements to provide notice to Oaktree of such determination and provide Oaktree with the opportunity to revise the terms of the Asset Purchase Agreement. These provisions may discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of FSM’s asset management business from considering or proposing that acquisition even if it were prepared to pay higher consideration than that proposed in the Asset Purchase Agreement.

If the Closing does not occur, we may consider other strategic alternatives which are subject to risks and uncertainties.

If the Closing does not occur, our board of directors may review and consider various alternatives available to us, including, among others, continuing as a standalone public company with no further material changes to our business, other than the sale of CLO Management to NewStar Financial, or seeking an alternate transaction. These strategic or other alternatives available to us may involve various additional risks to our business, including, among others, distraction of our management team and associated expenses as described above in connection with the transactions contemplated by the Asset Purchase Agreement, and risks and uncertainties related to our ability to complete any such alternatives and other variables which may adversely affect our operations.

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We may be obligated to pay Oaktree a termination fee pursuant to the terms of the Asset Purchase Agreement.

The Asset Purchase Agreement provides that FSM will be required to pay Oaktree a termination fee of $9.2 million if the Asset Purchase Agreement is terminated following the occurrence of certain events as specified in the Asset Purchase Agreement. Any payment of this termination fee may have a material adverse effect on our business, financial condition and results of operations.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

In May 2015, our Board of Directors authorized a share repurchase program of up to $20.0 million of our Class A common stock. The share repurchase program was reauthorized in May 2016. The total number of shares repurchased under the program was 217,641 for total consideration of $1.8 million. For the six months ended June 30, 2017, FSAM did not make any repurchases under this program.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

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Item 6. Exhibits

The required exhibits are listed in the Exhibit Index and are incorporated herein by reference.

Exhibit			Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.1	Limited Guaranty and Contribution Agreement by and between Fifth Street Holdings L.P. and Leonard M. Tannenbaum, dated as of May 15, 2017	8-K	001-36701	10.1	May 17, 2017
10.2	Amended and Restated Credit Agreement dated as of June 30, 2017 among Fifth Street Holdings L.P., the guarantors party thereto, the lenders party thereto, Sumitomo Mitsui Banking Corporation, as administrative agent, and Cortland Capital Market Services LLC, as collateral agent.	8-K	001-36701	10.1	July 7, 2017
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002					X
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002					X
32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002					X
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002					X
101.INS	XBRL Instance Document					X
101.SCH	XBRL Taxonomy Extension Schema Document					X
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document					X
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document					X
101.LAB	XBRL Taxonomy Extension Label Linkbase Document					X
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document					X

† Management or compensatory agreement.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

By:	/s/ Leonard M. Tannenbaum
Leonard M. Tannenbaum
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Alexander C. Frank
Alexander C. Frank
Chief Operating Officer and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

Date: August 21, 2017

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EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Leonard M. Tannenbaum, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Fifth Street Asset Management Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 21, 2017

/s/ Leonard M. Tannenbaum
Leonard M. Tannenbaum
Chairman and Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Alexander C. Frank, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Fifth Street Asset Management Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 21, 2017

/s/ Alexander C. Frank
Alexander C. Frank
Chief Operating Officer and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 of Fifth Street Asset Management Inc. (the “Registrant”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leonard M. Tannenbaum, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

(i)             this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)          the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated as of this 21st day of August 2017.

/s/ Leonard M. Tannenbaum
Name: Leonard M. Tannenbaum
Title: Chairman and Chief Executive Officer (Principal Executive Officer)

EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 of Fifth Street Asset Management Inc. (the “Registrant”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alexander C. Frank, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

(i)             this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)          the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated as of this 21st day of August 2017.

/s/ Alexander C. Frank
Name: Alexander C. Frank
Chief Operating Officer and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

Exhibit G

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FIFTH STREET ASSET MANAGEMENT INC.

The undersigned, for the purposes of amending and restating the Certificate of Incorporation of Fifth Street Asset Management Inc., a Delaware corporation (the “Corporation”), as heretofore amended, supplemented and restated, does hereby certify that:

I.	On May 8, 2014, the Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware, thereby causing the Corporation to become organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”).

II.	On October 3, 2014, the Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation and by the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

III.	This Second Amended and Restated Certificate of Incorporation of the Corporation (this “Second Amended and Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation and by the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

IV.	The text of the Certificate of Incorporation of the Corporation, as heretofore amended, supplemented and restated, is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is: Fifth Street Asset Management Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, New Castle County. The name of the Corporation’s registered agent at such address is The Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

Section 4.1           Authorized Capital Stock.

The aggregate number of shares that the Corporation shall have authority to issue is 555,000,000 shares consisting of:

1.          500,000,000 shares of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”);

2.          50,000,000 shares of Class B Common Stock, $0.01 par value per share (the “Class B Common Stock” and together with the Class A Common Stock , the “Common Stock”); and

3.          5,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”).

Upon filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each then-outstanding three shares of Common Stock (“Old Common Stock”) were automatically converted into one validly issued, fully paid and non-assessable shares of Class A Common Stock without any further action by the Corporation or the holder of such shares of Old Common Stock (the “Common Stock Reverse Split”). Each stock certificate representing shares of Old Common Stock represents a number of shares of Class A Common Stock equal to the same number of shares of Old Common Stock previously represented by such stock certificate, divided by three and rounded down to the nearest whole number; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of whole shares of Class A Common Stock to which such person is entitled as a result of the Common Stock Reverse Split based on the aggregate number of shares of Old Common Stock held by such person. No fractional interest in a share of Class A Common Stock shall be deliverable upon the Common Stock Reverse Split. Stockholders who otherwise would have been entitled to receive any fractional interest in a share of Class A Common Stock, in lieu of receipt of such fractional interest, shall be entitled to receive from the Corporation an amount in cash equal to the fair value of such fractional interest as of the Effective Time. All share numbers, dollar amounts and other provisions set forth herein give effect to the Common Stock Reverse Split.

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Section 4.2           Class A Common Stock and Class B Common Stock.

1.          Voting.

(i)          Except as otherwise expressly required by law or provided in this Second Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation.

(ii)         At each annual or special meeting of stockholders, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each share of the Class A Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

(iii)        At each annual or special meeting of stockholders, each holder of record of shares of Class B Common Stock on the relevant record date shall be entitled to cast five (5) votes in person or by proxy for each share of the Class B Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

(iv)        Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

(v)         Any amendment to this Second Amended and Restated Certificate of Incorporation that would alter or change the powers, preferences or special rights of the holders of shares of Class A Common Stock or the Class B Common Stock so as to affect them adversely must be approved by a majority of the votes entitled to be cast by the holders of shares of the class affected by the amendment, voting as a separate class. Any amendment to this Second Amended and Restated Certificate of Incorporation to increase or decrease the authorized shares of Class A Common Stock or Class B Common Stock must be approved by a majority of the votes entitled to be cast by the holders of shares of the class affected by the amendment, voting as a separate class.

2.          Dividends. Subject to any other provisions of this Second Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Class A Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, such dividends and other distributions in cash, stock, or property of the Corporation when, as, and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. Dividends consisting of shares of Class A Common Stock may be paid only to holders of shares of Class A Common Stock and only proportionally with respect to each outstanding share of Class A Common Stock. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, holders of shares of Class B Common Stock shall not be entitled to receive any dividends or distributions.

3

3.          Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, after payments to creditors and to the holders of any Preferred Stock that may at the time be outstanding, the holders of shares of Class B Common Stock shall be entitled to receive an amount per share of Class B Common Stock equal to the par value thereof, following which the holders of shares of Class A Common Stock shall be entitled to receive all remaining assets and funds of the Corporation available for distribution in proportion to the number of shares held by them.

4.          Retirement of Class B Common Stock. In the event that any outstanding share of Class B Common Stock shall cease to be held by a holder of a Holdings LP Interest, such share shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be transferred to the Corporation for no consideration and thereupon shall be retired.

5.          No Preemptive or Subscription Rights. No holder of shares of Class A Common Stock or Class B Common Stock shall be entitled to preemptive or subscription rights.

Section 4.3           Preferred Stock.

Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock in one or more series and in connection therewith to fix by resolution providing for the issue of any such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the DGCL. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i)          the designation of the series, which may be by distinguishing number, letter or title;

(ii)         the number of shares of the series, which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding);

(iii)        whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(iv)        dates at which dividends, if any, shall be payable;

(v)         the redemption rights and price or prices, if any, for shares of the series;

4

(vi)        the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)       the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii)      whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(ix)         restrictions on the issuance of shares of the same series or of any other class or series;

(x)          the voting rights, if any, of the holders of shares of the series; and

(xi)         such other powers, privileges, preferences and rights, and qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1           Management of the Corporation.

Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 5.2           Number of Directors.

The number of directors that shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

Section 5.3           Election and Term of Office.

The directors shall be elected in accordance with the procedures set forth in the Bylaws of the Corporation (the “Bylaws”), as permitted by law. Each director shall serve for a term ending on the date of the first annual meeting of stockholders following the annual meeting at which such director was elected. The directors shall be elected and shall hold office only in this manner, except as expressly provided in Section 4 and Section 5 of this Article V. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

5

Section 5.4           Newly Created Directorships and Vacancies.

Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from expansion of the Board of Directors, death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill vacancies shall have the same remaining term as that of his or her predecessor.

Section 5.5           Removal of Directors.

Directors may be removed from office with or without cause and, in addition to any vote required by law, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class, shall be required to effect such removal.

Section 5.6           Rights of Holders of Preferred Stock.

Notwithstanding the provisions of this Article V, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in this Second Amended and Restated Certificate of Incorporation or the certificate of designation governing such series.

ARTICLE VI

ANNUAL MEETING

The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board of Directors in its sole and absolute discretion, including, without limitation, by remote electronic communication technology.

ARTICLE VII

BYLAWS

The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the DGCL or this Second Amended and Restated Certificate of Incorporation. Notwithstanding the foregoing and anything contained in this Second Amended and Restated Certificate of Incorporation to the contrary, the Bylaws shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

6

ARTICLE VIII

LIMITATION OF LIABILITY

To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader director protection rights than permitted prior thereto), no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

INDEMNIFICATION

The Corporation shall indemnify its directors to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader protection rights than permitted prior thereto), and such right to indemnification shall continue as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, that, except for proceedings to enforce rights and indemnification, the Corporation shall not be obligated to indemnify any director (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented by the Board of Directors. The right to indemnification conferred by this Article IX shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to officers, employees and agents of the Corporation similar to those conferred in this Article IX to the Board of Directors.

The rights to indemnification and to the advancement of expenses in this Article IX shall not be exclusive of any other right which nay person may have or hereafter acquire under this Second Amended and Restated Certificate of Incorporation, as amended from time to time, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

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ARTICLE X

PLACE OF STOCKHOLDER MEETINGS; BOOKS AND RECORDS

Meetings of stockholders may be held within or without the State of Delaware, as the Board of Directors or the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE XI

ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS; ADVANCE NOTICE

Section 11.1         Action by Written Consent.

Any action required or permitted to be taken by stockholders of the Corporation may be taken without a meeting of such stockholders, without prior notice and without a vote of such stockholders, if written consents, setting forth the action so taken, shall be (i) signed by such stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of such stockholders at which all voting shares of the Corporation entitled to vote thereat are present and vote and (ii) delivered to the principal executive office of the Corporation, to an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders of the Corporation are recorded. Such delivery shall be made by hand or by certified or registered mail, with return receipt requested. Prompt written notice of the taking of corporate action without a meeting of stockholders of the Corporation by less than unanimous written consent of such stockholders shall, to the extent required by applicable law, be given to the stockholders of the Corporation who have not consented in writing and who, if the action had been taken at a meeting of such stockholders, would have been entitled to notice of such meeting if the record date for such notice had been the date that written consents signed by a sufficient number of stockholders of the Corporation to take such action were delivered to the Corporation.

Section 11.2         Special Meetings.

Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, by a resolution duly adopted by the Board of Directors, or by holders of more than 50% of the combined voting power of our common stock upon 10 days’ notice, and the ability of the stockholders to call a special meeting is otherwise hereby specifically denied. The Board of Directors may cancel, postpone or reschedule any special meeting previously scheduled by the Board of Directors at any time, before or after the notice for such meeting has been sent to the stockholders. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

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Section 11.3         Advance Notice.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE XII

SEVERABILITY

If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XIII

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition, the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with Article V, Article VII, Article XI or this Article XIII of this Second Amended and Restated Certificate of Incorporation.

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IN WITNESS WHEREOF, said Fifth Street Asset Management Inc. has caused this Second Amended and Restated Certificate of Incorporation to be executed by Kerry S. Acocella, its Secretary, this [●] day of [●], 2017.

Kerry S. Acocella
Secretary

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PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION FIFTH STREET ASSET MANAGEMENT INC. SPECIAL MEETING OF STOCKHOLDERS – [•] [•], 2017 PROXY CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Kerry S. Acocella and Alexander C. Frank, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to the Special Meeting of Stockholders of Fifth Street Asset Management Inc., a Delaware corporation (the “Company”), to be held at the Courtyard Rye, 631 Midland Avenue, Rye, New York 10580, on [•] [•], 2017 at [•] a.m. local time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting. THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3, EACH AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. Address changes/comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

The Board of Directors recommends a vote FOR the following proposal. Proposal 1: Approval of the Asset Purchase Agreement and the Transactions Contemplated Thereby To approve the Asset Purchase Agreement and transactions contemplated thereby. Please mark your votes like this The Board of Directors recommends a vote FOR the following proposal. Proposal 3: Approval of the Amended and Restated Charter To approve the Amended and Restated Charter, which will permit Company stockholders, by written consent, to take any action required or permitted to be taken by them without a meeting of Company stockholders. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. The Board of Directors recommends a vote FOR the following proposal. Proposal 2: Adjournment of the Special Meeting To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. Please indicate if you plan to attend this meeting. Yes No PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE. Date: Signature Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) CONTROL NUMBER Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Shares on the Internet: Go to www.AALVote.com/FSAM Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Shares by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your Shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Shares by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.